Exhibit 10(h)

                             DATED 30th March, 1990
                             ----------------------


                                 THE GENERATORS
                                  named herein

                                     - and -

                                  THE SUPPLIERS
                                  named herein

                                     - and -

               ENERGY SETTLEMENTS AND INFORMATION SERVICES LIMITED
                       as Settlement System Administrator

                                     - and -

                    ENERGY POOL FUNDS ADMINISTRATION LIMITED
                           as Pool Funds Administrator

                                     - and -

                          THE NATIONAL GRID COMPANY plc
                as Grid Operator and Ancillary Services Provider

                                     - and -

                               SCOTTISH POWER plc
                                       and
                     ELECTRICITE DE FRANCE, SERVICE NATIONAL
                         as Externally Connected Parties

                                     - and -

                                THE OTHER PARTIES
                                  named herein

                                     - and -

                           THE METER OPERATOR PARTIES
                                  named herein

          -------------------------------------------------------------

                        POOLING AND SETTLEMENT AGREEMENT
                     for the Electricity Industry in England
                        and Wales dated 30th March, 1990
                       (as amended as at 15th April, 1999)
          -------------------------------------------------------------

                                    CONTENTS

                                                                            Page

PART I: PRELIMINARY                                                            3

1. Definitions and Interpretation                                              3

2. The Effective Date                                                         72

3. Additional Parties                                                         72

PART II: OBJECTS, REVIEW AND PRIORITY                                         77

4. Objects and Purpose of the Agreement                                       77

5. Transitional Arrangements and Reviews                                      77

6. Entrenched Provisions, Inconsistencies and Conflicts                       85

PART III: POOL MEMBERSHIP AND GENERAL MEETINGS                                94

7. Introduction                                                               94

8. Pool Membership                                                            95

9. General Meetings                                                          103

10. Proceedings at General Meetings                                          107

11. Voting                                                                   109

12. Proxies                                                                  117

13. Matters Reserved to the General Meeting: Class Rights                    119

PART IV: THE EXECUTIVE COMMITTEE                                             124

14. Establishment of the Executive Committee                                 124

15. Membership of the Executive Committee                                    124

16. Pool Chairman                                                            133

17. Chief Executive, Secretariat and Secretary                               137

18. Proceedings of the Executive Committee                                   139

19. Conduct of Executive Committee Meetings                                  141

                                                                            Page

20. Delegation                                                               143

21. [Not used]                                                               145

22. Voting                                                                   145

23. Committee Members' Responsibilities and Protections;
    Pool Member Representation                                               148

24. Powers of the Executive Committee                                        151

PART V: LIMITATION OF LIABILITY                                              154

25. Limitation of Liability                                                  154

PART VI: THE SETTLEMENT SYSTEM ADMINISTRATOR                                 156

26. Appointment                                                              156

27. [Not used]                                                               156

28. [Not used]                                                               156

PART VII: THE SETTLEMENT SYSTEM ADMINISTRATOR'S
RESPONSIBILITIES                                                             157

29. Responsibilities                                                         157

30. [Not used]                                                               158

31. [Not used]                                                               158

32. [Not used]                                                               158

33. [Not used]                                                               158

34. Costs, Fees and Expenses                                                 159

34A. Second Tier System Charges                                              159

PART VIII: THE SETTLEMENT SYSTEM AND COMPUTER
OPERATIONS                                                                   160

35. Development of the Settlement System                                     160

36. Change Management                                                        162

                                                                            Page

37. Software                                                                 162

38. [Not used]                                                               163

39. [Not used]                                                               163

40. [Not used]                                                               163

41. Notification of Defects by Pool Members                                  163

42. [Not used]                                                               163

43. [Not used]                                                               163

44. [Not used]                                                               163

45. Escrow Arrangements                                                      163

46. [Not used]                                                               166

PART IX: THE POOL AUDITOR AND SCHEDULING AND
DESPATCH REVIEWS                                                             167

47. The Pool Auditor and Scheduling and Despatch Reviews                     167

48. Audit Instructions                                                       169

PART X: THE GRID OPERATOR'S RESPONSIBILITIES                                 175

49. Responsibilities                                                         175

50. Standard of Care                                                         175

PART XI: ANCILLARY SERVICES AND THE ANCILLARY
SERVICES PROVIDER                                                            179

51. Ancillary Services                                                       179

51A  Transmission Services                                                   186

51B Energy Uplift and Transmission Losses Scheme 2                           186

51C Obligatory Reactive Power Service                                        189

PART XII                                                                     190

[Not used]                                                                   190

                                                                            Page

PART XIII: RISK MANAGEMENT SCHEME                                            191

53. Application                                                              191

54. Scheme Admission Conditions                                              192

55. Rights and Obligations of Pool Members                                   192

56. Review                                                                   193

PART XIV: FUEL SECURITY                                                      195

57. [Not used]                                                               195

58. Payment Instructions                                                     195

59. Record Keeping and Payments                                              196

PART XV: STAGE 1 METERING                                                    198

60. Stage 1 Metering                                                         198

PART XVI: POOL CIVIL EMERGENCIES                                             215

61. Pool Civil Emergencies                                                   215

PART XVII: TRADING SITE                                                      226

62. Trading Site                                                             226

PART XVIII: THE POOL FUNDS ADMINISTRATOR,
BILLING AND SETTLEMENT                                                       227

63. The Pool Funds Administrator                                             227

64. Procedures Manual                                                        231

65. Billing and Settlement                                                   232

PART XIX: DEFAULT, TERM AND TERMINATION                                      233

66. Default                                                                  233

67. Term and Termination                                                     238

                                                                            Page

PART XX: CONFIDENTIALITY                                                     240

68. Confidentiality for NGC and its Subsidiaries                             240

69. Confidentiality (other than for NGC, its Subsidiaries
    and Pool Agents)                                                         244

70. Confidentiality for Pool Agents                                          247

71. The Executive Committee and Confidentiality                              247

71A. General Disclosure                                                      248

71B. General Confidentiality Provisions                                      248

PART XXI: THE PARTICIPATION OF NGC                                           250

72. The Participation of NGC                                                 250

73. [Not used]                                                               250

PART XXII: MISCELLANEOUS                                                     251

74. Force Majeure                                                            251

75. Notices                                                                  252

76. Assignment                                                               253

77. Counterparts                                                             253

78. Waivers; Remedies Not Cumulative                                         253

79. Severance of Terms                                                       254

80. Entire Agreement                                                         254

81. Language                                                                 255

82. Restrictive Trade Practices Act 1976                                     255

83. Arbitration                                                              255

84. Jurisdiction                                                             257

85. Governing Law                                                            257

                                    SCHEDULES

                                                                            Page

1. The Founder Generators                                                    258

2. The Founder Suppliers:                                                    260

           Part A: Public Electricity Suppliers                              260

           Part B: Second Tier Suppliers                                     262

           Part C: Others                                                    263

3. Form of Accession Agreement                                               264

4. Terms of Engagement of the Settlement System Administrator                266

   Appendix to Schedule 4: The Services                                      313

           Part A: Preliminary                                               313

           Part B: The Services                                              319

           Part C: New Requirements                                          325

           Part D: Variation Mechanics                                       328

           Part E: Ordering Services: General Provisions                     331

           Part F: Ordering Services: Specific Provisions                    338

           Part G: Charges for Services: General Principles                  340

           Part H: Charges for Services: Exceptional Items                   348

           Part I: Deferred Settlement Project Expenditure                   352

           Part J: Cost Recovery                                             354

           Part K: Allocation of Charges                                     359

5. [Not used]                                                                365

6. [Not used]                                                                366

                                                                            Page

7. Form of Escrow Agreement                                                  367

           Schedule A: Details of the Pooling and
                            Settlement Arrangements                          374

           Schedule B: The Material                                          376

           Schedule C: The Custodian's Fees                                  381

8. Performance Assurance Board                                               383

           Part 1: Interpretation                                            383

           Part 2: The Performance Assurance Board                           383

           Part 3: The Performance Assurance Administrator                   388

           Part 4: Limitation of Liability                                   388

           Part 5: Disapplication Provisions                                 389

9. The Pool Rules                                                            390

10. [Not used]                                                               391

11. Billing and Settlement                                                   392

            Part 1: Preliminary                                              392

            Part 2: Establishment of Systems                                 394

            Part 3: Security Cover and Credit Monitoring                     410

            Part 4: Billing and Payment Procedures                           417

                     Annex 1: Form of Advice Note                            448

                     Annex 2: Form of Confirmation Notice                    449

                     Annex 3: Part 1: Form of Settlement
                                          Account Designation                450

                              Part 2: Form of Change of Settlement
                                          Account                            451

                     Annex 4: Form of Letter of Credit                       452

                                                                            Page

12. Transitional Arrangements                                                453

13. Contributory Shares                                                      460

14. Not used                                                                 465

15. The Pool Funds Administrator's Contract                                  466

            Annex 1: PFA Budget for the 1998 PFA
                         Accounting Period                                   500

            Annex 2: [Not used]                                              502

            Annex 3: Pro-forma Statement of Costs and Fees                   503

            Annex 4: Existing Funds Transfer Software                        507

                     Part 1: Beneficially Owned                              507

                     Part 2: Licensed                                        508

            Annex 4A: Existing Funds Transfer 1998 Software                  511

            Annex 5: Escrow Arrangements                                     515

16. Matters requiring Consent of the Settlement System
    Administrator                                                            517

17. Trading Sites                                                            519

            Part A: General                                                  519

            Part B: Procedures                                               519

            Part C: Trading Site Applications                                521

            Part D: Additional Provisions                                    522

18. The Ancillary Services Accounting Procedure524

            Annex: Part 1: ASP Budget for the First
                               Accounting Period                             529

                      Part 2: Pro-forma Statement of Costs                   530

                      Part 3: Pro-forma Statement of Charges                 531

                                                                            Page

19. Objective and Scope of the Scheduling and Despatch Review                532

20. Accountable Interest                                                     534

21. Meter Operators for Stage 1                                              536

            Part 1: Preliminary                                              536

            Part 2: Admission, Resignation and Removal                       542

            Part 3: Meter Operator's Responsibilities                        554

            Part 4: Rights and Responsibilities relating to the
                        Settlement System Administrator                      560

            Part 5: Codes of Practice and Dispensations                      562

            Part 6: Further Rights of Operators                              566

            Part 7: Failure to Comply and Disputes                           569

            Part 8: Limitation of Liability                                  571

            Part 9: Access                                                   573

            Part 10: Communications Equipment                                579

            Part 11: Transitional Arrangements                               583

            Part 12: Incorporation of other provisions of
                       this Agreement                                        584

            Part 13: Unmetered Supplies                                      585

                     Annex 1: Form of Meter Operator Party
                                  Admission Application                      586

                     Annex 2: Form of Meter Operator Party
                                  Resignation Notice                         588

                     Annex 3: Form of Meter Operator Party
                                  Accession Agreement                        590

                     Annex 4: [Not used]                                     593

                     Annex 5: Non-Exhaustive Diagrammatic
                                  Representations of Metering Systems        594

                                                                            Page

22. 1998 Programme Funding and Cost Recovery                                 605

23. Scottish Settlements                                                     623

24. Implementation of the 1998 Trading Arrangements                          639

25. Accreditation                                                            644

            Part 1: Interpretation                                           644

            Part 2: Accreditation and the Performance Assurance
                      Board                                                  644

            Part 3: The Certification Agent                                  646

            Part 4: The Certification Process and Accreditation
                      Process                                                648

            Part 5: Accredited Person's Responsibilities                     652

            Part 6: Derogations                                              654

            Part 7: Limitation of Liability                                  655

            Part 8: Disapplication Provisions                                655

26. Supplier Responsibilities                                                656

    Appendix: Menu of Supplier Charges and Performance Levels                674

            Part 1: General                                                  674

            Part 2: Performance Levels                                       675

            Part 3: Charges                                                  683

            Part 4: Timing of Commencement of Charges                        690

            Part 5: Review                                                   691

27. PES Responsibilities                                                     692

28. Stage 2 Metering                                                         694

            Part 1: Introduction                                             694

            Part 2: Metering and Communications Equipment                    695

                                                                            Page

            Part 3: Installation and Maintenance of
                     Metering Equipment                                      697

            Part 4: Codes of Practice and Dispensations                      701

            Part 5: Disputes                                                 703

            Part 6: Meter Inspections and Readings                           705

            Part 7: Access                                                   705

29. Unmetered Supplies                                                       710

30. Pool Agents                                                              714

            Part 1: General                                                  714

            Part 2: Initial Settlement and Reconciliation Agent              715

            Part 3: Profile Administrator                                    718

            Part 4: Teleswitch Agent                                         721

31. Collection of Charges                                                    725

            Part 1: General                                                  725

            Part 2: ERS Charges                                              725

            Part 3: Collection and Payment of Supplier Charges               731

            Part 4: Recovery of Operational Costs                            735

            Part 5: Miscellaneous Settlement Charges                         743

32. Master Registration Agreement                                            746

            Annex: Pool Requirements for the MRA                             750

33. Poolit Limited                                                           751

            Annex 1: Completion                                              764

            Annex 2: Limitations on Dealings                                 766

            Annex 3: Form of New Articles                                    768

34. Poolserco Limited                                                        778

            Annex 1: Completion                                              790

            Annex 2: Limitations on Dealings                                 792

            Annex 3: Form of New Articles                                    794

            Annex 4: Form of Poolserco Business Plan                         805

35. GOAL                                                                     806

            Appendix                                                         844

            Appendix 2: Principles applying to SAV Licences                  845

            Appendix 3: Form of GOAL Escrow Agreement                        852

            Appendix 4: Principles applying to Type 1
                              Support and Maintenance Agreement              863

            Appendix 5: Form of Pool Member
                              Confidentiality Agreement                      865


                                Slaughter and May

THIS AGREEMENT is made on 30th March, 1990

BETWEEN:-

(1) THE PERSONS whose names, registered numbers and registered or principal offices are set out in Schedule 1;

(2) THE PERSONS whose names, registered numbers and registered or principal offices are set out in Parts A and B of Schedule 2;

(3) ENERGY SETTLEMENTS AND INFORMATION SERVICES LIMITED (registered number 2444282) whose registered office is situate at Fairham House, Green Lane, Clifton, Nottingham NG11 9LN as Settlement System Administrator;

(4) ENERGY POOL FUNDS ADMINISTRATION LIMITED (registered number 2444187) whose registered office is situate at 185 Park Street, London SE1 9DY as Pool Funds Administrator;

(5) THE NATIONAL GRID COMPANY plc (registered number 2366977) whose registered office is situate at National Grid House, Kirby Corner Road, Coventry CV4 8JY as Grid Operator and Ancillary Services Provider;

(6) SCOTTISH POWER plc (registered number 117120) whose principal office is situate at 1 Atlantic Quay, Glasgow G2 8SP, Scotland as an Externally Interconnected Party;

(7) ELECTRICITE DE FRANCE, SERVICE NATIONAL whose principal office is situate at 3 Rue de Messine, 75008 Paris, France as an Externally Interconnected Party; and

(8) THE OTHER PARTIES whose names, registered numbers and registered or principal offices are set out in Part C of Schedule 2.

WHEREAS:-

(A) it is a Condition of the NGC Transmission Licence that, subject to its removal or resignation as Settlement System Administrator hereunder, NGC shall implement, maintain and operate a settlement system which will provide inter alia for the calculation of any payments which become due to or owing by Authorised Electricity Operators in respect of sales and purchases of electricity under the terms of this Agreement and such Licence further provides that NGC may comply with its said obligations by participation in this Agreement in the manner provided in such Licence;

(B) it is a Condition of the Generation Licence granted to each of the Founder Generators in England and Wales requiring such a Licence that the licensee shall be a party to and a pool member under, and shall comply with the provisions of, this Agreement insofar as the same shall apply to it in its capacity as a party to this Agreement and/or as a pool member being a generator of electricity as the case may be;

(C) it is a Condition of the PES Licence granted to each of the Founder Suppliers whose names are set out in Part A of Schedule 2 that the licensee shall be a pool member under, and comply with the provisions of, this Agreement;

(D) it is a Condition of the Second Tier Supply Licence granted to each of the Founder Suppliers whose names are set out in Part B of Schedule 2 that the licensee shall be a pool member under, and comply with the provisions of, this Agreement insofar as the same shall apply to it in its capacity as a private electricity supplier (as that expression is defined in section 17(1) of the Act);

(E) this Agreement sets out, inter alia, the rules and procedures for the operation of an electricity trading pool and for the operation of a settlement system (including the calculation of payments due) and in compliance with the conditions of their respective Licences those parties subject to such conditions have agreed to become parties hereto with the intent that this Agreement shall be and shall remain approved by the Director;

(F) in addition to the rules and procedures set out herein, payments to the Grid Operator connected with the Transmission Services Activity (as that term is defined in the Transmission Licence) are dealt with pursuant to specific arrangements between the Grid Operator and certain parties to this Agreement; and

(G) in relation to this Agreement each of the Secretary of State and the Director enjoys the rights, powers and authorities conferred upon him inter alia by the Act and the Licences.

NOW IT IS HEREBY AGREED as set out on the following pages of this Agreement.

                                     PART I

                                   PRELIMINARY

1.        DEFINITIONS AND INTERPRETATION

1.1 Definitions: In this Agreement (including the Recitals and the Schedules), except where the context otherwise requires:-

          "100kW Premises" means:-

          (i) any premises where the average of the maximum monthly electrical demands in the three months of highest maximum demand in any period of twelve consecutive months commencing on or after 1st January, 1993 exceeds 100kW; or

          (ii) any premises where the Profile of a Customer's electrical demand implies an average of the maximum monthly electrical demands in the three months of highest maximum demand in any period of twelve consecutive months commencing on or after 1st January, 1993 exceeding 100kW; or

          (iii) any premises where the electrical supply to a Stage 1 Customer is measured by one or more Stage 1 Metering Systems; or

          (iv) an Unmetered Supply where the relevant PES has agreed that the maximum demand is above 100kW; or

          (v) any premises which are for the time being declared by a Supplier in accordance with the relevant Agreed Procedure to have a maximum demand in excess of 100kW,

          in each case for so long as the premises or, as the case may be, the supply continues to fulfil one or more of the conditions set out in paragraphs (i) to (v) above;

          "100kW Shortfall Amount" means that part of the Total Second Tier System Charges (as that term was defined in this Agreement immediately prior to this definition first taking effect) in respect of the Accounting Period beginning on 1st April, 1997 which is not recovered pursuant to Clause 34A;

          "100kW Shortfall Charge" means the amount determined from time to time by the Executive Committee for the purposes of Section 2.3 of Schedule 31;

          "100kW Shortfall Financing Costs" means, in relation to any Pool Member, the amount of costs to be incurred and recovered by that Pool Member in respect of its financing of the 100kW Shortfall Amount, such amount being equal to interest upon that amount at the Base Rate from time to time compounded, with monthly rests, accruing from the date of payment by the relevant Pool Member of such amount, until the date of reimbursement in accordance with Section 2.12 of Schedule 31;

          "100kW Shortfall Recovery Period" means the two year period ending on 31st March, 2000;

          "1998 Contractor" means for the time being and from time to time a contractor employed or retained by or on behalf of or on the instructions of Pool Members to undertake work or to provide services in relation to the design, development, testing, implementation, operation or maintenance of the 1998 Systems (and includes any sub-contractor of such a contractor);

          "1998 Deliverables" means the work product of a 1998 Contractor under its contract or arrangement with Pool Members (or their agent) in relation to the 1998 Programme;

          "1998 Documentation" means the documentation prepared for the benefit of Pool Members in connection with the 1998 Programme relating to the design, development, testing, implementation, operation and/or maintenance of the Relevant 1998 Systems and for the time being and from time to time listed or referred to in Part B of Scots Subsidiary Document 1;

          "1998 Operational Date" means the date determined by the Pool Members in general meeting pursuant to Section 2 of Schedule 24;

          "1998 Programme" has the meaning given to that term in Schedule 22;

          "1998 Systems" means the systems and processes (including the ISRA System) supporting the central electricity trading and settlement system in England and Wales which are to be developed for the benefit of Pool Members pursuant to the 1998 Programme;

          "Accession Agreement" means an accession agreement in or substantially in the form set out in Schedule 3 or in such other form (to which the Settlement System Administrator has no reasonable objection) as the Executive Committee may for the time being and from time to time approve;

          "Accountable Interest" has the meaning given to that term in Schedule 20;

          "Accounting Period" means each successive period of 12 months beginning on 1st April in each year or of such other length and/or beginning on such other date as may be determined in accordance with the terms hereof;

          "Accreditation" means, subject to Section 4.7 of Schedule 25, written confirmation by the Performance Assurance Board that an Applicant has, in the opinion of the Performance Assurance Board, satisfied the relevant Accreditation Requirements, and "Accredited" shall be construed accordingly;

         "Accreditation Process" means the process set out in Schedule 25 and Agreed Procedure AP531 whereby an Applicant is assessed to determine whether it satisfies the Accreditation Requirements;

          "Accreditation Requirements" means, in relation to an Applicant, the requirements which that Applicant is required to satisfy in order to perform the specific function or functions for which it is applying to be Accredited (being one or more of the functions associated with the categories referred to in sub-paragraphs (a) to (k) (inclusive) of
          Section 4.1.1 of Schedule 25), as determined for the time being and from time to time by Pool Members in general meeting;

          "Accredited Person" means:-

          (i)       a person who is Accredited;

          (ii) for the purposes of Section 4.7 of Schedule 25, a person whose Accreditation has been removed by the Performance Assurance Board, or whose Accreditation the Performance Assurance Board has resolved to remove, pursuant to Section
                    4.3 of that Schedule; and

          (iii)     where the context so admits, an Applicant;

          "Act" means the Electricity Act 1989;

          "Action Task Force" means those persons charged by Pool Members with the further development and review of the 1998 trading arrangements and under the control of the Chief Executive's Office;

          "Active Energy" means the electrical energy produced, flowing or supplied by an electric circuit during a time interval, and being the integral with respect to time of the instantaneous power, measured in units of watt-hours or standard multiples thereof, that is:-

                1000Wh         =      1kWh
                1000kWh        =      1MWh
                1000MWh        =      1GWh
                1000GWh        =      1TWh;

          "Active Power" means the product of voltage and the in-phase component of alternating current measured in units of watts and standard multiples thereof, that is:-

                1000 Watts     =      1kW
                1000kW         =      1MW
                1000MW         =      1GW
                1000GW         =      1TW;

          "Additional Evidence" has the meaning given to that term in Clause 3.3.2(b);

          "Ad-Hoc Reconciliation Run" has the meaning given to that term in
          Schedule 9;

          "Admission Application" means an application in or substantially in such form as the Executive Committee may for the time being and from time to time approve;

          "Admission Date" has the meaning given to that term in Clause 8.2.3;

          "Advice Note" means a statement substantially in the form and containing the information set out in Annex 1 to Schedule 11 (or in such other form or containing such further information as may from time to time be specified by the Executive Committee) issued in the name of the Pool Funds Administrator to a Pool Member, the Ancillary Services Provider or the Grid Operator;

          "Agency System" means, in relation to a person, the particular systems and procedures of that person (or for which that person is responsible) relevant to the specific function for which it is, or is applying to be, Accredited;

          "Aggregate Demand" means, in respect of a Supplier, the aggregate of:-

          (i)       the Consumer Metered Demand attributable to that Supplier;
                    and

          (ii) the sum of the Supplier Deemed Takes attributable to that Supplier for all GSP Groups,

          in each case in relation to a Settlement Period or Settlement Periods;

          "Agreed Procedure" means each of the agreed procedures specified in the Agreed Procedures Index and which is agreed to be treated as an Agreed Procedure for the purposes of this Agreement by the Executive Committee and:-

          (i) where the agreed procedure affects or relates to Stage 1 Settlement or the rights and obligations of the Settlement System Administrator, the Settlement System Administrator; and/or

          (ii) where the agreed procedure imposes obligations on the Grid Operator, the Grid Operator; and/or

          (iii) where such agreed procedure concerns the duties and responsibilities of the Pool Funds Administrator, the Pool Funds Administrator,

          as the same may be amended or substituted by the Executive Committee provided that:-

          (a) where such amendment or substitution affects or relates to Stage 1 Settlement or the rights and obligations of the Settlement System Administrator, the

                    Settlement System Administrator shall have given its prior written consent thereto; and/or

          (b) where such amendment or substitution imposes obligations on the Grid Operator, the Grid Operator shall have given its prior written consent thereto; and/or

          (c) where such amendment or substitution concerns the duties or responsibilities of the Pool Funds Administrator, the Pool Funds Administrator shall have given its prior written consent thereto, in any such case such consent not to be unreasonably withheld or delayed and provided further that the reference to the Grid Operator in this definition shall be construed as if it were a reference to such term prior to the creation of Meter Operator Parties and the associated amendments to this Agreement, but this shall be without limitation to any right to agree any adoption, amendment or substitution under this definition;

          "Agreed Procedures Index" means an index of agreed procedures agreed to be treated as Agreed Procedures in accordance with and for the purposes of this Agreement;

          "Agreement" means this Agreement (including the Schedules), as amended, varied, supplemented, modified or suspended from time to time in accordance with the terms hereof;

          "Allocated Generating Unit" has the meaning given to that term in Clause 11.2.2(a);

          "Allocation Schedule" means a schedule prepared on the basis of an algorithm approved by the Executive Committee which splits the Export Active Energy generated by a Non-Pooled Generator for each Settlement Period between two Suppliers such that the sum of the allocations to the Suppliers is equal to the metered output from the Non-Pooled Generator;

          "Amount in Default" has the meaning given to that term in Section 21.1 of Schedule 11;

          "Analysis" has the meaning given to that term in Scots Subsidiary Document 3;

          "Ancillary Service" means a System Ancillary Service and/or a Commercial Ancillary Service, as the case may be;

          "Ancillary Services Agreement" means an agreement between a User and the Ancillary Services Provider for the payment by the Ancillary Services Provider to that User in respect of the provision by such User of Ancillary Services;

          "Ancillary Services Business" means the business relating to Ancillary Services carried on by the Ancillary Services Provider;

          "Ancillary Services Provider" means the person who for the time being and from time to time is required by the terms of a Transmission Licence to contract for Ancillary Services;

          "Annual Conference" has the meaning given to that term in Clause
          9.6.1;

          "Annualised Advance" has the meaning given to that term in Schedule 9;

          "Apparatus" means all equipment in which electrical conductors are used or supported or of which they may form a part;

          "Applicant" means a person who falls within one or more of the categories referred to in sub-paragraphs (a) to (k) (inclusive) of
          Section 4.1.1 of Schedule 25 and who, in accordance with that Schedule, applies for one or more of its Agency Systems to be Certified and/or for itself to be Accredited and, where the context so admits, shall include a person applying for re-Certification of any of its Agency Systems in accordance with that Schedule;

          "Applicable Settlement Day" has the meaning given to that term in Sections 4.6.2 and 5.5.2 of the Menu of Supplier Charges;

          "Applicable Settlement Period" has the meaning given to that term in Sections 4.6.1 and 5.5.1 of the Menu of Supplier Charges;

          "Approved Credit Rating" means, in relation to a Pool Member or the Grid Operator, a short-term debt rating of not less than BBB- by Standard & Poor's Corporation or Duff & Phelps Credit Rating Co. or a rating of not less than Baa3 by Moody's Investors Service, Inc. or an equivalent rating from any other reputable credit rating agency approved by the Executive Committee;

          "Approved Recommendation" has the meaning given to that term in Clause 5.8;

          "ASP Accounting Procedure" means the accounting procedure set out in
          Schedule 18, as amended, varied or substituted from time to time in accordance with the terms hereof;

          "ASP Budget" means any budget prepared by the Ancillary Services Provider pursuant to Section 2.1 of Schedule 18;

          "Audit Adjustments" means the aggregate value of all changes in the Cost Base required to be taken into account by the Ancillary Services Provider during any Accounting Period in order to give effect to the conclusions resulting from an audit commissioned pursuant to Clause 51.5;

          "Authorised Area" means:-

          (i) in respect of a PES located in England and Wales, the area from time to time comprised in Schedule 1 to its PES Licence; and

          (ii) in respect of a PES located in Scotland, the authorised supply area from time to time comprised in paragraph 1 of
                    Schedule 2 to its PES Licence;

          "Authorised Electricity Operator" means any person who is authorised under the Act to generate, transmit or supply electricity and shall include any person transferring electricity to or from England and Wales across an interconnector (as such term is used in the NGC Transmission Licence), other than the Grid Operator in its capacity as operator of the NGC Transmission System;

          "Authorised Persons" has the meaning given to that term in Section
          3.3.1 of Schedule 11;

          "Authorised Recipient" means any Business Person to whom Protected Information has been divulged in accordance with Clause 68 provided that such person:-

          (i) requires access to such Protected Information for the proper performance of his duties as a Business Person in the course of Permitted Activities; and

          (ii) has been informed of the duties of NGC and its subsidiaries in relation to (inter alia) Protected Information under Clause 68;

          "Availability Date" means, in respect of any Pool Member, the first Month End next falling after the first Calculation Date as at which the final run of Stage 1 Settlement and the Stage 2 Initial Settlement Run are available in respect of all Settlement Periods in the month in which that Pool Member was admitted as a Pool Member;

          "Availability Declaration" has the meaning given to that term in
          Schedule 9;

          "Average Fraction of Yearly Consumption" has the meaning given to that term in Schedule 9;

          "Banking System" means the banking system described in Section 4 of
          Schedule 11 for the transfer of funds from Pool Debtors to Pool Creditors in accordance with Schedule 11, as amended or replaced from time to time in accordance with the provisions of this Agreement;

          "Base Rate" means the rate of interest published from time to time by the Pool Banker as its base rate;

          "Billing System" means the systems and procedures described in Sections 18 and 22 of Schedule 11 for the issuing of Advice Notes and Confirmation Notices by the Pool Funds Administrator to Pool Members, the Ancillary Services Provider and the Grid Operator, as amended or replaced from time to time in accordance with the provisions of this Agreement;

          "Black Start Capability" has the meaning given to that term in the Grid Code;

          "British Grid Systems Agreement" means the agreement of that title made or to be made between NGC, Scottish Hydro-Electric PLC and Scottish Power plc inter alia regulating the relationship between their respective grid systems;

          "Bulk Supply Point" means any or (as the context may require) a particular point of supply where Metering Equipment for the purposes of the Bulk Supply Tariff is or would have been located and, in the event of any dispute as to location, as determined in accordance with Clause 83;

          "Bulk Supply Tariff" means the basis of payment for Active Energy as levied by the Generating Board prior to the Effective Date;

          "Business Person" means any person who is a Main Business Person or a Corporate Functions Person, and "Business Personnel" shall be construed accordingly;

          "Calculation Date" means the seventeenth Business Day in any month;

          "Calculation Period" means, in relation to any month:-

          (i)       that month; or

          (ii) if the final run of Stage 1 Settlement and the Stage 2 Initial Settlement Run in respect of all Settlement Periods in that month are not available as at the close of business on the Business Day immediately preceding the relevant Calculation Date, the then most recent month in respect of which such data is then available in relation to all Settlement Periods in that then most recent month;

          "Capital Expenditure" means, in respect of any Accounting Period, expenditure by the Ancillary Services Provider on fixed assets required for the purposes of the Ancillary Services Business including assets acquired on lease which are required by generally accepted accounting principles to be capitalised;

          "Central Despatch" means the process of Scheduling and issuing direct instructions by the Grid Operator referred to in paragraph 1 of Condition 7 of the NGC Transmission Licence and "Centrally Despatched" shall be construed accordingly;

          "Certification" means written confirmation by the Performance Assurance Board that a particular Agency System has, in the opinion of the Performance Assurance Board, satisfied the Certification Requirements and, where the context so admits, shall include re-Certification of Agency Systems, and "Certify" and "Certified" shall be construed accordingly;

          "Certification Agent" means the person for the time being and from time to time appointed pursuant to Part 3 of Schedule 25 as the Certification Agent for the purposes of that Schedule;

          "Certification Documentation" has the meaning given to that term in
          Section 3.3.1 of Schedule 25;

          "Certification Process" means the process set out in Schedule 25 and Agreed Procedure AP531 whereby a particular Agency System is assessed to determine whether it satisfies the Certification Requirements;

          "Certification Requirements" means, in relation to any Agency System of a person, the requirements which such Agency System is required to satisfy in order to perform the specific function or functions for which such person has had, or is applying to have, such Agency System Certified (being one or more of the functions associated with the categories referred to in sub-paragraphs (a) to (k) (inclusive) of
          Section 4.1.1 of Schedule 25), as determined for the time being and from time to time by Pool Members in general meeting;

          "Change Management Policies" means the policies, procedures and guidelines for the co-ordination by the Executive Committee of the implementation of changes to the Settlement System;

          "CHAPS" means the Clearing House Automated Payments System;

          "Chargeable 100kW Premises" has the meaning given to that term in
          Section 2.5 of Schedule 31;

          "Chargeable Metering Systems" has the meaning given to that term in
          Section 7.5.3 of Schedule 31;

          "Charging Procedure" means the charging procedure set out in the Appendix to Schedule 4, as amended, varied or substituted from time to time in accordance with the terms hereof;

          "Chief Executive" has the meaning given to that term in Clause 17.1.1;

          "Chief Executive's Office" means the Chief Executive, the Contract Manager and the personnel referred to in Clause 17.2.1;

          "Civil Emergency Pool Credit Facility" means a credit facility to be arranged by and for the use of Suppliers upon terms and conditions set out or to be set out in Schedule 11;

          "Class Issue" has the meaning given to that term in Clause 5.12.1;

          "Code of Practice" means each of the codes of practice in relation to any Metering Equipment or any part or class thereof which are specified in the Synopsis of Metering Codes, as the same may be amended or substituted from time to time by the Executive Committee with the agreement or approval of:-

          (i) in the case of any Code of Practice in respect of Metering Equipment in respect of which it is the Operator, the Grid Operator; and

          (ii) in the case of any Code of Practice in respect of Metering Equipment relating to Reactive Energy, the Ancillary Services Provider; and

          (iii) in the case of any change to any Code of Practice prior to 1st April, 1998 in respect of standards of accuracy of Metering Equipment required for Second Tier Customers up to (and including) 100kW or Non-Pooled Generators, the Suppliers in separate general meeting, provided that, prior to the date on which the transitional arrangements regarding metering of Reactive Power at Grid Supply Points are brought into effect (the "RP Date") in the case of a Code of Practice or part thereof which relates to Reactive Power metering at Grid Entry Points, such Code or part thereof may only be amended or substituted by agreement between the Ancillary Services Provider and all Committee Members,

          and any other code of practice which is agreed from time to time to be treated as a Code of Practice for the purposes of this Agreement by the Executive Committee (or, where appropriate, prior to the RP Date all Committee Members) and, where appropriate, the Grid Operator and/or the Ancillary Services Provider and/or the Suppliers;

          "Collection Account" means an account denominated in sterling maintained by the Pool Funds Administrator at a branch of a Settlement Bank, and designated from time to time as a Collection Account in accordance with Section 4 of Schedule 11;

          "Combined Members" means the members of the Chief Executive's Office, the Executive Committee, the Committee Members and the Other Pool Members;

          "Commercial Ancillary Services" means Ancillary Services, other than System Ancillary Services, utilised by the Grid Operator in operating the Total System if a User (or other person) has agreed to provide them under an Ancillary Services Agreement or under a Supplemental Agreement with payment being dealt with under an Ancillary Services Agreement or, in the case of Externally Interconnected Parties or External Pool Members, under any other agreement (and, in the case of Externally Interconnected Parties and External Pool Members, includes ancillary services equivalent to or similar to System Ancillary Services);

          "Commissioned" means:-

          (i) in relation to any Plant or Apparatus connected to the NGC Transmission System or to any External Interconnection or any Distribution System, commissioned for the purposes of the Connection Agreement relating to such Plant or Apparatus; or

          (ii) in relation to any Metering System or Metering Equipment, commissioned in accordance with the relevant Code of Practice;

          "Committee Member" means a member of the Executive Committee appointed in accordance with the provisions of Part IV;

          "Communications Equipment" means, at or relating to any Site, in respect of any Metering Equipment:-

          (i) the terminating equipment (which may include a modem) necessary to convert data from such Metering Equipment into a state for transmission to the Settlement System Administrator for the purposes of Settlement; and

          (ii) the exchange link which is dedicated to that terminating equipment; but

          (iii)     it shall not include an Outstation;

          "Competent Authority" means the Secretary of State, the Director and any local or national agency, authority, department, inspectorate, minister, ministry, official or public or statutory person (whether autonomous or not) of, or of the government of, the United Kingdom or the European Union;

          "Computer Systems" means all and any computer systems used and required in connection with the operation of the Settlement System;

          "Confidential Information" means, in relation to a Restricted Party, all data and other information supplied to the Restricted Party or any nominee of the Restricted Party by another Party under or pursuant to the provisions of this Agreement and additionally, where the Restricted Party is a Public Electricity Supplier, any data and other information which is held in respect of a customer and which was previously acquired by that Public Electricity Supplier through its Distribution Business. Confidential Information shall include copies of the load modules referred to in Service Line 11 (Listings and Load Modules) and the Fuel Security Ledger of a Generator;

          "Confirmation Notice" means a statement substantially in the form and containing the information set out in Annex 2 to Schedule 11 (or in such other form or containing such further information as may from time to time be specified by the Executive Committee) issued in the name of the Pool Funds Administrator to a Pool Member, the Ancillary Services Provider or the Grid Operator;

          "Connection Agreements" means the Master Connection and Use of System Agreement, the Supplemental Agreements, the Supplier's Connection Agreements, any Unmetered Supply connection agreement, the Supplier's Use of System Agreements and the Interconnection Agreements, and "Connection Agreement" means any or (as the context may require) a particular one of them;

          "Connection Point" means a Grid Supply Point or Grid Entry Point, as the case may be;

          "consideration period" has the meaning given to that term in Section
          3.3.3 of Schedule 21;

          "Constituent" has the meaning given to that term in Clause 23.6.5;

          "Consumer Metered Demand" has the meaning given to that term in
          Schedule 9;

          "Consumption" has the meaning given to that term in Schedule 9;

          "Consumption Component Class" has the meaning given to that term in
          Schedule 9;

          "Contiguous Assets" has the meaning given to that term in Section 4 of Part B of Schedule 17;

          "Contract Management Rules" has the meaning given to that term in
          Section 1.1 of Schedule 4;

          "Contract Manager" has the meaning given to that term in Section 1.1 of Schedule 4;

          "Contracting Party" has the meaning given to that term in Clause 83.3;

          "Contributory Share" means, in relation to any Pool Member, the Contributory Share for the time being and from time to time of such Pool Member calculated in accordance with Schedule 13;

          "Control" has the meaning set out in section 840 of the Income and Corporation Taxes Act 1988 and "Controlled" shall be construed accordingly;

          "Corporate Functions Person" means any person who:-

          (i)       is a director of NGC; or

          (ii) is an employee of NGC or any of its subsidiaries carrying out any administrative, finance or other corporate services of any kind which in part relate to the Main Business; or

          (iii) is engaged as an agent of, or an adviser to or performs work in relation to, services for the Main Business;

          "Cost Base" means, in respect of any Accounting Period, Total Operating Costs for such period less Depreciation during such period;

          "Credit Facility" means the credit facility in a principal amount of up to (pound)20,000,000 provided to the Pool Funds Administrator by Barclays Bank PLC (acting through its branch at 54 Lombard Street, London EC3 9EX) with effect from 1st January, 1993 as from time to time extended, renewed or modified and any other facility provided to the Pool Funds Administrator by Barclays Bank PLC or any other bank (approved by the Executive Committee) whether in substitution for or in addition to the same in any such case on terms approved by the Executive Committee;

          "Credit Facility Contribution" means a sum equal to 5 per cent. of the fees (and any additional amounts payable under the terms of the Credit Facility which are not the responsibility of any particular Providing Member or the Grid Operator) charged under the Credit Facility to the Pool Funds Administrator;

          "Custodian" has the meaning given to that term in Clause 45.1;

          "Customer" means a Stage 1 Customer or, as the case may be, a Stage 2 Customer;

          "Data Aggregator" means a person appointed by a Supplier in accordance with Schedule 26 to carry out the aggregation of metering data received from Data Collectors and to forward such aggregated data to the Initial Settlement and Reconciliation Agent;

          "Data Catalogue" means the document of that title prepared or, as the case may be, approved by the Executive Committee, as the same may be amended or substituted from time to time by the Executive Committee;

          "Data Collector" means a person appointed by a Supplier in accordance with Schedule 26 to retrieve, validate and process metering data in relation to Stage 2 Metering Equipment;

          "Data Interfaces" means the document of that title prepared by the Executive Committee, as the same may be amended or substituted from time to time by the Executive Committee;

          "Data Transfer Service Agreement" means the agreement for the provision of a data transfer service dated 30th July, 1997 and made between the Service Controller (as therein defined) and users of the Data Transfer Service (as therein defined);

          "Datum Document" means the following documents:-

          (i) The Datum Document for the Co-ordination of the Core Schedules of Supergoal II (Issue No. 2);

          (ii) The Datum Document for the INPUT Sub-System of the Core Algorithm of Supergoal II (Issue No. 3);

          (iii) The Datum Document for the BOUND Sub-System of the Core Algorithm of Supergoal II (Issue No. 4);

          (iv) The Datum Document for the UCSCH Sub-System of the Core Algorithm of Supergoal II (Issue No. 3);

          (v) The Datum Document for the ALTCOM Sub-System of the Core Algorithm of Supergoal II (Issue No. 2);

          (vi) The Datum Document for the EVALOS (main) Sub-System of the Core Algorithm of Supergoal II (Issue No. 2);

          (vii) The Datum Document for the EVALOS (LP loading and unloading) Sub-System of the Core Algorithm of Supergoal II (Issue No.
                    2);

          (viii) The Datum Document for the OUTPUT Sub-System of the Core Algorithm of Supergoal II (Issue No. 3); and

          (ix)      The Goal Replacement Glossary for Supergoal II (Issue No. 2)

          which describe the functionality of the core algorithm software for Settlement Goal as amended from time to time;

          "Dedicated Assets" has the meaning given to that term in Section 3 of Part B of Schedule 17;

          "deemed Operator" has the meaning given to that term in Clause 60.4.5 or (as the case may be) 60.4.6;

          "De-energisation" means the movement of any isolator, breaker or switch or the removal of any fuse whereby no electricity can flow to or from the relevant User System through the User's Plant or Apparatus connected to such User System and, in relation to any External Pool Member, the termination of such External Pool Member's rights to use any relevant External Interconnection and "De-energised" shall be construed accordingly;

          "Default Calling Creditor" means any Pool Creditor, the Settlement System Administrator and the Pool Funds Administrator;

          "Default Interest Rate" means:-

          (i) a rate per annum determined by the Pool Funds Administrator to be equal to the aggregate of:-

                    (a)       4 per cent. per annum; and

                    (b)       the Base Rate; or

          (ii) such other rate as the Executive Committee may from time to time determine;

          "Defaulting Pool Member" has the meaning given to that term in Clause 66.3.1;

          "defective Metering Equipment" has the meaning given to that term in Clause 60.4.11(ii)(a);

          "Defendant Contracting Party" has the meaning given to that term in Clause 83.3;

          "Depreciation" means, in respect of any Accounting Period, the aggregate value of all depreciation on assets owned or employed by the Ancillary Services Provider in the Ancillary Services Business, such assets being depreciated in accordance with the accounting policies of the Ancillary Services Provider for such period as stated in the audited accounts of the Ancillary Services Provider for such period and treated as depreciation in accordance with the terms of this Agreement;

          "Derogated Provision" has the meaning given to that term in Part 6 of
          Schedule 25;

          "Designated Premises" has the meaning given to that term in the PES and Second Tier Supply Licences;

          "Despatch" means the issue by the Grid Operator of instructions for Generating Plant and/or Generation Trading Blocks to achieve specific Active Power (and, in relation to Generating Plant, Reactive Power or target voltage) levels within their Generation Scheduling and Despatch Parameters or Generation Trading Block Scheduling and Despatch Parameters, as the case may be, and by stated times;

          "Developed Application Software" has the meaning given to that term in
          Schedule 4;

          "Developed Material" has the meaning given to that term in Section 4.5(B) of Schedule 23;

          "Development Policies" means the Stage 1 Development Policies or, as the case may be, the Stage 2 Development Policies;

          "Directive" includes any present or future directive, requirement, instruction, direction or rule of any Competent Authority (but only, if not having the force of law, if compliance with the Directive is in accordance with the general practice of persons to whom the Directive is addressed) and includes any modification, extension or replacement thereof then in force;

          "Director" means the Director General of Electricity Supply appointed for the time being pursuant to section 1 of the Act;

          "Disclose" means disclose, reveal, report, publish or transfer;

          "Dispute Final Reconciliation Run" has the meaning given to that term in Schedule 9;

          "Dispute Final Run" has the meaning given to that term in Schedule 9;

          "Dissatisfied Accredited Person" has the meaning given to that term in
          Section 4.7.1 of Schedule 25;

          "Dissentient Pool Member" has the meaning given to that term in Clause 13.5;

          "Distribution Business", in respect of a Public Electricity Supplier, has the meaning given to that term in that Public Electricity Supplier's PES Licence;

          "Distribution Code" means the Distribution Code required to be drawn up by each Public Electricity Supplier and approved by the Director, as from time to time revised with the approval of the Director;

          "Distribution System" means the system consisting (wholly or mainly) of electric lines owned or operated by a Public Electricity Supplier and used for the distribution of electricity from Grid Supply Points or Generating Units or other entry points to the point of delivery to Customers or other Users and includes any Remote Transmission Assets (as defined in the Grid Code) operated by such Public Electricity Supplier and any Plant and Apparatus and meters owned or operated by such Public Electricity Supplier in connection with the distribution of electricity, but does not include any part of the NGC Transmission System;

          "EAC/AA System" has the meaning given to that term in Schedule 22;

          "EdF Documents" means any agreement for the time being and from time to time made between NGC and Electricite de France, Service National relating to the use or operation of the relevant External Interconnection;

          "Effective Date" means 2400 hours on 30th March, 1990;

          "effective registration" means, in relation to a Stage 2 Metering System, that a Supplier has submitted a valid application for registration and has become responsible for the supply of electricity to which that Metering System relates, in each case in accordance with the requirements of the Master Registration Agreement and references to a person being "effectively registered" and to a registration taking "effect" shall be construed accordingly;

          "Efficiencies" means, in respect of any Accounting Period, the amount (if any) by which the Cost Base in such Accounting Period is less than the Cost Base in the immediately preceding Accounting Period (the "First Period") after adjustments on a pound for pound basis to any difference between such two Cost Bases to offset movements from the Cost Base in the First Period due to the Rate of Inflation, Audit Adjustments and any other matters beyond the control of the Ancillary Services Provider and changes in the accounting principles or practices of the Ancillary Services Provider made during the Accounting Period in question;

          "electricity" means Active Energy and Reactive Energy;

          "Electricity Arbitration Association" means the unincorporated members' club of that title formed inter alia to promote the efficient and economic operation of the procedure for the resolution of disputes within the electricity supply industry by means of arbitration or otherwise in accordance with its arbitration rules;

          "Embedded" means having a direct connection to a Distribution System or the System of any other User to which Customers and/or Power Stations are connected, such connection being either a direct connection or a connection via a busbar of another User or of NGC (but with no other connection to the NGC Transmission System);

          "end consumer" has the meaning given to that term in Clause 8.5.2;

          "Energy Uplift and Transmission Losses Scheme" has the meaning given to that term in Clause 51B.2;

          "Entry Processes" means the Supplier Entry Process and the PRS Entry Process;

          "EPFAL" means Energy Pool Funds Administration Limited (registered number 2444187) whose registered office is situate at 185 Park Street, London SE1 9DY;

          "Equipment Owner" means, in relation to a Metering System, the person which is the owner of that Metering System;

          "Equivalent Meter" means, in relation to an Unmetered Supply, the hardware and software that is used to calculate the half hourly consumption of electricity associated with such Unmetered Supply, which hardware and software meets the specification therefor set out in Agreed Procedure 520;

          "Equivalent Unmetered Supply" means an Unmetered Supply with a Measurement Class of unmetered half hourly consumption;

          "ERS" means the electronic registration system operated by the Settlement System Administrator in respect of Metering Systems associated with supplies of electricity to Stage 1 Customers (other than Non-Embedded Customers) and Stage 1 Non-Pooled Generators;

          "ERS Account" has the meaning given to that term in Schedule 4;

          "Escrow Agreement" has the meaning given to that term in Clause 45.1;

          "ESIS" means Energy Settlement and Information Systems Limited (registered number 2444282) whose registered office is at Fairham House, Green Lane, Clifton, Nottingham NG11 9LN;

          "Estimated Annual Consumption" has the meaning given to that term in
          Schedule 9;

          "Event of Default" means any event declared as such pursuant to Clause
          66.1.1 or 66.2.1, as the case may be;

          "Excluded Information" has the meaning given to that term in Clause 51.5.4;

          "Executive Committee" means the committee established pursuant to Clause 14;

          "Existing Pool Documentation" means the documentation relating to the rules and procedures for the operation of the central electricity trading and settlement system in England and Wales and for the time being and from time to time listed or referred to in Part A of Scots Subsidiary Document 1;

          "Export" means, in respect of any Party, a flow of electricity from the Plant or Apparatus of such Party to the Plant or Apparatus of another Party and, in relation to any Party which is an External Pool Member, the External Interconnection in respect of which that Party has the right to deliver or take electricity to or from the NGC Transmission System shall be treated as the Plant or Apparatus of such Party and the verb "Export" and its respective tenses shall be construed accordingly;

          "External Interconnection" means Apparatus for the transmission of electricity to or from the NGC Transmission System into or out of an External System;

          "External Pool Member" means a Party supplying electricity to or taking electricity from the NGC Transmission System through an External Interconnection and which has been or (where appropriate) is to be admitted as a Pool Member in the capacity of a Generator and/or a Supplier;

          "External System" means, in relation to an Externally Interconnected Party, the transmission or distribution system which it owns or operates and any Apparatus or Plant which connects that system to the External Interconnection and which is owned or operated by such Externally Interconnected Party;

          "Externally Interconnected Party" means a person operating an External System which is connected to the NGC Transmission System by an External Interconnection (which person may or may not also be an External Pool Member);

          "Facility Bank" means Barclays Bank PLC (acting through its branch at 54 Lombard Street, London EC3 9EX) or such other bank as may from time to time provide a Credit Facility;

          "Final Calculation Date", in relation to an Accounting Period, means the first Calculation Date after the end of that Accounting Period on which the final run of Stage 1 Settlement and the Stage 2 Initial Settlement Run are available in respect of all Settlement Periods in that Accounting Period;

          "Final Reconciliation Run" has the meaning given to that term in the definition of "Reconciliation Run" in Schedule 9;

          "First Period" has the meaning given to that term in the definition of "Efficiencies";

          "First Quarter" means, in respect of any year, the months of January, February and March;

          "First Reconciliation Run" means, in respect of any Settlement Day, the first of the 72 Reconciliation Runs (or, in the absence thereof, any Ad-Hoc Reconciliation Run taking the place thereof);

          "Fixed ERS Charge" means the amount from time to time determined by the Executive Committee for the purposes of Section 4 of Schedule 31;

          "FMS Codes of Practice" means the Codes of Practice B, C, E, J, K1 and K2 and, to the extent that they relate to Metering Equipment the data derived from which was not used as Settlement Metering Data immediately prior to the FMS Date, F and G, and Codes of Practice 1, 2, 3, 4 and 5;

          "FMS Date" means 1st April, 1993;

          "FMS Metering Equipment" means Metering Equipment comprising a Stage 1 Metering System at or in relation to the commercial boundary in accordance with Section 7.1.3 of Schedule 21 in relation to the requirements to be met from the FMS Date;

          "FMS Trading Date" means 10th January, 1994;

          "Following Month" means, in relation to a Calculation Date, the month immediately succeeding the month in which that Calculation Date falls;

          "Force Majeure" means, in relation to any Party, any event or circumstance which is beyond the reasonable control of such Party and which results in or causes the failure of that Party to perform any of its obligations under this Agreement including act of God, strike, lockout or other industrial disturbance, act of the public enemy, war declared or undeclared, threat of war, terrorist act, blockade, revolution, riot, insurrection, civil commotion, public demonstration, sabotage, act of vandalism, lightning, fire, storm, flood, earthquake, accumulation of snow or ice, lack of water arising from weather or environmental problems, explosion, fault or failure of Plant and Apparatus (which could not have been prevented by Good Industry Practice), governmental restraint, Act of Parliament, other legislation, bye-law and Directive (not being any order, regulation or direction under section 32, 33, 34 or 35 of the Act) provided that lack of funds shall not be interpreted as a cause beyond the reasonable control of that Party. For the avoidance of doubt, Force Majeure shall not apply in respect of the Settlement System Administrator where and to the extent that the Settlement System Administrator can perform its obligations under this Agreement by using the back-up arrangements required by Service Line 6 (Off-Site Security) or by acting in accordance with Section 64 or 65 of Schedule 9;

          "Founder Generators" means the parties to this Agreement of the first part at 30th March, 1990;

          "Founder Suppliers" means the parties to this Agreement of the second part at 30th March, 1990;

          "Fourth Quarter" means, in respect of any year, the months of October, November and December;

          "Fractional Redistributed Votes" has the meaning given to that term in Clause 11.4.8;

          "Fuel Security Code" means the document of that title designated as such by the Secretary of State, as from time to time amended;

          "Fuel Security Interest" in relation to a particular Payment Instruction, means the interest (if any) accruing on the Fuel Security Payment or Fuel Security Reimbursement specified in that Payment Instruction pursuant to sub-clause 2.08 of Part 5 of the Fuel Security Code;

          "Fuel Security Ledger" means any ledger required to be maintained by the Pool Funds Administrator in accordance with Clause 59;

          "Fuel Security Payment" means the amount specified in a Payment Instruction which a Generator is entitled to recover from those persons specified in that Payment Instruction (excluding Fuel Security Interest, if any, in relation thereto);

          "Fuel Security Reimbursement" means the amount specified in a Payment Instruction which a Generator is liable to reimburse to those persons specified in that Payment Instruction (excluding Fuel Security Interest, if any, in relation thereto);

          "Funds Transfer Agreement" means the agreement of that title dated 30th March, 1990 and made between Energy Pool Funds Administration Limited, Barclays Bank PLC, the Pool Members named therein and The National Grid Company plc, as amended, varied, supplemented, modified or suspended from time to time in accordance with the terms thereof and of Schedule 11;

          "Funds Transfer Business" means the business of the Pool Funds Administrator in operating the Funds Transfer System and providing the Services;

          "Funds Transfer Hardware" has the meaning given to that term in
          Section 1.1 of Schedule 15;

          "Funds Transfer Software" has the meaning given to that term in
          Section 1.1 of Schedule 15;

          "Funds Transfer System" means the Banking System, the Billing System and the Information Systems;

          "Generating Board" has the meaning given to that term in the Act;

          "Generating Plant" means a Power Station subject to Central Despatch;

          "Generating Unit" means any Apparatus which produces electricity and, in respect of an External Pool Member, means a Generation Trading Block;

          "Generation Licence" means a licence granted or to be granted under section 6(1)(a) of the Act;

          "Generation Schedule" has the meaning given to that term in the Grid Code;

          "Generation Schedule Goal" means release 2.0 of the computer program in machine readable code used by NGC for the purposes of producing the Generation Schedule under the Grid Code as the same may from time to time be changed pursuant to Section 6 of Schedule 35;

          "Generation Scheduling and Despatch Parameters" means those parameters listed in Appendix A1 to SDC1;

          "Generation Trading Block" means a notional Centrally Despatched Generating Unit of an External Pool Member treated as such for the purposes of the Grid Code;

          "Generation Trading Block Scheduling and Despatch Parameters" means those parameters listed in Appendix A1 to SDC1 relating to Generation Trading Blocks;

          "Generator" means:-

          (i) a person who generates electricity under licence or exemption under the Act; or

          (ii) a person who is an External Pool Member who delivers electricity or on whose behalf electricity is delivered to the NGC Transmission System; or

          (iii) a person who is acting as the agent for any such person who is referred to in paragraph (i) or (ii) above,

          and, in any such case, for the time being party to this Agreement in the capacity of a Generator and, where the expression is used in Part III or Part IV, who is also or (where appropriate) is to become a Pool Member;

          "Generator Weighted Vote" has the meaning given to that term in Clause 11.2.1;

          "Generic Dispensations" shall have the meaning ascribed thereto in
          Section 14.1(b) of Schedule 21;

          "Genset Metered Generation" has the meaning given to that term in
          Schedule 9;

          "Genset Offered Availability" has the meaning given to that term in
          Schedule 9;

          "Genset Re-Offered Availability" has the meaning given to that term in
          Schedule 9;

          "Gigawatt" means 1000MW;

          "Goal" means release 2.0 of the computer program in machine readable code (including Settlement Goal) used by NGC for the purposes of producing generation schedules as the same may from time to time be changed pursuant to Section 6 of Schedule 35;

          "Goal Effective Date" means the date on which Settlement Goal is first used for the purposes of producing the Unconstrained Schedule (as such term is defined in the Pool Rules) for the following day;

          "Good Industry Practice" means, in relation to any undertaking and any circumstances, the exercise of that degree of skill, diligence, prudence and foresight which would reasonably and ordinarily be expected from a skilled and experienced operator engaged in the same type of undertaking under the same or similar circumstances;

          "Grid Code" means the Grid Code drawn up pursuant to the Transmission Licence, as from time to time revised in accordance with the Transmission Licence;

          "Grid Code Review Panel" has the meaning given to that term in the Grid Code;

          "Grid Entry Point" means the point at which a Power Station which is not Embedded connects to the NGC Transmission System;

          "Grid Operator" means the person who for the time being and from time to time is required by the terms of a Transmission Licence, inter alia, to implement the Grid Code;

          "Grid Supply Point" means the point of supply from the NGC Transmission System to Public Electricity Suppliers or to other Users with User Systems with Customers connected to them or Non-Embedded Customers;

          "Gross Traded Energy" has the meaning given to that term in Section
          9.2.4 of Schedule 31;

          "Group Average Annual Consumption" or "GAAC" has the meaning given to that term in Schedule 9;

          "GSP Group" has the meaning given to that term in Schedule 9;

          "GSP Group Control Total" means the control value (expressed in monetary terms) determined by the Settlement System Administrator for the purposes of Stage 2 Settlement as the value of the total electricity traded within each GSP Group on the Settlement Day in question;

          "GSP Group Implementation Date" means, in respect of a GSP Group and subject to Section 3.3 of Schedule 24, the date determined by the Performance Assurance Board or (as the case may be) by Pool Members in general meeting in accordance with Section 3.1 of that Schedule;

          "GSP Group liability cap" means, in relation to any GSP Group, the liability cap in relation to a month calculated in accordance with
          Section 16.3 of the Menu of Supplier Charges;

          "GSP Group Migration Date" means, in respect of a GSP Group, the date (being the date on which migration may begin) determined by the Performance Assurance Board in accordance with Section 4.1 of Schedule 24;

          "GSP Group Profile Class Average Estimated Annual Consumption" means the average Estimated Annual Consumption calculated in respect of each Standard Settlement Configuration for each Profile Class in each GSP Group;

          "GSP Group Profile Class Default Estimated Annual Consumption" has the meaning given to that term in Schedule 9;

          "GSP Group Take" has the meaning given to that term in Schedule 9;

          "GW" means Gigawatt;

          "GWh" means Gigawatt-hour;

          "Half Hourly Data Aggregator" means a Data Aggregator which carries out the aggregation of metering data received from Half Hourly Data Collectors;

          "Half Hourly Data Collector" means a Data Collector which retrieves, validates and processes metering data from Half Hourly Meters and Equivalent Meters;

          "Half Hourly Meter" means a Meter which provides measurements on a half hourly basis;

          "Half Hourly Metering Equipment" means Metering Equipment which provides measurements on a half hourly basis;

          "Half Hourly Metering System" means a Metering System which provides measurements on a half hourly basis;

          "Hardware" means the Stage 1 Hardware and/or the Stage 2 Hardware and/or the Second Tier Hardware, as the context may require;

          "Host PES" means, in respect of a Metering System, either:-

          (i) the Public Electricity Supplier to whose Distribution System such Metering System is connected; or

          (ii) where such Metering System is connected directly to the NGC Transmission System, the Public Electricity Supplier whose Consumer Metered Demand determined in accordance with the Pool Rules is calculated by the Settlement System Administrator using data from such Metering System;

          "IAR System" means the control system and processes that are necessary to facilitate initial allocation to suppliers in the Authorised Areas of the Scottish PESs and reconciliation of all the electricity consumed in those Authorised Areas within a bulk supply point group;

          "Identified Pool Member" has the meaning given to that term in Clause 11.2.2(a) or, as the context may require, Section 2(A) of Schedule 13;

          "Identifier" means a unique number and/or letter or, as the case may be, a unique combination of numbers and/or letters;

          "Implementation Date" has the meaning given to that term in Schedule
          22;

          "Import" means, in respect of any Party, a flow of electricity to the Plant or Apparatus of such Party from the Plant or Apparatus of another Party and, in relation to any Party which is an External Pool Member, the External Interconnection in respect of which it has the right to deliver or take electricity to or from the NGC Transmission System shall be treated as the Plant or Apparatus of such Party and the verb "Import" and its respective tenses shall be construed accordingly;

          "Indemnifying Pool Member" has the meaning given to that term in Clause 7.5.2;

          "Independent Generators" means Generators other than:-

          (i)       the Founder Generators;

          (ii)      any Generator which is an External Pool Member; and

          (iii) any Generator which is an affiliate or related undertaking of (a) any person referred to in paragraph (i) or (ii) above, (b) any person referred to in paragraph (i) of the definition of Independent Suppliers, or (c) any Public Electricity Supplier;

          "Independent Network" means a system consisting (wholly or mainly) of electric lines operated other than under a PES Licence or by the Grid Operator;

          "Independent Suppliers" means Suppliers other than:-

          (i) Eastern Electricity plc, East Midlands Electricity plc, London Electricity plc, Manweb plc, Midlands Electricity plc, Northern Electric plc, NORWEB plc, SEEBOARD plc, Southern Electric plc, South Wales Electricity plc, South Western Electricity plc, Yorkshire Electricity Group plc, National Power PLC, PowerGen plc, Nuclear Electric Limited, British Nuclear Fuels plc, Electricite de France, Service National, Scottish Power plc and Scottish Hydro-Electric PLC;

          (ii)      Public Electricity Suppliers;

          (iii)     any Supplier which is an External Pool Member; and

          (iv) any Supplier which is an affiliate or related undertaking of any person referred to in paragraph (i), (ii) or (iii) above;

          "Individual Limit" means, in respect of Capital Expenditure in any Accounting Period, (pound)25,000, as the same may be increased from the Effective Date by the Rate of Inflation as that expression is defined for the purposes of Schedule 18;

          "Information Systems" means the information systems described in
          Section 3 of Schedule 11 for the transfer of information to be given by or to the Pool Funds Administrator in connection with the Funds Transfer Business, as amended or replaced from time to time in accordance with the provisions of this Agreement;

          "Initial Settlement and Reconciliation Agent" or "ISR Agent" means the person for the time being and from time to time appointed to act as the Initial Settlement and Reconciliation Agent pursuant to Schedule 30;

          "Interconnection Agreement" means an agreement between NGC and an Externally Interconnected Party and/or an External Pool Member relating to an External Interconnection and/or an agreement under which an External Pool Member can use an External Interconnection;

          "Interested Person" means a Pool Member, an Accredited Person or, as the case may be, a person whose Accreditation has lapsed or been removed or the Certification of whose Agency Systems or any of them has lapsed or been removed;

          "Invitee" has the meaning given to that term in Section 21 of Schedule 21;

          "IS Committee Member" means an RS Committee Member elected in order to represent the interests of Independent Suppliers on the Executive Committee;

          "IS Nominees" has the meaning given to that term in Clause 15.6.4(c);

          "IS Pool Member" means an Independent Supplier:-

          (i)       which is not a Public Electricity Supplier;

          (ii) which is not in the same Pool Member's Group as an MP Pool Member; and

          (iii) whose Weighted Votes constitute one per cent. or less of the Total Weighted Votes;

          "IS Preference List" has the meaning given to that term in Clause 15.6.4(i);

          "ISRA Documentation" means the documentation prepared for the benefit of Pool Members relating either to the engagement of a 1998 Contractor for the initial settlement and reconciliation function contemplated by the 1998 Programme or to the design, development, testing and trialing of the ISRA System, and in each case for the time being and from time to time listed or referred to in Part C of Scots Subsidiary Document 1;

          "ISRA System" has the meaning given to that term in Schedule 22;

          "kVAr" means kilovoltamperes reactive;

          "kW" means kilowatt;

          "kWh" means kilowatt-hour;

          "Letter of Credit" means an unconditional irrevocable standby letter of credit substantially in the form set out in Annex 4 to Schedule 11 (or such other form as the Executive Committee may approve) issued for the account of a Providing Member or the Grid Operator in sterling in favour of the Pool Funds Administrator as trustee on the trusts set out in Section 5 of Schedule 11 by any United Kingdom clearing bank or any other bank which has a long term debt rating of not less than single A by Standard & Poor's Corporation or by Moody's Investors Service, Inc., or such other bank as the Executive Committee may approve, and which shall be available for payment at a branch of the issuing bank;

          "Licence Restricted Party" has the meaning given to that term in
          Section 21 of Schedule 21 or, as the context requires, Section 26.1 of
          Schedule 28;

          "Licences" means all Generation Licences, PES Licences, Second Tier Supply Licences and Transmission Licences and "Licence" means any or (as the context may require) a particular one of them;

          "Licensed Application Software" has the meaning given to that term in
          Schedule 4;

          "Line Loss Class ID" means the identifier for a Line Loss Factor
          Class;

          "Line Loss Factor" has the meaning given to that term in Schedule 9;

          "Line Loss Factor Class" has the meaning given to that term in
          Schedule 9;

          "Local Branch" has the meaning given to that term in Section 19.9.1 of
          Schedule 11;

          "Logica" means Logica UK Limited (registered number: 947968);

          "Logica Contract" means the agreement dated 11th September, 1996 and made between Logica and EPFAL;

          "lost opportunity costs" means, in relation to any Generator, the profit forgone by such Generator in respect of a Generating Unit during a period when it is out of service for the purposes of maintenance, repair, modification, renewal or replacement needed to comply with a proposal made by such Generator to restore the Generating Unit's Reactive Power capability to that required by the Grid Code or, where relevant, the applicable Supplemental Agreement, whichever capability is lower provided that:-

          (i)       the period when it is taken out of service is:-

                    (a) outside the period identified for the Generating Unit concerned pursuant to Section OC2 of the Grid Code as at the time when the failure to have Reactive Power capability was notified or determined; and

                    (b)       approved by the Grid Operator; and

          (ii) the Generator gives credit for any savings in loss of profit by carrying out other repair work at the same time as that required for the purposes of Reactive Power;

          "Main Business" means:-

          (i) any business of NGC or any of its subsidiaries as at the Effective Date; and

          (ii) any business which NGC must carry on under the NGC Transmission Licence;

          "Main Business Person" means any employee of NGC or any director or employee of its subsidiaries who is engaged solely in the Main Business, and "Main Business Personnel" shall be construed accordingly;

          "Majority Default Calling Creditors" means, in respect of each Quarter, any single or group of Default Calling Creditors to whom, in respect of the aggregate of:-

          (i) all Notified Payments payable on the last five Business Days of the immediately preceding Quarter; and

          (ii) all sums due to the Settlement System Administrator, the Pool Funds Administrator and the Ancillary Services Provider and outstanding under this Agreement on the last Business Day of such immediately preceding Quarter, more than 50 per cent. of the total amount of all such Notified Payments and such other sums were due;

          "Managed Data Network" means the third party service approved from time to time by the Executive Committee for the purposes of transfers of data relating to Stage 2 Settlement between, inter alia, the Initial Settlement and Reconciliation Agent and Suppliers, Supplier Agents and Pool Agents;

          "Margin" means:-

          (i) in respect of each of the first three Accounting Periods, such amount as when added to the Total Operating Costs (excluding for this purpose any payments made by the Ancillary Services Provider for Ancillary Services, and the price of any goods and services referred to in Section 6.2 of Schedule 18 if the price exceeds the aggregate cost of supplying such goods and services actually incurred by the relevant affiliate of, or other division of, the company of which the Ancillary Services Provider is a division) in the relevant Accounting Period is equal to 10 per cent. of the sum of such amount and such Total Operating Costs; and

          (ii) thereafter, such margin as may be agreed between the Executive and the Ancillary Services Provider (or, in default of agreement, such margin as is reasonable in all the circumstances as determined pursuant to Clause 83);

          "Market Domain Data" means data which relate to Stage 2 Settlement to be provided by the Initial Settlement and Reconciliation Agent to all persons involved in Settlement in accordance with the relevant Agreed Procedure;

          "Master Connection and Use of System Agreement" means the agreement envisaged in Condition 10B of the NGC Transmission Licence;

          "Master Registration Agreement" means the agreement of that title dated 1st June, 1998;

          "Material" has the meaning given to that term in Clause 45.1.2;

          "Measurement Class" has the meaning given to that term in Schedule 9;

          "MEC" means the MRA Executive Committee as defined in and constituted under the Master Registration Agreement;

          "Membership Vote" has the meaning given to that term in Clause 11.1;

          "Menu of Certification Fees" means the scale of fees to be charged in connection with the Certification Process, as set out in Agreed Procedure AP531;

          "Menu of EPFAL Services Prices" has the meaning given to that term in
          Schedule 15;

          "Menu of Supplier Charges" means the document entitled "Menu of Supplier Charges and Performance Levels", the initial issue of which is set out in the Appendix to Schedule 26, as amended from time to time in accordance with Section 9.2 of Schedule 26;

          "Menus of Prices" has the meaning given to that term in Section 1.1 of
          Schedule 4;

          "Meter" means a device for measuring Active Energy and/or Reactive Energy;

          "Meter Administrator" means a person appointed by a Supplier in accordance with Schedule 26 to calculate estimated energy consumption for Equivalent Unmetered Supplies;

          "Meter Operator" means a person appointed by a Supplier in accordance with Schedule 26 to install, commission, test and maintain, and rectify faults in respect of, Stage 2 Metering Equipment;

          "Meter Operator Party" means each person admitted in the capacity as such and for the time being and from time to time party to Schedule 21 in accordance with the provisions thereof, and shall include any successor(s) in title to, or permitted assign(s) of, such person;

          "Meter Operator Party Accession Agreement" means an accession agreement in or substantially in the form set out in Annex 3 to
          Schedule 21 or in such other form (to which the Settlement System Administrator has no reasonable objection) as the Executive Committee may for the time being and from time to time approve;

          "Meter Operator Party Admission Application" means an application in or substantially in the form set out in Annex 1 to Schedule 21 or in such other form as the Executive Committee may for the time being and from time to time approve;

          "Meter Operator Party Representative" has the meaning given to that term in Section 17.2.1 of Schedule 21;

          "Meter Operator Party Resignation Notice" means a resignation notice in or substantially in the form set out in Annex 2 to Schedule 21 or in such other form as the Executive Committee may for the time being and from time to time approve;

          "Metered Data" has the meaning given to that term in Schedule 9;

          "Metering Equipment" means Stage 1 Metering Equipment and/or Stage 2 Metering Equipment, as the context may require;

          "Metering Point" means the point, determined according to the principles and guidance given at Schedule 9 of the Master Registration Agreement at which a supply to (export) or from (import) a Distribution System:-

          (i)       is or is intended to be measured; or

          (ii) where metering equipment has been removed, was or was intended to be measured; or

          (iii) in the case of an Unmetered Supply, is deemed to be measured,

          where in each case such measurement is for the purposes of ascertaining the Supplier's Settlement liabilities under this Agreement;

          "Metering System" means a Stage 1 Metering System and/or a Stage 2 Metering System, as the context may require;

          "Moderator" means a person nominated for the time being and from time to time by the Pool Chairman (failing whom, by the Chief Executive) to perform certain obligations pursuant to Clause 15;

          "Modifications" has the meaning given to that term in the Escrow Agreement;

          "Month End" means the last day of any month;

          "MP Committee Members" has the meaning given to that term in Clause 15.5;

          "MP Nominee" has the meaning given to that term in Clause 15.5.1;

          "MP Nominee List" has the meaning given to that term in Clause 15.5.2;

          "MP Pool Member" means a Pool Member which is neither an Independent Supplier nor a Small Generator but shall include:-

          (i)       a Pool Member which is an Independent Supplier if:-

                    (a)       it is a Public Electricity Supplier; or

                    (b) its Weighted Votes constitute more than one per cent. of the Total Weighted Votes; and

          (ii) a Pool Member which is an Independent Supplier or Small Generator which is a member of a Pool Member's Group in which there is at least one other Pool Member which is neither:-

                    (a) an Independent Supplier (not being a Public Electricity Supplier) with Weighted Votes constituting one per cent. or less of the Total Weighted Votes; nor

                    (b)       a Small Generator;

          "MP Preference List" has the meaning given to that term in Clause 15.5.3(f);

          "MRA Pool Agent" has the meaning given to that term in Section 1.1 of
          Schedule 32;

          "MRA Pool Agent Terms" has the meaning given to that term in Section
          1.1 of Schedule 32;

          "MSID" has the same meaning as Stage 2 Metering System Number;

          "MVAr" means megavar;

          "MVArh" means megavar-hours;

          "MW" means megawatt;

          "MWh" means megawatt-hours;

          "New Meter Operator Party" has the meaning given to that term in
          Section 3.1 of Schedule 21;

          "New Party" has the meaning given to that term in Clause 3.1;

          "New Principle" has the meaning given to that term in Clause 5.2;

          "NGC" means The National Grid Company plc (registered number 2366977) whose registered office is situate at National Grid House, Kirby Corner Road, Coventry CV4 8JY;

          "NGC Site" means a site owned (or occupied pursuant to a lease, licence or other agreement) by NGC at which there is a Connection Point and, for the avoidance of doubt, a site owned by a User but occupied by NGC as aforesaid is an NGC Site;

          "NGC Transmission Licence" means the Transmission Licence granted or to be granted to NGC;

          "NGC Transmission System" means the system consisting (wholly or mainly) of high voltage electric lines owned or operated by NGC and used for the transmission of electricity from one Power Station to a sub-station or to another Power Station or between sub-stations or to or from any External Interconnection and includes any Plant and Apparatus and meters owned or operated by NGC in connection with the transmission of electricity but does not include any Remote Transmission Assets (as defined in the Grid Code);

          "NHH Data Aggregation System" has the meaning given to that term in
          Schedule 22;

          "Nominated Agreements" means:-

          (i)       this Agreement;

          (ii)      the Service Lines, Agreed Procedures and Codes of Practice;

          (iii)     the Settlement Agreement for Scotland;

          (iv)      the Master Registration Agreement;

          (v)       all Connection Agreements;

          (vi)      the Data Transfer Service Agreement; and

          (vii) any other agreement or document from time to time specified as a Nominated Agreement by the Executive Committee (after consultation, where Confidential Information relating to the Grid Operator or the Ancillary Services Provider is reasonably likely to be disclosed as a result of specifying such agreement or document as a Nominated Agreement, with the Grid Operator or the Ancillary Services Provider, as the case may be);

          "Nominated Site" has the meaning given to that term in Section 3 of Part A of Schedule 17;

          "Non-Embedded Customer" means any Customer, other than a PES, receiving electricity direct from the NGC Transmission System irrespective of from whom it is supplied;

          "Non Half Hourly Data Aggregator" means a Data Aggregator which carries out the aggregation of metering data received from Non Half Hourly Data Collectors;

          "Non Half Hourly Data Collector" means a Data Collector which retrieves, validates and processes metering data from Non Half Hourly Metering Systems;

          "Non Half Hourly Meter" means a Meter which provides measurements other than on a half hourly basis;

          "Non Half Hourly Metering Equipment" means Metering Equipment which provides measurements other than on a half hourly basis;

          "Non Half Hourly Metering System" means a Metering System which provides measurements other than on a half hourly basis;

          "Non-paying Contributor" has the meaning given to that term in Section
          2.2.2 of Schedule 31;

          "Non-paying Pool Debtor" has the meaning given to that term in Section
          21.1 of Schedule 11;

          "Non-paying Pool Member" has the meaning given to that term in Section
          6.8.1 or, as the context may require, Section 7.6.1 of Schedule 31;

          "Non-Performing Party" has the meaning given to that term in Clause 74.1;

          "Non-Pooled Generation" means generation from any site which is directly connected to a Distribution System where:-

          (i)       the output is accounted for in Settlement; and

          (ii)      the generator owning such site:-

                    (a)       is exempted from holding a Generation Licence; or

                    (b) would be exempted from holding a Generation Licence if such site were the only site owned by that generator;

          "Non-Pooled Generator" means a generator who produces Non-Pooled Generation, provided that a generator shall be a Non-Pooled Generator only to the extent that it owns sites which produce Non-Pooled Generation;

          "Non-Second Tier System" means a metering system at premises eligible for supply under a Second Tier Supply Licence in the Authorised Area of a PES but not being a Metering System in respect of which a Second Tier Supplier is the Registrant;

          "Notification Date" means, in relation to any Settlement Day, the day specified in the Payments Calendar as the day on which the Stage 1 Settlement Run and the Stage 2 Initial Settlement Run shall be required to be delivered by the Settlement System Administrator and the Initial Settlement and Reconciliation Agent respectively to the Pool Funds Administrator for that Settlement Day;

          "Notified Payment" means a payment notified in accordance with Section 18 of Schedule 11 by the Pool Funds Administrator to a Pool Member, the Ancillary Services Provider or the Grid Operator as being a payment required to be cleared through the Pool Clearing Account;

          "Notified Payment Shortfall" has the meaning given to that term in
          Section 5.7 of Schedule 11;

          "Notified Payments System" means the system established by Section 19 of Schedule 11 for the settling of Notified Payments, as amended or replaced from time to time in accordance with the provisions of this Agreement;

          "NSD Date" has the meaning given to that term in Section 23.1 of
          Schedule 21;

          "Nuclear Site Licence" has the meaning given to that term in Section 21.9(a) of Schedule 21 or, as the case may be, Section 26.1 of
          Schedule 28;

          "objection period" has the meaning given to that term in Section 3.3.2 of Schedule 21;

          "Operator" means:-

          (i)       in relation to any Stage 1 Metering System:-

                    (a) used to measure the supply to a Customer or from a Non-Pooled Generator, the Meter Operator Party who is appointed as such by the Customer, the Non-Pooled Generator or by the Registrant (with the consent of that Customer or, as the case may be, Non-Pooled Generator) and who agrees to act as Operator in relation to such Metering System; or

                    (b) not within paragraph (a) above or paragraphs (c) to (e) below, the Meter Operator Party who is appointed as such by the Registrant of such

                              Metering System and who agrees to act as Operator in relation to such Stage 1 Metering System; or

                    (c) where new Metering Equipment is to be added to an existing Stage 1 Metering System, the Operator of such existing Stage 1 Metering System; or

                    (d) the Meter Operator Party which continues as the Operator in accordance with the transitional arrangements set out in Section 23 of Schedule 21; or

                    (e) the Party who is deemed to be the Operator and Meter Operator Party in respect thereof in accordance with the terms of Clause 60.4.5; and

          (ii)      in relation to any Generating Unit and for the purposes of
                    Schedule 20 only, the Authorised Electricity Operator or any other person for the time being responsible (under contract or otherwise) for the generation or sale of electricity from such unit;

          "Other Pool Members" means all the Pool Members other than the Scottish PESs (and, where the context so admits, includes any person acting on their behalf for the purposes of Schedule 23 and the Scots Subsidiary Documents);

          "Outgoing Committee Member" has the meaning given to that term in Clause 15.12;

          "Outstation" means equipment which receives and stores data from a Meter(s) for the purpose, inter alia, of transfer of that metering data to the Settlement System Administrator or Data Collector, as the case may be, and which may perform some processing before such transfer. This equipment may be in one or more separate units or may be integral with the Meter;

          "Overall Limit" means, in respect of Capital Expenditure in any Accounting Period, (pound)100,000, as the same may be increased from the Effective Date by the Rate of Inflation as that expression is defined for the purposes of Schedule 18;

          "overpayment" has the meaning given to that term in Section 23.1 of
          Schedule 11;

          "Own Generating Unit" means any Generating Unit the majority beneficial ownership of which is vested in the person or an affiliate of the person or in respect of which the person or an affiliate of the person is the Operator;

          "PAB Functions" means the functions, duties and responsibilities of the Performance Assurance Board set out or referred to in Section
          2.2.1 of Schedule 8;

          "Party" means each person for the time being and from time to time party to this Agreement acting in a capacity, or deemed to be acting in a capacity, other than that of

          Operator or Meter Operator Party, and shall include any successor(s) in title to, or permitted assign(s) of, such person. For the purposes of Clause 8, "Party" has the extended meaning given to it in Clause 8.2.2;

          "Party Liable" has the meaning given to that term in Clause 25.1 or (as the case may be) Section 20.1 of Schedule 21;

          "Payment Date" means a Settlement Payment Date or a Reconciliation Payment Date, as the context may require;

          "Payment Instruction" means an instruction which has been duly authorised and delivered by a Generator to whom the Fuel Security Code applies to the Pool Funds Administrator in the form, and in the manner, specified in the Fuel Security Code;

          "Payments Calendar" means the calendar prepared and issued in accordance with Section 2 of Schedule 11 showing a Notification Date, Reconciliation Notification Dates, a Settlement Payment Date and Reconciliation Payment Dates in respect of each Settlement Day; "Performance Assurance Administrator" means the person for the time being and from time to time appointed pursuant to Part 3 of Schedule 8 as the Performance Assurance Administrator for the purposes of this Agreement;

          "Performance Assurance Board" means the person for the time being and from time to time appointed pursuant to Part 2 of Schedule 8 as the Performance Assurance Board for the purposes of this Agreement;

          "Performance Assurance Reporting and Monitoring System" means the system established or to be established, inter alia, for the purpose of recording and monitoring compliance by Suppliers with their obligations pursuant to Schedule 26;

          "Performance Level" means any of the standards of performance specified in Part 2 of the Menu of Supplier Charges;

          "Period Metered Demand" has the meaning given to that term in Schedule 9;

          "Permitted Activities" means activities carried on for the purposes of the Main Business;

          "PES Licence" means a licence granted or to be granted under section 6(1)(c) of the Act;

          "PES Registration Service" means the service provided or to be provided by each Public Electricity Supplier for the registration of Stage 2 Metering Systems in accordance with the Master Registration Agreement;

          "PFA Accounting Procedure" means the procedure for the recovery of certain moneys set out in Section 6 of Schedule 31;

          "Plant" means fixed and moveable items used in the generation and/or supply and/or transmission of electricity, other than Apparatus;

          "Point" has the meaning given to that term in Section 2 of Schedule
          13;

          "Pool" has the meaning given to that term in Schedule 22;

          "Pool 1998 Software" means the software for the Relevant 1998 Systems (excluding all operating system software for all of the 1998 Systems) for the time being and from time to time listed or referred to in Scots Subsidiary Document 2;

          "Pool Accounts" means the Pool Clearing Account, the Pool Borrowing Account, the Pool Reserve Account and the Collection Accounts and such other accounts as may be established in accordance with Section 4.2.2 of Schedule 11. Pool Accounts do not include accounts established or operated by the Pool Funds Administrator in connection with the performance of any of its functions which are not set out in or contemplated by Schedule 11 or the Funds Transfer Agreement or which do not relate to functions of the Pool Funds Administrator in its capacity as such;

          "Pool Administration Costs" has the meaning given to that term in
          Section 6.1 of Schedule 31;

          "Pool Agent" means a person appointed for the time being and from time to time pursuant to Schedule 30;

          "Pool Agent Contract" means the terms of engagement of a Pool Agent for the time being and from time to time;

          "Pool Auditor" means the firm or firms of accountants appointed for the time being and from time to time pursuant to Clause 47.1 or, where the context so requires, the particular firm of accountants so appointed to carry out the relevant task;

          "Pool Auditor's Report" has the meaning given to that term in Clause 9.7.1;

          "Pool Banker" means Barclays Bank PLC or such other person nominated from time to time by the Executive Committee as Pool Banker and appointed as Pool Banker;

          "Pool Borrowing Account" means the account of that title in the name of the Pool Funds Administrator with the Facility Bank which may from time to time be opened in respect of the Credit Facility;

          "Pool Chairman" has the meaning given to that term in Clause 16.1;

          "Pool Civil Emergency" has the meaning ascribed to it in Clause
          61.2.1;

          "Pool Civil Emergency Event" means an event or series of events which satisfies the conditions set out in Clause 61.3.2;

          "Pool Civil Emergency Period" means a period initiated by the Executive Committee after the occurrence of a Pool Civil Emergency Event which shall commence, and terminate, in accordance with Part XVI;

          "Pool Clearing Account" means the account in the name of the Pool Funds Administrator (holding as trustee on the trusts set out in Section 5 of Schedule 11) with the Pool Banker to which Notified Payments are required to be transferred for allocation to Pool Creditors in accordance with their respective entitlements;

          "Pool Creditor" means each Pool Member, the Ancillary Services Provider and the Grid Operator to whom moneys are payable pursuant to the terms of Schedule 11, other than a Providing Member or the Grid Operator in respect of:-

          (i) amounts standing to the credit of its account with the Pool Reserve Account; or

          (ii) amounts owing to it by another Providing Member or (as the case may be) the Grid Operator pursuant to the operation of
                    Section 21.1 of Schedule 11;

          "Pool Debt" means, in respect of a Pool Member, the Ancillary Services Provider or the Grid Operator, the aggregate amount payable by such Pool Member, the Ancillary Services Provider or (as the case may be) the Grid Operator pursuant to the terms of Schedule 11;

          "Pool Debtor" means each Pool Member (including any person who is no longer a Pool Member but who is required under Section 16.7 of
          Schedule 11 to maintain Security Cover), the Ancillary Services Provider and the Grid Operator, but in any such case only where it is required to make payment under Schedule 11;

          "Pool Funds Administrator" means the person for the time being and from time to time appointed pursuant to Schedule 15 to act as Pool Funds Administrator;

          "Pool Ledger Accounts" means the accounting records required to be maintained by the Pool Funds Administrator in accordance with Section 6 of Schedule 11 for the recording of transactions settled in accordance with Schedule 11;

          "Pool Member" means each of the Founder Generators and Founder Suppliers and any other person who is admitted to pool membership in accordance with Clause 8.2, in each case until it shall have resigned from pool membership or otherwise ceased to be a member in accordance with this Agreement, and "Pool Membership" shall be construed accordingly;

          "Pool Member's Group" means, in relation to any Pool Member, that Pool Member and any affiliate (as defined in Clause 1.2.3) of that Pool Member;

          "Pool Membership Application" means an application in or substantially in such form as the Executive Committee may for the time being and from time to time approve;

          "Pool Membership Conditions" has the meaning given to that term in Clause 8.2.1;

          "Pool Requirements for the MRA" means the provisions set out or referred to in the Annex to Schedule 32, as amended from time to time in accordance with that Schedule;

          "Pool Reserve Account" means the account established pursuant to
          Section 4.2.1(b) of Schedule 11 for the purpose of holding a cash deposit which may be used in or towards clearing the Pool Clearing Account in accordance with Section 21 of Schedule 11;

          "Pool Reserve Assets" has the meaning given to that term in Section
          5.12 of Schedule 11;

          "Pool Rules" means the rules referred to in Clause 7.4 and set out in
          Schedule 9, as amended, varied or substituted from time to time in accordance with the terms hereof;

          "Pool Rules Civil Emergency Condition" means, in respect of any Schedule Day, that both:-

          (i) UMT => 0.1 (as determined in accordance with Section 32.1(a) of Schedule 9); and

          (ii) RAPT => 3 * CAPT (as determined in accordance with Section 32.1(b) of Schedule 9);

          "Pool Rules Civil Emergency Period" means a period which commences, and terminates, and in which Section 32.3 of Schedule 9 is in force, in accordance with Part XVI;

          "PORTHOLE" means the database which allows the transfer of operational information from the Grid Operator to the Settlement System Administrator;

          "Postponed Settlement Payment Date" has the meaning given to that term in Section 17.10.1 of Schedule 11;

          "Potential Operator" means a Meter Operator Party which is appointed as the operator pursuant to an agreement or arrangement:-

          (i) in respect of a Metering System or Metering Equipment at a Site or Sites but which is not yet registered as Operator in respect of that Metering System; or

          (ii) in respect of Metering Equipment where such Metering Equipment has not been registered as comprising a Metering System;

          "Power Station" means an installation comprising one or more Generating Units (even where sited separately), other than an External Interconnection, owned and/or controlled by the same Generator, which may reasonably be considered as being managed as one Power Station;

          "Preferred IS Nominee" has the meaning given to that term in Clause 15.6.4(e);

          "Preferred MP Nominee" has the meaning given to that term in Clause 15.5.3(b);

          "Preferred RS Nominees" has the meaning given to that term in Clause 15.6.4(e);

          "Preferred SG Nominee" has the meaning given to that term in Clause 15.6.4(d);

          "Primary Supplier" means the Supplier who has agreed in accordance with Section 11.7 of Schedule 26 to take responsibility for Settlement purposes for a Non-Pooled Generator who provides Export Active Energy to two Suppliers through the same Stage 2 Metering System;

          "Procedures Manual" has the meaning given to that term in Clause 64.1;

          "Proceedings" has the meaning given to that term in Clause 84.1;

          "Profile" has the meaning given to that term in Schedule 9;

          "Profile Administrator" means the person for the time being and from time to time appointed to act as the Profile Administrator pursuant to
          Schedule 30;

          "Profile Allocation Procedures" means the procedures in respect of allocation of Profile Classes agreed by the Executive Committee and notified to Pool Members from time to time;

          "Profile Class" has the meaning given to that term in Schedule 9;

          "Profile Coefficient" means a value which, when applied to an Annualised Advance or an Estimated Annual Consumption, provides an estimate of Consumption for a Settlement Period;

          "Profiled Unmetered Supply" means an Unmetered Supply with a Measurement Class of unmetered non-half hourly consumption;

          "Programme Board" has the meaning given to that term in Schedule 22;

          "Programme Liaison Officer" means the 1998 Programme's liaison officer nominated for the time being and from time to time by or on behalf of the Other Pool Members in accordance with Scots Subsidiary Document 4;

          "proposed change" has the meaning given to that term in Section 1.4.1 of Schedule 21;

          "Protected Information" means any information relating to the affairs of a Party which is furnished to Business Personnel pursuant to this Agreement unless, prior to such information being furnished, such Party has informed the recipient thereof by notice in writing or by endorsement on such information that the said information is not to be regarded as Protected Information;

          "Providing Member" means each Pool Member (including any person who is no longer a Pool Member but who is required under Section 16.7 of
          Schedule 11 to maintain Security Cover) who may, under the terms of
          Schedule 11, become at any time a Pool Debtor;

          "Provisional Run" has the meaning given to that term in Schedule 9;

          "PRS Entry Process" means the process set out in Agreed Procedure AP511 for determining whether a PES is able to provide its PES Registration Service relative to a particular GSP Group;

          "Public Electricity Supplier" or "PES" means a person for the time being party to this Agreement who is a public electricity supplier (as that expression is defined in the Act) and, in relation to Part XV, Schedules 21, 22, 24, 26, 27, 28 and 29 means a person for the time being party to this Agreement who is a public electricity supplier in England and Wales;

          "qualifying Pool Member" has the meaning given to that term in Section
          5.13.1 of Schedule 31;

          "Qualifying Site" means a site at the point of connection of a Stage 1 Customer to a Distribution System, qualifying in accordance with the terms of the relevant Tariff for payments to be made for the provision of installation and maintenance services;

          "qualifying Supplier" has the meaning given to that term in Section
          5.12.1 of Schedule 31;

          "Quarter" means the period of three calendar months ending on a Quarter Day;

          "Quarter Day" means 31st March, 30th June, 30th September and 31st December;

          "Rate of Inflation" has the meaning given to that term in Section 1.2 of Schedule 18;

          "Reactive Energy" means the integral with respect to time of the Reactive Power;

          "Reactive Power" means the product of voltage and current and the sine of the phase angle between them measured in units of voltamperes reactive and standard multiples thereof, that is:-

                  1000VAr   =  1kVAr
                  1000kVAr  =  1MVAr;

          "Recommendations" has the meaning given to that term in Clause 5.8;

          "Reconciliation Notification Date" means, in relation to any Settlement Day, each of the dates specified in the Payments Calendar as a day on which a Timetabled Reconciliation Run shall be required to be delivered by the Initial Settlement and Reconciliation Agent to the Pool Funds Administrator for that Settlement Day;

          "Reconciliation Payment Date" means, in relation to any Settlement Day, the date fixed in accordance with Section 2 of Schedule 11 upon which Notified Payments required as a result of a Timetabled Reconciliation Run in respect of supplies of electricity must be settled in accordance with Schedule 11;

          "Reconciliation Run" has the meaning given to that term in Schedule 9;

          "Redistributed Votes" has the meaning given to that term in Clause 11.4.3(a) or, as the case may be, Clause 11.4.3(b);

          "Register" means the register to be maintained by the Settlement System Administrator pursuant to Clause 60.5;

          "Registered Capacity" has the meaning given to that term in the Grid Code;

          "Registrant" means, in relation to a Stage 1 Metering System at or in relation to any Site which is:-

          (i)       a Grid Entry Point,

          the Pool Member which operates Generating Plant at such Site; or

          (ii)      a Grid Supply Point or Bulk Supply Point,

          the Pool Member whose System is directly connected to the NGC Transmission System at or in relation to such Grid Supply Point or Bulk Supply Point; or

          (iii) the point of connection of a Customer of a Supplier and the NGC Transmission System,

          the Supplier which is the supplier to that Customer; or

          (iv) the point of connection to a Distribution System of a Generator which is Embedded or of a Supplier or of a Customer or of a Stage 1 Customer,

          the Party which is such Generator which is Embedded or such Supplier or the Supplier in respect of such Customer or the Public Electricity Supplier in respect of such Stage 1 Customer, as the case may be; or

          (v) the point of connection of a Non-Pooled Generator to a Distribution System,

          the Party which is the Supplier in respect of such Metering System of such Non-Pooled Generator; or

          (vi)      the point of connection of two or more Distribution Systems,

          the Authorised Electricity Operator of one of such Distribution Systems which is nominated in accordance with the provisions of this Agreement; or

          (vii) the point of connection of an External Interconnection to the NGC Transmission System or a Distribution System,

          the Externally Interconnected Party;

          "Regression Coefficients" has the meaning given to that term in
          Schedule 9;

          "Related Supplier" has the meaning given to that term in Part 6 of
          Schedule 25;

          "Relevant 1998 Systems" means the 1998 Systems other than the EAC/AA System and the NHH Data Aggregation System and excluding all Support Services and all hardware;

          "Relevant Exempt Supplier" has the meaning given to that term in the relevant Supplier's Use of System Agreement;

          "Relevant Instrument" means any or, as the context may require, a particular one of the following:-

          (i)       the Act and all subordinate legislation made under the Act;

          (ii) the Data Protection Act 1984 and all subordinate legislation made under it;

          (iii) any Licence and any determination or notice made or issued by the Director pursuant to the terms thereof,

          and whether under any of the foregoing or otherwise, all authorisations, approvals, licences, exemptions, filings, registrations, notarisations, consents and other matters which are required or which a Party acting in accordance with Good Industry Practice would obtain for the purposes of this Agreement, of or from any Competent Authority;

          "Relevant Provider" has the meaning given to that term in Section
          5.13.1 of Schedule 11;

          "Relevant Time" means, in relation to any event, the time which falls two hours prior to the first time at which an Availability Declaration must be submitted pursuant to Section 6.1 of Schedule 9 on the first Settlement Day which commences at least 24 hours after the occurrence of such event;

          "Relevant User" has the meaning given to that term in Clause 66.4.1;

          "remedial work" has the meaning given to that term in Clause 60.4.11;

          "Required Documentation" means the 1998 Documentation, the Existing Pool Documentation, the ISRA Documentation and the Support Documentation;

          "Reserve Interest Rate" means the rate of interest payable from time to time by the Pool Banker on amounts standing to the credit of the Pool Reserve Account;

          "Resignation Notice" means a resignation notice in or substantially in such form as the Executive Committee may for the time being and from time to time approve;

          "Responsible Officers" has the meaning given to that term in Scots Subsidiary Document 4;

          "Restricted Party" means a Party which is not:-

          (i)       NGC; or

          (ii)      any subsidiary of NGC; or

          (iii)     a Pool Agent;

          "Retail Price Index" means the general index of retail prices published by the Office for National Statistics each month in respect of all items provided that if:-

          (i) the index for any month in any year shall not have been published on or before the last day of the third month after such month; or

          (ii)      there is a material change in the basis of the index,

          the Executive Committee shall agree a substitute index for such month or (as the case may be) a substitute index. This definition does not apply to Schedule 4 or 15;

          "Review Dates" has the meaning given to that term in Clause 5.3;

          "Review End Date" has the meaning given to that term in Clause 1.5(a);

          "Review Period" has the meaning given to that term in Clause 5.3;

          "Routine Performance Monitoring Log" means, in relation to a particular GSP Group, the log to be maintained by a Supplier, in accordance with the relevant Agreed Procedure, in respect of its performance against the Serials contained in the Menu of Supplier Charges;

          "Routine Performance Monitoring Report" means, in relation to a particular GSP Group, the report to be provided by a Supplier, in accordance with the relevant Agreed Procedure, in respect of its performance against the Serials contained in the Menu of Supplier Charges;

          "RP Date" has the meaning given to that term in the definition of Code of Practice;

          "RS Committee Member" means a member of the Executive Committee elected by RS Pool Members in accordance with provisions of Clause 15.6;

          "RS Nominee" has the meaning given to that term in Clause 15.6.1;

          "RS Nominee List" has the meaning given to that term in Clause 15.6.2;

          "RS Pool Member" means an IS Pool Member or an SG Pool Member, as the context may require;

          "RTP Section" has the meaning given to that term in Clause 82;

          "Satisfaction Date" has the meaning given to that term in Clause 8.2.3; "Schedule Day" has the meaning given to that term in Schedule 9;

          "Scheduling" means the process of compiling and issuing a Generation Schedule (as that expression is defined in the Grid Code), as set out in SDC1;

          "Scheduling and Despatch Code" or "SDC" means that portion of the Grid Code which is identified as such in the Grid Code;

          "Scheduling and Despatch Reviews" has the meaning given to that term in Clause 47.2.1;

          "Scheme" means the scheme set out in Clause 53 and, separately, each further scheme implemented pursuant to Clause 56.2;

          "Scheme Admission Application" means an application form setting out the Scheme Admission Conditions and requiring such information as the Executive Committee may consider necessary to enable it to consider the application, in such form as the Executive Committee may from time to time determine;

          "Scheme Admission Conditions" means the conditions set out in Clause
          54;

          "Scheme Genset" means a Centrally Despatched Generating Unit which is admitted to a Scheme under Clause 53.3;

          "Scheme Planned Availability" or "SPA" has the meaning given to that term in Clause 55;

          "Scheme Year" means, in respect of each Scheme Genset, each successive period of twelve months, the first such period commencing on 1st April, 1990;

          "Scots 1998 Licence" has the meaning given to that term in Section 4.2(A) of Schedule 23;

          "Scots Contract" has the meaning given to that term in Section 6.1(A) of Schedule 23;

          "Scots Contractor" has the meaning given to that term in Section 4.5(B) of Schedule 23;

          "Scots Due Date" has the meaning given to that term in Section 9.3 of
          Schedule 23;

          "Scots Licence-Back" has the meaning given to that term in Section 4.5(H) of Schedule 23;

          "Scots Licensee" has the meaning given to that term in Section 4.2(A) of Schedule 23;

          "Scots Subsidiary Documents" means each of the documents identified and agreed to be treated as a Scots Subsidiary Document for the purposes of Schedule 23 by the Scottish PESs and the Executive Committee (or a nominated sub-committee of the Executive Committee), as the same may be amended or substituted from time to time with their prior written consent. Each Scots Subsidiary Document shall be numbered and references in Schedule 23 to "Scots Subsidiary Document `n'" shall be to the relevant numbered Scots Subsidiary Document;

          "Scottish PESs" has the meaning given to that term in Schedule 22;

          "Scottish Settlements" means Scottish Electricity Settlements Limited, a private limited liability company incorporated in Scotland with registered number SC169212 jointly owned by the Scottish PESs for the purposes of managing and implementing the Scottish Settlements Arrangements (and includes any successor company);

          "Scottish Settlements Arrangements" means the business of developing, operating and maintaining systems, processes and arrangements in the authorised supply areas (as defined in the PES Licence of the relevant Scottish PES) of the Scottish PESs pursuant to their obligations as holders of PES Licences, and includes the Scottish Settlements Project;

          "Scottish Settlements Project" means the project established and managed by Scottish Settlements that will develop systems, processes and arrangements within the scope and as part of the Scottish Settlement Arrangements;

          "Second Quarter" means, in respect of any year, the months of April, May and June;

          "Second Reconciliation Run" means, in respect of any Settlement Day, the second of the Timetabled Reconciliation Runs (or, in the absence thereof, any Ad-Hoc Reconciliation Run taking the place thereof);

          "Second Tier Agent" means an agent appointed pursuant to Clause 60.15;

          "Second Tier Computer Systems" means all and any computer systems used by any Second Tier Agent in connection with the operation of the Second Tier Data Collection System operated by such Second Tier Agent;

          "Second Tier Customer" means a person who is supplied with or sold electricity by a Second Tier Supplier;

          "Second Tier Data Collection System" means those parts of the Stage 1 Settlement System which relate to the obligations of the Settlement System Administrator under this Agreement in relation to collecting, estimating and aggregating data as may be required for the proper functioning of Stage 1 Settlement from Metering Systems at the point of connection between the Distribution System of a Public Electricity Supplier and:-

          (i)       a Stage 1 Customer or a Stage 1 Non-Pooled Generator;

          (ii) the System of an Authorised Electricity Operator other than the Public Electricity Supplier;

          (iii)     an Embedded Generator not subject to Central Despatch; and

          (iv)      the Distribution System of another Public Electricity
                    Supplier,

          and providing such data to the Settlement System Administrator;

          "Second Tier Hardware" means at any time the computer equipment and accessories used by any Second Tier Agent on or in connection with which the Second Tier Software functions or is intended to function at such time;

          "Second Tier Software" means at any time the computer programs and codes and associated documents and materials which are used by any Second Tier Agent in connection with the operation of the Second Tier Data Collection System operated by such Second Tier Agent;

          "Second Tier Supplier" means a person for the time being party to this Agreement who is the holder of a Second Tier Supply Licence;

          "Second Tier Supply Licence" means a licence granted or to be granted under section 6(2)(a) of the Act;

          "Second Tier System" means any Metering System from which the Settlement System Administrator or any Second Tier Agent is required to collect, aggregate, adjust or transmit data for the purposes of a supply pursuant to a Second Tier Supply Licence;

          "Secretary" means the person for the time being and from time to time holding office as secretary of the Executive Committee;

          "Secretary of State" has the meaning given to that term in the Act;

          "Security Amount" means, in respect of a Providing Member or the Grid Operator (as the case may be), the aggregate of available amounts of each outstanding Letter of Credit plus the principal amount (if any) of cash that such Providing Member or the Grid Operator has paid to the credit of the Pool Reserve Account (and which has not been repaid to such Providing Member or the Grid Operator) and less the amount of all outstanding loans deemed to be made under Section 21.1.3 or 21.1.5 of Schedule 11 to such Providing Member or the Grid Operator. For the purposes of this definition, in relation to a Letter of Credit, "available amount" means the face amount thereof less:-

          (i)       payments already made thereunder; and

          (ii)      claims made thereunder but not yet paid;

          "Security Cover" means, in respect of each Providing Member and the Grid Operator, the aggregate amount for the time being which it shall be required by the Executive Committee to provide and maintain by way of security in accordance with Part 3 of Schedule 11;

          "Security Period" has the meaning given to that term in the Fuel Security Code;

          "Serial" means any one of the standards of Supplier performance set out in any of Sections 2 to 8 (both inclusive) of Part 2 of the Menu of Supplier Charges;

          "Service Line" means:-

          (i) for the purposes of Schedule 4, a legally binding operating document which is agreed for the time being and from time to time by the Settlement System Administrator and the Executive Committee to be a Service Line in respect of a particular Service; and

          (ii) in any other case, a document of that title approved by the Executive Committee for the time being and from time to time;

          "Services" has the meaning given to that term in Schedule 4 or, in relation to the Pool Funds Administrator, means the services and responsibilities to be supplied or discharged by it pursuant to this Agreement;

          "Settlement" means the operation of the Settlement System under this Agreement;

          "Settlement Account" means, in relation to a Pool Member, the Ancillary Services Provider or the Grid Operator, an account maintained at a Settlement Bank and designated in accordance with
          Section 4.4 of Schedule 11;

          "Settlement Account Designation" means a notice substantially in the form set out in Part 1 of Annex 3 to Schedule 11 or in such other form as may be specified by the Executive Committee, completed and signed by a Pool Member, the Ancillary Services Provider or the Grid Operator, as the case may be, designating a Settlement Account for the purposes of Schedule 11;

          "Settlement Agreement for Scotland" means the Settlement Agreement for Scotland, including all Service Requirements and Market Procedures (as therein defined) made under it;

          "Settlement Arrangements" means this Agreement, the Service Lines, the Agreed Procedures and the Codes of Practice;

          "Settlement Bank" means a bank which:-

          (i) has its head office or a branch situated in the United Kingdom and which holds accounts denominated in the lawful currency of the United Kingdom at such office or branch;

          (ii) is a settlement member of CHAPS or is a CHAPS participant by virtue of an agency agreement with a settlement member; and

          (iii)     is either:-

                    (a) a European institution under the Banking Co-ordination (Second Council Directive) Regulations 1992; or

                    (b)       an authorised institution under the Banking Act
                              1987;

          "Settlement Bank Mandate" means any mandate referred to in Section 4.7 of Schedule 11 to be given by the Pool Funds Administrator in favour of a Settlement Bank or, as the context may require, a particular one of them in such form(s) as the Executive Committee may approve, such approval not to be unreasonably withheld, such mandate being given for the purpose of establishing and maintaining a Collection Account;

          "Settlement Day" has the meaning given to that term in Schedule 9;

          "Settlement Goal" means release 2.0 of the computer program in machine readable code which implements the functionality defined in the Pool Rules and the Datum Document, and is used for the purposes of producing the unconstrained schedules as required by the

          Pool Rules as the same may from time to time be changed pursuant to
          Section 6 of Schedule 35;

          "Settlement Metering Data" means Metered Data as defined in, and used in accordance with Section 3 of Schedule 9 and relevant metered data in accordance with Appendix 6 to Schedule 9, which is used for the purposes of Settlement;

          "Settlement Payment Date" means, in relation to any Settlement Day, the date (not being a Reconciliation Payment Date) fixed in accordance with Section 2 of Schedule 11 upon which Notified Payments (not being payments required to be settled as a result of a Timetabled Reconciliation Run) in respect of supplies of electricity, the provision of Ancillary Services and payments due in relation to Transport Uplift must be settled in accordance with Schedule 11;

          "Settlement Period" has the meaning given to that term in Schedule 9;

          "Settlement Register" has the meaning given to that term in Schedule
          9;

          "Settlement Re-run" has the meaning given to that term in Schedule 9;

          "Settlement Run" means:-

          (i) in relation to Clause 63.1.4 and Schedule 11, a Stage 1 Settlement Run or a Stage 2 Initial Settlement Run, as the case may be; or

          (ii)      in any other case, means a run of Settlement;

          "Settlement System" means those assets, systems and procedures for the calculation in accordance with the Pool Rules of payments which become due thereunder, as modified from time to time;

          "Settlement System Administrator" means ESIS in its capacity as Settlement System Administrator or any replacement therefor as Settlement System Administrator from time to time appointed pursuant to this Agreement, and for the purposes of Schedule 35 includes any person who is to become the Settlement System Administrator;

          "SG Committee Member" means an RS Committee Member elected in order to represent the interests of Small Generators on the Executive Committee;

          "SG Nominees" has the meaning given to that term in Clause 15.6.4(b);

          "SG Pool Member" means a Small Generator which is not in the same Pool Member's Group as an MP Pool Member;

          "SG Preference List" has the meaning given to that term in Clause 15.6.4(h);

          "Site" means:-

          (i)       a Grid Entry Point;

          (ii)      a Grid Supply Point or Bulk Supply Point;

          (iii) the point of connection of a Generator which is Embedded or of an Independent Network or of a Customer to a Distribution System or the NGC Transmission System, or the point of connection of a Non-Pooled Generator to a Distribution System;

          (iv)      the point of connection of two Distribution Systems; or

          (v) the point of connection of an External Interconnection to the NGC Transmission System;

          "Small Generator" means any Independent Generator with Generating Units the aggregate Registered Capacity of which does not exceed 100MW;

          "Software" means the Stage 1 Software and/or the Stage 2 Software and/or the Second Tier Software, as the context may require;

          "Special Run" has the meaning given to that term in Schedule 15;

          "Specification" means at any time the computer specification(s) giving effect to the Pool Rules and such other matters as may be approved by the Executive Committee and also, where applicable to the Stage 1 Settlement System, agreed by the Settlement System Administrator;

          "Specified Assets and Equipment" has the meaning given to that term in
          Section 4 of Part B of Schedule 17;

          "SSA Arrangements" means the provisions of this Agreement, the Service Lines, the Agreed Procedures and the Codes of Practice relating to the rights, benefits, duties, responsibilities and obligations of the Settlement System Administrator;

          "SSA System" means all operating systems, compilers and other software necessary to or used for the operation or testing of the Stage 1 Hardware and the Stage 1 Settlement System (excluding, for the avoidance of doubt, Developed Application Software and Licensed Application Software);

          "SSP Liaison Officer" means the liaison officer of the Scottish PESs (or, as the case may be, Scottish Settlements) nominated for the time being and from time to time by them in accordance with Scots Subsidiary Document 4;

          "Stage 1 Computer Systems" means all and any computer systems used by the Settlement System Administrator and required in connection with the operation of the Stage 1 Settlement System;

          "Stage 1 Customer" means a person to whom electrical power is provided whose Consumption is settled within the Stage 1 Settlement System (whether or not Embedded);

          "Stage 1 Development Policies" means the policies, procedures and practices for the development of the Stage 1 Computer Systems in the forms initialled for the purposes of identification as at 29th November, 1991 by or on behalf of the Executive Committee and the Settlement System Administrator, as the same have been or may be amended from time to time in accordance with the terms of this Agreement;

          "Stage 1 Hardware" means at any time the computer equipment and accessories used by or on behalf of the Settlement System Administrator on or in connection with which the Stage 1 Software functions or is intended to function at such time (other than Second Tier Hardware) and for the avoidance of doubt the Stage 1 Hardware at 1st April, 1996 is specified in version 1.0 of the Contract Management Rules;

          "Stage 1 Metering Equipment" means Meters, measurement transformers (voltage, current or combination units), metering protection equipment including alarms, circuitry, associated Communications Equipment and Outstations and wiring, which are part of the Active Energy and/or Reactive Energy measuring and transmitting equipment for Stage 1 Settlement;

          "Stage 1 Metering System" means all or that part of the Commissioned Metering Equipment at or relating to a Site linked to a single Outstation at or relating to that Site (and includes, for the avoidance of doubt, such Outstation) which measures a trade in Active Energy that is settled within the Stage 1 Settlement System or, as the case may be, Reactive Energy. Without prejudice to the generality of the foregoing, a set of non-exhaustive diagrammatic representations of Stage 1 Metering Systems is contained in Annex 5 to Schedule 21;

          "Stage 1 Non-Pooled Generator" means a Non-Pooled Generator whose Non-Pooled Generation is settled within the Stage 1 Settlement System;

          "Stage 1 Settlement" means the operation of the Stage 1 Settlement System under this Agreement;

          "Stage 1 Settlement Run" means, in respect of transactions occurring on the relevant Settlement Day for which payments are to be settled pursuant to Schedule 11, the data and information which the Settlement System Administrator is required to deliver to the Pool Funds Administrator on the Notification Date pursuant to Section 17 of
          Schedule 11 in respect of such transactions;

          "Stage 1 Settlement System" means those assets, systems and procedures for the calculation of payments which become due under the Pool Rules in accordance with Parts I to VI (inclusive) and Parts XI and XII of
          Schedule 9 and such Appendices to Schedule 9 as relate to such Parts;

          "Stage 1 Settlements Business" means the business of the Settlement System Administrator in operating the Stage 1 Settlement System under this Agreement;

          "Stage 1 Software" means at any time all the computer programs, codes and associated documents and materials which are at such time used by or on behalf of the Settlement System Administrator and required in Stage 1 Settlement;

          "Stage 2 Customer" means a person to whom electrical power is provided whose Consumption is settled within the Stage 2 Settlement System;

          "Stage 2 Development Policies" means the policies, procedures and practices for the development of any computer systems required in connection with Stage 2 Settlement;

          "Stage 2 Generic Dispensations" has the meaning given to that term in
          Section 14.2 of Schedule 28;

          "Stage 2 Hardware" means at any time the computer equipment and accessories used in connection with the Stage 2 Software;

          "Stage 2 Initial Settlement Run" means, in respect of transactions occurring on the relevant Settlement Day for which payments are to be settled pursuant to Schedule 11, the data and information which the Initial Settlement and Reconciliation Agent is required to deliver to the Pool Funds Administrator on the Notification Date pursuant to
          Section 17 of Schedule 11 in respect of such transactions;

          "Stage 2 Invitee" has the meaning given to that term in Section 20 of
          Schedule 28;

          "Stage 2 Metering Equipment" means Meters, measurement transformers (voltage, current or combination units), metering protection equipment including alarms, circuitry, associated Communications Equipment and Outstations and wiring, which are part of the Active Energy and/or Reactive Energy measuring and transmitting equipment for Stage 2 Settlement;

          "Stage 2 Metering System" means all or that part of the Stage 2 Metering Equipment which measures a trade in Active Energy or, as the case may be, Reactive Energy related to a Metering Point;

          "Stage 2 Metering System Number" or "MSID" means a unique number relating to a Metering Point and which consists of the following:-

          (i) a 2 digit number determined by reference to the Authorised Area of the relevant PES;

          (ii)      a 10 digit reference number provided by the relevant PES;
                    and

          (iii)     a 1 digit check number provided by the relevant PES;

          "Stage 2 Non-Pooled Generator" means a Non-Pooled Generator whose Non-Pooled Generation is settled within the Stage 2 Settlement System;

          "Stage 2 Operational Costs" means those costs which are directly or indirectly referable to Stage 2 Settlement, as determined from time to time by the Executive Committee in accordance with Section 8.1 of
          Schedule 31, which shall in any event include the costs incurred and charges payable in respect of:-

          (i)       the Initial Settlement and Reconciliation Agent;

          (ii)      the Profile Administrator;

          (iii)     the Teleswitch Agent;

          (iv) the use by the Initial Settlement and Reconciliation Agent of the Data Transfer Service (as defined in the Data Transfer Service Agreement);

          (v)       the Accreditation and Certification processes;

          (vi)      disputes relating to Stage 2 Settlement;

          (vii)     the Entry Processes;

          (viii) those functions of the Pool Auditor referable to Stage 2 Settlement;

          (ix) the development, establishment and operation of the Performance Assurance Reporting and Monitoring Systems;

          (x) those functions of the Performance Assurance Administrator referable to Stage 2 Settlement;

          (xi) amounts payable to the Pool Funds Administrator by way of the Reconciliation Fee, the 1998 PFA Development Fee, the Additional Reconciliation Run Fee and the Special Run Fee (each as defined in Schedule 15); and

          (xii) the transfer of Metering Systems in respect of 100kW Premises from ERS to a PES Registration Service,

          but shall in any event not include any costs or charges relating to the initial development of the Stage 2 Settlement System, the costs of the Action Task Force and any costs or charges falling within Section
          6.1 of Schedule 31 (other than paragraphs 6.1.6 and 6.1.8);

          "Stage 2 Settlement" means the operation of the Stage 2 Settlement System under this Agreement;

          "Stage 2 Settlement System" means those assets, systems and procedures used for the calculation of payments which become due under the Pool Rules in accordance with Part I and Part VII to Part XII (inclusive) of Schedule 9 and such Appendices to Schedule 9 as relate to such Parts;

          "Stage 2 Software" means at any time all the computer programs, codes and associated documents and materials which are at such time required in Stage 2 Settlement;

          "Standard Settlement Configuration" has the meaning given to that term in Schedule 9;

          "Statement of Charges" means the statement of charges required to be submitted by the Ancillary Services Provider pursuant to Section 2.8 of Schedule 18 in the form or substantially in the form set out in
          Part 3 of the Annex to Schedule 18 or such other form as the Executive and the Ancillary Services Provider may agree showing the total charges to be made by the Ancillary Services Provider on all Suppliers in accordance with Schedule 18;

          "Statement of Costs" means the statement of costs required to be submitted by the Ancillary Services Provider pursuant to Section 2.4 of Schedule 18 setting out the actual and accrued expenditure incurred by the Ancillary Services Provider in any period which shall be substantially in the form set out in Part 2 of the Annex to Schedule 18 or such other form as the Executive and the Ancillary Services Provider may agree;

          "sterling" or "(pound)" means the lawful currency of the United Kingdom for the time being and from time to time;

          "Substantial Part" has the meaning given to that term in Section 13.2(c)(i) of Schedule 21;

          "Supplemental Agreement" means any agreement entered or to be entered into between NGC and any User party to the Master Connection and Use of System Agreement and expressed to be supplemental thereto;

          "Supplier" means a person for the time being party to this Agreement in the capacity of a Supplier and, where the expression is used in
          Part III, Part IV or Part XI or Schedule 18, who is also or (where appropriate) is to become a Pool Member;

          "Supplier Agent" means a Meter Operator, Data Collector, Data Aggregator or Meter Administrator, as the context may require;

          "Supplier Deemed Take" has the meaning given to that term in Schedule
          9;

          "Supplier Entry Process" means the process set out in Agreed Procedure AP512 for determining whether a Supplier and its Supplier Agents are able to participate in Stage 2 Settlement relative to a particular GSP Group;

          "Supplier Force Majeure" has the meaning given to that term in Section
          2.8 of Schedule 26;

          "Supplier Weighted Vote" has the meaning given to that term in Clause 11.2.2;

          "Supplier's Connection Agreement" means the agreement for connection to any User System envisaged in Condition 8C of a PES Licence and Condition 6 of a Second Tier Supply Licence;

          "Supplier's Monthly Cap" means, in relation to a Supplier in a GSP Group, the cap on its liability to pay charges in respect of any month determined in accordance with Section 16 of the Menu of Supplier Charges;

          "Supplier's Net Liability" means, in relation to a Supplier in a GSP Group, the amount determined in respect of any month in accordance with Section 5.4 of Schedule 31;

          "Supplier's Use of System Agreement" means the agreement for use of system envisaged in Condition 8B of a PES Licence and Condition 6 of a Second Tier Supply Licence;

          "Suppliers' Half Hourly Charge" has the meaning given to that term in
          Section 7.5.1 of Schedule 31;

          "Support Documentation" means any documentation provided by the Programme Liaison Officer as clarification to any of the 1998 Documentation, the Existing Pool Documentation or the ISRA Documentation in response to a request from the SSP Liaison Officer pursuant to Scots Subsidiary Document 4;

          "Support Services" means:-

          (i) support services for systems tests, integration tests and trialing;

          (ii) services for maintenance, error correction, change implementation and new system releases; and

          (iii)     training services;

          "Suspended Stage 2 Provisions" means:-

          (i) all the provisions of Schedule 26 (other than Sections 1, 2.1, 2.3, 8.3, 9.2, 10 and 11.1 to 11.7 (inclusive));

          (ii)      Sections 4 and 6 of Schedule 27; and

          (iii)     Sections 8, 9, 10 and 17 of Schedule 28;

          "Synopsis of Metering Codes" means a synopsis maintained and updated as necessary by the Executive Committee listing each Code of Practice approved as such from time to time in accordance with this Agreement;

          "System" means any User System or the NGC Transmission System, as the case may be;

          "System Ancillary Services" means Ancillary Services which are required for System reasons and which must be provided by Users (but in some cases only if a User has agreed to provide the same under a Supplemental Agreement);

          "Systems Requirement Request" has the meaning given to that term in Scots Subsidiary Document 3;

          "Systems Requirement Response" has the meaning given to that term in Scots Subsidiary Document 3;

          "Tariff" for any period in respect of any Site (which whenever used in this definition shall include all Qualifying Sites) means the tariff approved by the Director and published by the Executive Committee on or before that tariff becomes effective and providing for amounts payable to Tariff Operators of certain Sites in a class of which that Site is a member in respect of the provision of installation and maintenance services in respect of Communications Equipment; and the "relevant Tariff" in respect of any Site (or Metering Equipment or Metering System in respect of a Site) shall be the Tariff which is so expressed by its terms to apply to that class of Sites to which such Site so belongs;

          "Tariff Operator" means a Meter Operator Party which is an Operator or which is appointed as the operator pursuant to an agreement or an arrangement in respect of Metering Equipment at a Qualifying Site;

          "Teleswitch Agent" means the person for the time being and from time to time appointed to act as the Teleswitch Agent pursuant to Schedule 30;

          "Third Party" has the meaning given to that term in Section 21.3(a)(iii) of Schedule 21 or, as the context may require, Section 19.1(iii) of Schedule 28;

          "Third Party Claim" has the meaning given to that term in Clause 83.5;

          "Third Quarter" means, in respect of any year, the months of July, August and September;

          "Third Reconciliation Run" means, in respect of any Settlement Day, the third of the Timetabled Reconciliation Runs (or, in the absence thereof, any Ad-Hoc Reconciliation Run taking the place thereof);

          "Time Pattern Regime" has the meaning given to that term in Schedule
          9;

          "Timetabled Reconciliation Run" means, in respect of transactions occurring on the relevant Settlement Day for which payments are to be settled pursuant to Schedule 11, the data and information which the Initial Settlement and Reconciliation Agent is required to deliver to the Pool Funds Administrator on the Reconciliation Notification Date pursuant to Section 17 of Schedule 11 in respect of such transactions, and known as a "Reconciliation Run" (but not including an "Ad-Hoc Reconciliation Run" or a Special Run);

          "Total Fixed ERS Charges" means, in respect of any Accounting Period beginning on or after 1st April, 1998, the aggregate of the charges identified as fixed charges payable to the Settlement System Administrator in respect of ERS, as adjusted in accordance with
          Section 4.3 of Schedule 31 to account for any surplus or deficit from a previous Accounting Period;

          "Total Operating Costs" means, in respect of any Accounting Period or part thereof:-

          (i) the total expenditure properly incurred or accrued by or on behalf of the Ancillary Services Provider in operating the Ancillary Services Business in such period or part thereof (other than that referred to in (ii) and (iii) below); plus

          (ii) all Depreciation in such period on all assets owned and employed by the Ancillary Services Provider in the Ancillary Services Business; plus

          (iii) all other expenditure properly incurred or accrued during such period which, under Schedule 18, is permitted to be included in any Statement of Costs; plus

          (iv) Efficiencies which are permitted to be included in any Statement of Costs pursuant to Section 5.4 of Schedule 18;

          "Total System" means the NGC Transmission System and all User Systems in England and Wales;

          "Total Variable ERS Charges" means, in respect of any Accounting Period beginning on or after 1st April, 1998, the aggregate of the charges payable to the Settlement System Administrator in respect of ERS (other than the Total Fixed ERS Charges), as adjusted in accordance with Section 3.4 of Schedule 31 to account for any surplus or deficit from a previous Accounting Period;

          "Total Weighted Votes" means at any time the aggregate number of Weighted Votes to which all Pool Members (in whatever capacity) are entitled at such time before the application of Clause 11.4;

          "Trading Site" shall be determined in accordance with Schedule 17;

          "Trading Site Applicants" has the meaning given to that term in
          Section 2 of Part A of Schedule 17;

          "Trading Site Application" has the meaning given to that term in
          Section 2 of Part A Schedule 17;

          "Transferee Pool Member" has the meaning given to that term in Clause 11.2.2(a) or, as the context may require, Section 2(A) of Schedule 13;

          "Transitional Arrangements" has the meaning given to that term in Clause 5.2;

          "Transmission Licence" means a licence granted or to be granted under section 6(1)(b) of the Act, the authorised area of which is England and Wales or any part of either thereof;

          "Transport Uplift" has the meaning given to that term in Schedule 9;

          "TUoS File" has the meaning given to that term in Section 3.9 of
          Schedule 30;

          "TW" means terrawatt;

          "TWh" means terrawatt-hours;

          "Type 1 Goal Licence" has the meaning given to that expression in
          Schedule 35;

          "Underlying Interest" means, in relation to any Generating Unit, any interest arising by reason of the person or affiliate or any related undertaking of the person or affiliate (whether alone or with others):-

          (i) holding or being entitled to acquire an interest in the land on which the Generating Unit, or any part thereof, is built;

          (ii) being in partnership with or party to any arrangement for sharing of profits or cost-savings or any joint venture with any person holding or entitled to acquire an interest in the land on which the Generating Unit, or any part thereof, is built;

          (iii) owning any electrical plant situated on or operated as a unit with the Generating Unit (and for such purpose, any electrical plant or equipment to the possession of which the person, affiliate or related undertaking is entitled under any agreement for hire, hire purchase, conditional sale or loan shall be deemed to be owned by such person) provided always that such electrical plant shall not be deemed to be operated as a unit with any Generating Unit by reason only of connections with any other system for the transmission or distribution of electricity; or

          (iv) having obtained any consent under section 36 of the Act required for the construction or extension of the Generating Unit or any part thereof;

          "underpayment" has the meaning given to that term in Section 23.4 of
          Schedule 11;

          "undertaking" has the meaning given to that term by section 259 of the Companies Act 1985;

          "Unmetered Supply" means a supply of electricity to a particular inventory of Apparatus in respect of which a Public Electricity Supplier has issued an Unmetered Supply Certificate;

          "Unmetered Supply Certificate" means a certificate issued by a Public Electricity Supplier permitting a supply of electricity to be made in its Authorised Area without the requirement for such supply to be metered, such certificate to be agreed between the relevant Public Electricity Supplier and the Customer taking the supply and to contain at least the information set out or referred to in the relevant Agreed Procedure;

          "User" means a term utilised in various sections of the Grid Code to refer to a person using the NGC Transmission System and includes an Externally Interconnected Party, all as more particularly identified in each section of the Grid Code concerned;

          "User Site" means a site owned (or occupied pursuant to a lease, licence or other agreement) by a User in which there is a Connection Point;

          "User System" means:-

          (i) other than in relation to an External Pool Member or an Externally Interconnected Party, any system owned or operated by a User comprising Generating Units and/or Distribution Systems (and/or other systems consisting, wholly or mainly, of electric lines which are owned or operated by a person other than a Public Electricity Supplier) and Plant and/or Apparatus connecting Generating Units, Distribution Systems (and/or other systems consisting, wholly or mainly, of electric lines which are owned or operated by a person other than a Public Electricity Supplier) or Non-Embedded Customers to the NGC Transmission System or (except in the case of Non-Embedded Customers) to the relevant other User System, as the case may be, including any Remote Transmission Assets (as defined in the Grid Code) operated by such User or other person and any Plant and/or Apparatus and meters owned or operated by the User or other person in connection with the distribution of electricity, but does not include any part of the NGC Transmission System; and

          (ii) in relation to an External Pool Member or an Externally Interconnected Party, the External System connected to the relevant External Interconnection;

          "VAr" means voltamperes reactive;

          "Variable ERS Charge" means the amount from time to time determined by the Executive Committee for the purposes of Section 3 of Schedule 31;

          "Variation Menus" has the meaning given to that term in the Appendix to Schedule 4;

          "Votes Calculation Period" means, in relation to any month, the then most recent month in respect of which the final run of Stage 1 Settlement and the Stage 2 Initial Settlement Run are available, as at the close of business on the Business Day immediately preceding the relevant Calculation Date, in relation to all Settlement Periods in that then most recent month;

          "Voting Paper" has the meaning given to that term in Clause 15.5.3(a) or (as the context may require) Clause 15.6.4(a);

          "Weighted Vote" means a Generator Weighted Vote or a Supplier Weighted Vote or the sum of the two for each Pool Member, as the context may require;

          "Weighted Votes" means, in relation to a Pool Member, the number of votes to which such Pool Member is entitled pursuant to Clause 11.2;

          "Wh" means watt-hours;

          "Withdrawing Party" has the meaning given to that term in Clause 8.10;

          "working day" has the meaning given to that term in the Act;

          "Works Programme" has the meaning given to that term in Clause 5.9;
          and

          "Works Programme Manager" has the meaning given to that term in Clause 5.13.

1.2 Construction of certain references: In this Agreement, except where the context otherwise requires, any reference to:-

          1.2.1 an Act of Parliament or any Part or section or other provision of, or Schedule to, an Act of Parliament shall be construed, at the particular time, as including a reference to any modification, extension or re-enactment thereof then in force and to all instruments, orders or regulations then in force and made under or deriving validity from the relevant Act of Parliament;

          1.2.2 another agreement or any deed or other instrument shall be construed as a reference to that other agreement, deed or other instrument as the same may have been, or may from time to time be, amended, varied, supplemented, modified, suspended or novated;

          1.2.3 an "affiliate" means, in relation to any person, any holding company or subsidiary of such person or any subsidiary of a holding company of such person, in each case within the meaning of sections 736, 736A and 736B of the Companies Act 1985 as substituted by section 144 of the Companies Act 1989;

          1.2.4 a "Business Day" means any week day (other than a Saturday) on which banks are open for domestic business in the City of London;

          1.2.5 a "day" means a period of 24 hours (or such other number of hours as may be relevant in the case of changes for daylight saving) ending at 12.00 midnight;

          1.2.6 a "holding company" means, in relation to any person, a holding company of such person within the meaning given to that term in Clause 1.2.3;

          1.2.7     a "month" means a calendar month;

          1.2.8 a "person" includes any individual, partnership, firm, company, corporation, joint venture, trust, association, organisation or other entity, in each case whether or not having separate legal personality;

          1.2.9 a "related undertaking" means, in relation to any person, any undertaking in which such person has a participating interest as defined by section 260(1) of the Companies Act 1985 as substituted by section 22 of the Companies Act 1989;

          1.2.10 a "subsidiary" means, in relation to any person, a subsidiary of such person within the meaning given to that term in Clause 1.2.3; and

          1.2.11    a "year" means a calendar year.

          For all purposes of this Agreement no Party shall be an associate or a related undertaking of any other Party only by reason of all or any of the share capital of any Party being owned directly or indirectly by the Secretary of State.

1.3       Interpretation:

          1.3.1     In this Agreement:-

                    (a) references to the masculine shall include the feminine and references in the singular shall include references in the plural and vice versa;

                    (b) references to the word "include" or "including" are to be construed without limitation;

                    (c)       references to time are to London time;

                    (d) except where the context otherwise requires, references to a particular Part, Clause, sub-clause, paragraph, sub-paragraph or Schedule shall be a reference to that Part, Clause, sub-clause, paragraph, sub-paragraph or Schedule in or to this Agreement;

                    (e) except where the context otherwise requires, references in a Schedule to a particular Part, Section, sub-section, paragraph, sub-paragraph, Annex or Appendix shall be a reference to that Part, Section, sub-section, paragraph, sub-paragraph, Annex or Appendix in or to that Schedule; and

                    (f) the table of contents, the headings to each of the Parts, Clauses, sub-clauses, paragraphs, sub-paragraphs, Schedules, Sections, sub-sections, Annexes and Appendices are inserted for convenience only and shall be ignored in construing this Agreement.

          1.3.2 With respect to Part XV of and Schedules 21 and 28 to this Agreement (but not elsewhere or otherwise):-

                    (a) in the event that any person is required to give or is entitled to withhold its consent or approval to terms and conditions of this Agreement or an Agreed Procedure or Code of Practice or to any other act, matter or thing under or referred to in this Agreement or has agreed to revise such terms and conditions or an Agreed Procedure or Code of Practice or any dispensation therefrom, such person shall act in good faith and be reasonable in the giving or withholding of such consent or approval or in imposing conditions to such consent or approval or in agreeing revised terms and conditions of Part XV of or Schedule 21 or 28 to this Agreement or any Agreed Procedure or Code of Practice; and

                    (b) where any person is required to perform any act or give any consent or notification or do any other thing, it shall, in the absence of any specified time limit, perform, give or do or (as the case may be) notify its withholding of its consent or approval to the same as soon as is reasonably practicable in all the circumstances.

1.4 The Euro: If at any time a single or unified European currency is introduced (whether known as the "euro" or otherwise), as contemplated in the Treaty of Rome of 25th March, 1957, as amended by the Single European Act 1986 and the treaty on European union which was signed at Maastricht on 1st February, 1992, and as a result sterling is replaced by a single or unified European currency, then the amounts of sterling referred to in this Agreement shall, if replaced by the single or unified currency, be deemed converted into amounts of the single or unified currency at the rate prescribed by any implementing regulation or directive. The Parties shall make such adjustments to this Agreement as are necessary to implement the provisions of this Clause and to ensure that each Party is in the same financial position as if such currency had not been replaced.

1.5       Review of Procedures:

          (a) The Parties undertake to review the Agreed Procedures, the Codes of Practice and the Service Lines applicable to
                    Schedule 4 by no later than the date (the "Review End Date") falling 30 days after the date on which this Clause 1.5 takes effect in accordance with a workplan in form and content agreed by the Executive Committee and the Settlement System Administrator as at the date on which this Clause 1.5 takes effect, such workplan to include the principle that ESIS will provide discussion drafts of the Service Lines applicable to Schedule 4 to the Executive Committee and that these redrafts will then be the subject of the joint review by ESIS and the Executive Committee.

          (b) In reviewing the Agreed Procedures, the Codes of Practice and the Service Lines applicable to Schedule 4:-

                    (i) the product of each such Service Line shall remain unaltered and if any Agreed Procedure or Code of Practice shall have a product which is part of the current working practice of ESIS but which is not currently in a Service Line applicable to Schedule 4, that product shall be incorporated into the relevant Service Line;

                    (ii) subject to sub-paragraph (i) above, each of the Agreed Procedures, the Codes of Practice and the Service Lines applicable to Schedule 4 shall be brought into line with Parties' working practices current at the date on which this Clause 1.5 takes effect and made consistent inter se.

          (c) Each of the Parties undertakes to comply at all times with its obligations under or pursuant to the relevant Service Lines notwithstanding that the same are being reviewed as provided in this Clause 1.5.

         (d)        (i)       Each of the Parties undertakes to comply at all
                              times with the Agreed Procedures and the Codes of Practice insofar as applicable to such Party provided that:-

                              (A) subject to sub-paragraph (B) below, pending completion of the review of the Agreed Procedures and Codes of Practice pursuant to this Clause 1.5, if Parties' working practices current at the date on which this Clause 1.5 takes effect are inconsistent with the terms of any Agreed Procedure or Code of Practice, such working practices shall prevail (but without prejudice and subject to the requirements of Clause 1.5(b)(i)); and

                              (B)       if the review of a Service Line
                                        applicable to Schedule 4, Agreed
                                        Procedure or Code of Practice pursuant
                                        to this Clause 1.5 is not completed by
                                        the Review End Date then, until it is
                                        completed, the Parties shall continue to comply with the Parties' working practices then current.

                    (ii) The Executive Committee shall provide copies of the Agreed Procedures and Codes of Practice to a Party upon request.

          (e) Nothing in this Clause 1.5 shall affect Clause 1.4 or any other review of Agreed Procedures, Codes of Practice or Service Lines required or permitted elsewhere pursuant to this Agreement.

1.6 Obligation on Generators with respect to Availability Declarations: In respect of each of its Centrally Despatched Generating Units a Generator shall submit an Availability Declaration or a re-declared Availability Declaration to ensure that its Genset Offered Availability and Genset Re-Offered Availability do not exceed at any time the maximum Gross/Net generation which it, acting as a prudent operator using Good Industry Practice, would reasonably expect to achieve if such Centrally Despatched Generating Unit were to be despatched at that level. In this Clause 1.6 capitalised terms not defined in Clause 1.1 shall have the respective meanings given to them in the Pool Rules.

1.7 Schedules: So far as not expressly provided elsewhere in this Agreement, the Schedules shall have effect in accordance with their terms.

2.        THE EFFECTIVE DATE

Commencement: The rights and obligations of each of the Parties under this Agreement shall, unless otherwise specified, commence on the Effective Date.

3.        ADDITIONAL PARTIES

3.1 General: Subject to the following provisions of this Clause 3, the Parties shall admit as an additional party to this Agreement any person (the "New Party") (not, for the avoidance of doubt, being a successor Settlement System Administrator, Pool Funds Administrator, Grid Operator or Ancillary Services Provider, to which the provisions of Clause 3.11, 3.12, 3.13 or, as the case may be, 3.14 apply) who applies to be admitted, in the capacity or, as the case may be, capacities requested by the New Party.

3.2 Admission Application: A New Party wishing to be admitted as an additional party to this Agreement shall complete an Admission Application and shall deliver it to the Executive Committee together with the fee (which shall be non-refundable) and other documents (if any) therein specified.

3.3       Executive Committee response:

          3.3.1 Upon receipt of any Admission Application duly completed the Executive Committee shall notify (for information only) all Parties and the Director of such receipt and of the name of the New Party.

          3.3.2 Within 60 days after receipt of a duly completed Admission Application from a New Party the Executive Committee shall notify the New Party and the Director either:-

                    (a) that the New Party shall be admitted as a Party, in which event the provisions of Clause 3.6 shall apply; or

                    (b) that the Executive Committee requires the New Party to produce evidence satisfactory to the Executive Committee ("Additional Evidence") demonstrating the New Party's fulfilment of the admission conditions relevant to it set out in its Admission Application, in which event the provisions of Clause 3.4 shall apply.

                    If the Executive Committee shall fail so to notify the New Party and the Director, the New Party may within 28 days after the expiry of the said 60 day period refer the matter to the Director pursuant to Clause 3.5, in which event the provisions of that Clause shall apply.

3.4 Additional Evidence: Within 28 days (or such longer period as the Executive Committee in its absolute discretion may allow) after the Executive Committee has given notice pursuant to Clause 3.3.2(b) the New Party shall:-

          3.4.1 provide the Executive Committee with the Additional Evidence, in which event the provisions of Clause 3.6 shall apply; or

          3.4.2 refer the matter to the Director pursuant to Clause 3.5, in which event the provisions of that Clause shall apply,

          failing which the New Party's application for admission shall lapse and be of no effect and the New Party shall not be, and shall not be entitled to be, admitted as a Party consequent upon such application (but without prejudice to any new application for admission it may make thereafter).

3.5       Reference to the Director:

          3.5.1     If:-

                    (a) any dispute shall arise between the Executive Committee and a New Party over whether the New Party has fulfilled the admission conditions relevant to it; or

                    (b) the Executive Committee shall have failed to notify the New Party as provided in Clause 3.3 within the 60 day period therein specified,

                    the issue of whether the New Party has fulfilled the admission conditions relevant to it may be referred by way of written application of the New Party, copied to the Executive Committee, to the Director for determination. The determination of the Director, which shall be made within 28 days after receipt of the said written application and shall be to the effect set out in paragraph (a) or (b) of Clause 3.5.2, shall be final and binding for all purposes. The Director shall publish reasons supporting his determination.

          3.5.2     (a)       If the determination is to the effect that the New
                              Party has fulfilled the said admission conditions, the New Party shall be admitted and the provisions of Clause 3.6 shall apply.

                    (b) If the determination is to the effect that the New Party has not fulfilled the said admission conditions, the New Party's application for admission shall lapse and be of no effect and the New Party shall not be, and shall not be entitled to be, admitted as a Party consequent upon such application (but without prejudice to any new application it may make thereafter).

3.6       Admission: If:-

          3.6.1 the Executive Committee shall notify the New Party and the Director as provided in Clause 3.3.2(a); or

          3.6.2 following a request for Additional Evidence pursuant to Clause 3.3.2(b), the New Party provides the same within the period specified in Clause 3.4; or

          3.6.3 the New Party is to be admitted as a Party pursuant to Clause 3.5,

          the Executive Committee shall forthwith prepare or cause to be prepared an Accession Agreement. Subject to the Executive Committee making all notifications and filings (if any) required of it for regulatory purposes and obtaining all regulatory consents and approvals (if any) required to be obtained by it, the Executive Committee shall instruct the Chief Executive or another person authorised by the Executive Committee for the purpose to prepare an Accession Agreement and to sign and deliver the Accession Agreement on behalf of all Parties other than the New Party and the New Party shall also execute and deliver the Accession Agreement and, on and subject to the terms and conditions of the Accession Agreement, the New Party shall become a Party for all purposes of this Agreement with effect from the date specified in such Accession Agreement (and, if no such date is so specified, the date of such Accession Agreement). The New Party shall pay all costs and expenses associated with the preparation, execution and delivery of its Accession Agreement. Each Party hereby authorises and instructs the Chief Executive and each person authorised for the purpose by the Executive Committee to sign on its behalf Accession Agreements and undertakes not to withdraw, qualify or revoke such authority and instruction at any time. The Executive Committee shall promptly notify all Parties and the Director of the execution and delivery of each Accession Agreement.

3.7 Additional Agreements: Upon and as a condition of admission as a Party, a New Party shall execute and deliver such further agreements and documents and shall do all such other acts, matters and things as the Executive Committee may reasonably require.

3.8 Application fees: All fees received by the Executive Committee in respect of any application by a New Party to become a Party shall be used to defray the costs and expenses of the Executive Committee and shall be paid to such account as the Executive Committee may direct. The application fee shall be (pound)250 or such other amount as the Executive Committee may, with the prior approval of the Director, from time to time prescribe.

3.9 Compliance: Each Party shall procure that for so long as it is a Party it shall at all times satisfy or otherwise comply with the admission conditions set out in its Admission Application applicable to it (and/or such further or other conditions as the Executive Committee may from time to time reasonably specify) and upon request from time to time shall promptly provide the Executive Committee with evidence reasonably satisfactory to the Executive Committee of such satisfaction and compliance.

3.10      Change of capacities:

          3.10.1 Any Founder Generator, any Founder Supplier, any Externally Interconnected Party and any Party admitted as an additional party to this Agreement pursuant to this Clause 3 may, upon application to the Executive Committee and satisfaction of such conditions (if any) as the Executive Committee may reasonably require, change the capacity(ies) in which it participates as a Party.

          3.10.2 If upon receipt of any Admission Application the Executive Committee shall consider that the New Party should either:-

                    (a) not be admitted as a Party in the capacity in which it has applied so to be admitted but should be admitted in another capacity; or

                    (b) be admitted both in the capacity in which it has applied so to be admitted and in another capacity,

                    then the Executive Committee shall within the period specified in Clause 3.3.2 notify the New Party and the Director accordingly and shall specify what, if any, additional evidence the Executive Committee requires the New Party to produce to demonstrate its fulfilment of the admission conditions relevant to its admission in such other capacity(ies). The provisions of Clauses 3.4, 3.5 and 3.6 shall apply mutatis mutandis but as if the references therein to Additional Evidence were read and construed as references to the said additional evidence.

3.11 Successor Settlement System Administrator: Any successor Settlement System Administrator requiring to be admitted as a Party in that capacity shall, upon application to the Executive Committee, be so admitted by way of Accession Agreement modified insofar as is necessary to take account of the capacity in which such successor is to be admitted. The provisions of Clause 3.6 shall apply mutatis mutandis to any such admission.

3.12 Successor Pool Funds Administrator: Any successor Pool Funds Administrator appointed in accordance with the provisions of Schedule 15 shall be admitted as a Party in that capacity at such time and on such terms and conditions as the Executive Committee may reasonably require.

3.13 Successor Grid Operator: Any successor Grid Operator requiring to be admitted as a Party in that capacity shall, upon application to the Executive Committee, be so admitted by way of Accession Agreement modified insofar as is necessary to take account of the capacity in which such successor is to be admitted. The provisions of Clause 3.6 shall apply mutatis mutandis to any such admission.

3.14 Successor Ancillary Services Provider: Any successor Ancillary Services Provider requiring to be admitted as a Party in that capacity shall, upon application to the Executive Committee, be so admitted by way of Accession Agreement modified insofar as is necessary to take account of the capacity in which such successor is to be admitted. The provisions of Clause 3.6 shall apply mutatis mutandis to any such admission.

                                     PART II

                          OBJECTS, REVIEW AND PRIORITY

4.        OBJECTS AND PURPOSE OF THE AGREEMENT

4.1 Principal objects and purpose: The principal objects and purpose of this Agreement are:-

          4.1.1 to provide a set of rules which, when implemented, will quantify:-

                    (a) the financial obligations owed by certain Pool Members to other Pool Members in respect of the former Pool Members' purchases of electricity produced or delivered by such other Pool Members;

                    (b) the financial obligations owed by the Grid Operator to the Ancillary Services Provider in respect of the purchase of Ancillary Services; and

                    (c) the financial obligations owed by the Grid Operator to certain Pool Members in respect of Transport Uplift (exclusive of any element thereof relating to Ancillary Services);

          4.1.2 to establish, maintain and operate efficiently computer and other systems (whether or not computer related) which will implement the rules referred to in Clause 4.1.1; and

          4.1.3 by following the procedures for amending this Agreement set out or referred to herein, to keep under review and promote the implementation, administration and development of the systems referred to in Clause 4.1.2 in a way which takes into account, and balances, the respective interests of actual and potential generators and suppliers of electricity and of consumers of electricity and providers of Ancillary Services.

4.2 Interpretation: In the construction and interpretation of this Agreement due regard shall be had to the principal objects and purpose set out in Clause 4.1.

4.3 Exercise of rights: In exercising its rights under this Agreement, each Party shall exercise and enforce such rights and perform its obligations in good faith having due regard both to its own legitimate commercial interests and the principal objects and purpose set out in Clause 4.1.

5.        TRANSITIONAL ARRANGEMENTS AND REVIEWS

5.1       [Not used.]

          Transitional Arrangements

5.2 Transitional Arrangements: The Parties acknowledge and agree that the arrangements described or referred to in the first column of Schedule 12 ("Transitional Arrangements") have been designed as transitional arrangements only. The Parties undertake with each other to use all reasonable endeavours (including, where appropriate, through their representation on the Executive Committee) to give effect to the principle (the "New Principle") set opposite the relevant Transitional Arrangement in the second column of Schedule 12 by the date set opposite such Transitional Arrangement in the third column of that Schedule. Clauses 5.9 to 5.14 (inclusive) shall have effect in relation to all Transitional Arrangements.

          Regular Reviews

5.3 Conduct of reviews: Within a period (the "Review Period") of six months beginning on each of the dates referred to in Clause 5.5 (the "Review Dates") the Executive Committee shall review (in consultation with the Settlement System Administrator, the Pool Auditor and, to the extent that the Executive Committee considers it appropriate, the Pool Agents) the operation in practice of this Agreement and the Settlement System to assess whether the principal objects and purpose set out in Clause 4.1 are being or could be better achieved. In carrying out each such review the Executive Committee shall give due consideration to any matter referred to it by any Party or Pool Agent, the Pool Auditor, the Director or the Secretary of State. Clauses 5.5 to 5.15 (inclusive) shall have effect in relation to the reviews described in this Clause 5.3, and such reviews shall be in addition to the reviews associated with the Transitional Arrangements.

5.4       [Not used.]

5.5       Review Dates: The Review Dates are:-

          5.5.1 those dates falling on the last day of each successive period of two years, the first such period beginning on 30th March, 1997; and

          5.5.2 such other date(s) as the Pool Members in general meeting may from time to time determine.

5.6 Reports: Promptly (and in any event within one month) after the end of each Review Period the Executive Committee shall prepare or cause to be prepared a written report of its review containing such matters as are referred to in Clause 5.7 and a copy of such report shall be sent to each Party, the Pool Auditor, the Director and the Secretary of State (and, if the Executive Committee considers it appropriate, the Pool Agents or any one or more of them).

5.7 Content of reports: Each report referred to in Clause 5.6 shall set out:-

          5.7.1     the scope of the review conducted;

          5.7.2 the matters reviewed and the investigations and enquiries made;

          5.7.3     the findings of such review;

          5.7.4 the recommendations (if any) as to the changes to be made to this Agreement and the Settlement System so as to achieve or better to achieve the principal objects and purpose set out in Clause 4.1;

          5.7.5 the effect which any such recommendation referred to in Clause 5.7.4 would, if implemented, have on the role of the Pool Auditor under this Agreement and any comments of the Pool Auditor thereon;

          5.7.6 the financial effects (if any) which any such recommendation referred to in Clause 5.7.4 would, if implemented, have on Pool Members; and

          5.7.7 such other matters as the Executive Committee shall consider appropriate.

          If any Committee Member shall disagree with any of the recommendations made in any such report, such report shall set out the reasons for such disagreement and any alternative proposals of such Committee Member.

5.8 General Meeting approval: Within two months after the end of each Review Period the Executive Committee shall convene an extraordinary general meeting of Pool Members to consider and, if thought fit, approve (in whole or in part) the recommendations (the "Recommendations") made in the report referred to in Clause 5.6. If any Recommendation is so approved (an "Approved Recommendation") then, subject to Clause 13.5, the provisions of Clauses 5.9 to 5.14 (inclusive) shall have effect in relation thereto. If any Recommendation is not so approved, no further action shall be taken in respect thereof arising from such report.

          Works Programme

5.9 Works Programme: In respect of each Transitional Arrangement and each Approved Recommendation the Executive Committee shall:-

          5.9.1 in the case of a Transitional Arrangement, by the date set opposite such Transitional Arrangement in the fourth column of Schedule 12; and

          5.9.2 in the case of an Approved Recommendation, by the date stipulated by the Pool Members in general meeting or (if no date is stipulated) within a reasonable time,

          prepare (or cause to be prepared) in consultation with the Pool Auditor a programme (the "Works Programme", which expression shall include any associated documentation hereinafter referred to in this Clause 5.9) which programme shall (unless otherwise resolved by the Executive Committee after consultation with those Parties not being Pool

          Members and with Pool Agents who, in either case, might reasonably be expected to be affected by the Works Programme) include:-

          (a) a detailed timetable for the implementation of the New Principle or (as the case may be) the Approved Recommendation, including (where appropriate) a series of milestone and/or target dates for the achievement of specified parts of such programme;

          (b) a full explanation of how such New Principle or Approved Recommendation is to be implemented, including a detailed analysis of such New Principle or Approved Recommendation and the objectives which it is intended to achieve, the work involved, the resources required and the amendments likely to be required to this Agreement, the Specification and to any other relevant agreement or document and of any changes required to be made to the Software or the Hardware; and

          (c) an estimate of the cost of such implementation supported by a breakdown of such cost and a detailed commentary on each element thereof together with proposals for the recovery of such cost;

          and (unless otherwise resolved by the Executive Committee after consultation with those Parties not being Pool Members and with Pool Agents who, in either case, might reasonably be expected to be affected by the Works Programme) shall be supported by:-

          (i) any draft legal documentation required to give effect to the amendments referred to in paragraph (b) above; and

          (ii) the outline form of agreement appointing the Works Programme Manager as project manager for the implementation of the Works Programme (which form shall, where the Settlement System Administrator is or, in the Executive Committee's opinion, is likely to be the Works Programme Manager or where the Works Programme involves changes to the Specification (so far as applicable to or having an effect on the Stage 1 Settlement System) or the Stage 1 Software, be prepared in consultation with the Settlement System Administrator).

          The provisions of this Clause 5.9 shall not apply to Settlement Goal or Generation Schedule Goal.

5.10 Review: The Executive Committee shall arrange for a copy of each Works Programme to be sent to each Party, the Pool Auditor and the Director and to each Pool Agent who might reasonably be expected to be affected by the Works Programme for review under cover of a letter setting a deadline for receipt of comments on such Works Programme (being no earlier than one month and no later than two months after the date of despatch of copies of the Works Programme for comment) and indicating to whom such comments should be addressed. Within such time as is reasonable after the deadline set for receipt of comments but, in any event, within two months thereafter, the Executive

          Committee shall revise (or cause to be revised) the Works Programme to take into account (so far as it considers desirable) the comments received from the Parties, the Pool Auditor, the Director and affected Pool Agents.

5.11 General Meeting referral: As soon as a Works Programme has been revised as provided in Clause 5.10 (or, if the Executive Committee considers no such revision desirable, within one month after the deadline set under Clause 5.10 for receipt of comments on such Works Programme), the Executive Committee shall convene an extraordinary general meeting of Pool Members to consider and, if thought fit, approve such Works Programme (with or without amendment).

5.12      Approval of the Works Programme:

          5.12.1 A Works Programme shall not be given effect to unless and until approved by the Pool Members in general meeting. Additionally, if a Works Programme or any part thereof shall involve a matter requiring the approval of Generators or Suppliers in separate general meeting under Clause 13.2 (a "Class Issue"), then such Works Programme shall not be given effect to unless and until approved by the relevant class of Pool Members. If a Works Programme shall not be duly approved (with or without amendment), then the Executive Committee shall revise (or cause to be revised) the same to take account of the wishes of the Pool Members in general meeting and/or (as the case may be) in separate general meeting and thereafter such revised Works Programme shall be re-submitted to the Pool Members in general meeting and, if such revised Works Programme or any part thereof shall involve a Class Issue, to the relevant Pool Members in separate general meeting, in each case for approval (with or without amendment). This revision and re-submission procedure shall be repeated as often as may be required until such time as the Pool Members in general meeting and, as necessary, in separate general meetings approve the Works Programme.

          5.12.2 Notwithstanding the provisions of Clause 5.12.1, the Executive Committee and each Party shall be entitled at any time prior to the approval of a Works Programme by the Pool Members in general meeting and (where required under Clause 5.12.1) by the relevant class of Pool Members in separate general meeting to apply to the Director requesting that the implementation of the New Principle or (as the case may be) the Approved Recommendation should not proceed or should not proceed in the manner set out by such Works Programme and, in such event, effect shall not be given to the Works Programme pending the determination of the Director and then (subject as provided in Clause 5.14) only to the extent (if at all) that the Director in his absolute discretion shall approve.

5.13 Implementation: The implementation of a Works Programme shall be project managed:-

          5.13.1 if the Works Programme has a significant impact on the Stage 1 Settlement System, by the Settlement System Administrator; or

          5.13.2 in any other case or if the Settlement System Administrator is unable or unwilling to project manage a Works Programme falling within Clause 5.13.1, by such person as the Executive Committee shall nominate

          (in either case, the "Works Programme Manager") upon and subject to such terms and conditions as are agreed by the Executive Committee with the Works Programme Manager and the cost thereof recovered in accordance with the terms of the relevant Works Programme. Cost overruns, liquidated damages and all other financing costs, incentives and penalties shall be financed, levied and/or paid at the times and in the manner provided for in such Works Programme. Costs incurred by the Settlement System Administrator shall be recovered in accordance with the Charging Procedure. The Executive Committee shall require the Works Programme Manager to prepare and submit to the Executive Committee no less frequently than quarterly a written report giving a detailed commentary on the progress of implementing each Works Programme, including a comparison of actual progress made against the timetable set by such Works Programme and of actual costs incurred against budgeted costs.

5.14 Pool Auditor's approval: At the completion of the work required by each Works Programme but prior to effect being given to the New Principle or (as the case may be) the Approved Recommendation the Executive Committee shall request the Pool Auditor to issue an opinion in form and content satisfactory to the Executive Committee confirming to all Parties and the Director that the Pool Auditor has inspected and tested the arrangements giving effect to the New Principle or (as the case may be) the Approved Recommendation and is satisfied (without qualification or reservation) that such arrangements do give effect to the New Principle or Approved Recommendation in the manner required by the Works Programme. The Executive Committee shall use all reasonable endeavours to make (or procure to be made) such modifications to such arrangements as are necessary to enable the Pool Auditor to give its opinion without qualification or reservation, and the costs of any such modification shall be recovered in accordance with the relevant Works Programme. If the Pool Auditor's opinion can be given only with qualification or reservation, the Executive Committee shall convene an extraordinary general meeting of Pool Members and, where required under Clause 5.12.1, a separate general meeting of Generators and/or (as the case may be) Suppliers to consider and, if thought fit, approve such arrangements in the knowledge that the Pool Auditor's opinion can be given only with qualification or reservation. Subject to the provisions of Clause 6, each of the Parties undertakes with each of the other Parties promptly following the issue of the Pool Auditor's opinion (but, where such opinion has a qualification or reservation, only after approval as aforesaid by the Pool Members in general meeting and, where required under Clause 5.12.1, by the relevant class of Pool Members in separate general meeting) to execute and deliver any amending agreement or other documents and to take such other action as may reasonably be required of it to give effect to such arrangements, in any such case at its own cost and expense.

5.15 Secretary of State's approval: In respect of the Secretary of State's decision as set out in his letter of 11th December, 1991 to the Chief Executive concerning the selling of the output of plant by Generators with on-site demand under this Agreement:-

          5.15.1 each of the Parties undertakes with each of the other Parties forthwith to take all such steps (including as to the execution of any document) as may be required to give full force and effect to the decision of the Secretary of State. Each of the Parties shall take all such steps at its own cost and expense except that the Settlement System Administrator, the Pool Funds Administrator and the Ancillary Services Provider shall be entitled to recover any such costs and expenses in accordance with the terms of this Agreement; and

          5.15.2 each of the Parties acknowledges and agrees that damages would not be an adequate remedy for any failure by it to give in accordance with Clause 5.15.1 full force and effect to the decision of the Secretary of State pursuant to this Clause 5.15 and that, accordingly, each of the other Parties and the Director shall be entitled to the remedies of injunction, specific performance and other equitable relief for any threatened or actual such failure and that no proof of special damages shall be necessary for enforcement.

5.16      Director's modifications:

          5.16.1 Where the Monopolies and Mergers Commission has issued a report on a reference under section 12 of the Act which:-

                    (a) includes conclusions to the effect that any of the matters specified in the reference operate, or may be expected to operate, against the public interest;

                    (b) specifies effects adverse to the public interest which those matters have or may be expected to have;

                    (c) includes conclusions to the effect that those effects could be remedied or prevented by modifications of the conditions of any Licence and such modifications would require a change to the Pooling and Settlement Agreement; and

                    (d) specifies modifications by which those effects could be remedied or prevented,

                    the Director may, subject to the following provisions of this Clause, require such modifications to this Agreement as are requisite for the purpose of remedying or preventing the adverse effect specified in the report.

          5.16.2 Before requiring modifications to be made pursuant to this Clause, the Director shall have regard to the modifications specified in the report. Further, the

                    Director shall not, and shall not be entitled to, require a modification to be made to this Agreement which modification could not have been achieved lawfully through a modification of one or more Licences consequent upon the report (but as if, for this purpose, only those Parties who are holders of Licences were parties to this Agreement).

          5.16.3 Before requiring modifications to be made pursuant to this Clause, the Director shall give notice:-

                    (a) stating that he proposes to make the modifications and setting out their effect;

                    (b) stating the reasons why he proposes to make the modifications; and

                    (c) specifying the period (not being less than 28 days from the date of publication of the notice) within which representations or objections with respect to the proposed modifications may be made, and shall consider any representations or objections from any person which are duly made and not withdrawn.

          5.16.4    A notice under Clause 5.16.3 shall be given:-

                    (a) by publishing the notice in such manner as the Director considers appropriate for the purpose of bringing the matters to which the notice relates to the attention of persons likely to be affected by the making of the modifications; and

                    (b) by serving a copy of the notice on each Party, the Executive Committee and the Pool Auditor.

          5.16.5 After considering any representations or objections which are duly made and not withdrawn pursuant to Clause 5.16.3, the Director may by notice published as provided in Clause 5.16.4(a) and served on those referred to in Clause 5.16.4(b) specify the modifications to this Agreement which he requires to be made and the date upon which such modifications are to take effect and each of the Parties undertakes with each other of the Parties promptly to take all such steps as may be necessary to give full force and effect to the modifications so required. Any costs incurred by the Settlement System Administrator in giving effect to such modifications shall be recovered in accordance with the Charging Procedure.

6.        ENTRENCHED PROVISIONS, INCONSISTENCIES AND CONFLICTS

          Entrenched Provisions

6.1 Secretary of State's consent: The Parties acknowledge and agree that, notwithstanding any other provision of this Agreement, no amendment to or variation of any of the matters dealt with in any of the following provisions of this Agreement shall take effect without the prior written consent of the Secretary of State:-

          6.1.1     Clause 5.15, Part XIV and Section 28 of Schedule 9; and

          6.1.2     this Clause 6.1.

6.2 Director's consent: The Parties acknowledge and agree that, notwithstanding any other provision of this Agreement, no amendment to or variation of any of the matters dealt with in any of the following provisions of this Agreement shall take effect without the prior written consent of the Director:-

          6.2.1     (a)       Clauses 3.5, 4, 5.12.2, 5.15, 5.16, 6.11, 11, 13,
                              15.6, 53.6, 67.3, 67.4, 83, 84 and 85 and Section
                              7 of Schedule 20; and

                    (b) sub-section 1.4, paragraph 2.2.3, sub-sections 3.3, 3.4 and 3.7, paragraph 4.4.1 and sub-sections 6.4, 6.5, 17.3 and 22.5 of Schedule 21;

          6.2.2 without prejudice to Clause 6.2.3, the Pool Rules or any of them, other than an amendment or variation which:-

                    (a) involves only a change of a technical nature in the systems, rules and procedures contemplated by this Agreement; and

                    (b) will not increase the liability or decrease the rights of any Party under this Agreement beyond what may reasonably be regarded as de minimis in relation to such Party,

                    but in any event including Section 22 thereof;

          6.2.3 any provision of this Agreement which requires or permits any matter to be referred to the Director for approval, consent, direction or decision or confers any rights or benefits upon the Director; and

          6.2.4     this Clause 6.2.

6.3 Settlement System Administrator's consent: The Parties acknowledge and agree that, notwithstanding any other provision of this Agreement, insofar as directly affects in any material respect the rights, benefits, duties, responsibilities, liabilities and/or obligations of the Settlement System Administrator, no amendment to or variation of any of the matters dealt with in any of the following provisions of this Agreement shall take effect:-

          6.3.1 without the prior written consent of the Settlement System Administrator:-

                    (a) the definitions in Clause 1.1 of "Agreed Procedure", "Authorised Recipient", "Business Person", "Business Personnel", "Charging Procedure", "Code of Practice", "Confidential Information", "Corporate Functions Person", "Disclose", "Force Majeure", "Good Industry Practice", "Main Business", "Main Business Person", "Main Business Personnel", "Nominated Agreements", "Permitted Activities", "Protected Information", "Relevant Instrument", "Restricted Party", "Stage 1 Hardware", "SSA Arrangements" and "SSA System";

                    (b)       Clauses 6.9, 7.3, 7.6, 9.5, 10.9, 10.10, 19.4,
                              34.1, 34.2, 35.3, 35.6, 36.2, 37, 66, 68, 74 and
                              78.2;

                    (c)       Schedule 4;

                    (d) sub-section 1.6 (and its application to any other Section of Schedule 9), sub-section 1.7 and
                              Section 3 of Schedule 9; and

                    (e)       this Clause 6.3;

          6.3.2 without the prior written consent of the Settlement System Administrator (such consent not to be unreasonably withheld or delayed):-

                    (a)       Clauses 18.1.2, 18.1.4, 19.5, 41, 45, 47.1, 47.3,
                              48.1, 48.2, 48.9, 60, 69, 71A.3, 71B.1 and 71B.2;

                    (b)       Part XXII (other than Clauses 74 and 78.2);

                    (c)       Section 30 of, and Appendix 4 to, Schedule 9;

                    (d)       Section 2(b) of Part C to Schedule 17; and

                    (e)       Sections 4 to 16 (inclusive), 18, 19, 21 and 22 of
                              Schedule 21.

6.4 Pool Funds Administrator's consent: The prior written consent of the Pool Funds Administrator may be needed to certain amendments to or variations of this Agreement, as provided in Schedule 15.

6.5 Grid Operator's consent: The Parties acknowledge and agree that, notwithstanding any other provision of this Agreement, insofar as directly affects in any material respect the rights, benefits, duties, responsibilities, liabilities and/or obligations of the Grid Operator, no amendment to or variation of any of the matters dealt with in any of the following provisions shall take effect:-

          6.5.1     without the prior written consent of the Grid Operator:-

                    (a) the definitions in Clause 1.1 of "Authorised Recipient", "Business Person", "Business Personnel", "Confidential Information", "Corporate Functions Person", "Datum Document", "Disclose", "Generation Schedule Goal", "Goal", "Goal Effective Date", "Main Business", "Main Business Person", "Main Business Personnel", "Nominated Agreements", "Permitted Activities", "Protected Information", "Relevant Instrument", "Restricted Party", "Settlement Goal" and "Type 1 Goal Licence";

                    (b)       Clauses 6.9, 7.3, 7.6, 9.5, 10.9, 10.10, 19.4, 25,
                              37.3, 47 to 50 (inclusive), 66, 68, 72, 74 and
                              78.2;

                    (c)       sub-section 3.1 of Appendix 2 to Schedule 9;

                    (d)       Schedule 35; and

                    (e)       this Clause 6.5; and

          6.5.2 without the prior written consent of the Grid Operator (such consent not to be unreasonably withheld or delayed), any other provision of this Agreement,

          Provided that the references to Parties and to the Grid Operator in this Clause 6.5 shall be construed as if they were references to such terms prior to the creation of Meter Operator Parties and the associated amendments to this Agreement, but this shall be without limitation to any right of the Grid Operator to consent to any amendment or variation to this Agreement under this Clause 6.5.

6.6 Ancillary Services Provider's consent: The Parties acknowledge and agree that, notwithstanding any other provision of this Agreement, insofar as directly affects in any material respect the rights, benefits, duties, responsibilities, liabilities and/or obligations of the Ancillary Services Provider, no amendment to or variation of any of the following provisions shall take effect:-

          6.6.1 without the prior written consent of the Ancillary Services Provider:-

                    (a) the definitions in Clause 1.1 of "Authorised Recipient", "Business Person", "Business Personnel", "Confidential Information", "Corporate Functions Person", "Disclose", "Main Business", "Main Business Person", "Main Business Personnel", "Nominated Agreements", "Permitted Activities", "Protected Information", "Relevant Instrument" and "Restricted Party";

                    (b)       Clauses 6.9, 7.3, 7.6, 9.5, 10.9, 10.10, 19.4, 25,
                              66, 68, 72, 74 and 78.2;

                    (c) Part XI and the provisions expressly incorporated therein by reference;

                    (d)       sub-section 1.8, Section 23, sub-section 24.8,
                              Section 28 and sub-section 64.4 of Schedule 9; and

                    (e)       this Clause 6.6; and

          6.6.2 without the prior written consent of the Ancillary Services Provider (such consent not to be unreasonably withheld or delayed), any other provision of this Agreement.

6.7       Amendments generally:

          6.7.1 The following provisions of this Clause 6.7 are without prejudice to the rights, powers and privileges of the Secretary of State and the Director under the Act or any Licence or otherwise howsoever.

          6.7.2 In relation to Schedule 4 (including its Appendix), and save as provided in Clause 6.7.3, where that Schedule provides for an amendment to the SSA Arrangements, the Menus of Prices or the Variation Menus (or any or any part thereof) to be agreed between certain designated persons and those persons agree in writing the amendment to be made, then the SSA Arrangements, the Menus of Prices or, as the case may be, the Variation Menus (or the relevant one or part thereof) shall be so amended without the need for any other Party to execute or deliver any amending or confirmatory document and each Party hereby consents to such amendments being made in such a manner and undertakes not to withdraw that consent.

          6.7.3 In the following cases the amendment procedure set out in Clause 6.7.2 shall itself be modified as hereinafter provided:-

                    (a) if Schedule 4 refers to "formal documentation" being agreed to give effect to the amendment, an amending agreement executed by all Parties shall be required;

                    (b) if the consent of a particular person is required to be obtained under Clauses 6.1 to 6.6 (inclusive), the amendment shall not take effect until that consent has been obtained.

          6.7.3A In relation to Schedule 26, where that Schedule provides for an amendment to the Menu of Supplier Charges to be agreed with the consent of Pool Members in general meeting, then the Menu of Supplier Charges shall be so amended without the need for any other Party to execute or deliver any amending or confirmatory document and each Party hereby consents to such amendment being made in such a manner and undertakes not to withdraw that consent.

          6.7.4     Subject to:-

                    (a) any consent of a particular person required to be obtained under Clauses 6.1 to 6.6 (inclusive) being obtained;

                    (b)       the requirements of Clauses 6.7.5 and 13.2,

                    and save as provided otherwise in this Agreement, any amendment to or variation of this Agreement shall be effective if approved by Pool Members in general meeting pursuant to Clause 13.1 or 13.2 and all Parties agree promptly to execute and deliver all agreements and other documentation and to do all such other acts, matters and things as may be necessary to give effect to such amendment or variation.

          6.7.5 Where any change is proposed to be made to this Agreement which, if made:-

                    (a) would introduce provisions dealing with matters not then dealt with in or expressly contemplated by this Agreement; and

                    (b) would in any material respect directly affect the rights, benefits, duties, responsibilities, liabilities and/or obligations under this Agreement of the Settlement System Administrator, the Grid Operator, the Ancillary Services Provider and/or any Externally Interconnected Party,

                    such change shall not be made without the prior written consent of the relevant one of them (in each case not to be unreasonably withheld or delayed) provided that the reference to the Grid Operator in this Clause 6.7.5 shall be construed as if it was a reference to such term prior to the creation of Meter Operator Parties and the associated amendments to this Agreement, but this shall be without limitation to any right to consent to any amendment or variation of this Agreement under this Clause 6.7.5.

          Inconsistencies and Conflicts

6.8 Internal inconsistencies and conflicts: In the event of any inconsistency or conflict:-

          6.8.1 the Pool Rules (excluding sub-section 8.4.3 and the Datum Document) shall prevail over the other provisions of this Agreement (except Clause 4);

          6.8.2 the provisions of this Agreement shall prevail over the Specification;

          6.8.3     the Specification shall prevail over the Software;

          6.8.4 the provisions of this Agreement shall prevail over the provisions of an Agreed Procedure, a Code of Practice, a Service Line, the Development Policies or the Change Management Policies; and

          6.8.5 the provisions of a Service Line shall prevail over the provisions of an Agreed Procedure or a Code of Practice,

          and the Parties shall use all reasonable endeavours promptly to secure the elimination of such inconsistency or conflict.

6.9       Conflicts with the Grid Code:

          6.9.1 Each of the Parties hereby acknowledges and agrees the desirability of achieving and maintaining consistency and absence of conflict between the provisions of this Agreement and the Grid Code but recognises that, due principally to the different functions and objectives of this Agreement and the Grid Code, the fact that there may be Parties who are not bound by the Grid Code and the different procedures in this Agreement and the Grid Code for review of their respective terms, it will not in all circumstances be possible to avoid inconsistency or conflict.

          6.9.2 Where at the Effective Date there is an inconsistency or conflict between the provisions of this Agreement and the Grid Code the Executive Committee shall first consider the matter and make recommendations and thereafter the Parties shall negotiate in good faith to eliminate such inconsistency and/or conflict having regard to the different functions and objectives of the Grid Code and this Agreement.

          6.9.3 Each of the Parties shall use its reasonable endeavours to ensure that where any change to this Agreement is proposed to be made which may reasonably be expected to require a change to the Grid Code (or vice versa) such change is brought by the Executive Committee to the attention of the Grid Code Review Panel in good time to enable it to consider what corresponding change, if any, should be made to the Grid Code or (as the case may be) this Agreement. In any such consideration, the Parties acknowledge and agree that it would be desirable in the event of any inconsistency or conflict between the provisions of this Agreement and the Grid Code if regard were had by the Grid Code Review Panel to the principles set out in Clause 6.9.4.

          6.9.4     The principles referred to in Clause 6.9.3 are that:-

                    (a) where by reason of any inconsistency or conflict the security, quality of supply and/or safe operation of the NGC Transmission System under both normal and/or abnormal operating conditions would necessarily be compromised and/or the Grid Operator would necessarily be in breach of its obligations under the Act or its Transmission Licence, the provisions of this Agreement should be made to conform (to the extent of such inconsistency or conflict) to those of the Grid Code; and

                    (b) in any other case, where by reason of such inconsistency or conflict there is or is likely to be a material financial effect on any class of Pool Members or on all or a significant number of Pool Members, the provisions of the Grid Code should be made to conform (to the extent of such inconsistency or conflict) to those of this Agreement.

          6.9.5 The Parties acknowledge that changes to the Grid Code are required to be approved by the Director.

          6.9.6 Where there is any conflict or inconsistency between the Grid Code and the Pool Rules, no Party shall be liable hereunder or under the Grid Code as a result of complying with its obligations under this Agreement or under the Grid Code.

6.10 Breaches of the Pool Rules: If at any time any Party believes that there has been a breach of the Pool Rules, such Party shall promptly report the same in writing to the Executive Committee.

6.11      Director's requests: The Executive Committee shall:-

          (i) give due and prompt consideration to any matter referred to it in writing by the Director;

          (ii) advise the Director in writing of any decision or action of the Executive Committee in relation to such matter;

          (iii) provide the Director in writing with an explanation in reasonable detail of the reasons for such decision or action; and

          (iv) if reasonably requested by the Director (having regard, in particular, to the resources available to the Executive Committee), in relation to any proposal by the Director for a change to any provision of this Agreement provide or procure the provision of advice and assistance to the Director as soon as reasonably practicable as to the implications of the change and the actions necessary to implement it (including any relevant feasibility study).

6.12 Conflicts with the MRA: The provisions of Section 5 of Schedule 32 shall have effect in relation to any conflict between this Agreement and the Master Registration Agreement.

                                    PART III

                      POOL MEMBERSHIP AND GENERAL MEETINGS

7.        INTRODUCTION

7.1 Obligations contractually binding: Each Pool Member acknowledges and agrees that it is bound to each other Pool Member as a matter of contract and will comply with its obligations under this Agreement.

7.2 Externally Interconnected Parties: Each Externally Interconnected Party acknowledges and agrees that it is bound to each Pool Member as a matter of contract and undertakes to comply with the Pool Rules so far as they may be applicable to it and each Pool Member acknowledges and agrees that it is bound to each Externally Interconnected Party as a matter of contract and will comply with its obligations under this Agreement.

7.3 Parties not Pool Members: The Settlement System Administrator, the Pool Funds Administrator, the Grid Operator, the Ancillary Services Provider and any Pool Agent which is from time to time a Party shall not be Pool Members and shall not be bound as against Pool Members or the Executive Committee except as expressly provided for in this Agreement, the Escrow Agreement, the Funds Transfer Agreement and the relevant Pool Agent Contract in their respective roles as Settlement System Administrator, Pool Funds Administrator, Grid Operator, Ancillary Services Provider and Pool Agent.

7.4       Pool Rules:

          7.4.1 The Settlement System calculations shall be carried out in accordance with the Pool Rules.

          7.4.2 The Pool Rules shall be developed under the control of the Executive Committee. Subject to Clause 6, the Executive Committee may at any time and from time to time change all or any of the Pool Rules upon notification to all Parties and Meter Operator Parties, and any such change shall be binding on all Parties and Meter Operator Parties without further action being required on the part of any person.

7.5       Pool Member's obligations:

          7.5.1 Save as otherwise expressly provided in this Agreement, the obligations of each Pool Member under this Agreement are several and a Pool Member shall not be responsible for the obligations or liabilities of any other Pool Member. The failure of any Pool Member to carry out all or any of its obligations under this Agreement shall not relieve any other Pool Member of all or any of its obligations hereunder.

          7.5.2 In respect of those obligations of a Pool Member (the "Indemnifying Pool Member") under this Agreement which are expressed to be several, the

                    Indemnifying Pool Member shall indemnify and keep indemnified each other Pool Member from and against all losses, costs (including legal costs) and expenses which such other Pool Member may suffer or incur as a result of being held liable by operation of law (or contesting any such liability) for the performance or non-performance of all or any of such obligations of the Indemnifying Pool Member.

7.6 Information to Settlement System Administrator: In respect of all data and other information which a Pool Member or an Externally Interconnected Party (not being a Pool Member) is required to notify to the Settlement System Administrator under or pursuant to this Agreement (other than (i) Metered Data and (ii) pursuant to paragraph
          2.5.2 of Schedule 9), the relevant Pool Member or (as the case may be) Externally Interconnected Party shall use all reasonable endeavours to ensure that all such data and other information is complete and accurate in all material respects.

7.7 Information to Initial Settlement and Reconciliation Agent: In respect of all data and other information which a Pool Member is required to notify to the Initial Settlement and Reconciliation Agent under or pursuant to this Agreement, the relevant Pool Member shall use all reasonable endeavours to ensure that all such data and other information is complete and accurate in all material respects.

8.        POOL MEMBERSHIP

8.1 Initial Pool Members: The initial Pool Members shall be the Founder Generators and the Founder Suppliers.

8.2       Additional Pool Members:

          8.2.1 Subject to the following provisions of this Clause 8.2 and Clause 8.13 and to the fulfilment by the Party concerned of the conditions set out or referred to in Clause 8.3 (the "Pool Membership Conditions"), any Party shall, upon application to the Executive Committee, be admitted as a Pool Member.

          8.2.2 For the purposes of this Clause 8, "Party" shall include any person who is applying to be admitted as a Party pursuant to Clause 3 contemporaneously with being admitted as a Pool Member but shall exclude the Settlement System Administrator, the Pool Funds Administrator, the Grid Operator, the Ancillary Services Provider and any Pool Agent.

          8.2.3 Subject to Clause 8.2.4, the admission of a Party as a Pool Member shall take effect on the date (the "Admission Date") specified by the Executive Committee (with the prior agreement of the Settlement System Administrator) in a notice given by the Executive Committee to the relevant Party no later than 28 days after the Satisfaction Date, provided that the Admission Date shall be a date falling no earlier than the Satisfaction Date and (unless otherwise agreed by the Executive Committee, the Settlement System Administrator and such Party) no later than 90 days after the Satisfaction Date. In default of such notification being given by the Executive Committee within the said 28 days, the admission shall take effect on the day falling 35 days after the Satisfaction Date. For the purposes of this Clause, the "Satisfaction Date" shall be the day on which the last of the Pool Membership Conditions required to be fulfilled by such Party shall have been fulfilled by it.

          8.2.4 No person shall be admitted as a Pool Member unless prior to or contemporaneously with such admission it shall have been or (as the case may be) shall be admitted as a Party.

          8.2.5 Prior to a Party's admission as a Pool Member the Executive Committee shall, where appropriate, determine and notify the relevant Party of the amount of Security Cover (if any) to be provided by such Party.

8.3       Pool Membership Conditions:

          8.3.1 Where a person has been admitted as a Party pursuant to Clause 3 otherwise than contemporaneously with being admitted as a Pool Member pursuant to Clause 8, the Pool Membership Conditions applicable to it shall (unless otherwise determined by the Director upon the application of such person or the Executive Committee) be those that would have been applicable to it if it had applied to be admitted as a Pool Member at the date of its admission as a Party and, subject as aforesaid, such person shall not be required to fulfil any further or other Pool Membership Conditions introduced after such date unless the applicant notifies the Executive Committee in writing prior to or contemporaneously with its application for admission as a Pool Member that it wishes such further or other conditions to apply, in which case the Pool Membership Conditions applicable to it shall (subject as aforesaid) be those applicable on the date of its application for admission as a Pool Member.

          8.3.2 The Pool Membership Conditions required to be fulfilled by a Party prior to its admission as a Pool Member are:-

                    (a) the due completion by the Party and the delivery to the Executive Committee of a Pool Membership Application;

                    (b) the provision to the Executive Committee of evidence reasonably satisfactory to the Executive Committee (which may include a representation and warranty given by the Party for the benefit of all Pool Members) that:-

                              (i) the Party has made, provided or taken, or will make, provide or take, before it sells or purchases electricity pursuant to this Agreement which is required to be metered by a Metering System, all such appointments of Supplier Agents, the registration of such Metering System, the provision of information (including standing data) and all other actions as are necessary or reasonably considered desirable by the Executive Committee for such Metering System properly to be taken into account for the purposes of Settlement; and

                              (ii) without prejudice to the generality of paragraph (i), such Metering System conforms with the requirements of Part XV or (as the case may be) Schedule 28 and all relevant Agreed Procedures and Codes of Practice and is compatible with the Settlement System;

                    (c) the Party has entered into and has in full force and effect (save for satisfaction of any condition thereunder requiring the Party to be a Pool Member) all appropriate Connection Agreements or, if the Party is applying to be admitted as an External Pool Member, that all appropriate Connection Agreements with the relevant Externally Interconnected Party in relation to the relevant External Interconnection are in full force and effect (save for satisfaction of any condition thereunder requiring the Party to be a Pool Member);

                    (d) the provision of such information as the Executive Committee may reasonably require to enable the Executive Committee to ascertain whether any of the provisions of Clause 11.4 are applicable to that Party, to determine whether that Party is an Independent Generator, Small Generator and/or Independent Supplier and to calculate the initial Weighted Votes and Points of that Party as a Pool Member under Clause 11.3 and Schedule 13 respectively;

                    (e) the provision of such information as the Executive Committee may reasonably require:-

                              (i) to enable the Executive Committee to ascertain whether (and, if so, on what basis) that Party is entitled to take the benefit of any exception in Clause
                                        8.5 claimed by it; and

                              (ii) to assist the Executive Committee in making any determination under Clause
                                        8.5 relevant to that Party;

                    (f) if the Party is a Generator (other than an External Pool Member), the provision of evidence reasonably satisfactory to the Executive Committee that the Party operates or has under its control one or more Generating Units, which Generating Unit(s) has (have) provided electricity to the Total System or will be capable of so providing electricity within such period as the Executive Committee may specify; and

                    (g) if the Party is an External Pool Member, the provision of evidence reasonably satisfactory to the Executive Committee that the Party has the right to use one or more Generation Trading Blocks and/or the right to take electricity across an External Interconnection under an Interconnection Agreement then in full force and effect.

8.4 Compliance: Each Pool Member shall procure that for so long as it is a Pool Member it shall at all times satisfy or otherwise comply with those Pool Membership Conditions (whether set out in this Agreement or in its Pool Membership Application) applicable to it (and/or such further or other conditions as the Executive Committee may from time to time reasonably specify). Each Pool Member shall upon request from time to time promptly provide the Executive Committee with such information as the Executive Committee may reasonably require (i) to enable the Executive Committee to ascertain whether (and, if so, on what basis) that Pool Member is entitled to take the benefit of any exception in Clause 8.5 claimed by it, and (ii) to assist the Executive Committee in making any determination under Clause 8.5 relevant to that Party, and further with evidence reasonably satisfactory to the Executive Committee of such satisfaction and compliance.

8.5       Restrictions applicable to Pool Members:

          8.5.1 At each of its Sites, or where any such Site forms part of a Trading Site, such Trading Site, each Generator shall sell its entire Exports of electricity to Pool Members pursuant to this Agreement except:-

                    (a) for its Exports of electricity from any generating station in respect of which (but for other generating stations owned or operated by it) it would not be required to hold a Generation Licence, being Exports at any Site or, as the case may be, Trading Site for which the Generator is not required to complete a Supplemental Agreement to the Master Connection and Use of System Agreement

                    Provided that the Generator has given the Executive Committee either on the Effective Date or not less than 10 Business Days before that Site or, as the case may be, Trading Site is withdrawn from the requirements of this provision, written notice that the circumstances described in sub-paragraph (a) apply; or

                    (b) for the output of electricity from any of its Generating Units in circumstances which the Executive Committee resolves by a vote passed by 80 per cent. or more of the votes of all Committee Members (after consultation with the Director) are exceptional.

          8.5.2 In respect of all its requirements for electricity which a Supplier wishes to purchase from Pool Members, the Supplier shall purchase the same pursuant to this Agreement, provided that nothing in this Agreement shall prevent or restrict the purchase by a Supplier otherwise than pursuant to this Agreement:-

                    (a) in circumstances where the Supplier is acting otherwise than in its capacity as an end consumer, of all or part of that output of electricity from any Generating Unit which is not required to be sold to Pool Members pursuant to Clause 8.5.1 or of electricity which has been purchased by an External Pool Member at its associated External Interconnection as an export from the NGC Transmission System pursuant to this Agreement; or

                    (b) in circumstances where the Supplier is acting in its capacity as an end consumer:-

                              (i) of electricity from any Supplier which has purchased that electricity pursuant to this Agreement; or

                              (ii) of such output of electricity as is referred to in paragraph (a) above; or

                    (c) in circumstances where the Supplier is a Supplier holding a PES Licence and is acting in its capacity as a PES, of electricity from any Supplier which is a Supplier holding a PES Licence, which operates a Distribution System directly connected to the Distribution System operated by the Supplier first mentioned in this paragraph (c) and which has purchased that electricity pursuant to this Agreement; or

                    (d) in circumstances which the Executive Committee resolves by a vote passed by 80 per cent. or more of the votes of all Committee Members (after consultation with the Director) are exceptional, from any person.

                    For the purposes of this Clause 8.5.2 an "end consumer" means a person who purchases electricity from a Supplier for its own consumption at premises owned or occupied by that person.

8.6 Restrictions applicable to non-Pool Members: Save as otherwise expressly provided, a Party which is not a Pool Member shall not be entitled to any of the rights and benefits accorded to Pool Members under this Agreement.

8.7       Resignation: Subject as provided in Clause 8.8:-

          8.7.1 a Party (other than the Settlement System Administrator, the Pool Funds Administrator, the Grid Operator, the Ancillary Services Provider and each Externally Interconnected Party and any Pool Agent which is from time to time a

                    Party) shall be entitled at any time to resign as a Party by delivering a Resignation Notice to the Secretary; and

          8.7.2 such resignation shall take effect 28 days after receipt of the Resignation Notice by the Secretary.

          Promptly after receipt of a duly completed Resignation Notice from a Party, the Secretary shall notify (for information only) all of the other Parties, the Executive Committee and the Director of such receipt and of the name of the Party wishing to resign.

8.8 Restrictions on resignation: A Party may not resign as a Party (and any Resignation Notice delivered pursuant to Clause 8.7.1 shall lapse and be of no effect) unless:-

          8.8.1 as at the date its resignation would otherwise become effective all sums due from such Party to the Executive Committee or any other Party under (a) this Agreement, (b) the Funds Transfer Agreement or (c) any agreement entered into pursuant to this Agreement (whether by or on behalf of such Party) and notified for the purposes of this Clause 8.8 by the Executive Committee to such Party prior to the date of its resignation, have been paid in full; and

          8.8.2 as at the date of its resignation such Party is not a Registrant and is not registered in any PES Registration Service as being responsible for any Metering System or (as the case may be) any Metering Point; and

          8.8.3 it would not be a breach of any Licence condition applicable to such Party so to resign.

8.9 Release as a Party: Without prejudice to Clause 66.7, upon a Party's resignation becoming effective in accordance with Clause 8.7:-

          8.9.1 such Party (if it is a Pool Member) shall cease automatically to be a Pool Member;

          8.9.2 such Party shall (subject as provided below) be automatically released and discharged from all its obligations and liabilities under this Agreement, the Funds Transfer Agreement and any agreement referred to in Clause 8.8.1(c); and

          8.9.3 each of the other Parties shall (subject as provided below) be automatically released and discharged from its obligations and liabilities to such Party under this Agreement, the Funds Transfer Agreement and any agreement referred to in Clause 8.8.1(c).

          Each Party shall promptly at its own cost and expense execute and deliver all agreements and other documentation and do all such other acts, matters and things as may be necessary to confirm such cessation, release and discharge. The release and discharge effected pursuant to this Clause 8.9 shall not extend:-

                    (i)       to the accrued rights and liabilities of a Party;
                              nor

                    (ii) to the rights and liabilities of that Party which may accrue in relation to the period during which it was a Party under this Agreement (which shall include amounts payable to or by a Party as a result of a Final Reconciliation Run for any Settlement Day which falls during that period), the Funds Transfer Agreement or any agreement referred to in Clause 8.8.1(c); nor

                    (iii) to any requirement pursuant to this Agreement to maintain Security Cover in respect of any such accrued rights and liabilities as are referred to in paragraphs (i) and (ii) above.

8.10 Withdrawal as a Party: If a Party (the "Withdrawing Party") shall apply on three occasions to be admitted as a Pool Member pursuant to this Clause 8 and on each such occasion it is not so admitted by reason of its failure to fulfil the relevant Pool Membership Conditions then with effect from the date the Withdrawing Party is deemed to receive notification from the Executive Committee pursuant to Clause 75 that it has failed for the third time to fulfil such conditions, without prejudice to Clause 66.7 and its accrued rights and liabilities, and its rights and liabilities which may accrue in relation to the period during which it was a Party, under any agreement entered into pursuant to this Agreement (whether by or on behalf of the Withdrawing Party) and notified to it for the purposes of this Clause 8.10 by the Executive Committee prior to the date of its cessation as a Party:-

          8.10.1 the Withdrawing Party shall automatically cease to be a Party and shall be automatically released and discharged from all its obligations and liabilities under this Agreement and any such agreement;

          8.10.2 each of the other Parties shall be automatically released and discharged from its obligations and liabilities to the Withdrawing Party under this Agreement and any such agreement; and

          8.10.3 each Party shall promptly, at the cost and expense of the Withdrawing Party, execute and deliver all agreements and other documentation and do all such other acts, matters and things as may be necessary to confirm such cessation, release and discharge.

8.11 External Pool Members: A person who has been admitted as an External Pool Member shall immediately cease to be a Pool Member (such cessation to be without prejudice to Clause 66.7) upon either:-

          8.11.1 all of its rights under an Interconnection Agreement to use the relevant External Interconnection(s) for taking or delivering electricity from or to the NGC Transmission System having permanently ceased; or

          8.11.2 the relevant External Interconnection(s) permanently ceasing to be connected to the NGC Transmission System.

8.12 Change of capacities: Any Pool Member may, upon application to the Executive Committee and satisfaction of those of the Pool Membership Conditions relevant to its new capacity and such other conditions (if any) as the Executive Committee may reasonably require, change the capacity(ies) in which it participates as a Pool Member and any Pool Member who acquires an additional capacity in which it participates as a Pool Member shall be deemed to have been admitted as a new Pool Member pursuant to Clause 8.2 in that additional capacity.

8.13 Saving: The Executive Committee shall have the right to waive compliance by a Party with all or any of the Pool Membership Conditions either absolutely or on terms if, in the opinion of the Executive Committee, this is necessary to ensure or help ensure that the Settlement process operates efficiently or that the interests of other Pool Members are safeguarded.

9.        GENERAL MEETINGS

9.1 Annual general meeting: Once in, and no later than 31st March of, each year Pool Members shall hold a general meeting as their annual general meeting in addition to any other meetings of Pool Members in that year, and notices calling such general meeting shall specify it as the annual general meeting. At each annual general meeting the Pool Members shall be required to consider and, where appropriate, resolve upon the following, namely:-

          9.1.1 a business plan prepared by the Executive Committee for the next following Accounting Period and the four Accounting Periods thereafter (or for such shorter period as the Pool Members in general meeting shall from time to time determine) in relation to the operation of the Settlement System and the Funds Transfer System and all other matters which are the subject of this Agreement;

          9.1.2 a report prepared by the Executive Committee, which report shall include:-

                    (a) a review against the business plan prepared by the Executive Committee for the current Accounting Period including a reconciliation based on the then latest available figures against budget for all items within such business plan for that Accounting Period;

                    (b) a review of the operation of the Settlement System and the Funds Transfer System during that Accounting Period;

                    (c) a report on the performance by the Settlement System Administrator of its obligations under
                              Schedule 4 and the related Service Lines during that Accounting Period;

                    (d) a report on the performance by the Pool Funds Administrator of its obligations under Schedules 11 and 15 during that Accounting Period;

                    (e) a report on the performance by each Pool Agent of its obligations under its Pool Agent Contract during that Accounting Period;

                    (f) a report on the performance of each PES Registration Service, compliance with the Pool Requirements for the MRA and a review of the arrangements between the Pool and the parties to the Master Registration Agreement during that Accounting Period;

                    (g) a report on the performance of the Chief Executive's Office (taken as a whole) during that Accounting Period; and

                    (h) such other information or matters as the Executive Committee shall consider appropriate (including any proposed revision to this Agreement);

          9.1.3     the appointment of Committee Members pursuant to Clause 15;

          9.1.4     the election of the Pool Chairman pursuant to Clause 16;

          9.1.5 such matters as any Pool Member present in person may wish to raise at such meeting, notice of which has been given to the Secretary no later than seven days before the date of such meeting, it being acknowledged and agreed that failure by a Pool Member so to notify shall not prejudice the right of any Pool Member to ask questions at such meeting on any matter then before such meeting; and

          9.1.6 such other matters as the Executive Committee sees fit to propose and of which notice has been given in accordance with Clause 9.4.1.

9.2 General meetings: All general meetings of Pool Members other than annual general meetings shall be extraordinary general meetings.

9.3 Calling meetings: All general meetings of Pool Members shall be called by 14 days' notice in writing at the least, provided that a general meeting of Pool Members shall, notwithstanding that it is called by shorter notice, be deemed to have been duly called if it is so agreed by a majority in number of the Pool Members having a right to attend and vote at such meeting, being a majority in number together holding not less than 95 per cent. of the Total Weighted Votes.

9.4       Convening meetings:

          9.4.1 An annual general meeting shall be convened by the Secretary on the instructions of the Executive Committee and any notice convening such a meeting shall set out or append details of any such matters as are referred to in Clause
                    9.1.6 and shall be accompanied by a copy of the business plan referred to in Clause 9.1.1 and of the report referred to in Clause 9.1.2. The Secretary shall use its reasonable endeavours to notify the Pool Chairman and Pool Members in advance of the relevant annual general meeting of any such matters referred to in Clause 9.1.6 of which the Secretary has received notice in accordance with that Clause.

          9.4.2     Extraordinary general meetings shall be convened:-

                    (a) by the Secretary on the instructions of the Executive Committee or of any one or more Committee Members pursuant to Clause 13.4; or

                    (b) by the Executive Committee, forthwith upon receipt of a Pool Members' requisition being a requisition of Pool Members holding together at the date of the deposit of the requisition not less than two per cent. of the Total Weighted Votes of all Pool Members; or

                    (c)       by the Secretary on the instructions of the Pool
                              Chairman.

          9.4.3 A Pool Members' requisition shall state the objects of the meeting and must be signed by or on behalf of the requisitionists and deposited at the office of the Secretary, and may consist of several documents in like form each signed by one or more requisitionists. If the Executive Committee does not within 21 days from the date of the deposit of the requisition proceed duly to convene an extraordinary general meeting for a date not later than two months after the said date of deposit, the requisitionists may themselves convene a meeting, but any meeting so convened shall not be held after the expiration of three months from such date. A meeting convened under this Clause
                    9.4 by requisitionists shall be convened in the same manner, as nearly as possible, as that in which meetings are to be convened by the Executive Committee.

9.5 Notice of general meetings: Any notice convening any general meeting of Pool Members shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, the day and the hour of the meeting and the general nature of the business of such meeting and shall be given to all Parties, all Committee Members, the Pool Chairman, the Chief Executive (if any), the Pool Auditor and the Director. The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting. In every such notice there shall appear with reasonable prominence a statement that a Pool Member entitled to attend and vote is entitled to appoint a proxy to attend, speak and (subject to Clause 12.1) vote in its place and that a proxy need not also be a Pool Member.

9.6       Annual conference:

          9.6.1 In each year, on a date falling as near as practicable to, but in any event not later than, eight months after the immediately preceding annual general meeting, a meeting of Pool Members shall be convened and held which shall not be the annual general meeting but which may (but need not) be convened as an extraordinary general meeting (the "Annual Conference").

          9.6.2 At the Annual Conference a report shall be presented by the Executive Committee on the matters referred to in Clause 9.1.2, such report to cover the period commencing on the day after the immediately preceding annual general meeting and ending on the day falling one calendar month before the date for which the Annual Conference has been convened. In addition, the Executive Committee shall arrange for such other matters to be discussed, presentations to be made and Pool Member activities to be organised at the Annual Conference as it may resolve to be appropriate.

9.7       Pool Auditor's Report:

          9.7.1 The Secretary shall provide to all Pool Members annually by the last day of the first Quarter following the end of the then most recent Accounting Period a copy of a report prepared by the Pool Auditor on the Settlement System and its operation during such Accounting Period (the "Pool Auditor's Report").

          9.7.2     The Pool Auditor's Report shall include:-

                    (i) a summary of the audits, reviews, tests and/or checks referred to in Part IX carried out by the Pool Auditor during that Accounting Period;

                    (ii) any recommendation which the Pool Auditor wishes to make regarding the operation of the Settlement System, the Charging Procedure, the PFA Accounting Procedure, the ASP Accounting Procedure and/or the Funds Transfer System; and

                    (iii) such other information or matters which the Executive Committee may reasonably require or the Pool Auditor shall consider appropriate.

          9.7.3 If the Executive Committee so resolves, the Secretary shall convene a meeting of all Pool Members in order to discuss the Pool Auditor's Report.

10.       PROCEEDINGS AT GENERAL MEETINGS

10.1 General: Save as provided in Clause 12.8 and Part IV, all business of Pool Members shall be transacted at general meetings of Pool Members, the proceedings for the conduct of which are set out in this Clause 10.

10.2 Quorum: No business shall be transacted at any general meeting of Pool Members unless a quorum of Pool Members is present at the time when the meeting proceeds to business. Save as herein otherwise provided, a quorum shall be Pool Members present in person representing:-

          10.2.1 50 per cent. or more of the aggregate number of Weighted Votes to which all Generators are entitled under Clause 11.2.1; and

          10.2.2 50 per cent. or more of the aggregate number of Weighted Votes to which all Suppliers are entitled under Clause 11.2.2.

10.3 Lack of quorum: If within half an hour from the time appointed for the general meeting a quorum is not present, the meeting shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the Executive Committee may determine and, if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Pool Member(s) present shall be a quorum.

10.4 Chairman: The Pool Chairman shall preside as chairman at every general meeting and separate general meeting of Pool Members (other than one convened to consider his removal) or, if there is no Pool Chairman or if he shall not be present within 15 minutes after the time appointed for the holding of the meeting or is unwilling to act or if the relevant meeting has been convened to consider the removal of the Pool Chairman, the Chief Executive (if any) shall preside as chairman or, if the Chief Executive shall not be present or is unwilling to act or if the relevant meeting has been convened to consider the removal of the Chief Executive, the Pool Members present shall choose one of their number to be chairman of the meeting.

10.5 Adjournments: The chairman of the meeting may, with the consent of any general meeting of Pool Members at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

10.6 Demand for a poll: At any general meeting of Pool Members a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded:-

          10.6.1    by the chairman of the meeting; or

          10.6.2    by at least two Pool Members present in person or by proxy;
                    or

          10.6.3 by any Pool Member present in person or by proxy and holding not less than two per cent. of the Total Weighted Votes of all Pool Members.

          Unless a poll be so demanded a declaration by the chairman of the meeting that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost and an entry to that effect in the book containing minutes of the proceedings of general meetings shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution. The demand for a poll may be withdrawn.

10.7 Timing of poll: Except as hereinafter provided in this Clause 10.7, if a poll is duly demanded it shall be taken in such manner as the chairman of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. A poll demanded on the election of the chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs, and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

10.8 No casting vote: In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

10.9 Representation of non-Pool Members: Each of the Chief Executive (if any) or his duly appointed representative, the Settlement System Administrator, the Pool Funds Administrator, the Grid Operator and the Ancillary Services Provider shall be obliged to attend, and each other Party, each Committee Member, the Pool Auditor and the Director (or its or his duly appointed representative) shall have the right to attend, at each general meeting of Pool Members, and each of them shall have the right to speak (but not to vote) thereat.

10.10 Minutes: The Secretary shall prepare minutes of all general meetings of Pool Members and shall circulate copies thereof to all Parties, each Committee Member, the Pool Chairman, the Chief Executive (if any), the Pool Auditor and the Director as soon as practicable (and in any event within ten working days) after the relevant meeting has been held.

11.       VOTING

11.1 Membership Votes: Each Pool Member shall be entitled to one vote by reason of its Pool Membership (its "Membership Vote").

11.2 Weighted Votes: Subject as provided in the following provisions of this Clause 11, in respect of any month:-

          11.2.1 each Pool Member which is a Generator shall be entitled in that capacity to one vote (each such vote a "Generator Weighted Vote") for each GWh of Genset Metered Generation of all its Allocated Generating Units for all Settlement Periods falling in the Votes Calculation Period relative to such month, as determined from the final run of Stage 1 Settlement for each such Settlement Period and with the number of GWh being rounded up or down (0.5 being rounded upwards) to the nearest whole number;

          11.2.2 the number of votes (each a "Supplier Weighted Vote") to which a Pool Member which is a Supplier shall be entitled in that capacity shall be calculated in accordance with the following formula:-

                         GWV x SV
                               ---
                               (SIGMA)SV

                    where:-

                    SV is equal to the total GWh of Aggregate Demand taken by the relevant Pool Member in all Settlement Periods falling in the Votes Calculation Period relative to the relevant month, as determined, for each such Settlement Period, from the final run of Stage 1 Settlement and the Stage 2 Initial Settlement Run and with the number of GWh being rounded up or down (0.5 being rounded upwards) to the nearest whole number;

                    GWV is the total number of Generator Weighted Votes of all Pool Members for such month; and

                    (SIGMA) means summed over the total SV of all Pool Members for such month,

                    provided that the total number of Supplier Weighted Votes shall at all times equal the total number of Generator Weighted Votes and if, as a result of the foregoing, such would not be the case, the Pool Member with the greatest number of Generator Weighted Votes or of Supplier Weighted Votes calculated as aforesaid shall have deducted that number of Weighted Votes of the relevant class as will ensure that the total number of Supplier Weighted Votes equals the total number of Generator Weighted Votes.

                    For the purposes of this Clause 11.2:-

                    (a) a Generating Unit shall be an Allocated Generating Unit of a Pool Member (in this Clause, the "Identified Pool Member") if it belongs to the Identified Pool Member as of the date on which the Executive Committee calculates the Weighted Votes of Pool Members for the relevant month pursuant to Clause 11.3.2. If at any time during such month an Allocated Generating Unit shall belong to another Pool Member (in this Clause, the "Transferee Pool Member"), the Weighted Votes attributed to the Identified Pool Member for such month by reason of the Allocated Generating Unit belonging to it shall (subject to Clause 11.4) be transferred to the Transferee Pool Member as of the date on which such Allocated Generating Unit first belongs to the Transferee Pool Member (and the Identified Pool Member and the Transferee Pool Member shall jointly notify the Executive Committee in writing of such date in good time before its occurrence);

                    (b) a Generating Unit shall belong to a Pool Member if it is owned by that Pool Member and not leased to another person or if it is leased by that Pool Member from another person;

                    (c) a Pool Member shall notify the Executive Committee promptly on request of its Allocated Generating Units and the Executive Committee and each other Party may rely on the information in that notification and in any notification under paragraph (a) above without further enquiry or need to verify that information;

                    (d) in determining the meaning of "good time" for the purposes of paragraph (a) above one factor to be taken into account is that the Settlement System Administrator must be allowed sufficient time to effect the necessary changes in Settlement associated with the transfer of the relevant Allocated Generating Unit; and

                    (e) the Executive Committee may, upon application of any Pool Member involved in any transfer of assets between Pool Members during any month, adjust as between the Pool Members involved in such transfer, the number of Weighted Votes to which they in their capacities as Suppliers are entitled in respect of the remaining part of that month and/or one or more succeeding months if, in the opinion of the Executive Committee, such adjustment would help accommodate the consequences of such a transfer and not prejudice the interests of any other Pool Member in any material respect.

11.3 Calculation of Weighted Votes: Subject as provided in the following provisions of this Clause 11:-

          11.3.1    New Pool Members:

                    (a) until the Availability Date in respect of that Pool Member, any Party who is admitted as a Pool Member pursuant to Clause 8.2 shall have that number of Weighted Votes as fall to be determined in accordance with the following provisions of this Clause 11.3.1. Thereafter, such Pool Member's Weighted Votes shall be calculated in accordance with Clause 11.2;

                    (b) until the Availability Date in respect of that Pool Member, a Pool Member to whom paragraph (a) applies shall have that number of Generator Weighted Votes and/or Supplier Weighted Votes as are accorded to it upon its admission as a Pool Member by the Executive Committee (which the Executive Committee shall do prior to the date of such admission) in accordance with paragraphs (c),
                              (d) and/or (as the case may be) (e) below or as are determined by the Director in accordance with Clause 11.5;

                    (c) in determining the number of Generator Weighted Votes in respect of a new Pool Member who is a Generator, the Executive Committee shall have regard to the estimated generation of that Generator which is proposed to be sold pursuant to this Agreement for the year following its admission as a Pool Member (pro rated in respect of each month or part of a month (as the case may be)) and to such other factors as the Executive Committee shall consider appropriate;

                    (d) in determining the number of Supplier Weighted Votes in respect of a new Pool Member who is a Supplier, the Executive Committee shall have regard to the estimated total GWh which is proposed to be taken by that Supplier pursuant to this Agreement for the year following its admission as a Pool Member (pro rated in respect of each month or part of a month (as the case may be)) and to such other factors as the Executive Committee shall consider appropriate;

                    (e) in determining the number of Weighted Votes in respect of a new Pool Member who is an External Pool Member the Executive Committee shall have regard to the estimated generation (if any) and to the estimated level of demand for Active Energy (if any) of that Pool Member across the relevant External Interconnection for the year following its admission as a Pool Member (pro rated in respect of each month or part of a month (as the case may be)) and to such other factors as the Executive Committee shall consider appropriate;

          11.3.2    Calculation:

                    (a) the Executive Committee shall calculate the number of Weighted Votes to which each Pool Member whose Weighted Votes are to be calculated in accordance with Clause 11.2 is entitled in its capacity as a Generator or Supplier:-

                              (i) on each Calculation Date, in respect of the Following Month; and

                              (ii)      on each admission, resignation or
                                        removal of a Party as a Pool Member or
                                        change in the capacity in which it
                                        participates as a Pool Member, for the
                                        remainder of the then current month;

                    (b) the Executive Committee shall perform such calculations on the basis of information to be supplied by the Settlement System Administrator in accordance with Service Line 10 (Service to CEO and Pool Members) and by the Initial Settlement and Reconciliation Agent pursuant to its Pool Agent Contract;

                    (c) the Executive Committee shall, as soon as practicable after any such calculation, notify each Pool Member and the Director in writing of the number of Generator Weighted Votes and Supplier Weighted Votes of all Pool Members (whether calculated in accordance with Clause 11.2 or 11.3.1); and

                    (d) subject to Clauses 11.5 and 11.6, the determination of the Executive Committee as to the number of Generator Weighted Votes and Supplier Weighted Votes of each Pool Member shall (in the absence of manifest error) be final and binding for all purposes of this Agreement;

          11.3.3 Attribution: if a Pool Member shall not receive any Weighted Vote by reason of the calculations under Clause 11.2 or the foregoing provisions of this Clause 11.3, such Pool Member shall nevertheless be accorded one Generator Weighted Vote and/or one Supplier Weighted Vote, depending on the capacity(ies) in which it is participating as a Pool Member; and

          11.3.4 Additional capacity: for the purposes of this Clause 11 any Pool Member who acquires an additional capacity in which it participates as a Pool Member shall be deemed to have been admitted as a new Pool Member pursuant to Clause 8.2 in that additional capacity and until the Availability Date in respect of that Pool Member, it shall have that number of Weighted Votes in that additional capacity as fall to be determined in accordance with the provisions of Clause
                    11.3.1. Thereafter, such Pool Member's Weighted Votes shall be calculated in accordance with Clause 11.2.

11.4      Cap on Weighted Votes:

          11.4.1 The aggregate number of Weighted Votes to which a Pool Member shall be entitled (in whatever capacity) under Clauses 11.2 and 11.3 shall not at any time exceed 15 per cent. of the Total Weighted Votes.

          11.4.2 The aggregate number of Weighted Votes to which all Pool Members which are members of the same Pool Member's Group are entitled (in whatever capacity) under Clauses 11.2 and
                    11.3 shall not at any time exceed 15 per cent. of the Total Weighted Votes.

          11.4.3 If, by virtue of the number of Weighted Votes accorded to a Pool Member or to Pool Members which are members of the same Pool Member's Group pursuant to Clauses 11.2 and/or 11.3, a Pool Member or Pool Members would in the absence of this Clause 11.4.3 be in breach of Clause 11.4.1 or 11.4.2, the number of Weighted Votes to which that Pool Member or (as the case may be) those Pool Members which are members of the same Pool Member's Group shall be entitled shall be determined as follows:-

                    (a) in the case of a Pool Member which would otherwise be in breach of Clause 11.4.1, the aggregate number of Weighted Votes to which that Pool Member shall be entitled shall be reduced by such number (in this paragraph (a), the "Redistributed Votes") as will ensure that, after redistribution of its Weighted Votes in accordance with Clause 11.4.5, such Pool Member shall have as nearly as practicable (but not in excess of) 15 per cent. of the Total Weighted Votes. The Redistributed Votes shall:-

                              (i) consist of that number of Weighted Votes in excess of 15 per cent. of the Total Weighted Votes to which the relevant Pool Member is entitled; and

                              (ii) comprise Generator Weighted Votes and Supplier Weighted Votes in the same proportion (as nearly as practicable) as the total number of Generator Weighted Votes and Supplier Weighted Votes of that Pool Member (before such redistribution) bear one to the other;

                    (b) in the case of Pool Members which are members of the same Pool Member's Group and which would otherwise be in breach of Clause 11.4.2, the aggregate number of Weighted Votes to which those Pool Members shall be entitled shall be reduced by such number (in this paragraph (b), the "Redistributed Votes") as will ensure that, after redistribution of their Weighted Votes in accordance with Clause 11.4.6, such Pool Members shall together have as nearly as practicable (but not in excess of) 15 per cent. of the Total Weighted Votes. The Redistributed Votes shall:-

                              (i) consist of that number of Weighted Votes in excess of 15 per cent. of the Total Weighted Votes to which all Pool Members which are members of that Pool Member's Group are, in aggregate, entitled;

                              (ii) comprise Generator Weighted Votes and Supplier Weighted Votes in the same proportion (as nearly as practicable) as the total number of Generator Weighted Votes and Supplier Weighted Votes of all Pool Members which are members of that Pool Member's Group (before such redistribution) bear one to the other; and

                              (iii) be taken from each Pool Member which is a member of that Pool Member's Group (in the case of Redistributed Votes which are Generator Weighted Votes) in the proportion (as nearly as practicable) which that Pool Member's Generator Weighted Votes (if any) bear to the total number of Generator Weighted Votes of all Pool Members which are members of that Pool Member's Group and (in the case of Redistributed Votes which are Supplier Weighted Votes) in the proportion (as nearly as practicable) which that Pool Member's Supplier Weighted Votes (if any) bear to the total number of Supplier Weighted Votes of all Pool Members which are members of that Pool Member's Group; and

                    (c) in the case where both paragraphs (a) and (b) above apply in respect of a Pool Member, the provisions of paragraph (a) above shall be applied before those of paragraph (b) above.

          11.4.4 Subject to Clause 11.4.7, where more than one Pool Member or Pool Member's Group would, in the absence of Clause 11.4.3, be in breach of Clause 11.4.1 or (as the case may be) 11.4.2, the redistribution of Weighted Votes pursuant to Clause 11.4.5 or (as the case may be) 11.4.6 shall commence with the Pool Member or Pool Member's Group that has the greatest percentage of Total Weighted Votes, shall continue with the Pool Member or Pool Member's Group with the next greatest percentage and so on, and the process of redistributing Weighted Votes in accordance with such Clauses shall continue until such time as no Pool Member or Pool Member's Group is in breach of Clause 11.4.1 or 11.4.2.

          11.4.5 Where Clause 11.4.3(a) applies, the Redistributed Votes shall (subject as provided in Clauses 11.4.7 and 11.4.8) be allocated as follows:-

                    (a) the Redistributed Votes which are Generator Weighted Votes shall be allocated across all other Pool Members in the proportions (as nearly as practicable) which their respective Generator Weighted Votes bear to each other (such proportions to be calculated before any redistribution of Weighted Votes pursuant to this Clause 11.4); and

                    (b) the Redistributed Votes which are Supplier Weighted Votes shall be allocated across all other Pool Members in the proportions (as nearly as practicable) which their respective Supplier Weighted Votes bear to each other (such proportions to be calculated before any redistribution of Weighted Votes pursuant to this Clause 11.4).

          11.4.6 Where Clause 11.4.3(b) applies, the Redistributed Votes shall (subject as provided in Clauses 11.4.7 and 11.4.8) be allocated as follows:-

                    (a) the Redistributed Votes which are Generator Weighted Votes shall be allocated across all other Pool Members which are not members of the relevant Pool Member's Group in the proportions (as nearly as practicable) which their respective Generator Weighted Votes bear to each other (such proportions to be calculated before any redistribution of Weighted Votes pursuant to this Clause 11.4); and

                    (b) the Redistributed Votes which are Supplier Weighted Votes shall be allocated across all other Pool Members which are not members of the relevant Pool Member's Group in the proportions (as nearly as practicable) which their respective Supplier Weighted Votes bear to each other (such proportions to be calculated before any redistribution of Weighted Votes pursuant to this Clause 11.4).

          11.4.7 Redistributed Votes shall not be allocated pursuant to Clause 11.4.5 or 11.4.6 to any Pool Member which before such allocation is or, but for Clause 11.4.3, would be in breach of Clause 11.4.1 or 11.4.2.

          11.4.8 Any allocation of Redistributed Votes in accordance with the foregoing provisions of this Clause 11.4 shall not be effected in the case of votes amounting to fractions of whole numbers and any Redistributed Votes which are incapable of allocation as a result of this or any other provision of this Clause 11.4 ("Fractional Redistributed Votes") shall, in the case of Generator Weighted Votes, be allocated automatically to the largest Generator in terms of Genset Metered Generation for the relevant month or, in the case of Supplier Weighted Votes, to the largest Supplier in terms of Aggregate Demand for the relevant month, to the extent that this does not cause a breach of Clause 11.4.1 or Clause 11.4.2. Thereafter, any unallocated Fractional Redistributed Votes shall be allocated in accordance with this Clause 11.4.8 to the next such largest Generator and/or Supplier and the process shall continue until all Fractional Redistributed Votes have been so allocated.

11.5 New Pool Member's reference to the Director: If any Pool Member referred to in Clause 11.3.1(a) shall dispute the calculation of or the number of Weighted Votes accorded to it in accordance with Clause 11.3.1, such Pool Member may refer such dispute to the Director for determination, whose determination as to the calculation of or the number of Weighted Votes to which such person shall be entitled shall be final and binding for all purposes of this Agreement.

11.6 Alteration of Weighted Votes: The Director may at any time by notice to the Executive Committee alter the calculation of Weighted Votes set out in Clauses 11.2.1 and 11.2.2 and/or the caps on Weighted Votes set out in Clauses 11.4.1 and 11.4.2 if, in his opinion, such alteration is required to achieve fair representation for all Pool Members.

11.7 Pool Member Group Information: Each Pool Member shall provide the Executive Committee with such details of its Pool Member Group as the Executive Committee may at any time and from time to time reasonably require for the purposes of this Clause 11 and such Pool Member shall be deemed to warrant to all other Pool Members that all such details are true and accurate in all material respects as at the date they are provided to the Executive Committee. The Executive Committee may rely on such details without further enquiry or need to verify them.

11.8      [Not used.]

11.9 Records: The Executive Committee shall maintain, and retain for a period of not less than eight years, a register recording the Generator Weighted Votes and Supplier Weighted Votes of each Pool Member, which register shall be open for inspection by any Party at the office of the Secretary during normal business hours.

11.10 Voting on a show of hands: On a show of hands every Pool Member present in person shall have only its Membership Vote (that is, one vote).

11.11 Voting on a poll: On a poll every Pool Member shall have only its Weighted Votes. On a poll votes may be given either personally or by proxy.

11.12 Objections: No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

11.13 Scrutiny: At each meeting at which a Pool Member casts a vote, the Secretary or another person specifically appointed for the purpose by the Secretary shall ensure that proper scrutiny of all such votes takes place, such that he is entirely satisfied that every vote cast was so cast properly and in accordance with all relevant provisions of this Agreement and any other applicable agreement between all Pool Members or rules or regulations governing such votes.

12.       PROXIES

12.1 Authority: Any Pool Member entitled to attend and vote at any general meeting of Pool Members shall be entitled to appoint another person (whether a Pool Member or not) as its proxy to attend, speak and vote in its place, save that a proxy shall not be entitled to vote except on a poll.

12.2 Authentication of proxy: The instrument appointing a proxy shall be in writing either under seal or under the hand of an officer or attorney duly authorised. A proxy need not be a Pool Member.

12.3 Deposit of proxy: The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a certified copy of that power or authority shall be deposited at the office of the Secretary or at such other place within the United Kingdom as is specified for that purpose in the notice convening the relevant general meeting of Pool Members, not less than 48 hours before the time for holding the meeting or adjourned meeting, at which the person named in the instrument proposes to vote, or, in the case of a poll, not less than 24 hours before the time appointed for the taking of the poll, and in default the instrument of proxy shall not be treated as valid.

12.4 Form of proxy (1): An instrument appointing a proxy shall be in the following form or a form as near thereto as circumstances admit:-

                    "POOLING AND SETTLEMENT AGREEMENT FOR THE ELECTRICITY INDUSTRY IN ENGLAND AND WALES dated 30th March, 1990 (as amended)

                    We, ___________, of _____________, being a Pool Member (as defined in the above-mentioned Agreement), hereby appoint ___________ of ___________ or ____________, failing him,
                    ___________ of _______________, as our proxy to vote for us on our behalf at the [annual or extraordinary, as the case may be] general meeting of Pool Members, to be held on the _____ day of ___________ 19__, and at any adjournment thereof.

                    Signed this __________ day of _______ 19__."

12.5 Form of proxy (2): Where it is desired to afford Pool Members an opportunity of voting for or against a resolution the instrument appointing a proxy shall be in the following form or a form as near thereto as circumstances admit:-

                    "POOLING AND SETTLEMENT AGREEMENT FOR THE ELECTRICITY INDUSTRY IN ENGLAND AND WALES dated 30th March, 1990 (as amended)

                    We, __________, of __________, being a Pool Member (as
                    defined in the above-mentioned Agreement), hereby appoint ___________ of ________ or, failing him, __________ of
                    ___________, as our proxy to vote for us on our behalf at the [annual or extraordinary, as the case may be] general meeting of Pool Members, to be held on the ________ day of ________ 19__, and at any adjournment thereof.

                    Signed this __________ day of _________ 19__.

                    This form is to be used in favour of the resolution. against

                    Unless otherwise instructed, the proxy will vote as he thinks fit.

                    Strike out whichever is not desired."

12.6 Authority to demand a poll: The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

12.7 Proxy valid: A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous revocation of the proxy or of the authority under which the proxy was executed, provided that no intimation in writing of such revocation shall have been received by the Secretary at his office before the commencement of the meeting or adjourned meeting at which the proxy is used.

12.8 Resolution in writing: A resolution in writing signed by all the Pool Members for the time being entitled to receive notice of and to attend and vote at general meetings of Pool Members (or by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of Pool Members duly convened and held and may consist of several instruments in like form and executed by or on behalf of one or more Pool Members.

12.9 Corporations acting by representatives at meetings: Any company, corporation, partnership, firm, joint venture, trust, association or other organisation which is a Pool Member may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any general meeting of Pool Members, and references in this Agreement to a Pool Member acting in person (howsoever expressed) shall be deemed to include Pool Members acting by their duly authorised representatives.

13.       MATTERS RESERVED TO THE GENERAL MEETING: CLASS RIGHTS

13.1      Matters reserved generally:

          13.1.1 As between the Pool Members each of the matters referred to in Clause 13.1.2 shall require the prior approval of Pool Members in general meeting before effect is given to the same, such approval to be (subject as provided in Sections 15, 16 and 17 of Schedule 4) by resolution of Pool Members passed by not less than 65 per cent. of the Membership Votes or (as the case may be) Weighted Votes of such Pool Members as (being entitled to do so) vote in person or by proxy at a general meeting of Pool Members of which notice specifying the intention to propose the resolution has been duly given.

          13.1.2    The matters referred to in Clause 13.1.1 are:-

                    (a)       the removal of the Settlement System
                              Administrator;

                    (b)       the appointment and removal of the Pool Auditor;

                    (c) any amendment to or variation of this Agreement (other than any amendment or variation referred to in Clause 13.2.1, 13.2.2 or 13.2.3 or any amendment of or variation to Schedule 9 (including any amendment thereto made pursuant to Clause 56.2) or to Schedule 15 or to the Menu of EPFAL Services Prices);

                    (d) the approval pursuant to Clause 5.8 of any Recommendation and pursuant to Clause 5.11 of any Works Programme and any approval pursuant to Clause 5.14;

                    (e)       the removal of the Pool Chairman; and

                    (f) such other matters (not being matters referred to in Clause 9.1.6) which are otherwise designated under this Agreement for reference to the Pool Members in general meeting.

13.2      Matters reserved to particular classes of Pool Members:

          13.2.1 As between the Pool Members any amendment to or variation of this Clause 13.2 shall require the prior approval of the Generators in separate general meeting.

          13.2.2 As between the Pool Members each of the following matters shall require the prior approval of the Suppliers in separate general meeting:-

                    (a) the introduction of, or any change to any of, the Codes of Practice applicable to Metering Equipment comprising Stage 2 Metering Systems;

                    (b) any change to the standards of accuracy of Metering Equipment referred to in Clause 60.7 or sub-section 7.2 of Schedule 28;

                    (c)       any amendment to or variation of Part XI and/or
                              Schedule 18; and

                    (d)       any amendment to or variation of this Clause 13.2.

          13.2.3 As between the Pool Members any amendment to or variation of Clause 10.2, 10.6, 13.4, 13.5, 15, 16.2, 19.2, 22 or 83, or
                    this Clause 13.2 shall, in addition to the applicable requirements of Clauses 13.2.1 and 13.2.2, require the prior approval of Pool Members in general meeting, such approval to be by resolution of Pool Members passed by not less than 84 per cent. of the Membership Votes or (as the case may be) Weighted Votes of such Pool Members as (being entitled to do so) vote in person or by proxy at a general meeting of Pool Members of which notice specifying the intention to propose the resolution has been duly given.

          13.2.4    To every separate general meeting referred to in this Clause
                    13.2 the provisions of this Part III relating to general meetings of Pool Members (other than Clause 10.9, save in respect of the attendance by the Pool Auditor or the Director or its or his duly appointed representative) shall apply mutatis mutandis but so that:-

                    (a) in the case of the Generators, the necessary quorum shall be two Pool Members of that class;

                    (b) in the case of the Suppliers, the necessary quorum shall be eight Pool Members of that class; and

                    (c) notice of any such separate general meeting need be given only to those entitled to attend the same,

                    and any resolution put to any such separate general meeting shall, to be passed, require (in the case of the Generators) 75 per cent. and (in the case of the Suppliers) a simple majority of the Membership Votes or (as the case may be) Weighted Votes of such Pool Members as (being entitled to do so) vote in person or by proxy at such separate general meeting of which notice specifying the intention to propose the resolution has been duly given provided that any such resolution shall be deemed passed if it would have been passed but for the resolution being opposed by a single Pool Member or one or more Pool Members of a single Pool Member's Group.

13.2A Variation of Schedule 22: As between the Pool Members any amendment to or variation of Schedule 22 shall require the approval of the Public Electricity Suppliers in separate general meeting in accordance with the provisions of that Schedule.

13.2B Variation of Schedule 29: As between the Pool Members any amendment to or variation of Section 2 of Schedule 29 shall require the approval of the Public Electricity Suppliers in separate general meeting in accordance with the provisions of sub-section 2.10 thereof.

13.3 Provisions cumulative: The provisions of Clauses 13.1, 13.2, 13.2A and 13.2B are cumulative and not exclusive one of the other.

13.4 Executive Committee's referral: In the event of receipt by the Secretary from one or more of the Committee Members of a request that any matter resolved upon on a poll by the Executive Committee (or upon which it has been unable or has refused to resolve other than where the taking of a vote has been deferred pursuant to Clause 22.1) be remitted to the Pool Members in general meeting, such request having been received no later than five working days after the date on which the results of such poll were notified to Committee Members (exclusive of the date on which notice was given) (or, as the case may be, the date of its failure or refusal so to resolve), the matter the subject of the relevant resolution shall be remitted to the Pool Members in general meeting and, pending the decision of Pool Members in general meeting, such resolution shall not have effect. The provisions of this Clause 13.4 are subject to the provisions of Clause 61.9.

13.5      Dissentient Pool Member's right of appeal:

          13.5.1    Any Pool Member who:-

                    (a) voted against a resolution passed or in favour of a resolution not passed by Pool Members in general meeting; or

                    (b) voted against a resolution passed or in favour of a resolution not passed by Generators or (as the case may be) Suppliers in separate general meeting; or

                    (c) is directly affected by Pool Creditors passing or failing to pass a resolution of Pool Creditors (but only where such resolution does not concern the enforcement or non-enforcement of any payment obligation), and each Externally Interconnected Party (not being a Pool Member) (each such Pool Member a "Dissentient Pool Member", which expression shall include each such Externally Interconnected Party) shall be entitled within ten working days after the date of such resolution to apply in writing to the Director seeking a ruling that the relevant resolution shall or shall not have effect on the grounds that either:-

                    (i) the interests of a group of Pool Members (including the Dissentient Pool Member) or of the Dissentient Pool Member under this Agreement have been, are or will be unfairly prejudiced by the passing of or the failure to pass such resolution; or

                    (ii) such resolution will breach, or will cause the Dissentient Pool Member to be in breach of, one or more provisions of this Agreement or of its Licence or of the Act.

                    Any such application shall give detailed reasons and evidence in support and shall be copied to the Executive Committee. The Dissentient Pool Member shall be entitled to mark all or any part of such application as confidential and the Executive Committee shall give such weight as it sees fit to such marking in the copying of such application to those persons to whom it is obliged to copy such application. The Executive Committee shall promptly notify all other Pool Members, each Externally Interconnected Party (not being a Pool Member), the Pool Chairman, the Settlement System Administrator and the Pool Funds Administrator and (if the Executive Committee considers it appropriate) any Pool

                    Agent of receipt of such application. At the same time as the Executive Committee shall notify all such other Pool Members, each Externally Interconnected Party (not being a Pool Member), the Pool Chairman, the Settlement System Administrator and the Pool Funds Administrator of such receipt, the Executive Committee shall send each of them (and may send any Pool Agent) a copy of the relevant application (amended, if appropriate, to take account of any such marking where the Executive Committee shall have seen fit so to do). The Executive Committee, each Pool Member, each Externally Interconnected Party (not being a Pool Member), the Pool Chairman, the Settlement System Administrator and the Pool Funds Administrator and (if invited by the Director) the Pool Auditor shall each be entitled to make representations to the Director. If the Pool Auditor shall be so invited to make any such representations, the Executive Committee will provide it with a copy of the relevant application (amended, if appropriate, as aforesaid).

          13.5.2 Any determination of the Director in respect of any such application as is referred to in Clause 13.5.1 shall be final and binding. Pending any determination of the Director in respect of any such application, the relevant resolution (if passed) shall not have effect provided that, if the Director shall decline to accept a reference or to make a determination (in either case, for whatsoever reason), such resolution shall take effect from the date that the Director notifies the Executive Committee that he declines to accept the reference or to make the determination.

          13.5.3 The Parties acknowledge and agree that the satisfaction of either of the grounds referred to in Clause 13.5.1(i) or
                    (ii) shall not of itself entitle the Dissentient Pool Member to a determination by the Director in its favour.

                                     PART IV

                             THE EXECUTIVE COMMITTEE

14.       ESTABLISHMENT OF THE EXECUTIVE COMMITTEE

Establishment: The Pool Members hereby establish the Executive Committee upon the terms and subject to the conditions of this Agreement.

15.       MEMBERSHIP OF THE EXECUTIVE COMMITTEE

15.1 Number of Committee Members: The maximum number of Committee Members shall not at any time exceed twelve or such lesser number (subject to a minimum of six) as Pool Members may decide in general meeting not later than 90 days before each annual general meeting of Pool Members. Any such lesser number so decided upon prior to an annual general meeting of Pool Members shall be the maximum number of Committee Members during the entire term of office (according to Clause 15.4) of those Committee Members elected at that annual general meeting (or, as the case may be, a subsequent extraordinary general meeting). On the expiry of that term of office, the maximum number of Committee Members shall be twelve unless a lesser number shall have been decided upon in accordance with the procedures set out in this Clause 15.1.

15.2 Maximum number of Committee Members fewer than twelve: If Pool Members decide on a maximum number of Committee Members fewer than twelve in accordance with Clause 15.1, then:-

          15.2.1 the number of Committee Members to be appointed in accordance with the provisions of Clause 15.5 shall be two fewer than the agreed maximum number of Committee Members and the number of Committee Members to be appointed in accordance with Clause 15.6 shall be two; and

          15.2.2 the references to "ten" and its derivatives in Clauses 15.5.3(g) and 15.5.3(i) shall be substituted by the number that is two fewer than the maximum number of Committee Members agreed by Pool Members and the references to "nine" and "eleven" (and their respective derivatives) in Clause 15.5.3(i) shall be correspondingly altered.

15.3 Appointment and Removal: As from 1st April, 1997 and subject as provided in Clauses 15.2 and 15.8, ten Committee Members shall be appointed and removed in accordance with the provisions of Clauses
          15.5 and 15.10 and two Committee Members shall be appointed and removed in accordance with the provisions of Clauses 15.6 and 15.10.

15.4 Term of Office: Subject to Clause 15.11, the term of office of Committee Members shall be from 1st April in the year of appointment to 31st March in the next following year provided that, if the meeting at which any Committee Member is appointed is held after 1st April, his term of office shall commence from the time of his appointment. A

          Committee Member whose term of office has expired or is to expire shall be eligible for re-election.

15.5 MP Committee Member election procedure: The procedures set out in this Clause 15.5 shall apply to the election of those Committee Members who are not RS Committee Members ("MP Committee Members"):-

          15.5.1 Each MP Pool Member shall be entitled, by notice to the Executive Committee given no earlier than 90 days and no later than 30 days before each annual general meeting of Pool Members or, failing election of any MP Committee Members at such meeting, no later than 15 days before an extraordinary general meeting convened for such purpose to propose, one individual (an "MP Nominee") to be an MP Committee Member. The MP Nominee need not be an officer or employee of a Pool Member but shall not be the Chief Executive or Pool Chairman or any then current nominee for the position of Chief Executive or Pool Chairman. Any such proposal to be valid shall be accompanied by a written statement from the MP Nominee stating that he is aware of the proposal and would be prepared to serve as a Committee Member if elected.

          15.5.2 No later than 10 days before the date of the annual general meeting (or, as the case may be, extraordinary general meeting) the Executive Committee shall circulate (or cause to be circulated) to all Pool Members and the Director a list of all the names of the MP Nominees and of the Pool Members who proposed them (the "MP Nominee List"). The MP Nominee List shall also be circulated at the annual general meeting or, as the case may be, extraordinary general meeting to all Pool Members present in person; and

          15.5.3 At the annual general meeting or extraordinary general meeting (as the case may be) of Pool Members held to appoint Committee Members the following procedures shall be applied in sequence:-

                    (a) each MP Pool Member shall be given a voting paper (in this Clause 15.5, a "Voting Paper") with the name of every MP Nominee who appears on the MP Nominee List;

                    (b) subject to paragraphs (c) and (d) below, an MP Pool Member shall rank each MP Nominee on its Voting Paper in order of preference by marking the MP Nominee which is its first choice for membership of the Executive Committee (its "Preferred MP Nominee") with the number "1" and continuing numbering sequentially in order of preference until it is indifferent as to the preference it accords to any remaining MP Nominees;

                    (c) if an MP Pool Member has proposed an MP Nominee in accordance with Clause 15.5.1, then such MP Pool Member must choose that MP Nominee as its Preferred MP Nominee;

                    (d) all MP Pool Members that are members of the same Pool Member's Group shall be obliged to rank the same MP Nominees in the same order of preference;

                    (e) the Moderator shall collect in all Voting Papers and for each Preferred MP Nominee shall calculate the number of Weighted Votes cast by those MP Pool Members in his favour and for this purpose each MP Pool Member shall be deemed to have cast all its Weighted Votes in favour of its Preferred MP Nominee;

                    (f) the Moderator shall prepare a list (the "MP Preference List") ranking the Preferred MP Nominees in order according to the number of Weighted Votes cast for each such Preferred MP Nominee, with the Preferred MP Nominee with the most number of Weighted Votes being at the head of the list;

                    (g) when there are more than ten MP Nominees on the MP Preference List then, if the MP Nominee ranked tenth on the MP Preference List has more Weighted Votes cast in his favour than the sum of all Weighted Votes cast for all those MP Nominees ranked below him on the MP Preference List, those MP Nominees ranked first to tenth on the MP Preference List shall be elected as Committee Members and the voting procedure in this Clause
                              15.5.3 shall terminate;

                    (h) if the condition in paragraph (g) above is not satisfied, the MP Nominee whose name appears last on the MP Preference List shall be removed from the MP Preference List and shall take no further part in the election process for the MP Committee Members and the Moderator shall transfer the Weighted Votes of all those MP Pool Members who voted for that MP Nominee to the MP Nominee(s) who is their respective second preference. The Moderator shall then prepare a revised MP Preference List to which paragraph (g) above shall be applied and the procedure set out in this paragraph (h) shall be repeated as often as may be necessary until the condition in paragraph (g) above is satisfied (on each occasion the MP Nominee whose name appears last on the MP Preference List being removed from it and the Moderator transferring the Weighted Votes of all those MP Pool Members attributable to that MP Nominee to the MP Nominee(s) who is their next respective preference); and

                    (i) if the provisions of paragraph (h) above have been followed with the result that only eleven MP Nominees appear on the MP Preference List, and if the MP Nominee ranked tenth has more Weighted Votes cast in his favour than the MP Nominee ranked eleventh, then those MP Nominees ranked first to tenth on the MP Preference List shall be elected as Committee Members. If, however, the Weighted Votes cast in favour of the MP Nominees ranked tenth and eleventh on the MP Preference List

                              Pare equal, then those MP Nominees ranked first to ninth on the MP Preference List shall be elected as Committee Members and the selection of the tenth Committee Member from the tenth and eleventh MP Nominee on the MP Preference List shall be decided by the drawing of lots in a manner to be determined by the Pool Chairman.

15.6 RS Committee Member election procedures: The procedures set out in this Clause 15.6 shall apply to the election of the RS Committee Members:-

          15.6.1 each RS Pool Member shall be entitled, by notice to the Executive Committee given no earlier than 90 days and no later than 30 days before each annual general meeting of Pool Members or, failing election of either RS Committee Member at such meeting, no later than 15 days before an extraordinary general meeting convened for such purpose to propose one individual (a "RS Nominee") to be a RS Committee Member. The RS Nominee need not be an officer or employee of a Pool Member but shall not be the Chief Executive or Pool Chairman or any then current nominee for the position of Chief Executive or Pool Chairman. Any such proposal to be valid shall be accompanied by a written statement from the RS Nominee stating that he is aware of the proposal and would be prepared to serve as a Committee Member if elected and identifying whether he is standing for the position of SG Committee Member or IS Committee Member;

          15.6.2 no later than 10 days before the annual general meeting (or, as the case may be, the extraordinary general meeting) the Executive Committee shall circulate (or cause to be circulated) to all Pool Members and the Director a list of all the names of the RS Nominees and of the Pool Members who nominated them (the "RS Nominee List"). The Director may object to any RS Nominee by notice to the Executive Committee no later than 5 working days before the annual general meeting on the grounds that such RS Nominee could not reasonably be expected to represent the interests of Small Generators or (as the case may be) Independent Suppliers on the Executive Committee. Any RS Nominee to whom the Director so objects shall not be eligible for election at the relevant meeting of Pool Members as an RS Committee Member and his name shall be deleted from the RS Nominee List. The RS Nominee List (amended, if necessary, to take account of the Director's objections) shall be circulated at the annual general meeting or, as the case may be, extraordinary general meeting to all Pool Members present in person and (if practicable) to all Pool Members in advance of such meeting;

          15.6.3 if there is no RS Nominee or no RS Nominee eligible for election as the SG Committee Member or (as the case may be) the IS Committee Member, the Director shall be entitled to appoint and remove an individual to serve in that capacity for the term of office referred to in Clause 15.4 and the procedures in Clause 15.6.4 shall not apply to the election of such RS Nominee;

          15.6.4 at the annual general meeting or extraordinary general meeting (as the case may be) of Pool Members the following procedures shall be applied (subject to Clause 15.6.5) in sequence first for the election of the SG Committee Member and, secondly, for the election of the IS Committee Member immediately following the conclusion of the election procedures for the MP Committee Members in Clause 15.5:-

                    (a) each RS Pool Member shall be given a voting paper (in this Clause 15.6, a "Voting Paper") with the name of every RS Nominee who appears on the RS Nominee List (amended, if appropriate, in accordance with Clause 15.6.2);

                    (b) SG Pool Members shall be entitled to vote only for RS Nominees nominated by SG Pool Members and whose names appear on the Voting Paper ("SG Nominees");

                    (c) IS Pool Members shall be entitled to vote only for RS Nominees nominated by IS Pool Members and whose names appear on the Voting Paper ("IS Nominees");

                    (d) in the case of the election of the SG Committee Member, each SG Pool Member shall rank each SG Nominee on its Voting Paper in order of preference by marking the SG Nominee which is its first choice for membership of the Executive Committee (its "Preferred SG Nominee") with the number "1" and continuing numbering sequentially in order of preference until it is indifferent as to the preference it accords to any remaining SG Nominees;

                    (e) in the case of the election of the IS Committee Member, each IS Pool Member shall rank each IS Nominee on its Voting Paper in order of preference by marking the IS Nominee which is its first choice for membership of the Executive Committee (its "Preferred IS Nominee") with the number "1" and continuing numbering sequentially in order of preference until it is indifferent as to the preference it accords to any remaining IS Nominees. Preferred SG Nominees and Preferred IS Nominees are, for the purposes of this Clause 15.6, known as the "Preferred RS Nominees";

                    (f) if a RS Pool Member has proposed a SG Nominee or an IS Nominee in accordance with Clause 15.6.1, then such RS Pool Member must choose that SG Nominee or (as the case may be) IS Nominee as its Preferred RS Nominee;

                    (g) the Moderator shall collect in all Voting Papers and for each SG Nominee and each IS Nominee shall calculate the number of Weighted Votes cast by RS Pool Members in his favour and for this purpose each RS Pool

                              Member shall be deemed to have cast all its Weighted Votes in favour of its Preferred RS Nominee;

                    (h) the Moderator shall prepare a list (the "SG Preference List") ranking the Preferred SG Nominees in order according to the number of Weighted Votes cast for each such Preferred SG Nominee, with the Preferred SG Nominee with the most number of Weighted Votes being at the head of the list;

                    (i) the Moderator shall prepare a list (the "IS Preference List") ranking the Preferred IS Nominees in order according to the number of Weighted Votes cast for each such Preferred IS Nominee, with the Preferred IS Nominee with the most number of Weighted Votes being at the head of the list;

                    (j) if the RS Nominee ranked first on the SG Preference List or (as the case may be) IS Preference List has more Weighted Votes cast in his favour than the sum of all Weighted Votes cast for all those RS Nominees ranked below him on the same list, the RS Nominee ranked first on the relevant list shall be elected as the SG Committee Member or (as the case may be) IS Committee Member and the voting procedure in this Clause 15.6.4 shall terminate;

                    (k) if the condition in paragraph (j) above is not satisfied, the RS Nominee whose name appears last on the SG Preference List or (as the case may be) IS Preference List shall be removed from that list and shall take no further part in the election process for the relevant RS Committee Members and the Moderator shall transfer the Weighted Votes of all those RS Pool Members who voted for that RS Nominee to the RS Nominee(s) who is their respective second preference. The Moderator shall then prepare a revised SG Preference List or (as the case may be) IS Preference List in each case to which paragraph (j) above shall be applied and the procedure set out in this paragraph (k) shall be repeated as often as may be necessary until the condition in paragraph (j) above is satisfied in relation to the relevant list (on each occasion the RS Nominee whose name appears last on the SG Preference List or (as the case may be) IS Preference List being removed from it and the Moderator transferring the Weighted Votes of all those RS Pool Members attributable to that RS Nominee to the RS Nominee(s) who is their next respective preference); and

                    (l) if (where applicable, after the provisions of paragraph (k) above have been followed) only two RS Nominees appear on the SG Preference List or (as the case may be) the IS Preference List and the Weighted Votes cast in favour of both such RS Nominees are equal then the selection of the SG Committee Member or (as the case may be) the IS Committee

                              Member shall be decided by the drawing of lots in a manner to be determined by the Pool Chairman; and

          15.6.5 if a SG Pool Member is a member of a Pool Member's Group of which an IS Pool Member is also a member (or vice versa) and there are no MP Pool Members in that Pool Member's Group, the SG Pool Member and the IS Pool Member shall jointly notify the Secretary upon receipt of the RS Nominee List at the annual general meeting or, as the case may be, extraordinary general meeting whether the SG Pool Member will participate in the election of the SG Committee Member or the IS Pool Member will participate in the election of the IS Committee Member. In the former case, the IS Pool Member shall not have the right to participate in the election of either RS Nominee and, in the latter case, the SG Pool Member shall not have the right to participate in the election of either RS Nominee. If no such notification is received by the Secretary before the election procedure for the RS Nominees begins, the votes of both the SG Pool Member and the IS Pool Member shall be discounted and ignored.

15.7 Spoilt papers: If any Voting Paper is incorrectly completed or otherwise spoilt, the Moderator shall take no account of it or of the Weighted Votes purported to be cast by it in the conduct of the procedures set out in Clause 15.5 and/or 15.6.

15.8 Default appointment: If the procedures set out in Clause 15.5 or 15.6 (other than Clause 15.6.3) shall result in less than the prescribed or (as the case may be) agreed maximum number of Committee Members permitted under Clause 15.1 being appointed (including where there are insufficient nominees nominated to fill the seats), the Director shall have the right to appoint and remove individuals to the Executive Committee as Committee Members in such numbers as may be necessary to provide for such maximum number of Committee Members until such time as another election pursuant to Clause 15.5.3 or (as the case may be)
          15.6.4 takes place. Any Committee Member appointed pursuant to this Clause 15.8 shall, for the purposes of Clause 23.6, represent the interests of all Pool Members for the time being and from time to time.

15.9 Notification of Committee Members: The Secretary shall promptly notify all Pool Members and the Director of the appointment and removal of any Committee Member.

15.10     Removal of Committee Members:

          15.10.1 A Committee Member may be removed by vote of all those Pool Members whose Weighted Votes were cast in favour of that Committee Member in his election pursuant to Clause 15.5 or Clause 15.6, such vote to be passed requiring a majority of 65 per cent. of the total number of Weighted Votes of all such Pool Members (after deduction of any Weighted Votes of persons who were Pool Members at the time of his election and who voted in favour of him but who are no longer Pool Members). For the purposes of such vote, relevant Pool Members may cast only that number of Weighted Votes which they cast in favour of such Committee Member in his election pursuant to Clause 15.5 or 15.6.

          15.10.2 A separate general meeting of those Pool Members entitled to vote may be convened for the purpose of removing a Committee Member and to every such separate general meeting the provisions of Part III relating to general meetings of Pool Members (other than Clause 10.9, save in respect of the attendance by the Pool Auditor or the Director or its or his duly appointed representative) shall apply mutatis mutandis but so that:-

                    (a) the necessary quorum shall be one Pool Member entitled to vote thereat; and

                    (b) notice of any such separate general meeting need be given only to those entitled to attend the same.

15.11 Vacation of office by Committee Members: The office of a Committee Member shall be vacated if:-

          15.11.1   he resigns his office by notice delivered to the Secretary;
                    or

          15.11.2 he becomes bankrupt or compounds with his creditors generally; or

          15.11.3 he becomes of unsound mind or a patient for any purpose of any statute relating to mental health; or

          15.11.4 he and his alternate fail to attend more than three consecutive meetings of the Executive Committee; or

          15.11.5   he dies; or

          15.11.6   he is removed from office pursuant to Clause 15.10.

15.12 Election of replacement Committee Members: At the time of the vacation of office of a Committee Member (for the purposes of this Clause 15.12 an "Outgoing Committee Member") or as soon as is reasonably practicable thereafter , a replacement Committee Member shall be elected following the procedures set out in, in the case of an MP Committee Member, Clause 15.5 or, in the case of an RS Committee Member, Clause 15.6, provided that:-

          (a) only Pool Members whose Weighted Votes were cast in favour of the Outgoing Committee Member in an election pursuant to Clause 15.5 or 15.6 and who were, at the time of his vacation of office, represented by him pursuant to Clause
                    23.6.1 or 23.6.2; and

          (b) only those persons who have become Pool Members in the period of the Outgoing Committee Member's term of office and who were, at the time of his vacation of office, represented by him pursuant to Clause 23.6.4 may take part in the election of a replacement Committee Member pursuant to this Clause 15.12.

15.13     Alternates:

          15.13.1 Each Committee Member shall have the power to appoint any person (who may be an existing Committee Member) to be his alternate and may at his discretion remove an alternate Committee Member so appointed. Any appointment or removal of an alternate Committee Member shall be effected by notice in writing executed by the appointor and delivered to the Secretary who shall forthwith notify all other Committee Members of such appointment. If his appointor so requests, an alternate Committee Member shall be entitled to receive notice of all meetings of the Executive Committee or of sub-committees or sub-groups of which his appointor is a member and to receive a voting paper on a poll instead of the appointor. He shall also be entitled to attend, speak and vote as a Committee Member at any such meeting at which the Committee Member appointing him is not personally present and at the meeting to exercise and discharge all the functions, powers and duties of his appointor as a Committee Member and for the purposes of the proceedings at the meeting the provisions of this Part IV shall apply as if he were a Committee Member. He shall also be entitled to demand a poll (whether at or after the meeting) pursuant to Clause 22.3, to carry out consultations with Pool Members contemplated by Clause 22.8 insofar as his appointor shall be unable to do so, to act on the instructions of Pool Members duly given to his appointor or to him on behalf of his appointor and to complete his appointor's voting paper on a poll on behalf of his appointor.

          15.13.2 Except on a poll, every person acting as an alternate Committee Member shall have one vote for each Committee Member for whom he acts as alternate, in addition to his own vote if he is also a Committee Member. On a poll, an alternate Committee Member shall be entitled (if his appointor is unable to do so) to exercise (on behalf of his appointor and by completion of the appointor's separate voting paper) all of the votes which his appointor is entitled to cast, in addition to any votes which the alternate is entitled to cast in his own capacity if he is also a Committee Member. Execution by an alternate Committee Member of any resolution in writing of the Executive Committee shall, unless the notice of his appointment provides to the contrary, be as effective as execution by his appointor.

          15.13.3 An alternate Committee Member shall ipso facto cease to be an alternate Committee Member if his appointor ceases for any reason to be a Committee Member.

          15.13.4 References in this Agreement to a Committee Member shall, unless the context otherwise requires, include his duly appointed alternate.

16.       POOL CHAIRMAN

16.1 Pool Chairman: There shall at all times be a Chairman of the pooling and settlement arrangements for the electricity industry in England and Wales established by this Agreement (the "Pool Chairman").

16.2      Appointment and Term:

          16.2.1    The election of a Pool Chairman shall take place either:-

                    (i) at the annual general meeting or (as the case may be) an extraordinary general meeting of Pool Members convened for that purpose (where practicable) held not less than three months before the end of the term of the then current Pool Chairman; or

                    (ii) should the Executive Committee so decide, by a postal vote in accordance with Clause 16.4, such postal vote to have a closing date which (where practicable) is not less than three months before the end of the term of the then current Pool Chairman.

          16.2.2 Subject to Clause 16.2.4, the term of office of the Pool Chairman shall be from 1st April in the year of his election to the 31st March falling two years thereafter provided that:-

                    (i) where the Pool Chairman is to be elected at an annual general meeting or (as the case may be) an extraordinary general meeting of Pool Members, if the meeting at which he is elected is held after 1st April, his term of office shall commence from such date as the Pool Members in general meeting shall resolve (being no earlier than the date of such meeting);

                    (ii) where the Pool Chairman is to be elected by postal vote, if the closing date of such postal vote is after 1st April, his term of office shall commence from such date as shall be set out in the notice of postal vote which shall have been sent to all Pool Members by the Chief Executive in accordance with Clause 16.4; and

                    (iii) his term of office shall expire before 31st March if he resigns or is unable for whatever reason to continue to act or if a successor Pool Chairman is elected with a term of office which Pool Members either in general meeting or (as the case may be) by the terms of a postal vote resolve is to commence before that date.

          16.2.3 The appointment of the Pool Chairman shall be on such terms and conditions (including, but not limited to, terms and conditions in relation to reimbursement, hours of work and removal (subject to Clause 13.1.2)) as have been approved by Pool Members in general meeting. Any amendment to those terms and conditions shall require the prior approval of Pool Members in general meeting.

          16.2.4 Not later than three months prior to the end of the then current term of office of the Pool Chairman, Pool Members may either (i) call and hold a general meeting or (ii) call and hold a postal vote and, if the Pool Chairman agrees, may resolve to extend the term of office of the Pool Chairman by one year. If the resolution is approved in accordance with the terms of this Agreement then his term of office shall be so extended provided that no person shall hold office as Pool Chairman for more than six consecutive years.

          16.2.5 If at any time the Pool Chairman shall resign or be unable for whatever reason to continue to act, an extraordinary general meeting shall be called in accordance with Clause
                    9.4 or a postal vote shall be called in accordance with Clause 16.4 for the purposes of electing a successor Pool Chairman. Unless that successor Pool Chairman himself is removed, resigns or is unable for whatever reason to continue to act, he shall hold office until the 31st March falling closest to the date two years after the date of his election and his term of office may be extended in accordance with Clause 16.2.4.

16.3 Transitional Provisions: The appointment of the Pool Chairman whose two year term of office starts on 1st April, 1996 is hereby ratified and confirmed by all Pool Members.

16.4 Election procedure (postal vote): The Executive Committee may (where practicable) resolve to call a postal vote to elect a Pool Chairman. Where the Executive Committee so resolves, such postal vote shall be held in accordance with the following principles:-

          16.4.1 the Executive Committee shall instruct the Chief Executive, who shall send a notice to Pool Members, stating that a postal vote has been called and inviting nominations to be sent to the Chief Executive within a period of not less than 21 days from the date of such notice;

          16.4.2 once such period for nomination has closed, the Chief Executive shall send to all Pool Members a ballot paper containing a list of all eligible nominees and a closing date for the receipt by the Chief Executive of completed ballot papers, such date being no less than 21 days from the date of such ballot paper; and

          16.4.3 each Pool Member shall have one vote and the successor Pool Chairman shall be elected by single transferable vote in accordance with the procedures approved by the Executive Committee.

16.5      Election procedure (general meeting):

          16.5.1 Where any successor Pool Chairman is to be elected at an annual general meeting or (as the case may be) extraordinary general meeting, nominations shall be delivered no later than 21 days prior to the relevant annual general meeting or (as the case may be) extraordinary general meeting.

          16.5.2 At the relevant annual general meeting or (as the case may be) extraordinary general meeting, all eligible nominees shall be proposed by the Pool Chairman (failing whom, the Chief Executive). Each Pool Member shall have one vote and the successor Pool Chairman shall be elected by single transferable vote in accordance with the procedures approved by the Executive Committee.

16.6 Nominations: Any Pool Member can nominate any one person, whether or not an employee of a Pool Member, to be Pool Chairman. Nominations made pursuant to this Clause 16.6 shall be delivered in writing to the Chief Executive within any time period specified pursuant to Clause
          16.4 or (as the case may be) Clause 16.5. Any such nomination shall only be valid where accompanied by a written statement from the nominee stating that he is aware of the proposal and would be prepared to serve as Pool Chairman in accordance with this Agreement and the relevant terms and conditions if elected.

16.7 Functions: The Pool Chairman shall have and carry out only such duties and responsibilities and exercise such powers as are expressly provided in this Agreement and in his terms of reference approved by the Executive Committee from time to time. The Pool Chairman shall exercise impartially all such duties, responsibilities and powers.

16.8 No voting rights: The Pool Chairman in his capacity as Pool Chairman shall have no voting rights under this Agreement.

16.9 Indemnity: The Pool Chairman shall be indemnified and kept indemnified jointly and severally by all Pool Members (and, as between the Pool Members, rateably in the proportion which their respective Contributory Shares bear one to the other at the time of receipt of the request for indemnification) from and against any and all costs (including legal costs), charges, expenses, damages or other liabilities properly incurred or suffered by him in relation to his office as Pool Chairman or the due exercise by him of his powers, duties and responsibilities as Pool Chairman and all claims, demands or proceedings arising out of or in connection with the same except any such costs, charges, expenses, damages or other liabilities which are suffered or incurred or occasioned by the wilful default or bad faith of, or breach of duty or trust by, the Pool Chairman. The Pool Members shall, upon request, provide the Pool Chairman with a written deed of indemnity to that effect.

17.       CHIEF EXECUTIVE, SECRETARIAT AND SECRETARY

17.1      Chief Executive:

          17.1.1 A chief executive of the Executive Committee (the "Chief Executive") shall be appointed and be subject to removal and replacement by resolution of the Executive Committee passed by 70 per cent. or more of the votes of all Committee Members (after consultation with the Pool Chairman). The Chief Executive shall be appointed on such terms and conditions as they see fit.

          17.1.2 The Chief Executive shall undertake such duties and responsibilities and exercise such powers in relation to the Executive Committee and its activities as the Executive Committee may from time to time assign to or vest in him.

          17.1.3 The Chief Executive shall have the right and shall be obliged to attend all meetings of the Executive Committee and all meetings of the Pool Members in general meeting. The Chief Executive in his capacity as Chief Executive shall have no voting rights under this Agreement. If for any reason the Chief Executive is unable to attend any such meeting, he shall nominate a representative to attend in his place.

          17.1.4 The Executive Committee shall make arrangements for the remuneration of the Chief Executive and the payment of his costs and expenses and the same shall be recovered in accordance with the PFA Accounting Procedure or as otherwise directed by the Executive Committee from time to time.

17.2      Secretariat:

          17.2.1 The Executive Committee may from time to time appoint and remove, or make arrangements for the appointment and removal of, such personnel as the Executive Committee requires to assist the Executive Committee, any sub-committee or sub-group of the Executive Committee, the chairman of the Executive Committee or any such sub-committee or sub-group, the Pool Chairman, the Chief Executive or the Secretary in the proper performance of its or his duties and responsibilities, in each such case upon such terms and conditions as the Executive Committee sees fit.

          17.2.2 Any personnel referred to in Clause 17.2.1 shall undertake such duties and responsibilities and exercise such powers as the Executive Committee may from time to time assign to or vest in him, it or them.

          17.2.3 The Executive Committee shall make arrangements for the remuneration of such personnel as are referred to in Clause
                    17.2.1 and the payment of their costs and expenses and the same shall be recovered in accordance with the PFA Accounting Procedure or as otherwise directed by the Executive Committee from time to time.

17.3      Secretary:

          17.3.1 The Executive Committee may from time to time appoint and remove, or make arrangements for the appointment and removal of, the Secretary on such terms and conditions as it sees fit.

          17.3.2 The Secretary in his capacity as Secretary shall have no voting rights under this Agreement.

          17.3.3 The Secretary shall have and carry out only such duties and responsibilities as are expressly provided in this Agreement and such other reasonable secretarial and administrative duties and responsibilities as may from time to time be delegated to it by the Executive Committee. If at any time there is no Secretary, the responsibilities and duties of the Secretary under this Agreement shall become those of the Chief Executive or, if there shall be no Chief Executive, the Executive Committee until such time as a Secretary is appointed pursuant to Clause 17.3.1 or a Chief Executive is appointed pursuant to Clause 17.1.1 (and notices to the Secretary under this Agreement shall be re-addressed accordingly).

          17.3.4 The Secretary shall be entitled to receive such remuneration (if any) as the Executive Committee may from time to time approve, such remuneration to be paid to it at such times and in such manner as the Executive Committee shall from time to time direct and to be recovered in accordance with the PFA Accounting Procedure or as otherwise directed by the Executive Committee from time to time. Further, the Secretary shall be paid its reasonable travelling, hotel and incidental expenses of attending and returning from meetings of the Executive Committee or any sub-committee or sub-group thereof and any general meetings and separate general meetings of Pool Members and all costs and expenses properly and reasonably incurred by it in the performance of its duties and responsibilities under this Agreement. All such costs and expenses shall be recovered in accordance with the PFA Accounting Procedure or as otherwise directed by the Executive Committee from time to time.

17.4      Indemnity:

          17.4.1 All Pool Members shall jointly and severally indemnify and keep indemnified the Chief Executive, the Contract Manager, the personnel referred to in Clause 17.2.1, the Secretary and each member of any sub-committee of the Executive Committee or of any sub-group established by any such sub-committee (other than a Committee Member, but without prejudice to Clause 23.3.4) (and, as between the Pool Members, according to their respective Contributory Shares at the time of receipt of the request for indemnification) from and against any and all costs (including legal costs), charges, expenses, damages or other liabilities properly incurred or suffered by the Chief Executive in relation to his office as Chief Executive or (as the case may be) the Secretary in relation to its office as Secretary or the due exercise by the Chief Executive, the Contract Manager, the said personnel, the Secretary or (as the case may be) any such member of his, their or its powers, duties and responsibilities under this Agreement and all claims, demands or proceedings arising out of or in connection with the same except any such costs, charges, expenses, damages or other liabilities which are suffered or incurred or occasioned by the wilful default or bad faith of, or breach of obligation by, the Chief Executive, the Contract Manager, such personnel, the Secretary or (as the case may be) any such member.

          17.4.2 The Pool Members undertake to enter into an indemnity in favour of any employer of the Chief Executive, the Contract Manager, any personnel referred to in Clause 17.2.1, the Secretary or (as the case may be) any such member of any sub-committee of the Executive Committee or of any sub-group established by any such sub-committee as is referred to in Clause 17.4.1 under which they shall jointly and severally indemnify and keep indemnified any such employer in respect of all acts and omissions of the Chief Executive, the Contract Manager, such personnel, the Secretary or (as the case may be) any such member in the performance of his, their or its rights, powers, duties and responsibilities under this Agreement (and, as between the Pool Members, according to their respective Contributory Shares at the time of receipt of the request for indemnification under the relevant indemnity).

18.       PROCEEDINGS OF THE EXECUTIVE COMMITTEE

18.1      Meetings:

          18.1.1 Meetings of the Executive Committee (other than special meetings referred to in Clause 18.1.3) shall be held at least quarterly (or at such shorter regular intervals as may be agreed from time to time by the Executive Committee) at such time and place in any jurisdiction in which any Pool Member is incorporated or has its principal place of business as may be agreed from time to time by the Executive Committee (or, in default of agreement, as stipulated by the Pool Chairman).

          18.1.2 Meetings of the Executive Committee shall be convened by the Secretary upon giving to the Committee Members, the Pool Chairman, the Chief Executive (if any), the Settlement System Administrator, the Director and the Pool Auditor and (where matters the subject of the agenda referred to in Clause 18.1.4 concern directly the functions, duties or responsibilities of any Externally Interconnected Party (not being a Pool Member), the Pool Funds Administrator, the Grid Operator and/or the Ancillary Services Provider) the relevant one(s) of them at least five working days' notice of the place, the day and the hour of the relevant meeting.

          18.1.3 Special meetings of the Executive Committee shall be convened upon the request of any Committee Member, the Pool Chairman or the Chief Executive. Such request shall be made in writing to the Secretary and shall state the matters to be considered at that special meeting. Upon receipt of such request the Secretary shall convene in accordance with Clause 18.1.2 without delay such special meeting for a date occurring as soon as practicable thereafter but not less than five nor more than ten working days after receipt of such request. If the Secretary shall fail so to convene a special meeting the Committee Member which made such request, the Pool Chairman or (as the case may be) the Chief Executive may himself convene a special meeting, but any meeting so convened shall not be held after the expiration of two months from the date of such request. A special meeting convened under this Clause 18.1.3 by a Committee Member, the Pool Chairman or the Chief Executive shall be convened in the same manner, as nearly as possible, as that in which meetings of the Executive Committee are to be convened by the Secretary pursuant to Clause 18.1.2.

          18.1.4 Any notice given under Clause 18.1.2 shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given and shall be accompanied by an agenda of the matters to be considered at the relevant meeting together with any supporting documents or papers then available to the Secretary. Any Committee Member may advise additional matters which he wishes to be considered at such meeting by notice to all other Committee Members, the Pool Chairman, the Chief Executive (if any), the Secretary, the Settlement System Administrator, the Director and the Pool Auditor and (where such additional matters concern directly the functions, duties or responsibilities of any Externally Interconnected Party (not being a Pool Member), the Pool Funds Administrator, the Grid Operator and/or the Ancillary Services Provider) the relevant one(s) of them given no later than three working days before the date of such meeting. Only matters identified in such agenda or so advised shall be discussed or resolved upon at such meeting. The accidental omission to give notice of a meeting or accompanying agenda or supporting documents or papers to, or the non-receipt of notice of a meeting or accompanying agenda or supporting documents or papers by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

          18.1.5 For any meeting of the Executive Committee, the periods and methods of notice referred to in the foregoing provisions of this Clause 18 may be waived prospectively or retrospectively with the consent in writing of all such persons as are entitled to attend the relevant meeting.

          18.1.6 The Secretary shall prepare minutes of all meetings of the Executive Committee and shall provide copies thereof to all such persons as were entitled to attend the relevant meeting as soon as practicable (and in any event within ten working days) after the relevant meeting has been held. Each person who attended such meeting shall notify his approval or disapproval of the minutes thereof to the Secretary no later than ten working days after receipt thereof and, if he fails to do so, he or it shall be deemed to have approved the same. The Secretary shall record any such disapproval in the minutes unless the same shall have been withdrawn or the minutes amended with the agreement of the Executive

                    Committee. The Secretary shall provide copies of minutes of meetings of the Executive Committee to any other Party within a reasonable time after request therefor provided that the said time for approving or disapproving the same has expired. Further, the Secretary shall provide copies of such minutes to such persons as the Executive Committee may from time to time direct within a reasonable time after receipt of such direction.

          18.1.7 The Executive Committee shall (if it considers it appropriate in any particular case) invite any Pool Agent or the Certification Agent to attend all or any part of a meeting of the Executive Committee at which a matter is to be considered which concerns directly the functions, duties or responsibilities of that Pool Agent or (as the case may be) the Certification Agent.

19.       CONDUCT OF EXECUTIVE COMMITTEE MEETINGS

19.1      General; Chairman:

          19.1.1 Subject as provided in Clauses 13, 18 and 22 and this Clause 19, the Executive Committee may meet for the transaction of business, and adjourn and otherwise regulate its meetings, as it shall see fit.

          19.1.2 The Pool Chairman shall preside as chairman at every meeting of the Executive Committee provided that:-

                    (a) if the Pool Chairman is unable to attend any meeting, he shall nominate another individual to preside as chairman at that meeting in his place. Such individual shall be a director or senior executive of one of the Pool Members but shall not be a Committee Member or an alternate for any Committee Member; and

                    (b) if there is no Pool Chairman or the Pool Chairman or his duly appointed nominee shall not be present within 15 minutes after the time appointed for the holding of the meeting or the Pool Chairman is unwilling to act, the Committee Members present may appoint one of their number to be chairman of the meeting.

          19.1.3 The chairman of the meeting in his capacity as chairman shall not have any vote at meetings of the Executive Committee.

19.2 Quorum: No business shall be transacted at a meeting of the Executive Committee unless a quorum is present throughout that meeting. Six Committee Members present in person or by their respective alternates shall constitute a quorum.

19.3 Lack of Quorum: If, within half an hour from the time appointed for holding any meeting of the Executive Committee, a quorum is not present, the meeting shall be adjourned to the same day in the next week at the same time and place and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for holding the meeting, those present shall constitute a quorum.

19.4 Representation of non-Committee Members: Each of the Pool Chairman, the Director and the Pool Auditor (or its or his duly appointed representative) shall have the right to attend and speak (but not to vote) at meetings of the Executive Committee. The Settlement System Administrator shall have the right to attend and speak (but not to vote) at meetings at the Executive Committee except in relation to matters which do not relate to or affect the Stage 1 Settlement System. Each Externally Interconnected Party (not being a Pool Member) and each of the Pool Funds Administrator, the Grid Operator and the Ancillary Services Provider (or its duly appointed representative) shall be entitled to attend and speak (but not vote) at meetings of the Executive Committee only where matters directly concerning its functions, duties or responsibilities have been identified or advised as provided in Clause 18.1.4 or if so requested by the Executive Committee. The Chief Executive (or his duly appointed representative) shall have the right to attend and speak (but not vote) at meetings of the Executive Committee and shall be obliged so to attend. With the exception of attendances by the Pool Chairman, the Chief Executive and the Pool Auditor, no payment shall be made to any person who has the right by virtue of this Clause 19.4 to attend Executive Committee meetings in respect of any such attendance.

19.5 Written resolutions: A resolution in writing, executed by or on behalf of each Committee Member, shall be as valid and effectual as if it had been passed at a meeting of the Executive Committee duly convened and held and may consist of several instruments in like form and executed by or on behalf of one or more of such Committee Members. Any proposed resolution in writing shall be circulated to all those persons who would have been entitled to attend a meeting of the Executive Committee at which such resolution could properly have been passed.

19.6 Default in appointment: All acts done by any meeting of the Committee Members or of a sub-committee of the Executive Committee shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of such Committee Member, be as valid as if such person had been duly appointed.

20.       DELEGATION

20.1 Sub-committees: The Executive Committee may establish sub-committees. Each sub-committee:-

          20.1.1 shall be composed of such persons (whether or not Committee Members) and shall discharge such rights, powers, duties and responsibilities as from time to time the Executive Committee considers desirable to delegate to it; and

          20.1.2 in the exercise of its rights and powers and the performance of its duties and responsibilities delegated to it by the Executive Committee shall at all times conduct itself and its affairs in a manner which it considers best designed to give effect to the principal objects and purpose set out in Clause 4.1.2 and to promote, and not obstruct, the fair and efficient operation of the procedures referred to in Clause
                    4.1.3 so that the objectives set out in Clause 4.1.3 are thereby achieved; and

          20.1.3 shall be given written terms of reference and, unless otherwise varied by the Executive Committee, the provisions of Clauses 18 and 19 shall apply mutatis mutandis to meetings of such sub-committee and the provisions of Clauses 19.4, 23.3.1, 23.3.2 and 23.3.3 shall apply mutatis mutandis in relation to any such sub-committee and the members thereof; and

          20.1.4 may establish sub-groups to assist in the discharge of the rights, powers, duties and responsibilities of such sub-committee, each of which sub-groups shall be given written terms of reference and, unless otherwise varied by the Executive Committee or any sub-committee acting on the authority of the Executive Committee, the provisions of Clauses 18 and 19 shall apply mutatis mutandis to meetings of such sub-groups and the provisions of Clauses 23.3.1, 23.3.2, and 23.3.3 shall apply mutatis mutandis in relation to each such sub-group and the members thereof.

20.2 Nominees: Upon written request of the Executive Committee or, in the case of the Settlement System Administrator, Order issued by the Contract Manager under Schedule 4, each Pool Member and the Settlement System Administrator shall:-

          20.2.1 nominate one or more persons knowledgeable in the matters referred to, or the subject of consideration by, the relevant sub-committee to attend at meetings of, and otherwise participate as a member of, any sub-committee established by the Executive Committee; and

          20.2.2 procure that such nominee(s) shall so attend and participate at such time or times as the Executive Committee or such sub-committee may require,

          provided that a Pool Member shall not be required in any period of 12 months to make available nominees for more than 60 days in aggregate. Save as provided by Clause 23.5 no payment shall be made to Pool Members in respect of any such attendance or participation.

20.3 Member's responsibilities: To the extent not inconsistent with the provisions of Clauses 20.1.1, 20.1.2 and 20.1.3 a member of any sub-committee established by the Executive Committee shall be free to represent the interests of the person or persons which nominated him to that sub-committee but each such person acknowledges and agrees the subordination of those interests to the responsibilities of such sub-committee under Clause 20.1.2.

20.4 Chief Executive: The Executive Committee may from time to time delegate all or any of its rights, powers, duties and responsibilities under this Agreement to the Chief Executive upon such terms and conditions as the Executive Committee thinks fit.

20.5 Effect of decisions: Resolutions of sub-committees shall not have binding effect (a) unless and then only to the extent that the Executive Committee shall have delegated the relevant decision-making powers to the sub-committee, or (b) unless approved by resolution of the Executive Committee (and then subject to Clause 13). Meetings of such sub-committees shall, so far as possible, be arranged so that minutes of such meetings can be circulated to each Committee Member in sufficient time for consideration before the next following regular meeting of the Executive Committee. Resolutions of sub-groups shall not have binding effect. The Executive Committee shall remain at all times responsible for the actions of all its sub-committees and sub-groups.

20.6 Other delegation: Subject to any direction to the contrary by Pool Members in general meeting but without prejudice to the Executive Committee's rights under Clauses 20.1 and 20.4, the Executive Committee may from time to time delegate in any particular case all or any of its rights, powers, duties and responsibilities under this Agreement, including any decision-making powers and the conduct of any review or consultation and the preparation and submission of any report required of it under this Agreement, to such person or persons as it thinks fit and on such terms and conditions as it thinks fit and shall require that, in the performance of the delegated duties, such person or persons shall conform to any regulations that may be imposed on it or them by the Executive Committee.

21.       [Not used.]

22.       VOTING

22.1 Voting: The chairman of the relevant meeting of the Executive Committee and any Committee Member may demand that any question or matter arising at a meeting of the Executive Committee be put to a vote of Committee Members. Any vote so demanded shall be taken forthwith or at such other time as such chairman directs not being later than the date of the next meeting of the Executive Committee. Any demand for a vote may, before the vote is taken, be withdrawn.

22.2 Simple majority: Subject as provided in the following provisions of this Clause 22, any question or matter arising at a meeting of the Executive Committee shall be decided by a simple majority of the votes cast at the meeting by Committee Members. On any such question or matter each Committee Member shall be entitled to one vote. In the event of an equality of votes on any resolution put to the Executive Committee, the matter the subject of the relevant resolution shall be remitted to the Committee Members for decision on a poll.

22.3 Demand for a poll: In respect of any matter or question which is put to a vote of Committee Members a poll may be demanded (before or after the simple majority vote) either:-

          22.3.1 at the meeting at which the simple majority vote takes place, by the chairman of the meeting or by any Committee Member; or

          22.3.2 by no later than five working days after such meeting, by notice in writing to the Chief Executive by any Committee Member (whether or not present at the relevant meeting).

22.4 Effect of decision: A decision duly made at a meeting of the Executive Committee shall (unless otherwise determined by the Executive Committee or otherwise provided by the terms of the decision) have immediate effect, unless a poll be duly demanded in accordance with Clause 22.3, in which case, pending the outcome of the vote on a poll, the decision shall cease to or shall not have effect.

22.5 Withdrawal of demand: Any demand for a poll may be withdrawn by the person who made it at any time provided that notice of withdrawal is received by the Chief Executive by no later than the seventh working day following the date of the Executive Committee meeting at which the vote took place. The Chief Executive shall as soon as reasonably practicable notify all Parties and all other persons entitled or required to attend general meetings of Pool Members of receipt of any such notice of withdrawal.

22.6 Conduct of a poll: The Secretary shall without delay following the demand for, or the remittance of a matter for decision on, a poll despatch to each Committee Member a voting paper in such form as shall be agreed by the chairman of the Executive Committee meeting at which the matter in question was considered or (failing him) the Chief Executive but which shall in any event set out the full text of the resolution in respect of which the poll is required (which shall be the same as the resolution which was put to a simple majority vote), shall provide for each Committee Member to cast votes for or against the resolution and shall specify the date by which votes must be lodged by Committee Members. The Secretary shall at the same time give notice to all Parties that a poll has been demanded and shall specify in such notice the resolution on which the poll has been called (if applicable), the identity of the person (or persons) who has demanded the poll and the date by which votes must be lodged by the Committee Members. The accidental omission to issue a voting paper or to give notice of a poll, or the non-receipt of a voting paper or such a notice by, any person entitled to receive the voting paper or (as the case may be) the notice shall not invalidate the conduct of the poll or the result thereof.

22.7      Votes on a poll: On a vote on a poll:-

          22.7.1 the Committee Members shall in aggregate be entitled to a number of votes equal to the number of votes which the Pool Members would have been entitled to cast on a poll at a general meeting if such meeting had taken place on the day of the Executive Committee meeting at which the matter in question was considered;

          22.7.2 each Committee Member shall have the votes attributable to his Constituents and shall cast such votes in accordance with the individual written instructions of each such Constituent, but so that no Constituent shall be entitled to instruct that the votes attributable to it be cast more than once;

          22.7.3 in the absence of any written instructions from any Constituent, a Committee Member shall not be entitled to cast any votes on behalf of that Constituent;

          22.7.4 a Constituent may instruct the relevant Committee Member to abstain from casting any or a specified number of votes on its behalf;

          22.7.5 the votes cast by a Committee Member shall not be valid unless:-

                    (a) the relevant voting paper shall have been received by the Secretary on or before the date falling 10 working days after the date on which the voting papers were despatched to Committee Members and the votes cast in such voting paper accord with the written instructions referred to in paragraph
                              (b) below;

                    (b) accompanied by a copy of the written instructions given by or on behalf of the Constituent(s) whose votes the Committee Member is entitled to cast; and

                    (c) the Committee Member in other respects shall have complied with the procedures for votes on a poll (if any) from time to time established by the Executive Committee; and

          22.7.6 any Constituent on whose instructions a Committee Member is required to act in accordance with the foregoing provisions shall be entitled to make arrangements with any other Constituent on whose instructions that same Committee Member is required to act for the requisite written instructions to be given on its behalf by that other Constituent. Details of any such arrangement shall promptly be given to the Secretary.

22.8 65 per cent. majority: A resolution on a poll shall be decided by a majority of not less than 65 per cent. of the votes duly cast. The Secretary shall as soon as reasonably practicable after the expiry of the 10 working day period for return of voting papers referred to in Clause 22.7.5(a) ascertain the results of the poll in consultation with the Pool Chairman or (failing him) the Chief Executive and the Chief Executive or (failing him) the Secretary shall as soon as practicable thereafter notify all Parties and all other persons entitled or required to attend general meetings of Pool Members of the outcome of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which or after which the poll was demanded.

22.9 Responsibilities of Committee Members: The Committee Members shall consult the Pool Members whose votes they are entitled to cast as soon as reasonably practicable following the demand for a poll and shall be required to cast, or to refrain from casting, the votes of such Pool Members in accordance with their individual instructions. The provisions of Clause 23.1 shall not apply in respect of any vote conducted on a poll.

22.10 Referral to general meetings: The provisions of this Clause 22 are subject to the requirements of referral to the Pool Members in general meeting described in Clause 13.4.

22.11 Civil emergencies: The provisions of this Clause 22 are subject to the provisions of Clause 61.9.

23. COMMITTEE MEMBERS' RESPONSIBILITIES AND PROTECTIONS; POOL MEMBER REPRESENTATION

23.1 Executive Committee's responsibilities: In the exercise of its powers and the performance of its duties and responsibilities under this Agreement the Executive Committee shall at all times conduct itself and its affairs in a manner which it considers best designed to give effect to the principal objects and purpose set out in Clause 4.1.2 and to promote, and not obstruct, the fair and efficient operation of the procedures referred to in Clause 4.1.3 so that the objectives set out in Clause 4.1.3 are thereby achieved. To the extent not inconsistent with the responsibilities of the Executive Committee under this Clause 23.1 a Committee Member shall be free to give effect to his responsibilities under Clause 23.2 but each of the Pool Members whom such Committee Member represents acknowledges and agrees the subordination of such Committee Member's responsibilities under Clause
          23.2 to the responsibilities of the Executive Committee under this Clause 23.1.

23.2 Committee Members' responsibilities: In the exercise of his powers and the performance of his duties and responsibilities as a Committee Member under this Agreement a Committee Member shall represent those Pool Members which he is required to represent from time to time in accordance with the provisions of Clause 23.6.

23.3      Protections:

          23.3.1 The Executive Committee, each Committee Member, the Pool Chairman, the Chief Executive, the Contract Manager and the Secretary shall be entitled to rely upon any communication or document reasonably believed by it or him to be genuine and correct and to have been communicated or signed by the person by whom it purports to be communicated or signed and shall not be liable to any of the Parties for any of the consequences of such reliance.

          23.3.2 The Executive Committee, each Committee Member, the Pool Chairman, the Chief Executive, the Contract Manager and the Secretary may in relation to any act, matter or thing contemplated by this Agreement act on the opinion or advice of, or any information from, any lawyer, banker, valuer, broker, accountant or any other specialist or professional adviser given within the field of expertise usually ascribed to persons of such description or the specialist field of expertise for which he has been retained and duly instructed so to act by the Executive Committee, and shall not be liable for the consequences of so acting. The appointment of any such adviser to the Executive Committee shall be approved by the Executive Committee before any such cost is charged to the PFA Accounting Procedure.

          23.3.3 In the event of any conflict or inconsistency, any directions and instructions of the Director (which the Director is entitled under his statutory or regulatory powers to issue or give) shall prevail over the duties and responsibilities of the Executive Committee or the Secretary under this Agreement and no liability whatsoever shall attach to the Executive Committee or any Committee Member or the Pool Chairman or the Chief Executive or the Contract Manager or the Secretary (as the case may be) as a result of due compliance by it or him with any such directions and instructions.

          23.3.4 Each Committee Member shall be indemnified and kept indemnified jointly and severally by all Pool Members and, as between all Pool Members, rateably in the proportion which their respective Contributory Shares bear one to the other at the time of receipt of the request for indemnification from and against any and all costs (including legal costs), charges, expenses, damages or other liabilities properly incurred or suffered by him in relation to the Executive Committee or his office as Committee Member or the due exercise by him of his powers, duties and responsibilities as a Committee Member and all claims, demands or proceedings arising out of or in connection with the same except any such costs and expenses referred to in Clause 23.4 which have been recovered in accordance with the PFA Accounting Procedure and any such costs, charges, expenses, damages or other liabilities which are suffered or incurred or occasioned by the wilful default or bad faith of, or breach of duty or trust by, such Committee Member.

          23.3.5 The Pool Funds Administrator acknowledges and agrees that it holds the benefit of Clause 23.3.4 as trustee and agent for each Committee Member.

          23.3.6 Each Pool Member shall, upon request by any Committee Member, provide that Committee Member with a written deed of indemnity in the terms set out in Clause 23.3.4.

23.4 Committee Members' costs and expenses: Each Committee Member and each member of any sub-committee or sub-group of the Executive Committee may be paid his reasonable travelling, hotel and incidental expenses of attending and returning from meetings of the Executive Committee or any such sub-committee or sub-group and shall be paid all expenses properly and reasonably incurred by him in the conduct of the business of the Executive Committee or the relevant sub-committee or sub-group or in the discharge of his duties as a Committee Member or (as the case may be) a member of the relevant sub-committee or sub-group. All such expenses shall be recovered in accordance with the PFA Accounting Procedure.

23.5 Committee's costs and expenses: The Executive Committee and each of its sub-committees and sub-groups shall be entitled to recover all its costs and expenses properly incurred in accordance with the PFA Accounting Procedure. For this purpose, the costs and expenses of the Executive Committee shall include properly incurred costs, expenses and liabilities of or associated with any business accommodation and services required by the Executive Committee, the Chief Executive, the Secretary or the personnel referred to in Clause 17.2.1, the properly incurred costs and expenses of any consultant or adviser retained by the Executive Committee or any such person in the proper performance of its or his duties and responsibilities and properly incurred costs, expenses and liabilities of or associated with any of the activities referred to in Clause 24.2.17.

23.6 Pool Member representation: Each Pool Member will be represented on the Executive Committee as follows:-

          23.6.1 subject as provided in Clause 23.6.3, if the first preferred MP Nominee or RS Nominee of a Pool Member is elected to the Executive Committee pursuant to Clause 15.5 or 15.6, that MP Nominee or RS Nominee in its capacity as a Committee Member will represent the interests of that Pool Member;

          23.6.2 if the first preferred MP Nominee or RS Nominee of a Pool Member is not elected to the Executive Committee pursuant to Clause 15.5 or 15.6, or if a Pool Member did not vote in any such election, then that Pool Member shall within five working days after the relevant meeting of Pool Members at which the Committee Members are elected notify the Secretary of the identity of the Committee Member whom it wishes to represent its interests on the Executive Committee and, subject to Clause 23.6.3, such Committee Member will represent those interests;

          23.6.3 subject to the prior written agreement of the Committee Member concerned (such agreement not to be unreasonably withheld or delayed) and to the relevant Pool Member having first consulted the Pool Chairman, a Pool Member may by written notice to the Secretary elect, on no more than two occasions during the Committee Members' term of office, to have its interests on the Executive Committee represented by a Committee Member other than the Committee Member referred to in Clause 23.6.1 or 23.6.2 (as the case may be);

          23.6.4 a person becoming a Pool Member during the Committee Members' term of office shall be represented by the Committee Member of their choice, such choice to be notified in writing to the Director and the Secretary within five working days of that person becoming a Pool Member. That person shall continue to be represented by his chosen Committee Member (or his successor) until the expiry of that Committee Member's term of office (or, if earlier, its ceasing to be a Pool

                    Member) and will not during that period be entitled to the benefit of Clause 23.6.3; and

          23.6.5 a Pool Member will be a Constituent of the Committee Member representing its interests on the Executive Committee for the time being and from time to time.

23.7 Notification: The Secretary shall notify all Pool Members and the Director promptly after the meeting of Pool Members at which Committee Members are elected of the Pool Members and their respective Committee Member representatives and of any subsequent nomination or change of representation during the term of office of the Committee Members.

24.       POWERS OF THE EXECUTIVE COMMITTEE

24.1 General power: Subject as otherwise provided in this Agreement, the Executive Committee shall, as between itself and the Pool Members in general meeting, exercise overall supervision of the Settlement System and its operations.

24.2 Specific powers: Subject as otherwise provided in this Agreement, the powers, duties and responsibilities of the Executive Committee shall, as between itself and the Pool Members in general meeting, include:-

          24.2.1 monitoring on a regular basis the Settlement System Administrator in its operation of the Stage 1 Settlement System (including deciding whether to propose to the Pool Members in general meeting for their approval the removal of the Settlement System Administrator);

          24.2.2 monitoring on a regular basis each of the Pool Funds Administrator, the Grid Operator and the Ancillary Services Provider in the performance of its obligations under this Agreement;

          24.2.3 monitoring on a regular basis the performance of Pool Agents, the performance of PESs as providers of PES Registration Services in their compliance with the Pool Requirements for the MRA, the performance by Suppliers of their obligations under this Agreement and compliance by Supplier Agents with the provisions of the Service Lines;

          24.2.4 the power to enter into on behalf of Pool Members any agreement or arrangement with the Pool Funds Administrator in substitution for that set out in Schedule 15;

          24.2.5 opening, maintaining and closing bank accounts for its own purposes and crediting and debiting sums thereto;

          24.2.6 dealing promptly and efficiently with any dispute referred to it concerning Settlement or its operation (including with respect to data);

          24.2.7 if requested by the Director, conveying any direction or request of the Director to any Party or the Pool Auditor or any Pool Agent;

          24.2.8 appointing, remunerating and removing in accordance with the Grid Code one or more persons to represent the Executive Committee on the Grid Code Review Panel;

          24.2.9 appointing, remunerating and removing lawyers, bankers, valuers, brokers, accountants and other professional and specialist advisers to assist the Executive Committee or any of its sub-committees in the performance of its duties and responsibilities under this Agreement;

          24.2.10 subject to any applicable confidentiality provisions, monitoring any litigation, arbitration or other proceedings affecting or which may affect the Settlement System;

          24.2.11 subject to any applicable confidentiality provisions, advising any Party or Pool Agent of decisions of the Executive Committee applicable to them or the relevant one(s) of them and liaising with all such persons on an ongoing and regular basis;

          24.2.12 advising each of the Pool Auditor and the Director of decisions of the Executive Committee and of Pool Members in general meeting or separate general meeting and liaising with each of the Pool Auditor and the Director on an ongoing and regular basis;

          24.2.13 investigating any complaints made by any Pool Member concerning the Settlement System, the Funds Transfer System (or any part or aspect of any thereof), the Settlement System Administrator, the Managed Data Network, any PES in respect of the provision of PES Registration Services (so far as concerns the Pool Requirements for the MRA), any Supplier or Supplier Agent, the Pool Funds Administrator, the Grid Operator, the Ancillary Services Provider, any Pool Agent, the Pool Auditor, the Pool Banker or the Custodian;

          24.2.14 approving the Pool Banker and giving instructions for, or consenting to, the removal of the same;

          24.2.15 considering and dealing with any other matter relating to the Settlement System, the Funds Transfer System (or any part or aspect of any thereof) or its or their operation referred to the Executive Committee by the Pool Members in general meeting or separate general meeting, any Pool Member, the Pool Chairman, the Pool Auditor or the Director and any other matter which is otherwise designated under this Agreement for reference to it;

          24.2.16 acting as, and performing the functions of, the Performance Assurance Board on the terms and subject to the conditions of Schedule 8;

          24.2.17 subject to any applicable confidentiality provisions, exchanging information and know-how with participants in, or promoters of, settlement systems or exchanges relating to electricity or other energy sources in any part of the world and participating in the establishment, direction or operation of any such settlement systems or exchanges, in any case where the Executive Committee considers in good faith that such activity would be in the interests of Pool Members generally; and

          24.2.18 the specific powers, duties, discretions and obligations as are conferred on the Executive Committee under this Agreement.

24.3 Exclusion of general meeting powers: Pool Members in general meeting shall have no powers in relation to the matters expressly reserved under this Agreement to the Executive Committee except to the extent that such matters are remitted to the Pool Members in general meeting under Clause 13.4.

                                     PART V

                             LIMITATION OF LIABILITY

25.       LIMITATION OF LIABILITY

25.1 Limitation of liability: Subject to Clause 25.2 and save where any provision of this Agreement provides for an indemnity or for the payment of liquidated damages (by whatever name known), each Party agrees and acknowledges that no Party (excluding for this purpose the Settlement System Administrator) (the "Party Liable") or any of its officers, employees or agents shall be liable to any of the other Parties for loss arising from any breach of this Agreement other than for loss directly resulting from such breach and which at the date of this Agreement was reasonably foreseeable as not unlikely to occur in the ordinary course of events from such breach in respect of:-

          25.1.1 physical damage to the property of any of the other Parties or its or their respective officers, employees or agents; and/or

          25.1.2 the liability of any such other Party to any other person for loss in respect of physical damage to the property of any other person.

25.2 Death and personal injury: Nothing in this Agreement shall exclude or limit the liability of the Party Liable for death or personal injury resulting from the negligence of the Party Liable or any of its officers, employees or agents and the Party Liable shall indemnify and keep indemnified each of the other Parties, its officers, employees or agents from and against all such and any loss or liability which any such other Party may suffer or incur by reason of any claim on account of death or personal injury resulting from the negligence of the Party Liable or any of its officers, employees or agents.

25.3 Exclusion of certain types of loss: Subject to Clause 25.2 and save where any provision of this Agreement provides for an indemnity or for the payment of liquidated damages (by whatever name known), neither the Party Liable nor any of its officers, employees or agents shall in any circumstances whatsoever be liable to any of the other Parties for:-

          25.3.1 any loss of profit, loss of revenue, loss of use, loss of contract or loss of goodwill; or

          25.3.2    any indirect or consequential loss; or

          25.3.3 loss resulting from the liability of any other Party to any other person howsoever and whensoever arising save as provided in Clauses 25.1.2 and 25.2.

25.4 Trust: Each Party acknowledges and agrees that each of the other Parties holds the benefit of Clauses 25.1, 25.2 and 25.3 for itself and as trustee and agent for its officers, employees and agents.

25.5      Survival: Each of Clauses 25.1, 25.2, 25.3 and 25.4 shall:-

          25.5.1 be construed as a separate and severable contract term, and if one or more of such Clauses is held to be invalid, unlawful or otherwise unenforceable the other or others of such Clauses shall remain in full force and effect and shall continue to bind the Parties; and

          25.5.2    survive termination of this Agreement.

25.6 Saving: For the avoidance of doubt, nothing in this Part V shall prevent or restrict any Party enforcing any obligation (including suing for a debt or for the payment of liquidated damages (by whatever name known)) owed to it under or pursuant to this Agreement.

25.7 Full negotiation: Each Party acknowledges and agrees that the foregoing provisions of this Part V have been the subject of discussion and negotiation and are fair and reasonable having regard to the circumstances as at the date of this Agreement.

                                     PART VI

                       THE SETTLEMENT SYSTEM ADMINISTRATOR

26.       APPOINTMENT

ESIS is hereby appointed by each Pool Member and agrees to act as the initial Settlement System Administrator on and subject to the terms and conditions of the SSA Arrangements.

27.       [Not used.]

28.       [Not used.]

                                    PART VII

             THE SETTLEMENT SYSTEM ADMINISTRATOR'S RESPONSIBILITIES

29.       RESPONSIBILITIES

Responsibilities: Without prejudice to the generality of the duties, responsibilities and obligations of the Settlement System Administrator provided elsewhere in the SSA Arrangements:-

29.1 Provision of information: The Settlement System Administrator shall upon request provide each Pool Member, the Ancillary Services Provider and the Grid Operator with a certified copy of such records, data and other information derived from the Stage 1 Settlement System concerning amounts payable by or to such Pool Member, the Ancillary Services Provider and the Grid Operator as such Pool Member, the Ancillary Services Provider or the Grid Operator may reasonably request for the purpose of establishing the amounts which are owed to or by such Pool Member, the Ancillary Services Provider or the Grid Operator in accordance with this Agreement, and in any event with such information as any Pool Member, the Ancillary Services Provider or the Grid Operator may request from the Settlement System Administrator in order to establish or prove a claim to any amounts due or claimed to be due. The Settlement System Administrator shall provide such information forthwith upon request or (if so required by the Settlement System Administrator) upon delivery of a certificate from the Pool Member's, the Ancillary Service Provider's or the Grid Operator's counsel certifying that such information is required for such purpose. Each of the Parties agrees to the release of all such records, data and other information in the circumstances described in this Clause 29.1.

29.2      Arrangements with the Grid Operator and Ancillary Services Provider:
          Each of the Settlement System Administrator, the Grid Operator and the Ancillary Services Provider shall make and maintain arrangements with each other whereby such data and other information as may be collected or received by any of them or necessary for the purposes of the Stage 1 Settlement System, the Ancillary Services Business or (as the case may be and subject to Clause 68) the operation of the NGC Transmission System or the performance by the Grid Operator of its obligations under the NGC Transmission Licence shall be provided to such other(s) to the extent necessary to enable such other(s) to perform its or their respective obligations under this Agreement, the Grid Code, any Ancillary Services Agreement and/or the NGC Transmission Licence. Each of the Parties agrees to the release of all such data and other information in the circumstances described in this Clause 29.2.

29.3 Arrangements with the Pool Funds Administrator: The Settlement System Administrator and the Pool Funds Administrator shall make and maintain arrangements with each other whereby:-

          (a) sufficient data and other information is provided by the Settlement System Administrator to the Pool Funds Administrator as to enable the Pool Funds Administrator to perform its obligations under this Agreement and the Funds Transfer Agreement; and

          (b) sufficient data and other information is provided by the Pool Funds Administrator to the Settlement System Administrator as to enable the Settlement System Administrator to perform its obligations under this Agreement.

          Each of the Parties agrees to the release of all such data and other information in the circumstances described in this Clause 29.3.

29.4 Arrangements with the Initial Settlement and Reconciliation Agent: The Settlement System Administrator shall:-

          (a) make and maintain arrangements with the Initial Settlement and Reconciliation Agent whereby sufficient data and other information is provided by the Settlement System Administrator to the Initial Settlement and Reconciliation Agent in accordance with Service Line 2 (Stage 1 Settlement Process); and

          (b) use all reasonable endeavours to make and maintain arrangements with the Initial Settlement and Reconciliation Agent whereby sufficient data and other information is provided by the Initial Settlement and Reconciliation Agent to the Settlement System Administrator as to enable the Settlement System Administrator to perform its obligations under this Agreement.

          Each of the Parties agrees to the release of all such data and other information in the circumstances described in this Clause 29.4.

30.       [Not used.]

31.       [Not used.]

32.       [Not used.]

33.       [Not used.]

34.       COSTS, FEES AND EXPENSES

34.1      Schedule 4: The provisions of Schedule 4 shall have effect.

34.2      Fees:

          34.2.1 Each Party which is not a Pool Member (other than the Settlement System Administrator, the Pool Funds Administrator, the Grid Operator and the Ancillary Services Provider and any Pool Agent (if a Party)) shall pay the Settlement System Administrator a fee as provided in Section 8 of Part G of the Appendix to Schedule 4 in respect of the provision to such Party of all data and other information which is required by the terms and conditions of Service Line 10 (Service to CEO and Pool Members) to be made available to it by the Settlement System Administrator.

          34.2.2 A Party may at any time by notice in writing to the Settlement System Administrator elect not to be provided with all or some of the data and other information to which it is entitled from the Settlement System Administrator under this Agreement and may change such election at any time upon further written notice to the Settlement System Administrator.

34A.      SECOND TIER SYSTEM CHARGES

The provisions of Clause 34A as in force immediately prior to this revised Clause 34A taking effect shall continue to apply to the extent necessary to give effect to the collection of such charges as may have arisen thereunder and, for such purpose, defined terms used in those provisions and Schedule 4 shall have the meaning given to them in this Agreement immediately prior to this revised Clause 34A taking effect.

                                    PART VIII

                  THE SETTLEMENT SYSTEM AND COMPUTER OPERATIONS

35.       DEVELOPMENT OF THE SETTLEMENT SYSTEM

35.1 Development: The Settlement System shall be developed under the overall control of the Executive Committee. All developments of and changes to the Computer Systems shall be made in accordance with the terms of the Development Policies save in respect of all Settlement Goal Enhancements and Generation Schedule Goal Enhancements which shall be made in accordance with Section 6 of Schedule 35.

35.2 Delegation: Save as provided by the Development Policies, the Executive Committee shall be entitled to delegate all or any of its rights, powers and duties under Clause 35.1 and the Development Policies to such person(s) and on such terms and conditions as from time to time it may see fit.

35.3      Stage 1 Development Policies:

          35.3.1    (a)       The matters addressed by the Stage 1 Development
                              Policies are set out in the list of contents in the Stage 1 Development Policies. These general headings define the scope of the Stage 1
                              Development Policies.

                    (b) The scope of the Stage 1 Development Policies may be amended at any time and from time to time by written agreement of the Executive Committee and the Settlement System Administrator.

                    (c) Any amendment to any of the matters addressed by the Stage 1 Development Policies or any addition or substitution to the Stage 1 Development Policies which does not extend or restrict (other than in a way or to an extent which can reasonably be regarded as de minimis) the scope of the Stage 1 Development Policies may be made at any time and from time to time, and shall be effective if so made, by the Executive Committee after consultation with the Settlement System Administrator unless such matter is one covered by the headings in Schedule 16 in which event such amendment, addition or substitution may be made and shall be effective only by written agreement of the Executive Committee and the Settlement System Administrator.

          35.3.2 Without prejudice to Clause 35.3.1(c), Schedule 16 may be changed at any time and from time to time by written agreement of the Executive Committee and the Settlement System Administrator.

          35.3.3 Each of the Parties undertakes to comply with (and the Pool Members undertake to ensure that the Executive Committee complies with) the Stage 1 Development Policies.

35.3A     Stage 2 Development Policies:

35.3A.1   (a)       The matters addressed by the Stage 2 Development Policies
                    are set out in the list of contents in the Stage 2
                    Development Policies. These general headings define the scope of the Stage 2 Development Policies.

          (b) The scope of the Stage 2 Development Policies may be amended at any time by the Executive Committee upon notification to all Parties and any such change shall be binding on all Parties without further action being required on the part of any person.

35.3A.2 Each of the Parties undertakes to comply with (and the Pool Members undertake to ensure that the Executive Committee complies with) the Stage 2 Development Policies.

35.4 SSA's comments: The Executive Committee or the particular sub-committee or sub-group in respect of any development of the Stage 1 Settlement System shall take into account all reasonable comments of the Settlement System Administrator in relation to the specification, design, testing and implementation requirements of any development of or affecting the Stage 1 Settlement System where such comments relate to the operational compatibility or consistency with the Stage 1 Settlement System or the ability of the Settlement System Administrator to comply with this Agreement, the Act or NGC's Transmission Licence.

35.5 Provision of data and information: Each Party shall ensure that all data and information necessary to enable any testing of the Settlement System or any development thereof or change thereto required under the Development Policies and which is permitted to be released (a) by the Settlement System Administrator under the Pool Rules or (b) as otherwise expressly provided herein or (c) (as notified from time to time by the Executive Committee) as expressly provided in any Pool Agent Contract is, in any such case, supplied to the Executive Committee or as it may direct and to the Settlement System Administrator (if relevant to the Stage 1 Settlement System) or, if the Executive Committee so requires where relevant to the Stage 2 Settlement System, to the Initial Settlement and Reconciliation Agent and each Party shall use all reasonable endeavours to co-operate with and support any such testing.

35.6 Provision of data and information to authorised persons: The Parties shall provide or ensure that the Settlement System Administrator provides all data and information required under Clause 35.5 to such persons as may from time to time be authorised by the Executive Committee to receive the same provided that such persons shall have executed a confidentiality undertaking in such form as the Executive Committee may from time to time determine. If the Settlement System Administrator is not permitted or required to release any data and information by reason only of the confidential nature of such data and information it shall and may provide representative data to the extent required for such testing.

35.6A     Provision of data by Initial Settlement and Reconciliation Agent:
          Without prejudice to Clause 35.6, Pool Members shall procure that the Executive Committee gives such instructions as are necessary in order that the Initial Settlement and Reconciliation Agent provides the data and information required under Clause 35.5 to such persons as may from time to time be authorised by the Executive Committee to receive the same provided that such persons shall have executed a confidentiality undertaking in such form as the Executive Committee may from time to time determine. If the Initial Settlement and Reconciliation Agent is not permitted or required to release any data and information by reason only of the confidential nature of such data and information, Pool Members shall procure that the Executive Committee requests it to provide representative data to the extent required for such testing.

36.       CHANGE MANAGEMENT

36.1 Change Management Policies: In order to ensure that developments of and changes to the Settlement System are brought into effect in an ordered and controlled manner, each of the Parties undertakes to comply with the Change Management Policies.

36.2 Amendments: The Change Management Policies may be amended at any time and from time to time by the Executive Committee after consultation with the Settlement System Administrator.

37.       SOFTWARE

37.1      Saving: This Clause 37 is to be read subject to Section 37 of Schedule
          4.

37.2 Warranties: Without prejudice to Service Line 19 (System Integration) and Section 9 of Schedule 4, nothing in this Agreement shall imply or impose any requirement on the Settlement System Administrator to give any warranty with respect to any Stage 1 Software.

37.3 No liability: Each Party acknowledges that neither NGC nor Energy Settlements and Information Services Limited shall have any liability in respect of any software developed before the Effective Date. Each Party acknowledges that NGC shall have no liability in respect of the software which is referred to in Schedule 35 except as expressly stated to the contrary in any licences granted by NGC in accordance with, or any support and maintenance arrangements entered into pursuant to, the provisions of Schedule 35.

38.       [Not used.]

39.       [Not used.]

40.       [Not used.]

41.       NOTIFICATION OF DEFECTS BY POOL MEMBERS

41.1 Each Pool Member undertakes to the Settlement System Administrator and each other Pool Member promptly to notify the Settlement System Administrator and the Executive Committee in writing of any defects of which it is or becomes aware in the Stage 1 Software or its operation or which it knows or should reasonably know will affect the Stage 1 Software or its operation and to provide such further information as may reasonably be required by the Settlement System Administrator to identify, isolate and correct such defect.

41.2 Each Pool Member undertakes to each other Pool Member promptly to notify the Executive Committee in writing and, in such manner as may from time to time be required by the Executive Committee, the Initial Settlement and Reconciliation Agent of any defects of which it is or becomes aware in the Stage 2 Software or its operation and to provide such further information as may reasonably be required by the Executive Committee or the Initial Settlement and Reconciliation Agent to identify, isolate and correct such defect.

42.       [Not used.]

43.       [Not used.]

44.       [Not used.]

45.       ESCROW ARRANGEMENTS

45.1 Escrow Agreement: On 17th March, 1992 the Settlement System Administrator (for itself and on behalf of the Pool Members acting through the Executive Committee) entered into an escrow agreement (the "Escrow Agreement") in the form set out in Schedule 7 with The National Computing Centre Limited (the "Custodian"). The Settlement System Administrator has deposited or will deposit as soon as it comes into existence:-

          45.1.1 a copy of the source code and load (machine executable) modules relating to all Developed Application Software together with all job control language and licensed software system tables, each in a machine readable form and the source code and job control language in a hard copy form; and

          45.1.2 a copy of all related manuals and other associated documentation, including:-

                    (a) any user requirement documents, together with all associated authorised change requests;

                    (b) any functional specification documents associated with those documents described in paragraph (a) above, together with all authorised change requests associated with the relevant functional specification;

                    (c) to the extent available to the Settlement System Administrator, any design specification documents associated with those documents described in paragraphs (a) and (b) above, together with all authorised change requests associated with the relevant design specification;

                    (d) any program and/or user guides prepared to assist in the day-to-day operation and future development of the computer programs (including records of test cases together with the associated test input and output data used for validation purposes);

                    (e) any relevant test strategy schedules and acceptance test schedules as specified for functional and operational end to end testing;

                    (f) any relevant test acceptance certificates and reports for all tests recording comments and observations made on the appropriate tests where such tests are commissioned by the Settlement System Administrator;

                    (g) any relevant client acceptance certificates and Pool Auditor's reports, together with any reports recording such clients' and the Pool Auditor's observations and comments on the tests;

                    (h) any relevant compilation or detailed operating procedures required in connection with any of the relevant paragraphs in this Clause 45.1.2;

                    (i) all software licences for Licensed Application Software; and

                    (j) a list detailing all versions of Licensed Application Software (including operating systems and compilers) used in creating each version of the object code detailing the version numbers used and any program temporary fixes or equivalent mode,

                    (together the "Material").

          If, after consultation with the Settlement System Administrator, the Executive Committee shall so request:-

          (A) the Settlement System Administrator shall use its reasonable endeavours (which may include the payment of a fee or further fee recoverable through the Charging Procedure) to procure that any licence for any Licensed Application

                    Software is on terms or amended terms that permit the deposit of such Licensed Application Software with a reputable software escrow agent approved by the Executive Committee on the terms of an escrow agreement approved by the Executive Committee and the Settlement System Administrator (in the case of the Settlement System Administrator such approval not to be unreasonably withheld); and

          (B) NGC shall use its reasonable endeavours to procure that any licence for any Licensed Application Software licensed by it to the Settlement System Administrator is on terms or amended terms that permit the deposit of such Licensed Application Software with a reputable software escrow agent approved by the Executive Committee on the terms of an escrow agreement approved by the Executive Committee and NGC (in the case of NGC such approval not to be unreasonably withheld).

45.2 Updating: The Settlement System Administrator shall ensure that the Material deposited with the Custodian is kept fully up-to-date and reflects all Modifications and shall deposit a copy of all Modifications with the Custodian as soon as the same are available, all in accordance with the terms and subject to the conditions of the Escrow Agreement.

45.3 Notification to Executive Committee: The Settlement System Administrator shall notify the Executive Committee promptly of the delivery of each Modification to the Custodian.

45.4 Amendments: Any amendment to or variation of the Escrow Agreement shall be made in accordance with its terms provided that the Settlement System Administrator shall not make or agree to any such amendment or variation without the prior written consent of the Executive Committee.

45.5 Disapplication: The provisions of this Clause 45 shall not apply in relation to the software which is referred to in Schedule 35, the escrow arrangements relating to such software being as set out in
          Schedule 35 and subject to such escrow arrangements the Settlement System Administrator shall have no further obligations under this Clause 45 in respect of such software.

46.       [Not used.]

                                     PART IX

              THE POOL AUDITOR AND SCHEDULING AND DESPATCH REVIEWS

47.       THE POOL AUDITOR AND SCHEDULING AND DESPATCH REVIEWS

47.1 Appointment and removal: The Executive Committee shall (after consultation with the Settlement System Administrator if the functions of the relevant firm of accountants relate to the Stage 1 Settlement System) from time to time appoint one or more firms of accountants of internationally recognised standing to carry out the following work:-

          47.1.1 audits of the calculations and allocations performed by the Stage 1 Settlement System and/or the Stage 2 Settlement System, such audits to be carried out annually;

          47.1.2 audits of the Funds Transfer System, such audits to be carried out annually;

          47.1.3    tests and/or checks on new items or versions of Software;

          47.1.4 reviews of Agreed Procedures, Service Lines and Codes of Practice, as required from time to time by the Executive Committee; and

          47.1.5 audits, reviews, tests and/or checks of such other matters as are otherwise designated under this Agreement for reference to it and, where not so designated, such other audits, reviews, tests and/or checks as the Executive Committee may from time to time reasonably require (having regard, in particular, to the disruptive effect of the same on the business and operations of the Parties), and to assist, upon request of the Executive Committee, in the preparation of Works Programmes pursuant to Clause 5.9.

          The Executive Committee shall have the right at any time and from time to time (after consultation with the Settlement System Administrator if the functions of that Pool Auditor relate to the Stage 1 Settlement System) to remove from office as Pool Auditor any firm of accountants so appointed by it, but the Executive Committee shall ensure that there shall at all times be a Pool Auditor.

47.2      Scheduling and Despatch Review:

          47.2.1 The Grid Operator shall (after consultation with the Executive Committee) decide upon the appointment from time to time of such firm of accountants of internationally recognised standing as the Executive Committee shall approve (such approval not to be unreasonably withheld or delayed) to carry out reviews ("Scheduling and Despatch Reviews") of the Scheduling and Despatch processes under the Grid Code, such reviews to be carried out, until the first anniversary of the Effective Date, at such time or times as shall be agreed between the Grid Operator and the Executive Committee and, thereafter, annually. The objective and scope of each such review is set out in Schedule 19.

          47.2.2 The Grid Operator shall have the right at any time and from time to time (after consultation with the Executive Committee) to decide upon the removal from office of the firm of accountants so appointed by it with the consent of the Executive Committee (such consent not to be unreasonably withheld or delayed).

          47.2.3 The auditor carrying out the Scheduling and Despatch Review shall report to the Grid Operator.

47.3      Terms of engagement - scope of work:

          47.3.1    (a)       The terms of engagement and scope of the work to
                              be carried out by the Pool Auditor shall be in accordance with the terms of this Agreement and as determined from time to time by the Executive
                              Committee (after consultation with the Pool
                              Auditor and, where appropriate, the Settlement
                              System Administrator or the Pool Funds
                              Administrator) and shall provide that the Pool
                              Auditor shall report to the Executive Committee.
                              The Executive Committee shall, upon request, provide each Pool Member, the Director, any Party which has applied pursuant to Clause 8.2 to become a Pool Member and (as appropriate) the Settlement
                              System Administrator or the Pool Funds
                              Administrator with a copy of such terms of engagement and may also provide any other firm of accountants engaged pursuant to Clause 47.1 with a copy of such terms of engagement.

                    (b) The exclusions from and limitations of liability of the Pool Auditor shall be as set out in its terms of engagement and shall apply to this Agreement as if the same were set out in full herein.

                    (c) Each Pool Member and any other person entitled pursuant to Clause 48.2 to rely upon the Pool Auditor's opinion or report shall comply with any arrangements made from time to time by the Executive Committee relating to the making of claims against the Pool Auditor and to the sharing of any recoveries from the Pool Auditor the amount of which may be affected by any limitations of liability of the Pool Auditor as referred to in paragraph (b) above. In particular, each Pool Member and each such other person shall notify the Executive Committee of any claim brought by it against the Pool Auditor where it is not practicable for the claim to be conducted by the Executive Committee on its behalf and shall keep the Executive Committee fully informed as to the conduct of such a claim.

          47.3.2 Any opinion or report of the auditor carrying out the Scheduling and Despatch Review shall be addressed to the Grid Operator (for its own benefit) and a copy thereof shall be sent to the Executive Committee and to each Pool Member, the Director, the Settlement System Administrator and the Pool Funds Administrator (each of whom shall be entitled to rely on it).

47.4 Notification of disputes: Upon written request of the Pool Auditor or, where the dispute relates to Scheduling and Despatch, the auditor carrying out the Scheduling and Despatch Review, a Party shall promptly provide the Pool Auditor or (as the case may be) the auditor carrying out the Scheduling and Despatch Review with a written statement of all disputes under or in connection with this Agreement or any Ancillary Services Agreement which are then outstanding and which involve such Party or which the relevant Party believes may arise and are likely to involve such Party, and (subject to any supervening obligations of confidentiality binding on such Party) such statement shall include reasonable details of each such dispute.

48.       AUDIT INSTRUCTIONS

48.1      Frequency:

          48.1.1 Audits, tests, reviews and checks pursuant to Clause 47.1 shall be carried out at such time or times as the Executive Committee shall determine (after consultation with the Pool Auditor and, where appropriate, the Settlement System Administrator or the Pool Funds Administrator) and any such audit, test, review or check shall relate to such period(s) as the Executive Committee and the Pool Auditor shall agree.

          48.1.2 The review pursuant to Clause 47.2 shall be carried out at such time or times as the Grid Operator shall determine and the Executive Committee shall approve (such approval not to be unreasonably withheld or delayed).

          48.1.3    In good time before each annual general meeting of Pool
                    Members:-

                    (a) the Executive Committee shall instruct the Pool Auditor to prepare the report referred to in Clause 9.7.1; and

                    (b) the Grid Operator shall instruct the auditor carrying out the Scheduling and Despatch Review to prepare the report referred to in Clause 47.2.3.

48.2 Opinions and reports: Any opinion or report of the Pool Auditor required by the Executive Committee shall be addressed to the Executive Committee for the benefit of all Pool Members and to such other person(s) as the Executive Committee may direct (each of whom shall be entitled to rely on it) and a copy thereof shall be sent by the Executive Committee to each Pool Member and the Director and, if requested and the Executive Committee approves, the Settlement System Administrator and the Pool Funds Administrator and, if the Executive Committee so resolves, any Pool Agent (and the Settlement System Administrator and the Pool Funds Administrator and, if the Executive Committee so resolves, any such Pool Agent shall be entitled to rely upon the same in any legal proceedings (including arbitration)).

48.3      Concerns and recommendations:

          48.3.1 In instructing the Pool Auditor in respect of any of the matters referred to in Clause 47.1 the Executive Committee shall require the Pool Auditor:-

                    (a) forthwith to report any material concerns with respect to matters the subject of the relevant audit, test, review and/or check; and

                    (b) to make such recommendations as to changes in the procedures, controls and/or audit coverage as the Pool Auditor considers appropriate.

                    Upon receipt of any such report or recommendation the Executive Committee shall, after consultation with those persons responsible for operating the relevant system, prepare and send or cause to be prepared and sent a report to the Director, the Pool Auditor, the Settlement System Administrator (if the report concerns Stage 1 Settlement), Pool Agents and to such other persons as the Executive Committee shall decide (which may include those persons responsible for operating the relevant system) enclosing a copy of the Pool Auditor's report or recommendation. The Executive Committee shall instruct the Settlement System Administrator, the Pool Funds Administrator or (as the case may be) the relevant Pool Agent to carry out such corrective action as the Pool Members in general meeting may approve or (where such approval is not required by the terms of this Agreement) as the Executive Committee may resolve consequent upon receipt of the Executive Committee's report (which the Settlement System Administrator and the Pool Funds Administrator undertake promptly to do).

          48.3.2 In instructing the auditor in respect of the Scheduling and Despatch Review the Grid Operator shall require the auditor to make the reports and recommendations referred to in Clauses 48.3.1(a) and (b). Upon receipt of a copy of any such report or recommendation the Executive Committee shall, after consultation with the Settlement System Administrator and the Grid Operator, prepare or send or cause to be prepared and sent a report to Pool

                    Members, the auditor carrying out the Scheduling and Despatch Review and the Settlement System Administrator enclosing a copy of the report or recommendation. The Executive Committee may instruct the Grid Operator to carry out such corrective action as may be reasonable and practicable in all the circumstances and which is consistent with the Grid Code which the Pool Members in general meeting shall approve. The Executive Committee shall have the right, after consultation with the Grid Operator, to notify the Pool Agents (or any of them) of any matter arising from any such report or recommendation of the said auditor, giving reasonable details thereof, which the Executive Committee believes is or would be of concern to the Pool Agents (or the relevant one of them) in the performance of their or its obligations under their respective Pool Agent Contracts.

48.4      Access:

          48.4.1 The following provisions of this Clause 48.4 shall be subject to the terms of Section 5 of Schedule 35 insofar as they relate to rights of access to the Goal Source Code (as defined in Schedule 35) and the Confidential Sections of the Datum Document.

          48.4.2 To the extent that the Pool Auditor reasonably requires in order to be satisfied that the Pool Funds Administrator is complying with its obligations under this Agreement and the Agreed Procedures, the Pool Funds Administrator shall permit the Pool Auditor unrestricted access to its operation of the Funds Transfer System, the Funds Transfer Hardware and the Funds Transfer Software and all data used, information held and records kept by the Pool Funds Administrator or its agents in the conduct of that operation and shall make available members of its staff to explain such operation and such other issues as the Pool Auditor considers relevant.

          48.4.3 The Grid Operator shall permit the auditor carrying out the Scheduling and Despatch Review unrestricted access to that part of its business as relates to Scheduling and Despatch and the operation of Generation Schedule Goal and all data used, information held and records kept by the Grid Operator in the conduct of such business and shall make available members of its staff to explain such operations and such other issues as the auditor considers relevant.

          48.4.4 Without prejudice to specific rights of access granted elsewhere to the Pool Auditor, each of the Parties shall use its reasonable endeavours to procure for the Pool Auditor access to premises, personnel, data, information and records sufficient to enable the Pool Auditor properly to perform the work allocated to it pursuant to Clause 47.1.

48.5      Costs:

          48.5.1 The costs of any corrective action on the part of the Settlement System Administrator pursuant to Clause 48.3.1 shall be as agreed by the Executive Committee in consultation with the Settlement System Administrator and shall be borne in accordance with the PFA Accounting Procedure.

          48.5.2 The costs of any audit, test, review or check pursuant to Clause 47.1.1 to 47.1.5 (inclusive) and any corrective action on the part of the Pool Funds Administrator pursuant to Clause 48.3.1 shall be as agreed by the Executive Committee (in consultation with the Pool Funds Administrator in the case of any such corrective action) and shall be borne by the Pool Funds Administrator and recovered by it in accordance with the PFA Accounting Procedure.

          48.5.3 The costs of any review pursuant to Clause 47.2 and any corrective action on the part of the Grid Operator pursuant to Clause 48.3.2 shall be borne by the Grid Operator.

          48.5.4 The costs of any corrective action on the part of a Pool Agent pursuant to Clause 48.3.1 shall be as agreed by the Executive Committee in consultation with the relevant Pool Agent and Pool Members undertake to procure that the Executive Committee uses all reasonable endeavours to procure that such costs are borne by that Pool Agent.

48.6 Conflict: The Executive Committee shall require the Pool Auditor and the auditor carrying out the Scheduling and Despatch Review to disclose to the Executive Committee the existence and nature of all audit assignments with any Party or Pool Agent.

48.7 Own auditors' review: Each Pool Member may request of the Executive Committee that its own external auditors be permitted to liaise with the Pool Auditor and the auditor carrying out the Scheduling and Despatch Review in accordance with normal professional standards, including provision of access to working papers. The Executive Committee shall take such steps as may reasonably be required of it to ensure that each of the Pool Auditor and the auditor carrying out the Scheduling and Despatch Review co-operates accordingly (subject to Clause 48.9).

48.8 Pool Auditor's rights: The Pool Auditor shall be entitled to attend and speak at meetings of the Executive Committee and at general meetings and separate general meetings of Pool Members. The Pool Auditor shall be entitled to resign upon giving prior notice to the Executive Committee (the period of such notice (if any) to be as set out in the terms of its appointment). Should the Pool Auditor resign, be removed from office or not be reappointed the Pool Auditor shall have the right to communicate directly with Pool Members if it believes there are matters which should be brought to their attention.

48.9      Confidentiality:

          48.9.1 The Pool Auditor shall as a condition precedent to its appointment execute a confidentiality undertaking in favour of each of the Settlement System Administrator, the Pool Funds Administrator, the Grid Operator and the Ancillary Services Provider and the Executive Committee on behalf of all Pool Members in such form as may be reasonably required from time to time by the Executive Committee.

          48.9.2 The auditor carrying out the Scheduling and Despatch Review shall as a condition precedent to its appointment execute a confidentiality undertaking in such form as may be reasonably required from time to time by the Grid Operator and which shall be approved by the Executive Committee (such approval not to be unreasonably withheld or delayed).

          48.9.3 If requested by the Settlement System Administrator, the Pool Funds Administrator, the Grid Operator or the Ancillary Services Provider, the auditor carrying out the Scheduling and Despatch Review shall execute a confidentiality undertaking in favour of the relevant one of them in such form as the Executive Committee may from time to time approve (such approval not to be unreasonably withheld or delayed).

          48.9.4 If requested by a Pool Agent or a Supplier Agent or, with the prior consent of the Executive Committee, any other person (not being the Settlement System Administrator, the Pool Funds Administrator, the Grid Operator or the Ancillary Services Provider), the Pool Auditor shall execute a confidentiality undertaking in favour of that Pool Agent or Supplier Agent in such form as may be reasonably required from time to time by the Executive Committee.

48.10 Scheduling and Despatch Auditor: The auditor appointed to carry out the Scheduling and Despatch Review shall be entitled to attend and speak at meetings of the Executive Committee and at general meetings and separate general meetings of Pool Members where matters relating to Scheduling and Despatch are to be discussed or considered. The auditor shall be entitled to resign upon giving prior notice to the Grid Operator (who shall send a copy forthwith to the Executive Committee) (the period of such notice, if any, to be as set out in the terms of its appointment). Should the auditor resign, be removed from office or not be reappointed it shall have the right to communicate directly with Pool Members if it believes that there are matters which should be brought to their attention.

48.11     Certification Agent:

          48.11.1 If, and for so long as, the Pool Auditor is also appointed as the Certification Agent, the Executive Committee may agree with the Performance Assurance

                    Board that the terms of engagement of the Certification Agent shall be incorporated in the terms of engagement and scope of work to be carried out by the Pool Auditor, in which event the terms of engagement of the Certification Agent shall be agreed, amended and substituted by the Executive Committee instead of the Performance Assurance Board.

          48.11.2 In its capacity as Certification Agent, the Pool Auditor shall not be required to comply with the provisions of Clause 48.2 or 48.3 and the provisions of Clause 48.7 shall not apply.

                                     PART X

                      THE GRID OPERATOR'S RESPONSIBILITIES

49.       RESPONSIBILITIES

49.1 The Grid Operator shall have the following duties, responsibilities and obligations under this Agreement:-

          49.1.1 PORTHOLE: Ensuring that, insofar as relevant to the operation of the Settlement System and the Pool Rules, PORTHOLE will in its operation comply with its user and functional specifications.

          49.1.2 Services: Making available to any successor Settlement System Administrator those services necessary for the proper functioning of the Settlement System which the Grid Operator made available to the incumbent Settlement System Administrator at any time in the twelve month period prior to the resignation or removal of such incumbent Settlement System Administrator, in any such case upon such terms as may be agreed between the Grid Operator, such successor Settlement System Administrator and the Executive Committee.

          49.1.3 Transport Uplift: Making payments in relation to Transport Uplift.

          49.1.4 Generally: Such other duties, responsibilities and obligations as are set out in this Agreement.

49.2 No amendment, variation or replacement of any provision of this Agreement (which, for the avoidance of doubt, includes the Pool Rules) which is reasonably likely to affect in any material respect Transport Uplift or any constituent element thereof or the obligations of the Grid Operator related thereto, shall become effective except with the prior written agreement of the Grid Operator (such consent not to be unreasonably withheld or delayed).

50.       STANDARD OF CARE

50.1 Standard of care: In the exercise of its duties and responsibilities under this Agreement the Grid Operator shall exercise that degree of care, diligence, skill and judgment which would ordinarily be expected of a reasonably prudent operator of the NGC Transmission System taking into account the circumstances actually known to the Grid Operator, its officers and employees at the relevant time or which ought to have been known to it or them had it or they made such enquiries as were reasonable in the circumstances.

50.2      Miscellaneous:

          50.2.1    (a)       The Grid Operator shall be entitled to rely upon
                              any direction or instruction of the Executive
                              Committee or the Chief Executive (if any) if the same is signed by way of authority in accordance with Clause 50.2.4 on behalf of two or more
                              Committee Members or on behalf of the Chief
                              Executive and shall not be obliged to comply with any direction or instruction of any sub-committee of the Executive Committee or any delegate of the Executive Committee other than the Chief Executive
                              (unless such direction or instruction is shown as having been ratified by the Executive Committee).

                    (b) The Grid Operator shall be entitled to rely upon any communication or document reasonably believed by it to be genuine and correct and to have been communicated or signed by the person by whom it purports to be communicated or signed and shall not be liable to any of the Parties for any of the consequences of such reliance.

          50.2.2 Compliance with the Director's directions: No liability whatsoever shall attach to the Grid Operator as a result of due compliance by it with any directions and instructions of the Director, provided that in complying with such directions and instructions the Grid Operator is at all times acting in good faith.

          50.2.3 Prior approval: Where by the terms of this Agreement the Grid Operator is required to obtain the prior directions, instructions, approval or consent of the Executive Committee or the Chief Executive, the Grid Operator shall have no authority to, and shall not, act unless the requisite directions, instructions, approval or consent have first been obtained. Notwithstanding the foregoing sentence, nothing in this Agreement shall prevent the Executive Committee from ratifying any act of the Grid Operator.

          50.2.4 Express authority: All directions and instructions of the Executive Committee or the Chief Executive to the Grid Operator shall, as between the Grid Operator and the Pool Members, be deemed to have the express authority of, and shall be binding without reservation upon, all Pool Members.

          50.2.5 Authority of Pool Members: The Grid Operator shall not be bound to act in accordance with the directions or instructions of the Pool Members unless the Pool Members act through the Executive Committee.

          50.2.6 General Meetings: The Grid Operator shall not be obliged to take any steps to ascertain whether any resolution of Pool Members in general meeting or of any class of Pool Members in separate general meeting which it is advised by the Executive Committee or the Chief Executive as having been passed was in fact passed or passed by the requisite majority and until the Grid Operator shall have express written notice to the contrary from the Executive Committee or the Chief Executive it shall be entitled to assume that the relevant resolution was passed or (as the case may be) the relevant requisite majority was obtained.

          50.2.7 Exceptions: Notwithstanding the foregoing provisions of this Clause 50.2, in the performance of its duties and responsibilities under this Agreement the Grid Operator shall not be bound to act in accordance with the directions or instructions of the Executive Committee or the Chief Executive:-

                    (a) if to do so would cause the Grid Operator to breach any of its obligations under the Act or its Transmission Licence; or

                    (b) if the Grid Operator has reasonable grounds for believing that it would so breach any of such obligations and has consulted the Director and the Director has not indicated that in his view it would not involve any such breach; or

                    (c) unless the Director has indicated that, notwithstanding any such actual or potential breach, the Director would not be minded to enforce compliance with those obligations under the Act or its Transmission Licence and the Grid Operator has received an indemnity reasonably satisfactory to it in respect of its acting in accordance with such directions and instructions.

                    In any such event the Grid Operator shall promptly notify the Executive Committee.

          50.2.8 Reference to the Director: If at any time the Grid Operator has a concern which is properly and reasonably founded that, in acting in accordance with any direction or instruction of the Executive Committee or the Chief Executive, it will breach one or more of its obligations under the Act or its Transmission Licence, then, if having discussed the matter with the Executive Committee the matter remains unresolved, the Grid Operator shall either comply with such direction or instruction or by notice in writing refer the same to the Director, such notice to set out in full the directions or instructions given to the Grid Operator and the grounds for such concern and to be copied to the Executive Committee. Pending any guidance from the Director in response to any such reference and, provided that the Director shall not express any view that such reference is misconceived, vexatious or in respect of an improperly or unreasonably founded concern, the Grid Operator shall not be liable to any of the other Parties for refusing to act in accordance with the relevant direction or instruction. If the Director shall express such a view, the Grid Operator shall be so liable.

                                     PART XI

                           ANCILLARY SERVICES AND THE
                           ANCILLARY SERVICES PROVIDER

51.       ANCILLARY SERVICES

51.1 Obligations: The obligations of the Ancillary Services Provider and the Grid Operator pursuant to this Clause 51 shall be owed to each and every Supplier.

51.2 Obligations of Ancillary Services Provider: The Ancillary Services Provider shall:-

          51.2.1 implement, maintain and operate all such systems as are necessary to enable it properly to carry on the Ancillary Services Business in accordance with the Transmission Licence;

          51.2.2 operate the Ancillary Services Business in an efficient and economic manner;

          51.2.3 maintain such records, data and other information as the Pool Auditor may from time to time by notice in reasonable detail to the Ancillary Services Provider reasonably require for the purposes of this Part XI or as may otherwise be reasonably necessary to enable the Ancillary Services Provider to comply promptly and fully with its obligations under this Agreement;

          51.2.4 retain in electronic or machine readable form for a period of not less than eight years (or such longer period as the Pool Auditor may from time to time reasonably require), copies of all records, data and information referred to in Clause 51.2.3 in respect of the Ancillary Services;

          51.2.5 provide to the Settlement System Administrator who shall promptly provide the same to each Supplier monthly and annual statements giving aggregate payment details separately in respect of each of the following items:-

                    (a)       Reactive Energy;

                    (b)       frequency control;

                    (c)       Black Start Capability;

                    (d)       lost opportunity costs;

                    (e) supplies of Ancillary Services to Externally Interconnected Parties;

                    (f) adjustments for disputes which have been settled or otherwise determined; and

                    (g) the Ancillary Services Provider's business charges,

                    together with a statement of the sum of all such items, and each of the Parties agrees to such information being so provided;

          51.2.6 not transfer or seek to transfer any of its duties or responsibilities as Ancillary Services Provider save to NGC's successor as Grid Operator where NGC is removed as Grid Operator (but not further or otherwise);

          51.2.7 upon a successor Grid Operator being appointed (so far as it is able), transfer to such successor all data, records, other information, assets, equipment, facilities, rights and know-how which it has (excluding freehold and leasehold real property) and which are necessary to carry out the duties and responsibilities of the Ancillary Services Provider and which are not otherwise readily obtainable by such successor including all original and copy material relating to the same and, in consideration for such transfer, the Suppliers shall jointly and severally pay to the Ancillary Services Provider a reasonable sum to reflect the costs of, and the costs of transferring, such material, such sum to be determined pursuant to Clause 83 in default of agreement between the Suppliers and Ancillary Services Provider; and

         51.2.8 ensure that all agreements or arrangements for the provision of Ancillary Services to Externally Interconnected Parties are on the best commercial terms reasonably available.

51.3      Obligations of Grid Operator: The Grid Operator shall:-

          51.3.1 pay the Ancillary Services Provider for Ancillary Services in accordance with this Agreement; and

          51.3.2 enforce the Master Connection and Use of System Agreement and each Supplemental Agreement (insofar as it concerns the provision of Ancillary Services) in accordance with their respective terms in all circumstances in which it is reasonable to do so having regard to its obligations under the Act, the Transmission Licence and the Grid Code.

51.4      [Not used.]

51.5      Audit of Ancillary Services:

          51.5.1 The Suppliers may require the Pool Auditor to carry out audits, tests, checks or reviews in relation to the operation by the Ancillary Services Provider of the Ancillary Services Business as Suppliers may from time to time reasonably require (having regard, in particular, to the disruptive effect of the same on the business and operations of the Ancillary Services Provider). The terms of engagement for any such audit, test, check or review shall be made available to the Ancillary Services Provider.

          51.5.2 The Suppliers shall not require more than two audits, tests, checks and reviews pursuant to Clause 51.5.1 in any Accounting Period.

          51.5.3 On instructing the Pool Auditor pursuant to Clause 51.5.1, the Supplier(s) concerned may require the Pool Auditor:-

                    (a) forthwith to report any material concerns with respect to matters the subject of the relevant audit, test, check or review; and

                    (b) to make such recommendations as to changes in the procedures, controls and/or audit coverage of the Ancillary Services Business as the Pool Auditor considers appropriate.

          51.5.4 The Ancillary Services Provider shall permit the Pool Auditor such access to its Ancillary Services' operations and all records, documents, data and other information (other than Excluded Information) held by the Ancillary Services Provider in the conduct of such operations in each case as the Pool Auditor may reasonably require and shall make available members of its staff to explain such operations and such other issues as the Pool Auditor considers relevant. The Pool Auditor shall not disclose and shall not be obliged to disclose to any Supplier details of prices paid to each Generator by the Ancillary Services Provider.

                    In this Clause 51.5 "Excluded Information" means all records, documents, data and other information provided in the course of the discussions or negotiations with any person with whom the Ancillary Services Provider contracts or considers contracting for the provision of Ancillary Services other than as stated in any Ancillary Services Agreement whether such discussions or negotiations take place before contracting or as part of any price review during the term of any Ancillary Services Agreement.

          51.5.5 The Pool Auditor shall report to the Suppliers and a copy of any report by the Pool Auditor relating to an audit, test, check or review pursuant to Clause 51.5.1 shall be provided to the Ancillary Services Provider. The Pool Auditor shall owe a duty of confidentiality to the Ancillary Services Provider save to the extent necessary to carry out the particular audit, test, check or review provided that any matter or thing set out in any report to the Suppliers shall not be subject to any such obligation and provided always that nothing in this Clause 51.5.5 shall prevent the disclosure of any information pursuant to Clause 68. The Ancillary Services Provider shall be entitled to rely on any such report in any legal proceedings (including arbitration).

          51.5.6 If the Suppliers so resolve, the Ancillary Services Provider shall promptly implement any recommendations made by the Pool Auditor in a report relating to an audit, test, check or review pursuant to Clause 51.5.1 and, in the event of any dispute, such dispute shall be referred to arbitration in accordance with Clause 83.

          51.5.7 The cost of any audit, test, check or review pursuant to Clause 51.5.1 shall be borne by the requisitioning Supplier(s). The costs of implementing any recommendations pursuant to Clause 51.5.6 may be recovered by the Ancillary Services Provider in accordance with the ASP Accounting Procedure.

51.6 Basis of Payment: The Ancillary Services Provider shall calculate the total amount payable under Ancillary Services Agreements in respect of each Settlement Day together with any amendments to calculations made for previous Settlement Days based upon information derived from the Grid Operator and the Settlement System Administrator. The charges to the Grid Operator for Ancillary Services shall comprise the costs so calculated together with the charges of the Ancillary Services Provider calculated in accordance with Schedule 18. The Ancillary Services Provider shall notify a provisional sum to the Settlement System Administrator within three working days after receipt of such information from the Grid Operator and the Settlement System Administrator so as to be despatched by the Settlement System Administrator to the Grid Operator in accordance with the relevant Agreed Procedure to enable the Settlement System Administrator to apportion this sum to the sale of Active Energy according to the Pool Rules. The Ancillary Services Provider shall notify a final sum to the Settlement System Administrator by such time as will enable the Settlement System Administrator to take into account the final Settlement Run for each Settlement Day. Any unresolved amount shall be included in the final Settlement Run on an interim basis pending resolution. Thereafter it may be included (together with any errors or omissions subsequently arising) in any appropriate Settlement Run.

51.7      Lost opportunity costs:

          51.7.1 Subject to Clause 51.6, where the Ancillary Services Provider pays any Generator an amount in respect of lost opportunity costs, the Ancillary Services Provider shall use reasonable endeavours to include any such amount in its

                    Ancillary Service charge to the Grid Operator in the Settlement Day on which it arises or as soon as possible thereafter.

          51.7.2 As soon as the Ancillary Services Provider is notified by any Generator that any obligation to pay any lost opportunity costs may arise, it shall consult the Suppliers and the Grid Operator and, without prejudice to the Ancillary Services Provider's right to recover such lost opportunity costs from the Grid Operator in accordance with Clause 51.6 or Clause 51.7.1, the Ancillary Services Provider shall, if requested by the Suppliers or Grid Operator, collect payment from the Grid Operator on account of or by way of recovery of such costs over such period as may be agreed between the Ancillary Services Provider, the Suppliers and the Grid Operator and, in default of agreement, over such period as the Ancillary Services Provider considers to be reasonable.

51.8 Independent Contractor: The Ancillary Services Provider shall act as an independent contractor in carrying out its duties pursuant to this Agreement and (unless expressly authorised to the contrary) shall neither act nor hold itself out nor be held out as acting as agent for any of the other Parties.

51.9 Standard of care: In the exercise of its duties and responsibilities under this Agreement the Ancillary Services Provider shall exercise that degree of care, diligence, skill and judgment which would ordinarily be expected of a reasonably prudent operator of the Ancillary Services Business taking into account the circumstances actually known to the Ancillary Services Provider, its officers and employees at the relevant time or which ought to have been known to it or them had it or they made such enquiries as were reasonable in the circumstances.

51.10     Miscellaneous:

          51.10.1   (a)       The Ancillary Services Provider shall be entitled
                              to rely upon any direction or instruction of the Executive Committee or the Chief Executive (if any) if the same is signed by way of authority in accordance with Clause 51.10.4 on behalf of two or more Committee Members or on behalf of the Chief
                              Executive and shall not be obliged to comply with any direction or instruction of any sub-committee of the Executive Committee or any delegate of the Executive Committee other than the Chief Executive
                              (unless such direction or instruction is shown as having been ratified by the Executive Committee);

                    (b) The Ancillary Services Provider shall be entitled to rely upon any communication or document reasonably believed by it to be genuine and correct and to have been communicated or signed by the person by whom it purports to be communicated or signed and shall not be liable to any of the Parties for any of the consequences of such reliance.

          51.10.2 Compliance with the Director's directions: No liability whatsoever shall attach to the Ancillary Services Provider as a result of due compliance by it with any directions and instructions of the Director, provided that in complying with such directions and instructions the Ancillary Services Provider is at all times acting in good faith.

          51.10.3 Prior approval: Where by the terms of this Agreement the Ancillary Services Provider is required to obtain the prior directions, instructions, approval or consent of the Executive Committee or the Chief Executive, the Ancillary Services Provider shall have no authority to, and shall not, act unless the requisite directions, instructions, approval or consent have first been obtained. Notwithstanding the foregoing sentence, nothing in this Agreement shall prevent the Executive Committee from ratifying any act of the Ancillary Services Provider.

          51.10.4 Express authority: All directions and instructions of the Executive Committee or the Chief Executive to the Ancillary Services Provider shall, as between the Ancillary Services Provider and the Pool Members, be deemed to have the express authority of, and shall be binding without reservation upon, all Pool Members.

          51.10.5 Authority of Pool Members: The Ancillary Services Provider shall not be bound to act in accordance with the directions or instructions of the Pool Members unless the Pool Members act through the Executive Committee.

          51.10.6 General Meetings: The Ancillary Services Provider shall not be obliged to take any steps to ascertain whether any resolution of Pool Members in general meeting or of any class of Pool Members in separate general meeting which it is advised by the Executive Committee or the Chief Executive as having been passed was in fact passed or passed by the requisite majority and until the Ancillary Services Provider shall have express written notice to the contrary from the Executive Committee or the Chief Executive it shall be entitled to assume that the relevant resolution was passed or (as the case may be) the relevant requisite majority was obtained.

          51.10.7 Exceptions: Notwithstanding the foregoing provisions of this Clause 51.10, in the performance of its duties and responsibilities under this Agreement the Ancillary Services Provider shall not be bound to act in accordance with the directions or instructions of the Executive Committee or the Chief Executive:-

                    (a) if to do so would cause the Ancillary Services Provider to breach any of its obligations under the Act or its Transmission Licence; or

                    (b) if the Ancillary Services Provider has reasonable grounds for believing that it would so breach any of such obligations and has consulted the Director and the Director has not indicated that in his view it would not involve any such breach; or

                    (c) unless the Director has indicated that, notwithstanding any such actual or potential breach, the Director would not be minded to enforce compliance with those obligations under the Act or its Transmission Licence and the Ancillary Services Provider has received an indemnity reasonably satisfactory to it in respect of its acting in accordance with such directions and instructions.

                    In any such event the Ancillary Services Provider shall promptly notify the Executive Committee.

          51.10.8 Reference to the Director: If at any time the Ancillary Services Provider has a concern which is properly and reasonably founded that, in acting in accordance with any direction or instruction of the Executive Committee or the Chief Executive, it will breach one or more of its obligations under the Act or its Transmission Licence, then, if having discussed the matter with the Executive Committee the matter remains unresolved, the Ancillary Services Provider shall either comply with such direction or instruction or by notice in writing refer the same to the Director, such notice to set out in full the directions or instructions given to the Ancillary Services Provider and the grounds for such concern and to be copied to the Executive Committee. Pending any guidance from the Director in response to any such reference and, provided that the Director shall not express any view that such reference is misconceived, vexatious or in respect of an improperly or unreasonably founded concern, the Ancillary Services Provider shall not be liable to any of the other Parties for refusing to act in accordance with the relevant direction or instruction. If the Director shall express such a view, the Ancillary Services Provider shall be so liable.

51.11 Suppliers' Resolutions: Where any matter is reserved under this Part XI or Schedule 18 for the Suppliers to resolve, that matter shall be decided upon by the Suppliers in separate general meeting.

51A.      TRANSMISSION SERVICES

It is expressly acknowledged by the Parties that neither the termination or expiry of previous Clauses in this Agreement which related to UMIS, UMIS2, the Transmission Services Scheme, the Transmission Services Scheme 2 and/or the Energy Uplift and Transmission Losses Scheme (each as were therein defined) nor any addition to or amendment of any other provision of this Agreement effected pursuant to such Clauses whilst in force shall prejudice the accrued rights and liabilities of any Consumer (as then defined in the Pool Rules) or the Grid Operator (in whatever capacity) under each such scheme or arrangement at the date of such termination or expiry which accrued rights shall include, for the avoidance of doubt, the ability to adjust sums calculated under UMIS, UMIS 2, the Transmission Services Scheme, the Transmission Services Scheme 2 and/or the Energy Uplift and Transmission Losses Scheme in respect of disputes arising before or after such termination or expiry in respect of periods falling before such termination or expiry.

51B.      ENERGY UPLIFT AND TRANSMISSION LOSSES SCHEME 2

51B.1 General: Notwithstanding any other provision of this Agreement, the provisions of this Clause shall govern the rights and obligations of the Parties in relation to the Energy Uplift and Transmission Losses Scheme 2.

51B.2 Meaning of "Energy Uplift and Transmission Losses Scheme 2": In this Clause 51B, in Schedule 9 and in Schedule 11, the term "Energy Uplift and Transmission Losses Scheme 2" means the scheme to provide an incentive for the Grid Operator to minimise (taking into account other associated costs) a proportion of the costs arising under this Agreement and which provides for payments between the Grid Operator (acting through its agent the Ancillary Services Provider) and Consumers and Stage 2 Suppliers in relation to an Energy Uplift Daily Payment and a Transmission Losses Daily Payment in the form agreed pursuant to Clause 51B.6 as the same may be amended, varied or replaced from time to time in accordance with the terms of that Clause.

51B.3     Duration of Scheme:

          (a) The Parties agree (and agree that they will procure that the Executive Committee will so agree) that in the period from
                    00.00 hours on 1st April, 1998 to 24.00 hours on 31st March, 1999 the Energy Uplift and Transmission Losses Scheme 2, the amendments and/or additions to the Pool Rules to implement the Energy Uplift and Transmission Losses Scheme 2 and the provisions of this Clause, shall apply. This Clause 51B.3(a) may not be amended without the prior written consent of all Parties.

          (b) The provisions of this Clause 51B, the Energy Uplift and Transmission Losses Scheme 2 and any addition to or amendment of any other provisions of this Agreement or the Pool Rules effected pursuant to this Clause 51B shall terminate at 24.00 hours on 31st March, 1999, except for any provision, addition or amendment which is required to continue beyond that day to give effect to the operation of the Energy Uplift and Transmission Losses Scheme 2 in respect of any period before that date.

51B.4 Obligations: The Parties agree:-

          (a) to be bound by the terms, conditions and other provisions of the Energy Uplift and Transmission Losses Scheme 2;

          (b) that the Grid Operator (acting through its agent the Ancillary Services Provider) and each Consumer and Stage 2 Supplier shall make such payments as are required and determined by the provisions of the amendments and/or additions to the Pool Rules to implement the Energy Uplift and Transmission Losses Scheme 2; and

          (c) that for the period during which this Clause 51B applies, the following changes shall be made to the provisions of this Agreement:-

                    (i)       in sub-section 5.4, sub-section 5.14, paragraph
                              17.1.4 and sub-section 17.6 of Schedule 11 and the defined terms used in that Schedule, references to the Ancillary Services Provider shall be deemed to be references to itself and as agent for the Grid Operator in relation to the Energy Uplift and Transmission Losses Scheme 2;

                    (ii) in sub-section 2.1 of Schedule 11, the words "and the Energy Uplift and Transmission Losses Scheme 2" shall be inserted after the words "Ancillary Services";

                    (iii) in sub-section 5.14 of Schedule 11, the words "or in respect of the Energy Uplift and Transmission Losses Scheme 2" shall be inserted after the expression "Ancillary Services" where it first appears and the words "or in respect of the Energy Uplift and Transmission Losses Scheme 2" shall be inserted after the words "that same day", and in sub-section 5.15 of Schedule 11 the words "or the Ancillary Services Provider" shall (except where they already appear) be inserted after the expression "Pool Member" wherever it occurs in that paragraph; and

                    (iv) in Part 4 of Schedule 11, references to information in respect of Ancillary Services shall be deemed to include information in respect of the Energy Uplift and Transmission Losses Scheme 2, in paragraph 17.1.4 of Schedule 11 the information required shall include the total amount payable by the Ancillary Services Provider (exclusive of United Kingdom Value Added Tax) pursuant to the Energy Uplift and Transmission Losses Scheme 2 in respect of each Settlement Day, in sub-section
                              17.6 of Schedule 11 the Pool Funds Administrator shall include in its reconciliation the amount shown to be payable by the Ancillary Services Provider pursuant to the Energy Uplift and Transmission Losses Scheme 2 in respect of each Settlement Day, and in sub-section 22.4 of
                              Schedule 11 the Confirmation Notices shall include the total amount payable by the Ancillary Services

                              Provider pursuant to the Energy Uplift and Transmission Losses Scheme 2 in respect of each Settlement Day.

51B.5 Further assurance: The Suppliers and the Grid Operator may request the Parties and the Executive Committee promptly (and in any event before the date the Energy Uplift and Transmission Losses Scheme 2 is to take effect) to execute and do all such acts, matters and things (including effecting amendments to the Pool Rules) as may be necessary to give effect to the Energy Uplift and Transmission Losses Scheme 2. The Parties shall not refuse (and agree that they will procure that the Executive Committee shall not refuse) any such request on the grounds of any objections to any provisions of any of the Annexes of Appendix 3 to the Pool Rules as agreed from time to time between the Suppliers and the Grid Operator.

51B.6 Effectiveness: Neither this Clause 51B (other than Clauses 51B.2, 51B.5 and this Clause 51B.6), nor the Energy Uplift and Transmission Losses Scheme 2, nor any amendment, variation or replacement of either of them, nor any amendment, variation or replacement to the Pool Rules relating to the Energy Uplift and Transmission Losses Scheme 2, shall become effective except with the prior agreement of the Suppliers (which agreement shall be given by the passing of a resolution in a separate class meeting) and the prior written agreement of the Grid Operator.

51B.7     Survival:

          (a) Termination or expiry of the provisions of this Clause 51B, the Energy Uplift and Transmission Losses Scheme 2 and/or any addition to or amendment of any other provision of this Agreement effected pursuant to this Clause shall not prejudice the accrued rights and liabilities of any Consumer or Stage 2 Supplier or the Grid Operator under the Energy Uplift and Transmission Losses Scheme 2 at the date of such termination or expiry, which accrued rights shall, for the avoidance of doubt, include the ability to adjust sums calculated under the Energy Uplift and Transmission Losses Scheme 2 in respect of disputes arising after such termination or expiry in respect of periods falling before such termination or expiry.

          (b) The provisions of this Clause 51B.7 and Clause 51B.3(b) shall survive the termination of the Energy Uplift and Transmission Losses Scheme 2.

51B.8 Definitions: In, and in relation to, this Clause 51B the terms "Consumer" and "Stage 2 Supplier" shall bear the respective meanings given to those terms in the Pool Rules.

51C.      OBLIGATORY REACTIVE POWER SERVICE

Notwithstanding the provisions of the Works Programme for reactive power ancillary services agreed by Pool Members on 1st March, 1994, as adopted from 1st August, 1994, the payments to be made by the Ancillary Services Provider to Users for the provision of the Obligatory Reactive Power Service (as defined in the Master Connection and Use of System Agreement) in all Ancillary Services Agreements under which Users are or will be paid for the Obligatory Reactive Power Service shall in respect of all periods from (and including) 1st October, 1997 be determined in accordance with the terms of the Master Connection and Use of System Agreement.

                                    PART XII

[Not used.]

                                    PART XIII

                             RISK MANAGEMENT SCHEME

53.       APPLICATION

53.1 Request: The Executive Committee shall send any Pool Member a Scheme Admission Application within 28 days after receipt of a request for the same from that Pool Member.

53.2 Scheme Admission Application: Any Pool Member may apply to the Executive Committee to have any Centrally Despatched Generating Unit admitted to the Scheme by completing and submitting to the Executive Committee a duly completed Scheme Admission Application not less than 40 days before the proposed date of admission to the Scheme of that Centrally Despatched Generating Unit.

53.3 Admission: The Executive Committee shall admit any Centrally Despatched Generating Unit to the Scheme in respect of which all Scheme Admission Conditions are met.

53.4 Notification (1): If the Executive Committee determines that, in respect of any Centrally Despatched Generating Unit, the Scheme Admission Conditions have been met it shall forthwith and in any event within 40 days after receipt of the Scheme Admission Application notify the relevant Pool Member and the Settlement System Administrator accordingly.

53.5 Notification (2): If the Executive Committee determines that, in respect of any Centrally Despatched Generating Unit, the Scheme Admission Conditions have not been met it shall forthwith and in any event within 40 days after receipt of the Scheme Admission Application notify the relevant Pool Member of the reasons why the Scheme Admission Conditions have not been met.

53.6 Reference to the Director: In the event of any dispute between the Executive Committee and the relevant Pool Member over whether such Pool Member has fulfilled the Scheme Admission Conditions the same may be referred by the Executive Committee or the relevant Pool Member to the Director for determination, whose determination shall be final and binding for all purposes.

54.       SCHEME ADMISSION CONDITIONS

          The Scheme Admission Conditions are that:-

          54.1 no person has an Accountable Interest in the Centrally Despatched Generating Unit which is the subject of the Scheme Admission Application which, when added to the Accountable Interests of that person in other Generating Units

                    (whether situate within England and Wales or elsewhere), exceeds in aggregate 1500MW;

          54.2 the Pool Member does not have an Accountable Interest (excluding any Accountable Interest of less than 10MW) in more than four Generating Units (whether situate within England and Wales or elsewhere). For the avoidance of doubt a combined cycle module shall be deemed for these purposes a single Generating Unit;

          54.3 the Centrally Despatched Generating Unit which is the subject of the Scheme Admission Application has not at the date of the Scheme Admission Application been Commissioned;

          54.4 the Centrally Despatched Generating Unit shall be admitted for seven calendar years from the date of its admission to the Scheme specified in the Scheme Admission Application; and

          54.5 the Pool Member shall specify in the Scheme Admission Application the proposed Scheme Planned Availability for each Settlement Period in the proposed first Scheme Year for the Centrally Despatched Generating Unit.

55.       RIGHTS AND OBLIGATIONS OF POOL MEMBERS

55.1 Notification of unavailability: In respect of each Scheme Year for each Scheme Genset (other than the first) the Pool Member shall not later than 28 days before the start of that Scheme Year for each Scheme Genset notify the Executive Committee of all Settlement Periods in that Scheme Year during which the Scheme Genset is intended to be unavailable.

55.2 Scheme Planned Availability: All Settlement Periods in that Scheme Year other than those notified under Clause 55.1 shall together constitute the Scheme Planned Availability in respect of that Scheme Genset for that Scheme Year.

55.3 Failure to notify: If the Pool Member fails to notify the Executive Committee in accordance with Clause 55.1 of the Scheme Planned Availability in respect of that Scheme Genset for the following Scheme Year, the Scheme Planned Availability shall be deemed to be the same as the Scheme Planned Availability for the current Scheme Year.

55.4 No amendment: The Scheme Planned Availability for any Scheme Year notified in accordance with Clause 55.1 or deemed in accordance with Clause 55.3 may not be amended.

55.5 Payment rights: The Pool Member shall make or be entitled to receive payments in respect of each Scheme Genset as determined in accordance with Section 27 of Schedule 9 notwithstanding the expiry of the period referred to in Clause 50.4.

55.6 No withdrawal: The Pool Member may not withdraw any Scheme Genset from the Scheme during any period referred to in Clause 50.4 applicable to that Scheme Genset.

55.7 Actual planned availability: In respect of each Scheme Genset, the Pool Member shall use all reasonable endeavours to ensure that the Scheme Planned Availability for each Scheme Year is the actual planned availability of such Scheme Genset.

56.       REVIEW

56.1 Review: Within two months after the end of the third Scheme Year in respect of which the first Scheme Genset has been admitted to the Scheme and each subsequent anniversary of that date the Executive Committee shall (with the consent of the Director) appoint an independent firm of accountants of internationally recognised standing to review the Scheme to establish whether or not any element of the Scheme (or the Scheme taken as a whole) gives rise to a systematic imbalance which is likely to prevent the payments to the Scheme balancing payments from the Scheme and to submit to the Executive Committee and the Director a report setting out details of any such imbalance and his findings and recommendations for amending the Scheme designed to correct any such imbalance.

56.2 Amendments: The Executive Committee may make such amendments to the provisions of Section 27 of Schedule 9 as are required to implement the recommendations referred to in Clause 56.1. Any such amendments shall apply in respect of any Scheme Admission Application received after the date such amendments become effective and shall constitute a new Scheme.

56.3 Existing rights and obligations continue: Any Pool Member shall remain entitled to the benefits and subject to the obligations of the Scheme with respect to any Scheme Genset in effect at the time of admission of that Scheme Genset to the Scheme.

                                    PART XIV

                                  FUEL SECURITY

57.       [Not used.]

58.       PAYMENT INSTRUCTIONS

58.1 Effect of a Payment Instruction: Following delivery of a Payment Instruction to the Pool Funds Administrator:-

          58.1.1 any Fuel Security Payment specified in that Payment Instruction (together with any Fuel Security Interest in relation thereto) shall be treated as an amount which is due to that Generator from those persons specified in that Payment Instruction and which is payable on the basis provided in that Payment Instruction; and

          58.1.2 any Fuel Security Reimbursement specified in that Payment Instruction (together with any Fuel Security Interest in relation thereto) shall be treated as an amount which is due from that Generator to those persons specified in that Payment Instruction and which is payable on the basis provided in that Payment Instruction; and

          58.1.3 subject to Clauses 58.2 and 58.3, the Pool Funds Administrator shall arrange for such Fuel Security Payment or such Fuel Security Reimbursement (together with any Fuel Security Interest in relation thereto) to be paid to or, as the case may be, paid by that Generator by or, as the case may be, to those persons specified in that Payment Instruction in accordance with the provisions of such Payment Instruction; and

          58.1.4 such Payment Instruction (including any calculation, determination or other matter stated or specified therein) shall, save in the case of fraud, be conclusive and binding upon all Parties.

58.2 Clarification: If the Pool Funds Administrator considers either that the basis of payment of a Fuel Security Payment or a Fuel Security Reimbursement provided for in a Payment Instruction is unclear, contradictory or incomplete or that it is impossible to implement in full the basis of payment provided for in a Payment Instruction, then the Pool Funds Administrator must, promptly on becoming aware of the same, notify the Director in reasonable detail of the same and, until that matter is clarified, the Pool Funds Administrator shall only be obliged to implement the payment specified in that Payment Instruction to the extent that without clarification such implementation is possible.

58.3 Failure to specify or clarify: If a Payment Instruction fails to specify the basis upon which the Fuel Security Payment or a Fuel Security Reimbursement specified in that Payment Instruction must be paid or if the Director fails to clarify any matter notified to it in accordance with Clause 58.2 within ten Business Days of such notification then the Pool Funds Administrator shall arrange for the relevant payment to be made on such basis as the Executive Committee shall, with the written approval of the Director, determine to be appropriate.

59.       RECORD KEEPING AND PAYMENTS

59.1      Fuel Security Ledgers:

          59.1.1 Following delivery of a Payment Instruction to the Pool Funds Administrator, the Pools Funds Administrator shall, if he has not already done so, open and thereafter maintain a Fuel Security Ledger in the name of that Generator and shall record therein all amounts (together with any Fuel Security Interest in relation thereto) due to and from that Generator that are specified in Payment Instructions and shall also record therein all transactions arranged by the Pool Funds Administrator for payments to be made to and from that Generator in accordance with the provisions of Payment Instructions.

          59.1.2 The Pool Funds Administrator shall from the time that a Fuel Security Ledger is opened until it records a nil balance provide to each Generator and to each Supplier on the last Business Day of each calendar month a statement reflecting all entries recorded in the Fuel Security Ledger of that Generator over the course of the previous month.

          59.1.3 The Fuel Security Ledger of a Generator shall, except as required by Clause 59.1.2 or Part IX, be kept confidential in accordance with Part XX.

          59.1.4 Each monthly statement provided under Clause 59.1.2 shall, save in the case of manifest error, be deemed prima facie evidence of the contents of that part of the Fuel Security Ledger to which it relates.

          59.1.5 Each Party shall promptly review each monthly statement provided to it under Clause 59.1.2 and shall (without prejudice to any of its rights under this Agreement) where practicable within ten Business Days after receiving each such statement notify the Pool Funds Administrator of any inaccuracies in such statement of which it is aware.

          59.1.6 If the Pool Funds Administrator at any time receives from a Generator or any Supplier a notice disputing the accuracy of the Fuel Security Ledger of that Generator, the Pool Funds Administrator shall consult with the Party giving the notice and use all reasonable endeavours to rectify any inaccuracy. In the event that any inaccuracy in a Fuel Security Ledger of a Generator is rectified, the Pool Funds Administrator shall advise that Generator and the Suppliers of the inaccuracy that was rectified.

59.2 Fuel Security Payments: Following delivery to the Pool Funds Administrator of a Payment Instruction specifying a Fuel Security Payment, the Pool Funds Administrator shall enter in the Fuel Security Ledger of that Generator as a credit (a) the amount of the Fuel Security Payment, and (b) thereafter, any Fuel Security Interest in relation thereto.

59.3 Fuel Security Reimbursements: Following delivery to the Pool Funds Administrator of a Payment Instruction specifying a Fuel Security Reimbursement, the Pool Funds Administrator shall enter in the Fuel Security Ledger of that Generator as a debit (a) the amount of the Fuel Security Reimbursement, and (b) thereafter, any Fuel Security Interest in relation thereto.

59.4 Other Entries: Any amount paid to or, as the case may be, paid by a Generator in accordance with the provisions of a Payment Instruction shall be entered as a debit or, as the case may be, a credit in the Fuel Security Ledger of that Generator.

59.5 Set off: The Pool Funds Administrator shall, unless it reasonably believes that it would be unlawful to do so, from time to time where possible set off any amounts shown as credits in the Fuel Security Ledger of a Generator against any amounts shown as debits in the Fuel Security Ledger of that Generator in the order in which they were entered. Any balance shown in the Fuel Security Ledger of a Generator shall, if it is a credit, be paid to or, if it is a debit, be paid by that Generator to the extent that it relates to a Payment Instruction on the basis provided for in that Payment Instruction. The entitlements and liabilities of a Generator (and the corresponding liabilities and entitlements of the respective debtors and creditors of that Generator) shall, to the extent that they have been set off as aforesaid, be deemed satisfied and extinguished.

59.6 Schedule 11: All payments made to or by any Generator in accordance with the provisions of a Payment Instruction shall, subject to any contrary instruction contained in the provisions of a Payment Instruction, be effected by the Pool Funds Administrator through the Banking System and the Billing System established in accordance with
          Schedule 11.

                                     PART XV

                                STAGE 1 METERING

60.       STAGE 1 METERING

60.1      Introduction:

          60.1.1 This Part XV and Schedule 21 set out the rights and obligations of each Party regarding the accurate measurement using Stage 1 Metering Systems of electricity traded under this Agreement.

          60.1.2 Schedule 28 sets out the rights and obligations of each Party regarding the accurate measurement using Stage 2 Metering Systems of electricity traded under this Agreement.

60.2      General:

          60.2.1 For the purposes of this Agreement the quantities of Active Energy and Reactive Energy Exported or Imported by Parties and in respect of which Settlement takes place within Stage 1 Settlement shall be measured and recorded through Metering Equipment installed, operated and maintained and otherwise provided for as set out in this Part XV and in Schedule 21. Each Generating Unit (excluding for this purpose Generation Trading Blocks) which is subject to Central Despatch shall have separate Metering Equipment.

          60.2.2 Each Party is required to register or procure that there is registered with the Settlement System Administrator a Stage 1 Metering System at each Site which is of a type listed in Clauses 60.2.3(i) to (vii) (inclusive) below (and, in the case of Sites of the type listed in Clauses 60.2.3(vi) and
                    (vii), which fulfil the conditions therein specified) and where such Party Exports or Imports electricity except where such electricity is not sold or purchased in accordance with the Pool Rules.

          60.2.3 With effect from the relevant GSP Group Implementation Date a Metering System may be registered as a Stage 1 Metering System only if that Metering System is at a Site which is:-

                    (i)       a Grid Supply Point; or

                    (ii)      a point of connection with a Generator; or

                    (iii)     a point of connection with an External Pool
                              Member; or

                    (iv)      a point of connection between Distribution
                              Systems; or

                    (v)       a point of connection with a Non-Embedded
                              Customer; or

                    (vi) at premises which are 100kW Premises in circumstances where the relevant Metering System was registered in ERS in accordance with this Part XV before the relevant GSP Group Implementation Date and then only for so long as that Metering System continues to be registered; or

                    (vii) a point of connection with a Stage 1 Non-Pooled Generator in circumstances where the relevant Metering System was registered in ERS in accordance with this Part XV before the relevant GSP Group Implementation Date and then only for so long as that Metering System continues to be registered, provided that the Executive Committee shall have the absolute discretion at any time and from time to time to require or permit any Metering System which is (a) at premises which are 100kW Premises or (b) a point of connection with a Stage 1 Non-Pooled Generator to be registered as a Stage 1 Metering System even if it was not registered in ERS before the relevant GSP Group Implementation Date.

60.3      Registrants:

          60.3.1 A Stage 1 Metering System shall have a Registrant and Operator (and shall be commissioned in accordance with the relevant Code of Practice) before the Settlement System Administrator is required to take such Stage 1 Metering System and the data derived therefrom into account for the purposes of Settlement.

          60.3.2    (a)       A PES shall act as the Registrant in accordance
                              with Clause 60.3.1 of any and all Stage 1 Metering
                              Systems at Sites which are points of connection between the Distribution System of that PES and the NGC Transmission System.

                    (b) In relation to a Stage 1 Metering System at a Site which is a point of connection between two or more Distribution Systems, the Public Electricity Suppliers which own or operate those Distribution Systems shall agree between themselves and shall nominate the Registrant of such Stage 1 Metering System in accordance with the relevant Agreed Procedure.

          60.3.3 Each Stage 1 Metering System (and the identities of its respective Registrant and Operator) which the Settlement System Administrator shall take into account for the purposes of Stage 1 Settlement shall be as set out, for the time being and from time to time, in the Register.

          60.3.4 A Registrant's role in relation to a Stage 1 Metering System under this Agreement shall continue until:-

                    (i) such Registrant ceases to be a Party or another Party complying with the definition of Registrant accepts such role as Registrant in accordance with the provisions of this Agreement by service of a duly completed notice in the form prescribed by the relevant Agreed Procedure (but without prejudice to any accrued liabilities of the previous Registrant); or

                    (ii) the Plant or Apparatus of the Registrant, in respect of such Stage 1 Metering System, ceases to be connected at the relevant Site (as indicated in the notification to the Settlement System Administrator in the form prescribed by the relevant Agreed Procedure); or

                    (iii) the Metering System is registered in a PES Registration Service as a Stage 2 Metering System.

          60.3.5 The Settlement System Administrator shall inform the relevant Host PES of:-

                    (i)       the identity of any new Registrant; and

                    (ii)      any change in the identity of any existing
                              Registrant,

                    of a Stage 1 Metering System in respect of which that Public Electricity Supplier is Host PES, after such change is notified to the Settlement System Administrator in accordance with the terms of this Agreement, and the Host PES may only use such information for the purposes of the operation of the Distribution System and the calculation of charges for use of and connection to the Distribution System.

          60.3.6 There must always be one and, at any point in time, no more than one Registrant for each Stage 1 Metering System which is registered with the Settlement System Administrator.

          60.3.7 Any notice of a new, or of a change in an existing, Registrant, Equipment Owner, Operator, Stage 1 Customer, Stage 1 Non-Pooled Generator or Host PES or any Form of Acknowledgement required under this Part XV or Schedule 21 shall be in such form and given to such person at such time(s) and accompanied by payment of such fees (if any) as is prescribed by the relevant Agreed Procedures.

          60.3.8 If, other than by reason of the fault or negligence of the Settlement System Administrator, a Stage 1 Metering System ceases to have a Registrant who is not replaced as Registrant in relation to the relevant Metering System, the Settlement System Administrator shall not be obliged to take the relevant Stage 1 Metering System into account for the purposes of Stage 1 Settlement. The Settlement System Administrator shall forthwith notify the Host PES and the Executive Committee that it will not be taking such Stage 1 Metering System into account for the purposes of Stage 1 Settlement and the Parties shall comply with any directions given by the Director in this matter.

          60.3.9 A Registrant may not resign or retire as Registrant except in accordance with Clause 60.3.4.

          60.3.10 The Registrant in respect of any Stage 1 Metering System shall provide to the Settlement System Administrator such information as may be required by the relevant Agreed Procedures.

          60.3.11 The Settlement System Administrator shall not enter on the Register in respect of a Stage 1 Metering System a Registrant in respect of which evidence of consent of the Equipment Owner has not been provided in accordance with the relevant Agreed Procedure.

          60.3.12 A Stage 1 Metering System for recording the output of a Stage 1 Non-Pooled Generator must be capable of being identified separately for the purposes of Stage 1 Settlement from any Stage 1 Metering System recording demand. For the avoidance of doubt, it is acknowledged that one set of Metering Equipment may comprise more than one separately-identified Stage 1 Metering System.

60.4      Operators:

          60.4.1 There must always be one and, at any point in time, no more than one Operator for each Stage 1 Metering System which is registered with the Settlement System Administrator. A replacement Operator of such Stage 1 Metering System may be appointed from time to time in accordance with the provisions of this Part XV, Schedule 21 and the relevant Agreed Procedure.

          60.4.2 All Stage 1 Metering Systems at the site of a Stage 1 Non-Pooled Generator, which contain all or any part of the same Metering Equipment, must have the same Operator.

          60.4.3 Any notice of a new Operator or of a change in Operator (including upon resignation, removal or cessation in accordance with the provisions of Schedule 21) or any Form of Acknowledgement required under this Part XV or Schedule 21 shall be in such form and given to such person at such time(s) and accompanied by payment of such fees (if any) as is prescribed by the relevant Agreed Procedures. Where any Meter Operator Party has not acknowledged its appointment as Operator the Settlement System Administrator shall notify the Registrant in accordance with the relevant Agreed Procedure.

          60.4.4 The Registrant in respect of a Stage 1 Metering System shall ensure that there is appointed from time to time an Operator, which is a Meter Operator Party, in accordance with, and for the purposes of, Schedule 21 as Operator in respect of that Stage 1 Metering System.

          60.4.5 If a person which is an Operator in respect of any Stage 1 Metering System ceases to be an Operator in respect thereof for whatever reason (including upon removal or resignation) or ceases to be a Meter Operator Party (including upon removal or resignation) and there has not been appointed, at that time, a replacement Operator in respect of the relevant Stage 1 Metering System(s) in accordance with the provisions of this Part XV and Schedule 21, such person's responsibilities as Operator of such Metering Equipment shall upon such cessation be assumed by the Registrant in respect of such Metering Equipment who shall be deemed to be the Operator therefor (notwithstanding that it shall not be registered as such by the Settlement System Administrator) in accordance with the provisions of this Clause (the "deemed Operator").

          60.4.6 If a person which is an Operator in respect of any Stage 1 Metering System at the site of a Stage 1 Non-Pooled Generator ceases to be an Operator in respect thereof for whatever reason (including upon removal or resignation) or ceases to be a Meter Operator Party (including upon removal or resignation) and there has not been appointed, at that time, a replacement Operator in respect of the relevant Stage 1 Metering System(s) in accordance with the provisions of this Part XV and Schedule 21, such person's responsibilities as Operator of the relevant Metering Equipment shall upon such cessation be assumed by the Registrant of the Stage 1 Metering System registered for supply with respect to such Metering Equipment. Such Registrant shall be deemed to be the Operator therefor (notwithstanding that it shall not be registered as such by the Settlement System Administrator) in accordance with the provisions of this Clause (the "deemed Operator").

          60.4.7 As soon as any Registrant has reasonable grounds to believe that an Operator of any Stage 1 Metering System in respect of which it is the Registrant has ceased to act as Operator therefor in accordance with substantially all of its responsibilities as set out in Schedule 21 it shall remove such Operator in respect of such Stage 1 Metering System in accordance with sub-section 6.1 of Schedule 21.

          60.4.8 If the Settlement System Administrator has reasonable grounds to believe that an Operator of any Stage 1 Metering System has ceased to act as Operator therefor in accordance with substantially all of its responsibilities as set out in
                    Schedule 21 the Settlement System Administrator shall notify the Registrant in accordance with the relevant Agreed Procedure.

          60.4.9 Any Registrant which is deemed to be the Operator of a Stage 1 Metering System pursuant to the provisions of Clause
                    60.4.5 or 60.4.6 shall, subject to Clauses 60.4.10 and 60.4.11, continue to act as the Operator in respect of any Stage 1 Metering System to which that Clause applies, or shall appoint an agent or contractor which shall continue to act as the Operator in respect of such Stage 1 Metering System, for a period of 10 Business Days (which shall commence at the time of the cessation referred to in Clause
                    60.4.5 or, as the case may be, 60.4.6) or, if a new Operator is registered in respect of that Stage 1 Metering System prior to the expiry of that period, for a period ending on the date of such registration.

          60.4.10 If a Registrant to which Clause 60.4.9 applies does not act as Operator in accordance with the provisions thereof or does not appoint an agent or contractor who shall act as Operator, or if the 10 Business Day period referred to in Clause 60.4.9 shall expire without a replacement Operator being registered with the Settlement System Administrator in respect of that Stage 1 Metering System in accordance with
                    Section 4 of Schedule 21, that Registrant shall:-

                    (i) undertake to cease forthwith to supply or to generate or to take a supply of electricity for the purposes of the sale or acquisition of electricity pursuant to this Agreement at the Site where such supply or generation is measured, recorded and communicated to the Settlement System Administrator by that Stage 1 Metering System;

                    (ii) notify the Settlement System Administrator in accordance with the relevant Agreed Procedure of that fact; and

                    (iii) comply with any directions given by the Director in this matter.

          60.4.11 During the period in which a Registrant is the deemed Operator in accordance with this Clause it shall be required (save only as expressly provided to the contrary in this Agreement or in any directions provided by the Director under Clause 60.4.10(iii)) to comply with the requirements of this Part XV and Schedule 21 as Operator provided that, but without prejudice to any liability to pay for Active Energy or Reactive Energy traded by it in its capacity as a Supplier, such Registrant as deemed Operator:-

                    (i) shall not be required to be registered as Operator with the Settlement System Administrator nor to comply with the prescribed conditions for registration as Operator from time to time in accordance with the provisions of Schedule 21; and

                    (ii) shall not at any time when it is the deemed Operator be required to incur significant capital expenditure in the fulfilment of obligations contained in this Part XV or Schedule 21 where:-

                              (a) the Metering Equipment shall have become defective, inaccurate or in want of repair (the "defective Metering Equipment") as a direct consequence of the act or omission of any previous Operator; and

                              (b) the Registrant shall upon becoming aware of the same have taken all steps to cease forthwith to supply or to generate electricity for the purposes of the sale or acquisition of electricity pursuant to this Agreement at or in relation to the Site where such supply or generation is measured, recorded and communicated to the Settlement System Administrator by the defective Metering Equipment; and

                              (c) the Registrant shall have notified the Settlement System Administrator in accordance with the relevant Agreed Procedure of the fact that the supply or generation has ceased.

                    Where (x) the Settlement System Administrator proposes to exercise its right under Section 18 of Schedule 21 to replace, renew or repair the defective Metering Equipment (the "remedial work"); (y) the exercise of such right would result in the incurring of significant capital expenditure; and (z) the Register indicates that such Registrant is acting as deemed Operator, the Settlement System Administrator shall notify the Registrant before undertaking such remedial work and shall give such Registrant the opportunity to comply with paragraphs (ii)(b) and (c) above before commencing such remedial work.

60.5      Maintenance of Register and documents:

          60.5.1 The Settlement System Administrator shall keep a register recording:-

                    (i) each Stage 1 Metering System which is accepted for the purposes of Stage 1 Settlement;

                    (ii) the respective identities in respect of each such Stage 1 Metering System of:-

                              (a)       the Registrant;

                              (b)       the Operator;

                              (c)       the Equipment Owner;

                              (d)       the Host PES (where applicable);

                              (e)       any Stage 1 Customer or Stage 1
                                        Non-Pooled Generator in respect of a
                                        supply to which that Stage 1 Metering
                                        System is being used; and

                              (f) any agent which may be appointed from time to time by the Settlement System Administrator for the purpose of data collection or, where appropriate, of any Second Tier Agent in respect of such Stage 1 Metering System or, where the Settlement System Administrator does not appoint or have currently appointed such agent or Second Tier Agent in respect of a Stage 1 Metering System, a note to this effect;

                    (iii) loss adjustment details whether by meter biasing or by software;

                    (iv) whether the Metering Equipment comprising a Stage 1 Metering System is the subject of a dispensation agreed in accordance with Section 14 of Schedule 21; and

                    (v) the relevant Code(s) of Practice in respect of such Stage 1 Metering System.

          60.5.2 For the purposes of this Agreement, the Settlement System Administrator shall refer only to the Register to identify the Registrant, Operator, Equipment Owner, Host PES, Stage 1 Customer, Stage 1 Non-Pooled Generator, agent or Second Tier Agent referred to in Clause 60.5.1 relating to each Stage 1 Metering System and shall not be obliged to acknowledge or be bound by any other agreement or arrangement entered into by any Registrant, Operator, Equipment Owner, Host PES, Stage 1 Customer or Stage 1 Non-Pooled Generator.

          60.5.3 The Settlement System Administrator shall keep the Register up to date, noting changes to Registrants, Operators, Equipment Owners, Host PESs, Non-Embedded Customers, Stage 1 Customers, Stage 1 Non-Pooled Generators, Metering Equipment, dispensations and any Site disconnections as notified to it pursuant to this Agreement and any changes to any agent or Second Tier Agent. The Settlement System Administrator shall also record in the Register any other information regarding each Stage 1 Metering System as may be reasonably required by the Executive Committee.

60.6      Communication links and central collector stations:

          60.6.1 The Settlement System Administrator shall collect (or procure the collection of) and estimate data relating to quantities of Active Power and Reactive Power Imported or Exported by any Party as may be required for the proper functioning of Stage 1 Settlement in accordance with the provisions of this Clause 60.6.

          60.6.2 The Settlement System Administrator shall collect or procure the collection of all such data referred to in Clause 60.6.1 as is available from Outstations either by means of remote interrogation or by means of manual on-site interrogation.

          60.6.3    (a)       For the purposes of remote interrogation the
                              Settlement System Administrator shall enter into, manage and monitor contracts or other arrangements to provide for the maintenance of all communication links by which information is passed from Outstations to the Settlement System
                              Administrator or its agent other than exchange links which form part of Communications Equipment.

                    (b) In the event of any fault or failure of any communication link or any error or omission in such data or all necessary data not being available from Outstations the Settlement System Administrator shall collect or procure the collection of such data by manual on-site interrogation in accordance with the relevant Agreed Procedures.

          60.6.4 The Settlement System Administrator shall be responsible for the installation and maintenance of central collector stations.

          60.6.5 The Settlement System Administrator shall collect or procure the collection of data for the purposes of Stage 1 Settlement from Embedded Generators, Suppliers, operators of any electricity distribution system which is directly connected to the NGC Transmission System (not being a Distribution System), Stage 1 Customers, Stage 1 Non-Pooled Generators and inter-Distribution System connections in accordance with the relevant Agreed Procedures.

          60.6.6 The obligation to maintain communications links in respect of Metering Equipment shall not apply where and with effect from the date on which a person receiving a supply of or generating electricity recorded by such Metering Equipment ceases to be a Stage 1 Customer, a Stage 1 Non-Pooled Generator, a Generator or a PES.

          60.6.7 With effect from 1st April, 1998 the Registrant in relation to a Metering System which is registered in ERS shall pay the Settlement System Administrator in accordance with the Charging Procedure the following amounts which in each case are set out in the Menu of ERS Metering Prices (as referred to in the definition of "Menus of Prices" in the Appendix to
                    Schedule 4):-

                    (i) the amount of any costs which are incurred by the Settlement System Administrator:-

                              (a)       resulting from the absence of any
                                        Communications Equipment relating to
                                        such Metering System; or

                              (b) in respect of an ad hoc validation test carried out at the request of the Operator of such Metering System; or

                    (ii) the amount by which data collection costs incurred by the Settlement System Administrator in respect of a Metering System which is registered in ERS comprising Communications Equipment and which includes Cellnet remote interrogation equipment exceed the data collection costs which would have been incurred by the Settlement System Administrator in respect of such Metering System if the Metering System comprised Communications Equipment which did not include Cellnet remote interrogation equipment.

60.7      Class rights:

          60.7.1 The levels of accuracy for Metering Equipment at points of connection of Stage 1 Customers and at new points of connection between two or more Distribution Systems shall be as specified by the Executive Committee subject to the consent of any relevant class of Pool Members.

          60.7.2 The levels of accuracy for Metering Equipment at points of connection of Stage 1 Non-Pooled Generators shall be as specified by the Executive Committee subject to the consent of any relevant class of Pool Members.

         60.7.3 Any change to the standards of accuracy of Metering Equipment required for Stage 1 Non-Pooled Generators shall be a change to the class rights of Suppliers.

60.8 Sealing: Metering Equipment comprising a Stage 1 Metering System shall be as secure as is practicable in all the circumstances and for this purpose:-

          (i) all such Metering Equipment shall comply with the relevant Agreed Procedure; and

          (ii) the Executive Committee and the Settlement System Administrator shall regularly review Agreed Procedures for security arrangements in relation to such Metering Equipment.

60.9 Discrepancies between meter advance and half hourly value totals: The Parties acknowledge that, in transmitting metered data, impulses representing quantities of electricity may be lost between the relevant Meter and the Outstations giving rise to inaccuracies in half hourly values notwithstanding that Metering Equipment comprising a Stage 1 Metering System is complying with the standards required by this Agreement. In such circumstances any differences between electricity flows recorded on Meters and the total of the half hourly values recorded in the Stage 1 Settlement System will be noted at the time that the Meter is inspected and read by the Settlement System Administrator pursuant to Section 10 of Schedule 21 and will be dealt with as provided in the relevant Agreed Procedure. In any other circumstances where Metering Equipment comprising a Stage 1 Metering System is not complying with the standards required by this Agreement such difference will be dealt with in accordance with Section 11 of
          Schedule 21.

60.10     Meter Failure:

          60.10.1 If at any time any Metering Equipment comprising a Stage 1 Metering System ceases to function or is found to be outside the prescribed limits of accuracy referred to in paragraph
                    7.3.1 of Schedule 21 for whatever reason then, except in the circumstances referred to in Clause 60.10.2:-

                    (i) in the case of such Metering Equipment ceasing to function, during the period from the date of such cessation; or

                    (ii) in any other case, during the period from the time when such inaccuracy first occurred or, if such time is unknown, from the midnight preceding the day during which the disputed reading occurred, until, in either such case, the date of adjustment, replacement, repair or renewal of such Metering Equipment under sub-section 8.4 of Schedule 21, the meter readings shall be deemed to be those calculated pursuant to the relevant Agreed Procedure.

          60.10.2 If at any time a voltage transformer fuse on a circuit supplying a Meter fails with the result that the Metering Equipment comprising a Stage 1 Metering System is outside the prescribed limits of accuracy referred to in paragraph
                    7.3.1 of Schedule 21, the meter readings from the time the failure is deemed to have occurred until the voltage transformer circuit is again restored to that Meter shall be deemed to be those calculated pursuant to the relevant Agreed Procedure. A failure shall be deemed to have occurred at the point in time provided for in the relevant Agreed Procedure.

60.11     Disputes:

          60.11.1 Any dispute regarding the accuracy of data recorded or transmitted by Metering Equipment comprising a Stage 1 Metering System in respect of any Settlement Day which is to be used for the purposes of Stage 1 Settlement and where the purpose of the resolution of such dispute is solely to affect payments arising from a Settlement Run shall, if there is a relevant Agreed Procedure, be dealt with in accordance with such Agreed Procedure. If, having exhausted such Agreed Procedure, any Party is not satisfied with the outcome, such Party may refer the matter to the Executive Committee. If there shall be no relevant Agreed Procedure, such dispute shall be referred to the Executive Committee. If, in either case, any Party is not satisfied with the decision of the Executive Committee, the matter may be referred by such Party to arbitration in accordance with Clause 83.

          60.11.2 Any dispute regarding Metering Equipment comprising a Stage 1 Metering System (other than a dispute referred to in Clause 60.11.1) shall be referred to the Executive Committee. If any Party is not satisfied with the decision of the Executive Committee, the matter may be referred by such Party to arbitration in accordance with Clause 83.

          60.11.3 It is hereby expressly acknowledged and agreed by the Parties that the resolution of any dispute referred to in Clause 60.11.1 or 60.11.2 shall in all cases be without prejudice to the bringing or pursuing of any claim, by or against, or the resolving of any issue between any one or more of such Parties or any other Party arising out of the same facts or circumstances, or facts or circumstances incidental to the facts and circumstances giving rise to such dispute, or upon the basis of which such dispute has been resolved, in favour of, or against, a Meter Operator Party or Meter Operator Parties.

          60.11.4 Upon the request of any Party which is a party to a dispute referred to in Clause 60.11.1 or 60.11.2 any relevant data derived from Metering Equipment comprising a Stage 1 Metering System may be submitted by the Settlement System Administrator to the body then having jurisdiction in respect of the relevant dispute for the purposes of resolving such dispute.

60.12     Information:

          60.12.1 If a Pool Member or Party intends to make or provide or make a significant alteration to a connection to the NGC Transmission System or to a Distribution System which connection is of 100MW or more in capacity and which may require a new Stage 1 Metering System to be registered into the Stage 1 Settlement System or which may require a significant change to a Stage 1 Metering System to be registered into the Stage 1 Settlement System or which may have any other significant effect on Stage 1 Settlement, the Pool Member or Party shall inform the Settlement System Administrator as soon as possible and, in any event, not later than three months prior to the date on which the Pool Member or Party expects to make or provide the connection or change. Such information will be regarded as confidential to the Pool Member or Party providing it, and will be used by the Settlement System Administrator only for the purpose of preparing the Stage 1 Settlement System to take account of the Stage 1 Metering System when it is registered.

          60.12.2 Any information regarding or data acquired by the Settlement System Administrator or its agent from Metering Equipment comprising a Stage 1 Metering System at any Site which is a point of connection to a Distribution System shall, and may, be passed by the Settlement System Administrator or its agent to the operator of the relevant Distribution System. The said operator of the relevant Distribution System may only use the same for the purposes of the operation of the Distribution System and the calculation of charges for use of and connection to the Distribution System.

60.13     Ownership of Metering Data, access, use and use of Communications
          Equipment:

          60.13.1 The Registrant of any Stage 1 Metering System shall own the data acquired therefrom provided that it shall not exercise its rights in relation to such data in such a way as to interfere with the operation of either Stage 1 Settlement or Stage 2 Settlement. Each Registrant hereby expressly agrees and acknowledges that a Stage 1 Customer or Stage 1 Non-Pooled Generator of that Registrant in respect of which such data is generated shall be entitled at all times without charge by the Registrant to access, obtain and use such data provided that:-

                    (i) such access, obtaining or use, or the method of such access, obtaining or use, does not interfere with the operation of either Stage 1 Settlement or Stage 2 Settlement;

                    (ii) nothing in this Clause 60.13.1 shall require the Registrant actively to provide such data to such Stage 1 Customer or Stage 1 Non-Pooled Generator or so to provide such data free of charge; and

                    (iii) such access shall not be by using any communications link used by the Settlement System Administrator for the purposes of Clause 60.6 without the prior written consent of the Settlement System Administrator.

          60.13.2 The Settlement System Administrator and, for the purposes of the performance by the Pool Auditor of its functions under
                    Part IX, the Pool Auditor are hereby authorised to use all data which is owned by the Registrant pursuant to Clause
                    60.13.1 as may be permitted pursuant to this Agreement, and the Settlement System Administrator or, as the case may be, the Pool Auditor may only release such data to others to the extent set out in this Agreement. It is hereby expressly agreed that the Settlement System Administrator is permitted to and shall against request and payment of a reasonable charge therefor release to a Stage 1 Customer or Stage 1 Non-Pooled Generator such data relating to it as is referred to in Clause 60.13.1.

          60.13.3 Communications Equipment need not be dedicated exclusively to the provision of data to the Settlement System Administrator for the purposes of Stage 1 Settlement provided that any other use shall not interfere at any time with the operation of either Stage 1 Settlement or Stage 2 Settlement and subject also to the relevant provisions (if any) in the Tariff.

60.14 Ancillary Services: Until the RP Date, the Ancillary Services Provider shall be entitled at its own cost and expense (which shall not be charged or recharged to Pool Members) to prepare and submit to the Suppliers in separate class meeting a works programme relating to the method of recovery from Pool Members for the supply of Reactive Energy by reference to the actual amount of Reactive Energy consumed by Pool Members as measured by MVAr Metering Equipment at each relevant Site, and, if approved by the Suppliers in separate class meeting, such works programme shall be deemed to be an approved Works Programme for all purposes of this Agreement and the provisions of Clauses 5.13 and
          5.14 shall apply mutatis mutandis.

60.15     Appointment of Agents by Settlement System Administrator:
          Notwithstanding the provisions of paragraph 7.2.2 of Schedule 4 the Settlement System Administrator may appoint one or more agents to perform any or all of its obligations under this Part XV and Schedule 21.

60.16 Appointment of Second Tier Agents by Settlement System Administrator with effect from 31st March, 1994:

          60.16.1 If, for the purposes of Clause 60.15, the Settlement System Administrator appoints one or more agents for the purpose of carrying out the obligations of the Settlement System Administrator under or in connection with this Part XV or
                    Schedule 21 in relation to Stage 1 Metering Systems referred to in Clauses 60.2.3(vi) and 60.2.3(vii) as the Settlement System Administrator may direct, then the provisions of Clauses 60.16.1 to 60.16.5 (inclusive) and Clause 60.17 shall, inter alia, apply to such arrangements.

          60.16.2 The Settlement System Administrator shall, prior to appointing any Second Tier Agent pursuant to Clause 60.15, consult with the Executive Committee as to the appropriateness of the appointment of such Second Tier Agent and the terms upon which, if appropriate, such agent is to be appointed and shall have due regard to the wishes expressed pursuant to this Clause 60.16.2 by the Executive Committee.

          60.16.3 The Settlement System Administrator shall use reasonable endeavours to procure that each Second Tier Agent shall promptly and properly input data and other information as it may receive pursuant to the terms of its appointment into its Second Tier Computer Systems and shall review and validate data and other information in accordance with the relevant Agreed Procedures to establish the completeness thereof and to identify any inconsistencies therein.

          60.16.4 The Settlement System Administrator shall use reasonable endeavours to procure that each Second Tier Agent shall keep secure and confidential and not disclose, during the period of its appointment or following its resignation or removal, information, data and documentation obtained by the Second Tier Agent in such capacity so as to cause a breach by the Settlement System Administrator of its obligations pursuant to Clause 68.

          60.16.5 The Settlement System Administrator shall use reasonable endeavours to procure that upon the reasonable request of the Settlement System Administrator and in any event upon the removal or resignation of any Second Tier Agent, such Second Tier Agent shall make over to the Settlement System Administrator or its nominee all such records, manuals and data and other information in the ownership or under the control of the Second Tier Agent and relating to the operation, and necessary for the proper functioning, of the Second Tier Data Collection System.

60.17     [Not used.]

60.18 Software for FMS: The Settlement System Administrator shall use and run appropriate computer software for the purposes of collecting and aggregating data in connection with Stage 1 Settlement following the FMS Date.

60.19 Obligation on Suppliers to install half-hourly metering and register above 100kW customers: Each Supplier shall use all reasonable endeavours to ensure that half-hourly metering and the necessary communications links are installed in respect of all Embedded Non-Franchise Sites (as defined in this Agreement immediately prior to the date on which this bracketed phrase first takes effect) in respect of which it is Supplier by no later than 1st October, 1997 and that all Metering Systems associated with such Embedded Non-Franchise Sites are registered in ERS by no later than 31st December, 1997, in accordance with the approach specified by the Executive Committee provided that there shall be no obligation to install metering and communications links in respect of sites relating to Equivalent Unmetered Supplies and provided further that, without prejudice to any accrued rights and liabilities of any Party, this Clause 60.19 shall cease to be of any effect on and from the date of completion of the transfer of all Metering Systems relating to Stage 1 Customers from ERS to the PES Registration Services.

60.20 Unmetered Supplies: The Parties shall comply with their respective obligations under Agreed Procedure AP140 in relation to unmetered supplies of electricity.

                                    PART XVI

                             POOL CIVIL EMERGENCIES

61.       POOL CIVIL EMERGENCIES

61.1      [Not used.]

61.2      APPLICATION AND STATEMENT OF INTENT

          61.2.1 General Statement of Intended Application: It is intended that this Part shall apply where there is in existence an event, or series of events which does or do not generally occur as part of normal market operating conditions and which affect(s) the operation of the market for the generation, transmission and/or supply of electricity in England and Wales and which, as a result, cause(s) or is or are likely to cause materially changed pool prices to arise and continue (a "Pool Civil Emergency"). The following conditions set out in this Part are intended to reflect the circumstances in which it is envisaged that it would likely be the case that such event or events shall have so occurred.

          61.2.2 Interrelationship with Act: The Act and the Energy Act 1976 contain legislation conferring wide powers upon the Secretary of State to regulate the generation, transmission and/or supply of electricity in an emergency. It is intended that the provisions of this Part shall coexist in application with such legislation.

61.3      CONDITIONS FOR EXISTENCE OF A POOL CIVIL EMERGENCY

          61.3.1 Determination of a Pool Civil Emergency: A Pool Civil Emergency shall exist upon any resolution to that effect passed by the Executive Committee in accordance with the provisions of this Part whereafter, subject to the following provisions of this Part, a Pool Civil Emergency Period shall commence.

          61.3.2 Conditions: The Executive Committee shall resolve that a Pool Civil Emergency exists only if it has formed the opinion that a Pool Civil Emergency Event has occurred. A Pool Civil Emergency Event shall occur whenever:-

                    (a) materially changed pool prices exist or are likely to exist and, in either case, are likely to continue; and

                    (b) such materially changed pool prices are the direct result of any one or more of the following:-

                              (i) a major failure affecting the operation of the NGC Transmission System;

                              (ii) a major operational failure of one or more Distribution Systems; or

                              (iii)     an inability of any Generator to
                                        generate or the loss of generating plant availability of any Generator; and

                    (c)       the event within (i), (ii), or as the case may be,
                              (iii) of paragraph (b) above has itself resulted from any one or more of the following:-

                              (i) any action taken by or on behalf of Her Majesty's Government pursuant to and in accordance with the emergency provisions set out in sections 1 to 4 of the Energy Act 1976 or section 96 of the Act;

                              (ii) any act, order, regulation, direction or directive, legislation or restraint of Parliament or any governmental authority, or agent or instrument of the foregoing;

                              (iii) any act of public enemy or terrorist, act of war or hostilities (whether declared or undeclared), threat of war or hostilities, blockade, revolution, riot, insurrection, civil commotion or unrest or demonstration;

                              (iv) any strike, lock-out or other industrial action;

                              (v)       any act of sabotage or vandalism;

                              (vi) lightning, earthquake, hurricane, storm, fire, flood, drought, accumulation of snow or ice, or any other extreme weather or environmental condition; or

                              (vii) any other event provided that in such a case any resolution of the Executive Committee determining that a Pool Civil Emergency exists must be carried by a majority of not less than 75 per cent. of the Total Weighted Votes of all Committee Members entitled to vote at a meeting of the Executive Committee whether or not present.

61.4      CONDITIONS FOR EXISTENCE OF A POOL RULES CIVIL EMERGENCY PERIOD

          Pool Rules Civil Emergency Period: A Pool Rules Civil Emergency Period shall, subject to the following provisions of this Part, commence as part of a Pool Civil Emergency Period whenever (i) a Pool Civil Emergency Period is current and (ii) the Pool Rules Civil Emergency Condition is satisfied and (iii) Section 28 of Schedule 9 is not in effect.

61.5 PROCEDURE FOR INITIATION OF A POOL CIVIL EMERGENCY PERIOD AND COMMENCEMENT OF A POOL RULES CIVIL EMERGENCY PERIOD

          61.5.1    Right to requisition:

                    (a) Each Pool Member, the Settlement System Administrator, the Grid Operator, the Director and the Secretary of State shall have the several right to have convened a special meeting of the Executive Committee for it to consider whether a Pool Civil Emergency exists (and accordingly whether a Pool Civil Emergency Period is to commence).

                    (b) To requisition a meeting of the Executive Committee the relevant Party, the Director or, as the case may be, the Secretary of State shall notify in writing:-

                              (i)       in the case of a Pool Member, its
                                        appointed Committee Member, the Pool
                                        Chairman or the Chief Executive; and

                              (ii) in the case of the Settlement System Administrator, the Grid Operator, the Director or the Secretary of State, the Pool Chairman or the Chief Executive,

                              that it wishes such a meeting to be convened giving as full an explanation as it is able of the event or events which it believes constitute(s) the relevant Pool Civil Emergency Event.

                    (c) Upon receipt of a written requisition in accordance with (b), the relevant Committee Member, the Pool Chairman or, as the case may be, the Chief Executive shall convene a special meeting of the Executive Committee in accordance with Clause 18 to take place within 48 hours after receipt of such requisition, and the provisions relating to notice periods in Clause 18 shall be varied for the purposes of this Part accordingly.

          61.5.2    Initiation by the Executive Committee:

                    Pool Civil Emergency Period: If the Executive Committee shall resolve that a Pool Civil Emergency exists then, subject to the right of veto in Clause 61.5.7 being exercised, a Pool Civil Emergency Period shall commence upon the expiry of the time limit for the exercise of such veto and shall continue until terminated in accordance with Clause 61.7.

          61.5.3    Pool Rules Civil Emergency Period:

                    (a) Commencement: A Pool Rules Civil Emergency Period shall, subject to the right of veto in (b) below and in Clause 61.5.7 being exercised, commence in accordance with Clause 61.4 at the expiry of the period for the exercise of the Executive Committee's veto in (b) below and shall continue until terminated in accordance with the provisions of Clause 61.7.

                    (b) Executive Committee's Right of Veto: The Executive Committee shall have the right to veto the commencement of a Pool Rules Civil Emergency Period by the passing of a resolution to that effect carried by a majority of not less than 65 per cent. of the Total Weighted Votes of all Committee Members entitled to vote at such meeting whether or not present, provided that the Executive Committee shall only be able to exercise such right of veto prior to the Relevant Time relative to the time at which the Secretary receives a notification given by the Settlement System Administrator pursuant to Clause 61.5.4.

                    (c) Effect of Veto: Where the Executive Committee exercises its right of veto in accordance with paragraph (b) above, the relevant Pool Rules Civil Emergency Period shall not commence.

          61.5.4    (a)       Settlement System Administrator's Notification:
                              The Settlement System Administrator shall notify forthwith by telephone (and confirm in writing as soon as is practicable thereafter to) the Chief
                              Executive, Pool Chairman, Secretary, Director and
                              Secretary of State whenever it becomes aware that the Pool Rules Civil Emergency Condition is satisfied.

                    (b) Executive Committee's Notification: The Executive Committee shall ensure that the Initial Settlement and Reconciliation Agent and (if the Executive Committee considers it appropriate) any other Pool Agent is advised as soon as is reasonably practicable after a notification given by the Settlement System Administrator pursuant to Clause 61.5.4(a) is received by the Chief Executive, the Pool Chairman or the Secretary.

          61.5.5 Reasons: The Executive Committee shall give reasons for the passing of any resolution pursuant to this Clause or the exercising of any right of veto conferred on it by this Clause, to be notified to the relevant parties by the Secretary in accordance with Clause 61.5.6.

          61.5.6 Notification (1): The Secretary shall in accordance with Clause 75:-

                    (a) notify all Parties, the Director and the Secretary of State and in addition notify the Initial Settlement and Reconciliation Agent and (if he considers it appropriate) any other Pool Agents of the result of any vote taken on a resolution of the Executive Committee pursuant to this Part, giving reasons in outline explaining such result, immediately following the conclusion of the meeting at which the vote was taken; such notification may be given by telephone or by facsimile transmission. An outline statement of reasons shall be circulated by the Secretary to the same persons as soon as is reasonably practicable thereafter; and

                    (b) where there has been no exercise within the time limit provided therefor of a right of veto pursuant to either Clause 61.5.3 by the Executive Committee or Clause 61.5.7 by the Director or the Secretary of State, immediately notify all Parties, the Director and the Secretary of State and in addition notify the Initial Settlement and Reconciliation Agent and (if he considers it appropriate) any other Pool Agents of the commencement of a Pool Rules Civil Emergency Period.

          61.5.7    Right of Veto:

                    (a) Right of Veto: The Director and the Secretary of State shall each have a several right to veto the commencement of any Pool Civil Emergency Period or, as the case may be, Pool Rules Civil Emergency Period by giving written notice of an exercise of such right of veto addressed to the Executive Committee, the Pool Chairman and the Chief Executive within the time periods specified below. To be validly given, such notice shall specify in sufficient detail (in the case of a Pool Civil Emergency Period) the relevant resolution of the Executive Committee or (in the case of a Pool Rules Civil Emergency Period) the relevant notification of the Settlement System Administrator, in respect of which the right of veto is being exercised.

                    (b) Effect of Veto: Where the Director or the Secretary of State exercises his veto in accordance with this Clause 61.5.7, the relevant Pool Civil Emergency Period or, as the case may be, Pool Rules Civil Emergency Period shall not commence.

                    (c) Time Limits: Any veto given by, or on behalf of, either of the Director or Secretary of State must be received by or on behalf of the Executive Committee:-

                              (i) in respect of a resolution initiating a Pool Civil Emergency Period, before the expiry of a period of 48 hours commencing upon the receipt by the Director or, as appropriate, the Secretary of State, of the notification of the result of the vote upon the relevant resolution; or

                              (ii) in the case of a veto in respect of the commencement of a Pool Rules Civil Emergency Period, before the expiry of the time for the exercise of the Executive Committee's right of veto pursuant to Clause 61.5.3.

                              For the avoidance of doubt, such veto may be given at any time before the commencement of such period.

                    (d) Reasons: The Director shall upon exercising a right of veto conferred by this Clause give reasons to the Executive Committee supporting the exercise of that right and the Parties would expect the Secretary of State also to give reasons upon any exercise of his right of veto conferred by this Clause.

                    (e) Notification (2): Upon receipt by or on behalf of the Executive Committee of a notice of exercise of veto pursuant to this Clause, the Secretary, on behalf of the Executive Committee, shall as soon as is possible thereafter give notice in accordance with Clause 75 of the exercise of such veto.

61.6      EFFECT OF POOL AND POOL RULES CIVIL EMERGENCY PERIODS

          61.6.1    Effect of a Pool Civil Emergency Period:

                    (a) Upon a determination that a Pool Civil Emergency exists in accordance with Clause 61.2.1:-

                              (i) Suppliers shall be entitled during the Pool Civil Emergency Period, for the purposes of payments to be made by them pursuant to this Agreement during such period, to utilise the Civil Emergency Pool Credit Facility; and

                              (ii) sub-sections 32.1 and 32.2 of Schedule 9 shall enter into force and effect.

                    (b) The Pool Members expressly acknowledge the fact that during the currency of any Pool Civil Emergency Period Suppliers shall be entitled to operate credit facilities in accordance with and subject to any conditions of their respective Licences (where relevant).

          61.6.2 Effect of a Pool Rules Civil Emergency Period: Upon the commencement of a Pool Rules Civil Emergency Period in accordance with Clause 61.5.3(a), the provisions of sub-section 32.3 of Schedule 9 shall enter into full force and effect and shall continue in full force and effect until such time as that Pool Rules Civil Emergency Period is terminated in accordance with Clause 61.7.

61.7      TERMINATION OF A POOL CIVIL EMERGENCY PERIOD

          61.7.1    Director's determination of end of Pool Civil Emergency
                    Period: A Pool Civil Emergency Period and, where applicable, any concurrent Pool Rules Civil Emergency Period, shall terminate upon any determination of the Director to that effect.

          61.7.2 Consultation: The Director shall only determine that a Pool Civil Emergency Period and, where applicable, any concurrent Pool Rules Civil Emergency Period shall terminate after having fully consulted and taken into consideration the views of all relevant Parties and after having obtained the approval of the Secretary of State.

          61.7.3 Notification (3): The Director shall notify in writing the Secretary, the Pool Chairman and the Chief Executive as soon as is possible of any determination made pursuant to this Clause 61.7 giving reasons for any determination so made and the Secretary shall immediately notify all Parties and the Initial Settlement and Reconciliation Agent and (if he considers it appropriate) any other Pool Agents of such determination upon receipt.

          61.7.4 Confirmation: The Director shall confirm to the Executive Committee upon any determination pursuant to this Clause
                    61.7 that a Pool Civil Emergency Period shall terminate, that he has taken full account of all relevant matters, the views of such relevant Parties and has obtained the approval of the Secretary of State.

          61.7.5 Termination of a Pool Rules Civil Emergency Period within a continuing Pool Civil Emergency Period:

                    (a) The Executive Committee may, by resolution carried by a majority of not less than 65 per cent. of the Total Weighted Votes of all Committee Members whether or not present, terminate any current Pool Rules Civil Emergency Period whenever it considers, in its absolute discretion, that the continued application of the modified Pool Rules as set out in sub-section 32.3 of Schedule 9 to be, in the circumstances, no longer appropriate.

                    (b) The relevant Pool Rules Civil Emergency Period shall terminate following the passing of that resolution at the Relevant Time relative to the time at which that resolution is passed.

                    (c) The Secretary, on behalf of the Executive Committee, shall as soon as is possible after the passing of such resolution give notice to all Parties, the Director and the Secretary of State in accordance with Clause 75 and to the Initial Settlement and Reconciliation Agent and (if he considers it appropriate) any other Pool Agent that the relevant Pool Rules Civil Emergency Period is to so terminate.

                    (d) Whenever Section 28 of Schedule 9 enters into force and effect, in accordance with this Agreement, any Pool Rules Civil Emergency Period then current shall terminate at the time that such section so enters into force and effect.

          61.7.6    Effect of Termination:

                    (a) Pool Civil Emergency Period: Upon the termination of any Pool Civil Emergency Period the Civil Emergency Pool Credit Facility shall forthwith cease to be utilised and, where there is a concurrent Pool Rules Civil Emergency Period, the provisions of Section 32 of Schedule 9 shall forthwith cease to be effective.

                    (b) Pool Rules Civil Emergency Period within a current and continuing Pool Civil Emergency Period: Upon the termination of any Pool Rules Civil Emergency Period within a current and continuing Pool Civil Emergency Period the provisions of sub-section
                              32.3 of Schedule 9 shall forthwith cease to be effective.

61.8      REFERENCE TO DIRECTOR

          61.8.1 Reference to the Director: If any dispute shall arise between the Executive Committee and any Pool Member:-

                    (a) as to whether the Executive Committee ought to have concluded that the conditions for the initiation of a Pool Civil Emergency Period in accordance with Clause 61.3.2 were satisfied either as a matter of fact or such that there was a Pool Civil Emergency within the spirit of the statement of intent set out at Clause 61.2.1; or

                    (b) as to whether the Executive Committee ought or ought not to have exercised its right of veto pursuant to Clause 61.5.3(b) in respect of the commencement of a Pool Rules Civil Emergency Period; or

                    (c) as to whether a Pool Rules Civil Emergency Period within a current and continuing Pool Civil Emergency Period ought or ought not to have been terminated by the Executive Committee in accordance with Clause 61.7.5, the dispute may be referred by notice of the dispute given in writing by the relevant Pool Member to the Director and as if such Pool Member were exercising a Dissentient Pool Member's right of appeal pursuant to Clause 13.5. The Director shall determine the matter within 60 days of receipt of such referral. Notice of any such referral shall be given to the Executive Committee at the same time that the dispute is so referred.

          61.8.2    Content and Effect of Determination:

                    (a) If the Director shall determine in accordance with Clause 61.8.1 that a Pool Civil Emergency Period or Pool Rules Civil Emergency Period should commence or, as the case may be, resume, then:-

                              (i) in the case of a Pool Civil Emergency Period, upon such determination having been notified to the Secretary in accordance with Clause 61.8.3, a Pool Civil Emergency Period shall commence or, as the case may be, resume; and

                              (ii)      in the case of a Pool Rules Civil
                                        Emergency Period, such period shall
                                        commence at the Relevant Time relative
                                        to the time at which such determination
                                        has been notified to the Secretary in
                                        accordance with Clause 61.8.3; or

                    (b) If the Director shall determine in accordance with Clause 61.8.1 that a continuing Pool Civil Emergency Period or Pool Rules Civil Emergency Period should terminate, then:-

                              (i) in the case of a Pool Civil Emergency Period, upon such determination having been notified to the Secretary in accordance with Clause 61.8.3, the then current Pool Civil Emergency Period shall terminate; and

                              (ii)      in the case of a Pool Rules Civil
                                        Emergency Period, the then current such
                                        period shall terminate at the Relevant
                                        Time relative
                                        to the time at which such determination
                                        has been notified to the Secretary in
                                        accordance with Clause 61.8.3.

          61.8.3 Notification (4): The Director shall notify in writing the Secretary, the Pool Chairman and the Chief Executive as soon as is possible of any determination made pursuant to this Clause 61.8 giving reasons for any determination so made and the Secretary shall immediately notify all Parties and the Initial Settlement and Reconciliation Agent and (if he considers it appropriate) any other Pool Agent of such determination upon receipt.

61.9      MODIFICATION OF PROCEDURES

          Modification of Procedures: Neither the procedures for a poll set out in Clause 22 nor the provisions of Clause 13.4 shall apply to any resolution of the Executive Committee referred to in this Part XVI, and there shall be no right of referral of the matter the subject of such resolution to the Pool Members in general meeting.

                                    PART XVII

                                  TRADING SITE

62.       TRADING SITE

Trading Site: The provisions of Schedule 17 shall have effect.

                                   PART XVIII

              THE POOL FUNDS ADMINISTRATOR, BILLING AND SETTLEMENT

63.       THE POOL FUNDS ADMINISTRATOR

63.1 Responsibilities: The Pool Funds Administrator shall have the following duties, responsibilities and obligations, namely:-

          63.1.1 to comply with all the obligations set out in this Agreement and the Agreed Procedures in respect of the establishment, maintenance and operation of the Funds Transfer System and to carry out its obligations under the Funds Transfer Agreement;

          63.1.2 to keep under review and to make recommendations to the Executive Committee on its own initiative or whenever requested by the Executive Committee concerning:-

                    (a) any change to the Funds Transfer System (or any part or aspect thereof);

                    (b)       the appointment of a new Pool Banker;

                    (c)       any change to Schedule 11 or Schedule 15; and

                    (d)       any change to the Funds Transfer Agreement,

                    which the Pool Funds Administrator may consider desirable. In making such recommendations, the Pool Funds Administrator shall have regard to, and shall provide details of, the cost of implementing such changes (which cost would be charged or recharged to Pool Members) and shall recommend whether, in light of those costs, certain parties or categories of party to this Agreement should be exempted from such changes or whether special provisions for such parties or categories of party should be adopted;

          63.1.3    (a)       to maintain such records, data and other
                              information as the Pool Auditor may, after consultation with the Executive Committee, from time to time by notice in writing and in reasonable detail to the Pool Funds Administrator, require for the purposes of Part IX, or as may otherwise be reasonably necessary to enable the Pool Funds Administrator to comply promptly and fully with all its obligations under this Agreement, the Agreed Procedures or the Funds
                              Transfer Agreement, in either such case in such form as the Pool Auditor may from time to time by notice to the Pool Funds Administrator require or (in the absence of such notification) in such form as a reasonably prudent operator of the Funds Transfer System would adopt; and

                    (b) to maintain such records, data and other information as H.M. Customs and Excise may from time to time require of the Pool Funds Administrator;

          63.1.4 to retain in machine readable form or hard copy form for a period of not less than eight years (or such longer period as any applicable law may require) and in any event in hard copy form (which for these purposes shall include microfiche) for a period of not less than one year copies of the records, data and other information received and processed by the Pool Funds Administrator in connection with its performance of the Services including:-

                    (a) (to the extent relevant for the performance of the Services) Settlement Runs, Settlement Re-runs and Reconciliation Runs;

                    (b)       Advice Notes and Confirmation Notices;

                    (c)       bank statements in respect of the Pool Accounts;

                    (d)       Pool Ledger Accounts;

                    (e)       Payments Calendars;

                    (f) a record of all Default Interest Rates and Reserve Interest Rates calculated from time to time (including the period to which each interest rate relates);

                    (g) details of Security Cover supplied and to be supplied by each Providing Member or the Grid Operator, as the case may be; and

                    (h) correspondence between the Pool Funds Administrator, on the one hand, and the Executive Committee, the Pool Chairman, the Chief Executive, any Pool Member, the Pool Banker, any Settlement Bank, the Settlement System Administrator, the Initial Settlement and Reconciliation Agent, any Pool Agent, the Ancillary Services Provider, the Director, the Pool Auditor, the Grid Operator and any other relevant bank or institution, on the other hand;

          63.1.5 to provide to the Executive Committee and the Chief Executive upon request records, data and other information concerning the Funds Transfer System (and any part thereof) (unless disclosure would breach any duty of confidentiality imposed on the Pool Funds Administrator) and which the Pool

                    Funds Administrator is required to retain under Clause
                    63.1.3 or 63.1.4 (and each of the Parties agrees to the release of all such records, data and other information in the circumstances and manner described in this Clause 63.1.5);

          63.1.6 to provide to the Pool Auditor upon request records, data and other information concerning the Funds Transfer System (and any part thereof) and which the Pool Funds Administrator is required to maintain and retain under Clause 63.1.3 or 63.1.4 (and each of the Parties agrees to the release of all such records, data and other information in the circumstances and manner described in this Clause 63.1.6);

          63.1.7 to provide a certified copy of such records, data and other information concerning the Funds Transfer System (and any part thereof) and amounts payable by or to any Pool Member, the Ancillary Services Provider or the Grid Operator as the relevant Pool Member, the Ancillary Services Provider or (as the case may be) the Grid Operator may reasonably request for the purpose of establishing the amounts which are owed to or by such Pool Member, the Ancillary Services Provider or the Grid Operator in accordance with this Agreement, and in any event such information as any Pool Member, the Ancillary Services Provider or the Grid Operator may request from the Pool Funds Administrator in order to establish or prove a claim to any amounts due or claimed to be due. The Pool Funds Administrator shall forthwith upon such request provide such information upon delivery (if so required by the Pool Funds Administrator) of a certificate from the counsel of such Pool Member, the Ancillary Services Provider or the Grid Operator certifying that, in such counsel's opinion, such information is required for such purpose;

          63.1.8 to issue Advice Notes and Confirmation Notices within the times and containing the details required by Schedule 11;

          63.1.9 upon request, promptly to supply on its own behalf and on behalf of Pool Members, the Ancillary Services Provider and the Grid Operator (with a copy to the Pool Member concerned, the Ancillary Services Provider and the Grid Operator) any information (including copies of documents) to H.M. Customs and Excise, and to co-operate in any investigation by H.M. Customs and Excise or H.M. Inspector of Taxes relating to the Funds Transfer System (or any part or aspect thereof);

          63.1.10 in respect of each calendar quarter, to issue to all Pool Members, the Executive Committee, the Chief Executive, the Settlement System Administrator, the Initial Settlement and Reconciliation Agent, the Ancillary Services Provider and the Grid Operator no later than the fifth Business Day after each calendar quarter a statement enabling the identification of who may constitute Majority

                    Default Calling Creditors during that calendar quarter (and the Parties hereby agree to such disclosure being made);

          63.1.11 to pay all moneys received by it from a Pool Member, the Ancillary Services Provider or the Grid Operator in accordance with Schedule 11 into a Pool Account to be held in trust in accordance with the provisions of Schedule 11; and

          63.1.12 to comply with all its other obligations under this Agreement (including Schedules 11 and 15) and the Agreed Procedures.

63.2 Standard of care: In the exercise of its duties and responsibilities under this Agreement and the Agreed Procedures the Pool Funds Administrator shall exercise that degree of care, diligence, skill and judgment which would ordinarily be expected of a reasonably prudent operator of the Funds Transfer System taking into account the circumstances actually known to the Pool Funds Administrator, its officers and employees at the relevant time or which ought to have been known to it or them had it or they made such enquiries as were reasonable in the circumstances. In particular, but without prejudice to the generality of the foregoing, in the absence of directions and instructions given to it by the Executive Committee under this Agreement and having due regard to the resources available to it, the Pool Funds Administrator shall at all times conduct itself in a manner calculated to achieve the principal objects and purpose of this Agreement set out in Clauses 4.1.2 and 4.1.3.

63.3      UK value added tax indemnity:

          63.3.1 Indemnity (1): Without prejudice to Clause 63.3.2 all Pool Members and the Grid Operator shall jointly and severally indemnify and keep indemnified the Pool Funds Administrator, its officers, employees and agents (but so that, as between Pool Members and the Grid Operator, their liability shall be apportioned so that the Grid Operator is liable for 5 per cent. of the indemnified amount and the Pool Members are liable for the balance of such indemnified amount in proportion to their respective Contributory Shares at the time of receipt of the request for indemnification calculated on the basis that the points allocated to the Pool Member in default are disregarded) against any liability which the Pool Funds Administrator may incur as a result of the failure of any Pool Member, the Grid Operator or the Ancillary Services Provider (as the case may be) properly to account to H.M. Customs & Excise for all amounts of United Kingdom Value Added Tax payable or receivable by it in respect of any supplies of electricity, Ancillary Services or Transport Uplift.

          63.3.2 Indemnity (2): If any Pool Member, the Ancillary Services Provider or the Grid Operator shall fail properly to account for any amount of United Kingdom Value Added Tax payable or receivable by it, that person shall indemnify and keep indemnified each non-defaulting Pool Member and (if it is not in default) the Grid Operator (on an after tax basis, but taking account of any tax relief available to the relevant Pool Member or the Grid Operator, as the case may
                    be) against any liability which such non-defaulting Pool Member and (if it is not in default) the Grid Operator shall incur pursuant to Clause 63.3.1.

63.4      Schedule 15:

          63.4.1 Subject to the rights of each of the Parties under this Agreement, all Parties hereby agree promptly to execute and deliver all agreements and other documentation necessary to give effect to any act, matter or thing done by the Executive Committee in accordance with Schedule 15 (including the transfer to a third party of certain responsibilities and assets of the Pool Funds Administrator, the removal of the incumbent Pool Funds Administrator and the appointment of a successor in accordance with the terms thereof).

          63.4.2 Schedule 15 provides that certain matters may be referred by the Executive Committee to arbitration pursuant to Clause
                    83. In making any such reference or in alleging that any such reference is being made pursuant to Clause 83 the Executive Committee shall act (and is hereby irrevocably authorised by each of the Pool Members to act) as the sole and exclusive representative of all the Pool Members and the Pool Funds Administrator hereby agrees that the Executive Committee shall have the authority so to act.

64.       PROCEDURES MANUAL

64.1 Preparation: Within 28 days after the Effective Date (or such longer period as the Executive Committee may approve) the Pool Funds Administrator shall prepare, or cause to be prepared, a Procedures Manual which it shall submit to the Executive Committee for its review. The Executive Committee shall give its comments on the Procedures Manual to the Pool Funds Administrator within 28 days after receipt thereof and the Pool Funds Administrator shall revise, or cause to be revised, the Procedures Manual to the satisfaction of the Executive Committee within 21 days after receipt of such comments (or such longer period as the Executive Committee may approve). Promptly thereafter the Pool Funds Administrator shall provide the Executive Committee with sufficient copies of the revised Procedures Manual for distribution by the Executive Committee to all Parties, the Pool Auditor, the Pool Banker and the Director.

64.2 Amendments: Where from time to time any amendments to the Procedures Manual are necessary to reflect changes in the systems and/or procedures associated with the Funds Transfer System, the procedure set out in Clause 64.1 shall apply mutatis mutandis.

64.3 Costs: The costs of producing, revising and amending the Procedures Manual shall be borne by the Pool Funds Administrator and recovered by it as part of its charges.

65.       BILLING AND SETTLEMENT

The provisions of Schedule 11 shall have effect.

                                    PART XIX

                          DEFAULT, TERM AND TERMINATION

66.       DEFAULT

66.1 Default (1): At any time after the occurrence of any of the events referred to in Clause 66.3.1, 66.3.2 or 66.3.3 and so long as such event continues unremedied or unwaived by Majority Default Calling Creditors:-

          66.1.1 Majority Default Calling Creditors may, upon reaching a bona fide conclusion that the reason for the failure by the Defaulting Pool Member under Clause 66.3.1, 66.3.2 or 66.3.3 is other than administrative or banking error (having taken into account the representations, if any, of the Defaulting Pool Member made within 24 hours after request therefor is made to the Defaulting Pool Member on behalf of the Majority Default Calling Creditors, which request Majority Default Calling Creditors shall be obliged to make), by notice to the Defaulting Pool Member (copied to the Executive Committee and the Director) declare such event an Event of Default;

          66.1.2 at the same time as Majority Default Calling Creditors declare such an Event of Default or at any time thereafter, Majority Default Calling Creditors may by notice to the Executive Committee (copied to the Defaulting Pool Member and the Director) require the Executive Committee to suspend (which the Executive Committee shall forthwith do) all voting rights of the Defaulting Pool Member under this Agreement for a specified period (being not more than 90 days) and, upon the Executive Committee giving notice to such effect to the Defaulting Pool Member (copied to the Director), such voting rights (but not any other rights or any liabilities or obligations of the Defaulting Pool Member) shall be suspended for such period; and

          66.1.3    where:-

                    (a) the Defaulting Pool Member is a Public Electricity Supplier, no earlier than 28 days after the date of the notice referred to in Clause 66.1.1; and

                    (b) in any other case, at the same time as Majority Default Calling Creditors declare such an Event of Default or at any time thereafter,

                    Majority Default Calling Creditors may by notice to the Defaulting Pool Member (copied to the Executive Committee, the Settlement System Administrator, the Grid Operator, the Pool Funds Administrator, the Ancillary Services Provider and the Director) require the Defaulting Pool Member to cease to be a Party with effect from the date of its De-energisation and until such date all voting rights of the Defaulting Pool Member under this Agreement (but not any other rights or any liabilities or obligations of the Defaulting Pool Member) shall be automatically suspended.

                    For the avoidance of doubt, Majority Default Calling Creditors shall be at liberty to give notice under Clause
                    66.1.2 and, upon expiry of the specified period referred to therein and subject as provided in the foregoing provisions of this Clause 66.1, to give notice under Clause 66.1.3.

66.2 Default (2): At any time after the occurrence of any of the events referred to in Clause 66.3 (other than (a) any of the events referred to in Clause 66.3.1, 66.3.2 and 66.3.3 and (b) in the case where the Defaulting Pool Member is unable to pay its debts as referred to in Clause 66.3.6(a), unless any of the other events referred to in Clause
          66.3 has occurred and is continuing) and so long as such event continues unremedied or unwaived by the Pool Members in general meeting the Executive Committee may (and shall if so directed by the Pool Members in general meeting):-

          66.2.1 by notice to the Defaulting Pool Member (copied to the Director) declare such event an Event of Default and suspend all voting rights of the Defaulting Pool Member under this Agreement for a specified period (being not more than 90 days) whereupon such voting rights (but not any other rights or any liabilities or obligations of the Defaulting Pool Member) shall be suspended for such period; and

          66.2.2 upon the expiry of such period by notice to the Defaulting Pool Member (copied to the Settlement System Administrator, the Grid Operator, the Pool Funds Administrator, the Ancillary Services Provider and the Director) require the Defaulting Pool Member to cease to be a party to this Agreement with effect from the date of its De-energisation and until such date all voting rights of the Defaulting Pool Member under this Agreement (but not any other rights or any liabilities or obligations of the Defaulting Pool Member) shall be automatically suspended.

66.3 Events of Default: The events referred to in the foregoing provisions of this Clause 66 are:-

          66.3.1 the Pool Member in question (the "Defaulting Pool Member") shall fail to provide or maintain or renew in accordance with Schedule 11 the requisite amount of Security Cover determined pursuant to that Schedule; or

          66.3.2 the Defaulting Pool Member shall fail to pay in the manner provided in this Agreement any sum payable by it to any Pool Creditor within three Business Days after its due date; or

          66.3.3 the Defaulting Pool Member shall fail to pay in the manner provided in this Agreement any sum payable by it hereunder to the Settlement System Administrator or the Pool Funds Administrator within 28 days after the Settlement System Administrator or (as the case may be) the Pool Funds Administrator has given notice to it (copied to the Executive Committee and the Director) that payment has not been received and requiring such default to be remedied; or

          66.3.4 the Defaulting Pool Member shall fail to pay in the manner provided in this Agreement any sum payable by it hereunder to the Executive Committee within 28 days after the Executive Committee has given notice to it (copied to the Director) that payment has not been received and requiring such default to be remedied; or

          66.3.5 the Defaulting Pool Member shall fail in any material respect to perform or comply with any of its other obligations under this Agreement and such default (if it is capable of remedy) is not remedied within a reasonable period of time (not exceeding 90 days) after the Executive Committee has given notice to the Defaulting Pool Member (copied to the Director) of the occurrence thereof and requiring the same to be remedied; or

          66.3.6    the Defaulting Pool Member:-

                    (a) is unable to pay its debts (within the meaning of section 123(1) or (2) of the Insolvency Act 1986, but subject as hereinafter provided in this Clause 66.3.6) or if any voluntary agreement is proposed in relation to it under section 1 of that Act or enters into any scheme of arrangement (other than for the purpose of reconstruction or amalgamation upon terms and within such period as may previously have been approved in writing by the Executive Committee);

                    (b) has a receiver (which expression shall include an administrative receiver within the meaning of section 29 of the Insolvency Act 1986) of the whole or any material part of its assets or undertaking appointed;

                    (c) has an administration order under section 8 of the Insolvency Act 1986 made in relation to it;

                    (d) passes any resolution for winding-up other than a resolution previously approved in writing by the Executive Committee; or

                    (e) becomes subject to an order by the High Court for winding-up.

                    For the purposes of paragraph (a) above section 123(1)(a) of the Insolvency Act 1986 shall have effect as if for "(pound)750" there was substituted (pound)10,000 and, further, the Defaulting Pool Member shall not be deemed to be unable to pay its debts for the purposes of paragraph (a) above if any such demand as is mentioned in the said section is being contested in good faith by the Defaulting Pool Member with recourse to all appropriate measures and procedures; or

          66.3.7 the Licence (if any) granted to the Defaulting Pool Member is determined or revoked or otherwise ceases to be in force for any reason whatsoever,

          in any such case for whatever reason and whether or not within the control of the Defaulting Pool Member.

66.4      De-energisation:

          66.4.1 If the Majority Default Calling Creditors shall give notice to a Defaulting Pool Member under Clause 66.1.3 or the Executive Committee shall give notice to a Defaulting Pool Member under Clause 66.2.2 the Defaulting Pool Member shall forthwith, and in compliance with the instructions of the Grid Operator or (in the case of any connection to a User System) the User whose System it is (the "Relevant User"), take all such action as may be necessary to give effect to the relevant De-energisation.

          66.4.2 If the Defaulting Pool Member shall fail to take such action as is referred to in Clause 66.4.1 within 48 hours after the date of any such notice referred to therein, the Grid Operator and/or, as the case may be, the Relevant User undertakes to each of the other Parties and the Executive Committee to use reasonable endeavours to effect or (as the case may be) give instructions to effect such De-energisation as quickly as practicable having regard to all the circumstances affecting such De-energisation (including any operational difficulties and relevant Licence duties).

          66.4.3 Each Pool Member hereby irrevocably and unconditionally consents to its De-energisation by the Grid Operator and/or, as the case may be, the Relevant User in the circumstances set out in Clause 66.4.2.

66.5      Sharing of risk: Where an Event of Default is declared under Clause
          66.1.1 or 66.2.1 in respect of a Defaulting Pool Member which is a Public Electricity Supplier, then for the period beginning on the date of the notice declaring such Event of Default until the earlier of:-

          66.5.1    the date falling 28 days thereafter; and

          66.5.2 the date on which the Event of Default has been remedied or waived by Majority Default Calling Creditors or (as the case may be) the Pool Members in general meeting,

          (but not further or otherwise) each Pool Member (other than the Defaulting Pool Member) shall be severally liable for its Contributory Share (calculated on the basis that the Points allocated to the Defaulting Pool Member are disregarded) of all sums (including United Kingdom Value Added Tax) which such Defaulting Pool Member is required under this Agreement to pay in respect of electricity taken by the Defaulting Pool Member and Ancillary Services during each complete Settlement Day falling within such period and which are not paid on the due date therefor by the Defaulting Pool Member. The Defaulting Pool Member shall indemnify and keep indemnified each Pool Member on demand against all sums properly paid by such Pool Member pursuant to this Clause 66.5 together with interest thereon from the date of payment by such Pool Member to the date of its reimbursement (as well after as before judgment) at the Default Interest Rate.

66.6 Indemnity on De-energisation: Where under Clause 66.4 the Grid Operator and/or the Relevant User is required to effect or (as the case may be) give instructions to effect a De-energisation the Defaulting Pool Member, failing which, each Pool Member (but, in the case of each Pool Member, only in respect of its Contributory Share at the time of receipt of the request for indemnification, calculated on the basis that the Points allocated to the Defaulting Pool Member are disregarded) shall indemnify and keep indemnified the Grid Operator and/or the Relevant User (as the case may be) on demand against any and all liability, loss or damage which it may suffer or incur by reason of effecting or giving instructions to effect such De-energisation.

66.7      Accrued rights and liabilities:

          66.7.1 The suspension of a person as a Pool Member and the cessation of a person as a Pool Member and/or a Party for whatever reason shall not prejudice its accrued rights and liabilities under this Agreement as at the date of its suspension or (as the case may be) cessation or its rights and liabilities under this Agreement which may accrue in relation to the period during which it was not so suspended or (as the case may be) it was a Party or any of its obligations under this Agreement which are expressed to continue notwithstanding such suspension or cessation.

          66.7.2 Without prejudice to the generality of Clause 66.7.1, a Defaulting Pool Member shall be liable for all sums (including United Kingdom Value Added Tax) which it is required under this Agreement to pay in respect of electricity taken by it and Ancillary Services pending its De-energisation pursuant to Clause 66.4.

67.       TERM AND TERMINATION

67.1      Term: This Agreement shall have no fixed duration.

67.2 Suspension of Pool Member's voting rights: A Pool Member's voting rights shall be suspended only in the circumstances and to the extent specified in Clauses 66.1.2 and 66.2.1.

67.3      Termination as a Party: A Pool Member shall cease to be a Party only:-

          67.3.1    in the circumstances and to the extent specified in Clauses
                    8.7 to 8.10 (inclusive);

          67.3.2    in the circumstances and to the extent specified in Clauses
                    66.1.3 and 66.2.2; or

          67.3.3 if, by unanimous resolution of all Committee Members, the Executive Committee shall so reasonably determine and the prior written consent of the Director shall have been obtained.

67.4      Termination of the Agreement:

          67.4.1 This Agreement may be terminated if a resolution of Pool Members in general meeting is unanimously carried by those Pool Members present in person or by proxy at the relevant general meeting and the prior written consent of the Director has been obtained.

          67.4.2 The termination shall take effect from whichever is the later in time of the date of the resolution referred to in Clause 67.4.1 and the consent in writing of the Director referred to in that Clause.

67.5 Clause exhaustive: The Pool Members agree that the foregoing provisions of this Clause 67, when read with the Clauses referred to herein and Clause 8.11, are exhaustive of the rights of suspension of a Pool Member's voting rights, of termination of Pool Membership, of cessation as a Party and of termination of this Agreement.

                                     PART XX

                                 CONFIDENTIALITY

68.       CONFIDENTIALITY FOR NGC AND ITS SUBSIDIARIES

68.1 Protection of Protected Information: NGC and its subsidiaries in each of their capacities in this Agreement shall secure that Protected Information is not:-

          68.1.1 divulged by Business Personnel to any person unless that person is an Authorised Recipient;

          68.1.2 used by Business Personnel for the purposes of obtaining for NGC or any of its subsidiaries or for any other person:-

                    (a)       any electricity licence; or

                    (b) any right to purchase or otherwise acquire, or to distribute, electricity (including rights under any electricity purchase contract, as defined in the NGC Transmission Licence); or

                    (c) any contract or arrangement for the supply of electricity to Customers or Suppliers; or

                    (d) any contract for the use of any electrical lines or electrical plant belonging to or under the control of a Supplier; or

                    (e) control of any body corporate which, whether directly or indirectly, has the benefit of any such licence, contract or arrangement; and

          68.1.3 used by Business Personnel for the purpose of carrying on any activities other than Permitted Activities,

          except with the prior consent in writing of the Party to whose affairs such Protected Information relates.

68.2      Exceptions: Nothing in this Clause shall apply:-

          68.2.1 to any Protected Information which, before it is furnished to Business Personnel, is in the public domain; or

          68.2.2 to any Protected Information which, after it is furnished to Business Personnel:-

                    (a) is acquired by NGC or any subsidiary of NGC in circumstances in which this Clause does not apply; or

                    (b) is acquired by NGC or any subsidiary of NGC in circumstances in which this Clause does apply and thereafter ceases to be subject to the restrictions imposed by this Clause; or

                    (c)       enters the public domain,

                    and in any such case otherwise than as a result of (i) a breach by NGC or any subsidiary of NGC of its obligations in this Clause or (ii) a breach by the person who disclosed that Protected Information of that person's confidentiality obligation and NGC or any of its subsidiaries is aware of such breach; or

          68.2.3 to the disclosure of any Protected Information to any person if NGC or any subsidiary of NGC is required or expressly permitted to make such disclosure to such person:-

                    (a) in compliance with the duties of NGC or any subsidiary of NGC under the Act or any other requirement of a Competent Authority; or

                    (b) in compliance with the conditions of the NGC Transmission Licence or any document referred to in the NGC Transmission Licence with which NGC or any subsidiary of NGC is required by virtue of the Act or the NGC Transmission Licence to comply; or

                    (c)       in compliance with any other requirement of law;
                              or

                    (d) in response to a requirement of any stock exchange or regulatory authority or the Panel on Take-overs and Mergers; or

                    (e) pursuant to the arbitration rules for the Electricity Arbitration Association or pursuant to any judicial or other arbitral process or tribunal having jurisdiction in relation to NGC or its subsidiaries; or

          68.2.4 to any Protected Information to the extent that NGC or any of its subsidiaries is expressly permitted or required to disclose that information under the terms of any agreement or arrangement (including this Agreement, the Grid Code, the Distribution Codes and the Fuel Security Code) with the Party to whose affairs such Protected Information relates; or

          68.2.5 to any Protected Information but only to the extent that it has been properly provided to NGC or any subsidiary of NGC by the Settlement System Administrator pursuant to any provision of the Pool Rules.

68.3 Use of information by NGC: NGC and each of its subsidiaries may use all and any information or data supplied to or acquired by it from or in relation to the other Parties in performing Permitted Activities including, for the following purposes:-

          68.3.1    the operation and planning of the NGC Transmission System;

          68.3.2 the calculation of charges and preparation of offers of terms for connection to or use of the NGC Transmission System;

          68.3.3 the operation and planning of the Ancillary Services Business and the calculation of charges therefor;

          68.3.4    the operation of the Stage 1 Settlements Business;

          68.3.5 the provision of information under the British Grid Systems Agreement and the EdF Documents,

          and may pass the same to subsidiaries of NGC which carry out such activities and the Parties agree to provide all information to NGC and its subsidiaries for such purposes.

68.4 Restrictions on Business Personnel: NGC undertakes to each of the other Parties that, having regard to the activities in which any Business Person is engaged and the nature and effective life of the Protected Information divulged to him by virtue of such activities, neither NGC nor any of its subsidiaries shall unreasonably continue (taking into account any industrial relations concerns reasonably held by it) to divulge Protected Information or permit Protected Information to be divulged by any subsidiary of NGC to any Business Person who has notified NGC or the relevant subsidiary of his intention to become engaged as an employee or agent of any other person (other than of NGC or any subsidiary thereof) who is:-

          68.4.1 authorised by licence or exemption to generate, transmit or supply electricity; or

          68.4.2 an electricity broker or who is known to be engaged in the writing of electricity purchase contracts (as hereinbefore defined); or

          68.4.3 known to be retained as a consultant to any such person who is referred to in Clause 68.4.1 or 68.4.2, save where NGC or such subsidiary could not, in all the circumstances, reasonably be expected to refrain from divulging to such Business Person Protected Information which is required for the proper performance of his duties.

68.5 Identification of Protected Information: Without prejudice to the other provisions of this Clause, NGC shall procure that any additional copies made of the Protected Information, whether in hard copy or computerised form, will clearly identify the Protected Information as protected.

68.6 Corporate Functions Person: NGC undertakes to use all reasonable endeavours to procure that no employee is a Corporate Functions Person unless the same is necessary for the proper performance of his duties.

68.7 Charge restriction condition variable: Without prejudice to Clause 68.3, NGC and each of its subsidiaries may use and pass to each other all and any Period Metered Demand data supplied to or acquired by it and all and any information and data supplied to it pursuant to Section OC6 of the Grid Code for the purposes of Demand Control (as defined in the Grid Code), but in each case only for the purposes of its estimation and calculation from time to time of the variable "system maximum ACS demand" (as defined in Condition 4 of the NGC Transmission Licence).

68.8 Metering data - Distribution System: Any information regarding, or data acquired by the Settlement System Administrator or its agent from, Metering Equipment at Sites which are a point of connection to a Distribution System shall and may be passed by the Settlement System Administrator or his agent to the operator of the relevant Distribution System. The said operator of the relevant Distribution System may use the same only for the purposes of the operation of such Distribution System and the calculation of charges for use of and connection to such Distribution System.

68.9 Metering data - Qualifying Arrangements: The Settlement System Administrator and the Grid Operator shall and may pass any relevant information and data relating to the Genset Metered Generation (including, for the avoidance of doubt, all relevant Metered Data) of any of the Generating Units which are the subject of qualifying arrangements (as defined in section 33 of the Act) to such person as may be specified from time to time pursuant to such qualifying arrangements.

69.       CONFIDENTIALITY (OTHER THAN FOR NGC, ITS SUBSIDIARIES AND POOL AGENTS)

69.1      Application of Clause: This Clause 69 applies to all Restricted
          Parties.

69.2 General confidentiality obligations: Each Restricted Party hereby undertakes with each other Party that it shall preserve the confidentiality of, and shall not directly or indirectly

          Disclose or use for its own purposes, Confidential Information. The exceptions to this obligation are set out in Clause 69.3.

69.3 Exceptions to the confidentiality obligation: A Restricted Party shall be entitled to Disclose or use Confidential Information if and to the extent that one or more of the following apply:-

          69.3.1 the Restricted Party is required or permitted to Disclose or use Confidential Information pursuant to the terms of a Nominated Agreement, to the extent of such requirement or permission; or

          69.3.2 the Restricted Party believes, on reasonable grounds, that market arrangements set out or contemplated by this Agreement require or permit it to Disclose Confidential Information to another person or to use Confidential Information, to the extent of such requirement or permission; or

          69.3.3 the person to whose affairs the Confidential Information relates gives its prior written consent to the Disclosure or use, to the extent of such consent; or

          69.3.4 the Confidential Information, before it is furnished to the Restricted Party, is in the public domain; or

          69.3.5 the Confidential Information, after it is furnished to the Restricted Party:-

                    (a) is acquired by the Restricted Party in circumstances in which this Clause does not apply; or

                    (b) is acquired by the Restricted Party in circumstances in which this Clause does apply and thereafter ceases to be subject to the restrictions imposed by this Clause; or

                    (c)       enters the public domain,

                    and in any such case otherwise than as a result of (i) a breach by the Restricted Party of its obligations in this Clause or (ii) a breach by the person who disclosed that Confidential Information of that person's confidentiality obligation and the Restricted Party is aware of such breach; or

          69.3.6 the Restricted Party is required or permitted to Disclose to any person Confidential Information or to use Confidential Information:-

                    (a) in compliance with any provisions of any Relevant Instrument; or

                    (b) in compliance with any other requirement of law or of a Competent Authority; or

                    (d) in response to a requirement of any stock exchange or regulatory authority or the Panel on Take-overs and Mergers; or

                    (e) pursuant to the arbitration rules for the Electricity Arbitration Association or pursuant to any judicial or other arbitral process or tribunal having jurisdiction in relation to the Restricted Party including any disputes committee established under the terms of this Agreement, the Settlement Agreement for Scotland or the Master Registration Agreement; or

          69.3.7 the Restricted Party Discloses Confidential Information to its affiliates or related undertakings or to its employees, directors, agents, consultants and professional advisers or those of its affiliates or related undertakings or, where the Restricted Party is a Supplier, to any Relevant Exempt Supplier, in each case on the basis set out in Clause 69.7 (but as if references therein to "Restricted Party" were to the relevant affiliate or related undertaking); or

          69.3.8 the Restricted Party Discloses Confidential Information to the Director; or

          69.3.9 the Restricted Party is a Public Electricity Supplier and the Confidential Information relates to information in respect of a customer which information it has previously acquired through its Distribution Business, to the extent that Disclosure is made by the Public Electricity Supplier to the person who supplied electricity to the relevant customer at the time the Confidential Information was acquired by the Public Electricity Supplier.

69.4 Continuing nature of confidentiality: Confidential Information which a Party is permitted or obliged to Disclose or use pursuant to Clause
          69.3 shall not cease to be regarded as Confidential Information in all other circumstances by virtue of such Disclosure or use.

69.5 Licence related provisions: Each Party agrees that where a Public Electricity Supplier Discloses or uses Confidential Information in accordance with Clause 69.3, such information need not be treated as confidential to the extent of such Disclosure or use for the purposes of Condition 12 of the PES Licence in England and Wales or Condition 9 of Part V of the PES Licence in Scotland.

69.6 No commercial advantage: Each Public Electricity Supplier agrees not to use any Confidential Information in a manner which may obtain for the Public Electricity Supplier any commercial advantage in the operation of its supply or second tier supply business except in relation to any Confidential Information which it holds in respect of a customer which information it has previously acquired through its Distribution Business, where the Public Electricity Supplier supplied electricity to the relevant customer at the time the Confidential Information was acquired by the Public Electricity Supplier.

69.7 Internal procedures: With effect from the date of this Agreement each Restricted Party shall adopt procedures within its organisation for ensuring the confidentiality of all Confidential Information which it is obliged to preserve as confidential under Clause 69.2. These procedures are:-

          69.7.1 the Confidential Information will be disseminated within the Restricted Party only on a "need to know" basis;

          69.7.2 employees, directors, agents, consultants and professional advisers of the Restricted Party in receipt of Confidential Information will be made fully aware of the Restricted Party's obligations of confidence in relation thereto; and

          69.7.3 any copies of the Confidential Information, whether in hard copy or computerised form, will clearly identify the Confidential Information as confidential.

69.8 Affiliate or Related Undertaking: Each Restricted Party shall procure that each of its affiliates and related undertakings observes the restrictions in Clauses 69.2, 69.3 and 69.7 (and, if such affiliate or related undertaking is a Public Electricity Supplier, Clauses 69.5 and 69.6) as if in each such Clause there was substituted for the name of the Restricted Party the name of such affiliate or related undertaking.

70.       CONFIDENTIALITY FOR POOL AGENTS

70.1 Terms of engagement: The terms of engagement of a Pool Agent shall include such provision as the Executive Committee reasonably considers appropriate requiring that Pool Agent to keep confidential any data or information made available to it under any Nominated Agreement or concerning any Nominated Agreement or the affairs of any Party.

70.2 Pool Agent as a Party: If a Pool Agent becomes a Party it shall continue to be bound by its obligations of confidence in its terms of engagement referred to in Clause 70.1 unless the Pool Agent and the Executive Committee agree that the provisions of Clause 69 shall apply to it instead.

71.       THE EXECUTIVE COMMITTEE AND CONFIDENTIALITY

71.1 Executive Committee's discretion to keep material confidential: The Parties acknowledge that, for the Executive Committee and each of its sub-committees properly to carry out its duties and responsibilities under this Agreement, the Executive

          Committee may decide or be obliged to keep confidential to it (and may instruct its sub-committees to keep confidential) matters, reports, data and other information produced by or for, or made available to or held by, the Executive Committee or the relevant sub-committee and, in any such case, Committee Members shall neither disclose the same to the Pool Member(s) which they represent nor be required by such Pool Member(s) so to disclose. Each of the Parties agrees to respect the position of the Executive Committee, its sub-committees and the Committee Members accordingly.

71.2      Provision of information to the Executive Committee:

          71.2.1 Each of the Parties other than the Settlement System Administrator, the Grid Operator, the Ancillary Services Provider and the Pool Funds Administrator agrees, subject to any relevant confidentiality restriction binding on it, to provide the Executive Committee, the Chief Executive and the personnel referred to in Clause 17.2.1 with all data and other information reasonably requested by the Executive Committee and necessary for the Executive Committee, the Chief Executive or (as the case may be) such personnel properly to carry out its or his duties and responsibilities under this Agreement.

          71.2.2 The Grid Operator and the Ancillary Services Provider each agree, subject to any relevant confidentiality restriction binding on it, to provide the Executive Committee, the Chief Executive and the personnel referred to in Clause 17.2.1 with such data and other information relating to its duties, responsibilities or obligations under this Agreement which the Executive Committee shall reasonably request and which is necessary for the Executive Committee, the Chief Executive or (as the case may be) such personnel properly to carry out its or his duties and responsibilities under this Agreement.

71A.      GENERAL DISCLOSURE

71A.1 General release of data: At the request of the Executive Committee or any person who is not a Party and against payment by or on behalf of the person to whom the data or other information is to be released of a fee or charge therefor calculated mutatis mutandis on the basis set out in Clause 34.2, the Settlement System Administrator shall provide to such person(s) as the Executive Committee may nominate or (as the case may be) to the person requesting the same, data and other information received by the Settlement System Administrator in or derived from the operation of the Settlement System provided that:-

          71A.1.1 the Pool Rules specify that such data or other information may be so released; or

          71A.1.2 the Party to whose affairs such data or other information relates has given its prior consent in writing to such disclosure.

71A.2 Informing the Executive Committee: Upon request by the Executive Committee, the Settlement System Administrator shall notify the Executive Committee in writing of any request received by it from any person under Clause 71A.1 and of the name of such person and shall give details of the data and other information provided.

71A.3 Consent to disclosure: Each of the Parties agrees to the release of data and other information in the circumstances described in Clause 71A.1.

71A.4 Release of PSA: Notwithstanding any foregoing provisions of this Part XX, the Parties agree that each of them shall be at liberty to provide copies of this Agreement and any supplemental agreement to it to any third party, and each of the Parties consents to disclosure by any other Party of the fact that it is a party to this Agreement and, where such is the case, a Pool Member.

71B.      GENERAL CONFIDENTIALITY PROVISIONS

71B.1 Breaches of the Pool Rules: Each Party acknowledges and agrees that no Party shall be in breach of any obligation of confidentiality owed by it pursuant to this Agreement in reporting under Clause 6.10 any breach of the Pool Rules or its belief that any such breach has occurred.

71B.2 Continuation of confidentiality obligations: Notwithstanding any other provision of this Agreement, the provisions of this Part XX shall continue to bind a person after its cessation as a Party for whatever reason.

                                    PART XXI

                            THE PARTICIPATION OF NGC

72.       THE PARTICIPATION OF NGC

72.1 As Grid Operator: For so long as NGC is the Grid Operator, references in this Agreement to the Grid Operator shall be read and construed as references to NGC acting in its capacity as Grid Operator, and all rights, benefits, duties, responsibilities, liabilities and obligations under this Agreement with regard to the Grid Operator shall be those of NGC acting in that capacity.

72.2 As Ancillary Services Provider: For so long as NGC is the Ancillary Services Provider, references in this Agreement to the Ancillary Services Provider shall be read and construed as references to NGC acting in its capacity as Ancillary Services Provider, and all rights, benefits, duties, responsibilities, liabilities and obligations under this Agreement with regard to the Ancillary Services Provider shall be those of NGC acting in that capacity. The Ancillary Services Provider shall have the benefit of the obligations and undertakings entered into by the Settlement System Administrator and Pool Funds Administrator in this Agreement.

72.3 As Pool Member: The Parties acknowledge that NGC is not in any of its capacities under this Agreement a Pool Member.

72.4 Wholly-owned subsidiary: NGC shall procure that so long as Energy Settlements and Information Services Limited is appointed Settlement System Administrator it shall at all times remain a wholly-owned subsidiary of, and wholly controlled by, NGC.

73.       [Not used.]

                                    PART XXII

                                  MISCELLANEOUS

74.       FORCE MAJEURE

74.1 Force Majeure: Where the Settlement System Administrator, the Grid Operator, the Pool Funds Administrator or the Ancillary Services Provider (the "Non-Performing Party") is unable to carry out all or any of its obligations under the Settlement Arrangements by reason of Force Majeure (but subject, in the case of the Settlement System Administrator, to Section 33 of Schedule 4):-

          74.1.1    the Settlement Arrangements shall remain in effect; but

          74.1.2    (a)       the Non-Performing Party's relevant obligations;

                    (b) the obligations of each of the other Parties owed to the Non-Performing Party under the Settlement Arrangements; and

                    (c) any other obligations (not being payment obligations) of such other Parties under the Settlement Arrangements owed inter se which the relevant Party is unable to carry out directly as a result of the suspension of the Non-Performing Party's obligations shall be suspended for a period equal to the Force Majeure provided that:-

                    (i) the suspension of performance is of no greater scope and of no longer duration than is required by the Force Majeure;

                    (ii) no obligations of any Party are excused as a result of the Force Majeure; and

                    (iii) in respect of the suspension of the Non-Performing Party's obligations:-

                              (A)       the Non-Performing Party gives the
                                        Executive Committee (which shall
                                        promptly inform the other Parties, the
                                        Pool Auditor and the Director) prompt
                                        notice describing the circumstance of
                                        Force Majeure, including the nature of
                                        the occurrence and its expected
                                        duration, and continues to furnish daily reports with respect thereto during the period of Force Majeure; and

                              (B)       the Non-Performing Party uses all
                                        reasonable efforts to remedy its
                                        inability to perform.

74.2 Discussions: As soon as practicable after the occurrence of the Force Majeure the Non-Performing Party shall discuss with the Executive Committee how best to continue its operations and give effect to its obligations so far as possible in accordance with this Agreement.

75.       NOTICES

75.1 Addresses: Save as otherwise expressly provided in the Settlement Arrangements, any notice or other communication to be given by one Party to another under, or in connection with the matters contemplated by, the Settlement Arrangements shall be addressed to the recipient and sent to the address or facsimile number of such other Party given in the Settlement Arrangements for the purpose and marked for the attention of the person so given or to such other address and/or facsimile number and/or marked for such other attention as such other Party may from time to time specify by notice given in accordance with this Clause 75 to the Party giving the relevant notice or other communication to it.

75.2 Executive Committee: Any notice or other communication to be given to the Executive Committee under, or in connection with the matters contemplated by, the Settlement Arrangements shall be sent to the Secretary at the address or facsimile number given in the Settlement Arrangements for the purpose or to such other address or facsimile number as the Secretary may from time to time specify by notice given in accordance with this Clause 75 to the Parties.

75.3 Deemed receipt: Save as otherwise expressly provided in the Settlement Arrangements, any notice or other communication to be given by any Party to any other Party under, or in connection with the matters contemplated by, the Settlement Arrangements shall be in writing and shall be given by letter delivered by hand or sent by first class prepaid post (airmail if overseas) or facsimile, and shall be deemed to have been received:-

          75.3.1    in the case of delivery by hand, when delivered; or

          75.3.2 in the case of first class prepaid post, on the second day following the day of posting or (if sent airmail overseas or from overseas) on the fifth day following the day of posting; or

          75.3.3 in the case of facsimile, on acknowledgement by the addressee's facsimile receiving equipment (where such acknowledgement occurs before 1700 hours on the day of acknowledgement) and in any other case on the day following the day of acknowledgement.

76.       ASSIGNMENT

A Party shall not assign and/or transfer and shall not purport to assign and/or transfer any of its rights and/or obligations under the Settlement Arrangements provided that any Party may assign by way of security only all or any of its rights over receivables arising under the Settlement Arrangements.

77.       COUNTERPARTS

This Agreement may be executed in any number of counterparts and by the different Parties on separate counterparts, each of which when executed and delivered shall constitute an original, but all the counterparts shall together constitute but one and the same instrument.

78.       WAIVERS; REMEDIES NOT CUMULATIVE

78.1 Waivers: No delay by or omission of any Party in exercising any right, power, privilege or remedy under the Settlement Arrangements shall operate to impair such right, power, privilege or remedy or be construed as a waiver thereof. Any single or partial exercise of any such right, power, privilege or remedy shall not preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy.

78.2 Remedies not cumulative: The rights and remedies provided by the Settlement Arrangements to the Parties are exclusive and not cumulative and exclude and are in place of all substantive (but not procedural) rights or remedies express or implied and provided by common law or statute in respect of the subject matter of the Settlement Arrangements (other than any such rights or remedies provided under section 58 of the Act or any directions (if any) issued thereunder), including any rights any Party may possess in tort which shall include actions brought in negligence and/or nuisance. Accordingly, each of the Parties hereby waives to the fullest extent possible all such rights and remedies provided by common law or statute, and releases a Party which is liable to another (or others), its officers, employees and agents to the same extent from all duties, liabilities, responsibilities or obligations provided by common law or statute in respect of the matters dealt with in this Agreement and undertakes not to enforce any of the same except as expressly provided herein.

78.3 Director's and Secretary of State's rights: For the avoidance of doubt, the Parties acknowledge and agree that nothing in the Settlement Arrangements shall exclude or restrict or otherwise prejudice or affect any of the rights, powers, privileges, remedies, duties and obligations of the Secretary of State or the Director under the Act or any Licence or otherwise howsoever.

79.      SEVERANCE OF TERMS

If for any reason whatever any provision of the Settlement Arrangements is or becomes invalid, illegal or unenforceable, or is declared by any court of competent jurisdiction or any other Competent Authority to be invalid, illegal or unenforceable or if such Competent Authority:-

(a) refuses, or formally indicates an intention to refuse, authorisation of, or exemption to, any of the provisions of or arrangements contained in the Settlement Arrangements (in the case of a refusal either by way of outright refusal or by way of requiring the amendment or deletion of any provision of the Settlement Arrangements and/or the inclusion of any provision in the Settlement Arrangements and/or the giving of undertakings or the acceptance of conditions as to future conduct before such authorisation or exemption can be granted); or

(b) formally indicates that to continue to operate any provision of the Settlement Arrangements may expose the Parties to sanctions under any law, order, enactment or regulation, or requests any Party to give undertakings or to accept conditions as to future conduct in order that such Party may not be subject to such sanctions and, in all cases, whether initially or at the end of any earlier period or periods of exemption then, in any such case, the Parties will negotiate in good faith with a view to agreeing one or more provisions which may be substituted for such invalid, unenforceable or illegal provision which substitute provision(s) is(are) satisfactory to the Competent Authority(ies) and produce(s) as nearly as is practicable in all the circumstances the appropriate balance of the commercial interests of the Parties.

80.       ENTIRE AGREEMENT

The Settlement Arrangements contain or expressly refer to the entire agreement between the Parties with respect to the subject matter thereof and expressly exclude any warranty, condition or other undertaking implied at law or by custom and supersedes all previous agreements and understandings between the Parties with respect thereto and each of the Parties acknowledges and confirms that it does not enter into this Agreement in reliance on any representation, warranty or other undertaking not fully reflected in the terms of the Settlement Arrangements.

81.       LANGUAGE

Each notice, instrument, certificate or other document to be given by one Party to another hereunder shall be in the English language.

82.       RESTRICTIVE TRADE PRACTICES ACT 1976

If after the commencement of section 100 of the Act (the "RTP Section") this Agreement is subject to registration under the Restrictive Trade Practices Act 1976, and if it is not a non-notifiable agreement under that Act, then NGC undertakes, no earlier than five months but no later than six months after the commencement of the RTP Section, to furnish to the Director General of Fair Trading particulars of this Agreement and of any agreement of which it forms part. Before furnishing such particulars NGC will consult with the Founder Generators and the Founder Suppliers as to the nature of the particulars to be so furnished and will consult with the Founder Generators and Founder Suppliers regularly regarding the progress of discussions with the Director General of Fair Trading in regard to the agreement(s) so furnished.

83.       ARBITRATION

83.1 Referral to arbitration: Save where expressly stated in this Agreement to the contrary and subject to any contrary provision of the Act or any Licence or the rights, powers, duties and obligations of the Director or the Secretary of State under the Act, any Licence or otherwise howsoever, any dispute or difference of whatever nature howsoever arising under, out of or in connection with the Settlement Arrangements between any one or more Parties shall be and is hereby referred to arbitration pursuant to the arbitration rules of the Electricity Arbitration Association in force from time to time.

83.2 Proper law: Whatever the nationality, residence or domicile of any Party and wherever the dispute or difference or any part thereof arose the law of England shall be the proper law of any reference to arbitration hereunder and in particular (but not so as to derogate from the generality of the foregoing) the seat of any such arbitration shall be England and Wales and the provisions of the Arbitration Act 1996 shall apply to any such arbitration wherever the same or any part of it shall be conducted.

83.3 Third Party Claims (1): Subject always to Clause 83.6, if any tariff customer (as defined in section 22(4) of the Act) brings any legal proceedings in any court (as defined in the Rules of the Supreme Court 1965 and in the County Courts Act 1984) against one or more persons, any of which is a Party (the "Defendant Contracting Party"), and the Defendant Contracting Party wishes to make a Third Party Claim (as defined in Clause 83.5) against any other Party (a "Contracting Party") which would but for this Clause 83.3 have been a dispute or difference referred to arbitration by virtue of Clause 83.1 then, notwithstanding the provisions of Clause 83.1 which shall not apply and in lieu of arbitration, the court in which the legal proceedings have been commenced shall hear and completely determine and adjudicate upon the legal proceedings and the Third Party Claim not only between the tariff customer and the Defendant Contracting Party but also between either or both of them and any other Contracting Party whether by way of third party proceedings (pursuant to the Rules of the Supreme Court 1965 or the County Court Rules 1981) or otherwise as may be ordered by the court.

83.4 Third Party Claims (2): Where a Defendant Contracting Party makes a Third Party Claim against any Contracting Party and such Contracting Party wishes to make a Third Party Claim against a further Contracting Party the provisions of Clause 83.3 shall apply mutatis mutandis as if such Contracting Party had been the Defendant Contracting Party and similarly in relation to any such further Contracting Party.

83.5 Third Party Claims (3): For the purposes of this Clause 83 "Third Party Claim" shall mean:-

          83.5.1 any claim by a Defendant Contracting Party against a Contracting Party (whether or not already a party to the legal proceedings) for any contribution or indemnity; or

          83.5.2 any claim by a Defendant Contracting Party against such a Contracting Party for any relief or remedy relating to or connected with the subject matter of the legal proceedings and substantially the same as some relief or remedy claimed by the tariff customer; or

          83.5.3 any requirement by a Defendant Contracting Party that any question or issue relating to or connected with the subject matter of the legal proceedings should be determined not only as between the tariff customer and the Defendant Contracting Party but also as between either or both of them and a Contracting Party (whether or not already a party to the legal proceedings).

83.6 Limitation: Clause 83.3 shall apply only if at the time the legal proceedings are commenced no arbitration has been commenced between the Defendant Contracting Party and another Contracting Party raising or involving the same or substantially the same issues as would be raised by or involved in the Third Party Claim. The tribunal in any arbitration which has been commenced prior to the commencement of legal proceedings shall determine the question, in the event of dispute, whether the issues raised or involved are the same or substantially the same.

83.7 Emergency relief: Notwithstanding the rest of this Clause 83, any Party may apply at any time to any court of competent jurisdiction for emergency interim interlocutory relief as may be necessary.

84.       JURISDICTION

84.1 Submission to jurisdiction: Subject and without prejudice to Clauses 83 and 84.4, all the Parties irrevocably agree that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with the Settlement Arrangements and that accordingly any suit, action or proceeding (together in this Clause 84 referred to as "Proceedings") arising out of or in connection with the Settlement Arrangements may be brought in such courts.

84.2 Waiver: Each Party irrevocably waives any objection which it may have now or hereafter to the laying of the venue of any Proceedings in any such court as is referred to in this

          Clause and any claim that any such Proceedings have been brought in an inconvenient forum and further irrevocably agrees that a judgment in any Proceedings brought in the English courts shall be conclusive and binding upon such Party and may be enforced in the courts of any other jurisdiction.

84.3 Agent for service of process: Each Party which is not incorporated in any part of England or Wales agrees that if it does not have, or shall cease to have, a place of business in England or Wales it will promptly and hereby does appoint the Settlement System Administrator (or such other person as shall be acceptable to the Executive Committee) irrevocably to accept service of process on its behalf in any Proceedings in England.

84.4 Arbitration: For the avoidance of doubt nothing contained in the foregoing provisions of this Clause 84 shall be taken as permitting a Party to commence Proceedings in the courts where this Agreement otherwise provides for Proceedings to be referred to arbitration.

85.       GOVERNING LAW

The Settlement Arrangements shall be governed by, and construed in all respects in accordance with, English law.

                                   SCHEDULE 1

            This Schedule reflects the parties as at 30th March, 1990

                             The Founder Generators

                                             Registered     Registered or
Name                                         Number         Principal Office

National Power PLC                           2366963        Sudbury House
                                                            15 Newgate Street
                                                            London
                                                            EC1A 7AU

PowerGen plc                                 2366970        53 New Broad Street
                                                            London
                                                            EC2M 1JJ

Nuclear Electric plc                         2264251        Barnett Way
                                                            Barnwood
                                                            Gloucester
                                                            GL4 7RS

The National Grid Company plc                2366977        National Grid House
(Pumped Storage Business Division)                          Sumner Street
                                                            London
                                                            SE1 9JU

Electricite de France, Service               -              3 Rue de Messine
National                                                    75008 Paris
                                                            France

Scottish Power plc                           117120         Cathcart House
                                                            Spean Street
                                                            Glasgow
                                                            G44 4BE
                                                            Scotland

Scottish Hydro-Electric PLC                  117119         16 Rothesay Terrace
                                                            Edinburgh
                                                            EH3 7SE
                                                            Scotland

British Nuclear Fuels plc                    1002607        Risley
                                                            Warrington
                                                            Cheshire
                                                            WA3 6AS

The United Kingdom Atomic Energy             -              11 Charles II Street
Authority                                                   London SW1 4QT

                                             Registered     Registered or
Name                                         Number         Principal Office

Central Power Limited                        2251099        Mucklow Hill
                                                            Halesowen
                                                            West Midlands
                                                            B62 8BP

                                   SCHEDULE 2

            This Schedule reflects the parties as at 30th March, 1990

                              The Founder Suppliers

                                     Part A

                          Public Electricity Suppliers

                                             Registered     Registered or
Name                                         Number         Principal Office

Eastern Electricity plc                      2366906        Wherstead Park
                                                            Wherstead
                                                            Ipswich
                                                            Suffolk
                                                            IP9 2AQ

East Midlands Electricity plc                2366923        398 Coppice Road
                                                            Arnold
                                                            Nottingham
                                                            NG5 7HX

London Electricity plc                       2366852        Templar House
                                                            81-87 High Holborn
                                                            London
                                                            WC1V 6NU

Manweb plc                                   2366937        Sealand Road
                                                            Chester
                                                            CH1 4LR

Midlands Electricity plc                     2366928        Mucklow Hill
                                                            Halesowen
                                                            West Midlands
                                                            B62 8BP

Northern Electric plc                        2366942        Carliol House
                                                            Market Street
                                                            Newcastle upon Tyne
                                                            NE1 6NE

                                             Registered     Registered or
Name                                         Number         Principal Office

NORWEB plc                                   2366949        Talbot Road
                                                            Manchester
                                                            M16 6NE

SEEBOARD plc                                 2366867        Grand Avenue
                                                            Hove
                                                            East Sussex
                                                            BN3 2LS

Southern Electric plc                        2366879        Littlewick Green
                                                            Maidenhead
                                                            Berkshire
                                                            SL6 3QB

South Wales Electricity plc                  2366985        Newport Road
                                                            St Mellons
                                                            Cardiff
                                                            CF3 9XW

South Western Electricity plc                2366894        800 Park Avenue
                                                            Aztec West
                                                            Almondsbury
                                                            Bristol
                                                            BS12 4SE

Yorkshire Electricity Group plc              2366995        Wetherby Road
                                                            Scarcroft
                                                            Leeds
                                                            LS14 3HS

                                     Part B

                              Second Tier Suppliers

                                             Registered     Registered or
Name                                         Number         Principal Office

National Power PLC                           2366963        Sudbury House
                                                            15 Newgate Street
                                                            London
                                                            EC1A 7AU

PowerGen plc                                 2366970        53 New Broad Street
                                                            London
                                                            EC2M 1JJ

Nuclear Electric plc                         2264251        Barnett Way
                                                            Barnwood
                                                            Gloucester
                                                            GL4 7RS

SEEBOARD plc                                 2366867        Grand Avenue
                                                            Hove
                                                            East Sussex
                                                            BN3 2LS

British Nuclear Fuels plc                    1002607        Risley
                                                            Warrington
                                                            Cheshire
                                                            WA3 6AS

                                     Part C

                                     Others

                                             Registered     Registered or
Name                                         Number         Principal Office

Electricite de France, Service               -              3 Rue de Messine
National                                                    75008
                                                            Paris
                                                            France

Scottish Power plc                           117120         Cathcart House
                                                            Spean Street
                                                            Glasgow
                                                            G44 4BE
                                                            Scotland

Scottish Hydro-Electric PLC                  117119         16 Rothesay Terrace
                                                            Edinburgh
                                                            EH3 7SE
                                                            Scotland

                                   SCHEDULE 3

                           Form of Accession Agreement

THIS SUPPLEMENTAL AGREEMENT is made on [_____________] BETWEEN:-

(1) [____________________], a company incorporated [with limited liability] under the laws of [_______________] [(registered number [___________])] and having its [registered] [principal] office at [_______________________] (the "New Party"); and

(2) [___________________] (the "Nominee") on behalf of all the parties to the Pooling and Settlement Agreement referred to below.

WHEREAS:-

(A) by an agreement dated 30th March, 1990 made between the Founder Generators named therein (1), the Founder Suppliers named therein (2), NGC Settlements Limited now known as Energy Settlements and Information Services Limited as Settlement System Administrator (3), Energy Pool Funds Administration Limited as Pool Funds Administrator
          (4), The National Grid Company plc as Grid Operator and Ancillary Services Provider (5), and Scottish Power plc and Electricite de France, Service National as Externally Interconnected Parties (6) (as amended, varied, supplemented, modified or suspended, the "Pooling and Settlement Agreement") the parties thereto agreed to give effect to and be bound by certain rules and procedures for the operation of an electricity trading pool and the operation of a settlement system; and

(B) the New Party has requested that it be admitted as a Party pursuant to Clause 3 of the Pooling and Settlement Agreement and each of the Parties hereby agrees to such admission.

NOW IT IS HEREBY AGREED as follows:-

1. Unless the context otherwise requires, words and expressions defined in the Pooling and Settlement Agreement shall bear the same meanings respectively when used herein.

2. The Nominee (acting on behalf of each of the Parties) hereby admits the New Party as an additional Party under the Pooling and Settlement Agreement on the terms and conditions hereof and with effect from [insert effective date of admission].

3. The New Party hereby accepts its admission as a Party and undertakes with the Nominee (acting on behalf of each of the Parties) to perform and to be bound by the terms and conditions of the Pooling and Settlement Agreement as a Party as from the [insert effective date of admission].

4. For all purposes in connection with the Pooling and Settlement Agreement the New Party shall as from the [insert effective date of admission] be treated as if it had been a signatory of the Pooling and Settlement Agreement as a [[Generator]/[Supplier]/[Externally Interconnected Party]]*, and as if this Agreement were part of the Pooling and Settlement Agreement, and the rights and obligations of the Parties shall be construed accordingly.

5. This Agreement and the Pooling and Settlement Agreement shall be read and construed as one document and references in the Pooling and Settlement Agreement to the Pooling and Settlement Agreement (howsoever expressed) shall be read and construed as references to the Pooling and Settlement Agreement and this Agreement.

6. This Agreement shall be governed by and construed in all respects in accordance with English law and the provisions of Clauses 83 and 84 of the Pooling and Settlement Agreement shall apply hereto mutatis mutandis.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first above written

[New Party]

By:

Notice details (Clause 75 of the Pooling and Settlement Agreement)

Address:

Facsimile number:

Attention:

[Nominee]

(for a3nd on behalf of each of the parties to the Pooling and Settlement Agreement)

By:

--------------------------------------------------------------------------------

* Delete/complete as appropriate.

Note: this form will require adaptation in the circumstances described in Clauses 3.11 to 3.14 inclusive.

                                   SCHEDULE 4

           Terms of Engagement of the Settlement System Administrator

1.        DEFINITIONS

1.1 Definitions: In this Schedule and the Appendix hereto, except where the context otherwise requires:-

          "Account Manager" means the person or his alternate who has been nominated as such by the Settlement System Administrator in accordance with sub-section 5.2;

          "Anticipated Fixed Standing Charges" has the meaning given to that term in the Appendix hereto;

          "Committed Additional Services Charges" has the meaning given to that term in the Appendix hereto;

          "Compensation" means the aggregate of:-

          (a) 75 per cent. of the Profit Element attributable to the Anticipated Fixed Standing Charges; and

          (b) the Profit Element attributable to the Committed Additional Services Charge;

          "Contract Management Rules" means the procedures of that name in the agreed form as amended, modified or varied in accordance with sub-section 31.2;

          "Contract Manager" means the person or his alternate who has been nominated as such by the Executive Committee in accordance with sub-section 5.3;

          "Deferred Settlement Project Expenditure" has the meaning given to that term in the Appendix hereto;

          "ERS Account" has the meaning given to that term in sub-section 3.2 of Part G of the Appendix hereto;

          "Extension Notice" has the meaning given to that term in sub-section 20.1;

          "Extension Period" has the meaning given to that term in sub-section 20.1;

          "Gross Margin" means, in respect of each SSA Accounting Period, the aggregate of the Total Sum Due invoiced in respect of such SSA Accounting Period less those costs which can be directly related to the provision of Services hereunder (but disregarding for the purposes of such costs, tax, interest charges and Infrastructure Costs);

          "Infrastructure" means those assets and resources which are not dedicated to or directly attributable to the provision of part or parts of the Services. For the avoidance of doubt, Infrastructure includes the general manager, finance staff, personnel staff and procurement staff and the buildings (or parts thereof) attributable to such staff;

          "Infrastructure Costs" means those costs incurred by the Settlement System Administrator in the provision of Infrastructure. For the avoidance of doubt, Infrastructure Costs include the following costs to the extent that they are not directly attributable to a part or parts of the Services:-

          (a) legal except where (i) such costs are agreed to be treated as Third Party Costs, or (ii) such costs relate to the third (or more) Supplemental Agreement in an SSA Accounting Period, in which case they shall not be treated as Infrastructure Costs;

          (b)       training;

          (c)       audit;

          (d)       insurance;

          (e)       travelling;

          (f)       public relations;

          (g)       general depreciation; and

          (h)       group charges,

          but do not include professional indemnity insurance costs or costs related to Deferred Settlement Project Expenditure;

          "in the agreed form" means in a form which is agreed on the one hand by either the Account Manager or the Settlement System Administrator and on the other hand by either the Contract Manager or the Executive Committee;

          "Irremediable Removal Notice" means a notice given by the Executive Committee to the Settlement System Administrator pursuant to sub-section 17.2, 17.3 or (as the context may require) 17.4;

          "Menus of Prices" has the meaning given to that term in the Appendix hereto;

          "Millennium Compliant" means that neither the performance, nor the functionality, nor the interpretability of the Stage 1 Software, the Developed Application Software, the Licensed Application Software, the SSA System or the Stage 1 Hardware or any part of any thereof is or will be effected by dates prior to, during or after the Year 2000, and in particular (but without limitation) that each of the foregoing and each part thereof has the ability to provide all of the following functions:-

          (a) no value for current date causes or will cause any interruption in operation;

          (b) date base functionality behaves and will behave consistently for duties prior to, during and after the Year 2000;

          (c) for all interfaces and data storage, the century in any date is and will be specified either explicitly or by unambiguous algorithms or inferencing rules; and

          (d)       the Year 2000 is and will be recognised as a leap year;

          "Order" has the meaning given to that term in the Appendix hereto;

          "Outstanding Liabilities" means all liabilities incurred by the Settlement System Administrator in providing the Services or to enable it to provide the Services and which as at the Termination Date remain to be discharged in whole or in part, other than the Pool Agreed Liabilities;

          "Performance Improvement Programme" means a programme agreed between the Executive Committee and the Settlement System Administrator in accordance with Section 10 of Part B of the Appendix hereto to improve the cost-effectiveness of Services;

          "Pool Agreed Liabilities" means all liabilities (including Deferred Settlement Project Expenditure) incurred by the Settlement System Administrator under any contract or arrangement entered into or renewed by the Settlement System Administrator at the express written request or with the express written approval of the Executive Committee or the Contract Manager and which as at the Termination Date remain to be discharged in whole or in part;

          "Pool Apportioned Outstanding Liabilities" means all Outstanding Liabilities which as at the Termination Date and according to their terms at such date fall to be discharged on or before 31st March, 1999 provided that no such Outstanding Liability may be treated as a Pool Apportioned Outstanding Liability:-

          (a) where the Settlement System Administrator accounts for such Outstanding Liability during the period following the giving of a Removal Notice on a different basis from that used to account for such Outstanding Liability on the date which is 12 months prior to such Removal Notice, unless the Executive

                    Committee or the Contract Manager has consented to such different basis (such consent not to be unreasonably withheld) or such different basis of accounting is required by law or applicable accounting standard; or

          (b) to the extent that the amount of the Outstanding Liability increases in a non-immaterial respect after the giving of a Removal Notice except where such increase is necessary for the Settlement System Administrator to provide Services under an Order;

          "Post-Termination Period" means a period of up to twelve months after the Termination Date;

          "Profit Element" means the Gross Margin for the twelve month period ending on the date of the Removal Notice as reported by the Settlement System Administrator's auditor pursuant to sub-section 32.1, reduced by 9.4 per cent. on account of overhead costs;

          "Remediable Removal Notice" means a notice given by the Executive Committee to the Settlement System Administrator pursuant to sub-section 17.1;

          "Removal Notice" means a notice given by the Executive Committee to the Settlement System Administrator pursuant to Section 15 or 16 or (as the case may be) sub-section 17.5;

          "Resignation Notice" means a notice given by ESIS to the Executive Committee and the Director pursuant to Section 14;

          "Service Credits" has the meaning given to that term in the Appendix hereto;

          "Service Line" means a legally binding operating document which is agreed for the time being and from time to time by the Settlement System Administrator and the Executive Committee to be a Service Line in respect of a particular Service;

          "Services" has the meaning given to that term in the Appendix hereto;

          "Sole Supplier Index" has the meaning given to that term in the Appendix hereto;

          "SSA Accounting Period" means each successive period of 12 months beginning on 1st April in each year or of such other length and/or beginning on such other date as may be agreed between the Settlement System Administrator and the Executive Committee. The first SSA Accounting Period shall begin on 1st April, 1994;

          "SSA Apportioned Outstanding Liabilities" means all Outstanding Liabilities other than the Pool Apportioned Outstanding Liabilities;

          "Termination Date" means the date upon which the appointment of ESIS as Settlement System Administrator is terminated pursuant to Section 13.2, 14, 15, 16 or (as the context may require) 17, as the same may be postponed pursuant to Section 20;

          "Third Party Costs" has the meaning given to that term in the Appendix hereto;

          "Total Sum Due" has the meaning given to that term in the Appendix hereto; and

          "Transition Costs" means:-

          (a) the costs incurred by the Settlement System Administrator during the period from the date of the Removal Notice or the Resignation Notice to the Termination Date in providing reasonable training for the person who becomes the successor Settlement System Administrator, such training to be a single programme delivered once and to be to the same standards and to use the same practices and procedures as are then set out in the Service Lines at the date on which the consultation procedure prior to serving a Removal Notice or a Resignation Notice commences;

          (b) reasonable costs incurred by the Settlement System Administrator in supporting the commissioning and proving of the successor Settlement System such that the successor Settlement System Administrator is capable of operating on the same basis and to the same frequencies as are set out in the Service Lines at the date on which the consultation procedure prior to serving a Removal Notice or a Resignation Notice commences;

          (c) the costs incurred by the Settlement System Administrator in physically moving, relocating or handing over to the successor Settlement System Administrator the property required to be made available by ESIS (but not, for the avoidance of doubt, the consideration payable therefor);

          (d) the costs incurred by the Settlement System Administrator in preparing and supplying to the successor Settlement System Administrator procedural or practice documentation not already recorded in writing; and

          (e) the travelling and accommodation costs of the Settlement System Administrator's employees in attending upon the successor Settlement System Administrator for all or any of the purposes in paragraph (a), (b) or (c) above.

1.2 Executive Committee's and Contract Manager's obligations: Where in this Schedule and the Appendix hereto an obligation is expressed to be undertaken by the Executive Committee or the Contract Manager, the Pool Members shall procure that the Executive Committee or, as the case may be, the Contract Manager performs that obligation and any breach, failure or action on the part of the Executive Committee or the Contract

          Manager shall be deemed to be a breach, failure or action on the part of all Pool Members.

2.        ORDERING AND PROVISION OF SERVICES

Ordering and provision of Services: Services shall be Ordered and provided in accordance with and pursuant to the Appendix hereto and the provisions of that Appendix shall have effect.

3.        THE SETTLEMENT SYSTEM ADMINISTRATOR'S CHARGES

Payment for Services: The Settlement System Administrator shall be entitled to recover from the Pool Members and Parties charges in accordance with and pursuant to the Appendix hereto.

4.        STANDARD OF CARE, LIMITATION OF LIABILITY AND INDEMNITY

4.1 Standard of care: Subject to sub-sections 4.2 and 4.3, in the exercise of its duties and responsibilities under the SSA Arrangements the Settlement System Administrator shall exercise that degree of care, diligence, skill and judgment which would ordinarily be expected of a reasonably prudent operator of the Stage 1 Settlement System taking into account the circumstances actually known to the Settlement System Administrator, its officers and employees at the relevant time or which ought to have been known to it or them had it or they made such enquiries as were reasonable in the circumstances. In particular, but without prejudice to the generality of the foregoing, in the absence of directions and instructions given to it by the Executive Committee or the Contract Manager under the SSA Arrangements and having due regard to the constraints imposed on the Settlement System Administrator by the Charging Procedure and the resources available to it, the Settlement System Administrator shall at all times conduct itself in a manner calculated to achieve the principal objects and purpose of this Agreement set out in Clauses 4.1.2 and 4.1.3.

4.2 Service Line: If the standard required of the Settlement System Administrator for the performance of a Service is included in the Service Line for that Service, such standard shall be deemed to be the standard to which the Settlement System Administrator will be required to perform to discharge its duty of care under sub-section 4.1 in respect of that Service.

4.3 Qualification to the standard of care: If the Executive Committee or the Contract Manager orders from a third party software design or integration services which are similar to the software design or (as the case may be) integration services that are the subject of Service Line 19 (System Integration), then the Settlement System Administrator shall not be deemed to be in breach of its standard of care under the SSA Arrangements set out in sub-section 4.1 if and to the extent that such breach is a direct result of the Settlement System Administrator being required to operate new or changed software components to the Stage 1 Settlement System which have been so designed and/or integrated by the third party without the Settlement System Administrator being given a reasonable opportunity to satisfy itself about the design of such components or (as the case may be) the manner of such integration.

4.4 Limitation of liability: Subject to sub-sections 4.5 and 4.12 and save where any provision of this Agreement provides for an indemnity to be payable, each Party agrees and acknowledges that neither the Settlement System Administrator nor any of its officers, employees or agents shall be liable to any of the other Parties for loss arising from any breach of the SSA Arrangements other than for loss directly resulting from such breach and which at the date of this Agreement was reasonably foreseeable as not unlikely to occur in the ordinary course of events from such breach in respect of:-

          (i) physical damage to the property of any of the other Parties or its or their respective officers, employees or agents; and/or

          (ii) the liability of any such other Party to any other person for loss in respect of physical damage to the property of any other person.

4.5 Death and personal injury: Nothing in the SSA Arrangements shall exclude or limit the liability of the Settlement System Administrator for death or personal injury resulting from the negligence of the Settlement System Administrator or any of its officers, employees or agents and the Settlement System Administrator shall indemnify and keep indemnified each of the other Parties, its officers, employees and agents from and against all such and any loss or liability which any such other Party may suffer or incur by reason of any claim on account of death or personal injury resulting from the negligence of the Settlement System Administrator or any of its officers, employees or agents.

4.6      Exclusion of certain types of loss: Subject to sub-sections 4.5 and
         4.12 and save where any provision of this Agreement provides for an indemnity to be payable, neither the Settlement System Administrator nor any of its officers, employees or agents shall in any circumstances whatsoever be liable to any of the other Parties for:-

          (i) any loss of profit, loss of revenue, loss of use, loss of contract or loss of goodwill; or

          (ii)      any indirect or consequential loss; or

          (iii) loss resulting from the liability of any other Party to any other person howsoever and whensoever arising save as provided in sub-section 4.4(ii) and sub-section 4.5.

4.7 Trust: Each Party acknowledges and agrees that each of the other Parties holds the benefit of sub-sections 4.4, 4.5 and 4.6 for itself and as trustee and agent for its officers, employees and agents.

4.8       Survival: Each of sub-sections 4.4, 4.5, 4.6 and 4.7 shall:-

          (i) be construed as a separate and severable contract term, and if one or more of such sub-sections is held to be invalid, unlawful or otherwise unenforceable the other or others of such sub-sections shall remain in full force and effect and shall continue to bind the Parties; and

          (ii) survive termination of the appointment of ESIS as Settlement System Administrator.

4.9 Saving: For the avoidance of doubt, nothing in this Section 4 shall prevent or restrict any Party enforcing any obligation (including suing for a debt) owed to it under or pursuant to this Agreement.

4.10 Full negotiation: Each Party acknowledges and agrees that the foregoing provisions of this Section 4 have been the subject of discussion and negotiation and are fair and reasonable having regard to the circumstances as at the date of this Agreement.

4.11      Indemnity:

          (a) In this sub-section 4.11 "Losses" means all losses, costs, damages, expenses, liabilities and claims suffered or reasonably incurred by the Settlement System Administrator, its officers, employees or agents.

          (b) Each Pool Member (or, in the case of any agreement entered into for or on behalf of any class of Pool Members, each Pool Member of that class) shall (but only in respect of its Contributory Share at the time of receipt of the request for indemnification) severally indemnify and keep indemnified the Settlement System Administrator, its officers, employees and agents against all Losses arising directly or indirectly out of a third party claim made against the Settlement System Administrator, its officers, employees or agents under or pursuant to any agreement which the Settlement System Administrator, against an Order or a request of the Executive Committee issued or made as permitted by Part E of the Appendix hereto, has entered into as agent for, or otherwise on behalf of, the Pool Members and/or any class of Pool Members and/or the Executive Committee (other than any Losses recoverable under the Charging Procedure or arising from the wilful default, bad faith or negligence of, or breach of its obligations under the SSA Arrangements by, the Settlement System Administrator, its officers, employees or agents). For the purposes of this sub-section 4.11 the Pool Members in general meeting shall be deemed to have approved the Escrow Agreement and each Accession Agreement executed prior to 1st October, 1991 and the relevant class of Pool Members which are parties thereto shall be deemed to have approved each deed of indemnity entered into in favour of a Pool Chairman where his period of appointment began on or before 1st April, 1993.

4.12 Service Credits: Nothing contained in sub-sections 4.4 and 4.6 shall in any way affect or prejudice the Settlement System Administrator's obligation or liability to make payments in respect of Service Credits in accordance with the terms of this Schedule.

5.        PERSONNEL

5.1 Standard of Personnel: In and for the performance of the Services the Settlement System Administrator shall engage only persons who are to the Settlement System Administrator's knowledge suitably qualified, skilled and honest and shall (where appropriate) provide such persons with the requisite training for the work which they are to perform.

5.2       Account Manager: The Settlement System Administrator:-

          (a) shall from time to time, after consultation with the Chief Executive, nominate a person with responsibility for liaison with the Contract Manager regarding the provision of the Services;

          (b) may also from time to time nominate up to two alternates for that person; and

          (c) shall have the right to remove the Account Manager at any time provided that the Settlement System Administrator shall ensure that there shall at all times be an Account Manager.

          The Settlement System Administrator shall notify the Executive Committee forthwith in writing of each nomination and removal of an Account Manager and shall procure that the Account Manager shall be available to be contacted by the Contract Manager at all reasonable times during the provision of the Services.

5.3       Contract Manager: The Executive Committee:-

          (a) shall from time to time, after consultation with the Settlement System Administrator, nominate a person with responsibility for liaison with the Account Manager regarding the provision of the Services;

          (b) may also from time to time nominate up to two alternates for that person; and

          (c) shall have the right to remove the Contract Manager at any time provided that the Executive Committee shall ensure that there shall at all times be a Contract Manager.

          The Executive Committee shall notify the Settlement System Administrator forthwith in writing of each nomination and removal of a Contract Manager and shall procure that the Contract Manager shall be available to be contacted by the Account Manager at all reasonable times.

5.4       Restriction on recruiting Personnel:

          5.4.1 From 1st April, 1994 until the date falling twelve months (or such other period as the Settlement System Administrator and the Executive Committee may agree) after the Termination Date or, if there is a Post-Termination Period, the last day of the Post-Termination Period:-

                    (a) ESIS shall not without the prior written consent of the Chief Executive employ, solicit or entice or endeavour to solicit or entice away from the Chief Executive's Office any person who at that time is, or was within the previous six months, an employee or member of staff of the Chief Executive's Office or of another person seconded to the Chief Executive's Office; and

                    (b) Pool Members shall procure that neither the Chief Executive nor any member of the Chief Executive's Office nor any Committee Member shall without the prior written consent of ESIS employ, solicit or entice or endeavour to solicit or entice away from ESIS any person who at that time is, or was within the previous six months, an employee or member of staff of ESIS.

                    Each undertaking contained in this paragraph 5.4.1 shall be construed as a separate undertaking and if one or more of the undertakings is held to be against the public interest or unlawful or in any way an unlawful restraint of trade, the remaining undertakings shall continue to bind the relevant Party.

          5.4.2 Breach by ESIS of its obligations under paragraph 5.4.1(a) above shall not entitle the Executive Committee to terminate the appointment of ESIS as Settlement System Administrator under this Agreement and breach by a Pool Member of its obligations under paragraph 5.4.1(b) above shall not constitute a breach by a Pool Member of its obligations for the purposes of Section 28, but in each case shall only entitle such other party to claim damages or to bring proceedings for an injunction.

6.        DUTIES AND RESPONSIBILITIES OF THE SETTLEMENT SYSTEM ADMINISTRATOR

Responsibilities: Without prejudice to the generality of the duties, responsibilities and obligations of the Settlement System Administrator provided elsewhere in the SSA Arrangements, the Settlement System Administrator shall:-

6.1 The Stage 1 Settlement System: Comply with its obligations under the SSA Arrangements in respect of the day-to-day operation of the Stage 1 Settlement System;

6.2 Back-up arrangements: In accordance with Service Line 7 (Disaster Recovery), maintain back-up arrangements for the day-to-day operation of the Stage 1 Settlement System;

6.3 Metering: Comply with its obligations under Part XV of and Schedule 21 to this Agreement;

6.4 Works Programmes: Subject to the availability of resources, co-operate in the preparation, finalisation and implementation of all Works Programmes in respect of which the Settlement System Administrator is not appointed Works Programme Manager;

6.5 Recommendations: At the invitation of the Executive Committee or of its own initiative, recommend to the Executive Committee changes to the Settlement System and the SSA Arrangements;

6.6 Records: In accordance with Service Line 6 (Off-site Security), on the instruction of the Executive Committee maintain such records, data and other information as the Pool Auditor may from time to time by notice in reasonable detail to the Executive Committee require for the purposes of Part IX of this Agreement provided that this obligation shall cease to apply to the Settlement System Administrator following its resignation or removal;

6.7 Provision of information (1): Subject to any statutory or Licence obligations, provide the Executive Committee upon request with reports, data and other information concerning the Stage 1 Settlement System (other than information which is exclusively confidential to and the property of the Settlement System Administrator) required by the Executive Committee and which the Settlement System Administrator is required to retain under sub-section 6.6. Each of the Parties agrees to the release of all such reports, data and other information in the circumstances described in this sub-section 6.7;

6.8 Provision of information (2): Provide the Pool Auditor upon request with reports, data and other information concerning the Stage 1 Settlement System required by the Pool Auditor and which the Settlement System Administrator is required to retain under sub-section 6.6. Each of the Parties agrees to the release of all such reports, data and other information in the circumstances described in this sub-section 6.8;

6.9 Provision of information (3): Provide each Pool Member, the Ancillary Services Provider and the Grid Operator upon request with a certified copy of such records, data and other information concerning amounts payable by or to such Pool Member, the Ancillary Services Provider and the Grid Operator in accordance with Service Line 10 (Service to

          CEO and Pool Members). Each of the Parties agrees to the release of all such records, data and other information in the circumstances described in this sub-section 6.9;

6.10 Pool Rules: Perform those specific duties and responsibilities ascribed to it in the Pool Rules;

6.11      Arrangements with the Grid Operator and Ancillary Services Provider:
          Make and maintain arrangements with the Grid Operator and the Ancillary Services Provider in accordance with Clause 29.2;

6.12 Arrangements with the Pool Funds Administrator: Make and maintain arrangements with the Pool Funds Administrator in accordance with Clause 29.3; 6.12A Arrangements with the Initial Settlement and Reconciliation Agent: Make and maintain arrangements with the Initial Settlement and Reconciliation Agent in accordance with Clause 29.4.

6.13 Notification of arrangements: Provide, upon request, the Executive Committee with details of its arrangements for the time being in effect with each of the Grid Operator, the Ancillary Services Provider, the Pool Funds Administrator and the Initial Settlement and Reconciliation Agent referred to in sub-section 6.11, 6.12 or (as the case may be) 6.12A;

6.14 Estimates for the Pool Funds Administrator: Without prejudice to its obligations under sub-section 17.8 of Schedule 11, where the Settlement System Administrator is unable for whatever reason to provide the Pool Funds Administrator with the actual information required from it in respect of each Settlement Day for each Pool Member, the Ancillary Services Provider and the Grid Operator, provide the Pool Funds Administrator in accordance with Service Line 2 (Stage 1 Settlement Process) with its best estimates of that information by the same time as it is required to provide the actual information;

6.14A Estimates for ISRA: Without prejudice to its obligations under Clause 29.4, where the Settlement System Administrator is unable for whatever reason to provide the Initial Settlement and Reconciliation Agent with the actual information required from it in respect of each Settlement Day, provide the Initial Settlement and Reconciliation Agent in accordance with Service Line 2 (Stage 1 Settlement Process) with its best estimates of that information by the same time as it is required to provide the actual information;

6.15      Advisory obligations:

          6.15.1 Report to the Executive Committee and/or the Contract Manager on those matters set out or referred to in the Service Lines in the manner and within the timescales prescribed thereby;

          6.15.2    Report promptly in writing to the Executive Committee:-

                    (a) any problem with the Settlement System or its then current operation that is putting pressure on the due and punctual performance by the Settlement System Administrator of any Service; and

                    (b) any problem of which the Settlement System Administrator is or becomes aware about the likely future operation of the Settlement System arising out of the way in which the Settlement System is then currently being operated;

6.16      Quality management system and procedures:

          6.16.1 Establish and keep under review a quality management system that is designed to enable the Settlement System Administrator to meet the standards set out or referred to in sub-sections 4.1 and 4.2 and under that system prepare and keep under review procedures to meet such standards;

          6.16.2 Provide the Executive Committee on request with copies of such procedures and notify the Executive Committee of any changes made thereto or, where such changes require contribution or input from all or any of the Parties or Pool Agents, any proposed changes thereto; and

          6.16.3 Consider any comments or any proposed changes on or to such procedures made by or on behalf of the Executive Committee from time to time;

6.17 Documentation: Maintain up-to-date manuals, specifications and similar documentation for the provision of the Services and provide the Executive Committee on request with copies of such manuals, specifications and similar documentation;

6.18 Long-term forecasting procedures: Having regard to its knowledge of the requirements of the Executive Committee and the Pool Members:-

          (a) consult the Contract Manager in respect of the Settlement System Administrator's long term planning for the use and allocation of resource cover;

          (b) following consultation with the Contract Manager pursuant to paragraph (a) above, plan for anticipated future requirements of the Executive Committee and Pool Members;

          (c) maintain internal financial controls to ensure that the objectives of this Schedule and the Appendix hereto are met; and

          (d) provide the Executive Committee as appropriate or on request with a report of the results and/or impact of the matters arising from the consultation referred to in paragraph (a) above;

6.19      Provision of Stage 1 Hardware:

          6.19.1 Provide Stage 1 Hardware subject to compliance by the Settlement System Administrator with its obligations under the remainder of this sub-section;

          6.19.2    Be entitled to change the Stage 1 Hardware provided that:-

                    (a) the Settlement System Administrator has given to the Executive Committee reasonable prior notice of the intention to change the Stage 1 Hardware;

                    (b) the Settlement System Administrator has given to the Executive Committee reasonable details of the proposed change, together with a timetable for implementation, at the time notice is given under paragraph (a) above;

                    (c) the impact (if any) on the Stage 1 Software is detailed in the notice given under paragraph (a) above and, if there shall be any such impact, the proposed change to the Stage 1 Software shall proceed in accordance with the Change Management Policies save that Settlement Goal Enhancements and Emergency Fixes (other than, for the avoidance of doubt, interfaces from other Stage 1 Software) shall be implemented in accordance with Section 6 of Schedule 35;

                    (d) any such change will not materially affect the operation or function of the Settlement System; and

                    (e) all costs associated with any such change shall be met by the Settlement System Administrator (and shall not be recharged to Pool Members) except where any such change is agreed as a Settlement Goal Enhancement (as defined in Schedule 35);

          6.19.3 Subject to any restrictions relating to Equipment (as defined in the Type 1 Goal Licence) contained in the Type 1 Goal Licence, make changes to the Stage 1 Hardware required by Pool Members, acting through the Executive Committee (including such changes to such hardware caused or occasioned by the introduction of a Settlement Goal Enhancement), provided that the Settlement System Administrator shall notify Pool Members in accordance with the Change Management Policies and appropriate changes to the Service Lines and/or the Menus of Prices shall be agreed in accordance with the Appendix hereto;

6.20 Performance Improvement Programme: Seek to identify and give support to initiatives which may form the basis of Performance Improvement Programmes;

6.21      Data input and validation:

          6.21.1 Promptly and properly input such data and other information as it may receive pursuant to the terms of this Agreement;

          6.21.2 Review and validate data and other information in accordance with the Agreed Procedures to establish the completeness thereof and to identify any inconsistencies therein;

6.22      Software Development:

          6.22.1 Be entitled to attend the Development Project Board (as defined in the Stage 1 Development Policies) for each development project undertaken pursuant to the Stage 1 Development Policies and where the project will impact the Stage 1 Settlement System (but shall not have any voting rights as an attendee at the Development Project Board);

          6.22.2 Be obliged to attend the Development Project Board throughout the entire project life cycle of the relevant development project from the initiation of such development project until successful completion of integration, system and user acceptance testing therefor and acceptance of such development project by the Development Project Board; and

          6.22.3 Be obliged to raise in a timely manner with the Development Project Board any concerns which the Settlement System Administrator may have about the development project in question or its progress.

7.        PERFORMANCE OF DUTIES

7.1 Independent contractor: In carrying out its duties and responsibilities under the SSA Arrangements, the Settlement System Administrator shall act as an independent contractor and (unless expressly authorised to the contrary) shall neither act nor hold itself out nor be held out as acting as agent for any of the other Parties.

7.2       Delegation:

          7.2.1 Subject as provided in paragraphs 7.2.2 and 7.2.3, the Settlement System Administrator may delegate the performance of all or any of its duties and responsibilities under the SSA Arrangements to agents or contractors.

          7.2.2 The Settlement System Administrator shall be entitled to delegate the performance of all or any of its duties and responsibilities under the SSA Arrangements provided that they are not duties or responsibilities which are in respect of any significant matter (unless the prior written approval of the Executive Committee under paragraph 7.2.3 has been given).

          7.2.3     In giving any such approval as is referred to in paragraph
                    7.2.2 the Executive Committee shall specify the particular duties and responsibilities which may be delegated and to whom and for what period. On receipt of such approval the Settlement System Administrator may delegate its duties and responsibilities only to the extent of the terms of such approval.

          7.2.4 As between the Settlement System Administrator and the other Parties, no delegation pursuant to this sub-section 7.2 or pursuant to Clause 60.15 nor the terms or conditions of any contract pursuant to which any such delegation is effected shall relieve the Settlement System Administrator of any of its duties or responsibilities under the SSA Arrangements. The Settlement System Administrator shall at all times properly supervise the performance of all such delegates.

          7.2.5 For the avoidance of doubt, the term "delegation" as used in this sub-section 7.2 includes sub-contracting.

          The right to delegate as set out in this sub-section 7.2 is subject to the restrictions contained in any Type 1 Goal Licence granted to the Settlement System Administrator pursuant to the provisions of Schedule 35.

8.        RESPONSIBILITY FOR THE SSA SYSTEM

8.1 The SSA System: The Settlement System Administrator shall have control of the running and development of the SSA System, subject to the restrictions set out in this Section 8.

8.2       Developed software:

          8.2.1     (i)       In relation to any Software developed by the
                              Settlement System Administrator, the Settlement
                              System Administrator shall procure that all intellectual property rights therein shall vest in the Settlement System Administrator absolutely;

                    (ii) in the case of Software commissioned from a third party or where rights in Software are purchased, the Settlement System Administrator shall procure that all intellectual property rights therein are transferred to the Settlement System Administrator; and

                    (iii) where the Settlement System Administrator customises, or commissions the customisation of, any Software licensed from any third party, the Settlement System Administrator shall procure that all intellectual property rights in such Software shall vest in the Settlement System Administrator.

          8.2.2     Pool Members confirm and agree:-

                    (i) that they have no objection to intellectual property rights referred to in paragraph 8.2.1 being held in this way; and

                    (ii)      that, subject to the remaining provisions of this
                              Section 8 and to Section 9, the Settlement System Administrator shall have the right of use of such intellectual property rights as an absolute owner.

          8.2.3 The Settlement System Administrator hereby grants to Pool Members a royalty free, non-exclusive, irrevocable, perpetual and transferable licence to use, copy and develop the Software referred to in paragraph 8.2.1 without limitation or restriction for the purposes of operating the Settlement System within the United Kingdom. The licence granted hereunder may be assigned by Pool Members, without limitation or restriction, to their nominee. If Pool Members or their nominee, as the case may be, should wish to use, copy or develop any such Software in any territory outside the United Kingdom or for any purpose other than the operation of the Settlement System, then the Settlement System Administrator shall grant to Pool Members or their nominee, as the case may be, a licence so to use, copy or develop such Software in such territory on fair and reasonable commercial terms.

          8.2.4 For the avoidance of doubt, this sub-section 8.2 shall not apply to Settlement Goal.

8.3 Licensed software: In respect of any other Software, not developed internally, purchased or commissioned, the Settlement System Administrator shall ensure that it has a fully transferable licence (such transfer to include the transfer to any successor Settlement System Administrator) to use and develop such Software, together with (unless the Executive Committee otherwise notifies the Settlement System Administrator) suitable escrow arrangements for any Software for which the source code and full documentation has not been provided or which is not freely available. No further fee shall be payable in respect of any transfer of the licence to any nominee of Pool Members under Section 21 except to the extent that the licensor may continue to charge the same licence fees to the transferee.

8.4 Third party maintenance: Except in circumstances beyond the Settlement System Administrator's control, the SSA System shall be fully maintained, by third party maintenance organisations to the extent that the Software is not developed internally, and the SSA System shall be fully documented so that it can be operated by any successor to the Settlement System Administrator. The Settlement System Administrator shall promptly notify the Executive Committee upon the Settlement System Administrator becoming aware that the SSA System will cease to be maintained by such a third party maintenance organisation.

8.5 SSA System changes: The Settlement System Administrator shall be free to make any changes to the SSA System, except to the extent that (a) the modification necessitates any change to the Developed Application Software or Licensed Application Software or (b) it detrimentally affects the operation of the Settlement System or (c) it necessitates any change to the ISRA System or the Stage 2 Software or any other aspect of the Stage 2 Settlement System to and from which the SSA System (or any part thereof) has an interface.

8.6 Maintenance of the SSA System Software: Without prejudice to Section 10, in respect of any Software related to the SSA System which is written, commissioned or customised by the Settlement System Administrator, the Settlement System Administrator shall maintain support for, and where necessary fix any bugs in, such Software from the Termination Date until the expiry of the Post-Termination Period, if any, and the costs of maintaining that support and fixing the bugs shall be as agreed between the Settlement System Administrator and the Contract Manager and shall be recovered in accordance with the Charging Procedure.

8.7      Settlement Goal:

          8.7.1 The Settlement System Administrator shall be deemed to have complied with its obligations set out in sub-section 8.3 solely in so far as they relate to Settlement Goal if it has entered into and has in force a licence agreement with NGC in the terms of the Type 1 Goal Licence.

          8.7.2 The Settlement System Administrator shall be deemed to have complied with its obligations set out in the first sentence of sub-section 8.4 solely in so far as they relate to Settlement Goal if it has entered into and has in force a support and maintenance agreement with NGC in the terms of the Type 1 Support and Maintenance Agreement.

          8.7.3 Where the introduction of a Settlement Goal Enhancement or Emergency Fix to Settlement Goal causes or occasions changes to be required to the SSA System, all costs associated with such changes shall be recharged to Pool Members in accordance with the Charging Procedure.

9.        SOFTWARE

9.1       Definitions: In this Section 9:-

          "Developed Application Software" means those computer programs and codes described in the Contract Management Rules from time to time and all copyright and other intellectual property rights therein and all documents and materials forming part thereof or relating thereto; and

          "Licensed Application Software" means those computer programs and codes (including for the avoidance of doubt Settlement Goal) described in the Contract Management Rules from time to time.

9.2       Ownership and licensing of software:

          9.2.1 The Settlement System Administrator hereby declares and undertakes that it holds all existing and future intellectual property rights that exist or may exist in the Developed Application Software, including all past, present and future modifications, alterations or amendments thereto, in trust and as nominee for the Pool Members and the Settlement System Administrator undertakes, at the request of the Executive Committee or any nominee of Pool Members, to assign to Pool Members or such nominee (as the case may be) all such intellectual property rights that subsist in such Developed Application Software. The trust hereby created shall pursuant to section 1(1) of the Perpetuities and Accumulations Act 1964 be of a duration of 80 years from 1st April, 1998.

          9.2.2 If intellectual property rights in Developed Application Software are assigned to Pool Members or their nominee pursuant to paragraph 9.2.1, Pool Members undertake to grant (or, as the case may be, procure that their nominee grants) contemporaneously:-

                    (i)       to the Settlement System Administrator:-

                              (a)       a royalty free, perpetual and
                                        non-transferable licence to use and
                                        develop such Developed Application
                                        Software solely for the purpose of
                                        providing the Services (such licence to
                                        include the right to copy, adapt and
                                        modify such Developed Application
                                        Software for such purpose); and

                              (b) upon Pool Members or, as the case may be, their nominee agreeing fair and reasonable commercial terms and conditions with the Settlement System Administrator, including the payment of royalties to the Pool Members or their nominee, a licence to use and develop such Developed Application Software for its own commercial purposes; and

                    (ii) to NGC, a royalty free and perpetual licence to use and develop the CDCS software (if any) forming part of the Developed Application Software the intellectual property rights in which are so assigned to Pool Members or their nominee for the following purposes:-

                              (a) the operation and planning of the NGC Transmission System;

                              (b)       the calculation of charges and
                                        preparation of offers of terms for
                                        connection to or use of the NGC
                                        Transmission System;

                              (c)       the operation and planning of the
                                        Ancillary Services Business and the
                                        calculation of charges therefor;

                              (d) the operation of the Stage 1 Settlements Business; and

                              (e) the provisions of information under the British Grid Systems Agreement and the EdF Documents,

                              such licence to be non-transferable except as between NGC and its affiliates or, as the case may be, between affiliates of NGC.

          9.2.3 The Settlement System Administrator shall have the right upon the appointment of any successor Settlement System Administrator to assign to such successor Settlement System Administrator all such intellectual property rights that subsist in the Developed Application Software and as a consequence of such assignment terminate the trust created pursuant to paragraph 9.2.1. Pool Members shall use their reasonable endeavours to ensure that any such successor Settlement System Administrator accepts such assignment.

          9.2.4     The Settlement System Administrator:-

                    (i) represents, warrants and undertakes that the Licensed Application Software is, and for so long as the Settlement System Administrator remains as such will remain, the subject of a non-exclusive licence in favour of the Settlement System Administrator transferable to its successor Settlement System Administrator provided that the Settlement System Administrator shall be deemed to have complied with the provisions of this paragraph 9.2.4(i), solely in so far as they relate to Settlement Goal, if it has entered into and has a current Type 1 Goal Licence; and

                    (ii)      undertakes to use all reasonable endeavours to:-

                              (a)       assign or novate, or procure the
                                        assignment or novation, of any licence
                                        for Licensed Application Software to the successor Settlement System
                                        Administrator as soon as is reasonably
                                        practicable and to obtain any consent
                                        necessary for that purpose; or

                              (b)       procure the grant by the relevant
                                        licensor to the successor Settlement
                                        System Administrator of a licence in
                                        respect of Licensed Application Software as soon as is reasonably practicable,

                              so that the licence held by the successor
                              Settlement System Administrator is on terms no less favourable to it than the terms of the licence held by the Settlement System Administrator and without payment of a fee by Pool Members or the successor Settlement System Administrator (except to the extent that the licensor may continue to charge the same licence fee to the transferee or in the case of a Type 1 Goal Licence such other fee as may be specified in sub-section 3.2 of Schedule 35).

9.3 Re-engineered Settlement System: For the avoidance of doubt, all Parties agree that all existing and future intellectual property rights of whatsoever nature subsisting in the Re-engineered Settlement System (as defined in the Appendix) shall vest in Pool Members or, at the direction of the Executive Committee, in a nominee of Pool Members. The Settlement System Administrator hereby assigns to Pool Members or their nominee, as the case may be, with full title guarantee all such existing and (to the extent that future assignment is permitted by law) all future intellectual property rights that exist or may exist in the Re-engineered Settlement System and, to the extent that such future intellectual property rights that exist, or may exist, in such Re-engineered Settlement System are not hereby assigned to Pool Members or their nominee, as the case may be, the Settlement System Administrator undertakes to do all such acts and execute all such documents as may be necessary or desirable to give full effect to the assignment of such intellectual property rights.

10.       MAINTENANCE ARRANGEMENTS

          Maintenance arrangements: The Settlement System Administrator shall without prejudice to the terms of any Type 1 Goal Licence granted to the Settlement System Administrator:-

          (a) ensure that at all times it has in full force and effect proper arrangements for the maintenance of (and the prompt rectification of defects in) the Stage 1

                    Hardware and Stage 1 Software provided that in relation to Developed Application Software such maintenance shall not be required to extend beyond the implementation of a corrective procedure or a remedy to such Software to allow for the continued running of such Software in accordance with its specification provided that the Settlement System Administrator shall be deemed to have complied with the provisions of this sub-section 10(a), solely in so far as they relate to Settlement Goal, if it has entered into and has a current Type 1 Support and Maintenance Agreement;

          (b) upon reasonable request of the Executive Committee or its nominee, confirm to the Executive Committee or its nominee in writing the existence of such maintenance arrangements in respect of the Stage 1 Hardware and the SSA System; and

          (c) upon reasonable request of the Executive Committee or its nominee, supply evidence reasonably satisfactory to the Executive Committee or its nominee of the existence and nature of such maintenance arrangements in respect of the Developed Application Software and the Licensed Application Software.

11.       AUDIT ACCESS

Access:

11.1 The Settlement System Administrator shall subject to the terms of any Type 1 Goal Licence granted to the Settlement System Administrator:-

          (a) permit the Pool Auditor unrestricted access to the Stage 1 Settlement System, the Stage 1 Hardware and the Stage 1 Software and all data used, information held and records kept by the Settlement System Administrator or its agent or sub-contractors in operating the Stage 1 Settlement System;

          (b) use reasonable endeavours to procure that each Second Tier Agent, each Second Tier Agent's agent (if any) and each Second Tier Agent's sub-contractor (if any) permits the Pool Auditor unrestricted access to the Second Tier Hardware and Second Tier Software, to its agency or sub-contracting operations and to all data used, information held and records kept by each such Second Tier Agent, Second Tier Agent's agent and/or Second Tier Agent's sub-contractor, in each case for so long as such agent or other person continues to perform the relevant functions and thereafter for so long as reasonably required by the Executive Committee;

          (c) make available members of its staff to explain the operation of the Stage 1 Settlement System and such other issues as the Pool Auditor considers relevant; and

          (d) use reasonable endeavours to procure that each Second Tier Agent, each Second Tier Agent's agent (if any) and each Second Tier Agent's sub-contractor (if any) makes available members of its staff to explain its operation of its agency or sub-contracting operations, the Second Tier Hardware and the Second Tier Software and such other issues as the Pool Auditor considers relevant, in each case for so long as such agent or other person continues to perform the relevant functions and thereafter for so long as reasonably required by the Executive Committee.

11.2 ESIS in its capacity as Settlement System Administrator shall procure that, in addition to ESIS's auditor auditing the annual accounts of ESIS for a particular financial year, that auditor shall report in writing to the Executive Committee the Gross Margin for that financial year and shall deliver that report to the Executive Committee no later than the date upon which such annual accounts are laid before ESIS in general meeting or otherwise published or issued (if earlier).

11.3 The Settlement System Administrator shall permit an auditor appointed by the Executive Committee access to the operations and business of the Settlement System Administrator to confirm that the quality management procedures and billing practices applied by the Settlement System Administrator under the terms of the SSA Arrangements are being complied with. The terms of reference for each such audit will be agreed by the auditor with ESIS, such agreement not to be unreasonably withheld.

12.       INSURANCE RESPONSIBILITIES

12.1 Insurance requirements: Subject to the availability in the insurance market of such insurances, the Settlement System Administrator shall effect and maintain in full force and effect with first class insurers the following insurances:-

          12.1.1 insurance with respect to (a) physical loss or damage to each of the Hardware (including Second Tier Hardware) and Software (including Second Tier Software) and (b) corruption of the Software (including Second Tier Software) and related computer data, in each case in an amount equivalent to its replacement cost, except, with effect from 1st April, 1994, insofar as concerns any Second Tier Hardware and Second Tier Software owned and/or operated by any particular Second Tier Agent where such Second Tier Agent has agreed with the Settlement System Administrator substantially to the effect, inter alia, that:-

                    (a) the Second Tier Agent will effect and maintain in full force and effect with first class insurers insurance with respect to (i) physical loss or damage to each of such Second Tier Hardware and Second Tier Software and (ii) corruption of such Second Tier Software and related computer data, in each case in an amount equivalent to its correction cost;

                    (b) the Second Tier Agent shall promptly on request provide to the Settlement System Administrator an insurance broker's certificate having a form and content as specified in sub-section 12.3 and evidence that the Second Tier Agent has paid the relevant premiums; and

                    (c) if the Second Tier Agent has not so insured and paid the relevant premiums the Settlement System Administrator shall, on behalf of the Second Tier Agent, take out such insurance and pay such premiums and recover the cost of the same from the Second Tier Agent; and

                    provided that, in the case of paragraph (c) above, where:-

                              (i) the Settlement System Administrator is aware that the Second Tier Agent has not so insured in accordance with paragraph
                                        (a) above; and

                              (ii) a period of fourteen days since the Settlement System Administrator first became aware that the Second Tier Agent had not insured in accordance with paragraph (a) above has elapsed, during which period the Second Tier Agent has not so insured in accordance with paragraph (a) above, the Settlement System Administrator shall so take out such insurance in the name of such Second Tier Agent unless, after having sought, to the extent that it is able, such information from the Second Tier Agent as is necessary for the purposes of obtaining such insurance, it has failed to obtain such information; and

          12.1.2 professional indemnity insurance as Settlement System Administrator in an amount of not less than (pound)20,000,000 any one claim and (pound)20,000,000 all claims in any one year (or such greater amount as may from time to time be reasonably required by the Executive Committee after consultation with the Settlement System Administrator or such lesser amount as may from time to time be agreed between the Executive Committee and the Settlement System Administrator).

12.2 Application of proceeds: The Settlement System Administrator shall use all reasonable endeavours:-

          (a) in the case of insurance referred to above where it is the insured to make and collect claims promptly; and

          (b) in the case of insurance where its Second Tier Agent is the insured, to procure that such Second Tier Agent makes and collects claims promptly, and shall apply and, as appropriate, shall procure that its Second Tier Agent applies, all moneys so received by it in respect of the insurance referred to in this Section 12 in or towards making good the loss and fully repairing the damage or (as the case may be) satisfying the relevant liability in respect of which such moneys were receivable or reimbursing the cost of the same.

12.3 Information requirements: The Settlement System Administrator shall promptly supply the Executive Committee upon request from time to time with an insurance broker's certificate in form and content reasonably satisfactory to the Executive Committee confirming that cover has been effected, whether by it or its Second Tier Agent, in respect of the insurance referred to in sub-section 12.1 and giving reasonable details of the terms and conditions of such insurance.

12.4 Default: If the Settlement System Administrator shall default in the performance of its obligations under this Section 12, the Executive Committee shall have the right (but shall not be obliged) to make the appropriate insurance arrangements and shall have the right to recover from the Settlement System Administrator any costs incurred (including any handling fee).

12.5      Change in insurance requirements:

          12.5.1 If at the request of the Executive Committee the sums insured under the Settlement System Administrator's professional indemnity insurance are increased, the amount of any resultant increase in the insurance premium shall be recovered by the Settlement System Administrator (assuming that it has borne the same) in accordance with the Charging Procedure.

          12.5.2 If at the request of the Executive Committee the amount of the excess or deductible under the Settlement System Administrator's professional indemnity insurance is increased and there is a resultant decrease in the insurance premium payable, the amount of such decrease shall be reimbursed by the Settlement System Administrator to Pool Members under the Charging Procedure (assuming that Pool Members have already paid the Settlement System Administrator on the basis of a higher premium) provided that in the event of a claim against the Settlement System Administrator in respect of which a payment is or (but for such increase in the excess or deductible) would have been made to the Settlement System Administrator under its professional indemnity insurance Pool Members shall be required themselves to bear in aggregate the first part of any such claim up to the amount of such increased excess or deductible and in satisfaction of that obligation shall reimburse the same to the Settlement System Administrator in accordance with the Charging Procedure.

          12.5.3 If in any other case the sums insured under the Settlement System Administrator's professional indemnity insurance are changed from the amounts referred to in paragraph 12.5.1 or the amount of the excess or deductible thereunder is changed from the amount referred to in paragraph 12.5.2, any resultant increase in the insurance premium payable shall be for the Settlement System Administrator's own account and shall not be recoverable by it from the other Parties.

12.6 Type 1 Goal Licence: The provisions of this Section 12 are without prejudice to the terms of any Type 1 Goal Licence granted to the Settlement System Administrator.

13.       TERM AND TERMINATION OF THE APPOINTMENT OF ESIS

13.1 Term and Termination: ESIS's appointment as Settlement System Administrator shall be for a term (subject to sub-section 13.2 and Section 17) expiring on 31st March, 2002 and shall continue thereafter until:-

          (a) this Agreement is terminated pursuant to Clause 67.4, in which event the provisions of sub-section 13.2 shall apply; or

          (b)       ESIS resigns its appointment in accordance with Section 14;
                    or

          (c) ESIS is removed as Settlement System Administrator in accordance with Section 15, 16 or 17.

13.2 Termination pursuant to Clause 67.4: If this Agreement is terminated pursuant to Clause 67.4 then:-

          (a) if the effective date of termination of this Agreement is after 31st March, 1999, the Termination Date shall be deemed for the purposes of allocating costs between ESIS and Pool Members to be 31st March, 1999 and the provisions of Section 23 shall apply mutatis mutandis; and

          (b) if the effective date of termination of this Agreement is on or before 31st March, 1999, the Termination Date shall be deemed for the purposes of allocating costs between ESIS and Pool Members to be 31st March, 1999 and the provisions of
                    Section 24 shall apply mutatis mutandis.

14.       RESIGNATION BY ESIS

Resignation procedure: After consultation between the Settlement System Administrator and the Executive Committee, and the Director having given his prior written consent, ESIS may give 12 months' notice in writing (the "Resignation Notice") to the Executive Committee (which shall forthwith notify all Pool Members) and the Director of its intention to resign as Settlement System Administrator to take effect on a date (in this Section 14, the "Termination Date") not earlier than 1st April, 2002 and, subject to Section 20, the appointment of ESIS as Settlement System Administrator shall terminate on the Termination Date.

15.       REMOVAL OF ESIS AFTER 31ST MARCH, 2004

Removal procedure: After consultation between the Settlement System Administrator and the Executive Committee ESIS may be removed as Settlement System Administrator at any time after 31st March, 2004 where:-

          (a) a resolution of the Pool Members in general meeting resolving to remove ESIS as Settlement System Administrator has been passed by either:-

                    (i) Pool Members holding not less than 80 per cent. of the Total Weighted Votes of Pool Members who are entitled to vote in person or by proxy at a general meeting of Pool Members or deemed effective pursuant to Clause 13.5; or

                    (ii) Pool Members holding less than 80 per cent. of the Total Weighted Votes of Pool Members who are entitled to vote in person or by proxy at a general meeting of Pool Members, but only where there is no more than one dissentient Pool Member;

          (b) the Director has given his prior written consent in the light of the resolution passed in accordance with paragraph
                    (a) above; and

          (c) the Executive Committee has given the Settlement System Administrator after such resolution has been passed or deemed effective (which the Executive Committee shall promptly do) 12 months' notice in writing (in this Section 15, the "Removal Notice") of such removal (or such longer period of notice as the Director may determine in response to the application made to him for the purposes of paragraph
                    (b) above) to take effect on the date being no earlier than 1st April, 2004 specified in the Removal Notice (in this
                    Section 15, the "Termination Date") and, subject to Section 20, the appointment of ESIS as Settlement System Administrator shall terminate on the Termination Date.

16.       REMOVAL OF ESIS ON OR BEFORE 31ST MARCH, 2004

Removal procedure: Subject to sub-section 13.1, ESIS may be removed as Settlement System Administrator at any time on or before 31st March, 2004 where:-

          (a)       (i)       the Executive Committee has carried out one or
                              more market tests of the price of the Production
                              Services pursuant to section 9 of Part B of the Appendix and the results of such market test(s) indicate that, taken as a whole, the Production Services could be obtained at a lower comparable price from one or more other suppliers; or

                    (ii) Pool Members in general meeting have resolved that a contract to perform the functions of both Settlement System Administrator and Initial Settlement and Reconciliation Agent should be awarded to a single person and that an invitation to tender for that combined role should be issued;

          (b) a resolution of the Pool Members in general meeting resolving to remove ESIS as Settlement System Administrator has been passed by either:-

                    (i) Pool Members holding not less than 80 per cent. of the Total Weighted Votes of Pool Members who are entitled to vote in person or by proxy at a general meeting of Pool Members or deemed effective pursuant to Clause 13.5; or

                    (ii) Pool Members holding less than 80 per cent. of the Total Weighted Votes of Pool Members who are entitled to vote in person or by proxy at a general meeting of Pool Members, but only where there is no more than one dissentient Pool Member;

          (c) the Director has given his prior written consent in the light of the resolution passed in accordance with paragraph
                    (b) above; and

          (d) the Executive Committee has given the Settlement System Administrator after such resolution has been passed or deemed effective (which the Executive Committee shall promptly do) 12 months' notice in writing (in this Section 16, the "Removal Notice") of such removal (or such longer period of notice as the Director may determine in response to the application made to him for the purposes of paragraph
                    (b) above) to take effect on the date falling before 1st April, 2004 specified in the Removal Notice (in this Section 16, the "Termination Date") and, subject to Section 20, the appointment of ESIS as Settlement System Administrator shall terminate on the Termination Date.

17.       REMOVAL OF ESIS

17.1 Breach of obligations capable of remedy: If the Settlement System Administrator fails in any persistent, material respect or in any single, major respect to perform or comply with any of the obligations expressed to be assumed by it under the SSA Arrangements and such failure, in the reasonable opinion of the Executive Committee, is capable of remedy, the Executive Committee shall have the right to give notice in writing (the "Remediable Removal Notice") to the Settlement System Administrator giving details of the relevant failure and requiring that such failure be remedied within 30 days (or such longer period as may be necessary but in any event within 90 days or any longer period as may be reasonable and agreed between the Settlement System Administrator and the Executive Committee) from the date of receipt by the Settlement System Administrator of the Remediable Removal Notice and, if a longer period is reasonable, that within 30 days from the said date of receipt the Settlement System Administrator agree a timetable with the Executive Committee for the remedy of such failure (such agreement not to be unreasonably withheld).

17.2 Breach of obligations incapable of remedy: If the Settlement System Administrator fails in any persistent, material respect or in any single, major respect to perform or comply with any of the obligations expressed to be assumed by it under the SSA Arrangements and such failure, in the reasonable opinion of the Executive Committee, is incapable of remedy, the Executive Committee shall have the right to give notice in writing (in this sub-section 17.2, the "Irremediable Removal Notice") to the Settlement System Administrator giving details of the relevant failure and stating that, in the reasonable opinion of the Executive Committee, the Settlement System Administrator is in breach of the terms of the SSA Arrangements and such breach is incapable of remedy.

17.3      Insolvency: If the Settlement System Administrator:-

          (a) is unable to pay its debts (within the meaning of section 123(1) or (2) of the Insolvency Act 1986, but subject as hereinafter provided in this sub-section 17.3) or if any voluntary agreement is proposed in relation to it under section 1 of that Act or if the Settlement System Administrator enters into any scheme of arrangement (other than for the purpose of reconstruction or amalgamation upon terms and within such period as may previously have been approved in writing by the Executive Committee); or

          (b) has a receiver (which expression shall include an administrative receiver within the meaning of section 29 of the Insolvency Act 1986) of the whole or any material part of its assets or undertaking appointed; or

          (c) has an administration order under section 8 of the Insolvency Act 1986 made in relation to it; or

          (d) passes any resolution for winding-up other than a resolution previously approved in writing by the Executive Committee; or

          (e) becomes subject to an order by the High Court for winding-up,

          the Executive Committee shall have the right to give notice in writing (in this sub-section 17.3, the "Irremediable Removal Notice") to the Settlement System Administrator referring to such event.

          For the purposes of paragraph (a) above section 123(1)(a) of the Insolvency Act 1986 shall have effect as if for "(pound)750" there were substituted "(pound)250,000" and, further, the Settlement System Administrator shall not be deemed to be unable to pay its debts for the purposes of paragraph (a) above if any such demand as is mentioned in the said section is being contested in good faith by the Settlement System Administrator with recourse to all appropriate measures and procedures.

17.4 Change of Status: If ESIS ceases to be a wholly-owned subsidiary of NGC then, subject to the prior written consent of the Director having been obtained, the Executive Committee shall have the right to give notice in writing (in this sub-section 17.4, the "Irremediable Removal Notice") to the Settlement System Administrator referring to such event.

17.5      Removal Procedure: Subject to:-

          (a) the Executive Committee having given the Settlement System Administrator a Remediable Removal Notice, and either the Settlement System Administrator having been unwilling or unable to remedy the failure within 30 days from the date of receipt of the Remediable Removal Notice (or such longer period as may be permitted under sub-section 17.1) or, as the case may be, within the period provided in the timetable agreed with the Executive Committee for the remedy of such failure; or

          (b) the Executive Committee having given the Settlement System Administrator an Irremediable Removal Notice,

          ESIS may be removed as Settlement System Administrator where:-

          (i) a resolution of the Pool Members in general meeting resolving to remove ESIS as Settlement System Administrator has been passed by either:-

                    (a) Pool Members holding not less than 80 per cent. of the Total Weighted Votes of Pool Members who are entitled to vote in person or by proxy at a general meeting of Pool Members or deemed effective pursuant to Clause 13.5; or

                    (b) Pool Members holding less than 80 per cent. of the Total Weighted Votes of Pool Members who are entitled to vote in person or by proxy at a general meeting of Pool Members, but only where there is no more than one dissentient Pool Member;

          (ii) the Director has given his prior written consent in the light of the resolution passed in accordance with sub-paragraph (i) above; and

          (iii) the Executive Committee has given the Settlement System Administrator after such resolution has been passed or deemed effective (which the Executive Committee shall promptly do) 12 months' notice in writing (in this Section 17, the "Removal Notice") of such removal to take effect on the date specified in the Removal Notice (in this Section 17, the "Termination Date") and, subject to Section 20, the appointment of ESIS as Settlement System Administrator shall terminate on the Termination Date.

18.       POWERS OF EXECUTIVE COMMITTEE ON RESIGNATION AND REMOVAL

Executive Committee Powers: At any time and from time to time on or after a Resignation Notice or a Removal Notice has been given by or on behalf of the Executive Committee to the Settlement System Administrator, the Executive Committee shall have the right:-

          (a) subject to all security, safety and operational constraints of the Settlement System Administrator current at the time the Resignation Notice or (as the case may be) the Removal Notice is given, to enter (and any third party reasonably nominated by the Executive Committee shall have the right to enter) upon reasonable notice any premises where the Settlement System Administrator performs any of its functions relating to the Stage 1 Settlement System to inspect any aspect of the Stage 1 Settlement System, to ensure maintenance of service levels and to facilitate the transfer of service, responsibilities and assets pursuant to
                    Section 21; and

          (b) on such reasonable basis as may be agreed with the Settlement System Administrator (such agreement not to be unreasonably withheld), to communicate with and consult such of the Settlement System Administrator's staff as are available as the Executive Committee reasonably considers to be essential to the Stage 1 Settlement System for a period up to 12 months following the Termination Date.

19.       APPOINTMENT OF SUCCESSOR SETTLEMENT SYSTEM ADMINISTRATOR

19.1 Approval of the Director: The Parties undertake with each other that no successor Settlement System Administrator shall be appointed without the written approval of the Director first having been obtained.

19.2 Discharge: With effect from the Termination Date ESIS in its capacity as Settlement System Administrator shall (save as provided in sub-sections 5.4, 8.6, 12.2, 20.2 and Section 21 and save as regards any rights and liabilities accrued as at the date of its retirement or removal) be discharged from any further obligation and shall have no further rights under the SSA Arrangements but shall remain entitled to the benefit of the provisions of sub-sections 4.3 to 4.9 (inclusive) and any other provision of this Agreement providing for an indemnity or the payment of other costs or charges in favour of the Settlement System Administrator, and its successor and (save as provided in this sub-section 19.2) each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party to this Agreement in place of ESIS as Settlement System Administrator.

20.       CONTINUATION OF SERVICES

20.1 Continuation of Services: Subject to sub-section 20.5, the Executive Committee shall have the right to postpone the Termination Date beyond its original date on a maximum of four occasions and, on each occasion, for a period of three months (each an "Extension Period") and ESIS agrees to continue to act as Settlement System Administrator for the duration of each Extension Period. The Executive Committee shall exercise such right by written notice to the Settlement System Administrator specifying the duration of each Extension Period (each an "Extension Notice"), and the Termination Date shall thereupon be postponed to the last day of the then proposed Extension Period.

20.2 Post-Termination Services: The Contract Manager may, by placing an Order, request the Settlement System Administrator to provide such training and support services as are set out in the Menu of Consultancy Services Prices and the Menu of Development Services Prices (each as defined in the Appendix hereto) as the Executive Committee may reasonably require for the Post-Termination Period. Any such Order shall specify the length of time for which such services are required. Subject to sub-section 20.4, the Settlement System Administrator shall be entitled to charge for such services in accordance with the Menu of Prices current immediately prior to the Termination Date (subject to indexation in accordance with the terms of the Appendix hereto) but shall only be required to provide such services to the extent that the resources are at the time employed by ESIS or were formerly employed by ESIS and are at the time employed within the NGC group of companies.

20.3 Extension Period Charges: The Settlement System Administrator shall have the right to charge for Services rendered during the Extension Period in accordance with Section 1 of Part H of the Appendix hereto.

20.4 Post-Termination Period Charges: The Settlement System Administrator shall charge only a nominal sum (being not more than (pound)100 in the aggregate) for such training and support services rendered in accordance with sub-section 20.2 where the Termination Date is referable to a Resignation Notice given by ESIS pursuant to Section 14 or a Removal Notice given by the Executive Committee pursuant to
          Section 17.

20.5 Two year limit: Notwithstanding any other provision of this Agreement, the Executive Committee shall not be entitled to require ESIS to remain appointed as Settlement System Administrator after the date falling 24 months after the date on which:-

          (a) the Settlement System Administrator gives the Executive Committee a Resignation Notice; or (as the case may be)

          (b) the Executive Committee gives the Settlement System Administrator a Removal Notice.

20.6 Full force and effect: All the provisions of this Schedule and the Appendix hereto shall remain in full force and effect for the duration of the Extension Period (if any) and the Post-Termination Period (if any) to the extent necessary to give effect to the terms of this
          Section 20.

21.       TRANSFER OF SERVICES, RESPONSIBILITIES AND ASSETS

21.1 Transfer of services, responsibilities and assets: Upon a successor Settlement System Administrator being appointed under Section 19 and accepting such appointment ESIS in its capacity as outgoing Settlement System Administrator shall:-

          (a) grant to a nominee of the Pool Members (who may be the successor Settlement System Administrator) a royalty free, non-exclusive, irrevocable, perpetual and transferable licence of all Software which for the avoidance of doubt shall exclude Settlement Goal, all related documentation and other similar intellectual property rights belonging to the outgoing Settlement System Administrator free of charge, to use, copy, adapt and translate such Software and other property for any purpose related to the operation of the Stage 1 Settlement System;

          (b) use all reasonable endeavours to novate, or procure the novation of, any licence or other agreement to use and/or maintain software and other property related to the operation of the Stage 1 Settlement System provided that in respect of Settlement Goal such obligation shall be subject to the provisions of the Type 1 Goal Licence;

          (c) transfer to such successor all Hardware belonging to the outgoing Settlement System Administrator and essential to such successor to carry out such successor's duties and responsibilities under the SSA Arrangements and which is not otherwise readily obtainable by such successor;

          (d) make over to such successor copies of all such records, manuals and data and other information not referred to in sub-section 21.1(a) and in the ownership or under the control of the outgoing Settlement System Administrator and relating to the operation, and necessary for the proper functioning of the Stage 1 Settlement System; and

          (e)       without prejudice to the foregoing provisions of this
                    Section 21, transfer or otherwise make available to such successor all assets (excluding freehold and leasehold property), equipment, facilities, rights, know-how and transitional assistance which it possesses and which is necessary for such successor to have to operate the Stage 1 Settlement System in accordance with the SSA Arrangements and which is not otherwise readily obtainable by such successor, in each case on such reasonable terms (other than as to consideration) as may be agreed between ESIS, such successor and the Executive Committee (and, in default of agreement, the dispute shall be referred to arbitration in accordance with Clause 83) and in consideration of the payment of such sums as are referred to in sub-section 21.2. ESIS further agrees, in consideration of the payment of such sums as are referred to in sub-section 21.2, to co-operate with any such successor and the Executive Committee so that the transfer of duties, services, responsibilities, assets and know-how to such successor is carried out causing as little disruption to the operation of the Settlement System and inconvenience to the Parties and Pool Agents as is practical in all the circumstances.

21.2      Asset Transfer Costs:

          21.2.1    The consideration referred to in sub-section 21.1 is:-

                    (a)       in respect of:-

                              (i) the right to use all Software, related documentation and other similar intellectual property rights under paragraph 21.1(a), a peppercorn rental;

                              (ii) all Hardware referred to in paragraph 21.1(b), the fair market value of the same as at the date of transfer; and

                              (iii) the copies referred to in paragraph 21.1(c), the cost to the outgoing Settlement System Administrator of making such copies;

                    (b)       in respect of:-

                              (i)       charges to Pool Members which the
                                        Executive Committee has expressly
                                        requested ESIS in its capacity as
                                        Settlement System Administrator to defer and the Deferred Settlement Project Expenditure, the principal amount deferred and any interest due and outstanding on that principal amount and all other amounts payable in discharging any financing arrangements undertaken in relation to such deferred expenditure provided that in the case of Deferred Settlement Project Expenditure the consideration shall be the net book value of the Software at that date; and

                              (ii) the co-operation referred to in the last sentence of sub-section 21.1 and such other matters as are within sub-section
                                        21.1 (other than those in paragraph
                                        21.1(b) for which there shall be no
                                        charge made) but not paragraphs (a) or
                                        (b)(i) or (ii) above, a nominal amount
                                        only in respect of the co-operation
                                        (with no additional charge for matters
                                        such as management time expended) and
                                        otherwise at fair market value.

          21.2.2 Any payment made by all or any of the Pool Members to ESIS in its capacity as outgoing Settlement System Administrator under this Section 21 shall be without prejudice to any rights and remedies which the Pool Members (or any of them) may have against ESIS as Settlement System Administrator arising under the SSA Arrangements.

21.3 Transition services: During the period from the date of the Removal Notice or, as the case may be, the Resignation Notice to the Termination Date or, as the case may be, the last day of the Post-Termination Period, the Contract Manager may give the outgoing Settlement System Administrator an Order requesting the outgoing Settlement System Administrator to:-

          (a) provide training and systems support for the successor Settlement System Administrator;

          (b) provide parallel running with the successor Settlement System Administrator;

          (c) move, relocate or hand over to the successor Settlement System Administrator the property it is required to transfer pursuant to paragraphs 21.1(a) to 21.1(e) (inclusive);

          (d) supply to the successor Settlement System Administrator procedural or practice documentation not already recorded in writing; and

          (e) provide employees to attend upon the successor Settlement System Administrator for all or any of the purposes referred to in paragraphs (a), (b) or (c) above.

21.4 Disputes: Any dispute arising under or in connection with this Section 21 shall be referred to arbitration in accordance with Clause 83.

22.       ALLOCATION OF COSTS ON RESIGNATION

Allocation of costs on resignation: Subject to Section 28(b), if the appointment of ESIS as Settlement System Administrator shall be terminated by the resignation of ESIS in accordance with Section 14:-

          (a) the Pool Members shall reimburse ESIS the Pool Agreed Liabilities; and

          (b) ESIS shall be responsible for, and shall not have recourse to any Pool Member for all or any part of:-

                    (i) the Transition Costs (and shall refund to Pool Members in accordance with sub-section 2.7 of Part J of the Appendix hereto any sums already received by ESIS on that account); and

                    (ii)      the Outstanding Liabilities; and

          (c) the liability of Pool Members for the payment of charges for the provision of Services up to the Termination Date and during the Post-Termination Period shall be as set out elsewhere in this Schedule and the Appendix hereto.

23.       ALLOCATION OF COSTS ON REMOVAL AFTER 31ST MARCH, 1999

Allocation of costs on removal: Subject to Section 28(b), if the appointment of ESIS as Settlement System Administrator shall be terminated by the removal of ESIS at any time after 31st March, 1999 in accordance with Section 15 or (as the case may be) 16:-

          (a)       the Pool Members shall reimburse ESIS the Pool Agreed
                    Liabilities;

          (b) ESIS shall be responsible for, and shall not have recourse to any Pool Member for all or any part of, the Outstanding Liabilities; and

          (c) the liability of Pool Members for the payment of charges for the provision of Services up to the Termination Date and during the Post-Termination Period shall be as set out elsewhere in this Schedule and the Appendix hereto.

24.       ALLOCATION OF COSTS ON REMOVAL ON OR BEFORE 31ST MARCH, 1999

Allocation of costs on removal: If the appointment of ESIS as Settlement System Administrator shall be terminated by the removal of ESIS at any time on or before 31st March, 1999 in accordance with Section 16:-

          (a)       the Pool Members shall reimburse ESIS:-

                    (i)       the Pool Agreed Liabilities;

                    (ii)      the Pool Apportioned Outstanding Liabilities; and

                    (iii)     the Compensation;

          (b) ESIS shall be responsible for, and shall not have recourse to any Pool Member for all or any part of, the SSA Apportioned Outstanding Liabilities; and

          (c) the liability of Pool Members for the payment of charges for the provision of Services up to the Termination Date and during the Post-Termination Period shall be as set out elsewhere in this Schedule and the Appendix hereto.

          ESIS shall take all reasonable steps and shall otherwise use all reasonable endeavours to mitigate the Pool Apportioned Outstanding Liabilities.

25.       ALLOCATION OF COSTS ON REMOVAL

Allocation of costs on removal: Subject to Section 28(b), if the appointment of ESIS as Settlement System Administrator shall be terminated by the removal of ESIS in accordance with Section 17:-

          (a) the Pool Members shall reimburse ESIS the Pool Agreed Liabilities; and

          (b) ESIS shall be responsible for, and shall not have recourse to any Pool Member for all or any part of:-

                    (i) the Transition Costs (and shall refund to Pool Members in accordance with sub-section 2.7 of Part J of the Appendix hereto any sums already received by ESIS on that account); and

                    (ii)      the Outstanding Liabilities; and

          (c) the liability of Pool Members for the payment of charges for the provision of Services up to the Termination Date and during the Post-Termination Period shall be as set out elsewhere in this Schedule and the Appendix hereto.

26.       REIMBURSEMENT BY POOL MEMBERS

Reimbursement by Pool Members: In respect of any sum to be reimbursed by Pool Members to the Settlement System Administrator pursuant to Section 22, 23, 24 or 25:-

          (a)       ESIS may recover such sum in accordance with sub-paragraph
                    2.3 of Part J of the Appendix hereto;

          (b) Pool Members shall be liable on a several basis according to their respective Contributory Shares as at the Termination Date provided that, if a Pool Member shall fail to pay its Contributory Share of such sum within 45 days after the due date for payment therefor, the other Pool Members shall be jointly and severally liable to pay such unpaid sum (and liable as between themselves according to their respective Contributory Shares, calculated on the basis that the Points allocated to the defaulting Pool Member are disregarded); and

          (c) any Pool Member (a "non-paying Pool Member") which fails to pay its Contributory Share in the circumstances of Section 26(b) shall indemnify and keep indemnified each Pool Member on demand against all sums properly paid by such Pool Member in relation to that non-paying Pool Member's Contributory Share pursuant to Section 26(b).

27.       DIRECTOR'S INVOLVEMENT

Director's involvement: If, in giving written consent pursuant to Section 14, 15(b), 16(c) or 17.5(ii) the Director shall impose conditions or qualifications which render it impracticable to give effect to the terms of any of Sections 19 to 26 (inclusive) as written, ESIS and the Executive Committee shall promptly negotiate in good faith to agree amendments to the SSA Arrangements (including, if appropriate, to the charging principles) to give effect to the Director's conditions or qualifications and, in default of agreement as to such amendments within six months after the commencement of such negotiations, the Settlement System Administrator or the Executive Committee or any Pool Member shall be entitled to refer the dispute to arbitration in accordance with Clause 83. In the conduct of such negotiations, ESIS and the Executive Committee shall have regard both to the Menus of Prices and to the costs which will be incurred by ESIS in continuing to provide Services to satisfy the Director's conditions or qualifications, it being understood that, where such costs are properly incurred, it is the parties' intention that ESIS should be entitled to recover the same from Pool Members.

28.       POOL MEMBER AND EXECUTIVE COMMITTEE BREACHES

Breach by Pool Members and/or Executive Committee: Without prejudice to Clause 66 if the Pool Members acting collectively, the Executive Committee, the Contract Manager or the Chief Executive's Office fail, or any of the same is deemed pursuant to sub-section 1.2 or Section 29 to have failed, in any persistent, material respect or in any single, major respect to perform or comply with any of its or their obligations under the SSA Arrangements and, if such failure is not capable of remedy or is capable of remedy, but is not remedied within 30 days from the date of receipt by the Executive Committee of notice from the Settlement System Administrator giving details of the relevant failure and requiring its remedy (or such longer period as may be necessary but in any event within 90 days or any longer period as may be reasonable and agreed between the Settlement System Administrator and the Executive Committee) and, where such reasonable period is longer than 30 days, a timetable for the remedy of such failure is not agreed by the Executive Committee with the Settlement System Administrator (such agreement not to be unreasonably withheld) within 30 days from the said date of receipt, then ESIS may (the prior written consent of the Director having been obtained):-

          (a) give not less than 12 months' notice in writing to the Executive Committee (which shall forthwith notify all Pool Members) and the Director of its resignation specifying the date thereof, and the appointment of ESIS as Settlement System Administrator shall terminate on that date and the provisions of Section 24 shall apply as if the appointment of ESIS as Settlement System Administrator shall have been terminated by its removal in accordance with Section 16 (but disregarding for this purpose any requirement to pay Compensation if the appointment of ESIS as Settlement System Administrator in fact terminates after 31st March, 1999); or

          (b) give notice to all Pool Members, the Executive Committee and the Chief Executive's Office identifying such irremediable breach or failure to remedy or agree a timetable for remedy of a remediable breach and, if at any time after the service of such notice and while such breach is continuing, the Settlement System Administrator resigns or is removed pursuant to Section 14, 15, 16 or 17 then, notwithstanding Sections 22, 23 and 25, the provisions of Section 24 shall apply as if the appointment of ESIS as Settlement System Administrator shall have been terminated by its removal in accordance with Section 16 (but disregarding for this purpose any requirement to pay Compensation if the appointment of ESIS as Settlement System Administrator in fact terminates after 31st March, 1999).

29.       VARIATION OF SERVICE LINES

If the Executive Committee engages a person other than the Settlement System Administrator to perform a Service contained in a Service Line or part thereof which is listed in the Sole Supplier Index there shall be deemed to be a failure by the Executive Committee in a single, major respect to comply with its obligations under the SSA Arrangements or the Settlement System Administrator shall be entitled to insist upon due and proper performance of the SSA Arrangements provided that the mere variation of any Service Line to a state where no Service is to be provided or can be Ordered thereunder shall not be deemed to be such a failure.

30.       EXTENSION OF TIME

If performance of the terms of the SSA Arrangements by the Settlement System Administrator is delayed by reason of the act or default of a Party (not being the Settlement System Administrator), a Meter Operator Party or a Pool Agent or a nominee to whom intellectual property rights in the Software have been transferred pursuant to Section 8 or 9, the Settlement System Administrator shall be entitled to a reasonable extension of time for performance and to any reasonable additional costs which it can demonstrate to the Executive Committee were directly incurred as a result of such delay provided always and on condition that the Settlement System Administrator shall notify the Executive Committee in writing within a reasonable time of the circumstances giving rise to the delay in performance.

31.       CONTRACT MANAGEMENT RULES

31.1 Contract Management Rules: The Parties agree that, whilst the Contract Management Rules do not constitute or evidence legally binding obligations, they are indicative of best practice with respect to certain aspects of the day-to-day operation of the SSA Arrangements and include practices and procedures which either have been proven or are expected to facilitate that day-to-day operation. The Parties agree that a failure by a Party to comply with the Contract Management Rules shall not of itself constitute a breach of the SSA Arrangements nor give rise to any sanction against that Party.

31.2 Amendments to the Contract Management Rules: The Contract Management Rules may be amended, modified or varied by agreement between the Account Manager and the Contract Manager in accordance with procedures to be agreed between themselves from time to time.

31.3 List of Licensed Application Software: Following a request from NGC the Executive Committee shall promptly provide NGC with a list of the Licensed Application Software as referred to in the Contract Management Rules and will notify NGC of any amendment, modification or variation of such list.

32.       GROSS MARGIN

32.1 Auditor's Report: The Settlement System Administrator shall procure that its auditor reports to the Executive Committee within one month after (a) the signature of the Settlement System Administrator's annual accounts and (b) a Removal Notice being given pursuant to
          Section 16 the figure that represents the Gross Margin for the financial year in respect of which such annual accounts have been prepared or (as the case may be) the twelve month period ending on the date of the Removal Notice.

32.2      Negotiations:

          32.2.1 If, in respect of the SSA Accounting Period to which the annual accounts referred to in sub-section 32.1 relate, the Gross Margin expressed as a percentage of the aggregate of the Total Sum Due for that period is more than 25 per cent. or less than 15 per cent., Pool Members (acting through the Executive Committee) or the Settlement System Administrator may by notice to the other request that the Menus of Prices be reviewed.

          32.2.2 If notice is given as provided in paragraph 32.2.1 above, the Executive Committee and the Settlement System Administrator may (but shall not be obliged to) agree to conduct such a review of the Menus of Prices but if they do so agree and reach agreement as to the changes in prices, any such price change shall be effective from the beginning of the SSA Accounting Period immediately following the SSA Accounting Period referred to in paragraph 32.2.1 above.

          32.2.3 The provisions of this sub-section 32.2 are without prejudice to any other review or revision of the Menus of Prices required or permitted pursuant to other provisions of this Schedule or the Appendix hereto.

33.       FORCE MAJEURE

If by reason of Force Majeure the Settlement System Administrator shall be unable to carry out all or any of its obligations under this Agreement, the provisions of Clause 74 shall have effect provided that the Settlement System Administrator shall have the right to recover in respect of any period of Force Majeure (to the extent that it would not otherwise have been able to recover by reason of the Force Majeure):-

          (a) the standing charge for Consultancy Services referred to in sub-section 4.1 of Part G of the Appendix hereto time-apportioned for that period;

          (b) the standing charge for Development Services referred to in sub-section 5.1 of Part G of the Appendix hereto time-apportioned for that period;

          (c) to the extent that the sum of (a) and (b) above falls short of the Minimum Contract Price (if any) time-apportioned to that period, the amount of that shortfall;

          (d)       Deferred Settlement Project Expenditure;

          (e) Third Party Costs invoiced to the Settlement System Administrator in that period; and

          (f) the Suppliers' ERS Charges (as that term is defined in the Appendix to this Schedule) time-apportioned for that period together with any under-recovery and less any over-recovery on the ERS Account.

34.       CONFIDENTIALITY

Pool Members shall jointly and severally procure that the Executive Committee, the Chief Executive's Office and the Contract Manager shall use all reasonable endeavours to preserve the confidentiality of, and not directly or indirectly reveal, report, publish, disclose or transfer the Menus of Prices or the Gross Margin, or any part of or any information contained in or relating to the Menus of Prices or the Gross Margin (the "Relevant Information") except:-

          (a) where the Relevant Information is in the public domain otherwise than by breach by a Pool Member, the Executive Committee, the Chief Executive's Office or the Contract Manager of this Agreement;

          (b) to the extent that the Settlement System Administrator gives its prior consent in writing, it being acknowledged that such consent has been given for disclosure of the Relevant Information relating to the Accounting Period beginning on 1st April, 1994;

          (c) to the extent required by law, any Act of Parliament or any Competent Authority;

          (d) to comply with the conditions of any Licence or any document referred to in the Licence with which the party is required to comply;

          (e) to the Executive Committee's consultants or professional advisers or to the Pool Auditor; or

          (f) to the extent required by any judicial or arbitral process having jurisdiction over the Pool Members, the Executive Committee, the Chief Executive's Office or the Contract Manager, as the case may be, provided that the Executive Committee and its staff shall be entitled to keep on display and make available for inspection to (but not copying by) Pool Members (and to notify Pool Members that there is on display and available for inspection) at the office of the staff of the Executive Committee all Relevant Information.

35.       NOTICES

Notices: For the purposes of this Schedule 4 and the Appendix hereto, Clause 75 shall apply as if each of the Account Manager and the Contract Manager is a Party with the following address and facsimile number:-

          (a)       Account Manager:          Energy Settlements and Information
                                              Services Limited,
                                              Fairham House,
                                              Green Lane,
                                              Clifton,
                                              Nottingham NG11 9LN

                                              Facsimile number: 0115-945 6807;

          (b)       Contract Manager:         The Electricity Pool of England
                                              and Wales,
                                              10th Floor,
                                              338 Euston Road,
                                              Regent's Place,
                                              London NW1 3BP

                                              Facsimile number: 0171-380 0407.

36.       CONTRACT TRANSFER

If Pool Members so resolve in general meeting, the Settlement System Administrator and the Executive Committee shall negotiate in good faith to give effect to the terms of engagement of ESIS as Settlement System Administrator by means of an agreement separate from this Agreement between the Settlement System Administrator and a nominee of Pool Members (such nominee to be a limited liability company in which some or all of the Pool Members are investors or some or all of the obligations of which, including its obligations to ESIS as Settlement System Administrator, they financially support). The terms and conditions of such substitute agreement shall (taken as a whole) not be materially less favourable to the parties thereto than are enjoyed by the Parties under the SSA Arrangements and each Party agrees that it will not unreasonably withhold its consent to any amendment to the SSA Arrangements or, if required, to the substitute agreement in order to give effect to the foregoing provisions of this Section.

37.       YEAR 2000 COMPLIANCE

37.1 Software Compliant: The Settlement System Administrator warrants and undertakes to ensure that the Stage 1 Software, the Developed Application Software, the Licensed Application Software, all as existing as at 31st December, 1997, are and will remain Millennium Compliant for a period of 368 days commencing at 00.00 hours on 31st December, 1999 save that the provisions of this sub-section 37.1 shall not apply to Settlement Goal.

37.2 ESIS Compliant: The Settlement System Administrator warrants and undertakes to ensure that the Stage 1 Hardware and the SSA System are and will remain Millennium Compliant for a period of 368 days commencing on 31st December, 1999.

37.3 No breach for non-compliant data: For the avoidance of doubt, the Settlement System Administrator shall not be deemed to be in breach of its obligations under this Section 37 where the Stage 1 Settlement System or the SSA System is unable to process results because its data input validation software rejects data not originating from the Stage 1 Settlement System or (as the case may be) the SSA System where such data is itself not Millennium Compliant.

37.4 Continuance: The warranties and undertakings of the Settlement System Administrator under sub-sections 37.1 and 37.2 shall survive the resignation or termination for any reason of the appointment of ESIS as Settlement System Administrator.

                             APPENDIX TO SCHEDULE 4
                                  THE SERVICES

                               PART A: PRELIMINARY

1.        DEFINITIONS AND INTERPRETATION

1.1 Definitions: In this Appendix, except where the context otherwise requires:-

          "Ad Hoc Production Services" means those Production Services described in sub-section 2.4 of Part B;

          "Anticipated Fixed Standing Charges" means (without double counting) the aggregate of:-

          (a) the sum of all charges for (i) all Production Services Ordered and (ii) all Consultancy Services and Development Services Ordered, in each case as at the date of the Removal Notice; and

          (b)       the sum of all charges for (i) all Production Services and
                    (ii) all Consultancy Services and Development Services which, taking into account the business plan referred to in Clause 9.1.1 current at the date of the Removal Notice, would have been Ordered for delivery in the period from the Termination Date to 31st March, 1999;

          "Average RPI" means, in respect of any SSA Accounting Period, the percentage increase in retail prices over the previous 12 months ending in the October immediately prior to the start of such SSA Accounting Period determined by reference to the "All items" index (excluding, except in relation to the indexation of the Menu of ERS Metering Prices, mortgage interest) in the Retail Prices Index published by the Office for National Statistics or, if such index is no longer published in such form or by the Office for National Statistics, any replacement or alternative index therefor which is agreed between the Settlement System Administrator and the Executive Committee to be appropriate in the circumstances or, if the Settlement System Administrator and the Executive Committee cannot reach agreement within a reasonable period of time, the replacement or alternative index determined by arbitration pursuant to Clause 83 to be appropriate;

          "Change Management Procedure" has the meaning given to that term in Agreed Procedure 40;

          "Committed Additional Services Charges" means the sum of all charges for all Consultancy Services and Development Services Ordered as at the date of the Removal Notice;

          "Consultancy Services" means the Services described as Consultancy Services in Section 3 of Part B;

          "Continuous Production Services" means those Production Services described in sub-section 2.3 of Part B;

          "Deferred Settlement Project Expenditure" means an amount of that name which is to be recovered by the Settlement System Administrator as charges on a deferred basis pursuant to Part I;

          "Development Services" means the Services described as Development Services in Section 4 of Part B;

          "Handling Charge" means, in respect of any item, such amount as when added to the cost of such item is equal to ten per cent. of the sum of such amount and such cost;

          "Job Number" means a series of alpha-numeric digits relating to an Order;

          "Manpower Rates" mean the indicative prices for manpower that may be provided in connection with Consultancy Services or, as the case may be, Development Services, in each case as set out in the Menu of Manpower Prices;

          "Menu of Consultancy Services Prices" means the most recent document with that title setting out prices for certain consultancy services which is in the agreed form or which has been revised pursuant to Part D;

          "Menu of Development Services Prices" means the most recent document with that title setting out prices for certain development services which is in the agreed form or which has been revised pursuant to Part D;

          "Menu of Manpower Prices" means the most recent document with that title setting out indicative prices for manpower which is in the agreed form or which has been revised pursuant to Part D;

          "Menu of Production Services Prices" means the most recent document with that title setting out prices for certain production services which is in the agreed form or which has been revised pursuant to Part D;

          "Menu of Service Credits" means the most recent document of that title setting out the Service Credits payable by the Settlement System Administrator which is in the agreed form or which has been revised pursuant to Part D;

          "Menus of Prices" means all of:-

          (a)       the Menu of Consultancy Services Prices;

          (b)       the Menu of Development Services Prices;

          (c)       the Menu of Manpower Prices;

          (d) the Menu of Production Services Prices (including as an annex thereto the Menu of ERS Metering Prices);

          (e)       the Menu of Service Credits; and

          (f)       any other menu of prices in the agreed form;

          "Minimum Contract Price" has the meaning given to that expression in sub-section 11.3 of Part G;

          "Minimum Support Level" means, in respect of any of the Consultancy Services or Development Services, such manpower (expressed in terms of numbers of personnel and skill categories to be available for a period) as may be agreed from time to time between the Account Manager and the Contract Manager;

          "Non-Menu Services" means the Services referred to in Section 5 of Part B;

          "Order" means a request in the agreed form for Services given by the Contract Manager to the Account Manager, and "Ordered" and "Ordering" shall be construed accordingly;

          "Post Charges" means those charges (net of Service Credits) in respect of which an invoice statement is issued pursuant to sub-section 2.3 of Part J;

          "Price Control Factor" in respect of any SSA Accounting Period, means the value of the Xg factor in force as of the first day of such SSA Accounting Period as specified from time to time in Condition 4A of the NGC Transmission Licence (or, if no such factor is specified, the substitute factor therefor in the NGC Transmission Licence forming part of the restriction on NGC's charges for the provision of transmission services);

          "Price on Request Items" means the items described as Price on Request Items in Section 6 of Part B;

          "Prior Charges" means those charges in respect of which an invoice statement is issued pursuant to sub-section 2.1 of Part J;

          "Production Services" means the Services described as Production Services in sub-section 2.1 of Part B;

          "Rate of Inflation" in respect of any SSA Accounting Period, means:-

          (a) in relation to the Menu of Production Services Prices in so far as it relates to Continuous Production Services (other than charges for rent and Deferred Settlement Project Expenditure to which the Rate of Inflation shall not apply) and the Menu of Service Credits, the Average RPI minus the Price Control Factor provided that this paragraph (a) shall cease to apply with effect from the Re-Engineered Settlement System Introduction Date; and

          (b) in relation to all other Menus of Prices (other than the Menu of Manpower Prices, charges for general depreciation, rent and Deferred Settlement Project Expenditure, in each case to which the Rate of Inflation shall not apply), the Average RPI (it being acknowledged that, in relation to Service Line 14 (ERS Metering), mortgage interest will be included in the calculation of Average RPI);

          "Re-Engineered Settlement System" means a new settlement system designed and built in accordance with a pre-identified re-engineering process to replace and deliver the functionality of the Stage 1 Settlement System current as at the date on which the Executive Committee approves the requirement specification for such new settlement system;

          "Re-Engineered Settlement System Introduction Date" means the date upon which the Re-Engineered Settlement System commences operational running ("live operation") as the Stage 1 Settlement System;

          "Service Credits" means the Service Credits payable by the Settlement System Administrator and described as such in the Menu of Service Credits;

          "Service Failure" has the meaning given to that expression in sub-section 12.3 of Part G;

          "Services" means the services to be provided by the Settlement System Administrator pursuant to the SSA Arrangements, the categories of which are set out in Section 1 of Part B;

          "Sole Supplier Index" means the index with that title in the form agreed by the Settlement System Administrator and the Executive Committee setting out those Services or parts thereof which are designated as having sole supplier status, as such index may be amended or substituted from time to time by written agreement of the Settlement System Administrator and the Executive Committee;

          "Sole Supplier Services" means the Services referred to in sub-section
          7.1 of Part B;

          "Suppliers' ERS Charges" means, in relation to any period, the aggregate of Supplier's ERS Fixed Charges and Supplier's ERS Variable Charges payable by all Suppliers in respect of that period;

          "Supplier's ERS Fixed Charge" means the amount (if any) payable by a Supplier in respect of any month pursuant to sub-section 4.2 of
          Schedule 31, calculated by reference to the Fixed ERS Charge;

          "Supplier's ERS Variable Charge" means the amount (if any) payable by a Supplier in respect of any month pursuant to sub-section 3.2 of
          Schedule 31, calculated by reference to the Variable ERS Charge;

          "Third Party Contract" has the meaning given to that expression in
          Section 7 of Part F;

          "Third Party Costs" means costs under a Third Party Contract which are invoiced to the Settlement System Administrator by the third party and passed directly through to Pool Members, and shall include those costs which are expressly stated in this Schedule to be treated as Third Party Costs;

          "Total Sum Due" has the meaning given to that expression in Section 1 of Part J; and

          "Variation Menus" means the most recent set of documents of that title setting out changes in prices for Services which is in the agreed form, that set comprising as at the date this Schedule takes effect:-

          (a)       a Continuous Production Services Variation Menu; and

          (b)       a Manpower Variation Menu.

1.2       Interpretation: In this Appendix:-

          (a) except where the context otherwise requires, references to a particular Part, Section, sub-section or paragraph shall be a reference to that Part of this Appendix or, as the case may be, that Section, sub-section or paragraph of the relevant Part; and

          (b) where a notice period in relation to the provision of a Service begins upon receipt of an Order therefor, such notice period shall exclude the day upon which the Service is required to be provided and (if received after 12:00 hours on any day) the day upon which notice is deemed to be served.

                              PART B: THE SERVICES

1.        CATEGORIES OF SERVICES

Categories of Services:  There are four categories of Services, being:-

          (a)       Production Services;

          (b)       Consultancy Services;

          (c)       Development Services; and

          (d)       Non-Menu Services.

2.        PRODUCTION SERVICES

2.1 Production Services: Production Services are those Services described as Production Services in the Service Lines set out in the Menu of Production Services Prices.

2.2 Types of Production Services: Production Services are either Continuous Production Services or Ad Hoc Production Services.

2.3 Continuous Production Services: Continuous Production Services are those Production Services which the Settlement System Administrator is to provide on a regular basis as described in the relevant Service Line.

2.4 Ad Hoc Production Services: Ad Hoc Production Services are those Production Services which the Settlement System Administrator is to provide on an ad hoc basis as described in the relevant Service Line.

2.5 Limits on Production Services: There are physical constraints on the Stage 1 Settlement System which are recognised through the maxima set out in the Menu of Production Services Prices. This Appendix provides in sub-section 4.2 of Part D how Services are to be Ordered and priced outside certain maxima and minima limits.

3.        CONSULTANCY SERVICES

Consultancy Services are those Services described as Consultancy Services in the Service Lines set out in the Menu of Consultancy Services Prices.

4.        DEVELOPMENT SERVICES

Development Services are those Services described as Development Services in the Service Lines set out in the Menu of Development Services Prices.

5.        NON-MENU SERVICES

Non-Menu Services are those Services which:-

          (a) are requested by the Executive Committee or the Contract Manager, or are Ordered, to be provided by the Settlement System Administrator in its capacity as Settlement System Administrator;

          (b)       are not included in a Service Line; and

          (c) if agreed to be provided, will not be included in a Service Line or a Menu of Prices but will be provided on stand-alone terms and conditions,

and, for the avoidance of doubt, any service or obligation of the Settlement System Administrator pursuant to the SSA Arrangements which is not described in a Service Line is a Non-Menu Service.

6.        PRICE ON REQUEST ITEMS

Price on Request Items are those Services designated as Price on Request in the Service Lines, being services for which there is a general description in one or more of the Service Lines but for which there is no corresponding price stated or referred to in any Menu of Prices and for which the Settlement System Administrator will quote a price in accordance with Section 2 of Part C and which may or may not be added to the relevant Menu of Prices.

7.        SOLE SUPPLIER SERVICES

7.1 Sole Supplier Services: Those Services or parts thereof which for the time being and from time to time are listed in the Sole Supplier Index are known as Sole Supplier Services.

7.2       Status of Sole Supplier Services: Subject to sub-section 7.2 of
          Schedule 4, Sole Supplier Services may only be provided by the Settlement System Administrator. If the Executive Committee shall engage a person other than the Settlement System Administrator to perform a Sole Supplier Service, there shall be deemed to be a failure by the Executive Committee in a single, major respect to comply with its obligations under the SSA Arrangements for the purposes of Section 28 of Schedule 4 or the Settlement System Administrator shall be entitled to insist upon due and proper performance by the Executive Committee of its obligations under the SSA Arrangements.

7.3 Variations of Sole Supplier Services: The Executive Committee shall have the right to vary the volume of Service under any Sole Supplier Service to a level where no Service under the relevant Service Line is capable of being provided or can be Ordered. Exercise of this right will not constitute a failure or deemed failure by the Executive Committee to comply with its obligations under the SSA Arrangements.

7.4 Review of Sole Supplier Index: Within a period of six months after each of 31st March, 1999 and 31st March, 2002 the Settlement System Administrator shall review the Sole Supplier Index in consultation with the Executive Committee to assess whether it is appropriate to amend or, as the case may be, further amend the list of Services which are designated as Sole Supplier Services. If as a result of either such review or at any other time the Settlement System Administrator and the Executive Committee shall agree to amend or substitute the list of Services in whole or in part, the Sole Supplier Index shall be revised accordingly.

8.        MANAGEMENT OF RESOURCES

The Settlement System Administrator shall manage and schedule its resources and the resources available to it as it sees fit. Neither the Contract Manager nor Pool Members shall be entitled to specify that particular individuals be provided in relation to Services other than named project managers pursuant to Service Line 16 (Management Services), but the Contract Manager and Pool Members shall have the right to specify skill categories.

9.        MARKET TESTS

9.1 Market Tests: The Executive Committee shall have the right to carry out market tests of the price of Services in accordance with the following provisions of this Section.

9.2 Timing: Market tests shall be carried out at the request of the Executive Committee from time to time and shall be conducted by or on behalf of the Executive Committee.

9.3       Settlement System Administrator's involvement:

          (a) If the Executive Committee wishes the Settlement System Administrator to take account of a market test, then the Executive Committee shall use its reasonable endeavours to commission a market test on a "like for like" basis for the provision of the Service in question (including as to quality, timeliness and flexibility) from a supplier of equal standing to the Settlement System Administrator agreed between the Executive Committee and the Settlement System Administrator (such agreement not to be unreasonably withheld) and shall permit the Settlement System Administrator to appraise the method and results of the market test and to request clarification of the method and clarification and correction of the results.

          (b) If the market test shall result in an indication that the Service in question may be obtained at a lower comparable price from another supplier, the Settlement System Administrator shall either demonstrate within a reasonable time why it is unable to adopt the lower comparable price or accept the results of the market test and forthwith adopt the lower comparable price.

          (c) If the Settlement System Administrator shall seek to demonstrate why it is unable to adopt the lower comparable price rather than accept the results of the market test but the Executive Committee disputes that the Settlement System Administrator either has done so within a reasonable time as required by paragraph (b) above or has adequately demonstrated why it is unable to adopt the lower comparable price, and in either case should therefore accept the results of the market test and adopt the lower comparable price, the Executive Committee may refer the dispute to arbitration in accordance with Clause 83.

10.       PERFORMANCE IMPROVEMENT PROGRAMMES

10.1 Performance Improvement Programmes: The Executive Committee and the Settlement System Administrator may from time to time agree to conduct programmes designed to improve the cost-effectiveness of the Services. All such programmes shall be conducted in accordance with the principles set out in the following provisions of this Section and the Settlement System Administrator shall be obliged to participate in all such programmes.

10.2 Close Co-operation: Performance Improvement Programmes shall require close co-operation and an exchange of information between the Executive Committee and the Settlement System Administrator to a greater degree than is contemplated elsewhere by the terms of this Agreement.

10.3 Cost-benefit Sharing: The purpose of a Performance Improvement Programme is to yield cost-benefit sharing and any such programme will involve an analysis of actual costs rather than the prices that are contained in the Menus of Prices.

10.4 Procedure: The procedure for conducting a Performance Improvement Programme is set out in the Contract Management Rules.

10.5 Costs of PIPs: The costs of all Performance Improvement Programmes shall be borne by Pool Members according to their respective Contributory Shares and shall be recovered in accordance with the Charging Procedure.

10.6 Division of Cost Savings: If a Performance Improvement Programme shall demonstrate a saving in all or any of the costs that are incurred by the Settlement System Administrator in providing the Services, then that saving shall be shared equally between the Settlement System Administrator on the one hand and Pool Members on the other hand at that time and in the manner agreed between the Account Manager and the Contract Manager from time to time provided that the Pool Members shall have the right to receive the entire benefit of that saving until such time as they have received in full through that saving an amount equal to the costs incurred by them referred to in sub-section 10.5 above.

10.7 Cost Savings by Pool Members: If a Performance Improvement Programme shall demonstrate a saving in all or any of the costs that are incurred by Pool Members (other than costs payable to the Settlement System Administrator under the SSA Arrangements), the relevant Pool Members shall have the right to the entire benefit of that saving and shall not be required to share all or any part of that benefit.

10.8 Non-PIP Modifications: The following actions with regard to any Service provided by the Settlement System Administrator shall not be the subject of a Performance Improvement Programme and any cost savings caused by such action shall not be dealt with in accordance with the principles of the Performance Improvement Programmes:-

          (a) a change in the volume and/or frequencies of any Service under a Service Line within the maximum and minimum limits stated for that Service in the relevant Menu of Prices;

          (b) a change in the level of quality, fault tolerance or security for a particular Service where the commercial objectives (as stated in the relevant Service Lines) are not amended in respect of that change;

          (c) replacement of any Hardware or Software in the normal course of business;

          (d) where a Performance Improvement Programme is undertaken in respect of one or more particular Service Lines, any concomitant modification to a Service Line which is not the subject of that particular Performance Improvement Programme; and

          (e) where the Settlement System Administrator discovers that, through its own efforts, it has performed Services in a more efficient manner than it originally planned.

11.       CONTRACT REPORTING

Reports: The Settlement System Administrator shall provide the Contract Manager with reports in accordance with Service Line 10 (Service to CEO and Pool Members).

                            PART C: NEW REQUIREMENTS

1.        CHANGES TO SERVICES

1.1 Changes to Services: Without prejudice to Parties' rights generally to amend this Agreement, the Contract Manager may from time to time request the Settlement System Administrator:-

          (a)       to provide a new Service; or

          (b) to amend a Service currently included in a Service Line or to amend a Non-Menu Service; or

          (c)       to delete a Service currently included in a Service Line.

1.2 Negotiation: Upon receipt of any such request the Account Manager will negotiate in good faith with the Contract Manager to amend in accordance with the Change Management Procedure, the applicable Service Line, Menu of Prices and Variation Menu (or, if the Service is a Non-Menu Service, to agree or amend documentation recording the terms and conditions on which the Non-Menu Service is to be provided) and, if necessary, to amend other elements of the SSA Arrangements to give effect to such request provided that:-

          (a) neither the Settlement System Administrator nor the Executive Committee nor Pool Members shall be obliged to agree any such amendment or documentation; and

          (b) there shall be no obligation on the Account Manager or the Contract Manager to continue such negotiations if it is or becomes evident that there is no agreement to provide the Service or make the change referred to in sub-section 1.1 above or as to the amendments required to give effect to such new Service or change.

          As part of the negotiations for the provision of a new or amended Service, the Account Manager shall provide the Contract Manager with (in the case of a new Service) a price for the Service together with a statement of the incremental (but not necessarily pro rata) resource requirement and an accompanying written explanation, and (in the case of an amended Service) a revised price for that Service justified by reference to the prices in the relevant Menu of Prices and accompanied by a written explanation.

1.3 Agreed Changes to Services: The SSA Arrangements, applicable Service Lines, Menus of Prices and Variation Menus (or, if a Non-Menu Service is affected, the documentation recording the terms and conditions on which the Non-Menu Service is to be provided) shall be amended as required to reflect any agreement between the Pool Members and the Settlement System Administrator to:-

          (a) vary the SSA Arrangements, the Settlement System or the Stage 1 Development Policies; or

          (b) include an Ad Hoc Production Service as a Continuous Production Service,

          in accordance, where appropriate, with the Contract Management Rules.

1.4 Formal documentation: Any new Service or change to Service referred to in sub-section 1.1 above shall take effect as from the date specified in the formal documentation giving effect to such new Service or change and in accordance with the terms of such documentation.

1.5 Addition to Sole Supplier Index: Where a new Service Line is created as part of the formal documentation giving effect to a new Service or change to a Service the Settlement System Administrator and the Executive Committee shall consider whether such new Service Line should be added to the Sole Supplier Index and, if they so agree, it shall be so added.

2.        PRICE ON REQUEST

2.1 Request for a price: The Contract Manager may from time to time request the Account Manager on behalf of the Settlement System Administrator to quote a price for any Price on Request Item and the Settlement System Administrator will within a reasonable time quote such a price.

2.2 Basis of the price: The price quoted by the Settlement System Administrator shall be calculated by taking account of the Menu of Prices for the category of Services which most closely corresponds to the relevant Price on Request Item and, if applicable, to the price payable for any third party resources for which the Settlement System Administrator will need to contract to provide such Price on Request Item.

2.3       Price on Request: The request and quotation procedure in sub-sections
          2.1 and 2.2 above is known as the Price on Request procedure.

2.4 Amendment Procedure: Upon receipt of the Settlement System Administrator's price the Contract Manager may (but shall not be obliged to) agree the price quoted. If the Contract Manager shall notify the Account Manager that he agrees the price, the Account Manager and the Contract Manager shall ordinarily amend the applicable Menu of Prices to include the quoted price and the applicable Variation Menu and, if necessary, the applicable Service Line to include more detail as to the Service to be provided, unless the Contract Manager and the Account Manager agree that the price of a Price on Request Item shall not be added to the applicable Menu of Prices in which case such Price on Request Item shall remain a Price on Request Item. Upon such amendment(s) being made the relevant Price on Request Item shall cease to be a Price on Request Item and shall become a Production Service, a Development Service or a Consultancy Service (as appropriate) which may then be Ordered.

                           PART D: VARIATION MECHANICS

1.        INDEXATION

1.1 Indexation: With effect from the first day of each SSA Accounting Period, beginning with the SSA Accounting Period starting in 1995:-

          (a) the Variation Menus shall be automatically adjusted by the applicable Rate of Inflation; and

          (b) the Menus of Prices shall be automatically adjusted by the applicable Rate of Inflation,

          but in each case only where and to the extent expressly provided in the relevant Menu.

1.2 Mechanics: No later than two months before the first day of each SSA Accounting Period, beginning with the SSA Accounting Period starting in 1995, the Settlement System Administrator shall prepare and deliver to the Contract Manager revised Menus of Prices and Variation Menus adjusted in accordance with sub-section 1.1 above and, in the case of Menus of Prices, sub-section 2.1 below together with a report from the Settlement System Administrator's auditor confirming that it has reviewed the revised Menus of Prices and Variation Menus and that they have been correctly adjusted in accordance with such sub-sections.

2.        VARIATION MENUS

2.1 Variation Menus: With effect from the first day of each SSA Accounting Period, beginning with the SSA Accounting Period starting in 1995, and/or at such other times as may be prescribed in the relevant Variation Menu, the Menus of Prices (other than as from 1st April, 1998 the Menu of Manpower Prices) shall be automatically adjusted as provided in the Variation Menus, as such Variation Menus have themselves first been adjusted as appropriate by the applicable Rate of Inflation pursuant to sub-section 1.1 above.

2.2       Mechanics:

          (a) In the preparation of revised Menus of Prices in accordance with sub-section 1.2 above, the Settlement System Administrator shall ensure that the adjustments to the Menus of Prices prescribed by the Variation Menus as referred to in sub-section 2.1 above are taken fully into account.

          (b) If an adjustment to a Menu of Prices is prescribed pursuant to sub-section 2.1 above otherwise than with effect from the first day of an SSA Accounting Period, the Settlement System Administrator shall prepare and deliver to the Contract Manager a revised Menu of Prices before the adjustment is to take effect.

3.        [Not used.]

4.        VOLUME CHANGES

4.1 Units of Variation: Menus of Prices may provide for units of variation and prices per unit of variation to Services in which case the units of variation can be Ordered at the price per unit stated upon the requisite period of notice of variation (if any) being given.

4.2 Limits: Menus of Prices may provide maximum and minimum limits of a particular Service. Services required in excess of any such maximum shall be treated as new Services and Services required below any such minimum shall, at the request of the Contract Manager, be provided at a revised lower price where determined in accordance with a Performance Improvement Programme.

5.        STANDING CHARGES

The standing charges referred to in sub-sections 4.1 and 5.1 of Part G shall be varied automatically at the times and in the manner provided in the relevant Service Line.

6.        MONTHLY MINIMUM MANPOWER CHARGE COMMITMENT: SAVING PROVISION

The provisions of this Schedule 4 relating to the Monthly Minimum Manpower Charge Commitment as in effect immediately before this Section 6 was amended to include this saving provision shall continue to apply to the extent necessary to determine and make all payments, recoveries and reconciliations in respect of, or determined by reference to, the Monthly Minimum Manpower Charge Commitment for any SSA Accounting Period expiring on or before 31st March, 1998 (or for any period forming part of such SSA Accounting Period).

7.        MANPOWER RATES

The Settlement System Administrator shall be entitled to amend all or any of the Manpower Rates from time to time on not less than one month's notice to the Contract Manager provided that:-

          (a)       no such amendment shall have retrospective effect;

          (b) without prejudice to paragraphs (c) and (d) below, any such amendment shall have effect only in respect of Orders given after the expiry of the said period of notice of amendment;

          (c) the Manpower Rates current at the time of receipt of an Order for a project will continue to apply unamended for all work associated with such project which is to be charged in accordance with the Manpower Rates and to all extensions and modifications to such project made under project change control in accordance with the Contract Management Rules; and

          (d) the Manpower Rates shall not be amended at any time after a Remediable Removal Notice has been given and for so long as the same is current or an Irremediable Removal Notice or a Removal Notice or a Resignation Notice has been given (save for such Manpower Rates being automatically adjusted by Average RPI with effect from the first day of each SSA Accounting Period falling after the date on which any such notice is given).

8.        MARKET TESTS AND PERFORMANCE IMPROVEMENT PROGRAMMES

The Menus of Prices shall be further adjusted following a market test or the implementation of a Performance Improvement Programme in accordance with the agreement (if any) reached between the Settlement System Administrator and the Executive Committee.

9.        INCONSISTENCIES IN THE SSA ARRANGEMENTS

If there is a change or variation to any part of the SSA Arrangements which creates an inconsistency in the obligations to be discharged by the Settlement System Administrator under the SSA Arrangements, the Settlement System Administrator may request the Contract Manager (in the case of a Service Line) or Pool Members, through the Executive Committee (in the case of any other part of the SSA Arrangements) to make such amendments to the SSA Arrangements as it considers necessary to remove such inconsistency and the Contract Manager or, as the case may be, the Executive Committee shall act accordingly to make such amendments as soon as reasonably possible.

                  PART E: ORDERING SERVICES: GENERAL PROVISIONS

1.        GENERAL REQUIREMENT FOR ORDERS

Save as provided in Section 2 below, an Order shall be required to be given to the Settlement System Administrator for each and every Service. Save as so provided, the Settlement System Administrator shall not, and shall not be required to, provide any Service, carry out or comply with any request or enter into any contract or other arrangement or do any other thing under or pursuant to the SSA Arrangements unless an Order is given to and received by the Settlement System Administrator in accordance with this Part and (if applicable) Part F.

2.        EXCEPTIONS TO THE REQUIREMENT FOR ORDERS

No Order is required to be received by the Settlement System Administrator in respect of:-

          (a) Services provided under Service Line 14 (ERS Metering) unless and until an ordering procedure is agreed between the Settlement System Administrator and the Executive Committee;

          (b) Services provided to an individual Pool Member under Service Line 10 (Service to CEO and Pool Members) or Service Line 11 (Listing and Load Modules) for which a request is received by the Settlement System Administrator directly from that Pool Member and where the Pool Member is charged directly for those Services;

          (c) Services provided to the Director or his staff in response to a request therefrom under Service Line 9 (Service to the Director General of Electricity Supply);

          (d) Services provided under Service Line 8 (Service to Pool Auditor) in response to a request from the Pool Auditor;

          (e)       requests of the description in sub-section 3.1(a) below;

          (f) Services provided or acts carried out where, in the reasonable opinion of the Settlement System Administrator, there will be a breach of NGC's obligations under the Act or NGC's Transmission Licence unless such Services are provided or such acts are carried out by the Settlement System Administrator;

          (g) Services provided or acts carried out by the Settlement System Administrator in good faith where the Contract Manager or his alternate was unavailable to give an Order and, in the reasonable opinion of the Settlement System Administrator, it was necessary to act without an Order having been received from the Contract Manager in order to ensure the continued provision of the Services under the SSA Arrangements provided that, for the Settlement System Administrator to have the right to charge for such Services or acts, an Order shall be required to be issued after the event and, unless the Settlement System Administrator has not acted in good faith, the Contract Manager shall issue such an Order; and

          (h) requests from Pool Members, the Executive Committee, the Chief Executive's Office or the Contract Manager for access to persons involved in the provision of Production Services and no charge shall be made where such requests do not exceed the limits set out in the Contract Management Rules.

3.        ISSUING, AND COMPLYING WITH, ORDERS AND REQUESTS

3.1 Entitlement to issue Orders and requests: The only persons entitled to issue Orders to or to make requests of the Settlement System Administrator under the SSA Arrangements are:-

          (a) if the request has no material cost consequence for the Settlement System Administrator, the Executive Committee (either acting by itself or through the Chief Executive) or the Contract Manager;

          (b) if the request has such a material cost consequence, the Contract Manager by means of an Order;

          (c) individual Pool Members by request under Service Line 10 (Service to CEO and Pool Members) or Service Line 11 (Listing and Load Modules);

          (d) the Director or his staff by request under Service Line 9 (Service to the Director General of Electricity Supply); and

          (e) the Pool Auditor by request under Service Line 8 (Service to Pool Auditor).

3.2 Compliance with Orders and requests: Subject to the other provisions of this Section 3, the Settlement System Administrator shall at all times observe and comply with all requests made by:-

          (a)       the Executive Committee or the Contract Manager; or

          (b) individual Pool Members under Service Line 10 (Service to CEO and Pool Members) or Service Line 11 (Listing and Load Modules); or

          (c) the Director or his staff under Service Line 9 (Service to the Director General of Electricity Supply); or

          (d)       the Pool Auditor under Service Line 8 (Service to Pool
                    Auditor),
          and all Orders which fulfil the criteria set out in sub-section 3.6 given by the Contract Manager.

3.3 Signature of requests: The Settlement System Administrator shall be entitled to rely upon any request of the Executive Committee if the same is signed by or on behalf of two or more Committee Members or by or on behalf of the Chief Executive.

3.4 Signature of Orders: The Settlement System Administrator shall be entitled to rely upon an Order if the same is signed by the Contract Manager.

3.5 Limited delegation: The Settlement System Administrator shall not act on the directions or instructions of any sub-committee of the Executive Committee or any delegate of the Executive Committee other than the Chief Executive or (in the case of Orders) the Contract Manager.

3.6       Criteria for Orders: An Order shall:-

          (a) be in writing and be clear and unequivocal (and an Order shall be deemed such until such time as the Settlement System Administrator requests any necessary clarification);

          (b) have due regard to the resources of the Settlement System Administrator available to give effect to such Order;

          (c) not increase the liabilities of the Settlement System Administrator beyond those contemplated under the SSA Arrangements without proper compensation. For this purpose, without limitation, compensation for increased liabilities shall be proper if an indemnity is given to the Settlement System Administrator which is reasonably satisfactory to it or other compensation reasonably satisfactory to the Settlement System Administrator is provided to it;

          (d)       not conflict with the terms of the SSA Arrangements; and

          (e) not cause the Settlement System Administrator to breach any of NGC's obligations under the NGC Transmission Licence.

3.7       Authority of Pool Members, the Executive Committee and the Chief
          Executive: Save as provided in sub-section 3.1(a) and in respect of Services under Service Line 10 (Service to CEO and Pool Members) or Service Line 11 (Listing and Load Modules):-

          (a) none of the Pool Members, the Executive Committee and the Chief Executive may issue requests or Orders to the Settlement System Administrator; and

          (b) the Settlement System Administrator shall not act in accordance with any request of the Pool Members, Chief Executive or Executive Committee unless the Pool Members, the Executive Committee or the Chief Executive act through the Contract Manager.

3.8 Refusing Orders (1): The Settlement System Administrator shall be entitled to refuse to accept an Order for Consultancy Services or Development Services (other than for impact analyses of assessments under Service Line 12 to the level determined and agreed from time to time between the Contract Manager and the Account Manager and set out in the Contract Management Rules provided in each case that:-

          (a) the Settlement System Administrator promptly (and in any event within the period prescribed by the Contract Management Rules) notifies the person who issued the Order (with a copy to the Contract Manager) of its refusal and the reason therefor;

          (b) the Order is not in respect of an extension or modification to an existing project in respect of which Orders have been previously accepted by the Settlement System Administrator where such extension or modification has been made under project change control in accordance with the Contract Management Rules; and

          (c) the Order is not in respect of Services which have been Ordered on a fixed price basis (whether pursuant to Section 3 of Part F or otherwise).

3.9 Refusing Orders (2): The Settlement System Administrator shall not be entitled to refuse to accept an Order which does not exceed the Minimum Support Level for key areas of the Services described in, and procured in accordance with, the Contract Management Rules.

4.        SETTLEMENT SYSTEM ADMINISTRATOR'S PROTECTIONS

4.1 Recovery of charges: Nothing in this Part E and no omission on the part of the Contract Manager to issue an Order or to issue an Order for sufficient Services to cover the Minimum Contract Price (if any) shall prevent the Settlement System Administrator from invoicing and recovering from Pool Members in accordance with Parts G and J, the Minimum Contract Price (if any) and the standing charges referred to in sub-sections 4.1 and 5.1 of Part G.

4.2 Compliance with the Director's directions: No liability whatsoever shall attach to the Settlement System Administrator as a result of due compliance by it with any directions and instructions of the Director, provided that in complying with such directions and instructions the Settlement System Administrator is at all times acting in good faith.

4.3 Ratification: Nothing in the SSA Arrangements shall prevent the Executive Committee or the Contract Manager from ratifying any act of the Settlement System Administrator such ratification to be, where applicable, by way of an Order.

4.4 Express authority: All requests of the Executive Committee and Orders or requests of the Contract Manager to the Settlement System Administrator shall, as between the Settlement System Administrator and the Pool Members, be deemed to have the express authority of and shall be binding without reservation upon all Pool Members.

4.5 Reliance on documents believed genuine: The Settlement System Administrator shall be entitled to rely upon any communication or document reasonably believed by it to be genuine and correct and to have been communicated or signed by the person by whom it purports to be communicated or signed and shall not be liable to any of the Parties for any of the consequences of such reliance.

4.6 General meetings: The Settlement System Administrator shall not be obliged to take any steps to ascertain whether any resolution of Pool Members in general meeting or of any class of Pool Members in separate general meeting which it is advised by the Executive Committee or the Chief Executive as having been passed was in fact passed or passed by the requisite majority and until the Settlement System Administrator shall have express written notice to the contrary from the Executive Committee or the Chief Executive it shall be entitled to assume that the relevant resolution was passed or (as the case may be) the relevant requisite majority was obtained.

4.7 Exceptions: Notwithstanding the foregoing provisions of Section 3, in the performance of its duties and responsibilities under the SSA Arrangements the Settlement System Administrator shall not be bound to act in accordance with any request of the Executive Committee or the Contract Manager or any individual Pool Member under Service Line 10 (Service to CEO and Pool Members) or Service Line 11 (Listing and Load Modules), or an Order if:-

          (a) to do so would cause the Settlement System Administrator to breach any of NGC's obligations under the Act or NGC's Transmission Licence; or

          (b) the Settlement System Administrator has reasonable grounds for believing that it would so breach any of such obligations and has consulted the Director and:-

                    (i) the Director has not indicated that in his view it would not involve any such breach; or

                    (ii) the Director has indicated that, notwithstanding any such actual or potential breach, the Director would not be minded to enforce compliance with those obligations and the Settlement System

                              Administrator has received an indemnity reasonably satisfactory to it in respect of its acting in accordance with such requests or Orders.

          In any such event the Settlement System Administrator shall promptly notify the Executive Committee.

4.8 Reference to the Director: If at any time the Settlement System Administrator has a concern which is properly and reasonably founded that, in acting in accordance with any requests of the Executive Committee or the Contract Manager or an individual Pool Member or any Order, it will breach one or more of NGC's obligations under the Act or NGC's Transmission Licence, then, if having discussed the matter with the Executive Committee the matter remains unresolved, the Settlement System Administrator shall either comply with such request or Order or by notice in writing refer the same to the Director, such notice to set out in full the request or be accompanied by a copy of the Order (as the case may be) given to the Settlement System Administrator and the grounds for such concern and to be copied to the Executive Committee and (if applicable) the individual Pool Member. Pending any guidance from the Director in response to any such reference and, provided that the Director shall not express any view that such reference is misconceived, vexatious or in respect of an improperly or unreasonably founded concern, the Settlement System Administrator shall not be liable to any of the other Parties for refusing to act in accordance with the relevant request or Order. If the Director shall express such a view, the Settlement System Administrator shall be so liable.

5.        JOB NUMBERS

5.1 Job Numbers: The Contract Manager shall ensure that each Order that he issues shall have a Job Number and a stated objective. Where Orders issued by the Contract Manager have a common stated objective they will bear a related Job Number.

5.2 Extensions to Orders: Extensions to Orders may be made only if the Order in respect of such extension bears the same stated objective as the earlier Order.

6.        SUPPLEMENTAL PROVISIONS

6.1 Changing resources: Once the Contract Manager has become aware of the identity of a particular person to be allocated to a particular Order whose responsibilities include direct communication with the Executive Committee or the Contract Manager (as the case may be) in connection with that Order, that person shall not be changed without prior consultation with and the agreement of the Executive Committee or the Contract Manager.

6.2       [Not used.]

6.3 Resource records: The Settlement System Administrator shall maintain a record showing by Job Number where a Service has been Ordered but no work delivered or (as the case may be) no added value provided in the provision of that Service.

6.4 Dedication of resource: The resource represented by an Order shall be dedicated wholly and exclusively to the provision of the Service Ordered and shall not be made available to any third party or for any other purpose without the prior written consent of the Contract Manager.

6.5 Failure to supply resource: Where a resource has been Ordered but is not delivered in accordance with the terms of that Order, that resource shall be delivered at no further cost to Pool Members at such time or times as may be reasonably required by the Contract Manager and subject to such limits as may be agreed from time to time by the Account Manager and the Contract Manager.

                 PART F: ORDERING SERVICES: SPECIFIC PROVISIONS

1.        ORDERING PRODUCTION SERVICES

1.1 Continuous Production Services: The minimum period for which a Continuous Production Service can be Ordered is one month.

1.2 Volume changes: If there shall be a change in the volume of Continuous Production Services for which no Order has been given, the Settlement System Administrator shall promptly notify the Contract Manager who shall promptly issue an Order with retrospective effect for such change.

1.3 Ad Hoc Production Services: The Contract Manager shall have the right to Order Ad Hoc Production Services in accordance with the Menu of Production Services Prices.

2.        [Not used.]

3.        ORDERING DEVELOPMENT SERVICES

The Contract Manager and the Settlement System Administrator may agree from time to time that Development Services shall be Ordered on a fixed price basis and, if so agreed, shall record the terms of that fixed price agreement (including payment terms) in writing.

4.        ORDERING NON-MENU SERVICES

A Non-Menu Service may not be Ordered unless and until documentation recording the terms and conditions on which it is to be provided has been agreed as provided in Section 1 of Part C.

5.        REQUESTS BY DIRECTOR

The Director or his staff may make requests for Services under and in accordance with Service Line 9 (Service to the Director General of Electricity Supply).

6.        INDIVIDUAL POOL MEMBER REQUESTS

Individual Pool Members may make requests for Services under and in accordance with Service Line 10 (Service to CEO and Pool Members) or Service Line 11 (Listing and Load Modules). The Pool Auditor may make requests for Services under and in accordance with Service Line 8 (Service to Pool Auditor).

7.        THIRD PARTY PROCUREMENT

7.1 Third Party Contract: Subject to sub-section 7.2 below, upon receipt of an Order and on and subject to the terms and conditions thereof, the Settlement System Administrator shall enter into or (as the case may be) amend, vary or modify (or agree to an amendment, variation or modification of) a contract or other arrangement with a third party for the provision of a resource to or for the benefit of the Settlement System Administrator to enable it to provide a Service the costs of which are to be passed directly to Pool Members (a "Third Party Contract"), but shall not do any of the foregoing in the absence of such an Order.

7.2       Exceptional circumstances: If by reason of:-

          (a) a term in any licence of Licensed Application Software (as defined in Section 9 of Schedule 4); or

          (b) the Service requiring the provision of skill sets outside the defined scope of the Menu of Manpower Prices; or

          (c) the Service requiring product knowledge outside the defined scope of the SSA Arrangements,

          the Settlement System Administrator has no option but to contract with a third party for the provision of a resource to or for the benefit of the Settlement System Administrator to enable it to provide a Service, it shall request the Contract Manager to issue an Order to that effect and shall give a written explanation in support of that request and allow the Contract Manager sufficient time to consult the Executive Committee provided that the Contract Manager shall have no obligation to issue any such Order and, if no such Order is issued, the Settlement System Administrator shall not enter into any such contract.

                PART G: CHARGES FOR SERVICES: GENERAL PRINCIPLES

1.        GENERAL

The Settlement System Administrator shall have the right to charge Pool Members for Services it has provided or is to provide and to recover from them the charges set out in this Part G and in Part H upon and subject to the terms and conditions set out in such Parts. A summary of the charges recoverable by the Settlement System Administrator in respect of any month is set out in Section 9 below.

2.        CHARGES FOR PRODUCTION SERVICES

2.1 Continuous Production Services: The charge for each Continuous Production Service shall be the corresponding price set out in the Menu of Production Services Prices.

2.2 Ad Hoc Production Services: The charge for each Ad Hoc Production Service shall be the corresponding price set out in the Menu of Production Services Prices.

3.        CHARGES FOR ERS METERING

3.1 Charges: The Settlement System Administrator shall have the right to charge for the provision of Services in Service Line 14 (ERS Metering) in accordance with the Menu of ERS Metering Prices (being an annex to the Menu of Production Services Prices).

3.2 Separate Account: The Settlement System Administrator shall open and maintain a separate account (the "ERS Account") to which it shall credit monthly the Suppliers' ERS Charges received for that month.

3.3 Debits against Account: The Settlement System Administrator shall debit the ERS Account each month with the amount that it is entitled to charge in accordance with sub-section 3.1 above for the provision of Services in Service Line 14 (ERS Metering) in respect of any period beginning on or after 1st April, 1998.

3.4 Interest: Interest shall accrue and be chargeable on credit and debit balances on the ERS Account as follows:-

          (a) the Settlement System Administrator shall have the right to charge interest on any debit balance on the ERS Account; and

          (b) the Settlement System Administrator shall be liable to pay interest on any credit balance on the ERS Account.

          The rate of interest shall be agreed from time to time between the Executive Committee and the Settlement System Administrator and shall accrue from day to day on the basis of a 365-day year on the credit or debit balances outstanding.

3.5 Over-recovery: If at the end of an SSA Accounting Period there shall be a credit balance on the ERS Account the Settlement System Administrator shall account for that balance to such persons as the Executive Committee shall direct.

3.6 Maintenance of STSSC Account: The Settlement System Administrator shall, if so required by the Executive Committee, transfer any credit balance on the STSSC Account (as that term was defined immediately prior to this sub-section 3.6 taking effect) to an account with the Pool Funds Administrator (or with such other person as may be notified to it by the Executive Committee) to be administered in accordance with paragraph 2.2.5 of Schedule 31.

3.7 Migration from ERS: The Settlement System Administrator acknowledges that the provisions of this Section 3 shall cease to have effect on and after the later of (i) 1st October, 1999 and (ii) the completion of the transfer of all customer metering systems from ERS to the PES Registration Services, as notified to it by the Executive Committee.

4.        CHARGES FOR CONSULTANCY SERVICES

4.1 Standing Charge: The Settlement System Administrator shall have the right to recover in respect of each month the standing charge for Consultancy Services set out in the Menu of Consultancy Services Prices, whether or not Consultancy Services are Ordered or the volume of service under the relevant Service Line has been reduced to zero or the relevant Service Line cancelled. It is agreed that standing charges for Consultancy Services are applicable only to Service Lines 8 (Service to Pool Auditor), 10 (Service to CEO and Pool Members), 12 (Management of Settlement Change) and 13 (Consultancy, Committee Support and Training Services).

4.2 Manpower Charges: The Settlement System Administrator shall have the right to charge for manpower provided for Consultancy Services at the relevant Manpower Rates.

5.        CHARGES FOR DEVELOPMENT SERVICES

5.1 Standing Charge: The Settlement System Administrator shall have the right to recover in respect of each month the standing charge for Development Services set out in the Menu of Development Services Prices, whether or not Development Services are Ordered or the volume of service under the relevant Service Line has been reduced to zero or the relevant Service Line cancelled. It is agreed that standing charges for Development Services are applicable only to Service Lines 15 (Design Authority), 18 (System Development) and 19 (System Integration).

5.2       [Not used.]

5.3 Manpower Charges: The Settlement System Administrator shall have the right to charge for manpower provided or to be provided for Development Services at the relevant Manpower Rates.

5.4 Fixed Charges: Notwithstanding the provisions of sub-section 5.3 above, if Development Services have been Ordered on a fixed price basis in accordance with sub-section 3.2 of Part F, the Settlement System Administrator shall charge for such Development Services on the terms of the written fixed price agreement referred to in that sub-section and not on the terms of sub-section 5.3 above (but without prejudice to the Settlement System Administrator's right to recover the standing charge referred to in sub-section 5.1 above).

6.        CHARGES FOR NON-MENU SERVICES

The charge for each Non-Menu Service shall be the price set out in the agreed documentation for the provision of such Non-Menu Service.

7.        THIRD PARTY PROCUREMENT COSTS

In respect of any Third Party Contract where in accordance with the terms of the Order relating thereto the Third Party Costs are to be invoiced to the Settlement System Administrator and passed directly through to Pool Members, the Settlement System Administrator shall have the right to recover the Handling Charge in respect of such Third Party Costs.

8.        POOL DATA CATALOGUE FEES

8.1 Amount of Pool Data Catalogue Fees: The fee payable by a Party pursuant to Clause 34.2.1 (the "Pool Data Catalogue Fee") shall be determined from time to time by the Executive Committee and confirmed by Order, but shall not be less than the aggregate of (a) the cost to the Settlement System Administrator of providing all such data and other information or (as the case may be) such of it as is requested by such Party, and (b) the Handling Charge, provided that the Executive Committee may, in its discretion, determine that such fee shall be less than the aggregate of (a) and (b) but, in such event, such Order shall also specify that the difference between such fee and such aggregate amount shall be charged to all Pool Members as if it were a Third Party Cost.

8.2 Payment of Pool Data Catalogue Fees: The Pool Data Catalogue Fee shall be payable in arrears within 15 days after the issue by the Settlement System Administrator of an invoice therefor or within such other period as may be agreed from time to time by the relevant Party and the Settlement System Administrator. All such payments shall be made in sterling in cleared funds in full without set-off or counter-claim, withholding or deduction of any kind whatsoever but without prejudice to any other remedy.

8.3 Disputes: In the event of any dispute regarding payment of the Pool Data Catalogue Fee, a Party may not withhold payment of any invoiced amount therefor but may refer such dispute to arbitration in accordance with Clause 83 following payment.

8.4 Interest on non-payment: The provisions of sub-section 3.3 of Part J shall apply mutatis mutandis to any amount due to the Settlement System Administrator pursuant to sub-section 8.2 above which is not received on the due date.

8.5 Absence of Order: In the absence of an Order confirming the Pool Data Catalogue Fee, the Settlement System Administrator may charge Parties a fee pursuant to Clause 34.2.1 equal to the aggregate of (a) the cost to the Settlement System Administrator of providing all such data and other information or (as the case may be) such of it as is requested by the relevant Party and (b) the Handling Charge.

9.        SUMMARY OF CHARGES RECOVERABLE

9.1 Charges Recoverable: In respect of any month and subject as provided in sub-section 9.2 below, the Settlement System Administrator shall have the right to recover from all Pool Members the following amounts in respect of Services provided or to be provided during that month:-

          (a) charges for all Continuous Production Services provided or to be provided during such month, determined as provided in sub-section 2.1 above;

          (b) charges for all Ad Hoc Production Services provided or to be provided during such month, determined as provided in sub-section 2.2 above;

          (c) charges for the provision of Services in Service Line 14 (ERS Metering) provided or to be provided during such month, determined as provided in sub-section 3.1 above;

          (d) the monthly standing charge for Consultancy Services, determined as provided in sub-section 4.1 above;

          (e) charges for all Consultancy Services provided or to be provided during each month, determined as provided in sub-section 4.2 above;

          (f) the monthly standing charge for Development Services, determined as provided in sub-section 5.1 above;

          (g) charges for all Development Services provided or to be provided during such month, determined as provided in sub-section 5.3 or 5.4 above;

          (h) charges for Services provided or to be provided during such month:-

                    (i) requested by the Director or his staff pursuant to Service Line 9 (Service to the Director General of Electricity Supply) (or a substitute Service Line in agreed form); or

                    (ii) requested by the Pool Auditor pursuant to Service Line 8 (Service to Pool Auditor);

          (i)       charges for all Non-Menu Services, determined as provided in
                    Section 6 above;

          (j) Third Party Costs that have been invoiced to the Settlement System Administrator during such month, and the Handling Charge in respect thereof; and

          (k) any charges which are expressed in this Agreement as recoverable "in accordance with the Charging Procedure"

          provided that with the exception of:-

          (i) the recovery of the standing charges for Consultancy Services and Development Services;

          (ii) until such time as an ordering procedure is agreed between the Settlement System Administrator and the Executive Committee, the recovery of charges for Services referred to in paragraph (c) above;

          (iii) the recovery of charges for Services referred to in paragraph (h) above;

          (iv)      the recovery of the Minimum Contract Price (if any); and

          (v) the recovery of charges for Services referred to in Sections 2(b) and 2(e) of Part E,

          the Settlement System Administrator shall not have the right to recover charges in respect of Services provided or to be provided unless an Order in respect of those Services has been received by the Settlement System Administrator.

9.2 Service Credits: The amounts recoverable by the Settlement System Administrator from Pool Members pursuant to sub-section 9.1 above in respect of any month shall be reduced by the aggregate amount of all Service Credits payable by the Settlement System Administrator in respect of such month (such aggregate amount not to exceed the maximum aggregate amount of Service Credits, if any, payable by the Settlement System Administrator as provided in the Menu of Service Credits).

10.       [Not used.]

11.       MINIMUM CONTRACT PRICE

11.1 Annual recovery: If in respect of any SSA Accounting Period the aggregate of the charges referred to in paragraphs (a), (b), (d), (e),
          (f) and (g) of Section 9 above (but excluding any such charges under paragraphs (a), (b), (e) and (g) of Section 9 referable to Services provided under Service Lines 9, 11, 14, 16, 17, 18 and 21) recovered for all months in such SSA Accounting Period shall be less than the Minimum Contract Price, the Settlement System Administrator shall have the right to recover the amount of such shortfall without an Order in the first monthly invoice to be issued under Part J after the end of such SSA Accounting Period.

11.2 Monthly recovery: If in any SSA Accounting Period it appears to the Account Manager (acting reasonably) after consultation with the Contract Manager and by reference to Orders received that the sum of the charges referred to in sub-section 11.1 above for the remainder of such SSA Accounting Period when aggregated with the sum of such charges already recovered in such SSA Accounting Period will be less than the Minimum Contract Price, the amount of such shortfall may be recovered without an Order in monthly instalments over the remaining months of such SSA Accounting Period, the amount of such instalments being agreed in advance by the Contract Manager and the Account Manager, such agreement not to be unreasonably withheld.

11.3 Minimum Contract Price: The Minimum Contract Price in respect of any SSA Accounting Period shall be the amount set out against such SSA Accounting Period in the document entitled Minimum Contract Price Menu in the agreed form.

11.4 Reduction in Minimum Contract Price: With effect from the Re-Engineered Settlement System Introduction Date the Minimum Contract Price shall be reduced by such amount as the Settlement System Administrator and the Executive Committee shall agree reflects the reduction in Production Services required as from that date.

12.       SERVICE CREDITS

12.1 Service Credits: If at any time any of the Services shall fail for whatever reason to be performed or carried out by the Settlement System Administrator in accordance with the required levels of performance specified in the relevant Service Line, the Settlement System Administrator shall (unless otherwise agreed by it with the Executive Committee) credit Pool Members with any applicable Service Credit in respect of the month(s) in which such failure occurred or (as the case may be) continued by way of a reduction of an amount equivalent to the Service Credit(s) in the next following invoice of Post Charges (or, if there shall be no such invoice, by payment of the aggregate amount of such Service Credit(s) to Pool Members within 14 days after the end of the month to which they relate).

12.2 Service Credits not exhaustive: Each Party acknowledges and confirms that the Service Credits represent a genuine pre-estimate of the loss likely to be suffered by Pool Members as a result of a failure by the Settlement System Administrator to perform or carry out the relevant Service in accordance with the required levels of performance specified in the relevant Service Line.

12.3 Remediable Removal Notices: If the Settlement System Administrator fails for whatever reason to perform or carry out Production Services in accordance with the required level of performance specified in the relevant Service Line (each such failure being a "Service Failure") and in any relevant period prescribed for this purpose in the Contract Management Rules the number of Service Failures exceeds such number as is prescribed for this purpose in the Contract Management Rules, the Executive Committee shall have the right at any time thereafter to give the Settlement System Administrator a Remediable Removal Notice in accordance with sub-section 17.1 of Schedule 4 as if there had been a failure by the Settlement System Administrator of the type described in such sub-section and sub-section 17.5 of Schedule 4 shall then apply (but without the right under paragraph (a) thereof for the Settlement System Administrator to remedy such failure). Notwithstanding the giving of a Remediable Removal Notice by the Executive Committee pursuant to this sub-section, the provisions of sub-section 12.1 shall apply for each such Service Failure.

                 PART H: CHARGES FOR SERVICES: EXCEPTIONAL ITEMS

1.        EXTENSION PERIOD CHARGES

The Settlement System Administrator shall be entitled to charge in accordance with the Charging Procedure for all and any Services provided during the Extension Period by the Settlement System Administrator as follows:-

          (a) where the first Extension Notice is served on the Settlement System Administrator at least six months before the Termination Date:-

                    (i) for the first three months of all Extension Periods (taken together), the Settlement System Administrator shall be entitled to charge for Services in accordance with the appropriate rates for those Services in the relevant Menu of Prices multiplied by 1.0; and

                    (ii) for the second three months of all Extension Periods (taken together), the Settlement System Administrator shall be entitled to charge for Services in accordance with the appropriate rates for those Services in the relevant Menu of Prices multiplied by 1.1; and

                    (iii) for any period thereafter, the Settlement System Administrator shall be entitled to charge for Services in accordance with the appropriate rates for those Services in the relevant Menu of Prices multiplied by 1.2;

          (b) where the first Extension Notice is served on the Settlement System Administrator less than six months but more than three months before the Termination Date:-

                    (i) for the first three months of all Extension Periods (taken together), the Settlement System Administrator shall be entitled to charge for Services in accordance with the appropriate rates for those Services in the relevant Menu of Prices multiplied by 1.1; and

                    (ii) for any period thereafter, the Settlement System Administrator shall be entitled to charge for Services in accordance with the appropriate rates for those Services in the relevant Menu of Prices multiplied by 1.2; and

          (c) where the first Extension Notice is served on the Settlement System Administrator less than three months before the Termination Date, the Settlement System Administrator shall be entitled to charge for Services in the Extension Period in accordance with the appropriate rates for those Services in the relevant Menu of Prices multiplied by 1.2.

          If the aggregate of any additional or consequential costs (other than manpower costs) properly incurred in any Extension Period and reported on by the auditor of the Settlement System Administrator exceeds the aggregate of the incremental rates charged in any such Extension Period in accordance with paragraphs (a) to (c) above the amount of such cost shall be recoverable by the Settlement System Administrator.

2.        BAD DEBTS

The total cost of any bad debts (including interest thereon) of the Settlement System Administrator in providing the Services and arising in any SSA Accounting Period may be recovered by the Settlement System Administrator in any subsequent SSA Accounting Period as if it were a Third Party Cost (but the Settlement System Administrator shall not have the right to recover the Handling Charge in respect thereof).

3.        NEW TAXES OR NEW LEGISLATION

3.1 New taxes: If by reason of the introduction of a new tax (other than a tax on overall net income) the cost to the Settlement System Administrator of providing the Services is increased or the amount of any payment received or receivable by the Settlement System Administrator under the SSA Arrangements for providing the Services is reduced, then:-

          (a) forthwith upon becoming aware of the happening of such event the Settlement System Administrator shall notify the Executive Committee who shall thereupon notify the Pool Members;

          (b) the Settlement System Administrator shall, as soon as is reasonably practicable, give the Executive Committee (who shall thereupon notify the Pool Members) a certificate giving details of the new tax and the amount of such additional cost or reduction and the calculation thereof and the period to which it applies together with a report from its auditors confirming that they have reviewed the basis of the calculation of the additional cost or reduction and confirming the accuracy of the calculation; and

          (c) subject to the Settlement System Administrator complying with its obligations under paragraphs (a) and (b) above, the Settlement System Administrator shall have the right to recover from Pool Members the amount of such additional cost or reduction through an adjustment to the Menus of Prices or in such other manner as may be agreed with the Executive Committee as will in either case ensure that the Settlement System Administrator is kept whole in respect of such additional cost or reduction.

3.2 New legislation: If at any time the Settlement System Administrator becomes subject to either a new statute passed by the government of the United Kingdom or a new European Union regulation which is directly applicable, in either case under which the

          Settlement System Administrator is obliged to act in a manner which materially increases the cost to it of providing the Services then it shall notify the Executive Committee of such a change and if the Executive Committee is satisfied, in its sole discretion, that:-

          (a) the Settlement System Administrator is obliged to act in accordance with the new legislation; and

          (b) the cost to the Settlement System Administrator of providing the Services as a whole will be materially increased as a result of complying with such legislation,

          the Executive Committee shall enter into good faith negotiations with the Settlement System Administrator to agree (but with no absolute obligation on the Executive Committee or the Settlement System Administrator to agree) amendments to the Menus of Prices to reflect such increased costs.

4.        EXCEPTIONAL ITEMS

If, where Service Line 21 (Emergency Services) is invoked by the Executive Committee, the Settlement System Administrator shall necessarily incur additional costs in running the Stage 1 Settlements Business during a Security Period, those costs shall be regarded as beyond the control of the Settlement System Administrator and the Settlement System Administrator may recover the same, together with an administration charge of 2.5 per cent., as if they were Third Party Costs (but shall not have the right to recover the Handling Charge in respect thereof) provided that such costs have been verified as additional costs by the Settlement System Administrator's auditors. Pool Members shall be obliged to pay the actual amount of such costs and all reasonable costs of the Settlement System Administrator's auditors in verifying the same.

5.        MARKET TEST COSTS

Where any market test is commissioned by the Executive Committee, Pool Members shall be liable according to their Contributory Shares for:-

          (a) all Third Party Costs (if any) incurred in contracting for the market test services; and

          (b) all costs (if any) directly and properly incurred by ESIS in appraising the result of a market test of which the Settlement System Administrator has been asked to take account pursuant to sub-section 9.3 of Part B and in requesting clarification of the method and clarification and correction of the results thereof.

6.        PIP REBATES

If as a result of the implementation of a Performance Improvement Programme there shall be any rebate due to Pool Members in respect of the charges of the Settlement System Administrator for the provision of Services, Pool Members will be credited a proportionate sum of such rebate according to their Contributory Shares in the next invoice issued by the Settlement System Administrator under Part J.

                 PART I: DEFERRED SETTLEMENT PROJECT EXPENDITURE

1.        SOFTWARE EXPENDITURE ALREADY CAPITALISED

The Settlement System Administrator shall have the right to recover Stage 1 Software expenditure capitalised in its books at 1st April, 1994 at the aggregate of (a) its net book value at that date, (b) a margin of 6 per cent. per annum on the reducing balance of such value and (c) a financing interest charge on such reducing balance at a rate per annum equal to the base rate from time to time of Barclays Bank PLC plus 2 per cent.. Such recovery shall be made monthly as Deferred Settlement Project Expenditure from 1st April, 1994 through the charges for Continuous Production Services spread evenly over the remainder of the agreed depreciation period relating to the relevant item of Stage 1 Software expenditure.

2.        EXISTING WORK IN PROGRESS AS AT APRIL, 1994

The Settlement System Administrator shall have the right to recover Stage 1 Software development work in progress recorded in its books at 1st April, 1994 on a monthly basis as Deferred Settlement Project Expenditure through the charges for Continuous Production Services spread evenly over 60 months starting with the month following commissioning of the Stage 1 Software. The aggregate amount to be recovered shall be:-

          (a) the net book value of all such Stage 1 Software development work in progress at 1st April, 1994;

          (b) the cost of the Settlement System Administrator's manpower used since 1st April, 1994 in developing such Stage 1 Software, calculated on the basis of the then current Menu of Manpower Prices;

          (c) Third Party Costs (if any) since 1st April, 1994 in developing such Stage 1 Software;

          (d) a margin of 6 per cent. per annum on the reducing balance of the value referred to in (a) above starting from 1st April, 1994; and

          (e) a financing interest charge as agreed from time to time by the Executive Committee and the Settlement System Administrator on such reducing balance, and over such periods as may be agreed by the Executive Committee and the Settlement System Administrator, through an appropriate amendment to the Menu of Prices for Continuous Production Services.

3.        NEW PROJECTS SINCE APRIL, 1994

In respect of Stage 1 Software development projects Ordered on or after 1st April, 1994, the Settlement System Administrator shall have the right to recover the price for any such project as revenue charges when incurred unless in Ordering the project the Contract Manager agrees with the Settlement System Administrator that the price should be recovered on a deferred basis as Deferred Settlement Project Expenditure in which event it shall be recovered (together with an interest charge and arrangement fee, if agreed) over such period as may be so agreed through the charges for Continuous Production Services by an appropriate amendment to the Menu of Production Services Prices.

                              PART J: COST RECOVERY

1.        CHARGES RECOVERABLE BY THE SETTLEMENT SYSTEM ADMINISTRATOR

The Settlement System Administrator shall have the right to recover from all Pool Members all sums due to it from them under the SSA Arrangements provided that such sums are invoiced in accordance with this Part. All sums to be recovered must be included in an invoice for Prior Charges, an invoice for Post Charges or an invoice for Suppliers' ERS Charges. In respect of any month, the amounts invoiced on an invoice for Prior Charges, on an invoice for Post Charges and on an invoice for Suppliers' ERS Charges shall together be known as the Total Sum Due in respect of that month. Amounts to be recovered representing Total Second Tier System Charges (as that term is defined in the definition of 100kW Shortfall Amount) shall be recoverable by the Settlement System Administrator only pursuant to paragraph 2.2.5 of Schedule 31 and shall accordingly not form part of the Total Sum Due or be subject to the remaining provisions of this Part (and Pool Members shall procure that the Executive Committee complies with the provisions of paragraph 2.2.5 of Schedule 31 relating to the application of funds). For the avoidance of doubt, the Total Sum Due shall be net of Service Credit. The provisions of Section 5 below shall apply notwithstanding any other provision of this Part J.

2.        INVOICING

2.1 Invoice Statement for Prior Charges: The Settlement System Administrator shall send the Contract Manager an invoice statement for Prior Charges in the agreed form in respect of each month no later than 45 days prior to the commencement of such month.

2.2 Content of Invoice Statement: Each invoice statement for Prior Charges shall specify the amount due in respect of Services to be provided during the relevant month as follows:-

          (a)       the charge for Continuous Production Services;

          (b)       the monthly standing charge for Consultancy Services;

          (c)       the monthly standing charge for Development Services; and

          (d) the anticipated under-recovery (if any) in the SSA Accounting Period to date of charges for the provision of Services in Service Line 14 (ERS Metering), plus or minus the interest accrued on the debit or credit balance (as the case may be) on the ERS Account.

2.3 Invoice Statement for Post Charges: The Settlement System Administrator shall send the Contract Manager an invoice statement for Post Charges in the agreed form in respect of each month no later than ten days after the end of such month.

2.4 Content of Invoice Statement: Each invoice statement for Post Charges shall specify the amount due in respect of Services provided during the relevant month and not contained in the invoice statement for Prior Charges for such month as follows:-

          (a) the charge for Continuous Production Services not charged under sub-section 2.2(a) above;

          (b)       the charge for Ad Hoc Production Services;

          (c)       the charge for Consultancy Services and Development Services

          (d)       the charge for Non-Menu Services;

          (e)       any Third Party Costs together with the associated Handling
                    Charge;

          (f) any charges for Services provided during such month requested by the Director or his staff under Service Line 9 (Service to the Director General of Electricity Supply);

          (g) any charge for Services provided under Service Line 8 (Service to Pool Auditor) requested by the Pool Auditor; and

          (h) any charges for items expressly stated to be otherwise recoverable "in accordance with the Charging Procedure",

          and shall specify the amount of any and all Service Credits payable by the Settlement System Administrator in respect of such month.

2.5 Disputes: The Contract Manager shall raise, in writing, any concerns in relation to any such invoice statements as are referred to in sub-section 2.1 or 2.3 above within five working days of receipt of the same, but shall not be precluded from raising any such concerns at any later stage. If any concerns are not settled by the date the invoices are required to be despatched to Pool Members, such invoices may be despatched by the Settlement System Administrator on the basis it reasonably believes to be correct insofar as they relate to Prior Charges or Post Charges which are not disputed by the Contract Manager. Any Prior Charges or Post Charges which are believed in good faith to be wrong by the Contract Manager and continue to be disputed in good faith may not be included in any invoice until the amount outstanding has been settled between the Settlement System Administrator and the Contract Manager. Where, after investigation, it is agreed between the Contract Manager and the Settlement System Administrator that the amount disputed has in fact been correctly calculated by the Settlement System Administrator, the Settlement System Administrator shall have the right to charge interest on such Prior Charges or Post Charges in accordance with and on the basis set out in sub-section 3.3 below from the date upon which they would have been due for payment if undisputed. Any adjustment following settlement of outstanding concerns will be made through the next invoice issued under this Part.

2.6 Invoices to Pool Members: The Settlement System Administrator shall send each Pool Member an invoice:-

          (a) in respect of an invoice for Prior Charges, no later than the first day of the month prior to the month in respect of which the relevant charges are to be recovered; and

          (b) in respect of an invoice for Post Charges, no later than ten days after such statement is sent to the Contract Manager,

          in each case for an amount determined in accordance with Part K provided that where the aggregate amount of Post Charges in any month does not exceed (pound)100,000 the Settlement System Administrator may include such Post Charges in the next following invoice for Prior Charges issued subject to sub-section 2.6(a) above.

2.6A Invoices for Suppliers' ERS Charges: No later than the fifth working day of each month, the Settlement System Administrator shall send to each Supplier an invoice determined in accordance with Part K in respect of:-

          (a) the Supplier's ERS Variable Charge for that month, calculated as specified in Section 3 of Schedule 31 (the Settlement System Administrator being entitled, for this purpose, to rely on information provided to it by the Executive Committee); and

          (b) the Supplier's ERS Fixed Charge for that month, calculated as specified in Section 4 of Schedule 31 (the Settlement System Administrator being entitled, for this purpose, to rely on information provided to it by the Executive Committee).

2.7 Resignation or removal of the Settlement System Administrator: Where the Settlement System Administrator resigns in accordance with Section 14 of Schedule 4 or is removed in accordance with Section 17 of
          Schedule 4, the Settlement System Administrator shall be responsible for all Transition Costs. Accordingly:-

          (a) Orders placed by Pool Members cannot be used to defray Transition Costs; and

          (b) the Settlement System Administrator shall not include any Transition Costs in any future invoice statements.

3.        PAYMENTS

3.1 Payments by Pool Members: Pool Members shall settle any invoices delivered to them pursuant to Section 2 above on, and the due date for payment shall be:-

          (a) in the case of an invoice for Prior Charges, the last working day of the month prior to the month in respect of which the charges relate; and

          (b) in the case of an invoice for Post Charges, the last working day of the month in which the invoice is delivered to Pool Members, except where such Post Charges are included in the next following invoice for Prior Charges, pursuant to sub-section 2.6 above, when the due date for payment shall be the due date for payment of the relevant invoice for Prior Charges; and

          (c) in the case of an invoice issued pursuant to sub-section 2.6A above, thirty days from the date of such invoice.

          All amounts shall be paid in sterling in cleared funds and in full without set-off or counter claim, withholding or deduction of any kind whatsoever but without prejudice to any other remedy. All charges are exclusive of United Kingdom Value Added Tax which shall be added to such charges, if applicable.

3.2 Disputes: If there is any dispute regarding charges in any month, a Pool Member may not withhold payment of any invoiced amount but, for the avoidance of doubt, may refer such dispute to arbitration in accordance with Clause 83 following payment.

3.3       Interest on non-payment: If any amount due to a Party under this
          Schedule is not received on the due date that the other Party is required to pay such amount, such other Party shall pay interest to the recipient Party on such amount from and including the date of default up to but excluding the date of actual payment (after as well as before judgment) at the rate which is 4 per cent. per annum above the base rate from time to time during each period of default of National Westminster Bank plc.

3.4 Payment of charges: Each Pool Member shall pay its due proportion of the Settlement System Administrator's charges for each SSA Accounting Period determined in accordance with Part K.

4.        ALLOCATION OF CHARGES

4.1 Allocation: The Settlement System Administrator shall allocate its charges (net of Service Credits) amongst Pool Members in accordance with Part K.

4.2 New and former Pool Members: Any Pool Member which is a Pool Member for part only of any month shall pay charges on an interim basis of such amount apportioned on a daily basis for each day that it was a Pool Member during that month on the basis of the allocation of charges set out in Part K. Adjustments to charges on all Pool Members as a result of existing Pool Members leaving or new Pool Members joining will be set out in the invoice published for the Post Charges for the relevant month whereupon the Pool Members and/or former Pool Members shall be required to pay such additional amount or shall be entitled to such reimbursement.

5.        ATTRIBUTION OF COSTS TO EPFAL

5.1 Specified costs recoverable from EPFAL: The costs of the Settlement System Administrator which fall to be treated as 1998 Programme Costs (as defined in Schedule 22) or as Stage 2 Operational Costs and any other specified costs agreed between the Settlement System Administrator and the Executive Committee which would otherwise be recoverable from Pool Members shall instead be recoverable by the Settlement System Administrator from EPFAL. Such costs shall accordingly not form part of the Total Sum Due.

5.2 Procedures for recovery: Any costs for the time being specified for the purposes of sub-section 5.1 above shall be recoverable from EPFAL in accordance with procedures agreed from time to time between the Settlement System Administrator and the Executive Committee. The provisions of Sections 2 and 3 above shall (unless otherwise agreed by the Settlement System Administrator and the Executive Committee) apply mutatis mutandis in respect of any such costs, as if references to Pool Members were references to EPFAL.

                          PART K: ALLOCATION OF CHARGES

1.        THE SETTLEMENT SYSTEM ADMINISTRATOR'S CHARGES

1.1 Payment of Total Sum Due: Each Pool Member shall be obliged to pay the amount allocated to it in accordance with this Part K. The total aggregate amount allocated to all Pool Members in respect of any month shall equal the Total Sum Due in respect of such month.

1.2 Allocation of Total Sum Due: The Total Sum Due in respect of each month shall be allocated amongst Pool Members as follows:-

          (a)       first, each Pool Member:-

                    (i) shall pay the costs (if any), as detailed in the relevant invoice, associated with any change to the Stage 1 Software necessitated by such Pool Member's request for:-

                              (A) data from Stage 1 Settlement additional to that which is generally provided to other Pool Members of the same class; or

                              (B)       for reporting of data in a format
                                        different from that in which data are
                                        generally provided to other Pool Members of the same class

                              (which costs shall, in the first SSA Accounting Period that they are charged to such Pool Member, have added to them a single lump sum payment for maintenance equal to 40 per cent. of the costs of such charge, as reasonably determined by the Settlement System Administrator);

                    (ii) shall pay the costs (if any and as far as the same are directly referable to such Pool Member) for the use by such Pool Member of electronic mail, the provision and maintenance of telecommunication circuits from data collector outstations and any other services procured or provided by the Settlement System Administrator which are directly referable to such Pool Member;

                    (iii) if it is a Supplier, shall pay its Supplier's ERS Variable Charge for that month; and

                    (iv) if it is a Supplier, shall pay its Supplier's ERS Fixed Charge for that month;

          (b)       secondly:-

                    (i) each Generator shall pay (pound)500 (or such other amount as the Executive Committee and the Settlement System Administrator may agree) for each of its Generating Units in respect of which standing data have been submitted; and

                    (ii) each Pool Member shall pay (pound)750 (or such other amount as the Executive Committee and the Settlement System Administrator may agree) for each Metering System in respect of which it is the Registrant;

          (c) thirdly, but only in respect of the first month in an SSA Accounting Period in which a Generator or Supplier is a Pool Member:-

                    (i) subject as provided in paragraphs (ii) to (vii) inclusive below, each Pool Member shall pay an annual membership fee as follows:-


                         Category                                       Fee
                         --------                                       ---

            (A)   Small

            (1)  A Supplier with a maximum demand at any time      (pound)9,000
                 during such year (as reasonably determined by the Executive Committee) of less than 200MW or a Generator with an aggregate Registered
                 Capacity of less than 50MW (other than a Supplier or Generator referred to in (2) below)

           (2)   A Supplier with a maximum demand at any time      (pound)2,500
                 during such year (as reasonably determined by the Executive Committee) of less than 200MW or a Generator with aggregate Registered
                 Capacity of less than 50MW, in either case which requires to have delivered to it only its own trading information

          (B)   Intermediate

                A Supplier with a maximum demand at any time       (pound)20,000
                during such year (as reasonably determined by the Executive Committee) of 200MW or more up to (but excluding)

                2000MW or a Generator with
                aggregate Registered Capacity of 50MW or more up to (but excluding) 1000MW


          (C)   Large

               A Supplier with a maximum demand at any time        (pound)45,000
               during such year (as reasonably determined by the Executive Committee) of 2000MW or more or a Generator with aggregate Registered
               Capacity of 1000MW or more


                    (ii) any Pool Member which is both a Generator and a Supplier shall pay only one membership fee, being that fee which is the greater of its annual membership fee as a Generator and its annual membership fee as a Supplier (and, if both are the same amount, such Pool Member shall pay only its membership fee as a Generator): such fee shall continue to be payable regardless of any change during the relevant year in the capacity(ies) in which such Pool Member participates as a Pool Member;

                    (iii) unless otherwise resolved by the Executive Committee with respect to the relevant Pool Member, a Pool Member with no demand or generation shall not pay any membership fee and, if the Executive Committee shall so resolve, shall pay only that membership fee referable to a Pool Member falling within the relevant sub-category of paragraph (i)(A) above;

                    (iv) if, in its reasonable opinion, the Executive Committee considers:-

                              (A) any Pool Member (not being a Pool Member referred to in paragraph (iii) above) to be insignificant in terms of generation or demand, it may waive the membership fee for such Pool Member until further notice; and

                              (B)       if inequitable or otherwise
                                        inappropriate to levy the full amount of the membership fee that would otherwise be payable by any Pool Member, it may waive all or part of such fee on such terms and for such period(s) as it reasonably sees fit;

                    (v)       (A)       any Pool Member falling within
                                        sub-category (2) of paragraph (i)(A)
                                        above which wishes to receive data by
                                        electronic mail shall be required to pay an additional monthly membership fee of one-twelfth of (pound)800; and

                              (B) any Pool Member which wishes to receive data by courier shall be required to pay an additional monthly membership fee of one-twelfth of (pound)1,000;

                    (vi) the Executive Committee may from time to time amend the categories of membership and the fees (with the consent of the Settlement System Administrator, such consent not to be unreasonably withheld or delayed);

                    (vii) the charges referred to in paragraph (b) above and in this paragraph (c) shall be adjusted in relation to each Pool Member, Generator or Supplier, as the case may be, by reference to the number of days during each year for which such Party was a Pool Member and (where appropriate) the number of Generating Units or Metering Systems allocated to it during such period; and

          (d) fourthly, 100 per cent. of the balance of the Total Sum Due during any month not recovered pursuant to paragraphs (a) to
                    (c) (inclusive) above shall be allocated amongst all Pool Members during such month by reference to the Contributory Shares of each Pool Member.

                    For this purpose:-

                    (i) each Pool Member's due proportion of the charges shall be assessed first by reference to the then latest Contributory Shares of all Pool Members calculated by the Executive Committee for the period and each part thereof to which such charges relate (or, if and to the extent that the charges relate to a period for which no such calculation has yet been made, by reference to the then most recently calculated current Contributory Shares of all Pool Members) and shall thereafter be readjusted from time to time for each day within the relevant period following changes to the Contributory Shares of Pool Members for all or any part of such period or (as the case may be) following the calculation or (as the case may be) re-calculation of the Contributory Shares for such period; and

                    (ii) in calculating any such readjustment from time to time, the Total Sum Due shall, as between Pool Members, be calculated in respect of any month after September 1998 on the basis that the Total Sum Due attributable to each month in an SSA Accounting Period (or, in respect of the SSA Accounting Period ending on 31st March, 1999, each of the last six months of that SSA Accounting Period) shall be equal and that the amount so attributable to each such month shall accrue on a daily basis.

                    Provided that, in calculating the balance of the Total Sum Due payable by each Pool Member in any month, the annual membership fee payable by each Pool Member in accordance with paragraph (c) above shall be divided by the number of complete months in the SSA Accounting Period remaining after the date of payment of such annual membership fee and the resultant figure (after rounding to the nearest (pound)1) shall be credited to the relevant Pool Member for offset against its proportionate share of the Total Sum Due for each such remaining month.

1.3 Prima facie evidence: The Settlement System Administrator's determination of the allocation of all costs during any month shall, in the absence of manifest error, be prima facie evidence thereof.

1.4 Contributory Shares: The Settlement System Administrator shall advise each Pool Member of its Contributory Share and how such Contributory Share is calculated.

1.5 Minimum payment: The Settlement System Administrator shall not issue any invoice, nor shall any Pool Member be required to pay any amount (whether by way of payment to the Settlement System Administrator or by way of adjustment), if the aggregate amount otherwise payable by that Pool Member pursuant to this Part is less than the minimum amount from time to time agreed by the Executive Committee with the Settlement System Administrator provided that if in respect of an SSA Accounting Period such aggregate amount is less than such minimum amount, the Settlement System Administrator shall issue an invoice in respect thereof (which the Pool Member shall be required to pay) immediately after the Final Calculation Date for the Accounting Period correlating to the SSA Accounting Period in question. Where the minimum applies, a Pool Member shall remain liable for any amounts payable by it but shall not be required to make any such payment until such time as the amount in question is permitted to be, and is, included in an invoice. Sub-section 3.3 of Part J shall be construed accordingly.

                                   SCHEDULE 5



[Not used.]

                                   SCHEDULE 6



[Not used.]

                                   SCHEDULE 7

                            Form of Escrow Agreement

THIS AGREEMENT is made on [____________________________]

BETWEEN:-

(1) NGC SETTLEMENTS LIMITED (registered number 2444282) whose registered office is situate at National Grid House, Sumner Street, London SE1 9JU for itself and on behalf of the Pool Members (as defined in the Pooling and Settlement Agreement hereinafter referred to) acting through the Executive Committee (as hereinafter defined) (the "Settlement System Administrator", which expression shall include the Settlement System Administrator's successors in title); and

(2) THE NATIONAL COMPUTING CENTRE LIMITED (registered number 881195) whose registered office is situate at Oxford Road, Manchester M1 7ED (the "Custodian").

WHEREAS:-

(A) by various agreements (the "Pooling and Settlement Arrangements") details of which are set out in Schedule A NGC Settlements Limited has agreed to act as Settlement System Administrator and operate a settlements system requiring the use of certain computer package(s) comprising computer programs and related systems;

(B) certain technical information and documentation describing or otherwise relating to the said computer programs and related systems is required for the understanding, maintaining, modifying and correcting of the said computer programs and related systems; and

(C) the Settlement System Administrator acknowledges that in certain circumstances a successor Settlement System Administrator may require possession of the said technical information and documentation, up-to-date and in good order,

NOW IT IS HEREBY AGREED as follows:-

1.        DEFINITIONS AND INTERPRETATION

1.1       In this Agreement:-

          "Director" means the Director General of Electricity Supply;

          "Executive Committee" means the Executive Committee established under the Pooling and Settlement Arrangements and "Committee Member" means a member of the Executive Committee;

          "Material" means the source code and load (machine executable) modules and the technical information, manuals and other documentation described in Schedule B;

          "Modifications" means the source code and load (machine executable) modules and the technical information, manuals and other documentation relating to all modifications, updates and changes to the Material as accepted from time to time by the Executive Committee for use in the settlement process; and

          "Receptacle" means the receptacle to contain a copy of the Material pursuant to Clause 2.2 and copies of all Modifications delivered pursuant to Clause 3.1.

1.2 Unless the context otherwise requires, words and expressions defined in the Pooling and Settlement Arrangements shall bear the same meanings respectively when used herein.

2.        DEPOSIT

2.1 Forthwith upon execution and delivery of this Agreement, the Settlement System Administrator will deposit and the Custodian will accept as custodian for the Pool Members (acting through the Executive Committee) a copy of the Material.

2.2       The Custodian will place the copy of the Material in the Receptacle.

2.3 The Custodian shall bear no obligation or responsibility to any person to determine the existence, relevance, completeness, accuracy or any other aspect of the Material and/or Modifications. The Custodian shall have no responsibility to determine that whatever is deposited or accepted by it for deposit is or is not Material and/or Modifications.

3.        MODIFICATIONS

3.1 Subject to and in accordance with the Pooling and Settlement Arrangements, the Settlement System Administrator will deposit a copy of all Modifications with the Custodian within 28 days of such Modifications being accepted by the Executive Committee.

3.2 The Custodian shall as soon as possible confirm receipt of all Modifications in writing to the Executive Committee and the Settlement System Administrator.

3.3 The Custodian will place a copy of all Modifications in the Receptacle.

4.        RELEASE

4.1 The Custodian shall forthwith release to any successor Settlement System Administrator appointed pursuant to and in accordance with the Pooling and Settlement Arrangements the copy(ies) of the Material and/or all the Modifications upon the written request of the

          Executive Committee provided that the Settlement System Administrator has resigned or has been removed as Settlement System Administrator under the Pooling and Settlement Arrangements and has not complied with its obligations relevant to the Material under Clauses 28.1.1 and
          28.1.4 of the Pooling and Settlement Agreement for the Electricity Industry in England and Wales dated 30th March, 1990 (as amended, varied, supplemented, modified or suspended from time to time, the "Pooling and Settlement Agreement").

4.2       Any written request of the Executive Committee referred to in Clause
          4.1 shall be in the form of a statutory declaration by one or more Committee Members setting out the grounds on which release is sought and exhibiting such documentation in support thereof as the Custodian shall reasonably require.

4.3 Where any dispute shall arise as to the occurrence of the event set out in Clause 4.1, such dispute will be referred at the instance of either the Settlement System Administrator, the Custodian or the Executive Committee to the Director whose decision shall be final and binding.

5.        CONFIDENTIALITY

          The Custodian agrees to maintain all information and/or documentation coming into its possession or to its knowledge under this Agreement in strictest confidence and secrecy, not to make use thereof other than for the purposes of this Agreement and not to disclose or release it other than in accordance with the terms hereof.

6.        FEES

          The Settlement System Administrator will pay the Custodian's fees as detailed in Schedule C as amended from time to time by written agreement between the parties. Such fees shall be invoiced monthly and paid within one month of the date of the invoice.

7.        TERMINATION

7.1 This Agreement shall terminate upon the release of the copy of the Material and copies of all Modifications in accordance with Clause 4.1.

7.2 This Agreement may be terminated by the Custodian by giving not less than 90 days' written notice to both the Executive Committee and the Settlement System Administrator.

7.3 This Agreement may be terminated by the Settlement System Administrator giving not less than 90 days' written notice to the Custodian provided that it may not terminate this Agreement without the consent of the Executive Committee first being given in writing unless it has been removed or has resigned as Settlement System Administrator and has complied with its obligations relevant to the Material under Clauses 28.1.1 and 28.1.4 of the Pooling and Settlement Agreement.

7.4 Upon termination under the provisions of Clause 7.2 or 7.3 the Custodian will deliver the copy(ies) of the Material and all the Modifications to the Settlement System Administrator (unless jointly instructed to the contrary by the Settlement System Administrator and the Executive Committee).

7.5 Termination of this Agreement for whatever reason will not relieve the Custodian from the obligations of confidentiality contained in Clause 5.

8.        TESTS

          The Executive Committee shall be entitled to require the Custodian to carry out such tests in the presence of the Settlement System Administrator which in the reasonable opinion of the Custodian would reasonably establish that the Material and Modifications contain true and accurate versions of the source codes and load (machine executable) modules in use at the time of testing in the settlement process. Any reasonable charges and expenses incurred by the Custodian in carrying out such tests will be paid by the Settlement System Administrator.

9.        OBSOLETE MATERIAL AND MODIFICATIONS

9.1 The Executive Committee shall be entitled to review from time to time the Material and Modifications on deposit with the Custodian. Where the Executive Committee is satisfied that any part of the Material or Modifications on deposit has ceased to be used in the settlement process and will be of no further use, whether directly or indirectly, it may request the Custodian to release any such part to the then current Settlement System Administrator. Such request shall be in writing and identify the part or parts of the Material or Modifications to be released by the Custodian and state that the reason for such release is that such part or parts is or are no longer of use. The Custodian shall release such part or parts to the then current Settlement System Administrator as soon as conveniently possible after receipt of any such written request from the Executive Committee.

9.2 Notwithstanding the release of any part or parts of the Material or Modifications to the Settlement System Administrator pursuant to Clause 9.1, in the event that any such released Material or Modifications or copies thereof are subsequently used in the settlement process such Material or Modifications shall be placed on deposit and held in escrow pursuant to this Agreement on the same terms and conditions as any Modification.

10.       NOTICES

10.1 Any notice or other communication to be given by one person to another person under, or in connection with the matters contemplated by, this Agreement shall be addressed to the recipient and sent to the address, telex number or facsimile number or such other person given in this Agreement for the purpose and marked for the attention so given or to such other address, telex number and/or facsimile number and/or marked for such other attention as such other person may from time to time specify by notice given in accordance with this Clause to the person giving the relevant notice or other communication to it.

10.2 Any notice or other communication to be given to the Settlement System Administrator shall be given to:-

          Address:                 Fairham House,
                                   Green Lane,
                                   Clifton,
                                   Nottingham NG11 9LN
          Telex No:                N/A
          Facsimile No:            0602 456728
          Attention:               General Manager

          Any notice or other communication to be given to the Custodian shall be given to:-

          Address:                 Oxford House,
                                   Oxford Road,
                                   Manchester M1 7ED
          Telex No:                66 8962
          Facsimile No:            061-228 2579
          Attention:               Legal Department

          Any notice or other communication to be given to the Executive Committee shall be given to:-

          Address:                 Chief Executive (Pooling and Settlement)
                                   30 Millbank,
                                   London SW1P 4RD

          Telex No:                N/A

          Facsimile No:            071-233 8254

          Attention:               Chief Executive

10.3 Any notice or other communication to be given by one person to another person under, or in connection with the matters contemplated by, this Agreement shall be in writing and shall be given by letter delivered by hand or sent by first class prepaid post (airmail if overseas) or telex or facsimile, and shall be deemed to have been received:-

          10.3.1    in the case of delivery by hand, when delivered; or

          10.3.2 in the case of first class prepaid post, on the second day following the day of posting or (if sent airmail overseas or from overseas) on the fifth day following the day of posting; or

          10.3.3 in the case of telex, on the transmission of the automatic answer-back of the addressee (where such transmission occurs before 1700 hours on the day of transmission) and in any other case on the day following the day of transmission; or

          10.3.4 in the case of facsimile, on acknowledgement by the addressee's facsimile receiving equipment (where such acknowledgement occurs before 1700 hours on the day of acknowledgement) and in any other case on the day following the day of acknowledgement.

11.       COUNTERPARTS

          This Agreement may be executed in counterpart by the parties on separate counterparts each of which when executed and delivered shall constitute an original but which shall together constitute one and the same instrument.

12.       DISPUTE RESOLUTION

12.1 Save where expressly stated in this Agreement to the contrary, and subject to any contrary provision of the Act or any Licence or the rights, powers, duties and obligations of the Director or Secretary of State under the Act, any Licence or otherwise howsoever, any dispute or difference of whatever nature howsoever arising under, out of or in connection with this Agreement between the parties shall be and is hereby referred to arbitration pursuant to the arbitration rules of the Electricity Arbitration Association in force from time to time.

12.2 Whatever the nationality, residence or domicile of either party and wherever the dispute or difference or any part thereof arose the law of England shall be the proper law of any reference to arbitration hereunder and in particular (but not so as to derogate from the generality of the foregoing) the provisions of the Arbitration Acts 1950 (notwithstanding anything in Section 34 thereof) to 1979 shall apply to any such arbitration wherever the same or any part of it shall be conducted.

13.       GOVERNING LAW

          This Agreement shall be governed by, and construed in all respects in accordance with, English law.

                                   SCHEDULE A

               Details of the Pooling and Settlement Arrangements

(A) Pooling and Settlement Agreement for the Electricity Industry in England and Wales dated 30th March, 1990 and made between the Founder Generators named therein (1), the Founder Suppliers named therein (2), NGC Settlements Limited as Settlement System Administrator (3), Energy Pool Funds Administration Limited as Pool Funds Administrator (4), The National Grid Company plc as Grid Operator and Ancillary Services Provider (5) and Scottish Power plc and Electricite de France, Service National as Externally Interconnected Parties(6).

(B) Initial Settlement Agreement for the Electricity Industry in England and Wales dated 30th March, 1990 and made between the Founder Generators named therein (1), the Founder Suppliers named therein (2), NGC Settlements Limited as Settlement System Administrator (3), Energy Pool Funds Administration Limited as Pool Funds Administrator (4), The National Grid Company plc as Grid Operator and Ancillary Services Provider (5) and Scottish Power plc and Electricite de France, Service National as Externally Interconnected Parties (6).

(C) Two Supplemental Agreements relating to the Initial Settlement Agreement and the Pooling and Settlement Agreement for the Electricity Industry in England and Wales, each dated as of 30th June, 1990 and made between the Founder Generators named therein (1), the Founder Suppliers named therein (2), NGC Settlements Limited as Settlement System Administrator (3), Energy Pool Funds Administration Limited as Pool Funds Administrator (4), The National Grid Company plc as Grid Operator and Ancillary Services Provider (5) and Scottish Power plc and Electricite de France, Service National as Externally Interconnected Parties (6).

(D) Third Supplemental Agreement relating to the Initial Settlement Agreement and the Pooling and Settlement Agreement for the Electricity Industry in England and Wales dated as of 15th October, 1990 and made between the Founder Generators named therein (1), the Suppliers named therein (2), NGC Settlements Limited as Settlement System Administrator (3), Energy Pool Funds Administration Limited as Pool Funds Administrator (4), The National Grid Company plc as Grid Operator and Ancillary Services Provider (5) and Scottish Power plc and Electricite de France, Service National as Externally Interconnected Parties (6).

(E) Fourth Supplemental Agreement relating to the Initial Settlement Agreement and the Pooling Settlement Agreement for the Electricity Industry in England and Wales dated as of 15th October, 1990 and made between the Founder Generators named therein (1), the Suppliers named therein (2), NGC Settlements Limited as Settlement System Administrator (3), Energy Pool Funds Administration Limited as Pool Funds Administrator (4), The National Grid Company plc as Grid Operator and Ancillary

          Services Provider (5) and Scottish Power plc and Electricite de France, Service National as Externally Interconnected Parties (6).

                                   SCHEDULE B

                                  The Material

SYSTEM               REF      ITEM
SMP                  101      Source Code - Hardcopy
                     102      Source Code - Tape
                     103      Executable Code - Tape
                     104      DCL - Hardcopy
                     105      DCL - Tape

                     106      User Requirement Specification
                     107      Design Specification
                     108      Test Plan
                     109      Program Upgrades Test Specification
                     110      Acceptance Test Schedule
                     111      Test Schedule(s)
                     112      Test Specification
                     113      User Guide
                     114      Quality Assurance

                     115      Licensed software list
                     116      Licensed software licences
                     117      Licensed software system tables
                     118      Acceptance certificates

CDCS                 201      Source Code - Tape: GRID02
                     202      Source Code - Hardcopy
                     203      Executes clists
                     204      DB2 Database Request Modules
                     205      Declaration Libraries
                     206      Compilation JCL
                     207      Compilation JCL - Hardcopy
                     208      Load Modules
                     209      Menu Library

SYSTEM               REF      ITEM
                     210      Skeleton Execution JCL
                     211      Skeleton Execution JCL - Hardcopy
                     212      Backup JCL and clists

                     213      System Test Specification
                     214      User Acceptance Test Specification
                     215      User Requirement Specification
                     216      Logical Design Specification
                     217      User Guide
                     218      First Line Support Procedures
                     219      Licensed software list
                     220      Licensed software certificates
                     221      Compilation Instructions
                     222      Special Fixes List
                     223      Licensed software system tables
                     224      Acceptance certificates

L&G                  301      Source Code - Hardcopy
                     302      Source Code - 3.5" Diskette
                     303      DOS Batch Files - Hardcopy
                     304      DOS Batch Files - 3.5"> Diskette
                     305      Executables - 3.5" Diskette

                     306      System Documentation
                     307      Documentation Source Files (VMS Backup save set)
                     308      Acceptance Test Specification
                     309      Guide for 2nd-line Maintenance
                     310      CEGB(NGD) Power Station Collectors Manual

                     311      Licensed software list
                     312      Licensed software certificates
                     313      Compilation Instructions
                     314      Licensed software system tables

SYSTEM               REF      ITEM
                     315      Acceptance certificates

LOLP                 401      Source Code - Hardcopy
                     402      Source Code - Disk
                     403      Object Code - Disk
                     404      Batch Files - Hardcopy
                     405      Batch Files - Disk

                     406      Test Plan and Specification
                     407      Acceptance Test Data Ph1
                     408      Test Schedule FAT Ph1
                     409      Test Schedule SAT Ph1
                     410      Test Schedule SAT Overview Ph1
                     411      Format Spec. LOLP to Sys Ops.
                     412      User Guide
                     413      User Requirements Spec.
                     414      Functional Spec.
                     415      Basic Info. Flow
                     416      Statement of Principles
                     417      Project Report
                     418      Op. Procedures Manual
                     419      Test Plan LOLP 5.0
                     420      System Test Execution Vol. 1-4
                     421      LOLP PEC site Acc. Test Review
                     422      Regression Test Matrix
                     423      Model Parameters - Vesting Day Vals
                     424      Promod Vol. 1-2
                     425      Software Release 4.7
                     426      S/W Install and Update Guidelines
                     427      Software Releases 4.0 to 4.8
                     428      Licensed software list
                     429      Licensed software licences
                     430      Acceptance certificates

SYSTEM               REF      ITEM
SD-SCICON            501      Source Code Fortran, ProFortran, SQL Forms: HCPY
S2/SC1
                     502      Source Code Fortran, ProFortran, SQL Forms: TPE
                     503      Executable Fortran, ProFortran, SQL Forms: TPE
                     504      Executable DCL, SQL-PLUS, SQL-RPT: (inc *.MMS)

                     505      Acceptance Test Specification
                     506      Test Schedules
                     507      Test Schedule SAT
                     508      Op Subsystem Design Specification
                     509      CR Subsystem Design Specification
                     510      SY Subsystem Design Specification
                     511      DT Subsystem Design Specification
                     512      Level 1 Design Specification
                     513      CSM Team Guide
                     514      Process Leader User Guide
                     515      Training Course - Input Clerks
                     516      Training Course - Process Leader
                     517      Training Course - Team Leader
                     518      Training Course - Data Trans Clerk
                     519      Input Clerk User Guide
                     520      Team Leader User Guide
                     521      Data Trans Clerk User Guide
                     522      Auditor User Guide
                     523      Work Breakdown Structure
                     524      Functional Specification
                     525      Performance Scoping Study
                     526      Regression Testing Matrix
                     527      Migration From SID to 2.21
                     528      Review of Initial Pool Rules vs Func. Spec.
                     529      PMW Project Standards
                     530      Implementation Guide
                     531      System Build Instructions

SYSTEM               REF      ITEM
                     532      User Requirements Specification

                     533      Acceptance Cert: Functional Spec.
                     534      Acceptance Cert: Acceptance Test Spec.
                     535      Acceptance Cert: Test Schedules and Data

                     536      Licensed software list
                     537      Licensed software certificates

GOALPOST             601      Source Code - Hardcopy
                     602      Source Code - Tape
                     603      Executable - Tape
                     604      Application File (JCL) - Tape
                     605      Test Document
                     606      Module Design Specification
                     607      User Manual
                     608      Quality Assurance Plan
                     609      User Requirements Specification

                     610      Licensed software list
                     611      Licensed software certificates
                     612      Compilation Instructions
                     613      Licensed software system tables
                     614      Acceptance certificates

GOAL                 701      Source Code - Hardcopy
                     702      Source Code - Tape
                     703      Executable Code - Tape
                     704      JCL - Hardcopy
                     705      JCL - Tape

                                   SCHEDULE C

                              The Custodian's fees

1.        Initial fee - (pound)2,000

2.        Annual fee - (pound)500

3.        Release fee - (pound)500 plus reasonable expenses

4. Storage fee -(pound)20 per cubic foot per annum (reduced proportionately for part of any year)

5.        Update fee - (pound)100 per update

6. Additional work (testing, etc.) - normal senior consultancy rates from time to time published by the Custodian.

All such fees are exclusive of VAT and are to be specified in reasonable detail in each invoice by the Custodian.

IN WITNESS whereof this Agreement has been duly executed the day and year first above written

As Settlement System Administrator
----------------------------------
(for itself and on behalf of the Pool Members acting through the Executive Committee)

THE COMMON SEAL of                                  )
NGC SETTLEMENTS LIMITED                             )
was hereunto affixed in the                         )
presence of:-                                       )

Director

Director/Secretary

As Custodian
THE COMMON SEAL of                                  )
THE NATIONAL COMPUTING CENTRE LIMITED was           )
hereunto affixed in the presence of:-               )
                                                    )

Director

Director/Secretary

                                   SCHEDULE 8

                           Performance Assurance Board

                             PART 1 : INTERPRETATION

1.        INTERPRETATION

In this Schedule, except where the context otherwise requires, references to a particular Part, Section, sub-section or paragraph shall be a reference to that Part, Section, sub-section or paragraph of this Schedule.

                    PART 2 : THE PERFORMANCE ASSURANCE BOARD

2.        THE PERFORMANCE ASSURANCE BOARD

2.1 Appointment and removal of the Performance Assurance Board and indemnification:

          2.1.1 The Executive Committee shall act as, and shall perform the functions of, the Performance Assurance Board pursuant to Clause 24.2.16 (and Pool Members shall procure that the Executive Committee so acts and performs) until such time as Pool Members in general meeting otherwise resolve.

          2.1.2 Pool Members in general meeting shall have the right to appoint and remove the Performance Assurance Board from time to time and (subject to sub-section 2.3) to agree, amend and substitute the terms of engagement of the Performance Assurance Board.

          2.1.3 Unless otherwise determined by Pool Members in general meeting, the costs, fees, expenses, liabilities and losses of, and all other amounts incurred or paid by, the Performance Assurance Board shall be dealt with in accordance with the PFA Accounting Procedure.

          2.1.4 In addition and without prejudice to paragraph 2.1.3, all Pool Members shall jointly and severally indemnify and keep indemnified:-

                    (a) the Executive Committee and each of the Committee Members (including, for the avoidance of doubt, their respective alternates) from and against any and all costs (including legal costs), charges, expenses, damages or liabilities incurred or suffered by it or him in acting as, and in performing the functions of, the Performance Assurance Board or (as the case may be) a member of the Performance Assurance Board; and

                    (b) the Performance Assurance Administrator and any sub-committee or sub-group of the Executive Committee which provides advice to the Performance Assurance Board or the Performance Assurance Administrator or which undertakes work at the request of the Performance Assurance Board and each member thereof from and against any and all costs (including legal costs), charges, expenses, damages or liabilities incurred or suffered by it or him in providing such advice or (as the case may be) undertaking such work, and, as between the Pool Members, according to their respective Contributory Shares at the time of receipt of the request for indemnification. The Pool Members shall, upon request, provide the members of the Performance Assurance Board, the Performance Assurance Administrator and the members of any such sub-committee or sub-group with a written deed of indemnity to that effect.

          2.1.5 The Pool Funds Administrator acknowledges and agrees that it holds the benefit of paragraph 2.1.4 as trustee and agent for each Committee Member, the Performance Assurance Administrator and each member of the sub-committees and sub-groups referred to in that paragraph.

2.2       Performance Assurance Board's functions:

          2.2.1 The functions, duties and responsibilities of the Performance Assurance Board shall be:-

                    (a) the conduct and administration of (including the making of determinations not otherwise reserved to Pool Members under) the PRS Entry Process and the Supplier Entry Process in accordance with this Agreement and Agreed Procedures AP511 and AP512;

                    (b) the Certification (and removal of Certification) of each of the Agency Systems of, and the Accreditation (and removal of Accreditation) of, Accredited Persons in accordance with Schedule 25 and Agreed Procedure AP531, the conduct and administration of the Certification Process and the Accreditation Process and such other functions, duties and responsibilities as are accorded to it pursuant to that Schedule or Agreed Procedure;

                    (c) the determination of whether a Supplier has failed to comply with any of the Serials and of the associated charges payable in accordance with Part 3 of Schedule 31 and such other functions, duties and responsibilities as are accorded to it pursuant to that Schedule;

                    (d) the conduct and administration of (including the making of determinations not otherwise reserved to Pool Members under) the performance assurance standards and tests set out or referred to in Agreed Procedure AP532 including the conduct and administration of, and publication of the results of, any peer group comparison associated with any such performance assurance standards and tests;

                    (e) the carrying out of those functions, duties and responsibilities accorded to it in Agreed Procedures AP526 and AP535 together with such monitoring and technical assurance functions, duties and responsibilities referred to in sub-section 2.3 of Schedule 28 as are assigned to it by the Executive Committee from time to time; and

                    (f) such other functions, duties and responsibilities as may be accorded to it from time to time under or pursuant to this Agreement.

          2.2.2 The Performance Assurance Board shall have such powers, authorities and discretions as are necessary for or incidental to the performance of the PAB Functions.

          2.2.3 The Performance Assurance Board shall have the right to develop, implement and amend such working practices and procedures as it considers necessary or appropriate for its proper performance of the PAB Functions provided that such working practices and procedures shall not conflict with any other provisions of this Schedule (and, in particular sub-section 2.3), its terms of engagement or the other Schedules, processes and procedures (including Agreed Procedures) referred to in paragraph 2.2.1.

2.3 Executive Committee as Performance Assurance Board: The provisions of Clauses 15.13, 16.9, 17.4, 18, 19, 20.4 and 22 to 24 (inclusive) shall apply in relation to the Executive Committee, the Committee Members, the Pool Chairman, the Chief Executive, the personnel referred to in Clause 17.2.1 and the Secretary when the Executive Committee is acting as, and performing the functions of, the Performance Assurance Board provided that (subject to sub-section 2.1 of Schedule 25):-

          2.3.1 notice of meetings of the Performance Assurance Board need be given only to the Committee Members, the Pool Chairman, the Chief Executive (if any) and the Pool Auditor. Clause
                    18.1.2 shall be modified accordingly;

          2.3.2 if any Committee Member wishes to advise additional matters which he wishes to be considered at a meeting of the Performance Assurance Board he shall give notice to all other persons entitled to attend that meeting no later than three working days before the date of the meeting (or such lesser period as the Performance Assurance Board may from time to time determine). Clause 18.1.4 shall be modified accordingly;

          2.3.3 minutes of meetings of the Performance Assurance Board shall be confidential and copies shall be required to be provided only to those persons who were entitled to attend the relevant meeting. Clause 18.1.6 shall be modified accordingly;

          2.3.4 the quorum for a meeting of the Performance Assurance Board shall be immediately reduced on the day after the GSP Group Implementation Date for the final GSP Group from six to four Committee Members present in person or by their respective alternates. Clause 19.2 shall be modified accordingly;

          2.3.5 each of the Pool Chairman, the Chief Executive and the Pool Auditor (or his or its respective duly appointed representative) shall have the right to attend and speak (but not to vote) at meetings of the Performance Assurance Board. The Chief Executive (or his duly appointed representative) shall be obliged so to attend. With the exception of the final sentence of Clause 19.4, that Clause shall not apply;

          2.3.6 with the exception of Clause 20.4, Clause 20 shall not apply;

          2.3.7 any question or matter arising at a meeting of the Performance Assurance Board shall be decided by a 75 per cent. majority of the votes cast at the meeting by Committee Members entitled to vote. On any such question or matter each Committee Member shall be entitled to one vote. Clause
                    22.2 shall not apply;

          2.3.8 a decision duly made at a meeting of the Performance Assurance Board shall (unless otherwise determined by the Performance Assurance Board or otherwise provided by the terms of the decision) have immediate effect. Clause 22.4 shall not apply;

          2.3.9 Clauses 22.3 and 22.5 to 22.11 (inclusive) shall not apply: in particular, but without prejudice to the generality of the foregoing, no decision of the Performance Assurance Board shall be referred to Pool Members in general meeting;

          2.3.10    Clauses 23.1, 23.2, 23.3.4, 23.6 and 23.7 shall not apply;

          2.3.11 a Committee Member in his capacity as a member of the Performance Assurance Board shall be required to act independently of the interests of his employer, of any affiliate of his employer and of those Pool Members whose interests he represents when acting as a member of the Executive Committee, and shall declare all such interests to the Performance Assurance Board (which declaration may be made by a general notice to the Performance Assurance Board); and

          2.3.12 references to a Committee Member shall for the purposes of this Schedule include a reference to a Committee Member in his capacity as a member of the Performance Assurance Board.

2.4       Delegation:

          2.4.1 The Performance Assurance Board shall have the right at any time and from time to time to delegate or procure the delegation of all or any part of the day-to-day administration of the PAB Functions.

          2.4.2 The Performance Assurance Board shall be responsible for every act, breach, omission, neglect and failure of each delegate appointed pursuant to paragraph 2.4.1.

2.5 Responsibilities owed to Pool Members alone: In acting as the Performance Assurance Board, the Executive Committee shall have due regard to the collective interests of Pool Members. The responsibilities of the Performance Assurance Board under this Agreement are owed exclusively to Pool Members collectively, and to no other person.

                 PART 3: THE PERFORMANCE ASSURANCE ADMINISTRATOR

3.1       Appointment and removal of the Performance Assurance Administrator:
          The Performance Assurance Administrator shall be appointed and removed from time to time by the Performance Assurance Board acting on behalf of all Pool Members. The Performance Assurance Board shall have the right on behalf of all Pool Members to agree, amend and substitute the terms of engagement of the Performance Assurance Administrator.

3.2 Pool Members' authorisation: Pool Members hereby irrevocably and unconditionally authorise the Performance Assurance Board to appoint and remove, and to agree, amend and substitute the terms of engagement of, the Performance Assurance Administrator on their behalf and undertake not to withdraw or change that authority.

3.3       Functions of Performance Assurance Administrator:

          3.3.1 The Performance Assurance Administrator shall perform such functions associated with the day-to-day administration of the PAB Functions as are delegated to it from time to time by the Performance Assurance Board. A copy of any such delegated functions will be made available by the Performance

                    Assurance Board to members of the Performance Assurance Board and to Pool Members on request.

          3.3.2 The Performance Assurance Administrator shall keep confidential information that it receives in its capacity as Performance Assurance Administrator on terms agreed from time to time by it with the Performance Assurance Board.

3.4 Responsibility for the Performance Assurance Administrator: The Performance Assurance Board shall be responsible for every act, breach, omission, neglect and failure of the Performance Assurance Administrator.

                        PART 4 : LIMITATION OF LIABILITY

4.        LIMITATION OF LIABILITY

4.1 The total aggregate liability of the Performance Assurance Board and the Performance Assurance Administrator to an Interested Person whether in contract, tort (including negligence or breach of statutory duty) or otherwise arising directly or indirectly out of or in connection with the performance or non-performance of its functions (including the contents of any opinion or report prepared by the Performance Assurance Board or the Performance Assurance Administrator) shall in no circumstances exceed (pound)1,000,000 per claim or series of related claims.

4.2 Neither the Performance Assurance Board nor the Performance Assurance Administrator shall be liable to any Interested Person for any loss of profit, loss of revenue, loss of contract, loss of goodwill or any indirect or consequential loss arising out of or in connection with the performance or non-performance of its functions.

4.3 Sub-sections 4.1 and 4.2 shall not exclude the liability of the Performance Assurance Board or the Performance Assurance Administrator for fraud.

4.4 The exclusions from and limitations of liability of the Performance Assurance Board and the Performance Assurance Administrator under this Section shall not apply to death or personal injury caused by the negligence of the relevant one of the Performance Assurance Board or the Performance Assurance Administrator.

4.5 The exclusions from and limitations of liability of the Performance Assurance Board and the Performance Assurance Administrator under this Section are reasonable because of (amongst other matters) the likelihood that the amount of damages awardable to the Interested Person from the Performance Assurance Board or the Performance Assurance Administrator would otherwise be disproportionate to the charges which it makes in connection with the performance of its functions and because of the limited resources and expertise of the Performance Assurance Board and the Performance Assurance Administrator.

4.6 The exclusions from and limitations of liability of the Performance Assurance Board and the Performance Assurance Administrator under this Section shall be considered severally and the invalidity or unenforceability of any one sub-section shall not affect the validity or enforceability of any other sub-section.

                       PART 5 : DISAPPLICATION PROVISIONS

5.        DISAPPLICATION

Parts III and V of this Agreement shall not apply in or to this Schedule except, in the case of Part III, in respect of any action under this Schedule which Pool Members in general meeting are entitled or required by the terms of this Schedule to take.

                                   SCHEDULE 9

                                 The Pool Rules



              [Note: the sequential page numbering is suspended for
                     Schedule 9 and resumes at Schedule 10]

                                   SCHEDULE 10



[Not used.]

                                   SCHEDULE 11

                             Billing and Settlement

                               PART 1: PRELIMINARY

1.        INTRODUCTION

1.1       Interpretation:

          1.1.1 In this Schedule, except where the context otherwise requires, references to a particular Annex, Part, Section, sub-section, paragraph or sub-paragraph shall be a reference to that Annex to or Part of this Schedule or, as the case may be, that Section, sub-section, paragraph or sub-paragraph in this Schedule.

          1.1.2 In this Schedule references to any amount being exclusive or inclusive of United Kingdom Value Added Tax shall mean that that amount is exclusive or inclusive (as the case may be) of a sum equal to such amount, if any, of United Kingdom Value Added Tax as is properly chargeable on the supply to which the first-mentioned amount is attributable as being all or part of the consideration for that supply.

1.2       Banking and billing procedures:

          1.2.1 The banking and billing procedures set out in this Schedule provide an administratively convenient method of arranging financial settlement on a Settlement Day basis between Pool Members, the Ancillary Services Provider and the Grid Operator in respect of sales and purchases of electricity under this Agreement, the provision of Ancillary Services and sums payable by the Grid Operator in relation to Transport Uplift. The Parties are content for these banking and billing procedures to be used in the ordinary course of electricity trading under this Agreement.

          1.2.2 The Parties acknowledge however that using the banking and billing procedures set out in this Schedule will not in all circumstances result in the payments required to be made between Pool Members, the Ancillary Services Provider and the Grid Operator (or some of them) being the same as those that would result from the strict application of the Pool Rules (and, in particular, sub-section 24.8 of Schedule 9).

          1.2.3 The Parties further acknowledge the provisions of Clause 6.8 (which provide for the Pool Rules to prevail over the other provisions of this Agreement in the event of any inconsistency or conflict) and irrevocably and unconditionally authorise the Pool Funds Administrator to issue accounts from time to time when instructed to do so by the Executive Committee (but subject to the Pool Funds Administrator having received the information requested under sub-section 7.1 so as to enable it to issue such accounts) to Pool Members, the Ancillary Services Provider and the Grid Operator providing for payments to be made between them (or some of them) to correct any imbalances between amounts paid and received (or payable and receivable) pursuant to the operation of the banking, billing and payment default procedures set out in this Schedule and the amounts that would have been due between them had the Pool Rules been strictly applied (and, in particular, had claims been identified and settled in accordance with sub-section
                    24.8 of Schedule 9).

                        PART 2: ESTABLISHMENT OF SYSTEMS

2.        PAYMENTS CALENDAR

2.1 Preparation: No later than 31st January in each year the Executive Committee shall prepare or cause to be prepared (in consultation with the Pool Funds Administrator, the Settlement System Administrator and the Initial Settlement and Reconciliation Agent) a Payments Calendar showing, for the period from 1st April in that year to 31st March in the next succeeding year (both dates inclusive), the following dates:-

          2.1.1 the Settlement Payment Dates on which Notified Payments pursuant to this Schedule in respect of supplies of electricity, the provision of Ancillary Services and in respect of sums payable by the Grid Operator in relation to Transport Uplift on each Settlement Day are required to be settled;

          2.1.2 the Notification Dates on which Stage 1 Settlement Runs and Stage 2 Initial Settlement Runs in respect of supplies of electricity shall be delivered by the Settlement System Administrator and the Initial Settlement and Reconciliation Agent respectively to the Pool Funds Administrator;

          2.1.3 the Reconciliation Payment Dates on which Notified Payments pursuant to this Schedule are required to be settled as a result of a Timetabled Reconciliation Run; and

          2.1.4 the Reconciliation Notification Dates on which Timetabled Reconciliation Runs shall be delivered by the Initial Settlement and Reconciliation Agent to the Pool Funds Administrator.

2.2 Principles: Each Payments Calendar shall give effect to the following principles:-

          2.2.1 the Stage 1 Settlement Run and the Stage 2 Initial Settlement Run shall be required to be delivered by the Settlement System Administrator and the Initial Settlement and Reconciliation Agent respectively to the Pool Funds Administrator no later than the 24th day after the Settlement Day to which the relevant Settlement Run relates (or, if such day is not a Business Day, the next succeeding day which is a Business Day);

          2.2.2 the Settlement Payment Date shall not fall earlier than two clear Business Days after the day on which the relevant Settlement Run is required to be delivered by the Settlement System Administrator or the Initial Settlement and Reconciliation Agent, as the case may be, to the Pool Funds Administrator;

          2.2.3 expressed as an average over the entire period covered by the Payments Calendar, the Settlement Payment Date shall fall, as near as practicable, 28 days after the Settlement Day to which it relates;

          2.2.4 each Settlement Payment Date shall fall as close as is reasonably practicable to the 28th day after the Settlement Day to which it relates;

          2.2.5 the Payments Calendar shall include provision for the number of Timetabled Reconciliation Runs and the related Reconciliation Notification Dates determined by the Executive Committee; and

          2.2.6 each Reconciliation Payment Date shall not fall earlier than two clear Business Days after the day on which the relevant Timetabled Reconciliation Run is required to be delivered by the Initial Settlement and Reconciliation Agent to the Pool Funds Administrator,

          and shall be prepared in accordance with the relevant Agreed
          Procedure.

2.3 Form: The Payments Calendar shall be in such form as the Executive Committee shall from time to time decide.

2.4 Distribution: Any Payments Calendar prepared pursuant to this Section 2 shall be distributed promptly to each Pool Member, the Settlement System Administrator, the Initial Settlement and Reconciliation Agent, the Pool Funds Administrator, the Ancillary Services Provider, the Grid Operator, the Pool Banker, the Pool Auditor and the Director.

3.        INFORMATION SYSTEMS

3.1 Provision of information: Unless otherwise required by the Executive Committee, all written information to be given by or to the Pool Funds Administrator in connection with the Banking System and the Billing System shall be provided in the following manner:-

          3.1.1 for information flowing between the Pool Funds Administrator, the Settlement System Administrator, the Ancillary Services Provider and the Grid Operator by electronic mail as designated from time to time by the recipient in a written notice to the sender of the information or by such other means as the sender and the recipient (with the prior written consent of the Executive Committee) shall agree;

          3.1.2 for information flowing between the Pool Funds Administrator and the Pool Banker, in the manner prescribed in the Funds Transfer Agreement or in such other manner as may be agreed between the Pool Funds Administrator and the Pool Banker;

          3.1.3 for information flowing between the Pool Funds Administrator and a Settlement Bank, in the manner prescribed in the relevant Settlement Bank Mandate or in such manner as may be agreed between the Pool Funds Administrator and the Settlement Bank;

          3.1.4 for information flowing between the Pool Funds Administrator and any Pool Member who has installed an electronic mail transfer system compatible with the Pool Funds Administrator's electronic mail transfer system, by electronic mail as designated from time to time by the recipient in a written notice to the sender of the information;

          3.1.5 for information flowing between the Pool Funds Administrator and any other Pool Member, by facsimile transmission and addressed for the attention of the Authorised Person for such Pool Member and sent to the then latest facsimile number of such Authorised Person notified to the Pool Funds Administrator pursuant to sub-section 3.3 provided that, if at the relevant time there is no Authorised Person for such Pool Member, such information shall be sent by facsimile transmission and addressed for the attention of the company secretary of such Pool Member and sent to the facsimile number of its registered or principal office; and

          3.1.6 for information flowing between the Pool Funds Administrator and the Initial Settlement and Reconciliation Agent, in the manner described in paragraph 3.1.1 or by such other means as the Pool Funds Administrator and the Initial Settlement and Reconciliation Agent (with the prior written consent of the Executive Committee) shall agree.

3.2 Communications Equipment: Each Party undertakes to exercise reasonable skill and care to ensure that its communications equipment at all times is adequate to transmit and receive information in connection with the Banking System and the Billing System. In the case of any breakdown, failure or non-availability of the communications or other equipment, each Party affected shall use all reasonable efforts to agree promptly on the use and implementation of alternative, effective and secure means of communication. In default of agreement, notices or other communications shall be by letter delivered or sent in accordance with Clause 75 and, in the case of communications to the Initial Settlement and Reconciliation Agent, as the Executive Committee may direct.

3.3       Authorised persons:

          3.3.1 Upon written request of the Pool Funds Administrator each Pool Member shall (and may of its own accord) provide the Pool Funds Administrator in writing with the name of, and communication details for, one or more individuals ("Authorised Persons") who are authorised (and, until it receives written notice to the contrary, the Pool Funds Administrator shall be entitled to assume that they are authorised) to take action on behalf of such Pool Member in respect of all communications and other dealings under this Schedule between the Pool Funds Administrator and such Pool Member.

          3.3.2 Each Pool Member shall promptly advise the Pool Funds Administrator in writing of any change of any such individual or his communication details.

          3.3.3 The Pool Funds Administrator shall notify all Pool Members and the Executive Committee of the names and communication details of all Authorised Persons and of any change in any such individual or his communication details.

4.        BANKING SYSTEM

4.1 Funds Transfer Agreement: On the Effective Date the Pool Funds Administrator, the Pool Banker, each Pool Member and NGC (in each case as at such date) entered into the Funds Transfer Agreement.

4.2       Establishment of Pool Accounts:

          4.2.1 The Pool Funds Administrator shall establish and operate in accordance with this Agreement and the Funds Transfer Agreement:-

                    (a) a Pool Clearing Account to and from which all payments calculated in accordance with this Schedule are to be made;

                    (b) a Pool Reserve Account from which any debit balances on the Pool Clearing Account at the close of banking business on each Business Day shall be settled or reduced in accordance with this Schedule; and

                    (c) a Collection Account at each bank at which, from time to time, any Pool Member, the Ancillary Services Provider or the Grid Operator maintains a Settlement Account.

          4.2.2 The Pool Funds Administrator shall further establish and operate in accordance with this Agreement such other accounts (including a Pool Borrowing Account on which the Pool Funds Administrator may make drawings under the Credit Facility) as the Pool Funds Administrator (with the prior written consent of the Executive Committee) considers desirable to enable it efficiently to perform any obligations imposed on it pursuant to this Schedule.

          4.2.3 Each Pool Account shall be in the name of the Pool Funds Administrator and (save for the Pool Borrowing Account) shall be designated as being held in trust in accordance with the provisions of Section 5.

          4.2.4 The Pool Funds Administrator shall not commingle any funds standing to the credit of any Pool Account with its own personal funds.

4.3       Rights and obligations under Funds Transfer Agreement:

          4.3.1 The Pool Funds Administrator is authorised by the Pool Members, the Ancillary Services Provider and the Grid Operator to exercise the rights granted to it under, and shall perform its obligations pursuant to, the Funds Transfer Agreement except that it shall not remove the Pool Banker without the prior written consent of the Executive Committee; and that at the request of the Executive Committee it shall remove the Pool Banker in accordance with the Funds Transfer Agreement.

          4.3.2 Subject to the agreement of the Pool Banker, the Parties agree promptly to give effect to any amendment to the Funds Transfer Agreement as may be required by the Executive Committee.

4.4 Settlement Account: Each Pool Member, the Ancillary Services Provider and the Grid Operator shall deliver to the Pool Funds Administrator:-

          4.4.1 in the case of a Pool Member, not later than the later of the Effective Date and 10 Business Days (or such lesser number of Business Days as the Executive Committee may, in respect of any Pool Member, by notice to such Pool Member and the Pool Funds Administrator specify) before it is admitted as a Pool Member;

          4.4.2 in the case of the Ancillary Services Provider, not later than the later of the Effective Date and the date of its admission as a Party; and

          4.4.3 in the case of the Grid Operator, not later than the date on which the Grid Operator first becomes a Pool Debtor,

          a duly completed and signed Settlement Account Designation providing details of the Settlement Account to which the Pool Funds Administrator is instructed to make payments to such person and, if such person wishes to designate a second account as its Settlement Account from which payments due from such person are to be transferred in accordance with this Schedule, providing details of such other account.

4.5 Further information: Each Pool Member, the Ancillary Services Provider and the Grid Operator shall also supply to the Pool Funds Administrator and the Executive Committee such information or (as the case may be) further information concerning its Settlement Account as shall be reasonably requested by the Executive Committee or the Pool Funds Administrator.

4.6 Change of Settlement Account: Each Pool Member, the Ancillary Services Provider and the Grid Operator may change its Settlement Account at any time by delivering to the Pool Funds Administrator a duly completed and signed notice substantially in the form set out in Part 2 of Annex 3 (or in such other form as may from time to time be specified by the Executive Committee) specifying the effective date of the change (which shall be no less than 10 Business Days after the notice is received by the Pool Funds Administrator).

4.7 Maintenance of Settlement Account and Settlement Bank Mandate: Each Pool Member, the Ancillary Services Provider and the Grid Operator shall, unless otherwise agreed by the Executive Committee, at all times maintain a Settlement Account and the Pool Funds Administrator shall enter into and maintain a Settlement Bank Mandate with each of the relevant Settlement Banks.

4.8 Details of Accounts: The Pool Funds Administrator shall supply full details to each Pool Member, the Ancillary Services Provider and the Grid Operator of the Pool Clearing Account, the Pool Reserve Account and any relevant Collection Account and, for so long as it is maintained, the Pool Borrowing Account and shall supply the Executive Committee with full details of all Pool Accounts and Settlement Accounts.

5.        ESTABLISHMENT OF TRUSTS

5.1       Trusts:

          5.1.1 Subject to paragraph 5.1.2, the Pool Funds Administrator shall hold all moneys deposited with or paid to it, and such rights as may from time to time be vested in it with regard to payment by Pool Members, by and from each Pool Debtor or with regard to the provision of Security Cover by each Pool Member or the Grid Operator including:-

                    (a) subject as provided in sub-section 5.2, all moneys from time to time standing to the credit of each Pool Account other than the Pool Reserve Account and the Pool Borrowing Account;

                    (b) all rights of the Pool Funds Administrator to call for payment or Security Cover;

                    (c) the Letters of Credit and all rights to, and (subject to sub-section 15.5) moneys representing, any proceeds therefrom other than proceeds repayable by loan in accordance with paragraph
                              5.12.5 and sub-section 5.16; and

                    (d) any interest received or receivable in respect of a Pool Debt or a Pool Account (other than interest on the Pool Reserve Account), on trust for Pool Creditors in accordance with their respective individual entitlements as they arise in accordance with this Schedule. Upon termination of the said trust any residual balance after satisfaction of the entitlement of all Pool Creditors shall be held for Providing Members, the Ancillary Services Provider and the Grid Operator in accordance with their respective individual entitlements as they arise in accordance with this Schedule.

          5.1.2     Paragraph 5.1.1 shall not apply to:-

                    (a)       Pool Reserve Assets;

                    (b) any moneys (including fees) owed or paid, or owing or payable, to the Pool Funds Administrator:-

                              (i)       in the performance of its Services
                                        including under Schedules 15, 22 and 31
                                        (except to the extent that such moneys
                                        relate to the Pool Funds Administrator's obligations under this Schedule);

                              (ii) in the performance of services as the contracting agent or representative of Pool Members; or

                              (iii)     without limiting the generality of
                                        sub-paragraph (i) above, in connection
                                        with the collection and payment of Pool
                                        Administration Costs or the operation of the ERS Account; and

                    (c) any amounts owed or paid, or owing or payable, to the Pool Funds Administrator in connection with the expiry of its appointment as such or its removal or resignation as such.

5.2 Trusts in respect of the Credit Facility: The Pool Funds Administrator shall hold all moneys from time to time standing to the credit of the Pool Clearing Account:-

          5.2.1 first, on trust for the Facility Bank to the extent that there is an aggregate amount outstanding under the Credit Facility but on terms that no funds shall be withdrawn in favour of the Facility Bank except in satisfaction of a payment due to the Facility Bank under the terms of the Credit Facility or in accordance with this Schedule and on terms that the Pool Funds Administrator will be entitled to make payments out of the account to Pool Members and other Parties in accordance with the other provisions of this Schedule; and

          5.2.2     secondly, on the trusts set out in paragraph 5.1.1.

5.3       Rights of Pool Creditors other than the Ancillary Services Provider:
          The respective rights of Pool Creditors other than the Ancillary Services Provider to the assets held by the Pool Funds Administrator on the trusts set out in paragraph 5.1.1 shall be determined in accordance with the following principles:-

          5.3.1 the extent of each Pool Creditor's individual rights shall be deemed to consist of the aggregate of the claims (to the extent not paid or otherwise satisfied) of such Pool Creditor in respect of each Settlement Period; and

          5.3.2 the assets referred to in paragraph 5.1.1 shall be deemed to consist of a series of funds, each fund representing the rights or moneys owed, paid, held or otherwise attributable to each Settlement Period. The Pool Funds Administrator shall not be obliged to segregate moneys into separate funds.

5.4 Rights of Ancillary Services Provider: The rights of the Ancillary Services Provider to assets held on trust shall be determined in accordance with Section 23 of Schedule 9.

5.5 Trusts in respect of Pool Reserve Assets: The Pool Funds Administrator shall stand possessed of the Pool Reserve Assets on the following trusts, that is to say:-

          5.5.1 at any time when no amounts owed by Pool Debtors are overdue, on trust to repay (subject to and in accordance with the provisions of sub-sections 5.8 and 5.9) to each Providing Member and the Grid Operator the respective share of such Providing Member or (as the case may be) the Grid Operator (determined in accordance with sub-section 5.13) of the Pool Reserve Assets; and

          5.5.2 with automatic effect as soon as any amount owed by a Pool Debtor becomes overdue, to hold an amount of the moneys credited from time to time to the Pool Reserve Account equal to the Notified Payment Shortfall or the amount held in the Pool Reserve Account attributable to such Pool Debtor (whichever is less) on the trusts set out in paragraph 5.1.1 and the balance (if any) shall be held on the trusts set out in paragraph 5.5.1.

5.6 Overdue amounts: In respect of a Pool Debtor and for the purposes of sub-section 5.5, an amount shall be deemed to become overdue at the time at which the Pool Funds Administrator becomes aware that such Pool Debtor has not made or will not make by 12.30 hours payment in full to the credit of the Collection Account of such Pool Debtor of such an amount as it is required on such day to make and, for as long as the Credit Facility remains unconditionally available, the Pool Funds Administrator considers in good faith that the amount in default is not likely to be remedied on the next Business Day.

5.7 Notified Payment Shortfall: The term "Notified Payment Shortfall" means the amount from time to time of Notified Payments which have become overdue by application of the rule set out in sub-section 5.6 and which have not subsequently been paid (whether by remittance from a Pool Debtor, payment out of the Pool Reserve Account or a call under a Letter of Credit). To the extent that the Pool Funds Administrator is unable to determine the precise amount of a Notified Payment Shortfall, it shall be deemed to be such amount as the Pool Funds Administrator and the Pool Banker shall agree or, failing agreement, the entire amount of the Notified Payment.

5.8       Providing Members' and the Grid Operator's rights to funds:

          5.8.1 Each Providing Member and the Grid Operator remitting funds for credit to the Pool Reserve Account agrees that the following terms shall apply. None of the remittances shall be repayable until a Providing Member has ceased to be a Pool Member or (as the case may be) the Grid Operator has ceased to be a Party and has paid in full all amounts actually or contingently owed by it to any Pool Creditor, the Settlement System Administrator or the Pool Funds Administrator pursuant to this Schedule.

          5.8.2 Furthermore, if and to the extent that, at any time when an amount would be repayable to a Providing Member or the Grid Operator pursuant to this sub-section 5.8, all or any part of the Providing Member's or the Grid Operator's interest in the Pool Reserve Assets is represented by a loan to a Pool Member or the Grid Operator deemed to be made in accordance with paragraph 21.1.3 or 21.1.5, the rights of a Providing Member or (as the case may be) the Grid Operator as against the Pool Funds Administrator to receive a payment of its share in the Pool Reserve Assets (or the relevant portion of such share) shall be conditional on repayment in full of the relevant loan.

5.9 Funds not to be withdrawn: Each Providing Member and the Grid Operator undertakes not to seek withdrawal of any funds to which it may be entitled except in the circumstances permitted by sub-section 5.10 or
          16.7. The Pool Funds Administrator shall be entitled to disregard any purported notice of withdrawal not complying with this sub-section 5.9.

5.10      Providing Members' and Grid Operator's rights to withdraw funds:
          Notwithstanding sub-sections 5.8 and 5.9, if a Providing Member or (as the case may be) the Grid Operator is not in default in respect of any amount owed to a Pool Creditor:-

          5.10.1 the Pool Funds Administrator shall transfer to the relevant Providing Member or the Grid Operator quarterly its share of interest credited to the Pool Reserve Account; and

          5.10.2 the Pool Funds Administrator shall transfer to such Providing Member or the Grid Operator within a reasonable time after a written request of such Providing Member or (as the case may be) the Grid Operator therefor any amount of cash which exceeds the amount which such Providing Member or the Grid Operator is required to maintain in the Pool Reserve Account from time to time in accordance with Section 16.

5.11 Waiver of Providing Members' and Grid Operator's rights: Each Providing Member and the Grid Operator waives any right it might otherwise have to set off against any obligation owed to the Pool Funds Administrator, the Pool Banker, any Pool Member, the Ancillary Services Provider or the Grid Operator any claims such Providing Member or the Grid Operator may have to or in respect of the Pool Reserve Assets.

5.12      Pool Reserve Assets: "Pool Reserve Assets" means the aggregate of:-

          5.12.1    amounts from time to time credited to the Pool Reserve
                    Account;

          5.12.2 amounts which any Providing Member or the Grid Operator is from time to time obliged to pay to the Pool Funds Administrator for credit to the Pool Reserve Account and claims in respect of such amounts;

          5.12.3    interest accrued and accruing on the Pool Reserve Account;

          5.12.4 any amounts credited to the Pool Reserve Account pursuant to paragraph 15.4.3; and

          5.12.5 any loans deemed to be made from any amounts credited to the Pool Reserve Account pursuant to paragraph 21.1.3 or 21.1.5.

5.13 Providing Members' and Grid Operator's rights and interests in the Pool Reserve Account: At any time when it is necessary to determine the respective rights and interests of Providing Members and the Grid Operator in and to funds standing to the credit of the Pool Reserve Account, such rights shall be determined in accordance with the following rules:-

          5.13.1 any amount withdrawn from the Pool Reserve Account following the occurrence of a Notified Payment Shortfall which the Pool Funds Administrator has determined to be attributable to a particular Providing Member or (as the case may be) the Grid Operator (the "Relevant Provider") (irrespective of the existence or otherwise of actual fault on the part of the Relevant Provider) shall in the first instance reduce pro tanto the Relevant Provider's interest in the Pool Reserve Assets;

          5.13.2 if, in any circumstances described in paragraph 5.13.1, the Notified Payment Shortfall exceeds the Relevant Provider's interest in the Pool Reserve Account, then any excess required to be withdrawn from the Pool Reserve Account shall reduce the respective interests of Providing Members and the Grid Operator, other than the Relevant Provider, in proportion to their respective interests in the Pool Reserve Account prior to the withdrawal;

          5.13.3 any proceeds of a Letter of Credit which are to be credited to the Pool Reserve Account pursuant to sub-section 5.16, and any amounts paid by a Relevant Provider to make up a payment out of the Pool Reserve Account, shall be applied in priority in or towards reinstating (rateably among themselves) the respective interests of Providing Members and the Grid Operator other than the Relevant Provider in the Pool Reserve Account;

          5.13.4 subject to the rules set out in paragraphs 5.13.1 to 5.13.3 (inclusive), the respective rights of each Providing Member and the Grid Operator in and to funds standing to the credit of the Pool Reserve Account shall be to receive (subject to sub-sections 5.8 and 5.9) an amount equal to the aggregate amounts remitted by the Providing Member and the Grid Operator to the Pool Reserve Account and not subsequently withdrawn, together with a proportionate share of any interest from time to time credited to the Pool Reserve Account; and

          5.13.5 in the absence of a Notified Payment Shortfall, any amounts credited to the Pool Reserve Account following a call under a Letter of Credit pursuant to sub-section 15.5 shall be considered as an interest in the Pool Reserve Assets of the Relevant Provider in respect of the relevant Letter of Credit.

5.14      Overpayments to be held on trust:

          5.14.1 If and to the extent that payments under this Schedule actually made on any day by the Pool Funds Administrator to Pool Members or the Ancillary Services Provider in respect of supplies of electricity under this Agreement or the provision of Ancillary Services do not correspond exactly with their respective payment entitlements established in accordance with this Schedule in relation to supplies of electricity or the provision of Ancillary Services in respect of that same day, then the person receiving any overpayment shall receive and be deemed to hold the amount of such overpayment on trust for the Pool Member or rateably for the Pool Members, the Ancillary Services Provider or (as the case may be) for the Grid Operator which, in respect of that same day was (were) underpaid (and, if none of them was in fact underpaid, for the person(s) who overpaid the amount).

          5.14.2 The person receiving any overpayment shall, on the written instruction of the Pool Funds Administrator, pay the amount of such overpayment to the Pool Funds Administrator for redistribution.

5.15 Reimbursement of overpayments: Subject to sub-sections 5.8 and 5.14, all payments under this Schedule shall be made on the basis that a Pool Member or the Grid Operator shall only be entitled to claim reimbursement of an overpayment made by it (whether to the Pool Funds Administrator or (through the Pool Funds Administrator) to another Pool Member, the Ancillary Services Provider or the Grid Operator) if, and then only to the extent that:-

          (a) the aggregate amounts paid by the Pool Member or (as the case may be) the Grid Operator in respect of the relevant Payment Date exceed

          (b) the total amounts payable by that Pool Member or (as the case may be) the Grid Operator to Pool Creditors in respect of that Payment Date together with all amounts (if any) overdue by that Pool Member or (as the case may be) the Grid Operator in respect of periods prior to the relevant Payment Date.

5.16      Repayment of loans: Notwithstanding their rights pursuant to paragraph
          5.1.1 in and to Letters of Credit and the proceeds thereof, Pool Creditors agree that if:-

          5.16.1 a payment is received under a Letter of Credit after a sum has been withdrawn from the Pool Reserve Account to make good (in whole or in part) a discrepancy between amounts owed and amounts received by the due time on a particular Payment Date; and

          5.16.2 the aggregate of the amounts paid out of the Pool Reserve Account and paid under the Letter of Credit exceeds the amounts owed in respect of the relevant Payment Date,

          then any excess paid under the Letter of Credit over the amount then remaining unpaid in respect of the relevant Payment Date shall be credited to the Pool Reserve Account. Where appropriate, any such credit shall pro tanto constitute repayment of any loans deemed to be made pursuant to paragraph 21.1.3 or 21.1.5.

5.17 No claim for breach of trust: Provided that the Pool Funds Administrator carries out its duties under this Agreement, none of the Pool Members, Ancillary Services Provider nor the Grid Operator shall have any claim against the Pool Funds Administrator for breach of trust or fiduciary duty arising solely out of any discrepancy between payments actually made in respect of any day and the entitlement of Pool Members, Ancillary Services Provider or the Grid Operator under this Schedule to receive payments in respect of that same day.

6.        POOL LEDGER ACCOUNTS

6.1 Maintenance of Pool Ledger Accounts: The Pool Funds Administrator shall maintain ledger accounts showing all amounts payable and receivable by each Pool Member, the Ancillary Services Provider and the Grid Operator according to calculations made and notifications issued by the Pool Funds Administrator pursuant to this Schedule.

6.2 Ledger extracts: Each Pool Member, the Ancillary Services Provider and the Grid Operator shall be entitled to receive a quarterly extract of the ledger account which is relevant to it showing all amounts debited and credited to its account provided that if a Pool Member, the Ancillary Services Provider or the Grid Operator so requests of the Pool Funds Administrator, it shall be entitled to receive a monthly extract of such ledger account.

6.3 Certified copy extracts: Without prejudice to the generality of the general duties and responsibilities of the Pool Funds Administrator set out in Schedule 15, in the event of any enforcement proceedings being brought by a Pool Creditor against a non-paying Pool Member or the Grid Operator, the Pool Funds Administrator shall forthwith upon request being made to it at the cost of the requesting Pool Creditor provide a certified copy of an extract of the ledger accounts sufficient to establish the details of each transaction in respect of which the Pool Creditor has a claim against the non-paying Pool Member or the Grid Operator.

6.4 Confidentiality: The ledger accounts maintained by the Pool Funds Administrator shall be kept confidential from Committee Members and from all Pool Members, the Ancillary Services Provider and the Grid Operator except as required:-

          6.4.1     pursuant to Clause 63.1.5, 63.1.6 or 63.1.7 or sub-section
                    6.2 or 6.3; or

          6.4.2 for the purposes of calculating the amount of Security Cover to be provided by a Providing Member or the Grid Operator or monitoring or enforcing compliance by a Providing Member or the Grid Operator with its obligations with respect to the provision and maintenance of Security Cover,

          6.4.3 to be disclosed to the Pool Auditor for the purpose of any audit requested to be conducted pursuant to Part IX of this Agreement.

6.5 Information: Any extract of a ledger account of any other records, data or information provided pursuant to Clause 63.1.5, 63.1.6 or
          63.1.7 or sub-section 6.2 (collectively referred to in this Section 6 as the "information") shall, save in the case of manifest error, be deemed prima facie evidence of its contents.

6.6 Review of extracts: Each Pool Member, the Ancillary Services Provider and the Grid Operator shall promptly review all extracts of ledger accounts sent to it and shall

          (without prejudice to any of its rights under this Agreement) where practicable within 10 Business Days after receiving such information notify the Pool Funds Administrator of any errors in such account of which it is aware.

6.7 Dispute of accuracy: If the Pool Funds Administrator at any time receives a notice disputing the accuracy of any ledger account, records, data or information, it shall consult with the Pool Member who gave the notice, the Ancillary Services Provider or (as the case may be) the Grid Operator and each shall use all reasonable endeavours to agree the information. Promptly after agreement is reached, the Pool Funds Administrator shall, if necessary, issue corrected information and notifications under the provisions of Section 17.

7.        PROVISION OF INFORMATION

Upon request from time to time of the Pool Funds Administrator:-

7.1 the Settlement System Administrator, the Initial Settlement and Reconciliation Agent, Pool Members, the Ancillary Services Provider and the Grid Operator shall provide the Pool Funds Administrator promptly with all records, data and other information as the Pool Funds Administrator may reasonably require for it to be able to calculate or re-calculate claims and payments between Pool Members, the Ancillary Services Provider and the Grid Operator on a Settlement Period (rather than a Settlement Day) basis; and

7.2 where on any day a Pool Member, the Ancillary Services Provider or the Grid Operator makes a single payment in respect of more than one outstanding amount due from it under this Schedule, the relevant Pool Member or the Ancillary Services Provider or the Grid Operator, as the case may be, shall provide the Pool Funds Administrator promptly with written notification of how it considers the amount of such payment should be allocated as between all such outstanding amounts. The Pool Funds Administrator shall not be bound to allocate the amount of such payment in accordance with the allocation notified by the relevant Pool Member, the Ancillary Services Provider or the Grid Operator, as the case may be, but shall allocate such amount in accordance with the provisions of this Schedule (in particular, sub-section 19.8).

8.        [Not used.]

9.        [Not used.]

10.       [Not used.]

11.       [Not used.]

12.       [Not used.]

13.       [Not used.]

14.       [Not used.]

                  PART 3: SECURITY COVER AND CREDIT MONITORING

15.       SECURITY COVER

15.1 Provision of Security Cover: Each Providing Member and the Grid Operator shall provide Security Cover from time to time in accordance with the following provisions:-

          15.1.1 each Providing Member and the Grid Operator (with the exception of any entity of or wholly-owned or Controlled by the United Kingdom Government) shall:-

                    (a) deliver to the Pool Funds Administrator evidence reasonably satisfactory to the Executive Committee that:-

                              (i)       it presently holds an Approved Credit
                                        Rating; or

                              (ii) it has provided and is not in default under alternative or additional security as may be approved from time to time by unanimous decision of all Committee Members (Committee Members being under no obligation to approve any such security); or

                    (b)       comply with the provisions of paragraph 15.1.3;

          15.1.2 in addition to the provisions of paragraph 15.1.1 but subject as provided in sub-section 21.12 and Section 25:-

                    (a) each Supplier (including any Supplier which is an entity of or wholly-owned or Controlled by the United Kingdom Government) shall, not later than the date of its admission as a Pool Member, deliver to the Pool Funds Administrator:-

                              (i) a Letter of Credit (available for an initial period of not less than 12 months); and

                              (ii)      cash for credit to the Pool Reserve
                                        Account,

                              in both cases in such amount as shall be notified by the Executive Committee in accordance with
                              Section 16; and

                    (b) each Providing Member, not being a Supplier, (including any entity of or wholly-owned or Controlled by the United Kingdom Government and not referred to in paragraph 15.1.2(a) above) shall, not later than the date of its admission as a Pool Member or 31st March, 1995 (whichever is the later) and the Grid Operator shall, not later than 1st April, 1997, deliver to the Pool Funds Administrator:-

                              (i) a Letter of Credit (available for an initial period of not less than 12 months); and

                              (ii)      cash for credit to the Pool Reserve
                                        Account,

                              in both cases in such amount as shall be notified by the Executive Committee in accordance with
                              Section 16;

          15.1.3 each Providing Member and the Grid Operator mentioned in paragraph 15.1.1 to which paragraph (b) of paragraph 15.1.1 applies and (if paragraph (b) of paragraph 15.1.1 applies to it) the Grid Operator shall immediately be required (in addition to its obligations, if any, under paragraph 15.1.2) to deliver to the Pool Funds Administrator a Letter of Credit (available for an initial period of not less than 12 months) or cash for credit to the Pool Reserve Account in such amount and in such proportions as shall be notified by the Executive Committee in accordance with Section 16.

15.2      Letters of Credit: For the avoidance of doubt nothing in sub-section
          15.1 or 15.6 shall prevent any Providing Member or the Grid Operator from delivering a single Letter of Credit in respect of its obligations under paragraphs 15.1.2 and 15.1.3.

15.3 Cash deposit: Any cash amount delivered to the Pool Funds Administrator for credit to the Pool Reserve Account shall be held on the terms set out in Section 5. Amounts standing to the credit of the Pool Reserve Account shall bear interest at the Reserve Interest Rate.

15.4 Maintenance of Security Cover: Each Providing Member and the Grid Operator shall be required to provide and at all times thereafter maintain a Security Amount equal to or more than the Security Cover applicable to it in such aggregate amount as shall be set from time to time in accordance with this Part 3. Immediately upon any reduction occurring in the Security Amount provided by any Providing Member or the Grid Operator or any Letter of Credit being for any reason drawn down (and including the deemed making of any loan to that Providing Member or the Grid Operator under the provisions of paragraph 21.1.3 or 21.1.5) the Providing Member or (as the case may be) the Grid Operator will procure that new Letters of Credit are issued or existing Letters of Credit are reinstated (to the satisfaction of the Pool Funds Administrator) to their full value or that cash is placed to the credit of the Pool Reserve Account in an amount required to restore the Security Amount to an amount at least equal to the Security Cover applicable to the Providing Member or (as the case may be) the Grid Operator and in such proportions of Letters of Credit and cash as this Part 3 requires. Not later than 10 Business Days before any outstanding Letter of Credit is due to expire, the Providing

          Member or the Grid Operator providing such Letter of Credit shall procure to the satisfaction of the Pool Funds Administrator that its required Security Amount will be available for a further period of not less than 12 months which may be done in one of the following ways:-

          15.4.1 (subject to the issuing bank continuing to have the credit rating referred to in sub-section 15.6) provide the Pool Funds Administrator with confirmation from the issuing bank that the validity of the Letter of Credit has been extended for a period of not less than 12 months on the same terms and otherwise for such amount as is required by this Part 3; or

          15.4.2 provide the Pool Funds Administrator with a new Letter of Credit issued by an issuing bank with the credit rating required by this Schedule for an amount at least equal to the required Security Amount applicable to it (less its balance on the Pool Reserve Account) which Letter of Credit shall be available for a period of not less than 12 months; or

          15.4.3 procure such transfer to the Pool Funds Administrator for credit to the Pool Reserve Account as shall ensure that the credit balance applicable to it standing to the credit of the Pool Reserve Account shall be at least equal to the required Security Amount.

15.5 Failure to supply Security Cover: If a Providing Member or the Grid Operator fails at any time to provide Security Cover to the satisfaction of the Pool Funds Administrator in accordance with the provisions of this Section 15, the Pool Funds Administrator may at any time while such default continues, and if at such time any Letter of Credit forming part of the Security Cover is due to expire within nine Business Days it shall immediately, and without notice to such Providing Member or (as the case may be) the Grid Operator, demand payment of the entire amount of any outstanding Letter of Credit and shall credit the proceeds of the Letter of Credit to the Pool Reserve Account to be held on the terms and on the trusts set out in Section 5.

15.6 Substitute Letter of Credit: If the bank issuing the Letter of Credit of any Providing Member or the Grid Operator ceases to have the credit rating as is set out in the definition in Part I of this Agreement of "Letter of Credit", such Providing Member or (as the case may be) the Grid Operator shall forthwith procure the issue of a substitute Letter of Credit by a bank that has such credit rating.

16.       CREDIT MONITORING

16.1 Determination of Security Cover: The amount of Security Cover which each Providing Member and the Grid Operator shall be required to maintain and, in respect of the amounts of Security Cover to be provided under paragraph 15.1.2 (so long as applicable) and paragraph
          15.1.3 the proportions as between cash and Letter of Credit that may be permitted, shall be determined from time to time by the Executive Committee in consultation with the Pool Funds Administrator in accordance with this Section 16 and on the basis of the criteria set out in sub-section 16.2, and shall be notified to such Providing Member or (as the case may be) the Grid Operator, and to the Pool Funds Administrator.

16.2      Criteria for provision of Security Cover:

          16.2.1 If paragraph (b) of paragraph 15.1.1 applies to a Providing Member or the Grid Operator, the amount of Security Cover required to be provided by such Providing Member or (as the case may be) the Grid Operator in addition to the amounts referred to in paragraph 15.1.2 (so long as applicable) shall be provided by Letter of Credit in an amount to be assessed by the Executive Committee in consultation with the Pool Funds Administrator as the aggregate amounts payable pursuant to this Agreement by the relevant Providing Member or (as the case may be) the Grid Operator in respect of purchases of, or as the case may be, prospective purchases of electricity (including Ancillary Services) made by the relevant Providing Member or in respect of sums payable in accordance with Clause 49 of this Agreement by the Grid Operator over a 28 day period, as determined by the Executive Committee provided that with the approval of the Executive Committee, all or part of the required Security Cover may be provided in cash credited to the Pool Reserve Account.

          16.2.2 In respect of all Providing Members and the Grid Operator, the amounts required to be provided by each of them which are referred to in paragraph 15.1.2 (so long as applicable) shall (subject as provided in sub-section 21.12 and Section
                    25) be initially as to a minimum of 20 per cent. in cash and the remainder by way of Letter of Credit, and thereafter as revised by the Executive Committee. Such amounts shall be assessed by the Executive Committee in consultation with the Pool Funds Administrator to cover banking error and to minimise reductions of payments to Pool Creditors.

16.3 Six monthly variation: In respect of paragraphs 16.2.1 and 16.2.2, the Executive Committee shall calculate two amounts for the two six-month periods commencing 1st April and 1st October in each year and shall advise the Pool Funds Administrator and the relevant Providing Members or (as the case may be) the Grid Operator accordingly. Such six monthly variation shall not apply to paragraph 16.2.2 where Section 25 is applicable.

16.4 Review of Security Cover: The Pool Funds Administrator shall keep under review the Security Amounts relating to each Providing Member and the Grid Operator and shall promptly advise the Executive Committee, the relevant Providing Member or (as the case may be) the Grid Operator whenever the Security Cover maintained by such Providing

          Member or (as the case may be) the Grid Operator is significantly more or less than the amount required to be maintained pursuant to this
          Part 3.

16.5 Increase or Decrease of Security Cover: If, after considering the recommendations of the Pool Funds Administrator and any representations which may be made by the relevant Providing Member or (as the case may be) the Grid Operator, the Executive Committee determines that the Security Cover of a Providing Member or the Grid Operator should be increased or decreased, it shall so notify the Providing Member or the Grid Operator (as the case may be), the Pool Funds Administrator and the Director. If the Executive Committee determines that such Security Cover should be decreased, the Providing Member or (as the case may be) the Grid Operator consents and the Director so approves, that reduction shall take place. The Pool Funds Administrator shall consent to an appropriate reduction in the available amount of any outstanding Letter of Credit and/or shall repay to the Providing Member or (as the case may be) the Grid Operator such part of the deposit held in the Pool Reserve Account for the account of such Providing Member or the Grid Operator (together with all accrued interest on the part to be repaid) sufficient to reduce the Providing Member's or Grid Operator's Security Amount to the level of Security Cover applicable to it. If the Executive Committee determines that the Providing Member's or the Grid Operator's Security Cover should be increased, the relevant Providing Member or (as the case may be) the Grid Operator shall, within five Business Days of notice as aforesaid, procure an additional or replacement Letter of Credit or transfer to the Pool Funds Administrator a cash deposit for credit to the Pool Reserve Account in an amount sufficient to increase its Security Amount so as to be at least equal to the level of Security Cover applicable to it.

16.6 Notification in respect of Security Cover: The Pool Funds Administrator shall notify the Executive Committee, the Settlement System Administrator and the Director promptly if:-

          16.6.1 a Providing Member or the Grid Operator fails to provide, extend or renew a Letter of Credit which it is required to maintain pursuant to Section 15; or

          16.6.2 the Pool Funds Administrator shall make a call under any such Letter of Credit; or

          16.6.3 the Pool Funds Administrator becomes aware that a Providing Member or the Grid Operator (a) shall cease to retain an Approved Credit Rating, or (b) shall be placed on credit watch by the relevant credit rating agency (or becomes subject to an equivalent procedure) which in any case casts doubt on the Providing Member or the Grid Operator retaining an Approved Credit Rating, or (c) shall be in default under the additional or alternative security referred to in paragraph 15.1.1; or

          16.6.4 the Security Amount in relation to any Providing Member or the Grid Operator is at any time less than the level of its required Security Cover for the time being; or

          16.6.5 the Pool Funds Administrator becomes aware that any bank that has issued a Letter of Credit which has not expired ceases to have the credit rating required by this Schedule.

16.7 Release from Security Cover obligations: A Providing Member or (as the case may be) the Grid Operator shall be released from its obligation to maintain Security Cover, and the Pool Funds Administrator shall consent to the revocation of any outstanding Letter of Credit, upon:-

          16.7.1 the Providing Member or the Grid Operator (as the case may be) ceasing to be a Party;

          16.7.2 all its accrued liabilities under this Agreement having been discharged; and

          16.7.3 all its liabilities under this Agreement which may accrue in relation to the period during which it was a Party (including amounts payable by it as a result of a Final Reconciliation Run for any Settlement Day which falls during that period), the Funds Transfer Agreement and any agreement referred to in Clause 8.8.1(c), having been discharged.

16.8 No liability for amount of Security Cover: Any recommendations made by the Pool Funds Administrator pursuant to this Section 16 shall be given in good faith. Any instructions given by the Executive Committee in respect of the amount of Security Cover to be maintained by a Providing Member or the Grid Operator if given in good faith shall, insofar as applicable in terms of this Schedule, be binding on all Pool Members, the Ancillary Services Provider and the Grid Operator and neither the Pool Funds Administrator nor any Committee Member shall incur any liability by reason of the Security Cover of a Providing Member or the Grid Operator proving to be inadequate or excessive.

                     PART 4: BILLING AND PAYMENT PROCEDURES

17.       RECEIPT AND RECONCILIATION OF INFORMATION

17.1 Stage 1 Settlement Run: Not later than 10.00 hours on the Notification Date the Pool Funds Administrator shall require of, and take all steps available to it to procure from, the Settlement System Administrator, and the Settlement System Administrator shall use its best endeavours to provide to the Pool Funds Administrator, the information referred to in paragraphs 17.1.1 to 17.1.4 (inclusive) concerning supplies of electricity, the provision of Ancillary Services and the sums payable in relation to Transport Uplift in respect of each Settlement Day.

          17.1.1 The information required in respect of each Settlement Day is as follows:-

                    (a)       the Settlement Day;

                    (b)       the corresponding Settlement Payment Date;

                    (c)       the Settlement Run identification number;

                    (d) the total amount owing in accordance with this Agreement (exclusive of United Kingdom Value Added
                              Tax) in respect of electricity supplied and Ancillary Services provided and Transport Uplift due during each Settlement Day;

                    (e) the total amount owing (exclusive of United Kingdom Value Added Tax) in respect of Ancillary Services provided during each Settlement Day;

                    (f) the total amount owing (exclusive of United Kingdom Value Added Tax) in respect of Transport Uplift for each Settlement Day; and

                    (g) the GSP Group Control Total in respect of each Settlement Day.

          17.1.2 The information required in respect of each Pool Member providing electricity during each Settlement Day is as follows:-

                    (a) each identification of the Pool Member used in Settlement;

                    (b)       the Pool Member's name; and

                    (c) the total amount owing in accordance with this Agreement (exclusive of United Kingdom Value Added
                              Tax) in respect of electricity provided by such Pool Member during each Settlement Day.

          17.1.3 The information required in respect of each Pool Member taking electricity in each Settlement Day (to the extent that it does not form part of the GSP Group Control Total) is as follows:-

                    (a) each identification of the Pool Member used in Settlement;

                    (b)       the Pool Member's name; and

                    (c) the total amount owing in accordance with this Agreement (exclusive of United Kingdom Value Added
                              Tax) in respect of electricity taken by such Pool Member (to the extent that it does not form part of the GSP Group Control Total) during each Settlement Day.

          17.1.4 The information required in relation to the Ancillary Services Provider and the Grid Operator in respect of each Settlement Day is the total amount receivable in accordance with this Agreement by the Ancillary Services Provider (exclusive of United Kingdom Value Added Tax) for the provision of Ancillary Services during each Settlement Day and the total amount (exclusive of United Kingdom Value Added Tax) payable by the Grid Operator in relation to Transport Uplift (including in relation to Ancillary Services) during each Settlement Day.

17.2 Stage 2 Initial Settlement Run: Not later than 10.00 hours on the Notification Date the Pool Funds Administrator shall require of, and take all steps available to it to procure from, the Initial Settlement and Reconciliation Agent, and the Initial Settlement and Reconciliation Agent shall use its best endeavours to provide to the Pool Funds Administrator, the information referred to in paragraphs
          17.2.1 and 17.2.2.

          17.2.1 The information required in respect of each Settlement Day is as follows:-

                    (a)       the Settlement Day;

                    (b)       the corresponding Settlement Payment Date; and

                    (c)       the Settlement Run identification number.

          17.2.2 The information required in respect of each Pool Member taking electricity in each Settlement Day is as follows:-

                    (a) each identification of the Pool Member used in Settlement;

                    (b)       the Pool Member's name; and

                    (c) in relation to each GSP Group, the total amount owing in accordance with this Agreement (exclusive of United Kingdom Value Added Tax) in respect of electricity taken by such Pool Member (and settled through Stage 2 Settlement) during each Settlement Day.

17.3 Timetabled Reconciliation Run: Not later than 10.00 hours on the Reconciliation Notification Date the Pool Funds Administrator shall require of, and take all steps available to it to procure from, the Initial Settlement and Reconciliation Agent, and the Initial Settlement and Reconciliation Agent shall use its best endeavours to provide to the Pool Funds Administrator, the information referred to in paragraphs 17.3.1 and 17.3.2.

          17.3.1 The information required in respect of each Settlement Day is as follows:-

                    (a)       the Settlement Day;

                    (b)       the corresponding Reconciliation Payment Date; and

                    (c) the Timetabled Reconciliation Run identification number.

          17.3.2 The information required in respect of each Pool Member taking electricity in each Settlement Day is as follows:-

                    (a) each identification of the Pool Member used in Settlement;

                    (b)       the Pool Member's name; and

                    (c) on the basis solely of the information derived from the relevant Timetabled Reconciliation Run, in relation to each GSP Group the total amount owing in accordance with this Agreement (exclusive of United Kingdom Value Added Tax) in respect of electricity taken by such Pool Member (and settled through Stage 2 Settlement) during each Settlement Day.

17.4      [Not used.]

17.5      [Not used.]

17.6      Reconciliation by Pool Funds Administrator:

          17.6.1 Upon receipt of the information supplied by the Settlement System Administrator, the Pool Funds Administrator shall determine by process of reconciliation whether, on the basis of such information:-

                    (a) the sum of the amounts shown to be receivable by each Pool Member in respect of its sales of electricity plus the amount shown to be payable to the Ancillary Services Provider in respect of its provision of Ancillary Services on the relevant Settlement Day is equal to

                    (b)       the sum of:-

                              (i) the GSP Group Control Total in respect of that Settlement Day;

                              (ii) the amounts shown to be payable by each Pool Member in respect of its purchases of electricity on that Settlement Day (to the extent that it does not form part of the GSP Group Control Total); and

                              (iii) the amounts shown to be payable by the Grid Operator in relation to Transport Uplift.

          17.6.2 Upon receipt of the information supplied by the Initial Settlement and Reconciliation Agent, the Pool Funds Administrator shall determine by process of reconciliation whether, on the basis of such information and of the information provided by the Settlement System
                    Administrator:-

                    (a) the sum of the amounts shown to be receivable by each Pool Member in respect of its sales of electricity (to the extent that it does form part of the GSP Group Control Total) by GSP Group is equal to

                    (b) the sum of the amounts shown to be payable by each Pool Member in respect of its purchases of electricity (settled through Stage 2 Settlement) in that GSP Group.

17.6A     Calculation by Pool Funds Administrator:

          17.6A.1 Upon receipt of the information supplied by the Initial Settlement and Reconciliation Agent in a Timetabled Reconciliation Run, the Pool Funds Administrator shall calculate, on the basis of such information, the difference (if any) between:-

                    (a) the amount shown in that Timetabled Reconciliation Run to be payable by each Pool Member in relation to each GSP Group in respect of purchases of electricity on a Settlement Day; and

                    (b) the corresponding amount shown to be payable by that Pool Member in the related Stage 2 Initial Settlement Run for the same Settlement Day or, if a Timetabled Reconciliation Run has already been delivered in respect of that Settlement Day, in the most recent Timetabled Reconciliation Run previously delivered for that Settlement Day.

          17.6A.2 On the basis of the calculations made pursuant to paragraph 17.6A.1, the Pool Funds Administrator shall calculate in respect of each Pool Member the aggregate of the additional amounts (if any) shown to be payable by it or (as the case may be) payable to it by way of adjustment in respect of purchases of electricity for the relevant Settlement Day.

17.7 Deemed Reconciliation: Unless the Pool Funds Administrator shall, by close of business on the Notification Date or (as the case may be) on the Reconciliation Notification Date, otherwise inform the Settlement System Administrator (in respect of a Notification Date), the Initial Settlement and Reconciliation Agent (in respect of a Reconciliation Notification Date), each Pool Member, the Ancillary Services Provider and the Grid Operator to the contrary, the information provided by the Settlement System Administrator or (as the case may be) the Initial Settlement and Reconciliation Agent shall be deemed to be reconciled.

17.8      Rectification of Errors:

          17.8.1 If the Pool Funds Administrator determines that the information provided by the Settlement System Administrator or the Initial Settlement and Reconciliation Agent cannot be reconciled in accordance with sub-section 17.6, it shall as soon as possible notify the Settlement System Administrator or (as the case may be) the Initial Settlement and Reconciliation Agent and (in either case) each Pool Member, the Ancillary Services Provider and the Grid Operator accordingly and require the Settlement System Administrator or (as the case may be) the Initial Settlement and Reconciliation Agent to correct any errors and obtain the Pool Funds Administrator's reconciliation of the corrected information as quickly as possible.

          17.8.2 As soon as the Pool Funds Administrator determines that the information provided by the Settlement System Administrator or (as the case may be) the Initial Settlement and Reconciliation Agent can be reconciled in accordance with sub-section 17.6, the Pool Funds Administrator shall notify the Settlement System Administrator or (as the case may be) the Initial Settlement and Reconciliation Agent and (in either case) each Pool Member, the Ancillary Services Provider and the Grid Operator of the reconciled information required to be given pursuant to sub-section 17.6.

          17.8.3 Where the discrepancy lies with information originally provided by the Settlement System Administrator, the Settlement System Administrator shall use its best endeavours to provide such corrected information as may be necessary for the Pool Funds Administrator to carry out and issue the reconciliation.

          17.8.4 Where the discrepancy lies with information originally provided by the Initial Settlement and Reconciliation Agent, the Initial Settlement and Reconciliation Agent shall use its best endeavours to provide such corrected information as may be necessary for the Pool Funds Administrator to carry out and issue the reconciliation.

17.9      Amounts in Advice Notes; Adjustments:

          17.9.1 The amounts to be incorporated in the Advice Notes in accordance with sub-section 18.1 (and in all cases together with United Kingdom Value Added Tax thereon) shall be:-

                    (a) if the amounts have been reconciled in accordance with paragraphs 17.6.1 and 17.6.2, the full relevant amounts so reconciled;

                    (b) to the extent that reconciliation can reasonably be made in circumstances where all the information cannot be fully reconciled as described in paragraphs 17.6.1 and 17.6.2, those amounts which are shown against the name of each Pool Debtor in such information as is received under the provisions of sub-sections 17.1, 17.2 and 17.3 (whether or not such information is an estimate only), and such amounts will be shared amongst the relevant Pool Creditors in the proportion which the amount shown as due to each of them in such information as aforesaid bears to the amounts which are so shown as due to all of them;

                    (c) to the extent that for any reason whatever the amounts to be paid cannot be reconciled at all as described in paragraph 17.6.2 or the appropriate calculations to permit payment in accordance with sub-paragraph (b) above cannot properly be made (but, in either case, reconciliation has been made in accordance with paragraph 17.6.1), the amount payable by each Pool Member in respect of electricity taken by it (and settled through Stage 2 Settlement) shall bear the same proportion to the total amounts payable by all Pool Members in respect of their purchases of such electricity as were applicable in relation to the last same day of the week in respect of which payments were reconciled under paragraphs 17.6.1 and 17.6.2 (provided that any Pool Member who was not at that earlier time a Pool Member, or vice versa, shall be ignored and such adjustment made as the Pool Funds Administrator considers appropriate); and

                    (d) to the extent that for any reason whatever the amounts to be paid cannot be reconciled at all as described in paragraphs 17.6.1 and 17.6.2 (including application of Force Majeure and failure to provide information on the part of the Settlement System Administrator or the Initial Settlement and Reconciliation Agent) or the appropriate calculations to permit payment in accordance with sub-paragraph (b) above cannot properly be made, the same as the amounts calculated as being payable by and to Pool Members, to the Ancillary Services Provider and by the Grid Operator in respect of the last same day of the week in respect of which payments were reconciled under paragraphs 17.6.1 and 17.6.2 (provided that any Pool Member who was not at that earlier time a Pool Member, or vice versa, shall be ignored and such adjustment made as the Pool Funds Administrator considers appropriate).

          17.9.2 If payments are made in the circumstances set out in paragraph 17.9.1(b), (c) or (d), the Settlement System Administrator in conjunction with the Pool Funds Administrator and (if applicable) the Initial Settlement and Reconciliation Agent shall, as soon as actual reconciliation can thereafter be made, make such adjustments as may be necessary (and, where relevant, apply interest at the Base Rate or at such other rate as shall be set from time to time by the Executive Committee) to account for any differences between payments made and actual reconciled payment information.

          17.9.3 The amounts to be incorporated in the Advice Notes in accordance with sub-section 18.1 (and in all cases together with United Kingdom Value Added Tax thereon) as a result of the calculations to be made in accordance with sub-section 17.6A shall be the amounts (if any) determined pursuant to that sub-section to be payable by each Pool Member on that Reconciliation Payment Date, together with such adjustments as may be necessary (which shall include interest accrued as specified in sub-section 17.10 at the Base Rate or at such other rate as shall be set from time to time by the Executive Committee) to account for the difference between amounts previously paid by Pool Members and those payable on that Reconciliation Payment Date.

          17.9.4 To the extent that for any reason the amounts to be paid on any Reconciliation Payment Date cannot be calculated in accordance with sub-section 17.6A, any difference between the amounts paid by a Pool Member and the amounts subsequently shown to be payable by that Pool Member (together with any related adjustments) shall be dealt with at the next Reconciliation Payment Date following full reconciliation of the information unless the Executive Committee determines in any particular case that an adjustment shall be made at an earlier date.

17.10     Postponed Payments:

          17.10.1 If for any reason beyond the reasonable control of the Pool Funds Administrator it is not possible, after application of paragraph 17.9.1, for the Pool Funds Administrator to determine by the close of business on the Notification Date the amounts to be incorporated in the Advice Notes, the Pool Funds Administrator shall inform the Settlement System Administrator, each Pool Member, the Ancillary Services Provider and the Grid Operator that the relevant Settlement Payment Date shall be postponed so that it falls on the second Business Day after the day on which the Pool Funds Administrator reconciles the information provided by the Settlement System Administrator pursuant to sub-section 17.6 (any such Payment Date being the "Postponed Settlement Payment Date" and a reference to a Settlement Payment Date in this Schedule shall where applicable include a reference to a Postponed Settlement Payment Date).

          17.10.2 On the Postponed Settlement Payment Date, each Pool Member who took electricity on the Settlement Day to which the Postponed Settlement Payment Date applies and the Grid Operator shall pay interest on all such amounts for each day from and including the originally scheduled Settlement Payment Date to (but excluding) the Postponed Settlement Payment Date at such rate as shall be set from time to time by the Executive Committee or, in the absence of such rate, at the Base Rate and all Pool Members who supplied electricity and the Ancillary Services Provider on such Settlement Day shall be entitled to receive, in addition to the amounts that they are entitled to receive in respect of such supplies, interest on such amounts for each day during the same period and at the same rate. Interest shall accrue from day to day and shall be calculated by the Pool Funds Administrator on a 365 day year basis.

          17.10.3 If for any reason beyond the reasonable control of the Pool Funds Administrator it is not possible, after the application of paragraph 17.9.1, for it to determine by the close of business on a Reconciliation Notification Date the amounts to be incorporated in the Advice Notes in respect of reconciliation adjustments, the Pool Funds Administrator shall forthwith inform the Executive Committee. Unless otherwise directed by the Executive Committee, the Pool Funds Administrator shall arrange to deal with such amounts at the next Reconciliation Notification Date following the necessary information becoming available. Where the necessary information is not available by the final Reconciliation Notification Date, the amounts shall be dealt with as determined by the Executive Committee.

17.11 Further notification: Where instructed by the Executive Committee, or where there is an award by a court of competent jurisdiction or an arbitrator, or a decision of the Pool Auditor or where rendered appropriate by Section 62 of Schedule 9, the Pool Funds

          Administrator shall issue further or other notification to the Pool Members, the Ancillary Services Provider and the Grid Operator in accordance with the provisions of this Section 17; and the Business Day which falls five Business Days after the date of such notification or earlier if practicable shall be a Payment Date.

17.12     Payment by Pool Debtors:

          17.12.1 Each Pool Debtor shall without defence, set-off or counterclaim (but without prejudice to any other rights or remedies available to such Pool Debtor) make payment on the relevant Payment Date of the full amount (including United Kingdom Value Added Tax) so notified as being payable by it for the account of those Pool Members and, as the case may be, the Ancillary Services Provider so notified as being entitled to receive payments. Payment shall be made in accordance with the terms of this Schedule.

          17.12.2 For the avoidance of doubt no payment made shall be treated as being paid on account or subject to any condition or reservation, notwithstanding the provisions for the making of subsequent adjusting payments provided in this Schedule.

          17.12.3 The provisions of sub-section 5.14 shall apply to any payment insofar as it is or may constitute an overpayment.

17.13 Liability several: Save as otherwise expressly provided, the liability of each Pool Member and the Grid Operator for amounts payable by it pursuant to this Schedule is several and no Pool Member shall be liable for the default of any other Pool Member or the Grid Operator and the Grid Operator shall not be liable for the default of any Pool Member.

18.       ADVICE NOTES

18.1 Despatch of Advice Notes: Not later than 17.00 hours on the relevant Notification Date or (as the case may be) Reconciliation Notification Date (and, if this is not practicable, in good time (as that expression is explained in more detail in the relevant Agreed Procedure) to enable Pool Members, the Ancillary Services Provider and the Grid Operator to give all necessary instructions for payments to be effected on the relevant Payment Date) the Pool Funds Administrator shall:-

          18.1.1 despatch to Pool Members, the Ancillary Services Provider and the Grid Operator Advice Notes showing amounts (inclusive of United Kingdom Value Added Tax) which, according to its calculations, are to be paid by or to each Pool Member, the Ancillary Services Provider and the Grid Operator on each Payment Date in respect of supplies of electricity, the provision of Ancillary Services and sums to be paid in relation to Transport Uplift during each

                    Settlement Day to which that Notification Date or (as the case may be) Reconciliation Notification Date relates;

          18.1.2 notify each Settlement Bank of amounts payable by the Pool Members, the Ancillary Services Provider or the Grid Operator maintaining a Settlement Account at the relevant Settlement Bank; and

          18.1.3 notify the Pool Banker of the amount to be remitted to the Pool Clearing Account by each Settlement Bank.

18.2 Method of despatch: All Advice Notes shall be despatched by the means established in accordance with paragraphs 3.1.1 and 3.1.5, or by such other means as the Executive Committee may reasonably direct.

18.3 Content of Advice Notes: All Advice Notes will include an appropriate indication if payment is being made under the provisions of paragraph 17.9.1(b), 17.9.1(c), 17.9.1(d), 17.9.2 or 17.9.3 and shall specify the interest component in any such amount.

18.4 Interest: Where interest is payable by or to any Pool Member, the Ancillary Services Provider or the Grid Operator pursuant to this Schedule, the Pool Funds Administrator shall, at the same time as it despatches the Advice Notes, despatch to each Pool Member and the Ancillary Services Provider who is required to pay interest and to each Pool Member, the Ancillary Services Provider and the Grid Operator who is entitled to receive interest a statement showing the amount of interest payable or receivable by it, the rate of interest applicable thereto and the amount (if any) of tax to be withheld.

19.       PAYMENT PROCEDURE

19.1      Instructions for payment:

          19.1.2 Each Pool Member, the Ancillary Services Provider and the Grid Operator shall, in respect of each Payment Date on which it is under an obligation to make a payment under this Schedule, make such arrangements as will ensure that such payment is credited to the relevant Collection Account in sufficient time to allow such Settlement Bank to make irrevocable arrangements to remit to the Pool Clearing Account by 12.30 hours the amount payable by that Pool Member, the Ancillary Services Provider or (as the case may be) the Grid Operator in respect of that Payment Date.

          19.1.2 Each Pool Member, the Ancillary Services Provider and the Grid Operator shall ensure all remittances by its bank to the relevant Collection Account shall be remittances for value on the relevant Payment Date.

19.2      Pool Funds Administrator's responsibilities:

          19.2.1 As soon as practicable and in any event not later than 13.00 hours on each Payment Date the Pool Funds Administrator shall take such action as is required to ensure that all amounts required to be credited to each Collection Account on such Payment Date have been so credited (or if not so credited, the reason therefor established).

          19.2.2 As soon as practicable and in any event not later than 13.30 hours on each Payment Date the Pool Funds Administrator shall take such action as is required to ensure that all amounts credited to each Collection Account on such Payment Date in accordance with sub-section 19.1 have been remitted to the Pool Clearing Account.

          19.2.3 As soon as practicable and in any event not later than 14.30 hours on each Payment Date the Pool Funds Administrator shall take such action as is required to ensure that it reconciles the actual amounts credited to each Collection Account and remitted to the Pool Clearing Account on or before 13.30 hours on that Payment Date and the aggregate of such amounts.

19.3 Non-payment: If a Pool Member or the Grid Operator becomes aware that a payment for which it is responsible will not be credited to the relevant Collection Account by 12.30 hours on the relevant Payment Date, it will immediately notify the Pool Funds Administrator, giving all details available to the Pool Member or (as the case may be) the Grid Operator. The Pool Funds Administrator shall, as soon as it becomes aware that a payment will not be remitted, use its best endeavours to establish the cause of non-payment.

19.4      Excess payments:

          19.4.1 If by 12.30 hours on any Payment Date the Pool Funds Administrator is advised by a Settlement Bank that the Settlement Bank will be making a payment in excess of the amount notified to the Pool Member or the Grid Operator pursuant to sub-section 18.1 in respect of that Payment Date, or if the Pool Banker notifies the Pool Funds Administrator by 13.30 hours that amounts greater than the amounts notified to the Pool Banker pursuant to paragraph
                    18.1.3 have been credited to the Pool Clearing Account, the Pool Funds Administrator shall use its best endeavours to ascertain the nature of the excess payment, to calculate the entitlement to such payment and to instruct the Pool Banker by 14.30 hours that day to credit the appropriate Settlement Account(s) with the amount determined by the Pool Funds Administrator as falling due to each Pool Creditor in accordance with this Schedule provided that, where an External Pool Member makes a payment in excess of the amount owing by it on any Payment Date and the reason for such overpayment is the difficulty in remitting funds on a future Payment Date because of the mismatch of bank and public holidays between countries, the Pool Funds Administrator shall instruct the Pool Banker to credit the Pool Reserve Account with the amount of the excess.

          19.4.2 Any Pool Member or the Grid Operator who instructs its bank to make a payment in excess of the amount owing by that Pool Member or (as the case may be) the Grid Operator on any Payment Date shall simultaneously with giving such instructions advise the Pool Funds Administrator in writing of the amount of the excess payment providing a description of what the Pool Member or the Grid Operator considers the excess payment relates to.

19.5      Payment to Pool Creditors:

          19.5.1 The Pool Funds Administrator shall, prior to 14.30 hours on each day, calculate the amounts available for distribution to Pool Creditors on that day.

          19.5.2 As soon as practicable and not later than 14.30 hours on that day the Pool Funds Administrator shall arrange for the remittance from the Pool Clearing Account to the relevant Settlement Accounts maintained by the Pool Creditors of the aggregate of amounts determined by the Pool Funds Administrator to be available for payment to Pool Creditors and, if required, arrange for the transfer of amounts from the Pool Reserve Account or the Pool Borrowing Account to the Pool Clearing Account or vice versa. 19.6 Making good the Pool Reserve Account: If the Pool Reserve Account is debited or credited in or towards clearing the Pool Clearing Account, the Pool Funds Administrator shall as soon as possible thereafter take the necessary steps, including making any calculations or taking any action in accordance with Section 21, to reverse the debit or credit to the Pool Reserve Account and/or to make a call under a Letter of Credit.

19.7 Prohibition on transfers: The Pool Funds Administrator shall not at any time instruct the Pool Banker to transfer any sum from a Pool Account to another account (not being a Pool Account) unless that account is a Settlement Account.

19.8 Application of payments: Where payments in respect of more than one Settlement Day are required to be settled on a Payment Date, payments shall be, and shall be deemed to be, settled in the following order of priority:-

          19.8.1 first, in or towards settlement of amounts outstanding under this Schedule in respect of Timetabled Reconciliation Runs (with the longest outstanding Settlement Day to which a Timetabled Reconciliation Run relates being settled first); and

          19.8.2 secondly, in or towards settlement of amounts outstanding under this Schedule in respect of Stage 1 Settlement Runs and Stage 2 Initial Settlement Runs (with the longest outstanding Settlement Day to which a Settlement Run relates being settled first).

19.9      Bank contacts:

          19.9.1 Upon written request of the Pool Funds Administrator each Pool Member, the Ancillary Services Provider and the Grid Operator shall provide the Pool Funds Administrator in writing with the name of, and communication details for, one or more individuals at the branch of its Settlement Bank from which payments or payment instructions required to be made or given by it pursuant to this Schedule originate (the "Local Branch") who is (are) familiar with the payment procedures set out in this Section 19 applicable to such Pool Member, the Ancillary Services Provider or (as the case may be) the Grid Operator, and shall promptly advise the Pool Funds Administrator in writing of any change of any such individual or his communication details.

          19.9.2 Each Pool Member, the Ancillary Services Provider and the Grid Operator hereby authorises the Pool Funds Administrator to contact any such individual to enquire in respect of any Payment Date whether and in respect of what amount instructions have been given for the remittance of any payment required to be made by such Pool Member, the Ancillary Services Provider or (as the case may be) the Grid Operator under this Schedule and/or whether such payment has been remitted or otherwise made as provided for in this Schedule, and undertakes not to withdraw, qualify or revoke such authority at any time.

          19.9.3 Each Pool Member, the Ancillary Services Provider and the Grid Operator shall instruct its Local Branch to co-operate with the Pool Funds Administrator accordingly and to provide the Pool Funds Administrator with all such information as is necessary to answer such enquiries. The Pool Funds Administrator shall comply with all reasonable security arrangements imposed by the relevant Pool Member, the Ancillary Services Provider or the Grid Operator or any Local Branch.

20.       ALTERNATIVE PAYMENT PROCEDURE

20.1 Alternative Payment procedure: Without prejudice to other obligations in this Agreement not substituted by the provisions of this Section 20, the provisions set out in this Section 20 shall apply if, for any reason, it is not possible to apply the procedures contemplated by the Notified Payments System and for so long as it is not possible to apply such procedures.

20.2 Pool Debtor to effect remittance: Each Pool Debtor shall, in respect of each Payment Date on which it is under an obligation to make a payment under this Agreement, give instructions to its bank, which it undertakes not to qualify, withdraw or revoke, to effect remittance to the Pool Clearing Account of the amount payable by that Pool Debtor to be received on that Payment Date.

20.3 Receipt of remittance: Any remittance must be received by the Pool Banker in the Pool Clearing Account no later than 12.30 hours on the Payment Date unless arrangements have been made between the Pool Banker and the relevant Pool Member or the Grid Operator (as the case may be) which shall be notified to the Pool Funds Administrator and which are satisfactory to the Pool Banker such that funds will be received for value on that Payment Date. The Pool Members and the Grid Operator shall ensure that instructions are given to their banks in sufficient time to ensure that their respective banks comply with this time limit.

20.4 Method of remittance: The Parties acknowledge and agree that when practicable to give effect to sub-section 20.3 a Pool Debtor shall cause remittances to be effected through CHAPS but, where not practicable or where the amount payable is less than the minimum individual amount then processed through CHAPS, the Pool Member and the Grid Operator shall ensure by whatever means at their disposal that remittance for value on the relevant Payment Date is made for credit to the Pool Clearing Account not later than 12.30 hours.

20.5 Notification of non-payment: The Parties acknowledge and agree that if a Pool Debtor becomes aware that a payment for which it is responsible will not be remitted to the Pool Banker by 12.30 hours on the relevant day, and where satisfactory arrangements, as referred to in sub-section 20.3, have not been made, it shall immediately notify the Pool Funds Administrator, giving all details available to that Pool Debtor.

20.6 Payment default: If the Pool Funds Administrator determines at any time after 12.30 hours on any day that a remittance which should have been credited on that day to the Pool Clearing Account has not been made (or that the credit has not been received) (in whole or in part) and where satisfactory arrangements, as referred to in sub-section 20.3, have not been made, the provisions of Section 21 shall apply mutatis mutandis.

20.7 Late payment: If, after the Pool Funds Administrator has either debited the Pool Reserve Account or made a call under a Letter of Credit, the Pool Banker receives the remittance which had not been credited to the Pool Clearing Account by 12.30 hours, then such remittance shall be credited to the Pool Reserve Account.

20.8 Payments to Pool Creditors: The Pool Funds Administrator shall, prior to 14.30 hours on each day, calculate the amounts available for distribution to Pool Creditors on that day (including amounts resulting from the application of sub-section 20.6). Not later than
          14.30 hours on that day the Pool Funds Administrator shall give instructions to the Pool

          Banker, which it undertakes not to qualify, withdraw or revoke, to make same day value remittances to the Pool Creditors.

20.9 Construction: Where the provisions of this Section 20 apply references in Sections 5 and 18 and sub-section 21.1 to "Settlement Bank" and "Collection Account" shall be construed as references to "bank" and "Pool Clearing Account" respectively.

21.       PAYMENT DEFAULT

21.1 Payment default: Subject to sub-section 21.12, if, by 12.30 hours on a Payment Date, the Pool Funds Administrator has been notified by a Settlement Bank or it otherwise has reason to believe that a Settlement Bank will not remit to the Pool Clearing Account all or any part (the "Amount in Default") of any amount which has been notified by the Pool Funds Administrator as being payable by a Pool Debtor (the "Non-paying Pool Debtor") on the relevant Payment Date in sufficient time to ensure that such amount can be cleared through the Pool Clearing Account not later than the close of banking business on such Payment Date, the Pool Funds Administrator shall act in accordance with the following provisions (or whichever of them shall apply) in the order in which they appear until the Pool Funds Administrator is satisfied that the Pool Clearing Account will clear not later than the close of business on the relevant Payment Date:-

          21.1.1 if the Pool Funds Administrator has been able to identify the Non-paying Pool Debtor in sufficient time to apply this paragraph 21.1.1 and to the extent that the Non-paying Pool Debtor is entitled to receive payment from any Pool Debtor pursuant to this Schedule on the relevant Payment Date, then the Pool Funds Administrator shall (unless it reasonably believes that such set-off shall be unlawful) set off the amount of such entitlement against the Amount in Default;

          21.1.2 if the Pool Funds Administrator has been able to identify the Non-paying Pool Debtor in sufficient time to apply this paragraph 21.1.2, the Pool Funds Administrator shall debit the Pool Reserve Account and credit the Pool Clearing Account with a sum not exceeding the amount of funds standing to the credit of the Non-paying Pool Debtor in the Pool Reserve Account;

          21.1.3 subject to sub-section 21.2, the Pool Funds Administrator shall debit the Pool Reserve Account and credit the Pool Clearing Account with a sum not exceeding the amount of funds then standing to the credit of the Pool Reserve Account to the extent that they represent Security Cover provided in accordance with paragraph 15.1.2, the transfer of such amount as is not attributable to the funds standing to the credit of the Non-paying Pool Debtor being deemed to give rise to a series of loans to the Non-paying Pool Debtor by each Providing Member and the Grid Operator rateably according to its share of the funds standing to the credit of the Pool Reserve Account to the extent that they represent Security Cover provided in accordance with paragraph 15.1.2, at the time immediately prior to the transfer, such loans to be repayable on demand and to carry interest at the Base Rate (or at such other rate as shall be set from time to time by the Executive Committee) and in any case repayable not later than two Business Days after they arise after which, to the extent that any such loans remain outstanding, such loans shall carry interest at the Default Interest Rate (which interest shall be credited to the Pool Ledger Account of the relevant Providing Member and (where applicable) the Grid Operator). Each Providing Member and the Grid Operator hereby irrevocably authorises the Pool Funds Administrator to advance, collect in and enforce payment of such loans for its account and on its behalf and each Pool Member and the Grid Operator hereby irrevocably consents to the making of such loans to the extent that such Pool Member or (as the case may be) the Grid Operator has a share in the Pool Reserve Account;

          21.1.4 if the Pool Funds Administrator has been able to identify the Non-paying Pool Debtor in sufficient time to apply this paragraph 21.1.4 and provided that the Pool Funds Administrator is satisfied that the proceeds of a call under the Letter of Credit will be paid into the Pool Clearing Account in sufficient time to ensure that it will clear not later than the close of business on the relevant Payment Date, the Pool Funds Administrator shall make a call under the Letter of Credit supplied by the Non-paying Pool Debtor in a sum not exceeding the available amount of such Letter of Credit, and the Pool Funds Administrator shall cause the proceeds of such call to be paid into the Pool Clearing Account;

          21.1.5 subject to sub-section 21.2 and provided that the Pool Funds Administrator is satisfied that the proceeds of a call under a Letter of Credit will be paid into the Pool Clearing Account in sufficient time to ensure that it will clear not later than the close of business on the relevant Payment Date, the Pool Funds Administrator shall make a call under one or more Letters of Credit supplied by Pool Members or the Grid Operator (other than the Non-paying Pool Debtor) in a total sum not exceeding the total available amount of all such Letters of Credit to the extent that such amount represents Security Cover provided in accordance with paragraph 15.1.2, and the Pool Funds Administrator shall cause the proceeds of such call or calls to be paid into the Pool Clearing Account. The transfer of such proceeds into the Pool Clearing Account shall be deemed to give rise to a series of loans to the Non-paying Pool Debtor by each Providing Member or the Grid Operator whose Letter of Credit was called rateably according to the amounts called under their respective Letter of Credit, such loans to be repayable on demand and to carry interest at the Base Rate (or at such other rate as shall be set from time to time by the Executive Committee) and in any case repayable not later than two Business Days after they arise after which, to the extent that any such loans remain outstanding, such loans shall carry interest at the Default Interest Rate (which interest shall be credited to the Pool Ledger Account of the relevant Providing Member and (where applicable) the Grid Operator). Each Providing Member and the Grid Operator hereby irrevocably authorises the Pool Funds Administrator to advance, collect in and enforce payment of such loans for its account and on its behalf and each Pool Member and the Grid Operator hereby irrevocably consents to the making of such loans to the extent that such Pool Member or (as the case may be) the Grid Operator has a share in the Pool Reserve Account; and

          21.1.6 if and to the extent that, notwithstanding application of the foregoing measures, it is not possible to clear the Pool Clearing Account by any of the foregoing means, the Pool Funds Administrator shall reduce payments to all Pool Creditors in proportion to the amounts payable to them on the relevant Payment Date by an aggregate amount equal to the amount necessary to clear the Pool Clearing Account and shall account for such reduction in the Pool Ledger Accounts as amounts due and owing by the Non-paying Pool Debtor to each Pool Creditor whose payments were reduced.

21.2 Amount in default likely to be remedied: The Pool Funds Administrator shall not apply paragraph 21.1.3 or 21.1.5 unless it considers in good faith that the Amount in Default is likely to be remedied by the Non-paying Pool Debtor no later than the next Business Day and in such a case the Pool Funds Administrator shall only apply paragraphs 21.1.2 and 21.1.4 to the extent of any amounts provided by way of Security Cover pursuant to paragraph 15.1.2.

21.3 Loans part of Pool Reserve Assets: Any loans arising pursuant to paragraph 21.1.3 or 21.1.5 shall be deemed to constitute part of the Pool Reserve Assets and all repayments of such loans, together with interest thereon, shall be paid into the Pool Reserve Account for the account of each Providing Member or the Grid Operator who is deemed to have made such loan.

21.4 Repayment of loans: If any loans to a Non-paying Pool Debtor arising pursuant to paragraph 21.1.3 or 21.1.5 shall not have been repaid in full (together with interest at the rate or rates specified therein) by 12.00 hours on the next Business Day after such loan is deemed to have arisen, the Pool Funds Administrator shall make a call under the Letter of Credit (if any) which shall have been supplied by the Non-paying Pool Debtor and which remains outstanding in an amount not exceeding the amount necessary to repay such loans and all accrued interest in full and, if the proceeds of any Letter of Credit are insufficient to repay all outstanding loans to the relevant Non-paying Pool Debtor, such proceeds shall be applied towards repayment of each such outstanding loan rateably.

21.5 Reduction of payments to Pool Creditors: If, after the date that any loans to a Non-paying Pool Debtor arise pursuant to paragraph 21.1.3 or 21.1.5, the Pool Funds

          Administrator shall reasonably be of the opinion that the Non-paying Pool Debtor will not repay forthwith all of such loans and all accrued interest in full or the loans have not been repaid with all interest within two Business Days after they arose (whichever occurs first), the Pool Funds Administrator shall reduce payments to all Pool Creditors in proportion to the amounts payable to them on the Payment Date to which the default relates and any succeeding Payment Dates as may be required by an aggregate amount necessary to restore the balance in the Pool Reserve Account to the sum for the time being required under this Schedule to be deposited by the Pool Members and the Grid Operator other than the Non-paying Pool Debtor, to the intent that all loans arising under paragraphs 21.1.3 and 21.1.5 and remaining undischarged after application of the Non-paying Pool Debtor's Letter of Credit are discharged in full together with interest thereon at the Base Rate (or at such rate as shall be set from time to time by the Executive Committee).

21.6 Obligation to make calls: If and whenever the Pool Funds Administrator has not applied the provisions of paragraph 21.1.4, and has reduced payments to Pool Creditors in accordance with paragraph 21.1.6, it shall, on the relevant Payment Date or so soon thereafter as the Non-paying Pool Debtor has been identified (but, in any event, not later than the close of business on the Business Day following such Payment Date) make a call under the Letter of Credit supplied by the Non-paying Pool Debtor in a sum sufficient to cover the reduction made under paragraph 21.1.6 (but not exceeding the available amount of all such Letters of Credit) and the Pool Funds Administrator shall cause the proceeds of such call to be paid forthwith into the Pool Reserve Account. On the next Business Day following receipt of such proceeds, the Pool Funds Administrator shall pay such amounts as have been credited to the Pool Reserve Account to the Pool Creditors whose payments were reduced in full or (as the case may be) in proportion to their respective entitlements including interest on such amounts at the Base Rate (or at such rate as shall be set from time to time by the Executive Committee). 21.7 Indemnification by Non-paying Pool
          Debtor:

21.7.1 The Non-paying Pool Debtor shall indemnify and keep indemnified each Pool Member and the Grid Operator whose Letter of Credit is called under paragraph 21.1.5 and/or who is deemed to have made loans under paragraph 21.1.3 or 21.1.5 on demand against all costs, expenses and losses (including the costs of management time) suffered or incurred by such Pool Member or (as the case may be) the Grid Operator arising from its Letter of Credit being so called (including the costs of reinstating the same) or such loans being deemed to have been made to the extent that such Pool Member or (as the case may be) the Grid Operator is not compensated under this Section 21. This indemnity shall be in addition to and without prejudice to the liability of the Non-paying Pool Debtor to repay the loan, together with accrued interest, which arises pursuant to paragraph 21.1.5.

          21.7.2 The Pool Creditors, in proportion to the amounts payable to them on the Payment Date to which a default relates in respect of which the Pool Funds Administrator has operated sub-section 21.5, and any succeeding Payment Dates as may be required, shall indemnify and keep indemnified each Pool Member as is referred to in paragraph 21.7.1 and the Grid Operator to the extent of any failure by the Non-paying Pool Debtor to fulfil its obligations under paragraph 21.7.1.

21.8 Notification to Pool Creditors: The Pool Funds Administrator shall use all reasonable endeavours promptly to notify the relevant Pool Creditors whenever it makes any such reduction as is referred to in paragraph 21.1.6.

21.9 Default Interest: Save as otherwise provided in this Agreement (including where an express rate of interest is provided), if any amount payable by any Pool Debtor pursuant to this Schedule is not given value for the due date by close of banking business on the due date the Pool Debtor shall on written demand by the Pool Funds Administrator pay to the Pool Funds Administrator, for the account of the person or persons entitled to receive the Amount in Default, interest on such amount from the due date up to the day of actual receipt by the Pool Funds Administrator (after as well as before judgment) at the Default Interest Rate.

21.10 Application of payments: Any amount received by the Pool Funds Administrator from a Non-paying Pool Debtor for the credit of any Pool Account shall be applied by the Pool Funds Administrator in or towards payment of amounts payable by the Non-paying Pool Debtor to Pool Creditors on each successive Payment Date in respect of which there is an outstanding default (with the longest outstanding default being settled first).

21.11 Clearing of Pool Clearing Account: All amounts standing to the credit of the Pool Clearing Account at the close of business on any Payment Date shall be transferred to the Pool Reserve Account so that the balance in the Pool Clearing Account shall at the end of such day be nil.

21.12 Credit Facility: If and for so long as the Credit Facility remains unconditionally available, the provisions of this Section 21 shall apply with the modifications provided by Section 25.

22.       CONFIRMATION NOTICES IN RESPECT OF A PAYMENT DATE

22.1 Despatch of Confirmation Notices: Within two Business Days after each Payment Date the Pool Funds Administrator shall issue a Confirmation Notice to each Pool Member, the Ancillary Services Provider and the Grid Operator in respect of the corresponding Payment Date setting out the information required in sub-sections 22.2, 22.3 and 22.4.

22.2 Information - taking of electricity: The information required on a Confirmation Notice in respect of each Pool Member taking electricity on each Settlement Day is as follows:-

          22.2.1    the Pool Member's identification;

          22.2.2    the Pool Member's name;

          22.2.3    the total amount (inclusive of United Kingdom Value Added
                    Tax) received in the Pool Clearing Account on the relevant Payment Date by the Pool Funds Administrator in respect of electricity taken by such Pool Member during the Settlement Day and Ancillary Services attributable thereto;

          22.2.4 the amount received in the Pool Clearing Account on the relevant Payment Date by the Pool Funds Administrator in respect of electricity taken by such Pool Member during the Settlement Day and Ancillary Services attributable thereto, exclusive of United Kingdom Value Added Tax; and

          22.2.5 the amount of United Kingdom Value Added Tax received in the Pool Clearing Account on the Payment Day by the Pool Funds Administrator in respect of electricity taken by such Pool Member during the Settlement Day and Ancillary Services attributable thereto and the applicable rate at which such Value Added Tax is calculated.

22.3 Information - supplies of electricity: The information required on a Confirmation Notice in respect of each Pool Member supplying electricity on each Settlement Day shall include:-

          22.3.1    the Pool Member's identification;

          22.3.2    the Pool Member's name;

          22.3.3 the Settlement Run or (as the case may be) Timetabled Reconciliation Run identification number;

          22.3.4    the total amount (inclusive of United Kingdom Value Added
                    Tax) paid out of the Pool Clearing Account on the relevant Payment Date by the Pool Funds Administrator in respect of electricity supplied by such Pool Member during the Settlement Day;

          22.3.5 the amount paid out and the date on which such amount is paid out of the Pool Clearing Account on the relevant Payment Date by the Pool Funds Administrator in respect of electricity supplied by such Pool Member during the Settlement Day exclusive of United Kingdom Value Added Tax; and

          22.3.6 the amount of United Kingdom Value Added Tax paid out of the Pool Clearing Account on the relevant Payment Date by the Pool Funds Administrator in respect of electricity supplied by such Pool Member during the Settlement Day.

22.4 Information - Ancillary Services Provider and Grid Operator: The information required on a Confirmation Notice in respect of the Ancillary Services Provider and the Grid Operator is as follows:-

          22.4.1 the total amount receivable by the Ancillary Services Provider for the provision of Ancillary Services and the total amount payable by the Grid Operator in relation to Transport Uplift (in each case exclusive of United Kingdom Value Added Tax) during the Settlement Day;

          22.4.2 the total amount receivable by the Ancillary Services Provider for the provision of Ancillary Services and the total amount payable by the Grid Operator in relation to Transport Uplift (in each case inclusive of United Kingdom Value Added Tax) during the Settlement Day; and

          22.4.3 the total amount of United Kingdom Value Added Tax receivable by the Ancillary Services Provider for the provision of Ancillary Services and the total amount payable by the Grid Operator in relation to Transport Uplift during the Settlement Day.

22.5 Interest: Where interest has been paid to any Pool Member, the Ancillary Services Provider or the Grid Operator, the Pool Funds Administrator shall promptly after such payment provide to each Pool Member, the Ancillary Services Provider or the Grid Operator (as the case may be) a statement showing the amount of interest paid or received, the rate of interest applicable thereto and the amount (if any) of tax withheld. If applicable, the Pool Funds Administrator shall provide to the relevant Pool Member, the Ancillary Services Provider or the Grid Operator an appropriate tax deduction certificate in respect of any withholding tax.

23.       PAYMENT ERRORS

23.1 Overpayments: If for any reason whatsoever (including the negligence of the Pool Banker or the Pool Funds Administrator) a Pool Creditor receives on any Payment Date a payment in excess of the amount disclosed in the Pool Ledger Account as calculated as being payable to it (an "overpayment") (including the proceeds of any loan made or deemed to be made in accordance with Section 21 or Section 25 to any Non-paying Pool Debtor which becomes insolvent before such advance is repaid) the provisions of sub-section 5.15 apply, and the Pool Creditor shall forthwith notify the Pool Funds Administrator of the amount of the overpayment and shall forthwith pay the overpayment as directed by the Pool Funds Administrator.

23.2      Repayment of overpayment:

          23.2.1 If prior to a Pool Creditor notifying the Pool Funds Administrator of the overpayment, the Pool Funds Administrator receives notice (from the Pool Banker or otherwise) of the overpayment, the Pool Funds Administrator shall forthwith require (by written notice) that the recipient of the overpayment pay the overpayment as directed by the Pool Funds Administrator and any Pool Creditor who receives such notice shall forthwith pay the amount to an account specified by the Pool Funds Administrator.

          23.2.2 If the overpayment is repaid within two Business Days of receiving the notice, the overpayment (or any part not paid) shall bear interest at the Base Rate or at such other rate as shall be set from time to time by the Executive Committee from the date the overpayment was received up to the date that it is repaid in full to the person entitled thereto (after as well as before judgment).

         23.2.3 Any overpayment (or part thereof) not repaid within two Business Days after demand therefor in accordance with this
                    Section 23 shall bear interest at the Default Interest Rate from the expiry of that period and shall be recoverable in accordance with Section 24.

          23.2.4 The Pool Funds Administrator shall account to those entitled to payment by reason of an overpayment.

23.3      [Not used.]

23.4      Underpayments:

          23.4.1 If for any reason whatsoever (including the negligence of the Pool Banker or the Pool Funds Administrator) a Pool Creditor does not receive on the relevant Payment Date the full amount disclosed as owing to it pursuant to the Pool Ledger Account (an "underpayment") that Pool Creditor shall forthwith notify the Pool Funds Administrator of the amount of the underpayment, and the Pool Funds Administrator after consultation with the Pool Banker shall use all reasonable endeavours to identify such person as shall have received any corresponding overpayment and promptly to correct the underpayment.

          23.4.2 If, by reason of negligence, the Pool Funds Administrator holds or has under its control amounts which it ought properly to have paid to Pool Members, the Ancillary Services Provider or the Grid Operator, such Pool Members, the Ancillary Services Provider or the Grid Operator shall be entitled to interest on such amounts at the Default Interest Rate and for such period as the Pool Funds Administrator improperly holds or has such amounts under its control.

24.       ENFORCEMENT OF CLAIMS

24.1 Notification of amount in default: Without prejudice to the provisions of Section 21, if a Pool Member or the Grid Operator shall fail to pay any amount payable pursuant to this Schedule on the due date, the Pool Funds Administrator shall notify the Director, the Executive Committee and each Pool Creditor to whom the amount in default is owed pursuant to this Schedule of the name of the Non-paying Pool Debtor, the aggregate Amount in Default and the amount owed to each Pool Creditor.

24.2 Duties of Pool Funds Administrator: Except as otherwise expressly provided in this Schedule, the Pool Funds Administrator shall not be required to ascertain or enquire as to the performance or observance by any Pool Member, the Ancillary Services Provider or the Grid Operator of its obligations under this Agreement and shall have no duty to inform the Executive Committee or any Pool Member, the Ancillary Services Provider or the Grid Operator of any default, other than a failure to pay as may come to its attention.

24.3 Notice before action: Each Pool Creditor shall give notice to the Pool Funds Administrator before instituting any action or proceedings in any court to enforce payments due to it pursuant to this Schedule. Upon receipt of any notice under this sub-section 24.3, the Pool Funds Administrator will as soon as practicable notify the Executive Committee, all Pool Members, the Settlement System Administrator, the Ancillary Services Provider, the Grid Operator and the Director.

24.4 Proceedings to Recover Overdue Amounts: Without prejudice to the right of any Pool Member or the Grid Operator to bring such proceedings as it sees fit in connection with matters related to this Agreement, the Pool Funds Administrator shall, if instructed to do so by the Executive Committee, bring proceedings against a Pool Member or the Grid Operator (on behalf of those Pool Members and/or (as the case may be) the Grid Operator who have (has) indicated their (its) willingness to the Executive Committee for the Pool Funds Administrator first so to act) for the recovery of any amounts due by that Pool Member or (as the case may be) the Grid Operator pursuant to this Schedule so long as the Pool Funds Administrator has first reached agreement with the Executive Committee, those Pool Members and/or (as the case may be) the Grid Operator as to appropriate remuneration, is indemnified to its reasonable satisfaction or, if it so requires, provided that it shall have received such security as it may reasonably request against all costs, claims, expenses (including legal fees) and liabilities which it will or may sustain or incur in complying with such instructions. Save as provided in the foregoing provisions of this sub-section 24.4, the Pool Funds Administrator shall not be obliged to bring any such proceedings.

25.       CREDIT FACILITY: PAYMENT DEFAULTS

25.1 Purpose of Credit Facility: It is acknowledged that the Credit Facility provides an alternative to the Security Cover referred to in paragraph 15.1.2 and the Pool Funds

          Administrator will use the Credit Facility to cover banking error and payment error and to minimise reductions of payments to Pool Creditors unless it considers in good faith that an Amount in Default is not likely to be remedied by the Non-paying Pool Debtor no later than the next Business Day.

25.2 Modification of other provisions of this Schedule: If and so long as the Credit Facility is unconditionally available to the Pool Funds Administrator (whether or not there remains any amount undrawn), paragraphs 15.1.2, 21.1.3 and 21.1.5 shall be of no effect and the remaining provisions of this Schedule shall be implemented on the basis that the following sub-sections apply.

25.3 Payment default: The Pool Funds Administrator shall operate the Credit Facility on the following basis:-

          25.3.1 the Credit Facility may be drawn down by the Pool Funds Administrator if, by 12.30 hours on any Payment Date, there is an Amount in Default unless the Pool Funds Administrator considers in good faith that the Amount in Default is not likely to be remedied by the Non-paying Pool Debtor no later than the next Business Day;

          25.3.2 if paragraph 25.3.1 applies such that the Credit Facility may be drawn down, the Pool Funds Administrator will first act in accordance with paragraph 21.1.1, will then draw on the Credit Facility for an amount not exceeding the available amount under the Credit Facility (after allowing for any repayment to be made to the Facility Bank under sub-section 25.6) and, if it is not possible to clear the Pool Clearing Account by either or both of those means, it will then act in accordance with paragraph 21.1.6; and

          25.3.3 if paragraph 25.3.1 does not apply, then the Pool Funds Administrator will act in accordance first with paragraph 21.1.1, then with paragraph 21.1.2, then with paragraph
                    21.1.4 and only then with paragraph 21.1.6.

25.4 Amounts in default: Each Non-paying Pool Debtor will be responsible in relation to any Amount in Default in accordance with the following paragraphs:-

          25.4.1 each Non-paying Pool Debtor will be responsible for the repayment of all amounts of principal drawn down under the Credit Facility in respect of any Amount in Default relating to that Pool Debtor as if the Pool Funds Administrator had made a loan to such Pool Debtor of the relevant amount and the amounts so payable are to be paid to, or otherwise made available for credit to, the Pool Clearing Account as soon as possible, but in any event no later than two Business Days after the relevant Payment Date;

          25.4.2 each Non-paying Pool Debtor will be responsible also for interest (determined in accordance with paragraph 25.4.4) on all amounts of principal drawn down under the Credit Facility in respect of any Amount in Default relating to that Pool Debtor as if the Pool Funds Administrator had made a loan to such Pool Debtor of the relevant amount and the amount so payable by way of interest is to be paid to, or otherwise made available for credit to, the Pool Clearing Account by no later than the day notified by the Pool Funds Administrator to such Pool Debtor for payment thereof (being the date which is 2 Business Days prior to the date on which interest is payable under the Credit Facility by the Pool Funds Administrator to the Facility Bank for the month in which the principal amount in question was outstanding);

          25.4.3 each Non-paying Pool Debtor will further be responsible for its proportionate share (determined in accordance with paragraph 25.4.5) of any additional sum payable to the Facility Bank pursuant to the terms of the Credit Facility as if the Pool Funds Administrator had made a loan to such Pool Debtor of the relevant amount and the amount so payable is to be paid to, or otherwise made available for credit to, the Pool Clearing Account forthwith on notification thereof by the Pool Funds Administrator to the Pool Debtor in question;

          25.4.4 for the purposes of paragraph 25.4.2, interest is to be calculated using the effective daily rate of interest reasonably determined by the Pool Funds Administrator on the basis of the aggregate interest (including any compound interest) payable under the Credit Facility in relation to any particular day; and

          25.4.5 for the purposes of paragraph 25.4.3, the proportionate share for a particular Non-paying Pool Debtor is the amount (if any) which the Pool Funds Administrator reasonably determines (after consultation with the Facility Bank) as being the amount of any additional sum payable in accordance with the terms of the Credit Facility attributable to drawings under the Credit Facility made in respect of that Pool Debtor.

25.5 Application of payments: On the Relevant Date the Pool Funds Administrator shall, if the amount in question has not been received in full from the Non-paying Pool Debtor:-

          25.5.1 first debit the Pool Reserve Account and credit the Pool Clearing Account with a sum not exceeding the amount of funds (if any) standing to the credit of the Non-paying Pool Debtor in the Pool Reserve Account;

          25.5.2 if that sum is insufficient to repay in full the amount in question, the Pool Funds Administrator shall call the Letter of Credit (if any) provided by the Non-paying Pool Debtor (for an amount not exceeding the available amount) and pay or cause the proceeds thereof to be paid into the Pool Clearing Account; and

          25.5.3 if the amount credited to the Pool Clearing Account after following the foregoing procedure is insufficient, reduce payments to all Pool Creditors in proportion to the amounts payable to them on the Payment Date to which the default relates, so that, in any case, the Pool Funds Administrator has available to it on the Pool Clearing Account sufficient funds to comply with sub-section 25.6. For the purposes of this paragraph, the "Relevant Date" is whichever of the following is applicable:-

          (a) in relation to any principal amount for which a Non-paying Pool Debtor is responsible under paragraph 25.4.1, the last date specified for payment under paragraph 25.4.1;

          (b) in relation to any principal amount as referred to in sub-paragraph (a), the first date (if earlier than the date referred to in sub-paragraph (a)) on which the Pool Funds Administrator is reasonably of the opinion that the Non-paying Pool Debtor will not repay forthwith all of the amounts of principal in question;

          (c) in relation to payment of interest under paragraph 25.4.2, the last date for payment thereof; and

          (d) in relation to an additional amount under paragraph 25.4.3 the last date for payment of this amount.

25.6 Payments to Facility Bank: To the extent of any payment by the Non-paying Pool Debtor and/or if any of the circumstances described in sub-section 25.5 occur, the Pool Funds Administrator will forthwith repay to the Facility Bank by credit to the Pool Borrowing Account, if applicable, an amount equal, in the former case, to the amount so paid and, in the latter case, to the amount which should have been paid by the Non-paying Pool Debtor.

25.7 Reduction in payments to Pool Creditors: A reduction in payments as contemplated by paragraph 25.5.3 will also apply in the event of any amounts drawn down under the Credit Facility being required to be repaid in accordance with the terms of the Credit Facility and the Pool Funds Administrator shall account for such reduction in the Pool Ledger Accounts as amounts due and owing by the Non-paying Pool Debtor to each Pool Creditor whose payments were reduced.

25.8 Enforcement of claims and other provisions: Sub-sections 21.7, 21.8, 21.9, 21.10 and Section 24 shall have effect in relation to amounts due from a Non-paying Pool Debtor which arise under the foregoing sub-sections.

25.9 Unavailability of Credit Facility: If at any time the Credit Facility ceases to be unconditionally available and paragraph 15.1.2 shall thereupon have become effective, the whole or any part of the Security Cover thereby required to be provided by each Providing Member or the Grid Operator may be provided by a credit to the Pool Reserve Account, unless otherwise determined by the Executive Committee. The Executive Committee shall from time to time assess (in consultation with the Pool Funds Administrator) and determine the amount of Security Cover which would be required pursuant to paragraph 15.1.2 as if that paragraph were in effect and such assessment and determination shall apply for the purposes of paragraph 16.2.2 if paragraph 15.1.2 becomes applicable, pending any revised assessment by the Executive Committee.

25.10 Interpretation: Terms and expressions used in this Section 25 shall, unless the context otherwise requires, have the same meanings as are given to them for the purposes of Section 21.

26.       CREDIT FACILITY: GENERAL

26.1 Notifications to the Executive Committee: The Pool Funds Administrator shall notify the Executive Committee forthwith:-

          26.1.1 on it becoming aware of any circumstances which might lead to an event under the Credit Facility as a result of which the Credit Facility might cease to be available; and

          26.1.2 upon receipt of a written demand from the Facility Bank pursuant to the terms of the Credit Facility as a result of which the Facility ceases to be available; and

          26.1.3 in the event that the Facility Bank requires any additional amount to be paid under the Credit Facility by reason of any increased costs to the Facility Bank or any changes in circumstances.

26.2 Notifications to Providing Members and the Grid Operator: The Pool Funds Administrator shall notify the Providing Members and the Grid Operator as soon as reasonably practicable after receipt by it of a notice from the Facility Bank that an additional amount will or may be payable by the Pool Funds Administrator to the Facility Bank under the terms of the Credit Facility.

26.3      Amendment and Cancellation:

          26.3.1    The Pool Funds Administrator shall not:-

                    (a) amend or supplement, or agree to any amendment or supplement to, the terms of the Credit Facility without the approval of the Executive Committee; or

                    (b) cancel the Credit Facility unless either the approval of the Executive Committee has been obtained or paragraph 26.3.2 applies.

          26.3.2 The Pool Funds Administrator shall cancel the Credit Facility in full at any time if a resolution to that effect is passed (on a simple majority vote) by the Providing Members in separate general meeting and the Grid Operator consents or if all Providing Members and the Grid Operator have requested such cancellation.

26.4 Extension and Renewal: The Pool Funds Administrator shall negotiate with the Facility Bank an extension or renewal of the Credit Facility on the instructions of the Executive Committee and, in the absence of such instructions, shall begin negotiations with the Facility Bank no later than ten weeks before the Credit Facility is due to terminate in accordance with its terms, with a view to the extension or renewal of the Credit Facility on substantially the same terms for a further year and, in any event, to keep the Executive Committee informed on a timely basis of the progress of any such negotiations. The Pool Funds Administrator shall, however, act only with the approval and consent of the Executive Committee in agreeing any extension or renewal of the Credit Facility and the Executive Committee shall be responsible for deciding whether or not to renew or extend the Credit Facility and, if so, on what terms and for what period.

26.5      Fees not attributable to a particular Providing Member or the Grid
          Operator: Any fees (and any additional amounts payable under the terms of the Credit Facility which are not the responsibility of any particular Providing Member or the Grid Operator) charged under the Credit Facility to the Pool Funds Administrator shall be recharged to the Providing Members, in accordance with their respective Providing Member Contributory Shares (to be calculated on the basis of those current on the date on which the relevant fee (or the relevant portion thereof) or additional amount is payable by the Pool Funds Administrator under the Credit Facility and having deducted the relevant Credit Facility Contribution).

26.6 Fees attributable to the Grid Operator: The Grid Operator shall, from the date on which it first becomes a Pool Debtor and for the period thereafter during which the Credit Facility is in place, pay each year to the Pool Funds Administrator the Credit Facility Contribution on a date agreed from time to time by the Grid Operator and the Pool Funds Administrator (and, failing such agreement, on 31st January in each year). If the Credit Facility is available for part of a year only, the Credit Facility Contribution shall be adjusted accordingly on a pro rata basis.

26.7 No additional charge: The Pool Funds Administrator shall not make any additional charge for arranging, participating in or administering the Credit Facility.

                                     ANNEX 1

                               Form of Advice Note

                                   ADVICE NOTE

Energy Pool Funds Administration Ltd
Room 301
185 Park Street
London
SE1 9DY
Telephone         (0171) 620 9789
Fax No            (0171) 401 2799                   Date




Name  [GENERATOR X] [SUPPLIER X]

Address                                             Advice Note
                                                    Payment Date
                                                            Page      of
Fax No

                            THIS IS NOT A TAX INVOICE

  Advice Note issued in accordance with Pooling & Settlement Agreement for the Electricity Industry in England and Wales dated 30th March 1990 as amended, varied or supplemented from time to time.


--------------------------------------------------------------------------------
Settlement    Sett     Description             Amount          Total Inc Vat
Date          Code
--------------------------------------------------------------------------------
                       [Amount Receivable]
                       [Amount Payable]


--------------------------------------------------------------------------------
                  Total Amount [Receivable] [Payable]
                                                       -------------------------
                  DO NOT NET YOUR PAYABLES TO YOUR RECEIVABLES

  A wholly owned subsidiary of The National Grid Company plc. Regd. in England
                         No 2444187 VAT No 547 8630 11

                                     ANNEX 2

                           Form of Confirmation Notice

                               CONFIRMATION NOTICE

Energy Pool Funds Administration Ltd.
185 Park Street
London
Room 301
SE1 9DY
Telephone         (0171) 620 9789
Fax No            (0171) 401 2799                   Date




Name [GENERATOR X] [SUPPLIER X]
Address                                             Confirmation No
                                                           Advice Note
                                                           Payment Date
Fax No                                                     Page      of

                            THIS IS NOT A TAX INVOICE

          [THE TAX SHOWN IS YOUR OUTPUT TAX DUE TO CUSTOMS AND EXCISE]
                      [GENERATOR CONFIRMATION NOTICE ONLY]

Confirmation Notice issued in accordance with Pooling & Settlement Agreement for the Electricity Industry in England and Wales dated 30th March 1990 as amended, varied or supplemented from time to time.

------------------------------------------------------------------------------------------------
Settlement   Sett   Description        Amount Exc Vat   Vat Rate   Vat Amount   Total Inc Vat
Date         Code
------------------------------------------------------------------------------------------------
                    [Amount Received]
                    [Amount Paid]


------------------------------------------------------------------------------------------------
                                              Total Amount [Received] [Paid]
                                                                                ----------------
  A wholly owned subsidiary of The National Grid Company plc. Regd. in England
                         No 2444187 VAT No 547 8630 11

                                     ANNEX 3

                                     Part 1

                     Form of Settlement Account Designation

To: Energy Pool Funds Administration Limited as Pool Funds Administrator

                                                              Date:

                         Settlement Account Designation

1. [Insert name of Pool Member/Ancillary Service Provider/Grid Operator] hereby designates the following account as its Settlement Account to which you are instructed to remit all amounts which are payable to us through the Pool Clearing Account in accordance with Schedule 11 to the Pooling and Settlement Agreement for the Electricity Industry in England and Wales dated 30th March, 1990, as amended, varied or supplemented from time to time (the "Agreement").

Name of Bank   Branch Address   Sorting Code   Name of Account   Account No.
------------   --------------   ------------   ---------------   -----------


2. We hereby designate the following account as our Settlement Account from which all payments due from us in accordance with Schedule 11 to the Agreement will be remitted.

Name of Bank   Branch Address   Sorting Code   Name of Account   Account No.
------------   --------------   ------------   ---------------   -----------




Signed by .....................................

Position ......................................

For and on behalf of
[Name of Pool Member/Ancillary Services Provider/Grid Operator]

                                     ANNEX 3

                                     Part 2

                      Form of Change of Settlement Account

To: Energy Pool Funds Administration Limited as Pool Funds Administrator

In accordance with sub-section 4.6 of Schedule 11 to the Pooling and Settlement Agreement [insert name] hereby gives you notice that, with effect from [insert date] (or 10 Business Days after you receive this notice, whichever is later), our new Settlement Account [from which payments due from the undersigned/to which payments due to the undersigned]* will be paid shall be:-

Name of Bank   Branch Address   Sorting Code   Name of Account   Account No.
------------   --------------   ------------   ---------------   -----------






Yours sincerely,



[                ]
for and on behalf of
[Name of Pool Member/Ancillary Services Provider/Grid Operator]





--------------------------------------------------------------------------------

*Please complete as appropriate

                                     ANNEX 4

                            Form of Letter of Credit

To: Energy Pool Funds Administration Limited as Pool Funds Administrator

At the request of [Providing Member] [the Grid Operator] we have opened in your favour our irrevocable Letter of Credit Number ( ) for (pound)[ ] (amount in words).

This Letter of Credit is available against your sight drafts accompanied by a signed statement either that the applicant has failed to pay to you the amount you are claiming under the terms of the Pooling and Settlement Agreement for the electricity industry in England and Wales dated 30th March, 1990 (as amended) (the "Agreement") or that the claim is being made under sub-section 15.5 or
Section 21 of Schedule 11 to the Agreement. Payments under this Letter of Credit shall be effected immediately to [insert relevant account details].

Partial drawings are allowed hereunder.

Claims under this Letter of Credit shall be made at the counters of [insert details of the branch of the issuing bank].

This Letter of Credit expires on [ ].

We waive any right to set off against any amount payable hereunder any claims we may have against you.

Any demand hereunder must comply with all the above requirements [and signatures thereon must be confirmed by your Bankers].

This Letter of Credit is subject to Uniform customs and practice for Documentary Credits (1993 Revision) International Chamber of Commerce.

We undertake that drafts and documents drawn under and in strict conformity with the terms of this credit will be honoured upon presentation.

This Letter of Credit shall be governed by and construed in accordance with English law.

For and on behalf of [        ] Bank [Plc].

                                   SCHEDULE 12

                            Transitional Arrangements

Transitional Arrangement              New Principle                         Date for                  Date for submission of
------------------------              -------------                         implementation            Works Programme
                                                                            --------------            ----------------------

    GOAL
    ----

(1)       [Not used]

(2)       [Not used]

(3)       [Not used]

                                      449

Transitional Arrangement              New Principle                         Date for                  Date for submission of
------------------------              -------------                         implementation            Works Programme
                                                                            --------------            ----------------------
(4)       Ancillary Service costs     (i)  Review the arrangements          Reactive Power: April     Reactive Power: December
          charged by NGC as a lump         for the payment to               1994                      1993
          sum per day                      generators for ancillary
                                           services. Where                  Other services: April     Other services: December
                                           appropriate, recommend           1996                      1995
                                           and, if agreed, implement
                                           changes to the level of
                                           aggregation by payment
                                           type and by time period,
                                           and the method of
                                           calculating payment.
                                           Review the requirement
                                           for the Ancillary
                                           Services Provider to
                                           contract for particular
                                           ancillary services.

                                       450

Transitional Arrangement              New Principle                         Date for                  Date for submission of
                                                                            implementation            Works Programme
------------------------              -------------                         --------------            ----------------------
                                      (ii)  Review the arrangements         Reactive Power: April     Reactive Power: December
                                            for charging consumers          1995                      1994
                                            for ancillary services
                                            and, in particular,             Other services: April     Other Services: December
                                            whether individual              1996                      1995
                                            consumers can be charged
                                            for the impact of their
                                            demands on reactive power
                                            requirements.

(5)       Scheduling, Despatch and    Review arrangements to cater for:
          Settlement

          No special treatment        (i)   energy constrained plant;       January 1998              April 1996 (GOAL
                                                                                                     Replacement Phase 2)

                                      (ii)  plant with cost structures      January 1998              April 1996 (GOAL
                                            that cannot adequately be                                Replacement Phase 2)
                                            expressed as a Willans line

(6)       [Not used]

                                       451

Transitional Arrangement              New Principle                         Date for                  Date for submission of
                                                                            implementation            Works Programme
------------------------              -------------                         --------------            ----------------------

(7)       Dynamic Parameters          Treatment of changes in generator     April 1998                April 1996
                                      dynamic parameters during the day

(8)       Offer Prices submitted      Review frequency at which revised
          daily                       offer prices can be used in
                                      Scheduling, Despatch and Settlement
                                      e.g.:

                                      (i)   submitted for each              April 1997                August 1995
                                            scheduling period (control
                                            phase);

                                      (ii)  submitted at any time for       April 1997                August 1995
                                            opportunity trading on
                                            despatch timescales

(9)       Out-of-merit costs           Review demand forecasts entered by
          shared                       NGC into Settlement, based on
                                       information supplied by customers,
                                       against actual demand figures.
                                       Review and, if agreed, implement
                                       changes in the:

                                       452

Transitional Arrangement              New Principle                         Date for                  Date for submission of
                                                                            implementation            Works Programme
------------------------              -------------                         --------------            ----------------------

                                      (i)   [Not used];

                                      (ii)  allocation of out-of-merit      July 1995                 July 1994
                                            costs associated with
                                            deviations from forecast;
                                            and

                                      (iii) incentives and penalties        July 1995                 July 1994
                                            associated  with demand
                                            forecast  accuracy

(10)      Three stage settlement      Introduction of additional            October 1995              October 1994
          process (unconstrained      stage(s), in particular, the
          schedule, despatch          transmission constrained schedule,
          and out-turn)               to allow further disaggregation of
                                      difference between unconstrained
                                      schedule costs and out-turn costs.
                                      (Could be a phased implementation)

                                       453

Transitional Arrangement              New Principle                         Date for                  Date for submission of
                                                                            implementation            Works Programme
------------------------              -------------                         --------------            ----------------------

(11)      Sharing cost across all
          demand for:

(A)       Transmission constraints    Cost of out-of-merit generation       April 1995                October 1994
                                      required only to support stability
                                      of a local network to be charged to
                                      the owner of such network

(B)       Transmission losses         Review and, if agreed, implement      July 1996                 October 1994
                                      changes in the arrangements for
                                      allocating the costs of transmission
                                      losses on the supergrid, e.g. to
                                      reflect:

                                      (i)   electrical location of
                                            generation and demand;
                                            and/or

                                      (ii)  contractual arrangements
                                            between Generators,
                                            Suppliers and NGC; and/or

                                      (iii) incentives for investment in
                                            supergrid facilities

                                       454

Transitional Arrangement              New Principle                         Date for                  Date for submission of
                                                                            implementation            Works Programme
------------------------              -------------                         --------------            ----------------------

(12)      Metering data collection    (i)   [Not used]                      December 1999             December 1997
          by Settlement Day (0000
          hours to 2400 hours)        (ii)  Review change
                                            to collecting
                                            metering data by
                                            variable scheduling
                                            day (see (13)(A))
                                            and implement if agreed

(13)      Schedule Day parameters

(A)       Schedule Day start and      Review the introduction of varying    December 1999             December 1997
          finish (0500 hours to       length Schedule Days based upon the
          0500 hours)                 shape of the demand curve or other
                                      factors and implement if and as
                                      agreed

(B)       Settlement Period duration  Review the use of shorter scheduling  December 1999             December 1997
          set at 0.5 hours            periods and implement if agreed

                                   SCHEDULE 13

                               Contributory Shares



1.        CONTRIBUTORY SHARE

The Contributory Share of a Pool Member shall be calculated in accordance with the following provisions of this Schedule.

2.        POINTS

Subject as provided in Section 3, in respect of each month:-

2.1 each Pool Member which is a Generator shall receive in that capacity one point (a "Point") for each MWh of Genset Metered Generation of all Allocated Generating Units for all Settlement Periods falling in the Calculation Period relative to such month; and

2.2 each Pool Member which is a Supplier shall receive in that capacity such number of points (each a "Point") as is equal to the total MWh of Aggregate Demand taken by that Pool Member in all Settlement Periods falling in the Calculation Period relative to such month.

For the purposes of this Section 2:-

(A) a Generating Unit shall be an Allocated Generating Unit of a Pool Member (in this Section, the "Identified Pool Member") if it belongs to the Identified Pool Member as of the date on which the Executive Committee calculates the Contributory Shares of Pool Members for the relevant month pursuant to Section 6. If at any time during such month an Allocated Generating Unit shall belong to another Pool Member (in this Section, the "Transferee Pool Member"), the Contributory Shares attributed to the Identified Pool Member for such month by reason of the Allocated Generating Unit belonging to it shall be transferred to the Transferee Pool Member as of the date on which such Allocated Generating Unit first belongs to the Transferee Pool Member (and the Identified Pool Member and the Transferee Pool Member shall jointly notify the Executive Committee in writing of such date in good time before its occurrence);

(B) a Generating Unit shall belong to a Pool Member if it is owned by that Pool Member and not leased to another person or if it is leased by that Pool Member from another person;

(C) a Pool Member shall notify the Executive Committee promptly on request of its Allocated Generating Units and the Executive Committee and each other Party may rely on the information in that notification and in any notification under paragraph (A) above without further enquiry or need to verify that information;

(D) in determining the meaning of "good time" for the purposes of paragraph (A) above one factor to be taken into account is that the Settlement System Administrator must be allowed sufficient time to effect the necessary changes in Settlement associated with the transfer of the relevant Allocated Generating Unit;

(E) the Executive Committee may, upon application of any Pool Member involved in any transfer of assets between Pool Members during any month, adjust as between the Pool Members involved in such transfer, the number of Points to which they in their capacities as Suppliers are entitled in respect of the remaining part of that month and/or one or more succeeding months if, in the opinion of the Executive Committee, such adjustment would help accommodate the consequences of such a transfer and not prejudice the interests of any other Pool Member in any material respect; and

(F) no adjustment made pursuant to the foregoing paragraphs shall be made so as to affect the number of Points attributable to a Pool Member in respect of a month until after the end of that month unless the information which gives rise to the adjustment is available as at close of business on the Business Day immediately before the Calculation Date preceding that month.

3.        NEW POOL MEMBERS

Until the Availability Date in respect of that Pool Member, any Party which is admitted as a Pool Member pursuant to Clause 8.2 shall receive that number of Points as is equal to one thousand times the number of Weighted Votes to which such Pool Member would have been entitled under Clause 11.3.1(b) had:-

3.1       the provisions of Clause 11.3.3 been ignored; and

3.2       any applicable restrictions under Clause 11.4 been ignored,

as determined by the Executive Committee. Thereafter, such Pool Member's Points shall be calculated in accordance with Section 2. Any allocation of Points pursuant to this Section shall not be taken into account for the purpose of
Section 6 until the first Calculation Date following such Party's admission as a Pool Member.

4.        CALCULATION OF POINTS

4.1       The Executive Committee shall:-

          4.1.1 on each Calculation Date, calculate for the Following Month the number of Points which each Pool Member whose Points are to be calculated in accordance with Section 2 shall receive;

          4.1.2 on each Calculation Date, calculate for each of the previous months (if any) in the then current Accounting Period the adjusted number of Points attributable in respect of that month to each Pool Member whose Points are to be calculated in accordance with Section 2; and

          4.1.3 on the Final Calculation Date, calculate for each month in the relevant Accounting Period the adjusted number of Points attributable in respect of that month to each Pool Member whose Points are to be calculated in accordance with Section 2.

4.2 The calculations to be performed by the Executive Committee pursuant to sub-section 4.1 shall be made on the basis of:-

          4.2.1 information to be supplied by the Settlement System Administrator in accordance with Service Line 10 (Service to CEO and Pool Members) and by the Initial Settlement and Reconciliation Agent pursuant to its Pool Agent Contract;

          4.2.2     information provided pursuant to Section 2; and

          4.2.3 the final runs of Stage 1 Settlement and Stage 2 Initial Settlement Runs available, as at the close of business on the Business Day immediately preceding the Calculation Date or (as the case may be) Final Calculation Date, in respect of the Settlement Periods in the Calculation Period relating to the relevant month.

4.3 The Executive Committee shall notify each Pool Member and the Director in writing of the number of Points received by or (as the case may be) the adjusted number of Points attributed to, all Pool Members (whether calculated in accordance with Section 2 or 3). The determination of the Executive Committee as to the number of Points of each Pool Member (whether initially or following any adjustment to be made in accordance with this Schedule) shall (in the absence of manifest error) be final and binding for all purposes of this Agreement.

5.        CONTRIBUTORY SHARES

The Contributory Share of a Pool Member shall be calculated in accordance with the following formula:-

          CS = X + Y

where:-

                 A
       X =    -------
               2 x B

                 C
       Y =    -------
               2 x D

and where:-

          CS = the Contributory Share of such Pool Member, expressed as a percentage

          A = the number of Points for the time being of such Pool Member in its capacity as a Generator

          B = the number of Points for the time being of all Pool Members which are Generators, in their capacity as such

          C = the number of Points for the time being of such Pool Member in its capacity as a Supplier

          D = the number of Points for the time being of all Pool Members which are Suppliers, in their capacity as such.

6.        CALCULATION OF CONTRIBUTORY SHARES

6.1       The Executive Committee shall:-

          6.1.1 on each Calculation Date, calculate for the Following Month the Contributory Share for the time being of each Pool Member;

          6.1.2 on each Calculation Date, calculate for each of the previous months (if any) in the then current Accounting Period the adjusted Contributory Shares in respect of that month attributable to each Pool Member, based (subject as provided in sub-section 6.2) on the latest available Stage 1 Settlement Runs and Stage 2 Initial Settlement Runs in respect of Settlement Periods falling in the Calculation Period relating to that month; and

          6.1.3 on the Final Calculation Date, calculate for each month in the relevant Accounting Period the adjusted Contributory Shares attributable in respect of that month to each Pool Member, based (subject as provided in sub-section 6.2) on the final runs of Stage 1 Settlement and the Stage 2 Initial Settlement Runs in respect of all Settlement Periods in the relevant month.

6.2 If a Pool Member shall cease for whatever reason to participate as a Pool Member in any particular capacity, then the Contributory Share of that Pool Member in that capacity shall be reduced to zero with effect from the date of such cessation. Such reduction shall not apply in relation to any calculation to be performed on or after such cessation in respect of any date or period before such cessation.

6.3 The Executive Committee shall notify each Pool Member and the Director in writing of the Contributory Share or (as the case may be) adjusted Contributory Share of each of the Pool Members. The determination of the Executive Committee as to the Contributory Share of each Pool Member (whether initially or following any adjustment made pursuant to this Schedule) shall (in the absence of manifest error) be final and binding for all purposes of this Agreement.

7.        RECORDS

The provisions of Clause 11.9 shall apply mutatis mutandis in respect of each Pool Member's Points and Contributory Share as if the reference to the period of eight years were a reference to the period of eight years from the end of the Accounting Period to which the Points and Contributory Share relate.

8.        ADDITIONAL CAPACITY

For the purposes of Section 3, any Pool Member who acquires an additional capacity in which it participates as a Pool Member shall be deemed to have been admitted as a new Pool Member pursuant to Clause 8.2 in that additional capacity and, until the Availability Date in respect of that Pool Member, it shall receive that number of Points as is equal to one thousand times the number of Weighted Votes to which such Pool Member would have been entitled under Clause 11.3.1(b) had:-

8.1       the provisions of Clause 11.3.3 been ignored; and

8.2       any applicable restrictions under Clause 11.4 been ignored,

as determined by the Executive Committee. Thereafter, such Pool Member's Points shall be calculated in accordance with Section 2. Any allocation of Points pursuant to this Section shall not be taken into account for the purposes of
Section 6 until the first Calculation Date next following the acquisition of an additional capacity.

                                   SCHEDULE 14



[Not used.]

                                   SCHEDULE 15

                     The Pool Funds Administrator's Contract

1.        DEFINITIONS AND INTERPRETATION

1.1 Definitions: In this Schedule, except where the context otherwise requires:-

          "1998 PFA Development Costs" means (pound)1,410,000, being the total expenditure properly incurred or accrued by EPFAL as at 31st May, 1998 in respect of the development and modification of the Funds Transfer 1998 Software;

          "1998 PFA Development Fee" means, in respect of each PFA Accounting Period, the fee calculated in accordance with sub-section 8.5 which EPFAL shall be entitled to recover from Pool Members in consideration of the services provided by EPFAL before 31st May, 1998 in relation to the development and modification of the Funds Transfer 1998 Software;

          "Active Supplier" means a Supplier which buys electricity pursuant to this Agreement on a regular basis;

          "Active Trading Pool Member" means a Pool Member which buys and/or sells electricity pursuant to this Agreement on a regular basis or which is an Externally Interconnected Party;

          "Active Trading Pool Member Identities" means at any time the sum of:-

          (i)       one;

          (ii)      the total number of Market Domain Identities at that time;
                    and

          (iii) the aggregate number of Pool Member identities which at that time have been accorded to all Active Trading Pool Members by the Settlement System Administrator for the purposes of its operation of the Stage 1 Settlement System;

          "Additional Reconciliation Run" means any Reconciliation Run in respect of a Settlement Day in excess of the fifth Reconciliation Run for that Settlement Day;

          "Additional Reconciliation Run Annual Charge" means, in respect of each PFA Accounting Period, the aggregate of the sums which EPFAL shall be entitled to recover from Pool Members pursuant to sub-section 8B.1 in respect of each month in that PFA Accounting Period;

          "Additional Reconciliation Run Fee" means, in respect of each month in a PFA Accounting Period, the fee calculated in accordance with sub-section 8B.1 which EPFAL shall be entitled to recover from Pool Members in consideration of the services provided by EPFAL pursuant to
          Schedule 11 in respect of Additional Reconciliation Runs delivered by the Initial Settlement and Reconciliation Agent;

          "Bank Charges" has the meaning given to that term in Section 16;

          "Base Sum" has the following meanings:-

          (i) in respect of the Basic Fee, the meaning given to that term in paragraph 8.2.1; and

          (ii) in respect of the Reconciliation Fee, the meaning given to that term in paragraph 8.3.1;

          "Basic Fee" means, in respect of each PFA Accounting Period, the fee calculated in accordance with sub-section 8.2 which EPFAL is entitled to recover from Pool Members in consideration of the services provided by EPFAL under this Agreement other than for those matters for which EPFAL is, is entitled to be or will be compensated through the recovery of:-

          (i)       the 1998 PFA Development Fee;

          (ii)      the Additional Reconciliation Run Fee;

          (iii)     the Funds Transfer Software Development Costs;

          (iv)      the PFA Operating Costs;

          (v)       the PFA Termination Fee;

          (vi)      the Pool Administration Costs;

          (vii)     the Pool Administration Fee;

          (viii)    the Reconciliation Fee; and

          (ix)      the Special Run Fee;

          "Consultants" means an independent firm of chartered accountants or management consultants of international repute selected by the Executive Committee in consultation with EPFAL;

          "Current Term" has the meaning given to that term in sub-section 2.2;

          "Existing Funds Transfer Software" means the Funds Transfer Software referred to in Annex 4;

          "Existing Funds Transfer 1998 Software" means the Funds Transfer Software referred to in Annex 4A;

          "Funds Transfer 1998 Software" means all Funds Transfer Software developed or modified by EPFAL for the purposes of the 1998 Programme, including the Existing Funds Transfer 1998 Software;

          "Funds Transfer Hardware" means all the computer equipment and accessories whether existing or coming into existence in the future which are used at any time by EPFAL in connection with the Funds Transfer Business;

          "Funds Transfer Software" means all computer programs and codes (both source code and object code) and all documents and materials relating thereto or developed therefrom (including those documents and materials on which the programs and codes are embodied and all user documentation) and whether existing or coming into existence in the future which are used at any time by EPFAL in connection with the Funds Transfer Business. It includes the Existing Funds Transfer Software, the Existing Funds Transfer 1998 Software, the Funds Transfer 1998 Software and the Future Funds Transfer Software;

          "Funds Transfer Software Development Costs" means the total expenditure properly incurred by EPFAL in respect of the development and modification of the Funds Transfer Software (other than the 1998 PFA Development Costs), as agreed between EPFAL and the Executive Committee in accordance with sub-section 19.4;

          "Future Funds Transfer Software" has the meaning given to that term in sub-section 7.2;

          "Market Domain Identities" means at any time the sum of:-

          (i)       one; and

          (ii) the aggregate number of identities which at that time have been accorded to all Active Suppliers by the Initial Settlement and Reconciliation Agent for the purposes of processing Supplier values across GSP Groups in relation to Final Runs and Reconciliation Runs;

          "Menu of EPFAL Services Prices" means the most recent document with that title setting out prices for certain services provided by EPFAL from time to time agreed between EPFAL and the Executive Committee provided that if EPFAL and the Executive Committee are unable to reach agreement on the contents of the Menu of EPFAL Services Prices, EPFAL or the Executive Committee may refer the dispute to arbitration in accordance with Clause 83;

          "Notice of PFA Annual Fees" means any notice of the PFA Annual Fees prepared by EPFAL pursuant to sub-section 9.4;

          "PFA Accounting Period" means each successive period of 12 months beginning on 1st April in each year or of such other length and/or beginning on such other date as may be agreed in writing between EPFAL and the Executive Committee;

          "PFA Annual Fees" has the meaning given to that term in sub-section
          8.1;

          "PFA Budget" means any budget prepared by EPFAL pursuant to Section 9 and, in the case of the PFA Accounting Period beginning in 1998, the budget set out in Annex 1;

          "PFA Custodian" has the meaning given to that term in sub-section 1.1 of Annex 5;

          "PFA Escrow Agreement" has the meaning given to that term in sub-section 1.1 of Annex 5;

          "PFA Implementation Date" means 1st April, 1998;

          "PFA Material" has the meaning given to that term in paragraph 1.1.4 of Annex 5;

          "PFA Operating Costs" means, in respect of any PFA Accounting Period or part thereof, the total expenditure properly incurred or accrued by EPFAL in such PFA Accounting Period or (as the case may be) the relevant part thereof in respect of:-

          (i) the costs of effecting and maintaining insurance in accordance with the requirements of sub-section 6.2;

          (ii) the costs of any tests of the Funds Transfer Hardware and the Funds Transfer Software under sub-section 6.1;

          (iii) audit fees for the Funds Transfer Business and the costs and expenses of the Pool Auditor under sub-section 6.1;

          (iv) bank administration charges levied by the Pool Banker on EPFAL in respect of the operation of the Pool Banker Accounts (as defined in the Funds Transfer Agreement) (and excluding, for the avoidance of doubt, Bank Charges and any interest charges);

          (v) the fees and expenses of the PFA Custodian incurred in respect of the updating of all historical data referred to in paragraph 1.1.3 of Annex 5; and

          (vi) the costs of the maintenance arrangements referred to in sub-section 7.7,

          together with the total amount of EPFAL's bad debts recognised in such PFA Accounting Period and arising from a Pool Member's failure to pay its due proportion of EPFAL's charges determined in accordance with
          Section 17, as conclusively certified in the event of any dispute by the auditors for the time being of EPFAL, at the cost and expense of EPFAL;

          "PFA Termination Fee" means the fee calculated in accordance with sub-section 8A which EPFAL is entitled to recover from Pool Members as a result of the termination of its appointment as the Pool Funds Administrator pursuant to sub-section 3.2A;

          "Pool Administration Costs" has the meaning given to it in Section 6.1 of Schedule 31;

          "Pool Administration Fee" means, in respect of each PFA Accounting Period, the fee set out in box 3 of the Menu of EPFAL Services Prices which EPFAL is entitled to recover from Pool Members in consideration of the services provided by EPFAL pursuant to sub-section 20.1;

          "Quality of Service Review" means a review of the manner and standard of performance (both overall and on a day-to-day basis) by EPFAL of those of its obligations under the Agreement (including this Schedule) and the Agreed Procedures, the performance of which is called into question by reason of the notification received by the Executive Committee under sub-section 11.1;

          "Reconciliation Fee" means, in respect of each PFA Accounting Period, the fee calculated in accordance with sub-section 8.3 which EPFAL shall be entitled to recover from Pool Members in consideration of the services (other than those services in respect of which EPFAL shall be entitled to recover the Additional Reconciliation Run Fee or the Special Run Fee) provided by EPFAL on or after the PFA Implementation Date in relation to all Reconciliation Runs delivered by the Initial Settlement and Reconciliation Agent during that PFA Accounting Period;

          "Retail Price Index" means the general index of retail prices published by the Office for National Statistics each month in respect of all items provided that if:-

          (i) the index for any month in any year shall not have been published on or before the last day of the third month after such month; or

          (ii)      there is a material change in the basis of the index,

          the Executive Committee and EPFAL shall agree a substitute index for such month or (as the case may be) a substitute index (and, in default of agreement, the matter shall be referred to arbitration pursuant to Clause 83);

          "Review Report" has the meaning given to that term in sub-section
          11.4;

          "RPIp" means, in relation to the calculation of any fee pursuant to this Schedule and the Menu of EPFAL Services Prices, the percentage change (whether of a positive or negative value) in the Retail Price Index between that published in, or (as the case may be) the substitute index for, December 1997 and that published in, or the substitute index for, the December before the anniversary from which the relevant adjusted fee is to take effect;

          "Special Run" means, in respect of transactions occurring during any Settlement Day for which payments are to be settled pursuant to
          Schedule 11, the data and information which is to be delivered to the Parties or certain of them in connection with a run of Settlement:-

          (i) not being a Provisional Run, an Initial Settlement Run, a Final Run, a Settlement Re-run or a Reconciliation Run (including any Reconciliation Run for which EPFAL is entitled to charge an Additional Reconciliation Run Fee); but

          (ii) including a Dispute Final Run and a Dispute Final Reconciliation Run;

          "Special Run Annual Charge" means, in respect of each PFA Accounting Period, the aggregate of the sums which EPFAL shall be entitled to recover from Pool Members pursuant to sub-section 8B.2 in respect of each month in that PFA Accounting Period;

          "Special Run Fee" means, in respect of each month in any PFA Accounting Period, the fee calculated in accordance with sub-section 8B.2 which EPFAL shall be entitled to recover from Pool Members in consideration of the services provided by EPFAL in relation to all Special Runs during that month;

          "Statement of PFA Charges" means the statement of charges required to be submitted by EPFAL pursuant to sub-section 10.7 in the form from time to time agreed in writing between EPFAL and the Executive Committee showing the total charges to be made by EPFAL on all Pool Members in accordance with Sections 15 and 16;

          "Statement of PFA Costs and Fees" means any statement of costs and fees required to be submitted by EPFAL pursuant to Section 10 which shall be substantially in the form set out in Annex 3 or in such other form as EPFAL and the Executive Committee may from time to time agree in writing; and

          "Total PFA Sum Due" means, in respect of any PFA Accounting Period, the total aggregate amount chargeable by EPFAL for that PFA Accounting Period in respect of the charges and fees referred to in sub-sections
          15.1 and 15.1A and the PFA Termination Fee.

1.2 Interpretation: In this Schedule, except where the context otherwise requires, references to a particular Annex, Section, sub-section, paragraph or sub-paragraph shall be a reference to that Annex to this Schedule or, as the case may be, that Section, sub-section, paragraph or sub-paragraph in this Schedule.

1.3 Pool Funds Administrator's consent: The Parties acknowledge and agree that, notwithstanding any other provision of the Agreement, insofar as directly affects in any material respect the rights, benefits, duties, responsibilities, liabilities and/or obligations of the Pool Funds Administrator, no amendment to or variation of any of the matters dealt with in any of the following provisions of the Agreement shall take effect:-

          1.3.1 without the prior written consent of EPFAL (but only for so long as it is the Pool Funds Administrator):-

                    (a) the definitions in Clause 1.1 of "Authorised Recipient", "Business Person", "Business Personnel", "Confidential Information", "Corporate Functions Person", "Disclose", "Main Business", "Main Business Person", "Main Business Personnel", "Nominated Agreements", "Permitted Activities", "Protected Information", "Relevant Instrument", "Restricted Party" and (insofar as the definition relates to the Pool Funds Administrator) "Services";

                    (b)       Clauses 7.3, 9.5, 10.9, 19.4, 25, 66, 68, 74 and
                              78.2 of the Agreement;

                    (c) the definition of "Pool Intellectual Property" in sub-section 2.1 of Schedule 33 (but only to the extent of any amendment or variations of that definition which affects the exclusion therefrom of the Funds Transfer Software or any other software used by EPFAL in the Funds Transfer Business); and

                    (d)       this sub-section 1.3; and

          1.3.2 without the prior written consent of EPFAL (but only for so long as it is the Pool Funds Administrator), such consent not to be unreasonably withheld or delayed:-

                    (a) the definitions in Clause 1.1 of "Advice Note", "Amount in Default", "Approved Credit Rating", "Authorised Persons", "Banking System", "Base Rate", "Billing System", "CHAPS", "Collection Account", "Confirmation Notice", "Credit Facility", "Credit Facility Contribution", "Default Interest Rate", "ERS Account", "Facility Bank", "Final Reconciliation Run", "Funds Transfer Agreement", "Funds Transfer Business", "Funds Transfer System", "GSP Group Control Total", "Information Systems", "Letter of Credit", "Local Branch", "Non-paying Pool Debtor", "Notification Date", "Notified Payment", "Notified Payment Shortfall", "Notified Payments System", "overpayment", "Payment Date", "Payments Calendar", "Pool Accounts", "Pool Banker", "Pool Borrowing Account", "Pool Clearing Account", "Pool Creditor", "Pool Debt", "Pool Debtor", "Pool Ledger Accounts", "Pool Reserve Account", "Pool Reserve Assets", "Postponed Payment Date", "Providing Member", "Reconciliation Notification Date", "Reconciliation Payment Date", "Relevant Provider", "Reserve Interest Rate", "Security Amount", "Security Cover", "Settlement Account", "Settlement Account Designation", "Settlement Bank", "Settlement Bank Mandate", "Settlement Payment Date", "Settlement Run", "Special Run", "Stage 1 Settlement Run", "Stage 2 Initial Settlement Run", "Timetabled Reconciliation Run" and "underpayment";

                    (b)       Clauses 18.1.2, 69, 71, 71A and 71B of the
                              Agreement;

                    (c) Part XVIII (other than Clause 63.1), Part XXII (other than Clauses 74 and 78.2) of the Agreement;

                    (d)       Schedule 11;

                    (e)       Sections 6 and 7 of Schedule 31; and

                    (f)       this Schedule (other than this sub-section 1.3).

2.        APPOINTMENT

2.1 Continuation of Appointment: This Schedule sets out the terms and conditions on and subject to which EPFAL shall continue and agrees to continue to act as the Pool Funds

          Administrator for the period referred to in sub-section 2.2 (as such period may be extended or further extended in accordance with the terms of this Schedule).

2.2 Term: On 1st April, 1992 EPFAL was appointed by each Pool Member and the Ancillary Services Provider as the Pool Funds Administrator for a period of three years commencing on 1st April, 1992 and ending on 31st March, 1995. EPFAL's appointment as the Pool Funds Administrator was then extended beyond 31st March, 1995 for a period ending on 31st March, 1999 and has been subsequently renewed on and subject to the terms and conditions set out in this Schedule for a period starting on the PFA Implementation Date and, subject as hereinafter provided in this Schedule, ending on 31st March, 2003 (the period from the PFA Implementation Date to 31st March, 2003 (both dates inclusive) being the "Current Term").

2.3 Extension of term: EPFAL's appointment as the Pool Funds Administrator may be extended beyond the expiry of the Current Term or (as the case may be) any extended or further extended term either:-

          2.3.1 if it successfully tenders pursuant to sub-section 4.3 for continuation of its appointment and then on and subject to the terms and conditions of the tender; or

          2.3.2 if at any time prior to that expiry EPFAL and the Executive Committee so agree in writing and then on and subject to such terms and conditions as are so agreed.

2.4 Wholly-owned subsidiary: NGC shall procure that, so long as EPFAL acts or is obliged to act as the Pool Funds Administrator, EPFAL at all times remains a wholly-owned subsidiary of NGC.

2.5 Independent Contractor: In carrying out its duties and responsibilities and otherwise in acting as the Pool Funds Administrator under the Agreement, EPFAL shall act as an independent contractor and (unless expressly authorised to the contrary) shall neither act nor hold itself out nor be held out as acting as agent for any of the other Parties.

2.6 Restriction on business: For so long as EPFAL is the Pool Funds Administrator EPFAL undertakes to each Party and the Executive Committee that it shall not render to any other Party any billing service or any other service of any nature whatsoever which is likely to give rise to a conflict of interest in the performance by EPFAL of its duties and responsibilities as the Pool Funds Administrator under the Agreement. EPFAL further undertakes that if it carries on any business other than that of Pool Funds Administrator it shall maintain separate accounts and records in respect of any other business. EPFAL acknowledges and agrees that this undertaking has been the subject of discussion and negotiation and is fair and reasonable having regard to the revision of the terms and conditions of EPFAL's appointment as the Pool Funds Administrator with effect from the PFA Implementation Date.

3.        EXPIRY OF TERM AND REMOVAL

3.1 Expiry of term: If on expiry of the Current Term (or, if EPFAL's term of appointment has been extended or further extended in accordance with paragraph 2.3.1 or 2.3.2, expiry of that extended or further extended term) the term of EPFAL's appointment as the Pool Funds Administrator has not been or will not be extended or (as the case may be) further extended in accordance with paragraph 2.3.1 or 2.3.2, EPFAL shall cease to serve as the Pool Funds Administrator unless it is requested by the Executive Committee to continue to serve as the Pool Funds Administrator for such additional period not exceeding one year from the date of expiry of the Current Term (or, if EPFAL's term of appointment has been extended or further extended in accordance with paragraph 2.3.1 or 2.3.2, expiry of that extended or further extended term) as the Executive Committee may request in order to provide an opportunity for a successor to be appointed. The Executive Committee shall make such a request as soon as possible after becoming aware of the above circumstances but in any event no later than three months (or such other period as EPFAL and the Executive Committee may from time to time agree in writing) before the date of expiry of the Current Term or (as the case may be) the extended or further extended term.

3.2 Removal by Executive Committee: The Executive Committee may at any time remove EPFAL as the Pool Funds Administrator forthwith or after such period of notice as it thinks fit if:-

          3.2.1 EPFAL shall have committed a material breach of any of its obligations as the Pool Funds Administrator under the Agreement or the Agreed Procedures (other than a technical breach of trust covered by the provisions contained in sub-section 5.17 of Schedule 11) and, if such breach is capable of remedy, shall have failed to remedy such breach within:-

                    (a) three Business Days (in the case of a failure to make payment (other than where any Pool Member, the Ancillary Services Provider or the Grid Operator is in default which results in EPFAL's inability to make such payment) or a failure to call a Letter of Credit when required);

                    (b) 14 days (in the case of any breach of its undertaking in sub-section 2.6); or

                    (c) 15 Business Days (in the case of any other default),

                    in any such case after it shall have received written notice from the Executive Committee specifying the breach and requiring it to be remedied; or

          3.2.2     EPFAL:-

                    (i) is unable to pay its debts (within the meaning of section 123(1) or (2) of the Insolvency Act 1986, but subject as hereinafter provided in this paragraph 3.2.2) or if any voluntary agreement is proposed in relation to it under section 1 of that Act or enters into any scheme of arrangement

                              (other than for the purpose of reconstruction or amalgamation upon terms and within such period as may previously have been approved in writing by the Executive Committee); or

                    (ii) has a receiver (which expression shall include an administrative receiver within the meaning of section 29 of the Insolvency Act 1986) of the whole or any material part of its assets or undertaking appointed; or

                    (iii) has an administration order under section 8 of the Insolvency Act 1986 made in relation to it; or

                    (iv) passes any resolution for winding-up other than a resolution previously approved in writing by the Executive Committee; or

                    (v) becomes subject to an order by the High Court for winding-up.

                    For the purposes of paragraph (i) above section 123(1) of the Insolvency Act 1986 shall have effect as if for "(pound)750" there was substituted "(pound)150,000" and, further, EPFAL shall not be deemed to be unable to pay its debts for the purposes of paragraph (i) above if any such demand as is mentioned in the said section is being contested in good faith by EPFAL with recourse to all appropriate measures and procedures.

3.2A Earlier removal: Without prejudice to sub-section 3.2, the Executive Committee shall have the right to remove EPFAL as the Pool Funds Administrator at any time after 31st March, 2001 by giving not less than 12 months' written notice to EPFAL (such notice expiring no earlier than 31st March, 2001), provided that in the event of such removal EPFAL shall be entitled to recover the PFA Termination Fee from Pool Members in accordance with Section 8A.

3.3 Acknowledgement: EPFAL acknowledges and agrees that, for the purposes of paragraph 3.2.1, any breach by it of its undertaking in sub-section
          2.6 shall be deemed to be a material breach of its obligations under the Agreement.

3.4       Removal as a Party:

          3.4.1 Upon the expiry or termination for whatever reason of EPFAL as the Pool Funds Administrator each of the Parties shall promptly at its own cost and expense execute and deliver all agreements and other documentation and do all such other acts, matters and things as may be necessary to effect (without prejudice to paragraph 3.4.2) EPFAL's release as the Pool Funds Administrator and (if appropriate) as a Party.

          3.4.2 The expiry or termination for whatever reason of EPFAL's appointment as the Pool Funds Administrator shall be without prejudice to any accrued rights and liabilities of the Parties (including EPFAL as the Pool Funds Administrator) under the Agreement.

4.        APPOINTMENT OF A SUCCESSOR

4.1 Right to appoint: The Executive Committee shall have the right to appoint any successor Pool Funds Administrator. In making any such appointment the Executive Committee shall take account of the views (if any) expressed by any Pool Member, the Ancillary Services Provider or the Grid Operator. The appointment of a successor Pool Funds Administrator shall take effect upon the removal or, as the case may be, expiry of the term of appointment of EPFAL as the Pool Funds Administrator.

4.2 Appointment following removal: If EPFAL is removed pursuant to sub-section 3.2 or sub-section 3.2A, the Executive Committee may appoint a successor without being obliged to carry out or complete the process set out in sub-section 4.3, such appointment to be on and subject to such terms and conditions as the Executive Committee sees fit.

4.3       Tender process:

          4.3.1 The Executive Committee shall invite tenders for appointment as successor Pool Funds Administrator:-

                    (a) not later than one year before the expiry of the Current Term (or, if EPFAL's term of appointment has been extended or further extended in accordance with paragraph 2.3.2, not later than a date agreed between EPFAL and the Executive Committee and falling before the expiry of that extended or further extended term); and

                    (b) if EPFAL's term of appointment has been extended or further extended in accordance with paragraph
                              2.3.1 or EPFAL has been requested to continue to serve as the Pool Funds Administrator pursuant to sub-section 3.1, not later than six months (or such other period as EPFAL and the Executive Committee may agree in writing) before the expiry of that extended or further extended term.

          4.3.2 The persons invited to tender and the terms and conditions of that invitation, of the tender procedure and of the appointment shall be determined by the Executive Committee provided that the tender process shall be completed and the Executive Committee shall have made its decision as to the successor (or shall have decided not to appoint a successor from those persons who submitted tenders) no later than the date falling three months before the expiry of the Current Term or (as the case may be) the extended or further extended term. The Executive Committee shall not be bound to appoint the successor Pool Funds Administrator from any of those persons who have submitted tenders. The Executive Committee shall use its reasonable endeavours to ensure that in the tender process the Executive Committee does not discriminate unfairly between those eligible to tender or the tenders received.

5.        TRANSFER OF RESPONSIBILITIES AND ASSETS TO SUCCESSOR POOL FUNDS
          ADMINISTRATOR

5.1       Transfer of responsibilities and assets to successor Pool Funds
          Administrator: Upon a successor Pool Funds Administrator being appointed and accepting such appointment, EPFAL shall, at the request of such successor:-

          5.1.1     (a)       at EPFAL's option either:-

                              (i) fully and effectively assign, transfer and deliver to such successor all Funds Transfer Software (and all copies thereof) beneficially owned by EPFAL together with all rights, title and interest therein or thereunder vested in EPFAL; or

                              (ii) irrevocably license such successor to use all Funds Transfer Software beneficially owned by EPFAL, which licence shall be on terms enabling such successor to grant sub-licences and permitting the benefit of such licence to be assigned to any further successor Pool Funds Administrator and shall include an undertaking by EPFAL promptly to provide such access to source and object codes and other documents and materials thereto relating to the operation of the Funds Transfer System as each such successor may reasonably require for the purpose of maintaining and enhancing such Funds Transfer Software;

                    (b) use its best endeavours to assign or novate or procure the assignment or novation to such successor of any licence or other agreement to (i) use any Funds Transfer Software which is not beneficially owned by EPFAL and (ii) to maintain any Funds Transfer Software; and

                    (c) deliver to such successor two copies of the Funds Transfer Software and any associated documentation for use by such successor;

          5.1.2 make over to such successor all such records, manuals, data and other information which EPFAL is required to retain pursuant to Clause 63.1.3 provided that EPFAL shall be entitled to retain copies of such of those manuals as have been prepared by EPFAL at its own cost and expense (and not recharged to Pool Members pursuant to the Agreement);

          5.1.3 use all reasonable endeavours to novate or procure the novation of the Funds Transfer Agreement and any banking facility or financial accommodation made available to EPFAL as Pool Funds Administrator by the Pool Banker and to transfer all Letters of Credit to such successor and cause to be transferred to such successor to hold in its capacity as Pool Funds Administrator all balances standing to the credit of any Pool Account;

          5.1.4 provide such training, assistance and systems support as such successor may reasonably require and for such period as such successor may reasonably require

                    (not exceeding three months from the date of its removal or expiry of its term as the Pool Funds Administrator) to enable such successor to carry out its duties and responsibilities as successor Pool Funds Administrator;

          5.1.5 use all reasonable endeavours to transfer or otherwise make available to such successor such of the freehold and leasehold property as is owned or occupied by EPFAL and is used by it in its capacity as the Pool Funds Administrator; and

          5.1.6 transfer or otherwise make available to such successor all other assets, equipment (excluding computer hardware), facilities, rights, know-how and transitional assistance which it possesses and which is necessary or desirable for such successor to have in order to enable such successor efficiently to operate the Funds Transfer System in accordance with the Agreement and the Agreed Procedures with effect on and from the time of the removal of EPFAL or expiry of EPFAL's term as the Pool Funds Administrator (unless such removal is without notice in which case so soon thereafter as is reasonably practicable), and in any such case on such reasonable terms as may be agreed between EPFAL and its successor as Pool Funds Administrator (but only, in the case of such successor, after it has itself obtained the written consent of the Executive Committee to such terms) within one month after the commencement of negotiations (or such longer period as EPFAL, such successor and the Executive Committee may agree in writing) and, in default of agreement of terms, the dispute shall be referred to arbitration in accordance with Clause 83.

5.2 Co-operation: EPFAL further agrees, in consideration of the payment of such amount as may be agreed between EPFAL and its successor as Pool Funds Administrator (but only, in the case of such successor, after it has itself obtained the written consent of the Executive Committee to such terms) within the period referred to in the final paragraph of sub-section 5.1 (and, in default of agreement of terms, the dispute shall be referred to arbitration in accordance with Clause 83), to co-operate with any such successor and the Executive Committee so that the transfer of duties, responsibilities, assets and know-how to such successor is carried out causing as little disruption to the operation of the Funds Transfer System and as little inconvenience to the Parties as is practicable in all the circumstances.

5.3 PFA Unwinding Costs: Without prejudice to Section 18 and save as otherwise provided in this Schedule, EPFAL's costs and expenses of, or directly associated with, its removal or the expiry or termination for whatever reason of its appointment as the Pool Funds Administrator (including any redundancy or relocation costs or expenses and any costs and expenses arising from the vacation or surrender of any premises or disposal or its own re-deployment of any plant or equipment used in the Funds Transfer Business) shall be borne exclusively by EPFAL (and shall not be recharged to Pool Members).

5.4 Without prejudice to rights: Any payment made by all or any of the Pool Members to EPFAL under this Section 5 shall be without prejudice to any rights and remedies which the Pool Members (or any of them) may have against EPFAL in its capacity as the Pool Funds Administrator arising under the Agreement.

5.5 Reference to Arbitration: If any matter is referred to arbitration pursuant to this Section 5, EPFAL shall not by virtue of the reference to such arbitration be entitled to delay in the handing over of the Funds Transfer Software and any records, manuals, data or other information referred to in sub-section 5.1 and EPFAL shall not be entitled to withhold any training, assistance and system support but shall continue to co-operate with the Executive Committee and the successor Pool Funds Administrator including carrying out its obligations set out in sub-sections 5.1 and 5.2 and accordingly EPFAL shall not be entitled to withhold or delay the carrying out of its obligations.

6.        SPECIFIC DUTIES AND RESPONSIBILITIES

6.1       Tests of the Funds Transfer Hardware and the Funds Transfer Software:

          6.1.1 EPFAL shall, upon receipt of not less than ten working days' notice from the Pool Auditor and subject to availability of computer time, arrange for such tests of the Funds Transfer Hardware and the Funds Transfer Software as are from time to time reasonably required by the Pool Auditor (either on its own initiative or on the instructions of the Executive Committee) for the performance of its functions under Part IX of the Agreement. EPFAL shall, if so required by the Pool Auditor, permit the Pool Auditor to carry out such tests provided that the person or persons allocated to carry out such tests by the Pool Auditor is or are suitably qualified in the operation of computers and computer systems to carry out such tests and, in any other case, EPFAL shall carry out such tests.

          6.1.2 EPFAL shall give the Pool Auditor reasonable access to the Funds Transfer Hardware and the Funds Transfer Software for the purpose of carrying out and monitoring any test under paragraph 6.1.1.

          6.1.3 The costs of any test under paragraph 6.1.1 shall be borne by EPFAL and recovered by it as part of the PFA Operating Costs in accordance with this Schedule.

6.2       Insurance:

          6.2.1 Subject to the availability in the insurance market of such insurances, EPFAL shall effect and maintain in full force and effect with first class insurers the following insurances:-

                    (a) professional indemnity insurance as Pool Funds Administrator in an amount of not less than (pound)60,000,000 any one claim and (pound)60,000,000 all claims in any one year (or such other amount as may from time to time be reasonably required by the Executive Committee after consultation with EPFAL); and

                    (b) employee fidelity insurance in an amount of (pound)60,000,000.

          6.2.2 All premia and other sums of money payable in respect of all insurances effected or to be effected pursuant to paragraph
                    6.2.1 shall be borne by EPFAL and
                    recovered by it as part of the PFA Operating Costs in accordance with this Schedule.

          6.2.3 EPFAL shall use all reasonable endeavours to make and collect claims promptly and shall apply all moneys received by it in respect of the insurances referred to in paragraph
                    6.2.1 in or towards making good the loss and fully repairing the damage or (as the case may be) satisfying the relevant liability in respect of which such moneys were receivable or reimbursing the cost of the same.

          6.2.4 EPFAL shall promptly supply the Executive Committee upon request from time to time with an insurance broker's certificate in form and content reasonably satisfactory to the Executive Committee confirming that cover has been effected in respect of the insurances referred to in paragraph 6.2.1 and giving reasonable details of the terms and conditions of such insurances.

6.3 Instructions: Without prejudice to Section 19, EPFAL shall comply with all instructions and directions issued by the Executive Committee to EPFAL in its capacity as the Pool Funds Administrator unless such compliance would cause EPFAL to be in breach of any of its other obligations as the Pool Funds Administrator under the Agreement or the Agreed Procedures.

6.4 Changes: EPFAL in its capacity as the Pool Funds Administrator shall not make any change in its operation of the Funds Transfer System (or any part or aspect thereof) which in its reasonable opinion is or may (either alone or together with any other change(s)) be material without the prior written consent of the Executive Committee. If EPFAL wishes to make any such change, it shall promptly notify the Executive Committee in writing giving reasonable details of the proposed change.

6.5 General: EPFAL shall have such other duties, responsibilities, obligations and liabilities as are attributed to it in the Agreement and the Agreed Procedures.

7.        FUNDS TRANSFER SOFTWARE

7.1 Representations and warranties: EPFAL hereby represents and warrants to each of the Pool Members and the Executive Committee that:-

          7.1.1 the Existing Funds Transfer Software is all the Funds Transfer Software (excluding Funds Transfer 1998 Software) used by EPFAL as at 31st March, 1998;

          7.1.2 the Existing Funds Transfer 1998 Software is all the Funds Transfer 1998 Software used by EPFAL as at 31st March, 1998;

          7.1.3 it is the sole beneficial owner of the Existing Funds Transfer Software referred to in Part 1 of Annex 4 and of all the Existing Funds Transfer 1998 Software;

          7.1.4 it is the licensee of the Existing Funds Transfer Software referred to in Part 2 of Annex 4 and that the details of the licences set out in Part 2 of Annex 4 are correct;

          7.1.5 save as disclosed in Annex 4, the Existing Funds Transfer Software and the Existing Funds Transfer 1998 Software are freely transferable to any successor Pool Funds Administrator pursuant to Section 5;

          7.1.6 the use of the Existing Funds Transfer Software and the Existing Funds Transfer 1998 Software in connection with the Funds Transfer Business does not infringe the rights of any other person and EPFAL is not in breach of any of the terms of the licences referred to in Part 2 of Annex 4; and

          7.1.7 it has not received any claim or notice challenging its title to, or its right to use, the Existing Funds Transfer Software and the Existing Funds Transfer 1998 Software.

7.2 Future Funds Transfer Software: As from the PFA Implementation Date EPFAL shall use its best endeavours to ensure it shall be the sole beneficial owner of all Funds Transfer Software acquired or developed by or for EPFAL after such date (the "Future Funds Transfer Software"). If EPFAL is unable to ensure that it will be sole beneficial owner of such Future Funds Transfer Software it shall use its best endeavours to ensure that it shall be the exclusive licensee thereof in relation to the Funds Transfer Business or any similar or related businesses on terms which enable it to grant sub-licences and to assign the benefit of such licence to any successor Pool Funds Administrator.

7.3 Notification: EPFAL undertakes to notify the Executive Committee forthwith in writing if:-

          7.3.1 it is unable to ensure that it is the owner of, or licensee on the terms set out in sub-section 7.2 under, any Future Funds Transfer Software; or

          7.3.2 it receives any claim or notice of any alleged infringement of the rights of any other person by its use of any Funds Transfer Software or challenging its title to, or its right to use, any Funds Transfer Software; or

          7.3.3 it is or becomes aware of any infringement by any third party of its rights in any Funds Transfer Software,

          and to consult with the Executive Committee as to any steps to be taken in respect of any such situation.

7.4 Infringement: EPFAL hereby further represents and warrants to and undertakes with each of the Pool Members and the Executive Committee that the use of any Future Funds Transfer Software in connection with the Funds Transfer Business will not infringe the rights of any other person and that it shall not breach any of the terms of any licences under which it holds Future Funds Transfer Software.

7.5 Restrictions: EPFAL shall not, without the prior written consent of the Executive Committee (not be to unreasonably withheld or delayed), grant to any person (other than a successor Pool Funds Administrator) any right, title or interest to, in or under any Funds Transfer Software or give to such person a copy of, or permit such person to use, Funds Transfer Software or otherwise derive any benefit or profit therefrom (other than by itself using such Funds Transfer Software for the purpose of the Funds Transfer Business).

7.6 Indemnity: EPFAL hereby agrees fully and effectively to indemnify and keep indemnified each of the Pool Members and the Executive Committee from and against any and all loss, liability, damages, costs and expenses which it may suffer or incur arising out of or resulting from any breach by the Pool Funds Administrator of any of the terms, representations, warranties and undertakings contained in this Section 7 and of any of the terms and undertakings contained in Annex 5.

7.7 Maintenance: EPFAL shall ensure that at all times it has in full force and effect proper arrangements for the maintenance of (and the prompt rectification of defects in) the Funds Transfer Hardware and the Funds Transfer Software and, upon the reasonable request of the Executive Committee, shall supply evidence reasonably satisfactory to the Executive Committee of the existence and nature of such arrangements. The costs of all such maintenance arrangements shall be borne by EPFAL and recovered by it as part of the PFA Operating Costs in accordance with this Schedule.

7.8 Escrow arrangements: EPFAL shall comply with the provisions of Annex 5 which relate to escrow arrangements for the Funds Transfer Software.

8.        PFA ANNUAL FEES

8.1 General: In consideration of the carrying out by EPFAL of its duties and responsibilities as the Pool Funds Administrator as set out in the Agreement and the Agreed Procedures (other than in respect of those matters for which EPFAL is, is entitled to be or will be compensated through the recovery of the PFA Operating Costs, the Pool Administration Costs, the Funds Transfer Software Development Costs, the Additional Reconciliation Run Fee and the Special Run Fee in accordance with this Schedule or, as the case may be, Schedule 31) EPFAL shall be paid the Basic Fee, the Reconciliation Fee, the Pool Administration Fee and the 1998 PFA Development Fee. The sum of those fees shall constitute the annual fees paid to EPFAL as the Pool Funds Administrator (together, the "PFA Annual Fees"). ---------------

8.2       Calculation of the Basic Fee:

          8.2.1 In respect of the PFA Accounting Period beginning on the PFA Implementation Date the Basic Fee for that PFA Accounting Period shall be the sum shown as the Base Sum in box 1 of the Menu of EPFAL Services Prices (the "Base Sum") in respect of the Basic Fee.

          8.2.2 In respect of each PFA Accounting Period beginning on an anniversary of the PFA Implementation Date the Basic Fee (expressed in pounds sterling) for that PFA Accounting Period shall be calculated in accordance with the following formula:-

                    (Base Sum * (1 +(RPI(p) /100)))+(Base Sum * (I/100))

                    where I is the value shown in box 1 of the Menu of EPFAL Services Prices in respect of the Basic Fee.

8.3       Calculation of the Reconciliation Fee:

          8.3.1 In respect of the PFA Accounting Period beginning on the PFA Implementation Date the Reconciliation Fee for that PFA Accounting Period shall be the sum shown as the Base Sum in box 2 of the Menu of EPFAL Services Prices (the "Base Sum") in respect of the Reconciliation Fee.

          8.3.2 In respect of each PFA Accounting Period beginning on an anniversary of the PFA Implementation Date the Reconciliation Fee (expressed in pounds sterling) for that PFA Accounting Period shall be calculated in accordance with the following formula:-

                    (Base Sum * (1 + (RPI(p)/100)))+(Base Sum * (I/100))

                    where I is the value shown in box 2 of the Menu of EPFAL Services Prices in respect of the Reconciliation Fee.

8.4 Calculation of the Pool Administration Fee: In respect of each PFA Accounting Period, EPFAL shall be entitled to recover from Pool Members the Pool Administration Fee the amount of which (expressed in pounds sterling) is shown in box 3 of the Menu of EPFAL Services Prices in respect of the Pool Administration Fee.

8.5 Calculation of the 1998 PFA Development Fee: In respect of each PFA Accounting Period beginning in the Current Term, EPFAL shall be entitled to recover from Pool Members the 1998 PFA Development Fee (expressed in pounds sterling) which shall be calculated in accordance with the following formula:-

                       (1998 PFA Development Costs * 1.20)
                       -----------------------------------
                                        5

8.6 Review of Basic Fee and Reconciliation Fee: Without prejudice to Sections 8C, 18 and 19, the Basic Fee and the Reconciliation Fee shall be reviewed in accordance with the following paragraphs:-

          8.6.1 if during any PFA Accounting Period the number of Active Trading Pool Member Identities or Market Domain Identities shall change such that, were the Basic Fee or (as the case may be) the Reconciliation Fee for that PFA Accounting Period to be recalculated, it would yield a different result from that originally calculated for that PFA Accounting Period (or, as the case may be, from that most recently recalculated for that PFA Accounting Period pursuant to this paragraph 8.6.1) EPFAL shall promptly recalculate the Basic Fee or (as the case may be) the Reconciliation Fee and notify the Executive Committee in writing of the amount thereof. Such notification shall be accompanied by a statement showing in reasonable detail the calculation of such amount. Subject to sub-section 8C.3, such recalculated Basic Fee or (as the case may be) Reconciliation Fee shall take effect for the period from the date falling one month after the receipt by the Executive Committee of such notification until the end of the then current PFA Accounting Period (or until further recalculated under this paragraph 8.6.1);

          8.6.2 if at any time the total number of Active Trading Pool Member Identities shall exceed 225 or the total number of Market Domain Identities shall exceed 85, EPFAL may request the Executive Committee to review the basis of calculation and/or the amount of the Basic Fee or (as the case may be) the Reconciliation Fee in accordance with Section 8C; and

          8.6.3 EPFAL and the Executive Committee shall within one month after the date of the Statement of PFA Costs and Fees for the PFA Accounting Period beginning on the PFA Implementation Date negotiate in good faith for a period not exceeding one month (or such longer period as EPFAL and the Executive Committee may agree in writing) with a view to agreeing any appropriate adjustment in the Base Sum of the Reconciliation Fee to reflect the calculation of the Reconciliation Fee as shown in that Statement of PFA Costs and Fees. If EPFAL and the Executive Committee shall agree any adjustment in the Base Sum of the Reconciliation Fee, such adjustment shall take effect in accordance with the terms of that agreement. If no agreement is reached under this paragraph 8.6.3, EPFAL or the Executive Committee may refer the dispute to arbitration in accordance with Clause 83.

8A.       PFA TERMINATION FEE

8A.1 General: EPFAL shall be paid a termination fee if its appointment as Pool Funds Administrator is terminated in accordance with sub-section 3.2A (the "PFA Termination Fee").

8A.2 Calculation of PFA Termination Fee: The PFA Termination Fee (expressed in pounds sterling) shall be calculated as the sum of Y and Z where:-

          Y is the amount shown in box 4 of the Menu of EPFAL Services Prices in respect of the PFA Termination Fee; and

          Z is the total amount of the 1998 PFA Development Costs which are still to be recovered by EPFAL as at the date of the termination of EPFAL's appointment as the Pool Funds Administrator pursuant to sub-section 3.2A, being the amount (if any) by which the 1998 PFA Development Costs exceeds the aggregate of all 1998 PFA Development Fees recovered by EPFAL under sub-section 8.5.

8A.3 Revision of the Termination Fee: The PFA Termination Fee may at any time and from time to time be revised in accordance with Section 8C.

8B.       ADDITIONAL RECONCILIATION RUN FEE AND SPECIAL RUN FEE

8B.1 Additional Reconciliation Run Fee: In respect of each month in a PFA Accounting Period, EPFAL shall be entitled to recover from Pool Members the Additional Reconciliation Run Fee (expressed in pounds sterling) which shall be calculated as the product of V and W where:-

          V is the total number of Additional Reconciliation Runs delivered by the Initial Settlement and Reconciliation Agent in that month; and

          W is the sum shown in box 5 of the Menu of EPFAL Services Prices in respect of the Additional Reconciliation Run Unit Price.

8B.2 Special Run Fee: In respect of each month in a PFA Accounting Period, EPFAL shall be entitled to recover from Pool Members the Special Run Fee (expressed in pounds sterling) which shall be calculated as the product of T and U where:-

          T is the total amount of Special Runs delivered during that month; and

          U is the sum shown in box 6 of the Menu of EPFAL Services Prices in respect of the Special Run Unit Price.

8B.3      Revision of the Additional Reconciliation Run Fee and the Special Run
          Fee: Each of the Additional Reconciliation Run Fee and the Special Run Fee may at any time and from time to time be revised in accordance with Section 8C.

8C.       MENU OF EPFAL SERVICES PRICES

8C.1 Notice: Each of EPFAL and the Executive Committee may at any time and from time to time, by written notice to the other, request any amendment to the Menu of EPFAL Services Prices or to any item thereof. Upon receipt of such notice the Executive Committee and EPFAL shall negotiate in good faith for a period not exceeding three months (or such longer period as EPFAL and the Executive Committee may agree in writing) with a view to agreeing the amendment set out in that notice.

8C.2 Effective date: Any amendment agreed between EPFAL and the Executive Committee pursuant to sub-section 8C.1 shall take effect in accordance with the terms of that agreement.

8C.3 Arbitration: If no agreement is reached under sub-section 8C.1 or if the Executive Committee shall dispute any calculation of the Basic Fee or the Reconciliation Fee made by EPFAL and notified to the Executive Committee pursuant to paragraph 8.6.1 or sub-section 9.4, EPFAL or the Executive Committee may refer the dispute to arbitration in accordance with Clause 83. Pending the award of the arbitrator(s) the Menu of EPFAL Services Prices current as at the date of the notice referred to in sub-section 8C.1 shall continue in force.

9.        PFA BUDGETS AND NOTICES OF PFA ANNUAL FEES

9.1 PFA Budgets: Not earlier than three nor later than two months prior to the first day of each PFA Accounting Period EPFAL shall prepare and submit to the Executive Committee a PFA Budget for such PFA Accounting Period. Such PFA Budget shall be indicative only but shall be prepared on a best estimates basis. The PFA Budget for the PFA Accounting Period beginning in 1998 is set out in Annex 1.

9.2 Contents of PFA Budgets: Each PFA Budget (other than the PFA Budget for the PFA Accounting Period beginning in 1998) shall compare each item or category of budgeted expenditure shown therein with the forecast expenditure in respect of such item or category for the remainder of the then current PFA Accounting Period and report any salient differences between any such forecast expenditure and the budgeted expenditure in respect of each such item or category in the immediately preceding PFA Budget.

9.3 Form of PFA Budgets: Each PFA Budget shall be substantially in the form of that set out in Annex 1 (or in such other form as EPFAL and the Executive Committee may from time to time agree in writing).

9.4 Notice of PFA Annual Fees: Each PFA Budget (other than the PFA Budget for the PFA Accounting Period beginning in 1998) shall be accompanied by a Notice of PFA Annual Fees prepared by EPFAL stating the PFA Annual Fees for the PFA Accounting Period to which such PFA Budget relates and setting out in reasonable detail the calculation of the PFA Annual Fees. Subject to any revisions thereof in accordance with this Schedule, the PFA Annual Fees so stated shall take effect for such PFA Accounting Period.

10.       STATEMENT OF PFA COSTS AND FEES

10.1 Statement of PFA Costs and Fees: No later than one month following the date in any PFA Accounting Period of the publication of the audited accounts for the Funds Transfer Business for the previous PFA Accounting Period, EPFAL shall prepare and submit to the Executive Committee and all Pool Members a Statement of PFA Costs and Fees for such previous PFA Accounting Period. The audited accounts of EPFAL, the instruction letter from EPFAL to its auditors giving instructions for the auditing of those accounts and the auditors' management letter (to the extent that it relates to the economy, efficiency, effectiveness and quality of service of EPFAL in carrying out its duties and responsibilities as the Pool Funds Administrator) shall accompany each Statement of PFA Costs and Fees for each entire PFA Accounting Period.

10.2 Form of Statement of PFA Costs and Fees: The Statement of PFA Costs and Fees for any PFA Accounting Period:-

          10.2.1 in relation to the PFA Operating Costs, shall attribute actual and accrued expenditure for such period against, inter alia, each of the categories and sub-categories set out in the corresponding PFA Budget for such PFA Accounting Period;

          10.2.2 in relation to the PFA Annual Fees, shall state the PFA Annual Fees and any revisions thereto for such PFA Accounting Period and shall set out in reasonable detail the calculation thereof; and

          10.2.3 in relation to the Additional Reconciliation Run Annual Charge and the Special Run Annual Charge, shall state the amount recovered by EPFAL during that period and shall set out in reasonable detail the calculation of the Additional Reconciliation Run Fees and the Special Run Fees during that period.

10.3 Accompanying Report: Each PFA Budget and Statement of PFA Costs and Fees for an entire PFA Accounting Period submitted to the Executive Committee and, in the case of the Statement of PFA Costs and Fees, Pool Members pursuant to sub-section 9.1 or 10.1 shall be supported by a written report of EPFAL commenting in reasonable detail upon the matters comprised in the categories of expenditure included in such PFA Budget or Statement of PFA Costs and Fees.

10.4      Tender Costs:

          10.4.1 If, during any PFA Accounting Period, the Pool Funds Administrator reasonably believes that any of the category of services within the definition of PFA Operating Costs are likely to exceed the amount of that expenditure for that category or sub-category or other items of cost provided for in the PFA Budget by more than 5 per cent., the Pool Funds Administrator shall notify the Executive Committee accordingly and explain the reasons for the increase. The Executive Committee may require the Pool Funds Administrator to invite tenders for any of the categories or sub-categories or items of cost which are so exceeded, in accordance with paragraph 10.4.3.

          10.4.2 If the Executive Committee considers that the amount budgeted for any category or sub-category or other item of cost in the PFA Budget is unreasonable then the Executive Committee may require the Pool Funds Administrator to invite tenders for any of the categories or sub-categories or other items of cost in the PFA Budget in accordance with paragraph 10.4.3.

          10.4.3 Within seven Business Days after receipt of a notice given pursuant to paragraph 10.4.1 the Executive Committee shall notify the Pool Funds Administrator in writing whether it wishes the Pool Funds Administrator to seek a further tender for the service in question. If the Executive Committee so notifies the Pool Funds Administrator that it requires a further tender to be sought, the Pool Funds Administrator shall obtain a further tender and shall give the Executive Committee reasonable details of that further tender and at the same time shall notify the Executive Committee of which tender it has chosen to accept together (if applicable) with reasons as to why it has not chosen the lowest price tender.

          10.4.4 If the Executive Committee fails to notify the Pool Funds Administrator within the time period referred to in paragraph 10.4.2 or notifies the Pool Funds Administrator that it does not wish it to seek a further tender, the Pool Funds Administrator may accept the original tender.

10.5 Basis of preparation: All Statements of PFA Costs and Fees other than a Statement of PFA Costs and Fees in respect of an entire PFA Accounting Period shall be unaudited but prepared on a best estimates basis. The Statement of PFA Costs and Fees in respect of an entire PFA Accounting Period shall be audited by EPFAL's auditors.

10.6 Accounting Practices: Each PFA Budget and Statement of PFA Costs and Fees shall be prepared on the basis of the accounting principles and practices used to draw up the most recent audited accounts of EPFAL and consistently applied. If any Statement of PFA Costs and Fees for an entire PFA Accounting Period is not prepared on such basis, EPFAL shall prepare and submit to the Executive Committee and all Pool Members a pro-forma set of its audited accounts for such entire PFA Accounting Period which is prepared on the basis of the accounting principles and practices used to prepare the relevant Statement of PFA Costs and Fees. Any changes in the accounting principles and practices or their method of application used to prepare EPFAL's audited accounts shall be noted in the next following PFA Budget or Statement of PFA Costs and Fees, as the case may be.

10.7 Statement of PFA Charges: A Statement of PFA Charges shall accompany each Statement of PFA Costs and Fees.

11.       QUALITY OF SERVICE REVIEW

11.1 Complaints: If the Executive Committee shall receive from any Pool Member written notification of a breach or an alleged breach of the Agreement or an Agreed Procedure involving EPFAL in its capacity as the Pool Funds Administrator it shall promptly notify EPFAL of receipt and shall send a copy of such notification to EPFAL.

11.2 Report: Within one month after receipt from the Executive Committee of any such notification as is referred to in sub-section 11.1 EPFAL shall prepare and submit to the Executive Committee a written report explaining in reasonable detail the circumstances which gave rise to, and the causes of, the breach (or, if it asserts that there has not been a breach, the reasons in support of that assertion), any remedial action taken by it and the consequences of such action.

11.3 Quality of Service Review: Promptly after receipt of EPFAL's written report referred to in sub-section 11.2 (or, if EPFAL shall fail to submit a report within the period referred to in that sub-section, promptly after expiry of that period) the Executive Committee shall determine whether it wishes to commission a Quality of Service Review. In making such determination the Executive Committee shall take into account the nature and seriousness of the notified breach (or alleged breach) and the said written report (if any). The Executive Committee shall notify EPFAL in writing of any such determination.

11.4 Consultants: If the Executive Committee shall determine to commission a Quality of Service Review, it shall instruct the Consultants to conduct such review and to report in writing (a "Review Report") to the Executive Committee and EPFAL.

11.5 Terms of engagement: The terms of engagement of the Consultants (including the objectives and scope of the work to be performed and the form of report to be issued) in respect of any Quality of Service Review shall (subject to sub-section 11.10) be determined by the Executive Committee in consultation with EPFAL.

11.6 Review Report: EPFAL shall be given the opportunity to examine and comment on any factual details contained in any Review Report before it is submitted in final form. Such final form shall, if the Consultants commissioned to carry out the Quality of Service Review shall think fit, take into consideration the comments of EPFAL on any factual details contained in the Review Report and include an indication of the response and proposed action of EPFAL. A copy of the final form of the Review Report shall be sent to EPFAL and may be distributed by the Executive Committee to Pool Members and the Director.

11.7 Implementation: Upon receipt of a Review Report, EPFAL shall (if so required by and in consultation with the Executive Committee) give effect to such recommendations, if any, as are set out in such report as soon as is reasonably practicable following the date of receipt by EPFAL of such report.

11.8 Arbitration: If EPFAL shall in good faith consider the recommendations in any Review Report to be impractical or inappropriate, the same shall be referred for resolution to arbitration in accordance with Clause 83.

11.9 Access: For the purposes of any Review Report, EPFAL shall permit the Consultants access to the Funds Transfer Hardware, the Funds Transfer Software and all data used by EPFAL in the operation of the Funds Transfer System and to such of its company books, accounts and vouchers as relate to any of the items or categories of expenditure which make up the PFA Operating Costs or the 1998 PFA Development Costs as are necessary for the performance of the Quality of Service Review. The Consultants shall also be entitled to require from EPFAL's officers, employees or agents such information and explanations as are necessary for the performance of the Quality of Service Review (but, for the avoidance of doubt, the Consultants shall not have access to any data used, information held or records kept in relation to any Pool Member without such Pool Member's prior written consent).

11.10 Confidentiality: The terms of engagement of the Consultants commissioned to carry out the Quality of Service Review shall include a written obligation of the Consultants and signed on their behalf in favour of EPFAL to keep confidential information made available by EPFAL to the Consultants or to which the Consultants have access for the purposes of the Quality of Service Review save that the Consultants shall be entitled to disclose any such information:-

          11.10.1 in the Review Report to the extent that the Consultants reasonably consider appropriate (after consultation with EPFAL) for the purposes of that report; or

          11.10.2   with the prior written consent of EPFAL; or

          11.10.3 in compliance with any requirement of law or pursuant to the arbitration rules of the Electricity Arbitration Association or pursuant to any judicial or other arbitral process or tribunal having jurisdiction.

11.11 Additional rights: The provisions of this Section 11 are in addition to (and not in substitution for) and shall not prejudice any other rights which the Executive Committee or any Pool Member may have in respect of any such breach as is referred to in sub-section 11.1.

12.       AUDITORS' OPINION

The Statement of PFA Costs and Fees in respect of an entire PFA Accounting Period to be sent to the Executive Committee and all Pool Members pursuant to sub-section 10.1 shall be accompanied by a report from EPFAL's auditors considering whether in such auditors' opinion:-

          (a) the Statement of PFA Costs and Fees is in agreement with EPFAL's underlying books and records;

          (b) PFA Operating Costs have been properly extracted from EPFAL's audited financial statements;

          (c) the calculations in respect of the PFA Annual Fees are in accordance with the formulae set out in this Schedule and the Menu of EPFAL Services Prices and are correct and in agreement with EPFAL's underlying books and records; and

          (d) the calculations in respect of the Additional Reconciliation Run Fee and the Special Run Fee are in accordance with the formulae set out in this Schedule and the Menu of EPFAL Services Prices, and are correct and in agreement with EPFAL's underlying books and records.

13.       PFA ACCOUNTING PERIOD

Each PFA Accounting Period shall be for a period of 12 months unless otherwise agreed in writing by EPFAL and the Executive Committee. If EPFAL wishes to change its accounting reference date it shall give due notice thereof to the Executive Committee which shall agree to enter into an amending agreement to the Agreement in order to give effect to the same at EPFAL's cost and expense.

14.       THE POOL FUNDS ADMINISTRATOR'S CHARGES

EPFAL shall be entitled to recover from all Pool Members the charges set out in Sections 15 and 16 but, subject to Sections 19 and 20, shall not be entitled to recover any other charges.

15.       AMOUNT

15.1 Annual Charges: In respect of each PFA Accounting Period, EPFAL shall be entitled to recover from Pool Members annual charges equal to the aggregate of the following amounts:-

          15.1.1 the PFA Operating Costs for the relevant PFA Accounting Period (as identified by the Statement of PFA Costs and Fees for such period submitted pursuant to Section 10);

          15.1.2    the PFA Annual Fees for such PFA Accounting Period; and

          15.1.3    the Bank Charges.

15.1A Monthly Charges: In respect of each month in a PFA Accounting Period, EPFAL shall be entitled to recover from Pool Members monthly charges equal to the aggregate of the Additional Reconciliation Run Fee and the Special Run Fee.

15.2      Recovery of Charges:

          15.2.1 The due proportion (determined in accordance with sub-section 15.4) of EPFAL's charges referred to in sub-section 15.1, payable by each Pool Member for each PFA Accounting Period shall be recovered by monthly payments in advance from each Pool Member or, where EPFAL and the Pool Member otherwise agree, semi-annually in advance (calculated on a best estimates and reasonable basis to be one twelfth or, as the case may be, one half of the annual charges payable by such Pool Member by reference to the most recent PFA Budget). EPFAL shall advise each Pool Member of such amount by invoice despatched to each Pool Member approximately 15 days prior to the first day of each month or, as the case may be, other period. Such invoice shall be paid no later than the first day of such month or such other period. Each Pool Member shall pay the amount advised in the relevant invoice within 15 days after the invoice date.

          15.2.2 The due proportion (determined in accordance with sub-section 15.4) of EPFAL's monthly charges referred to in sub-section 15.1A payable by each Pool Member shall be recovered monthly in arrear from each Pool Member. EPFAL shall advise each Pool Member of such amount by invoice despatched to each Pool Member approximately 15 days after the first day of each month. Such invoice shall be paid no later than the last day of that month. Each Pool Member shall pay the amount advised in the relevant notice within 15 days after the invoice date.

          15.2.3 The PFA Termination Fee payable by each Pool Member pursuant to Section 8A shall be recovered monthly from each Pool Member over a period of 12 months starting on the date of the notice referred to in sub-section 3.2A. EPFAL shall advise each Pool Member of such amount by invoice despatched to each Pool Member approximately 15 days after the first day of each month. Such invoice shall be paid no later than the last day of that month. Each Pool Member shall pay the amount advised in the relevant notice within 15 days of the invoice date.

          15.2.4 Each Pool Member shall pay all amounts due hereunder in sterling in cleared funds in full without set off or counterclaim, withholding or deduction of any kind whatsoever but without prejudice to any other remedy. All charges are exclusive of United Kingdom Value Added Tax which shall be added to such charges, if applicable.

          15.2.5 In the event of any dispute regarding charges in any month or period, no Pool Member may withhold payment of any invoiced amount but may refer such dispute to arbitration in accordance with Clause 83.

15.3 Interest on non-payment: If any amount due to EPFAL in its capacity as the Pool Funds Administrator is not received on the due date the Pool Member required to pay such amount shall pay interest to EPFAL on such amount from and including the date of default to the date of actual payment (as well after as before judgment) at the rate which is 4 per cent. per annum above the Base Rate from time to time of National Westminster Bank PLC during each period of default.

15.4 Payment of Charges: Each Pool Member shall pay its due proportion of EPFAL's charges for each PFA Accounting Period determined in accordance with Section 17.

15.5 Amount of Charges: The amount of each such payment referred to in sub-section 15.4 shall be estimated initially by reference to the PFA Budget. EPFAL shall adjust the amount of each such payment by reference to the most recent Statement of PFA Costs and Fees and so as to take into account the PFA Operating Costs, the PFA Annual Fees and the Bank Charges during the previous PFA Accounting Period and anticipated costs in respect of the same during the current PFA Accounting Period and shall recover from or, as appropriate, credit to each Pool Member its due proportion of the difference between the actual and anticipated PFA Operating Costs, PFA Annual Fees and Bank Charges and payments received in respect of such costs, fees and charges in each case for the previous and the current PFA Accounting Period. Such recovery or credit shall take place by reference to an adjustment to each Pool Member's charges for the current PFA Accounting Period.

15.6 New and Former Pool Members: Any Pool Member which is a Pool Member for part only of any PFA Accounting Period shall pay charges on an interim basis of such amount as the Executive Committee estimates to be reasonable for such PFA Accounting Period on the basis of the allocation of charges set out in Section 17. Adjustments to charges on all Pool Members as a result of existing Pool Members leaving or new Pool Members joining will be made following, and shall be set out in, the Statement of PFA Charges submitted for the relevant PFA Accounting Period pursuant to sub-section 10.7 whereupon the Pool Members and/or former Pool Members shall be required to pay such additional amount or be entitled to such reimbursement as may be determined in accordance with the Agreement by an adjustment to charges in the then current PFA Accounting Period.

16.       BANK CHARGES

Bank Charges: EPFAL in its capacity as the Pool Funds Administrator shall collect from Pool Members the amounts they are obliged to pay by way of bank transaction charges towards the costs of the Pool Banker and all Settlement Banks ("Bank Charges") and shall account for the same to the Pool Banker and such Settlement Banks.

17.       ALLOCATION OF CHARGES

17.1 Total PFA Sum Due: In respect of each PFA Accounting Period, the Total PFA Sum Due shall be allocated amongst Pool Members in accordance with the following provisions of this Section 17.

17.2      Payment of Total PFA Sum Due:

          Each Pool Member shall be obliged to pay the amount allocated to it in accordance with this sub-section. The total aggregate amount allocated to all Pool Members in respect of any PFA Accounting Period shall equal the Total PFA Sum Due in respect of such PFA Accounting Period.

17.3      Allocation of Total PFA Sum Due:

          17.3.1 The sum due in respect of the Reconciliation Fee, the 1998 PFA Development Fee, the Additional Reconciliation Run Fee and the Special Run Fee shall be allocated amongst Pool Members in accordance with Section 7 of Schedule 31.

          17.3.2 The balance of the Total PFA Sum Due for such PFA Accounting Period shall be allocated amongst Pool Members in the following manner:-

                    (a) first, in order to recover the discrete costs referable to each Pool Member during such PFA Accounting Period, the costs incurred by EPFAL in its capacity as the Pool Funds Administrator in complying with a request of such Pool Member made pursuant to Clause 63.1.7 or sub-section 6.3 of
                              Schedule 11 which are directly referable to such Pool Member shall, as far as possible, be allocated to such Pool Member; and

                    (b) secondly, 100 per cent. of such balance (less the costs recovered pursuant to paragraph 17.3.2(a)) shall be allocated amongst all Pool Members during such PFA Accounting Period according to their respective Contributory Shares for such PFA Accounting Period. For this purpose, each Pool Member's due proportion of the charges shall be assessed first by reference to the then latest Contributory Shares of all Pool Members calculated by the Executive Committee for the period and each part thereof to which such charges relate (or, if and to the extent that the charges relate to a period for which no such calculation has yet been made, by reference to the then most recently calculated current Contributory Shares of all Pool Members) and shall thereafter be readjusted from time to time for each day within the relevant period following changes to the Contributory Shares of Pool Members for all or any part of such period or (as the case may be) following the calculation or re-calculation of the Contributory Shares for such period.

17.4 Prima facie evidence: EPFAL's determination of the allocation of all costs during any PFA Accounting Period shall, in the absence of manifest error, be prima facie evidence thereof.

17.5 Minimum payments: EPFAL shall not issue any invoice, nor shall any Pool Member be obliged to make any payment (whether initially or by way of adjustment), if the aggregate amount otherwise payable by that Pool Member pursuant to this Section is less than the minimum from time to time agreed by the Executive Committee with EPFAL provided that if in respect of an Accounting Period such aggregate amount is less than such minimum amount, EPFAL shall issue an invoice in respect thereof (which the Pool Member shall be required to pay) immediately after the Final Calculation Date for such Accounting Period. Where the minimum applies, a Pool Member shall remain liable for any amounts payable by it but shall not be required to make any payment until such time as the amount in question is permitted to be, and is, included in an invoice. Sub-section 15.3 shall be construed accordingly.

18.       ADJUSTMENT

18.1 Revision of charges: If the Executive Committee requests EPFAL to continue to serve as the Pool Funds Administrator pursuant to sub-section 3.1 to allow a successor to be appointed, EPFAL and the Executive Committee shall negotiate in good faith for a period not exceeding six weeks (or such longer period as EPFAL and the Executive Committee may agree in writing) with a view to agreeing a revision of the following:-

          18.1.1 the Base Sum to be used in the calculation of each of the Basic Fee and the Reconciliation Fee for the duration of the additional period referred to in sub-section 3.1; and

          18.1.2 the amount of the Pool Administration Fee, the Additional Reconciliation Run Fee and the Special Run Fee.

18.2 Amendment: Any amendment agreed between EPFAL and the Executive Committee pursuant to sub-section 18.1 shall take effect in accordance with the terms of that agreement.

18.3 Arbitration: If no agreement is reached within the said negotiation period the Executive Committee or EPFAL may refer the dispute to arbitration pursuant to Clause 83. Pending any such agreement being reached or any such dispute being resolved by arbitration, EPFAL shall continue to serve as the Pool Funds Administrator for the additional period referred to in sub-section 3.1.

19.       ADDITIONAL COMPENSATION

19.1 General: A direction or instruction of the Executive Committee to EPFAL in its capacity as the Pool Funds Administrator shall not materially increase the duties, responsibilities or liabilities of EPFAL as the Pool Funds Administrator beyond those detailed in the Agreement as at the PFA Implementation Date and as detailed in the Agreed Procedures without proper compensation.

19.2 Compensation: If the Executive Committee gives a direction or instruction to EPFAL in its capacity as the Pool Funds Administrator which materially increases the duties, responsibilities or liabilities of EPFAL as the Pool Funds Administrator beyond those detailed in the Agreement as at the PFA Implementation Date and as detailed in the Agreed Procedures, then (subject to sub-section 19.3):-

          19.2.1 EPFAL shall carry out that direction or instruction unless it has reasonable grounds for refusing so to do in which event it shall forthwith notify the Executive Committee in writing of its refusal and its reasons therefor (and, for this purpose, an increase in the duties, responsibilities or liabilities of EPFAL in its capacity as the Pool Funds Administrator shall not of itself constitute reasonable grounds);

          19.2.2 EPFAL and the Executive Committee shall negotiate in good faith for a period not exceeding one month (or such longer period as EPFAL and the Executive Committee may agree in writing) with a view to agreeing an appropriate increase in the following:-

                    (a) the Base Sum to be used in the calculation of each of the Basic Fee and the Reconciliation Fee; and

                    (b) the amount of the Pool Administration Fee, the Additional Reconciliation Run Fee and the Special Run Fee;

          19.2.3 any increase agreed between EPFAL and the Executive Committee pursuant to paragraph 19.2.2 shall take effect in accordance with the terms of that agreement; and

          19.2.4 if there shall be any dispute as to whether that direction or instruction does or did materially increase the duties, responsibilities or liabilities of EPFAL as the Pool Funds Administrator or whether EPFAL has reasonable grounds for refusing to carry out that direction or instruction or if no agreement is reached under paragraph 19.2.2, EPFAL or the Executive Committee may refer the dispute to arbitration in accordance with Clause 83.

19.3 Reservation: The performance by EPFAL of any direction or instruction of the Executive Committee shall not prevent EPFAL from later claiming that such direction or instruction materially increased its duties, responsibilities or liabilities as the Pool Funds Administrator provided always that EPFAL shall not be entitled so to claim unless it gave written notice to the Executive Committee promptly (and in any event within seven days) after first becoming aware that such direction or instruction materially increased or was likely materially to increase such duties, responsibilities or liabilities, such notice to contain detailed reasons in support of why there has been or is likely to be such an increase.

19.4      Funds Transfer Software Development Costs:

          19.4.1 EPFAL may at any time and from time to time notify the Executive Committee of the amount of any Funds Transfer Software Development Costs with a view to agreeing the same with the Executive Committee.

          19.4.2 EPFAL shall arrange for collection from Pool Members of their respective proportionate share of the Funds Transfer Software Development Costs in such manner as may be agreed by EPFAL with the Executive Committee from time to time (which may include collection in advance) and Pool Members shall comply with such collection procedures and, in particular, shall make payment within the time period prescribed by such procedures.

          19.4.3 Any agreement between EPFAL and the Executive Committee pursuant to paragraphs 19.4.1 and 19.4.2 shall take effect in accordance with the terms of that agreement.

          19.4.4 If no agreement is reached under paragraph 19.4.1 within 30 days after receipt by the Executive Committee of EPFAL's notification thereunder (or within such longer period as EPFAL and the Executive Committee may agree) or if no agreement is reached under paragraph 19.4.2, EPFAL or the Executive Committee may refer the dispute to arbitration in accordance with Clause 83.

20.       POOL ADMINISTRATION COSTS AND STAGE 2 OPERATIONAL COSTS

20.1 Services: Subject to sub-section 20.2, EPFAL shall provide the services referred to in, and shall recover the Pool Administration Costs and the Stage 2 Operational Costs in accordance with, Sections 6 and 7 of Schedule 31.

20.2 Delegation by Executive Committee: The obligations and rights of EPFAL under sub-section 20.1 shall subsist only in respect of the period for which EPFAL is authorised to carry out the relevant function pursuant to Section 6 or 7 of Schedule 31, as the case may be.

20.3 Transfer of responsibilities: If EPFAL is authorised to carry out one or more of the functions referred to in sub-section 20.2 and that authorisation is then withdrawn or otherwise ceases, EPFAL shall co-operate with the Executive Committee or, as the case may be, the successor nominee in the transfer of such function(s) so that as little inconvenience to the Parties is caused as is practicable in all the circumstances and shall make over all such records, manuals, data and other information as the Executive Committee or the successor nominee may reasonably require to enable it to carry out such function(s).

                                     ANNEX 1

                  PFA Budget for the 1998 PFA Accounting Period

                                       (A)
                                 BUDGETED COSTS

                                                            Budgeted Cost
Category/Item                                                (pound)000
-------------                                               -------------
Insurance costs                                                 210
Funds Transfer Hardware and Funds Transfer Software
testing and maintenance costs                                   100
Audit fees                                                       40
Bank administration charges                                     100
Bad debt allowance                                              --
                                                        --------------------
Total Sum Due                                                   450
                                                        ====================

                                       (B)
                              NOTICE OF ANNUAL FEES

1.        Basic Fee

          Basic Fee:                      the Basic Fee for the 1998 PFA
                                          Accounting Period is(pound)1,250.

          Calculation of Basic Fee:

2.        Reconciliation Fee

          Reconciliation Fee:             the Reconciliation Fee for the 1998
                                          PFA Accounting Period is (pound)400.

          Calculation of
          Reconciliation Fee:

3.        Pool Administration Fee

          Pool Administration Fee:        the Pool Administration Fee for the
                                          1998 PFA Accounting Period is (pound)
                                          85.

          Calculation of Pool
          Administration Fee:

4.        1998 PFA Development Fee

          1998 PFA Development Fee:       the 1998 PFA Development Fee for the
                                          1998 PFA Accounting Period is(pound)
                                          338.

          Calculation of 1998 PFA
          Development Fee:

                                     ANNEX 2

[Not used.]

                                     ANNEX 3

                      Pro-forma Statement of Costs and Fees

                                       (A)
                            BUDGETED COST/ACTUAL COST

                                        Budgeted Cost for     Actual Out-Turn
                                        previous PFA          for previous PFA
                                        Accounting Period     Accounting Period
                                        -----------------     -----------------
                                        (pound)000                  (pound)000

Insurance costs

Funds Transfer Hardware and Funds
Transfer Software testing and
maintenance costs

Audit fees

Bank administration charges



Bad debt allowance
                                        -----------------     -----------------
Total Sum Due
                                        =================     =================

                                       (B)
                                   ANNUAL FEES

1.        Basic Fee

          Basic Fee (initial):     the Basic Fee for the [19  ] PFA Accounting
                                   Period was (pound)[     ].

          Basic Fee (revisions):   the Basic Fee for the [19  ] PFA Accounting
                                   Period was revised as from [    ] to(pound)
                                   [    ] [and as from [    ] to (pound)[    ]].

          Calculation of Basic
          Fee (initial and
          revisions):

2.        Reconciliation Fee

          Reconciliation Fee
          (initial):               the Reconciliation Fee for the [19  ] PFA
                                   Accounting Period was (pound)[    ].

          Reconciliation Fee
          (revisions):             the Reconciliation Fee for the [19  ] PFA
                                   Accounting Period was revised as from [    ]
                                   to (pound)[    ] [and as from [    ] to
                                   (pound)[    ]].

          Calculation of
          Reconciliation Fee
          (initial and revisions):

3.        Pool Administration Fee

          Pool Administration Fee
          (initial):               the Pool Administration Fee for the [19  ]
                                   PFA Accounting Period was
                                   (pound)[    ].

          Pool Administration Fee
          (revisions):             the Pool Administration Fee for the [19  ]
                                   PFA Accounting Period was revised as from
                                   [    ] to (pound)[    ] [and as from [    ]
                                   to (pound)[    ]].


          Calculation of Pool
          Administration Fee
          (initial and revisions):

4.        1998 PFA Development Fee

          1998 PFA Development  Fee
          (initial):                   the 1998 PFA Development Fee for the
                                       [19  ] PFA Accounting Period was
                                       (pound)[    ].

          1998 PFA Development Fee
          (revisions):                 the 1998 PFA Development Fee for the
                                       [19  ] PFA Accounting Period was
                                       revised as from [   ] to (pound)[   ]
                                        [and as from [   ] to (pound)[   ]].

          Calculation of 1998 PFA
          Development Fee
          (initial and revisions):

                                       (C)
                   ADDITIONAL RECONCILIATION RUN ANNUAL CHARGE
                          AND SPECIAL RUN ANNUAL CHARGE

1.        Additional Reconciliation
          Run Annual Charge

          Additional Reconciliation
          Run Annual Charge:            (pound)[      ]

          Calculation of Additional
          Reconciliation Run Fees

          (during relevant PFA
          Accounting Period):

2.        Special Run Annual Charge
          Special Run Annual Charge:    (pound)[      ]

          Calculation of Special Run
          Fees (during relevant PFA
          Accounting Period):

                                     ANNEX 4

                        Existing Funds Transfer Software

                                     Part 1

                               Beneficially Owned

Pool Funds Transfer System (PFTS) PHASE 1

System Administration - User Guide (2/5/90)
Clerical Procedures (3/5/90)
Self Study Training Module (4/7/90)
Billing Sub-Project - Test Specification v.1.0 (29/3/90), v.1.1 (3/4/90) Test Plan - Issue 1.1 (3/4/90)
System Testing Log (4/4/90)
Quality Assurance Plan (16/5/90)
Test Data (2/4/90)
Test Schedules (3/4/90)
Implementation Paper - Security Controls (22/3/90)

Pool Funds Transfer System (PFTS) PHASE 1.1

Test Plan Issue 1.0 (18/6/90)
Summary Test Report (13/7/90)

Pool Funds Transfer System (PFTS) PHASE 2.0

Documentation EPFAL PFTS Phase II User Manual Version 1
Documentation EPFAL PFTS Phase II DBA Guide Version 1
Physical Design Documentation (volumes 1-4) (22/6/90)
Functional Specification - Appendices (April 1990)
Addendum to the Detailed Physical Design (May 1991)

                                     Part 2

                                    Licensed

The licences in this Part 2 are not transferable with the exception of the VMS Base licences (which can only be transferred with the computers).

Licences from Digital

NAS-150                  Authorization:      ALS-IL-1996FEB29-1761
NAS-150                  Authorization:      ALS-IL-1996JUL02-1198
VMS-Base                 Authorization:      ALS-IL-1996JUL02-1200
VMS-Base                 Authorization:      ALS-IL-1996FEB29-1763
VMS 1 User Licence       Authorization:      AL3-IL-1996JUL02-1201
VMS 4 User Licence       Authorization:      AL3-IL-1996JUL03-33
VMS 2 User Licence       Authorization:      AL3-IL-1996JUL03-32
VMS 1 User Licence       Authorization:      AL3-IL-1996FEB29-1764
VMS 2 User Licence       Authorization:      AL3-IL-1996MAR08-2063
VMS 4 User Licence       Authorization:      AL3-IL-1996MAR08-2062


Pathworks Combined Client version 5

1 User Authorization:         AMA-IL-94054-6565
1 User Authorization:         AMA-IL-94054-6566
1 User Authorization:         AMA-IL-94054-6567


Pathworks Combined Client version 5.01

5 User Authorization:         AMA-IL-94292-3598
1 User Authorization:         AMA-IL-94290-2036


Pathworks Combined Client version 6

1 User Authorization:         AMA-IL-1996APR23-137
1 User Authorization:         AMA-IL-1996APR23-138
1 User Authorization:         AMA-IL-1996NOV01-23
1 User Authorization:         AMA-IL-1996NOV01-24

1 User Authorization:         AMA-IL-1996DEC03-19
1 User Authorization:         AMA-IL-1996DEC03-21
1 User Authorization:         AMA-IL-1996DEC03-20


Pathworks NT Combined Client version 4.01

1 User Authorization:         AMA-IL-1996OCT16-264
1 User Authorization:         AMA-IL-1996OCT17-842
1 User Authorization:         AMA-IL-1996OCT16-265
1 User Authorization:         AMA-IL-1997JAN08-15


Pathworks File & Print Client version 5.00

1 User Authorization:         AMA-IL-1997MAY30-1480
1 User Authorization:         AMA-IL-1997MAY30-1479
1 User Authorization:         AMA-IL-1997JUL26-138


Pathworks Win95 Client version 7

1 User Authorization:         AMA-IL-1997JUL26-139
1 User Authorization:         AMA-IL-1997MAR18-1610
1 User Authorization:         AMA-IL-1997MAR18-1609
1 User Authorization:         AMA-IL-1997MAR18-1611
1 User Authorization:         AMA-IL-1997MAR18-1608
1 User Authorization:         AMA-IL-1997MAR18-1607
1 User Authorization:         AMA-IL-1997AUG09-14
1 User Authorization:         AMA-IL-1997AUG09-13
1 User Authorization:         AMA-IL-1997AUG09-12
1 User Authorization:         AMA-IL-1997AUG09-11
1 User Authorization:         AMA-IL-1997AUG09-15


Pathworks 6 Client access

1 User Authorization:         AMA-IL-1997DEC09-1139

1 User Authorization:         AMA-IL-1997DEC09-1138


Licences from ORACLE

8 User database licence
8 User database licence
8 User Developer 2000 licence
1 User Designer 2000 licence
Licences from Mocom Systems

NetFax software (10 User 8 line)

As a number of the above licences are not transferable, set out below is a list of the licences that would be required for operation of the PFTS system (both PFTS and PFTS98):

VMS Base licences for each Alpha computer
VMS user licences for each Alpha computer for the number of concurrent users Pathworks 32 client and client access licences for each connected PC
Oracle database licence for the number of concurrent users for the production Alpha
Oracle Developer 2000 licence - 1 User
NetFax software (10 User 8 line)

                                    ANNEX 4A

                      Existing Funds Transfer 1998 Software



FARCH010.FMB      Oracle Form              Archive Billing Runs
FARCH020.FMB      Oracle Form              Restore From Archive
FCALN010.FMB      Oracle Form              Calendar holiday entry screen
FCALN020.FMB      Oracle Form              Calendar generation/modification
                                           screen
FCALN040.FMB      Oracle Form              Calendar report kick-off screen
FDEFT010.FMB      Oracle Form              Set Off Processing
FDEFT020.FMB      Oracle Form              Utilise Cash Deposit
FDEFT030.FMB      Oracle Form              Scale Down
FDEFT040.FMB      Oracle Form              Repay Scaledown
FDISP010.FMB      Oracle Form              Disputes entry screen
FDISP020.FMB      Oracle Form              Dispute Advice Note Listing
FDISP025.FMB      Oracle Form              Print Dispute Advice Notes
FDISP030.FMB      Oracle Form              Run Disputes Conf Note Listing
FDISP035.FMB      Oracle Form              Print Dispute Conf. Notices.
FDISP040.FMB      Oracle Form              Prepare Dispute Conf. Notes
FDISP080.FMB      Oracle Form              Process Disputes
FMAIN010.FMB      Oracle Form              Main entry screen
FMAIN020.FMB      Oracle Form              Logon screen
FMANA010.FMB      Oracle Form              Print Ledger Reports
FMANA020.FMB      Oracle Form              Credit Monitoring Reports
FMSTD010.FMB      Oracle Form              Maintain VAT Rates
FMSTD020.FMB      Oracle Form              Maintain Security Cover
FMSTD030.FMB      Oracle Form              Maintain Base Rates
FMSTD040.FMB      Oracle Form              GSP Group Maintenance
FMSTD050.FMB      Oracle Form              Maintain Bank Details
FMSTD060.FMB      Oracle Form              Maintain Credit Rating
FMSTD070.FMB      Oracle Form              Pool Member Maintenance
FMSTD071.FMB      Oracle Form              Pool Member Report
FMSTD080.FMB      Oracle Form              Banks Report
FMSTD090.FMB      Oracle Form              Base Rates Report
FMSTD100.FMB      Oracle Form              Maintain Letter Codes
FMSTD110.FMB      Oracle Form              Maintain PFA Address
FORMSKEL.FMB      Oracle Form              Template form - used as a basis for
                                           new screens
FPAYM010.FMB      Oracle Form              Create Payments
FPAYM015.FMB      Oracle Form              Create Adjustments
FPAYM019.FMB      Oracle Form              Adjust Balance Errors
FPAYM020.FMB      Oracle Form              Create Advice Notes

FPAYM025.FMB      Oracle Form              Run Advice Note Listing
FPAYM030.FMB      Oracle Form              Advice Notes Report Screen
FPAYM050.FMB      Oracle Form              Prepare Confirmation Notes
FPAYM060.FMB      Oracle Form              Run Confirmation Note Listing
FPAYM070.FMB      Oracle Form              Confirmation Notes Report
FPAYM080.FMB      Oracle Form              Run Expected Cash Report
FPAYM090.FMB      Oracle Form              Run Bank Advice Report
FPAYM099.FMB      Oracle Form              Reprint Advice/Conf. Note
FPHAS010.FMB      Oracle Form              Maintain Tests
FPHAS020.FMB      Oracle Form              Create Advice Notes for Tests
FPHAS030.FMB      Oracle Form              Calculate IFT Payments
FPHAS040.FMB      Oracle Form              Run Phase 4 Advice Note Listing
FPHAS050.FMB      Oracle Form              IFT Detail Advice Note Screen
FPHAS060.FMB      Oracle Form              Phase 4 Report Screen
FPHAS070.FMB      Oracle Form              Create Conf Nos for Tests
FPHAS080.FMB      Oracle Form              Phase 4 Conf Notes Listing
FPHAS090.FMB      Oracle Form              Phase4 Conf. Notes Report
FSYST010.FMB      Oracle Form              Maintain Functions
FSYST020.FMB      Oracle Form              Maintain Reference Codes
FSYST030.FMB      Oracle Form              Maintain Messages
FSYST040.FMB      Oracle Form              User Security
FSYST050.FMB      Oracle Form              Printer Control
FSYST060.FMB      Oracle Form              List Directory
FSYST070.FMB      Oracle Form              Display Batch Queue
FSYST080.FMB      Oracle Form              Batch Processes
FSYST090.FMB      Oracle Form              Maintain Document Types
FSYST100.FMB      Oracle Form              Transfer server files.
FTAKE040.FMB      Oracle Form              SSA Data Entry
FTAKE050.FMB      Oracle Form              ISRA Data Entry
FTAKE055.FMB      Oracle Form              Create / View Ad Hoc Runs
PFTS.FMB          Oracle Form              PFTS library form - holds all screen
                                           standards
REPSKEL.FMB       Oracle Form              Template form - used as a basis for
                                           new kick-off screens
RCALN041.RDF      Oracle Report            Settlement Calendar
RCALN042.RDF      Oracle Report            Settlement Calendar Reports
RDISP020.RDF      Oracle Report            Dispute Advice Note Listing
RDISP030.RDF      Oracle Report            Disputes Conf Note Listing
RDISP090.RDF      Oracle Report            Initial Dispute Backing Sheets
RDISP095.RDF      Oracle Report            Final Dispute Backing Sheets
RMANA011.RDF      Oracle Report            Pool Billing Ledger Report
RMANA020.RDF      Oracle Report            Credit Monitoring Summary Report
RMANA030.RDF      Oracle Report            Credit Monitoring Exception Report

RMANA040.RDF      Oracle Report            Advice Note Backing Sheets
RMSTD071.RDF      Oracle Report            Pool Member Report
RMSTD080.RDF      Oracle Report            Banks Report
RMSTD090.RDF      Oracle Report            Base Rates Report
RPAYM010.RDF      Oracle Report            Balance Check Errors
RPAYM025.RDF      Oracle Report            Advice Note Report
RPAYM030.RDF      Oracle Report            Advice Note Report
RPAYM031.RDF      Oracle Report            Fax Advice Note.
RPAYM040.RDF      Oracle Report            Advice Note Backing Sheets
RPAYM060.RDF      Oracle Report            Confirmation Note Listing
RPAYM070.RDF      Oracle Report            Confirmation Notes Report
RPAYM080.RDF      Oracle Report            Expected Cash Report
RPAYM090.RDF      Oracle Report            Bank Advice Report
RPHAS040.RDF      Oracle Report            Phase 4 Advice Note Listing
RPHAS080.RDF      Oracle Report            Phase 4 Conf Notes Listing
FORMLIB.PLL       Oracle Library           Form library - holds common
                                           procedures and functions
FORMMENU.MMB      Oracle Menu              In-form menu
PFTSMENU.MMB      Oracle Menu              PFTS main menu
BATLSTNR.PC       Pro*C Program            Batch deamon - handles client/server
                                           communication
CBATC020.PC       Pro*C Program            Runs a VMS command (in batch)
CBATC030.PC       Pro*C Program            Runs an Oracle Report on the server
                                           (in batch)
CTAKE020.PC       Pro*C Program            Data Load C program
PFTS_LIB.PC       Pro*C Program            Pro*C library - holds common Pro*C
                                           routines
PRO_RATE.PC       Pro*C Program            Phase 4 process calculation
PFTS_LIB.H        C Header File            C PFTS library header file
PRO_RATE.H        C Header File            C library header file for Phase 4
                                           processing
COMPILE.COM       VMS Command File         Compiles a Pro*C module (without OCI
                                           or PFTS library calls)
COMPILE_ALL.COM   VMS Command File         Compiles all Pro*C modules
PFTSCOMP.COM      VMS Command File         Compile a Pro*C module (without OCI
                                           calls but with PFTS library calls)
R25COMP.COM       VMS Command File         Compiles CBATC030 (new reports
                                           executable)
REPCONV.COM       VMS Command File         Converts all RDF files to REP files
RUN_C.COM         VMS Command File         Used by PFTS to run a C program
RUN_CMD.COM       VMS Command File         Used by PFTS to run a VMS command
LD_ISRA.CTL       SQL*Loader Control File  ISRA load control file
LD_SSAG.CTL       SQL*Loader Control File  SSA Generator load control file
LD_SSAS.CTL       SQL*Loader Control File  SSA Supplier load control file
ADVN_BCK.SQL      PL/SQL Package           Advice Note Backing Sheets package
ARCHBRUN.SQL      PL/SQL Package           Archive Billing Run package
BATCH_IF.SQL      PL/SQL Package           Batch Interface package

BATCH_JOB.SQL     PL/SQL Package           Batch Job package (used by Batch
                                           Interface)
CR_PMIR.SQL       PL/SQL Package           Create Payments package
DATA_LOAD.SQL     PL/SQL Package           Data Load package
DISP_BCK.SQL      PL/SQL Package           Disputes Backing Sheet package
DISPUTES.SQL      PL/SQL Package           Disputes processing package
GENAUD.SQL        PL/SQL Package           Generates Audit Tables and Triggers
GENERAL.SQL       PL/SQL Package           General package - contains VAT and
                                           Interest calculation routines
PPAYM011.SQL      PL/SQL Package           Balance checks package
PPAYM019.SQL      PL/SQL Package           Automatic Adjustment of Rounding
                                           Errors package
RESTBRUN.SQL      PL/SQL Package           Restore Billing Run Package
UPD_JOB.SQL       PL/SQL Package           Update job package (called from all
                                           reports)
ISRA_RUN.SQL      SQL File                 SQL to simulate receipt of ISRA files
UPD_CAL.SQL       SQL File                 SQL to remove reconciliations from
                                           the calendar
                                           prior to TA go-live

                                     ANNEX 5

                               Escrow Arrangements

1.1       EPFAL Escrow Agreement

          No later than 1st February, 1993 (or such later date as EPFAL and the Executive Committee may agree in writing) EPFAL in its capacity as the Pool Funds Administrator (for itself and on behalf of the Pool Members acting through the Executive Committee) shall enter into and deliver an escrow agreement (the "PFA Escrow Agreement") in the form to be agreed between EPFAL and the Executive Committee with a reputable escrow agent to be agreed between EPFAL and the Executive Committee (the "PFA Custodian"). Forthwith upon entering into the PFA Escrow Agreement EPFAL shall deposit with the PFA Custodian to the extent then in existence (and, if not in existence, as soon as possible after it comes into existence):-

          1.1.1 a copy of the source code and load (machine executable) modules relating to all Funds Transfer Software beneficially owned by it together with all job control language and licensed software system tables, each in a machine readable form and the source code and job control language in a hard copy form;

          1.1.2 a copy of all related manuals and other associated documentation, including:-

                    (a) any user requirement documents, together with all associated authorised change requests;

                    (b) any functional specification documents associated with those documents described in paragraph (a) above, together with all authorised change requests associated with the relevant functional specification;

                    (c) to the extent available to EPFAL, any design specification documents associated with those documents described in sub-paragraphs (a) and (b) above, together with all authorised change requests associated with the relevant design specification;

                    (d) any program and/or user guides prepared to assist in the day-to-day operation and future development of the computer programs (including records of test cases together with the associated test input and output data used for validation purposes);

                    (e) any relevant test strategy schedules and acceptance test schedules as specified for functional and operational end to end testing;

                    (f) any relevant test acceptance certificates and reports for all tests recording comments and observations made on the appropriate tests where such tests commissioned by EPFAL;

                    (g) any relevant client acceptance certificates and Pool Auditor's reports, together with any reports recording such clients' and the Pool Auditor's observations and comments on the tests;

                    (h) any relevant compilation or detailed operating procedures required in connection with any of the relevant paragraphs in this paragraph 1.1.2;

                    (i) all software licences for Funds Transfer Software licensed to EPFAL; and

                    (j) a list detailing all versions of Funds Transfer Software licensed to EPFAL (including operating systems and compilers) used in creating such versions of the object code detailing the version numbers used and any program temporary fixes or equivalent modes;

          1.1.3 a copy of all historical data (including all transaction, reference and audit data and changes to standing data) relating to the operations of EPFAL in its capacity as Pool Funds Administrator;

          1.1.4 all the material referred to in paragraphs 1.1.1 to 1.1.3 above is hereafter together referred to in this Annex 5 as the "PFA Material".

1.2       Licensed Funds Transfer Software

          If, after consultation with EPFAL, the Executive Committee shall so request, EPFAL shall use its reasonable endeavours to procure that the owner of any Funds Transfer Software shall permit the deposit of such Funds Transfer Software licensed to EPFAL with the PFA Custodian or other reputable escrow agent on the terms of the Escrow Agreement or similar agreement approved by the Executive Committee.

1.3       Updating

          EPFAL shall ensure that the PFA Material deposited with the PFA Custodian is kept fully up-to-date and reflects all Modifications (as defined in the PFA Escrow Agreement) and shall deposit a copy of all Modifications with the PFA Custodian as soon as the same are available, all in accordance with the terms of and subject to the conditions of the PFA Escrow Agreement. EPFAL shall notify the Executive Committee promptly of the delivery of each Modification to the PFA Custodian.

                                   SCHEDULE 16

                          Matters requiring consent of
                       the Settlement System Administrator

The Settlement System Administrator's membership of, and the procedures and powers of, the Project Board

Terms of reference of project managers

Approval of project documents

Quality standards (including design, coding, testing, implementation and documentation)

Role of Pool Auditor in systems development

Components of project life cycle

Ownership and warranties on development

Housekeeping

The Settlement System Administrator's responsibilities and rights

Use of the Settlement System Administrator's resources

Implementability of systems - technical compatibility with existing system

                            - use of the Settlement System Administrator's
                              facilities for testing

                            - parallel operation

                            - migration into production

                            - configuration control

                            - implementation planning

Operability of systems      - operational feasibility

                            - operational support requirements

                            - operational testing

                            - interface design

                            - performance

                            - security

                            - auditability

                            - reliability

Maintainability of systems  - design integrity

                            - design documentation

                            - adherence to design and coding standards

                            - reliability

                            - configuration control

                                   SCHEDULE 17

                                  Trading Sites

                                PART A : GENERAL

1. Introduction: A site shall be identified as a Trading Site for the purposes of this Agreement in accordance with the following provisions of this Schedule.

2. Application: A Party may apply to the Executive Committee for a site to be treated as a Trading Site by sending to the Executive Committee a written application in the form prescribed by the relevant Agreed Procedure (in this Schedule, a "Trading Site Application") stating the class of application and containing the other information and supported by the documents and other matters referred to in Part C and signed by or on behalf of the Generator concerned and the Supplier concerned where there exists a Supplier in respect of that site (together in this Schedule, the "Trading Site Applicants").

3. Decision: The Executive Committee shall consider any Trading Site Application within 45 days after receipt in accordance with the procedures set out in Part B and (subject to Section 5 of Part B) shall within that period make a determination as to whether the site the subject of such application (in this Schedule, the "Nominated Site") shall be treated as a Trading Site and shall promptly notify the Trading Site Applicants and the Settlement System Administrator of its determination.

                               PART B : PROCEDURES

1. Classes: Every Trading Site Application shall state whether it is a Class 1, Class 2, Class 3 or Class 4 application and the Executive Committee shall consider a Trading Site Application by reference to the provisions set out in this Part B for the stated class (or, in the case of Section 5, as provided therein).

2. Class 1: If the Trading Site Application shall state that it is a Class 1 application then the Executive Committee shall determine from the Trading Site Application and supporting documentation and other matters (and any further evidence provided in accordance with Section
          6) if the Nominated Site is a Power Station which is or is to be electrically configured in the same manner as is prescribed in one of the line diagrams contained in the relevant Agreed Procedure and fulfils all the conditions specified in such Agreed Procedure applicable to a Class 1 application, in which event the Nominated Site shall be treated as a Trading Site.

3. Class 2: If the Trading Site Application shall state that it is a Class 2 application then the Executive Committee shall determine from the Trading Site Application and supporting documentation and other matters (and any further evidence provided in accordance with Section
          6) if the generation and demand at the Nominated Site are electrically connected solely by Dedicated Assets, in which event the Nominated Site shall be treated as a Trading Site.

          In this Section, "Dedicated Assets" means assets and equipment which are used solely to connect electrically (a) the location at which the generation originates with (b) the location at which the demand is taken (and no other), and additionally satisfy one of the diagrammatic representations of Dedicated Assets contained in the relevant Agreed Procedure.

4. Class 3: If the Trading Site Application shall state that it is a Class 3 application then the Executive Committee shall determine from the Trading Site Application and supporting documentation and other matters (and any further evidence provided in accordance with Section
          6) if the generation and demand at the Nominated Site are electrically connected by Contiguous Assets, in which event the Nominated Site shall be treated as a Trading Site.

          In this Section:-

          (a) "Contiguous Assets" means those Specified Assets and Equipment at a location which connect by one continuous electrical connection the location at which the generation originates with the location at which the demand is taken, which Specified Assets and Equipment are all owned by the Trading Site Applicants and/or are Specified Assets and Equipment in respect of which a contribution is or will be made by the Trading Site Applicants to the provision and installation or maintenance and repair costs thereof or where such Specified Assets and Equipment are already provided and installed, the maintenance and repair costs thereof; and

          (b) "Specified Assets and Equipment" means assets and equipment identified and quoted in the Connection Agreement of either Trading Site Applicant where such assets and equipment include assets and equipment identified and quoted in the Connection Agreements relating to both Trading Site Applicants which form part of the continuous electrical connection for the purposes of (a) above.

5.        Class 4:

5.1 If the Trading Site Application shall state that it is a Class 4 application or if the Executive Committee shall determine that the Nominated Site the subject of a Class 1, Class 2 or Class 3 Trading Site Application does not satisfy the conditions specified in Section 2, 3 or (as the case may be) 4, the Executive Committee shall determine from the Trading Site Application and supporting documentation and other matters (and any further evidence provided in accordance with Section 6) if the Nominated Site shall be treated as a Trading Site having regard to the criteria set out in Section 5.2.

5.2       The criteria referred to in Section 5.1 are:-

          (a) whether special circumstances existed before 30th March, 1990 which demonstrate to the reasonable satisfaction of the Executive Committee that the generation and demand were treated as being on a Trading Site;

          (b) whether special circumstances existed before 11th December, 1991 which demonstrate to the reasonable satisfaction of the Executive Committee that the generation and demand should have been treated as on a Trading Site;

          (c) whether, although not satisfying the conditions applicable to a Class 1, Class 2 or Class 3 Trading Site Application, if, to the reasonable satisfaction of the Executive Committee, the Trading Site Application demonstrates sufficient similarities with sites which would satisfy those conditions such that it would be unreasonable not to treat the Nominated Site as a Trading Site;

          (d) whether there are any other facts or evidence in support of the Trading Site Application which in the reasonable opinion of the Executive Committee demonstrate that the Nominated Site ought to be treated as a Trading Site.

6. Further evidence: The Executive Committee may request a Trading Site Applicant to produce such further evidence as the Executive Committee may reasonably require in support of its Trading Site Application before the Executive Committee makes any determination as to whether the Nominated Site is to be treated as a Trading Site, and the Executive Committee shall not be bound to make any determination on the issue of whether the Nominated Site is a Trading Site pending receipt of such further evidence.

7. Majorities: Any determination of the Executive Committee in favour of treating a Nominated Site as a Trading Site shall require a simple majority of the votes cast by Committee Members at the relevant meeting provided that in the case of a Trading Site Application which falls to be considered under Section 5 the necessary majority shall be 75 per cent. of all the votes cast by Committee Members.

8. Effect of determination: If the Executive Committee shall determine pursuant to Section 2, 3, 4 or (as the case may be) 5 that a Nominated Site is a Trading Site all metered values of all meters associated with the Nominated Site and identified in the Trading Site Application shall be aggregated in accordance with the provisions of sub-section
          3.3 of, and Section 3.1 or 3.3 (as the case may be) of Appendix 6 to,
          Schedule 9.

                       PART C : TRADING SITE APPLICATIONS

1. Every Trading Site Application shall contain the following information:-

          (a)       the name and address of the Trading Site Applicants;

          (b)       a full description of the Nominated Site;

          (c) a full description of the Metering Systems (if any) located or to be located at the Nominated Site and of their location together with a full description of the points at which all electricity flows relative to the Nominated Site are to be measured;

          (d) such other information as may be specified in the relevant Agreed Procedure; and

          (e) such other information as the Trading Site Applicants shall consider relevant to their application.

2. Every Trading Site Application shall be accompanied by the following documents and other matters:-

          (a) line diagrams showing the electrical connections and energy flows at the Nominated Site and the location of Metering Systems (if any) and evidence demonstrating that the assets and equipment electrically connecting the generation and demand are capable of transmitting or distributing the quantity of electricity to be transmitted or distributed to the Nominated Site;

          (b) confirmation from the Settlement System Administrator, having duly notified the Grid Operator, that it is satisfied that the metering arrangements at the Nominated Site are compatible with the operation of Settlement;

          (c) in the case of a Class 2 or Class 3 Trading Site Application, other evidence demonstrating the existence of Dedicated Assets or (as the case may be) Contiguous Assets (including any Connection Agreements or relevant parts thereof).

                         PART D : ADDITIONAL PROVISIONS

1.        (a)       The Settlement System Administrator, the Grid Operator and
                    each Public Electricity Supplier shall co-operate with the Trading Site Applicants (insofar as is reasonable) to enable them to prepare and deliver a Trading Site Application by making available (upon reasonable notice) line diagrams relevant to the Nominated Site.

          (b) The Settlement System Administrator and the Grid Operator shall review the Metering Systems relative to the Nominated Site for the purposes of issuing confirmations required by the Executive Committee and, where such confirmations are considered appropriate by the Settlement System Administrator and the Grid Operator, shall issue the requisite confirmations.

          (c) In relation to (a) and (b), the reasonable costs and expenses of the Settlement System Administrator, the Grid Operator and each relevant Public Electricity Supplier shall be borne by the Trading Site Applicants.

2. A Nominated Site which the Executive Committee resolves should be treated as a Trading Site (or is otherwise to be so treated) shall cease to be treated as a Trading Site if the Executive Committee reasonably determines that the site no longer fulfils the conditions upon which the approval for it being so treated was based. The Generator Trading Site Applicant shall forthwith notify the Executive Committee if the site no longer fulfils such conditions.

                                   SCHEDULE 18

                   The Ancillary Services Accounting Procedure

1.        INTERPRETATION

1.1 In this Schedule, except where the context otherwise requires, references to a particular Section, sub-section or paragraph or to the Annex shall be a reference to that Section, sub-section or paragraph of, or the Annex to, this Schedule.

1.2 In this Schedule the expression "Rate of Inflation" means the Average RPI (as that expression is defined in the Annex to Schedule 4, but as if references to an SSA Accounting Period were references to an Accounting Period and as if references to the Settlement System Administrator were references to the Ancillary Services Provider).

2.        ASP BUDGETS, STATEMENTS OF COSTS AND STATEMENTS OF CHARGES

          Budgets

2.1 ASP Budgets: Not earlier than six nor later than three months prior to the first day of each Accounting Period (other than the first) the Ancillary Services Provider shall prepare and submit to the Suppliers an ASP Budget for such Accounting Period. Such ASP Budget shall be indicative only but prepared on a best estimates basis. The ASP Budget for the first Accounting Period shall be that set out in Part 1 of the Annex.

2.2 Contents of ASP Budgets: Each ASP Budget (other than the first) shall compare each item or category of budgeted expenditure shown therein with the forecast expenditure in respect of such item or category for the remainder of the then current Accounting Period and report any salient differences between any such forecast expenditure and the budgeted expenditure in respect of each such item or category in the immediately preceding ASP Budget.

2.3 Form of ASP Budgets: Each ASP Budget shall be substantially in the form of that set out in Part 1 of the Annex (or in such other form as the Ancillary Services Provider and the Suppliers in separate general meeting (or their appointed representative) may from time to time agree).

          Statement of Costs

2.4 Statement of Costs: No later than one month following the date in any Accounting Period of the publication of the audited accounts for the Ancillary Services Business for the previous Accounting Period, the Ancillary Services Provider shall prepare and submit to each Supplier a Statement of Costs for such previous Accounting Period. The audited accounts of the Ancillary Services Provider and the auditors' management letter, to the extent it relates to the economy, efficiency and effectiveness of the Ancillary Services Provider in carrying out its duties, shall accompany each Statement of Costs for each entire Accounting Period.

2.5 Form of Statement of Costs: The Statement of Costs for any Accounting Period shall attribute actual expenditure for such period against, inter alia, each of the categories and sub-categories set out in the corresponding ASP Budget for such Accounting Period.

2.6 Accompanying Report: Each ASP Budget and Statement of Costs for an entire Accounting Period submitted to the Suppliers pursuant to sub-section 2.1 or 2.4 shall be supported by a written report of the Ancillary Services Provider commenting in reasonable detail upon the matters comprised in the categories of expenditure included in such ASP Budget or Statement of Costs drawing attention to and giving reasons for any unusual commitment or item of expenditure proposed to be incurred or which has been incurred and, in the case of a Statement of Costs, explaining the difference (if material) between:-

          2.6.1     the amount set against each item or category therein; and

          2.6.2 the amount set against each corresponding item or category in the immediately preceding ASP Budget.

2.7 Accounting Practices: Each ASP Budget and Statement of Costs shall be prepared on the basis of the accounting principles and practices used to draw up the most recent audited accounts of the Ancillary Services Provider and consistently applied. If any Statement of Costs for an entire Accounting Period is not prepared on such basis, the Ancillary Services Provider shall prepare and submit to the Suppliers a pro-forma set of audited accounts of the Ancillary Services Provider for such entire Accounting Period which is prepared on the basis of the accounting principles and practices used to prepare the relevant Statement of Costs. Any changes in the accounting principles and practices or their method of application used to prepare audited accounts of the Ancillary Services Provider shall be noted in the next following ASP Budget or Statement of Costs, as the case may be.

2.8 Statement of Charges: A Statement of Charges shall accompany each Statement of Costs.

2.9 Bad debts: The total cost of any bad debts of the Ancillary Services Provider arising in any Accounting Period may be taken into account by the Ancillary Services Provider in its Statement of Costs for such Accounting Period or any subsequent Accounting Period and accordingly recovered as part of Total Operating Costs for any such Accounting Period.

3.        AUDITORS' OPINION

The Statement of Costs to be sent to the Suppliers pursuant to sub-section 2.4 shall be accompanied by a report from the auditors of the Ancillary Services Provider considering whether in such auditors' opinion:-

3.1 the Statement of Costs is in agreement with the underlying books and records of the Ancillary Services Provider; and

3.2 Total Operating Costs and Depreciation have been properly extracted from the audited financial statements.

Such auditors' report shall also contain such other matters as the Suppliers in separate general meeting (or their appointed representative) may agree with the auditors of the Ancillary Services Provider.

4.        ACCOUNTING PERIOD

The first Accounting Period shall run from (and including) 31st March, 1990 to (and including) 31st March, 1991. Thereafter, unless agreed by the Ancillary Services Provider and the Suppliers in separate general meeting each Accounting Period shall be for a period of twelve months. In the event that the Ancillary Services Provider wishes to change its accounting reference date it shall give due notice thereof to all Suppliers who shall agree to enter (either themselves or through their appointed representative) into an amending agreement to give effect to the same at the cost and expense of the Ancillary Services Provider.

5.        ANCILLARY SERVICES PROVIDER'S CHARGES

5.1 Ancillary Services Provider's charges: In respect of each Accounting Period, the Ancillary Services Provider shall be entitled to recover from the Grid Operator in addition to the cost of Ancillary Services the aggregate of:-

          5.1.1 Total Operating Costs for the relevant Accounting Period (as identified by the Statement of Costs for such Accounting Period to be submitted pursuant to sub-section 2.4); and

          5.1.2     the Margin.

5.2 Recovery of Charges: The Ancillary Services Provider's charges in respect of any Accounting Period shall be recovered from the Grid Operator on a daily basis in accordance with the Pool Rules and by reference to the allocation provided therein by:-

          5.2.1 estimating a daily amount necessary to recover the charge by reference to the ASP Budget and, where appropriate, any under- or over-recovery in respect of any previous Accounting Period; and

          5.2.2 adjusting that amount by reference to any subsequent Statement of Costs.

5.3 Revision of Estimates: If the Ancillary Services Provider reasonably believes that the amount which will be recovered under sub-section 5.2 is likely to be 10 per cent. more or less than the amount to which it is entitled under sub-section 5.1 it shall, with the consent of the Suppliers in separate general meeting or their appointed representative (such consent not to be unreasonably withheld or delayed), revise as appropriate the estimate made in accordance with sub-section 5.2.

5.4 Sharing of Efficiency: The Ancillary Services Provider shall be entitled to the benefit of all Efficiencies and, accordingly, to charge Grid Operator the amount of all Efficiencies by including them in ASP Budgets and Statements of Cost in the following manner. The amount of any Efficiency arising in any Accounting Period shall be identified in the Statement of Costs for such Accounting Period submitted pursuant to sub-section 2.4 and shall be taken into account in the Statement of Costs for the two successive Accounting Periods thereafter. Accordingly, the amount of any Efficiency may be included in any Statement of Costs for the two Accounting Periods following that in which the Efficiency is identified. In the Statement of Costs for the third consecutive Accounting Period and all following Accounting Periods thereafter the amount of such Efficiency shall be eliminated.

6.        CORPORATE OVERHEAD CHARGES AND PURCHASES

6.1 Corporate Overhead Charges: The Ancillary Services Business may take into account in any ASP Budget or Statement of Costs (and consequently its charges to Suppliers) all corporate overhead charges payable by the Ancillary Services Provider to its immediate holding company or any other division of the company of which it is a division provided such corporate overhead charges are reasonable and in due proportion to the corporate overhead charges payable by other affiliates of the Ancillary Services Provider or divisions of the company of which the Ancillary Services Provider is a division as reported upon by the auditors of the Ancillary Services Provider.

6.2 Goods or services: Purchases of goods or services from affiliates of the Ancillary Services Provider shall be on arm's length terms.

7.        FUEL SECURITY

Except to the extent recoverable under any other provision of this Schedule, any additional costs necessarily incurred by the Ancillary Services Provider in running the Ancillary Services Business during a Security Period shall be regarded as beyond the control of the Ancillary Services Provider, which may recover the same in full from Suppliers provided such costs have been verified as additional costs by the auditors of the Ancillary Services Provider. Suppliers shall be obliged to pay the actual amount of such costs and expenses.

8.        CAPITAL EXPENDITURE

8.1 Capital Expenditure (1): The following provisions apply to Capital Expenditure by the Ancillary Services Provider in respect of the Ancillary Services Business:-

          8.1.1 save as provided below, Capital Expenditure by the Ancillary Services Provider which may be recovered by Depreciation charged to Suppliers shall require the prior approval of the Suppliers in separate general meeting (or their appointed representative), such approval to take into account an appropriate sharing of the Efficiencies arising from such Capital Expenditure;

          8.1.2 Capital Expenditure which may be recovered by Depreciation charged to Suppliers specified in any ASP Budget shall be regarded as approved by the Suppliers in separate general meeting or their appointed representative, as the case may be unless the Suppliers in separate general meeting (or their appointed representative) notify the Ancillary Services Provider to the contrary within one month after receipt of such ASP Budget;

          8.1.3 in any Accounting Period the Ancillary Services Provider may incur Capital Expenditure which may be recovered by Depreciation charged to Suppliers without the need to consult or obtain the approval of the Suppliers or their appointed representative, as the case may be, up to a maximum of the Individual Limit for each item of Capital Expenditure and a maximum of the Overall Limit for all items of Capital Expenditure and, in the event of the Ancillary Services Provider incurring such Capital Expenditure, it shall notify all Suppliers as soon as practicable thereafter; and

          8.1.4 the Ancillary Services Provider shall be entitled to incur Capital Expenditure which may be recovered by Depreciation charged to Suppliers of any amount without the need to obtain the approval of the Suppliers in separate general meeting (or, as the case may be, their appointed representative) in circumstances where:-

                    (a) the Ancillary Services Provider would be in breach of its duties under the NGC Transmission Licence unless such Capital Expenditure were incurred; and

                    (b) it has not reached agreement with the Suppliers in separate general meeting (or, as the case may be, their appointed representative) on such Capital Expenditure within a reasonable period of time.

8.2 Capital Expenditure (2): Capital Expenditure not falling within sub-section 8.1 may not be charged as Depreciation to Suppliers.

                                      ANNEX

                                     Part 1

                   ASP Budget for the First Accounting Period

                                                                (pound)M
                                                                --------

Purchases of Ancillary Services                                    85.00

Local Overheads                                                     0.81

NGC Corporate Management Charge                                     0.48

NGC System Operations Charge                                        0.25

NGC Settlement Systems Charge                                       0.25
                                                               ---------
                                                                   86.79
                                                               =========

                                     Part 2

                          Pro-forma Statement of Costs



                                                                (pound)M
                                                                --------
Purchases of Ancillary Services

Local Overheads

NGC Corporate Management Charge

NGC System Operations Charge

NGC Settlement Systems Charge

                                     Part 3

                         Pro-forma Statement of Charges


--------------------------------------------------------------------------------
 Name     Contributory Share      Period to which charges relate        Amount
--------------------------------------------------------------------------------















--------------------------------------------------------------------------------

                                   SCHEDULE 19

                             Objective and Scope of
                       the Scheduling and Despatch Review

1. Objective: The objective of the Scheduling and Despatch Review will be to establish that:-

          1.1 scheduling and despatch is carried out in accordance with the Scheduling and Despatch Code; and

          1.2 information is entered into PORTHOLE in accordance with the Pool Rules.

2.        Scope: The scope of the review will be to:-

          2.1 review internal scheduling and despatch operating procedures for consistency with the Scheduling and Despatch Code;

          2.2 review the internal checks that the Grid Operator has established to ensure that the operation of scheduling and despatch has been carried out in accordance with the procedures referred to in sub-section 2.1;

          2.3 perform compliance testing of the operation of the internal checks referred to in sub-section 2.2;

          2.4 review the operating procedures in relation to the use of the Generation Schedule Goal program, including:-

                    (a) controls over the input of data and the output of data to establish that they are appropriate to ensure an adequate level of control; and

                    (b) procedures for the retention of records of the nature and extent of and reasons for any manual adjustments to Generation Schedule Goal output or where Generation Schedule Goal is run using non-standard parameters, for consistency with the Scheduling and Despatch Code;

          2.5 perform compliance testing of the operating procedures referred to in sub-section 2.4;

          2.6 review the operating procedures referred to in sub-sections 2.1, 2.2 and 2.4 to establish that there is no bias in favour of or against any particular Pool Member on the part of the Grid Operator;

          2.7 review the operating procedures relating to the recording of despatch instructions, availability declarations, generation offer prices and the application of reason codes and the entry of data into PORTHOLE for consistency with the Pool Rules;

          2.8 perform compliance testing of the operating procedures referred to in sub-section 2.7;

          2.9       review the operating procedures referred to in sub-section
                    2.1 to establish that in the call for the delivery of Ancillary Services by the Grid Operator there is no bias in favour of or against any particular Pool Member on the part of the Grid Operator;

          2.10      review the call for the delivery of Ancillary Services;

          2.11 compare the generation schedule forecast demand with actual demand; and

          2.12 review the generation schedule forecast demand for consistency with Section OC1 of the Grid Code.

                                   SCHEDULE 20

                              Accountable Interest

1.        [Not used.]

2.        ACCOUNTABLE INTERESTS

The rules for determining whether or not any person has an Accountable Interest in any Generating Unit and, if so, the MW in respect of which that person shall be treated as having such an Accountable Interest shall, subject to the following sections of this Schedule, be ascertained in such manner as the Executive Committee with the approval of the Director may determine being the appropriate share (namely the share representing that person's economic interest therein) in the declared net capacity of any Generating Unit.

3.        NET CAPACITY

There shall be attributed to the person the whole of the declared net capacity represented by any Own Generating Unit.

4.        DETERMINATION OF ACCOUNTABLE INTEREST

For the purposes of this Schedule and subject to Section 5, the person shall have an Accountable Interest in a Generating Unit (not being an Own Generating
Unit) in circumstances where:-

4.1 the Operator is a related undertaking of the person or any affiliate of the person; or

4.2 the person or any affiliate of the person is in partnership with or is party to any arrangement for sharing profits or cost-savings or any joint venture with the Operator or with any third party with regard to the Operator; or

4.3 the person or any affiliate of the person has (directly or indirectly):-

          (a)       any beneficial shareholding interest in the Operator; or

          (b)       any beneficial Underlying Interest in the Generating Unit;
                    or

          (c) provided or agreed to provide finance to the Operator otherwise than on arm's length terms; or

          (d) provided or agreed to provide, or has determined or is responsible for determining the price (or other terms affecting the financial value) of, the fuel used in the Generating Unit.

5.        NO ACCOUNTABLE INTEREST

The person shall not be deemed to have an Accountable Interest in a Generating Unit where:-

5.1 such Generating Unit is owned and operated by NGC under a licence granted pursuant to section 6 of the Act; or

5.2 the person's interest arises wholly under the terms of this Agreement or under any electricity purchase or sale contract; or

5.3 the person's interest arises solely by virtue of arrangements for the sharing with the Operator of any Generating Unit of the risks associated with changes in the price of fuel used by the Generating Unit during the term of any contract for the provision of electricity from the Generating Unit to the person.

6.        AMOUNT OF CAPACITY

The Pool Member submitting an Admission Application shall provide to the Executive Committee and the Director a statement identifying (in such detail and with such supporting documents or information as the Executive Committee or the Director may require) the amount of capacity in MW represented by the Registered Capacity of Generating Units in which any person who has an Accountable Interest in the Generating Unit which is the subject of the Admission Application, including the Pool Member, has an Accountable Interest, as at the date of the statement.

7.        ALTERNATIVE BASIS OF CALCULATIONS

Where the Executive Committee or the Director is satisfied that the basis of calculation used by the Pool Member is not in conformity with this Schedule, the Executive Committee or the Director may issue directions specifying an alternative basis of calculation, and the basis of calculation provided by the Pool Member shall be adjusted accordingly with effect from the date of issue of the directions or such other date as may be specified in the directions.

                                   SCHEDULE 21

                           Meter Operators for Stage 1

                               PART 1: PRELIMINARY

1.        INTRODUCTION

1.1 Definitions and constructions: The Parties and Meter Operator Parties expressly agree and acknowledge that the words and expressions listed below, and which are used for the purposes of this Schedule, shall not be capable of amendment without the consent of Meter Operator Parties, but that any word or expression which is not so listed in this Schedule but is a definition for the purposes of this Agreement and is used primarily for parts of this Agreement other than this Schedule shall, subject to paragraph 2.2.3 and without prejudice to sub-section 2.5, be capable of being amended without such consent notwithstanding that it may also be used in this Schedule:-

          Active Energy;
          Active Power;
          Agreed Procedure;
          Agreed Procedures Index;
          Code of Practice;
          Communications Equipment;
          Equipment Owner;
          ERS;
          Export;
          FMS Codes of Practice;
          FMS Date;
          FMS Metering Equipment;
          Force Majeure;
          Generic Dispensations;
          Good Industry Practice;
          Host PES;
          Import;
          Invitee;
          Licence Restricted Party;
          Meter;
          Metering Equipment;
          Meter Operator Party;
          Meter Operator Party Accession Agreement;
          Meter Operator Party Admission Application;
          Meter Operator Party Resignation Notice;
          New Meter Operator Party;
          Non-Embedded Customer;
          Operator;
          Outstation;
          Potential Operator;

          Reactive Energy;
          Reactive Power;
          Register;
          Registrant;
          Stage 1 Customer;
          Stage 1 Metering System;
          Stage 1 Non-Pooled Generator;
          Substantial Part;
          Synopsis of Metering Codes;
          Tariff or relevant Tariff;
          Tariff Operator; and
          Third Party.

1.2       Interpretation:

          1.2.1 Wherever a reference is made in this Schedule to a Meter Operator Party or to an Operator, such reference shall be to a Meter Operator Party in its capacity as Meter Operator Party in relation to Stage 1 Metering Systems or, where the context so requires, to an Operator in its capacity as Operator in relation to Stage 1 Metering Systems, but shall not refer to the person which is that Meter Operator Party or Operator in, and shall be in all cases without prejudice to, any other capacity in which such person may be party to this Agreement.

          1.2.2 This Schedule 21 relates only to the rights and obligations of a Meter Operator Party regarding the accurate measurement using Stage 1 Metering Systems of electricity traded under this Agreement. It does not deal with any rights or obligations of any Party relating to Stage 2 Metering Systems as to which other provisions of this Agreement apply.

1.3       Agreed Procedures and Codes of Practice:

          1.3.1 Each of the Parties and each of the Meter Operator Parties undertakes to comply with the Agreed Procedures and the Codes of Practice insofar as applicable to it.

          1.3.2 The Settlement System Administrator shall retain copies of all Agreed Procedures and Codes of Practice applicable to Stage 1 Settlement and of any other documentation referred to in such Agreed Procedures or Codes of Practice and shall provide a copy of all or any thereof to any Party or Meter Operator Party on request and may make a reasonable charge for such provision.

          1.3.3 Notwithstanding the absence from time to time of its express consent, each Meter Operator Party hereby expressly acknowledges and agrees to be bound by the provisions contained in this Agreement which govern the method by which all Agreed Procedures and Codes of Practice may be, from time to time, changed or substituted and which determine the meaning in any given context of the terms the "relevant Agreed Procedure" and the "relevant Code of Practice".

1.4       Agreed Procedures and Codes of Practice: Referral to the Director:

          1.4.1 Without prejudice to paragraph 1.3.3, where any Meter Operator Party considers that any change proposed to be made to any Agreed Procedure or to any Code of Practice applicable to Stage 1 Settlement would have a material adverse effect on its rights and liabilities as a registered Operator, a Potential Operator or Tariff Operator as set out in this Schedule (the "proposed change"), it shall have the right in the prescribed time limits to refer the matter in writing to the Director (such referral to be copied to the Executive Committee) who shall determine, taking into account the views expressed by the Executive Committee and any Parties referred to below in this sub-section, whether such proposed change has such a material adverse effect. The Director's determination shall be final and binding for all purposes.

          1.4.2 For the purposes of enabling any Meter Operator Party to appeal to the Director against a proposed change to any Agreed Procedure or Code of Practice in accordance with paragraph 1.4.1, the Executive Committee shall give all Parties, Meter Operator Parties and the Director notice of the proposed changes at least 14 clear days prior to the implementation of such proposed change in accordance with the provisions of this Agreement.

          1.4.3 If an appeal to the Director against a proposed change to any Agreed Procedure or Code of Practice is made within 14 days after notification by the Executive Committee pursuant to paragraph 1.4.2, the change shall not come into effect until the determination of the Director has been made and then subject to paragraph 1.4.4. If no appeal is made within the said 14 days, the change shall come into effect on the expiry of that period (or such later date as the Executive Committee may determine).

          1.4.4 The Director shall within 28 days of receipt of a referral (or within such extended period as the Director shall have notified to the Executive Committee within that 28 day period as being necessary to enable him to reach a considered determination) pursuant to paragraph 1.4.1 make the determination referred to therein giving supporting reasons and:-

                    (i) if the determination of the Director is that the proposed change does not have a material adverse effect upon the rights and liabilities as set out in this Schedule 21 of the appellant Meter Operator Party as registered Operator, as Potential Operator or as Tariff Operator then the proposed change shall come into effect in accordance with the provisions of this Agreement; and

                    (ii) if the determination of the Director is that the proposed change does have a material adverse effect upon the rights and liabilities as set out in this Schedule

                              21 of the appellant Meter Operator Party as registered Operator, as Potential Operator or as Tariff Operator, the Director may require that the proposed change not come into effect (in which case such proposed change shall not come into effect) or require that modifications be made to the proposed change to obviate or mitigate such material adverse effect. In the latter case the Executive Committee and each Party whose consent is required to the relevant amendment to that Agreed Procedure or, as the case may be, Code of Practice, shall take all reasonable steps to implement any decision of the Director (for which reasons shall be given) requiring changes to be made to such Agreed Procedure or Code of Practice with the purposes of obviating or, where the Director considers appropriate, mitigating such material adverse effect on such Meter Operator Party.

2.        AMENDMENTS AND MODIFICATIONS

2.1 Obligations: The Parties and Meter Operator Parties expressly acknowledge and agree that each Meter Operator Party is bound only to the extent of the obligations which are expressly set out or referred to in this Schedule (including those provisions incorporated herein by reference in Section 24) and not by any other provision of this Agreement. Each Meter Operator Party agrees to comply with the provisions of this Schedule (including those provisions of this Agreement incorporated herein by reference in Section 24). The Parties and Meter Operator Parties further expressly agree that any Meter Operator Party (in its capacity as such) shall be conferred only with such rights in respect of this Agreement as are expressed to be conferred on it as Operator or Meter Operator Party pursuant to provisions which are expressly set out in this Schedule (including those provisions incorporated herein by reference in Section 24) or are definitions listed in sub-section 1.1.

2.2       Consent:

          2.2.1 The consent or agreement of any Meter Operator Party shall not be required to any modification, abrogation, amendment or suspension of any provision of this Agreement which is not expressly set out in this Schedule (and for this purpose the provisions of this Agreement incorporated herein by reference in Section 24 shall be deemed to be not set out in this Schedule) or which is not a definition listed in sub-section 1.1. Each Meter Operator Party hereby irrevocably waives any rights which it might be considered or held to have to consent or agree to any such modification, abrogation, amendment or suspension.

          2.2.2 Where under paragraph 2.2.1 a Meter Operator Party would otherwise have a right to consent or agree to a modification, abrogation, amendment or suspension of a provision of this Agreement then that consent or agreement shall not be required in circumstances where the consent or agreement of any Party (not being the Settlement System Administrator, the Grid Operator, the Ancillary Services Provider, the Pool

                    Funds Administrator or, if it is a Party, any Pool Agent) is also not required under this Agreement to such modification, abrogation, amendment or suspension.

          2.2.3 A Meter Operator Party whose consent or approval need not by virtue of this Section 2 be sought or obtained to any modification, abrogation, amendment or suspension of any provision of this Agreement may refer the matter to the Director as if it were a referral under and in accordance with sub-section 1.4 (and such that the provisions of that sub-section shall apply mutatis mutandis to such referral) provided that in reaching any determination as to whether the proposed change shall come into effect the Director shall consider the nature of the changes upon Meter Operator Parties as a class and shall not have locus standi to consider any perceived or actual prejudice as an individual Meter Operator Party.

2.3 Authorisation to amend: Without prejudice to sub-sections 2.1 and 2.2, each Meter Operator Party hereby unconditionally and irrevocably authorises and instructs the Chief Executive and each person authorised for the purpose by the Executive Committee to sign on its behalf amending agreements to this Agreement and to execute any agreement which modifies, abrogates, amends or suspends any provision of this Agreement in circumstances where such Meter Operator Party's consent or approval is not required, and undertakes not to withdraw, qualify or revoke such authority and instruction at any time.

2.4 Notification: The Executive Committee shall notify each Meter Operator Party of all amendments, modifications, abrogations and suspensions which are made to this Agreement for which the consent or agreement of such Meter Operator Party is not required.

2.5 Further rights: The Executive Committee shall from time to time consider any representations which Meter Operator Parties may make to the effect that there are provisions set out in this Agreement but not in this Schedule 21 and, accordingly, in respect of which Meter Operator Parties are not conferred with rights by virtue of this
          Section 2, which are operating in a manner which is having a material effect on the rights and liabilities of such Meter Operator Parties as set out herein. The Executive Committee shall consider whether, and the extent to which (if at all), such provisions should be recommended for incorporation into this Schedule 21.

                   PART 2: ADMISSION, RESIGNATION AND REMOVAL

3.        ADMISSION

3.1 General: Subject to the following provisions of this Section 3, the Parties and the Meter Operator Parties shall admit as an additional party for the purposes of this Schedule only, on the terms set out in
          Section 2, any person (the "New Meter Operator Party") who applies to be admitted in the capacity of Meter Operator Party.

3.2 Procedure for admission: Admission Application: A New Meter Operator Party wishing to be admitted as an additional party for the purposes only of this Schedule, on the terms set out in Section 2, shall complete a Meter Operator Party Admission Application and shall deliver it to the Executive Committee together with the fee (which shall be non-refundable).

3.3 Procedure for admission as Meter Operator Party: Executive Committee response:

          3.3.1 Upon receipt of any Meter Operator Party Admission Application duly completed the Executive Committee shall notify all Parties, Meter Operator Parties and the Director of such receipt and of the name of the New Meter Operator Party.

          3.3.2 Any Pool Member may by written notice to the Executive Committee, stating the grounds for the objection, object to the admission of any person in respect of which a Meter Operator Party Admission Application has been received by the Executive Committee and where any such notice of objection is received the Executive Committee:-

                    (i) in the case of an application which the Executive Committee considers, taking into account any objection made pursuant to this paragraph, to be frivolous or vexatious, may reject such application and such rejection shall on that application be final and binding and there shall not be conferred upon the relevant New Meter Operator Party, by virtue of such rejection, any further right of appeal to the Director in respect thereof; or

                    (ii) in the case of an application which the Executive Committee does not consider, taking into account any objection made pursuant to this paragraph, to be frivolous or vexatious, shall refer the matter to the Director for determination and the provisions of sub-section 3.4 shall apply to such determination.

                    Any objection to be effective must be received by the Executive Committee within 7 days of notification by the Executive Committee of the relevant Meter Operator Party Admission Application in accordance with paragraph 3.3.1 (the "objection period"), and the Executive Committee shall disregard any notice of objection which is received outside the prescribed period. Any notice of objection shall be copied by the

                    Executive Committee upon its receipt to all Parties, Meter Operator Parties and the Director.

          3.3.3 Within 7 days of the expiry of the objection period (the "consideration period") the Executive Committee shall notify the New Meter Operator Party and the Director either:-

                    (a) that the New Meter Operator Party shall be admitted as a Meter Operator Party, in which event the provisions of sub-section 3.5 shall apply; or

                    (b) that the Executive Committee has received an objection, or objections, to the admission of that New Meter Operator Party and, on the basis thereof, considers the application to be frivolous or vexatious and for that reason is rejecting the application without further right of appeal; or

                    (c) that the Executive Committee has received an objection, or objections, to the admission of that New Meter Operator Party in accordance with paragraph 3.3.2 and has referred the matter to the Director in accordance with sub-section 3.4.

                    If the Executive Committee shall fail so to notify the New Meter Operator Party and the Director, the New Meter Operator Party may within 7 days after the expiry of the consideration period refer the matter to the Director pursuant to sub-section 3.4, in which event the provisions of that paragraph shall apply.

          3.4       Procedure for application: Reference to the Director:

          3.4.1     If:-

                    (a) a notice of objection or notices of objection to the admission of the New Meter Operator Party as a Meter Operator Party within the objection period has (or have) been received and the Executive Committee has not notified the New Meter Operator Party that it is rejecting its application on the basis that those objections demonstrate that the relevant application is frivolous or vexatious; or

                    (b) the Executive Committee shall have failed to notify the New Meter Operator Party as provided in paragraph 3.3.3 within the consideration period,

                    the matter may be referred by way of written application of the New Meter Operator Party, copied to the Executive Committee, to the Director for determination. The determination of the Director, which shall be made within 28 days after receipt of the said written application and shall be to the effect that the New Meter Operator Party should or should not be admitted as a Meter Operator Party for the purposes of this

                    Schedule, shall be final and binding for all purposes. The Director shall publish reasons supporting his determination.

          3.4.2     (a)       If the determination is to the effect that the New
                              Meter Operator Party should be admitted as a Meter
                              Operator Party, the New Meter Operator Party shall be admitted and the provisions of sub-section 3.5 shall apply.

                    (b) If the determination is to the effect that the New Meter Operator Party should not be admitted as a Meter Operator Party, the New Meter Operator Party's application for admission shall lapse and be of no effect and the New Meter Operator Party shall not be, and shall not be entitled to be, admitted as a Meter Operator Party consequent upon such application (but without prejudice to any new application it may make thereafter).

3.5       Admission: If:-

          3.5.1 the Executive Committee shall notify the New Meter Operator Party and the Director as provided in paragraph 3.3.3(a); or

          3.5.2 the New Meter Operator Party is to be admitted as a Meter Operator Party pursuant to sub-section 3.4,

          the Executive Committee shall forthwith prepare or cause to be prepared a Meter Operator Party Accession Agreement. Subject to the Executive Committee making all notifications and filings (if any) required of it for regulatory purposes and obtaining all regulatory consents and approvals (if any) required to be obtained by it, the Executive Committee shall instruct the Chief Executive or another person authorised by the Executive Committee for the purpose to prepare a Meter Operator Party Accession Agreement and to sign and deliver the Meter Operator Party Accession Agreement on behalf of all Parties and Meter Operator Parties other than the New Meter Operator Party and the New Meter Operator Party shall also execute and deliver the Meter Operator Party Accession Agreement and, on and subject to the terms and conditions of the Meter Operator Party Accession Agreement, the New Meter Operator Party shall become a Meter Operator Party on the terms set out in Section 2, for the purposes of this Schedule, with effect from the date specified in such Meter Operator Party Accession Agreement (and, if no such date is so specified, the date of such Meter Operator Party Accession Agreement). The New Meter Operator Party shall pay all costs and expenses associated with the preparation, execution and delivery of its Meter Operator Party Accession Agreement. Each Party and Meter Operator Party hereby authorises and instructs the Chief Executive and each person authorised for the purpose by the Executive Committee to sign on its behalf Meter Operator Party Accession Agreements and undertakes not to withdraw, qualify or revoke such authority and instruction at any time. The Executive Committee shall promptly notify all Parties and Meter Operator Parties and the Director of the execution and delivery of each Meter Operator Party Accession Agreement.

3.6 Additional Agreements: Upon and as a condition of admission as a Meter Operator Party, a New Meter Operator Party shall execute and deliver such further agreements and documents and shall do all such other acts, matters and things as the Executive Committee may reasonably require.

3.7 Application fees: All fees received by the Executive Committee in respect of any application by a New Meter Operator Party to become a Meter Operator Party shall be used to defray the costs and expenses of the Executive Committee and shall be paid to such account as the Executive Committee may direct. The application fee shall be (pound)250 or such other amount as the Executive Committee may, with the prior approval of the Director, from time to time prescribe.

3.8 Acknowledgement that provisions not exhaustive of being Operator: The compliance by any person with the provisions of this Section 3 with regard to its admission as a Meter Operator Party shall not of itself mean that all things have been done and agreements or arrangements have been entered into with other Parties and persons such that the duly admitted Meter Operator Party is entitled or enabled to comply as an operational, physical or legal matter with its obligations, or to enjoy its rights, as an Operator under this Schedule and the provisions of this Schedule shall always be without prejudice to the rights and obligations of such Meter Operator Party under any other agreement or arrangement with such other Parties or persons.

3.9 Compliance: Each Meter Operator Party shall procure that for so long as it is a Meter Operator Party it shall at all times satisfy or otherwise comply with the admission conditions set out in its Meter Operator Party Admission Application applicable to it (and/or such further or other conditions as the Executive Committee may from time to time reasonably specify) and upon request from time to time shall promptly provide the Executive Committee with evidence reasonably satisfactory to the Executive Committee of such satisfaction and compliance.

3.10      Change of capacities:

          3.10.1 Any Meter Operator Party admitted as an additional party pursuant to this Section 3 may apply, whether in substitution for or in addition to being a Meter Operator Party, to become a Party to this Agreement in accordance with Clause 3 and, if appropriate, a Pool Member in accordance with Clause 8. Such Meter Operator Party shall only be entitled to become a Party and, as the case may be, Pool Member in accordance with those provisions of this Agreement.

          3.10.2 Subject to the transitional arrangements set out in Section 23, any Party to this Agreement may, upon application to the Executive Committee and satisfaction of such conditions (if any) as the Executive Committee may reasonably require, whether in substitution for or in addition to being a Party, become a Meter Operator Party for the purposes of and on the terms set out in this Schedule.

4.        REGISTRATION OF OPERATORS

4.1 Registration: Subject to Clause 60.4, the identity of the Operator for each Stage 1 Metering System which the Settlement System Administrator shall take into account for the purposes of Stage 1 Settlement and which shall be the Operator for all purposes of this Schedule shall be as notified to the Settlement System Administrator in accordance with this Schedule and as recorded by it, for the time being and from time to time, in the Register.

4.2 Who can be Operator: The operator of any Stage 1 Metering System proposed to be registered with the Settlement System Administrator or the new operator of any Stage 1 Metering System already so registered shall be either:-

          4.2.1 the Meter Operator Party specified as such in a notice served by it upon the Settlement System Administrator in accordance with the relevant Agreed Procedure and which has acknowledged its appointment therein; or

          4.2.2 where no Meter Operator Party is specified pursuant to paragraph 4.2.1 or such Meter Operator Party has not acknowledged its appointment, the Registrant deemed to be Operator pursuant to Clause 60.4.5 in accordance with the provisions thereof.

4.3 Consents: Subject to Clause 60.4.9, no person shall be the Operator of a Stage 1 Metering System without the prior written consent of:-

          (i) the person (if not the Operator or Registrant in respect thereof) which is at that time the Equipment Owner;

          (ii) in the case of a Stage 1 Metering System to be operated in respect of supplies to a Stage 1 Customer and, if different from the Equipment Owner, that Stage 1 Customer; and

          (iii) in the case of a Stage 1 Metering System to be operated in respect of supplies from a Stage 1 Non-Pooled Generator, and if different from the Equipment Owner, that Stage 1 Non-Pooled Generator.

          The Registrant in respect of that Stage 1 Metering System shall provide evidence of such consent to the Executive Committee and to the Settlement System Administrator at the time of the registration of that Meter Operator Party as Operator in respect of such Stage 1 Metering System. The Settlement System Administrator shall not register as an Operator in respect of such Stage 1 Metering System any person in respect of which evidence of consent of the Equipment Owner, and where applicable and where different, the relevant Stage 1 Customer or Stage 1 Non-Pooled Generator, is required but has not been so provided. Where no such evidence or insufficient evidence is provided the Settlement System Administrator shall notify the relevant Meter Operator Party accordingly.

4.4       Power to prescribe new registration conditions:

          4.4.1 The Executive Committee shall have the power to prescribe, from time to time, such further conditions to be imposed upon the registration of any Meter Operator Party as an Operator under this Schedule as it shall consider appropriate with the consent of the Meter Operator Parties. In the case of a Meter Operator Party, such consent shall not be unreasonably withheld or delayed and notification of such consent or refusal to consent shall be made to the Executive Committee within 7 days of its consent being requested. If any Meter Operator Party refuses to consent or does not consent within the prescribed 7 day period, the Director shall determine whether such consent was unreasonably withheld.

          4.4.2 The conditions to be imposed pursuant to paragraph 4.4.1 shall be as specified from time to time in an Agreed Procedure and each Operator shall be required, upon the bringing into effect of new or revised conditions, to demonstrate to the satisfaction of the Executive Committee in accordance with the provisions of such Agreed Procedure, the ability to comply with the standards laid down therein.

          4.4.3 Any Operator which is not able to demonstrate compliance with such revised standards in accordance with paragraph
                    4.4.2 shall at the time specified in that Agreed Procedure cease to be a Meter Operator Party for the purposes hereof, but such cessation shall be without prejudice to any right to make a future application to become a Meter Operator Party or Operator in accordance with the provisions of this Schedule.

5.        RESIGNATION

5.1 Resignation as Meter Operator Party: Subject as provided in sub-section 5.2:-

          5.1.1 a Meter Operator Party shall be entitled at any time to resign as a Meter Operator Party by delivering a Meter Operator Party Resignation Notice to the Secretary; and

          5.1.2 such resignation shall take effect 28 days after receipt of the Meter Operator Party Resignation Notice by the Secretary.

          Promptly after receipt of a duly completed Meter Operator Party Resignation Notice from a Meter Operator Party, the Secretary shall notify (for information only) all of the other Parties, Meter Operator Parties, the Executive Committee and the Director of such receipt and of the name of the Meter Operator Party wishing to resign.

5.2 Restrictions on resignation: A Meter Operator Party may not resign as a Meter Operator Party (and any Meter Operator Party Resignation Notice delivered pursuant to paragraph 5.1.1 shall lapse and be of no effect) unless:-

          (i) as at the date its resignation would otherwise become effective all sums due from such Meter Operator Party to the Executive Committee or any other Party or Meter Operator Party under this Agreement or any agreement entered into pursuant to and in accordance with this Agreement (whether by or on behalf of such Meter Operator Party) and notified for the purposes of this sub-section 5.2 by the Executive Committee to such Meter Operator Party prior to the date of its resignation have been paid in full; and

          (ii) the Meter Operator Party is not registered as the Operator in respect of any Stage 1 Metering System.

5.3       Resignation as an Operator:

          5.3.1 An Operator shall be entitled at any time to resign as Operator of a Stage 1 Metering System by service of a duly completed notice in the form prescribed by the relevant Agreed Procedure upon the Settlement System Administrator.

          5.3.2 Such resignation shall take effect (unless otherwise agreed with the Settlement System Administrator) on the date specified therein which shall be no earlier than the date specified in the relevant Agreed Procedure.

          5.3.3 The Settlement System Administrator shall notify the relevant Registrant and, where applicable, Host PES of receipt by it of a notice pursuant to this sub-section 5.3 within one working day following such receipt.

5.4 Release as a Meter Operator Party: Without prejudice to Clause 66.7 as incorporated into this Schedule by Section 24, upon a Meter Operator Party's resignation becoming effective in accordance with sub-section 5.1:-

          5.4.1 such Meter Operator Party shall cease automatically to be a Meter Operator Party;

          5.4.2 such Meter Operator Party shall (subject as provided below) be automatically released and discharged from all its obligations and liabilities in its capacity as Meter Operator Party under this Schedule and any agreement referred to in sub-section 5.2; and

          5.4.3 each of the other Parties and Meter Operator Parties shall (subject as provided below) be automatically released and discharged from its obligations and liabilities to such Meter Operator Party in its capacity as Meter Operator Party under this Schedule and any agreement referred to in sub-section 5.2.

          Each Meter Operator Party shall promptly at its own cost and expense execute and deliver all agreements and other documentation and do all such other acts, matters and things as may be necessary to confirm such cessation, release and discharge. The release and discharge effected pursuant to this sub-section 5.4 shall not extend to the accrued rights and liabilities of a Meter

          Operator Party nor to the rights and liabilities of that Meter Operator Party which may accrue in relation to the period during which it was a Meter Operator Party under this Schedule pursuant to Section 2 or any agreement referred to in sub-section 5.2.

6.        REMOVAL AND CESSATION

6.1 Removal as Operator by Registrant: Without prejudice to any rights under any other agreement between any Operator and any other person (which the Settlement System Administrator shall not be obliged to take into account or acknowledge for the purposes of this Agreement) and without prejudice to its accrued rights and liabilities and its rights and liabilities which may accrue in relation to the period during which it was Operator pursuant to this Schedule, the Registrant of any Stage 1 Metering System may remove the Operator of such Stage 1 Metering System upon service of a duly completed notice in the form prescribed by the relevant Agreed Procedure to be served upon the Settlement System Administrator (with a copy to be served upon the relevant Stage 1 Customer (if any) or Stage 1 Non-Pooled Generator (if any)) and such notice to take effect (unless otherwise agreed with the Settlement System Administrator) on the date specified therein which shall be no earlier than the date specified in the relevant Agreed Procedure. The Settlement System Administrator shall notify the relevant Operator and, where applicable, Host PES of the receipt by it of a notice pursuant to this sub-section 6.1 following such receipt.

6.2       Removal as Operator or Meter Operator Party for cause: Subject:-

          6.2.1 to good cause for the removal of a Meter Operator Party (i) as Operator in respect of one or more, but not all, Stage 1 Metering Systems in respect of which it is the Operator, or
                    (ii) as Meter Operator Party in respect of all, but not some, Stage 1 Metering Systems in respect of which it is the Operator, having been demonstrated to the satisfaction of the Executive Committee; and

          6.2.2     as provided in sub-sections 6.3 and 6.4,

          an Operator (where removal is in respect of one or more, but not all, such Stage 1 Metering Systems) or, as the case may be, a Meter Operator Party (where removal is in respect of all such Stage 1 Metering Systems), may at any time be removed by:-

          (a) resolution of the Executive Committee passed by a majority of not less than 75% of the total votes of all Committee Members which may be exercised whether or not any such Committee Member is present in accordance with the provisions of this Agreement; and

          (b) the giving by the Executive Committee to the Operator or, as the case may be, Meter Operator Party after such resolution has been passed or deemed effective (which the Executive Committee shall promptly do) of not less than 28 days' notice in writing of such removal.

6.3 Good cause for removal: Good cause for the purposes of paragraph 6.2.1 may include the following:-

          6.3.1 the failure by the Operator or Meter Operator Party as Operator in any persistent, material respect or in any single, major respect to perform or comply with any of the obligations expressed to be assumed by it under this
                    Schedule 21 and such default (if capable of remedy) is not remedied within a reasonable period of time after the Executive Committee has given notice to that Operator or, as the case may be, Meter Operator Party of the occurrence thereof and requiring the same to be remedied; and

          6.3.2 in the case of removal as a Meter Operator Party, where a Meter Operator Party:-

                    (a) is unable to pay its debts (within the meaning of section 123(1) or (2) of the Insolvency Act 1986) or has any voluntary agreement proposed in relation to it under section 1 of that Act or enters into any scheme of arrangement (other than for the purpose of reconstruction or amalgamation upon terms and within such period as may previously have been approved in writing by the Executive Committee);

                    (b) has a receiver (which expression shall include an administrative receiver within the meaning of section 29 of the Insolvency Act 1986) of the whole or any material part of its assets or undertaking appointed;

                    (c) has an administration order under section 8 of the Insolvency Act 1986 made in relation to it;

                    (d) passes any resolution for winding-up other than a resolution previously approved in writing by the Executive Committee; or

                    (e) becomes subject to an order by the High Court for winding-up.

                    For the purposes of paragraph (a) above the Meter Operator Party shall not be deemed to be unable to pay its debts if any such demand as is mentioned in the said section is being contested in good faith by the Meter Operator Party with recourse to all appropriate measures and procedures.

          For the avoidance of doubt, the Parties and Meter Operator Parties hereby acknowledge and agree that a resolution of the Executive Committee to remove the Operator as Operator or a Meter Operator Party as Meter Operator Party shall not, of itself, constitute good cause.

6.4 Referral to the Director: An Operator or, as the case may be, a Meter Operator Party may in writing within the 28 day period referred to in sub-section 6.2(b) refer a decision of the Executive Committee to remove it for cause pursuant to sub-section 6.2 to the Director. Where such referral is made in accordance with this sub-section 6.4, the removal of such Meter

          Operator Party as Operator or, as the case may be, Meter Operator Party for cause shall not become effective until such time as the Director determines, in accordance with sub-section 6.5, that good cause exists for such removal.

6.5 Determination by Director: The Director, upon any referral being made pursuant to sub-section 6.4, shall determine whether there is good cause within the meaning of this Section 6 for the removal of such Meter Operator Party as Operator or, as the case may be, as Meter Operator Party, within 28 days of the receipt of the written referral of the decision of the Executive Committee. Any decision of the Director that there is, or is not, good cause for removal shall be final and binding on the Parties and Meter Operator Parties. Where the Director determines that there is not good cause for the removal of a Meter Operator Party, the relevant decision of the Executive Committee shall lapse and cease to be effective and such Meter Operator Party shall not be removed as Operator or, as the case may be, Meter Operator Party by virtue of the passing of that resolution.

6.6 Notification of removal: Within 7 days of any Operator or Meter Operator Party being removed for cause in accordance with the provisions of this Section 6, the Secretary shall notify all Parties, Meter Operator Parties, relevant Stage 1 Customers, relevant Stage 1 Non-Pooled Generators and the Director in accordance with the provisions of this Agreement of the identity of the relevant Operator or, as the case may be, Meter Operator Party and of the fact of its removal.

6.7 Right to representation: Any Party or Meter Operator Party against whom the Executive Committee is considering exercising powers pursuant to this Section 6 shall have the right to representation at any meeting of the Executive Committee which considers the exercise of such powers.

6.8 Cessation as Operator: An Operator of any Stage 1 Metering System shall cease to be the Operator therefor when the Plant or Apparatus in respect of such Metering Equipment ceases to be connected at the relevant Site.

6.9 Cessation as Meter Operator Party: Without prejudice to any rights under any other agreement between an Operator and any other person (which the Settlement System Administrator shall not be obliged to take into account or acknowledge for the purposes of this Agreement) and without prejudice to its accrued rights and liabilities and its rights and liabilities which may accrue in relation to the period during which it was a Meter Operator Party under this Schedule, an Operator shall cease to be a Meter Operator Party where it has not been registered by the Settlement System Administrator (save in the case of manifest error or bad faith on the part of the Settlement System Administrator) as an Operator in respect of any Stage 1 Metering System registered with the Settlement System Administrator for any consecutive period of fifteen months.

6.10 Termination of Rights and Obligations under this Agreement: A Meter Operator Party shall only cease to be party to this Agreement in the capacity as a Meter Operator Party in the circumstances and to the extent specified in Section 4, 5 or 6.

6.11 Rights and liabilities as Party: Where any Party which is also a Meter Operator Party resigns as, is removed as, or ceases to be, a Meter Operator Party for the purposes of, and in accordance with, this Schedule, such resignation, removal or cessation shall be without prejudice to all past, present and future accrued and accruing rights and liabilities of that Party as Party in any capacity whatsoever other than as Meter Operator Party.

6.12 Section exhaustive: The Parties and Meter Operator Parties agree that the foregoing provisions of this Section 6, when read with the provisions referred to in this sub-section, are exhaustive of cessation as a Meter Operator Party and of cessation of rights and liabilities as a Meter Operator Party.

                    PART 3: METER OPERATOR'S RESPONSIBILITIES

7.        OBLIGATION TO ENSURE COMPLIANT METERING EQUIPMENT

7.1       General Obligation and Commercial Boundary:

          7.1.1 There must always be one and, at any point in time, no more than one Operator for each Stage 1 Metering System which is registered with the Settlement System Administrator.

          7.1.2 All Stage 1 Metering Systems at the site of a Stage 1 Non-Pooled Generator, which are part of the same Metering Equipment, must have the same Operator.

          7.1.3 Each Operator shall ensure there is installed a Stage 1 Metering System complying with the provisions of this Schedule and Part XV of this Agreement which meets the required levels of accuracy at the commercial boundary at each Site for which it is the Operator and which is as close as reasonably practicable to that commercial boundary taking into account relevant financial considerations. The Parties and Meter Operator Parties acknowledge and agree that Metering Equipment at Power Stations either existing or under construction at the Effective Date might not be situated at the commercial boundary. In such cases, loss adjustment factors may be applied after the Effective Date subject to it being demonstrated to the reasonable satisfaction of the Settlement System Administrator that such loss adjustment factors have been correctly derived.

          7.1.4 To the extent that the required levels of accuracy referred to in paragraph 7.1.3 depend upon associated current and voltage transformers which are not in the ownership or control of the relevant Operator, the relevant Equipment Owner agrees to take reasonable steps to assist the Operator in complying with its obligations under paragraph 7.1.3 by the maintenance and repair of such current and voltage transformers in accordance with the provisions of this Schedule provided that this paragraph 7.1.4 shall be without prejudice to any right to charge for the same and provided further that an Equipment Owner shall not be required by this paragraph 7.1.4 to take steps which would cause it to be in breach of its obligations under its Licence, its Nuclear Site Licence (as defined in sub-section 21.9(a)), the Grid Code or any Distribution Code.

7.2       Description of Metering Equipment:

          7.2.1 Metering Equipment comprising a Stage 1 Metering System and its component parts shall comply, as a minimum, with the requirements referred to or set out in any relevant Code of Practice or shall be the subject of, and comply with, a dispensation agreed in accordance with Section 14.

          7.2.2 Metering Equipment comprising a Stage 1 Metering System shall use such communication protocols selected, with the approval of the Settlement System Administrator, as appropriate for that Metering Equipment from a list of communication protocols approved and maintained from time to time by the Settlement System Administrator.

7.3       Accuracy of Metering Equipment:

          7.3.1 The Metering Equipment comprising a Stage 1 Metering System shall be accurate within the prescribed limits for such Metering Equipment referred to or set out in the relevant Code of Practice except only in the case where such Metering Equipment is the subject of, and complies with, a dispensation relevant to those prescribed limits agreed in accordance with Section 14.

          7.3.2 The accuracy limits referred to in the relevant Code of Practice for Metering Equipment comprising a Stage 1 Metering System shall be applied after adjustments have been made to such Metering Equipment to compensate for any errors due to measuring transformers and connections thereto. Beyond the ranges specified in the relevant Code of Practice and power factors other than unity or zero (as the case may be) limits of accuracy will depend on the characteristics of the individual meters and measuring transformers specified for such Metering Equipment. Such levels of accuracy will, in the event of any uncertainty or dispute, be specified by the Executive Committee.

7.4 Calibration of Metering Equipment: Each Operator shall ensure that all Metering Equipment comprising a Stage 1 Metering System which is registered with the Settlement System Administrator pursuant to this Agreement and for which it is Operator pursuant to this Schedule shall be calibrated in order to meet the accuracy requirements referred to in paragraph 7.3.1 and otherwise in accordance with the relevant Code of Practice or, where appropriate, any relevant dispensation agreed in accordance with Section 14. Subject to Section 21, the Settlement System Administrator and the Pool Auditor shall be granted access to all such Metering Equipment and any other Plant or Apparatus on any Site in order to inspect the basis of any adjustments made to such Metering Equipment.

8.        MAINTENANCE OF METERING EQUIPMENT

8.1 Proper order: Each Operator shall at its own cost and expense (but without prejudice to its right to charge any other person for such service pursuant to another agreement or arrangement) keep in good working order, repair and condition all Metering Equipment comprising a Stage 1 Metering System in respect of which it is the Operator to the extent necessary to allow the correct registration, recording and transmission of the requisite details of the quantity of Active Energy and/or Reactive Energy measured by the relevant Meter.

8.2       Inspection and Testing:

          8.2.1 No less frequently than such period as may be specified in the relevant Code of Practice each Operator shall carry out a routine test of the accuracy of all Metering Equipment comprising a Stage 1 Metering System in respect of which it is the Operator. The Operator shall also carry out a test of the accuracy of all such Metering Equipment in respect of which it is the Operator and which replaces defective or inaccurate Metering Equipment as soon as is reasonably practicable after its installation. Such Operator will give the Settlement System Administrator and the Registrant at least 15 days' prior written notice of the date, time, place and nature of every such test and the Settlement System Administrator and Host PES and the Registrant shall have the right to attend such test should it so require. Any such test as envisaged in this paragraph 8.2.1 shall comply with the relevant Code of Practice.

          8.2.2     If either:-

                    (a) the Settlement System Administrator has reason to believe that the Metering Equipment comprising a Stage 1 Metering System which an Operator is required to maintain for the purposes of this
                              Schedule is not performing within the prescribed limits of accuracy referred to in paragraph 7.3.1; or

                    (b) such Operator or any other Party or Meter Operator Party has reason to believe there is any such failure to so perform,

                    then, in the case of (b), such Operator, such other Party or such Meter Operator Party shall notify the Settlement System Administrator, the Registrant of the relevant Stage 1 Metering System and the Host PES (if any) and, in any case, the Settlement System Administrator:-

                    (i) shall (if so requested by any Party or Meter Operator Party) and (in any other case) may, without giving notice to the relevant Operator or Registrant, inspect such Metering Equipment and make such tests as the Settlement System Administrator shall deem necessary to determine its accuracy; or

                    (ii) in any other circumstances require the relevant Operator promptly to test the accuracy of the same but in any event within 24 hours of receiving notification of such requirement pursuant to this paragraph 8.2.2, whereupon the relevant Operator shall carry out such test. Such test shall comply with the relevant Code of Practice and shall take place in the presence of the Settlement System Administrator, if it so requires.

                    Further, if an Operator has reason to believe that the Metering Equipment comprising a Stage 1 Metering System in respect of which it is the Operator is incorrectly recording data for any reason, it shall notify the Settlement System Administrator, the

                    Registrant in respect of the relevant Stage 1 Metering System and the Host PES (if any).

          8.2.3 Recovery of costs for non-routine testing (1): Subject to paragraph 8.2.4, the costs of any such test referred to in this sub-section 8.2 shall be borne by the Operator responsible for the maintenance of the relevant Stage 1 Metering Equipment (but without prejudice to its right to charge any other person for such service pursuant to another agreement or arrangement), save that the Settlement System Administrator shall bear the costs of its nominee's attendance thereat (subject to its right to recover the same through its charges).

          8.2.4 Recovery of costs for non-routine testing (2): Where any Metering Equipment comprising a Stage 1 Metering System passes all inspections and tests required pursuant to paragraph 8.2.2 or the test is in respect of Metering Equipment where the Operator is the deemed Operator pursuant to Clause 60.4.5, the costs of such inspections and tests shall, in the case of paragraph (a) of that sub-section, be borne by the Settlement System Administrator (subject to its right to recover the same through its charges) and, in the case of paragraph 8.2.2(i) where a test is required by another Party or Meter Operator Party, be borne by such other Party or Meter Operator Party which shall reimburse the relevant Operator its costs on demand.

8.3 Sealing: Metering Equipment comprising a Stage 1 Metering System shall be as secure as is practicable in all the circumstances and for this purpose:-

          (a) all such Metering Equipment shall comply with the relevant Agreed Procedure; and

          (b) the Executive Committee and the Settlement System Administrator shall regularly review Agreed Procedures for security arrangements in relation to such Metering Equipment.

8.4 Defective Metering Equipment: If at any time any Metering Equipment comprising a Stage 1 Metering System or any part thereof is destroyed or damaged or otherwise ceases to function, or is found to be outside the prescribed limits of accuracy referred to in paragraph 7.3.1, the Operator therefor shall, subject to compliance with its obligations under sub-section 8.3, promptly adjust, renew or repair the same or replace any defective component so as to ensure that the relevant Metering Equipment is back in service and operating within the prescribed limits of accuracy as quickly as is reasonably practicable in all the circumstances.

9.        MAINTENANCE OF RECORDS AND PROVISION OF INFORMATION

9.1       Information:

          9.1.1 An Operator shall inform the Settlement System Administrator of all relevant information relating to the Metering Equipment comprising a Stage 1 Metering

                    System in respect of which it is the Operator, including any new or substituted Metering Equipment, and as may be required by the relevant Agreed Procedure.

          9.1.2 All Meter Operator Parties shall give to the Settlement System Administrator all such information regarding Metering Equipment comprising a Stage 1 Metering System as the Settlement System Administrator shall reasonably require for the proper functioning of the Stage 1 Settlement System including information regarding the dates and time periods for installation of new Metering Equipment and the dates and periods when such Metering Equipment is out of service.

          9.1.3 All Meter Operator Parties shall give to the Pool Auditor all such information regarding Metering Equipment comprising a Stage 1 Metering System as the Pool Auditor shall reasonably require for the purposes of carrying out its functions under Part IX of this Agreement with regard to Stage 1 Settlement, including information regarding the dates and time periods for installation of new Metering Equipment and the dates and periods when such Metering Equipment is out of service and a copy of any record maintained in accordance with sub-section 9.2.

9.2 Records: Each Operator shall maintain a record in relation to each Stage 1 Metering System for which it is the Operator detailing all relevant matters as may be required by the relevant Code of Practice relating to the calibration of the Metering Equipment comprising each such Stage 1 Metering System including the dates and results of any tests, readings, adjustments or inspections carried out and the dates on which any seal was applied or broken, the reason for any seal being broken and the persons attending any such tests, readings, inspections or sealings. Such records shall also include any other details as may be reasonably required by the Settlement System Administrator. Each Operator shall pass such records or copies of the same to its successor as Operator in relation to any such Metering Equipment. Any such records shall be complete and accurate and retained for the life of the relevant item of Metering Equipment. The Registrant in respect of any such Metering Equipment shall be entitled to receive copies of all such records free of charge.

9.3 Pool Auditor access: A Meter Operator Party shall permit the Pool Auditor unrestricted access to Metering Equipment comprising a Stage 1 Metering System in respect of which it is Operator and all data used, information held and records kept by it or its agents in operating that Metering Equipment and shall make available members of its staff to explain the operation of that Metering Equipment and such other issues as the Pool Auditor considers relevant.

                  PART 4: RIGHTS AND RESPONSIBILITIES RELATING
                     TO THE SETTLEMENT SYSTEM ADMINISTRATOR

10.       INSPECTIONS AND READINGS

10.1 Inspections: The Settlement System Administrator shall procure that all Metering Equipment comprising any Stage 1 Metering System which is registered with it for the purposes of the Settlement System is inspected and read by it or on its behalf not less than once in every three months for general and reconciliation purposes and shall give the Registrant and Operator notice thereof in accordance with the relevant Service Line.

10.2 Written reports: The Settlement System Administrator and the Operator shall keep written reports of all such inspections and readings as are referred to in sub-section 10.1 in accordance with sub-section 6.6 of
          Schedule 4 and the Settlement System Administrator shall provide copies in accordance with the relevant Agreed Procedure of such written reports to each Registrant whose Consumer Metered Demand determined in accordance with the Pool Rules is calculated by the Settlement System Administrator using data from such Stage 1 Metering System.

11.       DATA COLLECTION

11.1 Collection, Retrieval, Validation and Estimation of Data: The Settlement System Administrator will notify the relevant Registrant, Operator and Host PES where, as determined by the relevant Agreed Procedure, it has reasonable grounds to believe or has established that data required from any Metering Equipment for the functioning of the Stage 1 Settlement System in accordance with this Agreement is incomplete, inaccurate or has not been received, such notice to include details of the relevant Metering Equipment and data which the Settlement System Administrator believes or has established is incomplete, inaccurate or has not been received. The Settlement System Administrator shall investigate and remedy the defect in accordance with the relevant Agreed Procedure taking into account the following priorities in the following order:-

          (a)       the need to obtain accurate data;

          (b)       the need to apply verification procedures; and

          (c) the need to produce edited or substitute data where it is incorrect or unavailable.

11.2 Corrected, completed or received data: Once the Settlement System Administrator has remedied the defect identified in accordance with sub-section 11.1, it will notify the relevant Registrant, Operator and Host PES:-

          (a) in the case of data which it has established was inaccurate, of the validated data; and

          (b) in the case of data which it has established is incomplete or which has not been received, of the edited or substitute data,

          in each case established according to the relevant Agreed Procedure.

12.       POLICING BY THE SETTLEMENT SYSTEM ADMINISTRATOR

Policing: The Settlement System Administrator shall make or shall procure arrangements for spot visits to metering sites by suitably qualified inspectors in order to monitor compliance by Registrants and Operators of their obligations under Part XV of this Agreement and this Schedule, the appropriate Code of Practice and the Agreed Procedures. The sites chosen for, and the conduct of, such policing shall be determined by the Settlement System Administrator. The extent of policing shall be in accordance with instructions given to the Settlement System Administrator from time to time by the Executive Committee in accordance with the SSA Arrangements.

                   PART 5: CODES OF PRACTICE AND DISPENSATIONS

13.       CODES OF PRACTICE

13.1 Relevant Code of Practice: Subject to sub-section 13.2 and subject to the transitional arrangements described in sub-section 13.4, the relevant Code of Practice in respect of Metering Equipment shall be determined by reference to the version of the Code of Practice which is expressed to be applicable to that Metering Equipment at the time that the Stage 1 Metering System comprised therein is registered with the Settlement System Administrator for the first time, and such Metering Equipment shall only be required, save as provided in sub-section 13.2, to comply with such Code of Practice, and not with any Code of Practice which in any respect later amends, modifies or supersedes such Code of Practice, and references to the relevant Code of Practice in Part XV of this Agreement and this Schedule shall be construed accordingly.

13.2      Saving: Notwithstanding the provisions of sub-section 13.1:-

          (a) without prejudice to paragraphs (b) and (c) below, FMS Metering Equipment which is installed, or in the course of being installed, on the FMS Date, shall only be required to comply with the applicable FMS Code of Practice with which it would have been required to comply were this Section 13 not in effect;

          (b) where any material change is made to the Metering Equipment comprising a Stage 1 Metering System, details of the changes made shall be given immediately by the Operator in respect of that Stage 1 Metering System to the Settlement System Administrator (with a copy to the Registrant of that Stage 1 Metering System) who shall note the same on the Register pursuant to Clause 60.5. The noting of that change on the Register shall be deemed (but no other entry made on the Register shall be deemed) to constitute a registration of that Stage 1 Metering System comprised in that Metering Equipment for the purposes of sub-section 13.1, and the Code of Practice current at the time of that deemed new registration shall, from that time, be the relevant Code of Practice in respect of that Metering Equipment;

          (c) in paragraph (b) above, the term "material change" shall mean a change to the Metering Equipment other than:-

                    (i) a change by way of repair, modification or replacement of any component which is not in the judgement of the Operator, acting as a reasonable Operator in all the circumstances, a substantial part of the Metering Equipment (a "Substantial Part"); and

                    (ii) a change to another part or other parts of the Metering Equipment, each of which is not of itself (and where taken together with other such changes, these changes together are not) a Substantial Part (determined as in (i) above) of the

                              Metering Equipment, necessitated in the judgement of the Operator, acting as a reasonable Operator in all the circumstances, by any change under (i) above,

                    in each case even where an enhanced or equivalent component is used for the repair, modification or replacement rather than an identical component;

          (d) Metering Equipment comprising a Stage 1 Metering System shall at all times comply with the latest version of the Code(s) of Practice which contains the requirements for the calibration, testing and commissioning of such Metering Equipment; and

          (e) in relation to Metering Equipment comprising a Stage 1 Metering System which is associated with supplies to a Stage 1 Customer, the relevant Code of Practice shall apply as amended by any modifications made (after the time that the relevant Metering System is registered with the Settlement System Administrator for the first time) solely in connection with the inclusion of ERS First Tier Customers (as defined in this Agreement immediately before this bracketed phrase first takes effect) in the definition of Site.

13.3 Record of Codes of Practice: The Executive Committee shall record in the Synopsis of Metering Codes each Code of Practice and the date at which that Code becomes effective as the relevant Code of Practice in respect of Metering Equipment comprising a Stage 1 Metering System registered or, in accordance with sub-section 13.2(b), re-registered at that date or thereafter.

13.4 FMS Codes of Practice: On or after the FMS Trading Date and in relation to any period on or after this date any relevant Code of Practice for the purposes of this Agreement shall be an FMS Code of Practice.

14.       DISPENSATIONS

14.1      Dispensations:

          (a) If for financial reasons or reasons of practicality a Stage 1 Metering System or Metering Equipment comprising a Stage 1 Metering System does not comply with some or all of the requirements of the relevant Code of Practice or the requirements in relation to the commercial boundary of paragraph 7.1.3, the Registrant or potential Registrant of such Stage 1 Metering System or, as the case may be, Operator or Potential Operator of such Metering Equipment with the consent of such Registrant or, in the case of Potential Operators only, such potential Registrant, may make an application to the Executive Committee for a dispensation from such requirements. The Executive Committee shall consider and agree, on such conditions (if any) as it shall deem fit, or dismiss such application in accordance with the relevant Agreed Procedure and this Section 14.

          (b) The Executive Committee shall have the right to agree from time to time, in accordance with the relevant Agreed Procedure, dispensations from the requirements referred to in paragraph (a), on such conditions (if any) as it shall deem fit, attaching generally to any item of Metering Equipment ("Generic Dispensations"). Generic Dispensations may be agreed upon the application of a Party or Meter Operator Party or be initiated by the Executive Committee at its discretion.

          (c) Before agreeing any dispensation under paragraph (a) (including any Generic Dispensation), the Executive Committee shall be obliged to seek and to obtain:-

                    (i) in the case of a dispensation from a Code of Practice, the approval and agreement of those Parties whose approval and agreement is required in accordance with the definition of Code of Practice in respect of an amendment to or substitution of the Code(s) of Practice from which a dispensation is sought;

                    (ii) the prior written consent (not to be unreasonably withheld or delayed) of the Settlement System Administrator where applicable in accordance with Clause 6.3;

                    (iii) in the case of a dispensation from the requirements of paragraph 7.1.3 relating to the commercial boundary, the prior written consent (not to be unreasonably withheld or delayed) of the Grid Operator where applicable in accordance with Clause 6.5; and

                    (iv) in the case of a dispensation from the requirements of paragraph 7.1.3 relating to the commercial boundary, the prior written consent (not to be unreasonably withheld or delayed) of the Ancillary Services Provider where applicable in accordance with Clause 6.6.

                    Where, in accordance with (i) above, the amendment of the relevant Code of Practice would require the approval of the Suppliers in separate general meeting such approval shall be deemed to be given by a resolution of the Executive Committee to agree the relevant dispensation, save where any representative of any Supplier elects, upon that resolution, to refer the matter to a separate general meeting of Suppliers in which case such meeting shall be convened and held in accordance with the provisions of Clause 13.2, and shall determine by resolution whether or not the approval and agreement of Suppliers to that dispensation be given.

14.2 Record of dispensations: The Executive Committee shall maintain, in accordance with the relevant Agreed Procedure, an up-to-date record of all dispensations agreed pursuant to this Section 14. The Executive Committee shall provide a duplicate copy of any such record to the Settlement System Administrator and shall provide the Settlement System Administrator with details of all amendments made to such record as soon as reasonably possible after the making of such amendment.

14.3 Existing dispensations: The Parties acknowledge that, prior to 1st April, 1993, dispensations (within the meaning of this Section 14) were agreed by the Executive Committee as if this Section 14 were at such time in full force and effect and agree that the record identified as such as at 1st April, 1993 is the definitive list of such dispensations. The Parties further agree that such dispensations shall be deemed, with effect from the date at which they were agreed, to have been effectively agreed in accordance with the provisions of this Section 14 (as formerly incorporated into this Agreement as Clause 60.10) as in force as at 1st April, 1993. This Section 14 shall be without prejudice to any claim an Operator or person acting as Operator:-

          (i) may have as at 31st March, 1993 against a Supplier arising out of any agreement between such Operator (or such person acting as Operator) and such Supplier or out of any representation; or

          (ii) may have against a Supplier arising out of facts and circumstances in existence prior to or as at 31st March, 1993,

          which relates to the installation by such Operator or such person acting as Operator of any Stage 1 Metering System installed or being installed as at the FMS Date or the installation of which was commenced prior to the FMS Date, and which relates to a Stage 1 Metering System which, by virtue of a dispensation granted pursuant to this Section 14, is not required by that Supplier.

14.4 Appeals: Any dispensation from the requirements of a Code of Practice or from the requirements relating to the commercial boundary of paragraph 7.1.3 agreed in accordance with this Section 14 shall be capable of being appealed in accordance with the provisions of sub-section 19.1, provided that no dispensation shall be considered to be agreed in accordance with this Section upon any appeal being granted where the approval and agreement of the relevant Parties as referred to in sub-section 14.1(c) has not been obtained.

                       PART 6: FURTHER RIGHTS OF OPERATORS

15.       OWNERSHIP AND USE OF DATA

15.1 Ownership of data: The Registrant of any Stage 1 Metering System shall own the data acquired therefrom provided that it shall not exercise its rights in relation to such data in such a way as to interfere with the operation of either Stage 1 Settlement or Stage 2 Settlement. Each Registrant hereby expressly agrees and acknowledges that a Stage 1 Customer or Stage 1 Non-Pooled Generator of that Registrant in respect of which such data is generated shall be entitled at all times without charge by the Registrant to access, obtain and use such data provided that:-

          (i) such access, obtaining or use, or the method of such access, obtaining or use, does not interfere with the operation of either Stage 1 Settlement or Stage 2 Settlement;

          (ii) nothing in this sub-section 15.1 shall require the Registrant actively to provide such data to such Stage 1 Customer or Stage 1 Non-Pooled Generator or so to provide such data free of charge; and

          (iii) such access shall not be by using any communications link used by the Settlement System Administrator for the purposes of Clause 60.6 without the prior written consent of the Settlement System Administrator.

15.2 Use of data: The Settlement System Administrator and the Pool Auditor for the purposes of the performance by the Pool Auditor of its functions under Part IX of this Agreement are hereby authorised to use all data which is owned by the Registrant pursuant to sub-section 15.1 as may be permitted pursuant to this Agreement, and the Settlement System Administrator or, as the case may be, the Pool Auditor may only release such data to others to the extent set out in this Agreement. It is hereby expressly agreed that the Settlement System Administrator is permitted to and shall against request and payment of a reasonable charge therefor release to a Stage 1 Customer or Stage 1 Non-Pooled Generator such data relating to it as is referred to in sub-section 15.1.

15.3 Communications Equipment use: Communications Equipment need not be dedicated exclusively to the provision of data to the Settlement System Administrator for the purposes of Stage 1 Settlement provided that any other use shall not interfere at any time with the operation of Settlement and subject also to the relevant provisions (if any) in the relevant Tariff.

16.       CHANGES OF SUPPLIERS

          Change of Supplier: Where notice is served on the Settlement System Administrator in the form prescribed by the relevant Agreed Procedure by a proposed Registrant of an existing Site which is the point of supply of a Supplier or Stage 1 Customer or Stage 1 Non-Pooled Generator, the proposed Registrant and the Operator or proposed Operator (where the existing

          Operator is to be replaced) shall confirm that the Stage 1 Metering System required for the purposes of this Schedule and Part XV of this Agreement will be installed and Commissioned at the Site by the date required by the relevant Agreed Procedure.

17.       ATTENDANCE AT MEETINGS AND RIGHTS OF REPRESENTATION

17.1      Attendance at Pool Members meetings:

          17.1.1 Any notice convening any general meeting of Pool Members including any adjournment thereof in accordance with Clause
                    9.5 shall be additionally given to all Meter Operator Parties and be given in accordance with the provisions of that Clause. The accidental omission to give notice of a meeting to any Meter Operator Party entitled to receive notice shall not invalidate the proceedings at that meeting.

          17.1.2 Each Meter Operator Party (or its duly appointed representative) shall have the right to attend at each general meeting of Pool Members and shall have the right to speak (but not to vote) thereat.

          17.1.3 The Secretary shall circulate any minutes circulated in accordance with Clause 10.10 additionally to Meter Operator Parties in accordance with the provisions thereof.

17.2 Attendance at meetings of the Executive Committee, and sub-committees and sub-groups of the Executive Committee:

          17.2.1 One representative for all Meter Operator Parties selected in accordance with sub-section 17.3 (a "Meter Operator Party Representative") shall be entitled to attend and speak (but not to vote) at meetings of the Executive Committee or at meetings of any sub-committee or sub-group of the Executive Committee on behalf of all Meter Operator Parties and shall be entitled to appoint from time to time alternates and delegates to assist him in those functions, where matters directly concerning the functions, duties or responsibilities of Operators, individually or collectively, have been identified or advised in the agenda for that meeting to be circulated pursuant to Clause 18.1.4 or, as the case may be, Clause 20.1.

          17.2.2 Notice of meetings of the Executive Committee or meetings of any sub-committees or sub-group at which the relevant Meter Operator Party Representative is entitled to attend shall be given to him, together with all prescribed accompanying documentation and agendas, in accordance with Clause 18.1 or, as the case may be, Clause 20.1. The Meter Operator Party Representative shall as soon as is reasonably practicable copy such notice together with such accompanying documentation to all Meter Operator Parties.

          17.2.3 The relevant Meter Operator Party Representative shall be entitled to receive copies of all minutes of meetings which he was entitled to attend and which the Secretary is required to circulate in accordance with Clause 18.1.6 or, as the case may be, Clause 20.1 in accordance with the provisions thereof. Such Meter Operator Party Representative, if he attended the relevant meeting, shall notify his approval or disapproval of the minutes to the Secretary no later than ten working days after receipt thereof and, if he fails to do so, he shall be deemed to have approved the same.

17.3 Appointment of representative for Meter Operator Parties: The Director shall nominate from time to time a representative who shall represent the collective and individual interests of Meter Operator Parties under this Agreement.

17.4 Class representation: The Executive Committee or any sub-committee or sub-group thereof shall be entitled to assume that any Meter Operator Party Representative represents the interests of Meter Operator Parties as a class and, where appropriate, represents any affected specific individual interests and, in considering matters or exercising its powers or discretions under this Agreement, the Executive Committee or any sub-committee or sub-group thereof shall not be obliged to seek, nor to take account of, the views, comments or consent or otherwise of any other Meter Operator Party.

                     PART 7: FAILURE TO COMPLY AND DISPUTES

18.       FAILURE TO COMPLY WITH OBLIGATIONS

Defective Metering Equipment: Subject to the provisions of Clause 60.4.9, in the event that an Operator cannot or does not comply with its obligations to repair, adjust or replace or renew any defective component pursuant to sub-section 8.4, the Settlement System Administrator shall have the right to carry out or procure there is carried out such repair, adjustment, replacement or renewal and to recover its own costs, expenses and profit thereon from such Operator forthwith on demand or, where the Settlement System Administrator, having taken reasonable steps to recover such costs, expenses and profit from the relevant Operator is unable so to recover within a reasonable period of time, from the Registrant in respect of that Operator subject thereto forthwith on demand (such profit to be equivalent to the Handling Charge on such costs and expenses, as defined in sub-section 1.1 of the Appendix to Schedule 4).

19.       DISPUTES

19.1 Disputes which may involve a Meter Operator Party: Any dispute regarding Metering Equipment comprising a Stage 1 Metering System (other than a dispute referred to in Clause 60.11.1 or one arising out of any decision made pursuant to sub-section 6.2, which in the latter case shall be determined in accordance with the provisions of that sub-section) shall be referred to the Executive Committee. If any Party or Meter Operator Party is not satisfied with the decision of the Executive Committee, the matter may be referred by such Party or Meter Operator Party to arbitration in accordance with Clause 83 of this Agreement as incorporated into this Schedule by Section 24.

19.2 Tests to determine disputes: Any testing of Metering Equipment comprising a Stage 1 Metering System required to settle any dispute under Stage 1 Settlement (including a dispute under Clause 60.11.1) will, prima facie, be carried out by the relevant Operator on the relevant Metering Equipment mounted in its operational position in the presence of the Settlement System Administrator acting on behalf of the Executive Committee and in the presence of the Host PES. All testing will be carried out in accordance with the relevant Code of Practice or, where applicable, any relevant dispensation agreed in accordance with this Schedule. The test performance of any Metering Equipment shall be compared with calibrated test equipment by one of the following methods:-

          (a) injecting into the measuring circuits (i.e. excluding the primary current and voltage transformers) and comparing the readings or records over such period as may be required by the relevant Code of Practice or, where applicable, any relevant dispensation agreed in accordance with this Schedule to ensure a reliable comparison; or

          (b) where practicable, operating the calibrated test equipment from the same primary current and voltage transformers as the Metering Equipment under operating conditions. The readings or recordings of the Metering Equipment and the calibrated test equipment shall be compared over such period as may be required by the relevant Code of Practice or, where applicable, any relevant dispensation agreed in accordance with this Schedule; or

          (c) in exceptional circumstances, such other method as may be specified by the Settlement System Administrator.

19.3 Laboratory tests: Metering Equipment comprising a Stage 1 Metering System which fails any test whilst in its operational position shall be tested under laboratory conditions in accordance with the relevant Code of Practice.

19.4 Witnesses: No more than two persons representing all interested Parties or Meter Operator Parties nominated by the Executive Committee (including the Host PES) in addition to the Settlement System Administrator will be entitled to witness tests taken as a result of a dispute, including tests confirming the calibration of test equipment, or inspect evidence of valid calibration, or valid calibration certificates, as appropriate.

19.5 Saving: It is hereby expressly acknowledged and agreed by the Parties that the resolution of any dispute referred to in Clause 60.11.1 shall in all cases be without prejudice to the bringing or pursuing of any claim, by or against, or the resolving of any issue between any one or more of such Parties or any other Party arising out of the same facts or circumstances, or facts or circumstances incidental to the facts and circumstances giving rise to such dispute or upon the basis of which such dispute has been resolved, in favour of, or against, a Meter Operator Party or Meter Operator Parties.

19.6 Release of data: Upon the request of any Party or Meter Operator Party which is a party to a dispute referred to in sub-section 19.1 any relevant data derived from any Stage 1 Metering System may be submitted by the Settlement System Administrator to the body then having jurisdiction in respect of the relevant dispute for the purposes of resolving such dispute.

                         PART 8: LIMITATION OF LIABILITY

20.       LIMITATION OF LIABILITY

20.1 Limitation of liability: Subject to sub-section 20.2 and save where any provision of this Agreement provides for an indemnity or for the payment of liquidated damages (by whatever name known), each Party and each Meter Operator Party agrees and acknowledges that no Party nor Meter Operator Party (excluding for this purpose the Settlement System Administrator) (in this Section 20, the "Party Liable") or any of its officers, employees or agents shall be liable to any of the other Parties or Meter Operator Parties for loss arising from any breach of this Schedule or of this Agreement other than for loss directly resulting from such breach and which at the date of this Agreement was reasonably foreseeable as not unlikely to occur in the ordinary course of events from such breach in respect of:-

          20.1.1 physical damage to the property of any of the other Parties or Meter Operator Parties or its or their respective officers, employees or agents; and/or

          20.1.2 the liability of any such other Party or Meter Operator Party to any other person for loss in respect of physical damage to the property of any other person.

20.2 Death and personal injury: Nothing in this Schedule or this Agreement shall exclude or limit the liability of the Party Liable for death or personal injury resulting from the negligence of the Party Liable or any of its officers, employees or agents and the Party Liable shall indemnify and keep indemnified each of the other Parties or Meter Operator Parties, its officers, employees or agents from and against all such and any loss or liability which any such other Party or Meter Operator Party may suffer or incur by reason of any claim on account of death or personal injury resulting from the negligence of the Party Liable or any of its officers, employees or agents.

20.3 Exclusion of certain types of loss: Subject to sub-section 20.2 and save where any provision of this Agreement provides for an indemnity or for the payment of liquidated damages (by whatever name known), neither the Party Liable nor any of its officers, employees or agents shall in any circumstances whatsoever be liable to any of the other Parties or Meter Operator Parties for:-

          20.3.1 any loss of profit, loss of revenue, loss of use, loss of contract or loss of goodwill; or

          20.3.2    any indirect or consequential loss; or

          20.3.3 loss resulting from the liability of any other Party or Meter Operator Party to any other person howsoever and whensoever arising save as provided in paragraph 20.1.2 and sub-section 20.2.

20.4 Trust: Each Party and each Meter Operator Party acknowledges and agrees that each of the other Parties and Meter Operator Parties holds the benefit of sub-sections 20.1, 20.2 and 20.3 for itself and as trustee and agent for its officers, employees and agents.

20.5      Survival: Each of sub-sections 20.1, 20.2, 20.3 and 20.4 shall:-

          20.5.1 be construed as a separate and severable contract term, and if one or more of such paragraphs is held to be invalid, unlawful or otherwise unenforceable the other or others of such paragraphs shall remain in full force and effect and shall continue to bind the Parties and the Meter Operator Parties; and

          20.5.2    survive termination of this Agreement.

20.6 Saving: For the avoidance of doubt, nothing in this Part 8 shall prevent or restrict any Party or Meter Operator Party enforcing any obligation (including suing for a debt or for the payment of liquidated damages (by whatever name known)) owed to it under or pursuant to this Schedule or this Agreement.

20.7 Full negotiation: Each Party and each Meter Operator Party acknowledges and agrees that the foregoing provisions of this Part 8 have been the subject of discussion and negotiation and are fair and reasonable having regard to the circumstances as at the date this Schedule came into effect.

                                 PART 9: ACCESS

21.       ACCESS

21.1 Access to Party's and Meter Operator Party's property: Each Party and Meter Operator Party hereby agrees to grant to any Invitee and, in the case of a Meter Operator Party, the Registrant of the Stage 1 Metering System in respect of which it is Operator, and, in the case of a Registrant of a Stage 1 Metering System, the Meter Operator Party which is the Operator in respect of that Stage 1 Metering System:-

          (a) full right during the currency of this Agreement to enter upon and through and remain upon, or do any other act contemplated by this Schedule 21 which would otherwise constitute a trespass upon, any part of such Party's or, as the case may be, Meter Operator Party's, property;

          (b) in the case of the Operator or the Settlement System Administrator, full right to remove any part of Metering Equipment forming part of such property to a laboratory or test house in accordance with the provisions of this Schedule; and

          (c) in the case of the Pool Auditor, full right to perform such tasks and to do all such acts and things as are necessary for the purpose of performing audits, tests, reviews and checks under the SSA Arrangements, including full right to carry out such tests on Metering Equipment provided that the person or persons allocated to carry out such tests by the Pool Auditor is or are suitably qualified in the operation of Metering Equipment, provided always that such access rights conferred by or pursuant to this sub-section shall be granted only to the extent necessary for the purposes of this Schedule and shall be subject to the other provisions of this Section 21.

21.2 Invitees: An Invitee for the purposes of this Section 21 shall comprise any one or more of the following:-

          (i) the Settlement System Administrator acting through any reasonably nominated employees, agents or contractors;

          (ii) the Executive Committee acting through any reasonably nominated persons;

          (iii) the Equipment Owner for the purposes only of fulfilling its obligations under paragraph 7.1.4;

          (iv)      the Pool Auditor acting through any partner or employee;

          (v) the auditor carrying out the Scheduling and Despatch Review acting through any partner or employee;

          (vi) the Ancillary Services Provider acting through any reasonably nominated employees, agents or contractors; and

          (vii) the Grid Operator acting through any reasonably nominated employees, agents or contractors.

21.3 Access to property of Stage 1 Customers, Stage 1 Non-Pooled Generators and Third Parties: The Registrant of a Stage 1 Metering System and the Meter Operator Party which is the Operator or Potential Operator of that Stage 1 Metering System hereby jointly and severally agree to use all reasonable endeavours to, and to co-operate with each other for the purpose of procuring for the benefit of each Invitee and for each other:-

          (a) full right to enter upon and through and remain upon, or do any other act contemplated by this Schedule which would otherwise constitute a trespass upon, any part of the property:-

                    (i) of the Stage 1 Customer in respect of which that Registrant is the Supplier;

                    (ii) of the Stage 1 Non-Pooled Generator from which that Registrant receives supply; and

                    (iii) of any other person which is not a party to this Agreement (the "Third Party") but the exercise of whose rights would prevent such Stage 1 Customer, Stage 1 Non-Pooled Generator, the Registrant, the Meter Operator Party or any Invitee from performing its obligations under this Schedule or this Agreement and the existence of whose rights is known to, or ought reasonably be known to, the Registrant or, as the case may be, the Meter Operator Party;

          (b) in the case of the Operator or the Settlement System Administrator, full right to remove all or any part of Metering Equipment forming part of such property to a laboratory or test house in accordance with the provisions of this Schedule; and

          (c) in the case of the Pool Auditor, full right to perform such tasks and to do all such acts and things as are necessary for the purpose of performing audits, tests, reviews and checks under the SSA Arrangements, including full right to carry out such tests on Metering Equipment provided that the person or persons allocated to carry out such tests by the Pool Auditor is or are suitably qualified in the operation of Metering Equipment, provided always that such access rights conferred by or pursuant to this sub-section shall be granted only to the extent necessary for the purposes of this Schedule and shall be subject to the other provisions of this Section 21.

21.4 Failure to procure access: If, after having used all such reasonable endeavours to procure access rights in accordance with this Section 21 in respect of a Stage 1 Customer, a Stage 1 Non-Pooled Generator or Third Party referred to in sub-section 21.3, a Registrant and/or Meter Operator Party have been unable to procure any such rights the Registrant:-

          (i) hereby undertakes not to make any future supplies to such Stage 1 Customer at the Site in respect of which such access rights are required until such access rights have been obtained and if supplying such Stage 1 Customer at such Site to cease forthwith to supply such Stage 1 Customer at that Site;

          (ii) hereby undertakes not to take any future supply of electricity from such Stage 1 Non-Pooled Generator at the Site in respect of which such access rights are required until such access rights have been obtained and if taking a supply of electricity from such Stage 1 Non-Pooled Generator at such Site to cease forthwith to take a supply of electricity from such Stage 1 Non-Pooled Generator at that Site; and

          (iii) shall notify the Settlement System Administrator in accordance with the relevant Agreed Procedure of that fact.

          The Settlement System Administrator shall be entitled to assume that the consents of any Third Parties shall have been obtained in accordance with the provisions of this sub-section until such time as it is fixed with notice to the contrary.

21.5 Right of access: The right of access provided for in sub-sections 21.1 and 21.3 shall include the right to bring on to such Meter Operator Party's, Party's, Stage 1 Customer's, Stage 1 Non-Pooled Generator's or Third Party's property such vehicles, plant, machinery and maintenance or other materials as shall be reasonably necessary for the purposes of this Schedule.

21.6 Authorisation: Each Meter Operator Party or, as the case may be, Party shall ensure that any particular authorisation or clearance which is required to be given to ensure access to any Invitee, Registrant or Meter Operator Party in accordance with this sub-section is available on arrival.

21.7 Safety: Subject to the right of the Settlement System Administrator to inspect without notice pursuant to paragraph 8.2.2, each Meter Operator Party or, as the case may be, Party shall procure that all reasonable arrangements and provisions are made and/or revised from time to time as and when necessary or desirable to facilitate the safe exercise of any right of access granted pursuant to sub-section 21.1 or 21.3 with the minimum of disruption, disturbance and inconvenience. Such arrangements and provisions may, to the extent that the same are reasonable, limit or restrict the exercise of such right of access and/or provide for any Meter

          Operator Party or Party to make directions or regulations from time to time in relation to a specified matter. Matters to be covered by such arrangements and/or provisions include:-

          (i)       the identification of any relevant Metering Equipment;

          (ii) the particular access routes applicable to the land in question having particular regard for the weight and size limits on those routes;

          (iii)     any limitations on times of exercise of the right of access;

          (iv) any requirements as to prior notification and as to authorisation or security clearance of individuals exercising such right of access and procedures for obtaining the same;

          (v) the means of communication to the Meter Operator Party or, as the case may be, Party (and all employees and/or contractors who may be authorised from time to time to exercise such right of access) of any relevant directions or regulations made by the Meter Operator Party or, as the case may be, Party; and

          (vi) the identification of and arrangements applicable to personnel exercising the right of access granted by sub-sections 21.1 or 21.3.

          Each Party or Meter Operator Party shall (and shall procure that all persons exercising any right of access on behalf of such Party or Meter Operator Party) observe and perform any such arrangements and all provisions (or directions or regulations issued pursuant thereto) made from time to time.

21.8 Damage: Each Party or Meter Operator Party shall procure that all reasonable steps are taken in the exercise of any right of access by or on behalf of such Party or Meter Operator Party to:-

          (a) avoid or minimise damage in relation to any Meter Operator Party's, Party's, Stage 1 Customer's, Stage 1 Non-Pooled Generator's or other Third Party's property; and

          (b) cause as little disturbance and inconvenience as possible to any Meter Operator Party, Party, Stage 1 Customer, Stage 1 Non-Pooled Generator or other Third Party or other occupier of such Meter Operator Party's, Party's, Stage 1 Customer's, Stage 1 Non-Pooled Generator's or other Third Party's property, and shall make good any damage caused to such property in the course of exercise of such rights as soon as may be practicable. Subject to this, all such rights of access shall be exercisable free of any charge or payment of any kind.

21.9      Licence Restricted Parties:

          (a) This sub-section 21.9 shall apply to any area owned or occupied by any Party, Meter Operator Party or any subsidiary of such Party or Meter Operator Party, Stage 1 Customer, Stage 1 Non-Pooled Generator or Third Party (in this Schedule, each a "Licence Restricted Party") which is the holder of or subject to a licence granted under the Nuclear Installations Act 1965 (in this Schedule, a "Nuclear Site Licence") or subject to restrictions in relation to a Nuclear Site Licence, where such area is subject to that Nuclear Site Licence but, in respect of Energy Settlements and Information Services Limited, this sub-section 21.9 shall apply subject to the provisions of any other agreement between the Licence Restricted Party and NGC (or any of its subsidiaries) imposing restrictions on NGC's (or any of its subsidiaries') right of access to any area owned by the Licence Restricted Party subject to (or subject to restrictions in relation to) a Nuclear Site Licence.

          (b) This sub-section 21.9 shall take precedence over any contrary provisions of this Schedule.

          (c) No Party or Meter Operator Party shall enter or attempt to enter or permit or suffer any person to enter or attempt to enter any area owned or occupied by the Licence Restricted Party to which a Nuclear Site Licence applies except strictly in accordance with the provisions, restrictions and conditions of the Nuclear Site Licence.

          (d) The Licence Restricted Party shall be entitled to take reasonable action of any kind whatsoever relating to or affecting access to its property as it considers on reasonable grounds to be necessary in order to enable the Licence Restricted Party to comply with the provisions, restrictions and conditions of a Nuclear Site Licence or avert or minimise any reasonably anticipated breaches thereof.

21.10 Denial of access: The Settlement System Administrator shall not incur any liability under this Schedule or this Agreement in the event it cannot perform any of its duties hereunder due to access to Metering Equipment required for the purposes of Stage 1 Settlement being denied to it save that the Settlement System Administrator shall inform the Executive Committee thereafter.

                        PART 10: COMMUNICATIONS EQUIPMENT

22.       COMMUNICATIONS EQUIPMENT

22.1 Compatibility: Communications Equipment required for the purposes of Stage 1 Settlement at or relating to any Site (which whenever used in this Section 22 shall include all Qualifying Sites) must be compatible with the communications links provided by the Settlement System Administrator pursuant to Clause 60.6.3(a) in respect of that Site. Prior to the installation of Communications Equipment required for the purposes of Stage 1 Settlement at or relating to any Site the Tariff Operator shall consult with the Settlement System Administrator to ensure that such Communications Equipment will be compatible with such communication links. Where a Tariff Operator becomes aware that Communications Equipment required for the purposes of Stage 1 Settlement at or relating to a Site is used for purposes other than in connection with Stage 1 Settlement, it shall notify the Settlement System Administrator of any such use or purposes to which that Communications Equipment is put.

22.2 Settlement System Administrator's responsibility in respect of communications links: Subject to the requirement of the Settlement System Administrator to collect data in accordance with Clause 60.6.1 and subject to the provisions of sub-section 22.1, the Settlement System Administrator shall use all reasonable endeavours to ensure that the communications link provided by it (but which, for the avoidance of doubt, does not form part of Communications Equipment) to any Site pursuant to Clause 60.6.3(a) is of the type requested by the Tariff Operator.

22.3      Tariff payments:

          (a) The Settlement System Administrator shall pay from time to time to each Tariff Operator in respect of a Site for which it is the Tariff Operator, an amount (if any) determined in accordance with the relevant Tariff and payable in respect of Communications Equipment installed and maintained at or relating to such Site by such Tariff Operator for the purposes of Stage 1 Settlement.

          (b) The Settlement System Administrator shall recover from time to time (for credit to Pool Members as the Executive Committee shall from time to time direct) from a Tariff Operator and a Tariff Operator shall pay from time to time (for credit to Pool Members as the Executive Committee shall from time to time direct) to the Settlement System Administrator in respect of the costs of manual on-site interrogation or data estimation costs incurred by it in respect of each Site at which there is not installed and maintained Communications Equipment required for the purposes of Stage 1 Settlement in accordance with the requirements of this Schedule, such amounts (if any) determined in accordance with the relevant Tariff. Where the Settlement System Administrator has received any such payment pursuant to this sub-section 22.3(b) it shall be set off in full against amounts which may be recovered by the Settlement System Administrator pursuant to sub-section 22.6 or 22.7.

          (c) The Settlement System Administrator may, and at the direction of the Executive Committee shall, without notice to the relevant Tariff Operator set off amounts payable to it by that Tariff Operator under the relevant Tariff against amounts payable by the Settlement System Administrator to that Tariff Operator, under the relevant Tariff. Any amounts so set off by the Settlement System Administrator under this sub-section 22.3 shall be deemed to have been received by the Settlement System Administrator for the purposes of sub-section 22.3(b).

          (d) Notwithstanding the terms of any Tariff, a Tariff Operator shall not be entitled to receive payment of or otherwise recover any sums for or relating to goods or services delivered or provided by it under or for the purposes of this Agreement and invoiced or claimed by the Tariff Operator to or from the Settlement System Administrator or Pool Members more than 90 days after the end of the month in which such goods or services were delivered or provided.

22.4 Refunds: Where a Tariff Operator is removed, resigns or otherwise ceases to be Tariff Operator at or relating to any Site it shall pay to the Settlement System Administrator such amount (if any) as is set out in the relevant Tariff by way of reimbursement of amounts paid to it pursuant to sub-section 22.3.

22.5 Additional payments: If a Tariff Operator can demonstrate to the reasonable satisfaction of the Settlement System Administrator that any relevant payment to be made pursuant to this Section 22 and in accordance with the relevant Tariff in respect of any particular Site as is described in the relevant Tariff does not reflect the cost to such Tariff Operator of providing in respect of Communications Equipment at or relating to such Site installation and maintenance services in an efficient and economic manner then the Settlement System Administrator may negotiate an additional payment to such Tariff Operator in respect of Communications Equipment at or relating to such Site provided that the Tariff Operator shall be entitled to receive such additional payment only if and to the extent that the economic and efficient provision of installation and maintenance services in respect of the Communications Equipment at or relating to that Site is in fact effected. If the Tariff Operator and the Settlement System Administrator fail to agree on the amount of an additional payment, the Tariff Operator may refer the matter to the Executive Committee which shall determine the same. The relevant Meter Operator Party may refer any such decision of the Executive Committee to the Director and for the purposes thereof shall be deemed to be exercising a Dissentient Pool Member's right of appeal pursuant to and in accordance with Clause 13.5. The Settlement System Administrator shall send the Executive Committee on request a written report giving reasonable details of any such additional payments made or proposed to be made.

22.6 Costs beyond SSA's control: Payments which are made to Tariff Operators in respect of the provision of installation and maintenance services in respect of Communications Equipment (whether or not pursuant to or in addition to the relevant Tariff) and payments for communications links shall be a cost beyond the control of the Settlement System Administrator.

22.7 Recovery of costs: All costs and expenses relating to the payment arrangements referred to in this Schedule for the installation and maintenance of Communications Equipment required for the purposes of Stage 1 Settlement, the relevant Tariff or otherwise, including payments which are made to Tariff Operators for the provision of installation and maintenance services in respect of such Communications Equipment, payments for communications links, management time and expenses of the Settlement System Administrator and the cost of funds borrowed to finance such costs, expenses and payments, may be recovered in full by the Settlement System Administrator in accordance with the Charging Procedure.

22.8 No agency: No agency relationship (whether express or implied) shall be, or be deemed to be, created between any Tariff Operator and the Settlement System Administrator or any other person as a result of the payments to be made pursuant to this Section 22.

22.9      Tariff Operators:

          (a) There shall at any point in time be no more than one Tariff Operator in respect of each Stage 1 Metering System or Metering Equipment.

          (b) Each Tariff Operator shall, for so long as it is entitled to receive payments in respect of Communications Equipment required for the purposes of Stage 1 Settlement at or relating to a Site, in respect of that Communications Equipment (but not in respect of any other Metering Equipment which is not Communications Equipment):-

                    (i) ensure there is installed Communications Equipment (including its component parts) which complies with the provisions of this Schedule, Part XV of this Agreement and the relevant Code of Practice or shall be the subject of, and comply with, a dispensation agreed in accordance with Section 14, and which uses such communications protocols as may be selected in accordance with paragraph 7.2.2 of this Schedule;

                    (ii) at its own cost and expense (but without prejudice to its right to charge any other person for such service pursuant to another agreement or arrangement) keep installed, in good working order, repair and condition that Communications Equipment (including its component parts) to allow for the correct transmission of data in accordance with this Agreement (whether or not such data are actually required to be transmitted for the purposes of this Agreement); and

                    (iii) provide to the Settlement System Administrator such information in respect of that Communications Equipment as it would be required to provide pursuant to this Schedule, Part XV of this Agreement and the relevant Agreed Procedure, were it, in respect of that Qualifying Site at or in relation to which that Communications Equipment is installed, an Operator in respect of a Site at the point of connection to a Stage 1 Customer for the purposes of the Settlement

                              System Administrator recording and keeping up-to-date details of that Communications Equipment on the Register.

22.10 Transitional Arrangements: It is hereby expressly acknowledged and agreed by the Parties and Meter Operator Parties that, with effect from the date this provision comes into effect, references in the Tariff, which on 22nd April, 1994 became effective as at 1st January, 1994 (if not then superseded), to "Potential Operator" shall be read, with respect to any obligation then unperformed, or right then unenjoyed, as if that reference were a reference to a Tariff Operator.

                       PART 11: TRANSITIONAL ARRANGEMENTS

23.       TRANSITIONAL ARRANGEMENTS

23.1 Transitional Arrangements: With effect from the date this Schedule came into effect (the "NSD Date") each Party which is at that date an Operator or a Potential Operator shall be deemed to be a Meter Operator Party (in addition to continuing as a Party in any other capacity) and to have complied with all the requirements of or referred to in this Schedule 21 relating to admission as a Meter Operator Party and as an Operator. The Parties acknowledge and confirm that the deemed admission of an existing Party as a Meter Operator Party shall not affect that Party's rights and obligations under any agreement or arrangement relating to being an Operator entered into or existing between the Parties or any of them prior to such deemed admission, and that accordingly such agreement or arrangement shall continue notwithstanding the change and any reference to that Party being an Operator under this Agreement shall be construed as being an Operator as a Meter Operator Party.

23.2      Saving: Notwithstanding sub-section 23.1, each Party to which this
          Part 11 applies expressly acknowledges and agrees that, notwithstanding any deemed satisfaction of the conditions which are required to be fulfilled as at the NSD Date in accordance with this Schedule for the purposes of admission as a Meter Operator Party and as Operator, it shall be subject (but only with prospective effect; that is to say to the effect that any conditions which apply as at the NSD Date are deemed to be fulfilled and need not then be fulfilled as a continuing obligation) to the continuing and further conditions for registration as an Operator from time to time and to the provisions of sub-section 4.4, and that it shall be subject to the provisions for the resignation, removal and cessation as Operator in respect of any Stage 1 Metering System, or as Meter Operator Party, as the case may be, in accordance with the provisions of this Schedule as at the date hereof and from time to time, and after any such resignation, removal or cessation as a Meter Operator Party, it shall be subject in full to the procedures for admission as a Meter Operator Party and Operator as may be set out from time to time in this Schedule.

          PART 12: INCORPORATION OF OTHER PROVISIONS OF THIS AGREEMENT

24.       INCORPORATION BY REFERENCE

Incorporation by reference: The provisions of Clauses 1.2, 1.3, 8.6, 34.1, 34.2, 37.3, 66.7, 68, 69, 71, 71A, 71B, 74, 75, 76, 77, 78, 79, 80, 81, 82, 83, 84 and
85 of the Pooling and Settlement Agreement, Sections 4 and 7 of Schedule 4 thereto and Sections 3 and 4 of Part E of the Appendix to that Schedule shall be deemed to be incorporated into this Schedule 21 mutatis mutandis as if each reference therein to the word "Party" were a reference to the words "Party and Meter Operator Party" and to the word "Parties" were to the words "Parties and Meter Operator Parties".

                           PART 13: UNMETERED SUPPLIES

25.       UNMETERED SUPPLIES

The Parties (including each Operator and each Meter Operator Party) shall comply with their respective obligations under Agreed Procedure AP140 in relation to unmetered supplies of electricity.

                                     ANNEX 1

               Form of Meter Operator Party Admission Application

The Executive Committee for the
Pooling and Settlement System in England and Wales

[copy to: the Settlement System Administrator]

                                                                        [Date]

Dear Sir,

1. We [insert full legal name and address of registered/principal office of applicant] refer to Schedule 21 to the Pooling and Settlement Agreement for the electricity industry in England and Wales dated 30th March, 1990 (as amended, varied, supplemented, modified or suspended, the "Pooling and Settlement Agreement").

2. Unless the context otherwise requires, words and expressions defined in the Pooling and Settlement Agreement for the purposes of Schedule 21 to the Pooling and Settlement Agreement shall bear the same meanings respectively when used herein.

3. We hereby apply to be admitted as an additional party in accordance with, and for the purposes only of, Schedule 21 to the Pooling and Settlement Agreement pursuant to Section 3 and subject to the terms set out in Section 2 thereof. We wish to participate thereunder in the capacity of a Meter Operator Party.

4. We hereby represent and warrant to the Executive Committee (for itself and on behalf of all the Parties and Meter Operator Parties) that:-

          (A) we are duly organised and validly existing under the laws of the jurisdiction of our organisation or incorporation;

          (B) we have the power to execute and deliver our Meter Operator Party Accession Agreement and any other documentation relating to that Agreement or the Pooling and Settlement Agreement and such other agreements as are required thereby and to perform our obligations hereunder or thereunder and we have taken all necessary action to authorise such execution, delivery and performance; and

          (C) such execution, delivery and performance do not violate or conflict with any law applicable to us, any provision of our constitutional documents, any order or judgment of any court or other agency of government applicable to us or any of our assets or any contractual restriction on or affecting us or any of our assets.

          We confirm that these representations and warranties will also be true and correct in all material respects at the date of our admission as a New Meter Operator Party.

5.        We enclose the application fee of (pound)[ ]*.

6. We accept and agree to be bound by the terms of Section 3 of Schedule 21 to the Pooling and Settlement Agreement.

                                              Yours faithfully,



                                         -------------------------
                                    duly authorised for and on behalf of
                        [insert full legal name of the New Meter Operator Party]



*         Insert current application fee prescribed by the Executive Committee.

                                     ANNEX 2

                 Form of Meter Operator Party Resignation Notice

The Secretary of the Executive Committee for the Pooling and Settlement System in England and Wales

[copied to: the Settlement System Administrator]

                                                                        [Date]

Dear Sir,

1. We [insert full legal name and address of registered/principal office of applicant] refer to Schedule 21 to the Pooling and Settlement Agreement for the electricity industry in England and Wales dated 30th March, 1990 (as amended, varied, supplemented, modified or suspended, the "Pooling and Settlement Agreement").

2. Unless the context otherwise requires, words and expressions defined in the Pooling and Settlement Agreement for the purposes of Schedule 21 to the Pooling and Settlement Agreement shall bear the same meanings respectively when used herein.

3. We hereby give notice pursuant to sub-section 5.1 of Schedule 21 to the Pooling and Settlement Agreement that we are resigning as a Meter Operator Party with effect from the date falling 28 days after receipt by you of this Meter Operator Party Resignation Notice.

4. We confirm that in giving this notice of resignation, we are not and will not be in breach of the restriction on resignation set out in sub-section 5.2 of
Schedule 21 to the Pooling and Settlement Agreement.

5. We acknowledge that our resignation as a Meter Operator Party is without prejudice to our accrued rights and liabilities and any rights and liabilities which may accrue to us in relation to the period during which we were a Meter Operator Party under Schedule 21 to the Pooling and Settlement Agreement or any agreement referred to in sub-section 5.2 of Schedule 21 to the Pooling and Settlement Agreement.

6. We further expressly acknowledge and confirm that our resignation as a Meter Operator Party pursuant to Schedule 21 to the Pooling and Settlement Agreement is without prejudice to our past, present and future accrued or accruing rights and liabilities as a Party to the Pooling and Settlement Agreement in any capacity whatsoever other than that of Meter Operator Party.

                                             Yours faithfully,



                                         -----------------------------
                                      duly authorised for and on behalf of
                                [insert full legal name of Meter Operator Party]

                                     ANNEX 3

                Form of Meter Operator Party Accession Agreement

THIS SUPPLEMENTAL AGREEMENT is made on [ ] BETWEEN:

(1)       [      ], a company incorporated [with limited liability] under the
          laws of [       ] [(registered number [       ])] and having its
          [registered] [principal] office at [       ] (the "New Meter Operator
          Party"); and

(2)       [       ] (the "Nominee") on behalf of all the parties to the Pooling and Settlement Agreement referred to below.

WHEREAS:

(A) by an agreement dated 30th March, 1990 made between the Founder Generators named therein (1), the Founder Suppliers named therein (2), Energy Settlements and Information Services Limited (formerly NGC Settlements Limited) as Settlement System Administrator (3), Energy Pool Funds Administration Limited as Pool Funds Administrator (4), The National Grid Company plc as Grid Operator and Ancillary Services Provider (5), and Scottish Power plc and Electricite de France, Service National as Externally Interconnected Parties (6) (as amended, varied, supplemented, modified or suspended, the "Pooling and Settlement Agreement") the parties thereto agreed to give effect to and be bound by certain rules and procedures for the operation of an electricity trading pool and the operation of a settlement system;

(B) by Section 2 of Schedule 21 to the Pooling and Settlement Agreement additional parties may be admitted to that Agreement for the purposes of, and only to be bound by and conferred rights in accordance with,
          Schedule 21 thereto in the capacity of Meter Operator Party; and

(C) the New Meter Operator Party has requested that it be admitted as a Meter Operator Party pursuant to Section 3 of Schedule 21 to the Pooling and Settlement Agreement and each of the Parties and Meter Operator Parties hereby agrees to such admission.

NOW IT IS HEREBY AGREED as follows:-

1. Unless the context otherwise requires, words and expressions defined in the Pooling and Settlement Agreement used for the purposes of
          Schedule 21 to the Pooling and Settlement Agreement shall bear the same meanings respectively when used herein.

2. The Nominee (acting on behalf of each of the Parties and Meter Operator Parties) hereby admits the New Meter Operator Party as an additional Meter Operator Party under Schedule 21 to the Pooling and Settlement Agreement on the terms and conditions hereof and with effect from [insert effective date of admission].

3. The New Meter Operator Party hereby accepts its admission as a Meter Operator Party and undertakes with the Nominee (acting on behalf of each of the Parties and Meter Operator Parties) to perform and to be bound by the terms and conditions of Schedule 21 to the Pooling and Settlement Agreement as a Meter Operator Party as from the [insert effective date of admission].

4. For all purposes in connection with the Pooling and Settlement Agreement the New Meter Operator Party shall as from the [insert effective date of admission] be treated including for the purposes of
          Section 2 of Schedule 21 to the Pooling and Settlement Agreement as if it had been a signatory of the Pooling and Settlement Agreement as a Meter Operator Party and as if this Agreement were part of the Pooling and Settlement Agreement, and the rights and obligations of the Parties and Meter Operator Parties shall be construed accordingly.

5. The New Meter Operator Party, the Parties and the Meter Operator Parties expressly acknowledge and confirm that, pursuant to sub-section 2.1 of Schedule 21 to the Pooling and Settlement Agreement with effect from [insert effective date of admission] the New Meter Operator Party shall only be bound by, and conferred rights in accordance with, Schedule 21 to the Pooling and Settlement Agreement in the sole capacity of Meter Operator Party.

6. The New Meter Operator Party expressly consents to be bound by the provisions of sub-sections 2.2 and 2.3 of Schedule 21 to the Pooling and Settlement Agreement.

7. This Agreement and the Pooling and Settlement Agreement shall be read and construed as one document and references in the Pooling and Settlement Agreement to the Pooling and Settlement Agreement (howsoever expressed) shall be read and construed as references to the Pooling and Settlement Agreement and this Agreement.

8. This Agreement shall be governed by and construed in all respects in accordance with English law and the provisions of Clauses 83 and 84 of the Pooling and Settlement Agreement as incorporated into Schedule 21 thereto by Section 24 thereof shall apply hereto mutatis mutandis.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the date and year first above written.

[New Meter Operator Party]

By:

Notice details (Clause 75 of the Pooling and Settlement Agreement as incorporated into Schedule 21 thereto by Section 24 thereof)

Address:

Facsimile number:

Attention:

[Nominee]

(for and on behalf of each of the parties (including Meter Operator Parties) to the Pooling and Settlement Agreement)

By:

                                     ANNEX 4

[Not used.]

                                     ANNEX 5

                 Non-Exhaustive Diagrammatic Representations of
                                Metering Systems

Examples of the configuration of Metering Systems for the purposes of this Agreement are set out as 1 to 7(b) below.

                          Metering System Configuration

Example  1     Code of Practice Three installation
               Single customer
               Single premises
               Single feeder



Main---------kWh-----------

Main-------kVArh(lag)------
                               Out
                                      -----CE---CL---Instation---CDCS
                             Station
Main------kVArh(lead)------

Check--------kWh-----------

                               1x Metering System

                          Metering System Configuration

Example  2(a)  Code of Practice Three installation
               Single customer
               Single premises
               Multiple feeders (no physical separation)

feeder 1

Main---------kWh-----------   (Discrete dial, one dial-up)

Main-------kVArh(lag)------

Main------kVArh(lead)------

Main---------kWh-----------
                               Out
                                      -----CE---CL---Instation---CDCS
                             Station
Main---------kWh-----------
feeder 2
Main-------kVArh(lag)------

Main------kVArh(lead)------
     ders
Check--------kWh-----------


                              1 x Metering System

                          Metering System Configuration

Example  2(b)      o      Code of Practice Three installation
                   o      Single customer
                   o      Single premises
                   o      Multiple feeders (at different physical locations
                          on the site)

feeder 1

Main---------kWh-----------
                                       (One dial-up)
Main------kVArh(lag)-------
                               Out
                                      ---CE---CL-----
                             Station
Main------kVArh(lead)------

Check--------kWh-----------


(Physical Separation)
                                                     Instation----CDCS
feeder 2


Main---------kWh-----------

Main-------kVArh(lag)------
                               Out
                                      ---CE---CL-----
                             Station
Main------kVArh(lead)------

Check--------kWh-----------

                              2 x Metering System

                          Metering System Configuration

Example  3                Code of Practice Three installation with two
                          Code of Practice Five meters
                          Single customer
                          Single premises
                          Single feeder


Main---------kWh-----------             (Two dial-ups, selective dial)
                               Out
                                     \
                             Station  \
Main------kVArh(lag)-------            \
                                        \
                                        CE---CL---Instation---CDCS
                                        /
Main------kVArh(lead)------            /
                               Out    /
                                     /
                             Station
Check--------kWh-----------

                              1 x Metering System

                          Metering System Configuration

Example  4                Code of Practice Three installation with two
                          Code of Practice Five meters per feeder
                          Single customer
                          Single premises
                          Multiple feeders (no physical separation)

Main---------kWh-----------
                               Out

                             Station
Main-------kVarh(lag)------

Main------kVArh(lead)------
                               Out

                             Station
Check--------kWh-----------


feeder 2                                   CE---CL---Instation-----CDCS


Main---------kWh-----------
                               Out

                             Station
Main-------kVarh(lag)------

Main------kVarh(lead)------
                               Out

                             Station
Check--------kWh-----------

Other feeders


                              1 x Metering System

                          Metering System Configuration

Example  5                Code of Practice Five installation
                          Single customer
                          Single premises
                          Single feeder


Main---------kWh-----------            (Discrete dial, one dial-up)
                               Out
                                      ---CE---CL---Instation-----CDCS
                             Station
Main--------kVArh----------
            (lag)

                              1 x Metering System

                          Metering System Configuration

Example  6(a)             Code of Practice Five installation
                          Single customer
                          Single premises
                          Multiple feeders (no physical separation)

feeder 1

Main---------kWh-----------
                               Out

                             Station
Main------kVArh(lag)-------


feeder 2                                CE---CL---Instation---CDCS


Main---------kWh-----------
                               Out

                             Station
Main------kVArh(lag)-------

Other feeders

                              1 x Metering System

                          Metering System Configuration

Example  6(b)             Code of Practice Five installation
                          Single customer
                          Single premises
                          Multiple feeders (at different physical locations on
                           the site)

Main---------kWh-----------
                               Out     (One dial-up)
                                      ---CE---CL-----
                             Station
Main------kVArh(lag)-------



(Physical Separation)                                  Instation---CDCS



Main---------kWh-----------
                               Out
                                      ---CE---CL-----
                             Station
Main------kVArh(lag)-------

                          Metering System Configuration

Example  7(a)             Code of Practice Five installation
                          Two customer
                          Single or adjacent premises


Customer 1

Main---------kWh-----------
                               Out        (Two dial-ups)

                             Station
Main------kVArh(lag)-------
                                                  Customer 1 kWh
                                                            ------
Customer 2                              CE---CL---Instation      CDCS
                                                            ------
                                                  Customer 2 kWh
Main---------kWh-----------
                               Out

                             Station
Main------kVArh(lag)-------

Other Customers                         NOTE: Registrant(Supplier) and Meter
                                              Operator Party must be the same
                                              parties for each function for each
                                              Customer.

                              2 x Metering System

                          Metering System Configuration

Example  7(b)             Code of Practice Five installation
                          Two customer
                          Single or adjacent premises

Customer 1

Main---------kWh-----------
                               Out
                                      ---CE---CL-----
                             Station
Main------kVArh(lag)-------
                                                       Customer 1 kWh

Customer 2                                           Instation---CDCS

                                                       Customer 2 kWh
Main---------kWh-----------
                               Out
                                      ---CE---CL-----
                             Station
Main------kVArh(lag)-------             (One dial-up)


Other Customers                    NOTE: Registrant (Supplier) and Meter
                                         Operator Party can be different parties
                                         for each function for each Customer.

                              2 x metering System

                                   SCHEDULE 22

                    1998 Programme Funding and Cost Recovery


1.        DEFINITIONS AND INTERPRETATION

1.1 Definitions: In this Schedule, except where the context otherwise requires:-

          "1998 Programme" means the programme of work undertaken by the Pool to establish the systems and processes (including the EAC/AA System, the ISRA System and the NHH Data Aggregation System) to support the trading and settlement system in England and Wales to facilitate the full introduction of a competitive supply market on 1st April, 1998, as described in the Operational Framework;

          "1998 Programme Costs" means the development and implementation costs of the 1998 Programme comprising the following (without double-counting):-

          (a) the costs and expenses of implementing Approved Funding Tranches approved in the period until the Implementation Date; and

          (b)       Accrued Costs,

          in so far as such costs relate to the 1998 Programme but, for the avoidance of doubt, shall exclude those costs and charges to be paid by the Scottish PESs or Scottish Settlements pursuant to Section 9 of
          Schedule 23;

          "1998 Programme Recovery Period" means the period beginning on the Implementation Date and expiring on 31st March, 2003;

          "1998 Sub-Committees" means the sub-committees, the Programme Board and project boards established to develop and implement the 1998 Programme;

          "Accrued Costs" means the costs accrued in relation to the 1998 Programme prior to 1st April, 1996, which the Pool Members agree amount to (pound)2,878,000 at 1st April, 1996, together with interest calculated at the base rate of Barclays Bank PLC from time to time compounded, with monthly rests, until the date of payment, which costs are repayable in accordance with sub-section 2.4;

          "Aggregate Charging Limit" or "ACL" means the aggregate amount of 1998 Programme Costs recoverable by the Public Electricity Suppliers pursuant to Section 8;

          "Approved Funding Tranches" means the Funding Tranches approved by the Steering Group in accordance with sub-section 3.4 or by Public Electricity Suppliers in accordance with sub-section 7.2;

          "Approved Reason" means a delay resulting from the requirements of the Director or the Secretary of State or any exceptional circumstances outside the control of Pool Members collectively;

          "Chargeable 1998 MWh" or "C1998MWH" has the meaning given to that term in paragraph 8.2.4;

          "EAC/AA System" means the estimation of annual consumption and annualised advance software and systems which are to be developed for the benefit of Pool Members pursuant to the 1998 Programme;

          "EPFAL" means Energy Pool Funds Administration Limited (registered number 2444187) whose registered office is situate at 185 Park Street, London SE1 9DY or such other person as may be appointed as its successor from time to time as Pool Funds Administrator pursuant to
          Schedule 15;

          "Financing Costs" or "FC" means the amount of costs to be incurred and recovered by the Public Electricity Suppliers in respect of their financing of 1998 Programme Costs, such amount being equal to interest upon 1998 Programme Costs at the base rate of Barclays Bank PLC from time to time compounded, with monthly rests, accruing from the date of payment by the Public Electricity Suppliers of such 1998 Programme Costs, until the Implementation Date or, if the Implementation Date is not the first day of a Quarter, the first day of the next following Quarter;

          "Funder" means a person for the time being party to this Agreement who is a Public Electricity Supplier or a Scottish PES;

          "Funding Tranches" means individual and groups of work packages submitted for approval by the Steering Group or Public Electricity Suppliers in accordance with sub-section 3.4 or, as the case may be,
          Section 7;

          "Implementation Date" means the date on which the first of the following occurs:-

          (a) a competitive supply market begins to operate in respect of customers below 100kW;

          (b) the Executive Committee requires work on the 1998 Programme to cease as agreed or sanctioned by the Secretary of State or the Director; and

          (c) the systems and processes developed by the Pool required to facilitate the beginning of the competitive supply market in respect of customers below 100kW would be able to operate, as determined by an independent expert jointly appointed by the Public Electricity Suppliers, the Chief Executive and the Director, but are not capable of operating because of other circumstances, but in any event no earlier than 1st April, 1998;

          "ISRA System" means the initial settlement and reconciliation software and systems for electricity trading in England and Wales which are to be developed for the benefit of Pool Members pursuant to the 1998 Programme;

          "NHH Data Aggregation System" means the non half hour data aggregation software and systems which are to be developed for the benefit of Pool Members pursuant to the 1998 Programme;

          "Non-paying Funder" has the meaning ascribed to that term in paragraph 2.3.3;

          "Operational Framework" means the 1998 Operational Framework of the Pool (Release 4.2) submitted to the Director as of 31st March, 1996;

          "PACL" has the meaning given to that term in paragraph 8.2.2;

          "PES Nominees" has the meaning given to that term in paragraph 3.4.1;

          "PES Votes" means, in relation to a Public Electricity Supplier, the number of votes to which such Public Electricity Supplier is entitled from time to time, determined in accordance with Section 6;

          "Pool" means the Electricity Pool of England and Wales;

          "Programme Board" means the 1998 Programme Management Board established by the Executive Committee to monitor, review and oversee implementation of the 1998 Programme;

          "Programme Budget" means an estimate of the overall cost of implementing the 1998 Programme, including detailed cost estimates for each element of the 1998 Programme required to be incurred, each element to be broken down into all identified Funding Tranches with each Funding Tranche to contain the details of the timing of the work, the scope of work and the likely costs and expenses to be incurred in its performance, approved in accordance with Section 5;

          "Programme Share" means, in relation to a Public Electricity Supplier or a Scottish PES, the share of 1998 Programme Costs of such Public Electricity Supplier or (as the case may be) such Scottish PES, determined in accordance with Section 6;

          "Quarterly 1998 Programme Amount" or "Q1998PA" has the meaning given to that term in paragraph 8.2.2;

          "Quarterly 1998 Programme Charge" or "Q1998PC" has the meaning given to that term in paragraph 8.2.3;

          "RACL" has the meaning given to that term in paragraph 8.2.1;

          "Requisite Proportion" means, in the case of the approval by Public Electricity Suppliers in writing or in separate meeting of the matters referred to:-

          (a)       in sub-sections 7.2(a) and 7.2(c), 65 per cent.; and

          (b)       in sub-section 7.2(b), 50 per cent.,

          in the case of written consent, of the total PES Votes of all Public Electricity Suppliers and, in the case of a separate general meeting, of the total PES Votes of those Public Electricity Suppliers as (being entitled to do so) vote in person or by proxy at the relevant separate general meeting of which notice specifying the intention to propose the resolution has been duly given;

          "Scottish PES" means Scottish Hydro-Electric PLC and Scottish Power plc;

          "Scottish Settlements" means Scottish Electricity Settlements Limited (registered in Scotland number SC169212);

          "Senior Users" has the meaning given to that term in sub-section 5.1;

          "Steering Group" means the 1998 Programme Steering Group established pursuant to Section 3, save that if the Executive Committee so determines, such Steering Group may be disbanded, in which case the Executive Committee shall act as and have the same rights and obligations as the Steering Group for the purposes of this Schedule, as such rights and obligations are set out in Section 3, and in that event references in this Schedule to a member of the Steering Group appointed by a member of the Executive Committee appointed by Public Electricity Suppliers shall be read as references to any member of the Executive Committee appointed by Public Electricity Suppliers;

          "Supplier HH MWh" has the meaning given to that term in paragraph
          8.2.4;

          "Supplier NHH MWh" has the meaning given to that term in paragraph 8.2.4; and

          "Total 1998 Programme Costs" has the meaning given to it in sub-section 8.1.

1.2 Interpretation: In the event of any inconsistency or conflict between the provisions of this Schedule and the other provisions of this Agreement in relation to the 1998 Programme Costs or the Operational Framework, the provisions of this Schedule shall, unless otherwise expressly provided, prevail.

2.        PROGRAMME FUNDING

2.1 Programme Costs: All 1998 Programme Costs shall be paid or reimbursed by Public Electricity Suppliers and the Scottish PESs or by a person or persons on their behalf in accordance with this Schedule.

2.2 Allocation of 1998 Programme Costs after 1st April, 1996: In respect of each month from (and including) April 1996, the 1998 Programme Costs incurred in such month shall be allocated amongst Public Electricity Suppliers and the Scottish PESs according to their respective Programme Shares.

2.3       Payment and collection:

          2.3.1 EPFAL shall collect from Public Electricity Suppliers and the Scottish PESs the amounts which they are obliged to pay towards the 1998 Programme Costs and each Public Electricity Supplier and each Scottish PES will be obliged to pay its proportionate share of the 1998 Programme Costs (together with Value Added Tax thereon, if applicable) against receipt of any invoice therefor issued by EPFAL.

          2.3.2 EPFAL shall arrange for collection from each Public Electricity Supplier and each Scottish PES of its proportionate share of the 1998 Programme Costs in such manner as may be agreed by EPFAL with the Public Electricity Suppliers from time to time (which may include collection in advance) and Public Electricity Suppliers and the Scottish PESs shall comply with such collection procedures and, in particular, shall make payment within the time period prescribed by such procedures.

          2.3.3 If any Public Electricity Supplier or Scottish PES fails to pay an amount properly due under this Schedule within fifteen (15) days of the due date for such payment (such Public Electricity Supplier or Scottish PES being a "Non-paying Funder") each Pool Member (other than the Non-paying Funder) shall be severally liable for its Contributory Share (calculated on the basis that the Points allocated to the defaulting Non-paying Funder are disregarded) and EPFAL shall accordingly be entitled to recover the due proportion of that amount from each Pool Member (other than the Non-paying Funder). In that event, EPFAL shall advise each Pool Member of the amount payable by invoice despatched to each Pool Member and each Pool Member shall pay the amount advised in the relevant invoice within fifteen (15) days after the invoice date.

          2.3.4 A Non-paying Funder shall indemnify and keep indemnified each Pool Member on demand against all sums properly paid by such Pool Member pursuant to this sub-section 2.3.

          2.3.5 Each Pool Member shall give notice to EPFAL before instituting any action or proceedings in any court to enforce payments due to it pursuant to this Section. Upon receipt of any notice under this paragraph 2.3.5, EPFAL will as soon as practicable notify the Executive Committee, all Pool Members and the Director. The provisions of sub-section
                    24.4 of Schedule 11 shall apply mutatis mutandis in respect of any payment due from a Non-paying Funder pursuant to this Schedule.

          2.3.6 Upon EPFAL becoming aware of a Public Electricity Supplier or a Scottish PES becoming a Non-paying Funder, it shall notify the Executive Committee, the remaining Pool Members and the Director, and the Executive Committee shall convene and cause to be convened a general meeting of Pool Members as soon as possible thereafter, which meeting will determine whether any further 1998 Programme Costs shall be incurred.

          2.3.7     The provisions of paragraphs 15.2.4, 15.2.5 and sub-section
                    15.3 of Schedule 15 shall in any event apply mutatis mutandis in respect of all payments required to be made pursuant to this Section 2.

2.4 Accrued Costs: As soon as reasonably practicable, but in any event no later than 1st April, 1997, the Pool Members will pay each other such sums as will ensure that all Accrued Costs have effectively been paid for or reimbursed only by Public Electricity Suppliers and Scottish PESs and, as between Public Electricity Suppliers and Scottish PESs, according to their respective Programme Shares.

3.        PROGRAMME EXPENDITURE AND THE STEERING GROUP

3.1 Authority to incur expenditure: No 1998 Programme Costs shall be incurred by 1998 Sub-Committees other than pursuant to Approved Funding Tranches.

3.2 Establishment: Pool Members hereby establish the Steering Group as a sub-committee of the Executive Committee upon the terms and subject to the conditions of this Schedule 22.

3.3 Steering Group Members: Each member of the Executive Committee shall have the right to appoint a member of the Steering Group.

3.4       Approval of programme expenditure:

          3.4.1 The Steering Group will notify each 1998 Sub-Committee and such persons as may be nominated by each Public Electricity Supplier in writing to the Steering Group from time to time ("PES Nominees"), no later than 10 working days prior to holding any meeting of the date that meeting will be held, save that, if at least 5 members of the Steering Group (including at least 3 appointed by members of the Executive Committee appointed by Public Electricity Suppliers) consent, a meeting of the Steering Group may be held on 48 hours' notice.

          3.4.2 Prior to approving any further work packages after 15th July, 1996, undertaking or commissioning any work in respect of the 1998 Programme, the Programme Board or any member of the Steering Group shall submit one or more Funding Tranches to the Steering Group (with a copy to all PES Nominees) at least 5 working days in advance of any meeting of the Steering Group, for approval. Each Funding Tranche shall contain details of the scope of the work proposed to be undertaken and a budget of all costs associated with that work, together with a comparison of all its elements against the Programme Budget (or, if the Programme Budget shall not then have been agreed, against the planned budget). Any amount to be reimbursed in respect of costs incurred in relation to work packages approved in the period between 31st March, 1996 and 15th July, 1996 shall also be the subject of a Funding Tranche or Funding Tranches to be submitted to the Steering Group (with a copy to all PES Nominees) by the Programme Board or any member of the Steering Group at least five working days in advance of a meeting of the Steering Group. Each such Funding Tranche shall contain details of the scope of the work undertaken and details of the costs associated with it.

          3.4.3 At each meeting of the Steering Group, the Steering Group shall resolve whether to approve Funding Tranches duly submitted to it in accordance with paragraph 3.4.2, and, subject to any appeal to Public Electricity Suppliers, any Funding Tranche so approved will become an Approved Funding Tranche. Notwithstanding the decision taken, any Public Electricity Supplier or any member of the Steering Group appointed by a member of the Executive Committee appointed by Public Electricity Suppliers may, within 5 working days of the resolution of the Steering Group, by notice in writing to the Steering Group, appeal the matter to be considered by Public Electricity Suppliers under sub-section
                    7.2. If the Public Electricity Suppliers then resolve to approve the Funding Tranche, it shall become an Approved Funding Tranche. If the matter has been appealed and Public Electricity Suppliers do not so approve it, the Funding Tranche shall not be an Approved Funding Tranche.

          3.4.4 As soon as the Programme Board becomes aware that the cost of any work carried out pursuant to any Approved Funding Tranche is likely to exceed the budget considered by the Steering Group in paragraph 3.4.2 above, it shall forthwith prepare a revised budget and deliver it to the Steering Group, at which point the Steering Group and, if necessary, the Public Electricity Suppliers, will follow the procedure set out in paragraphs 3.4.2 and 3.4.3 in considering whether to authorise the continuation of work under the Approved Funding Tranche, in accordance with such revised budget. If
                    (a) the Steering Group does not resolve to approve the revised budget, in accordance with paragraph 3.4.2 or (b) after referral to Public Electricity Suppliers in accordance with sub-section 7.2 they resolve not to approve the revised budget, then the relevant

                    1998 Sub-Committee shall undertake no work to implement the Approved Funding Tranche which would lead to the cost of implementing the Approved Funding Tranche exceeding the original budget. If the revised budget is approved in accordance with paragraph 3.4.2 or, as the case may be, sub-section 7.2, the cost of that Approved Funding Tranche will be adjusted accordingly.

          3.4.5 Any Steering Group member may by reasonable notice request such information of the Chief Executive or the Programme Board as may be reasonably required to assess the performance of the 1998 Programme against the Programme Budget and Approved Funding Tranches, it being understood that the Chief Executive and the Programme Board shall not be required to comply with any such information request unless it is made by 3 or more members of the Steering Group.

          3.5 Voting: Any question or matter considered by the Steering Group shall be resolved by a simple majority of votes of members of the Steering Group.

4.        THE OPERATIONAL FRAMEWORK

4.1 Changes to Operational Framework: Subject to sub-section 4.2, any addition to, deletion from or other change to the Operational Framework by or on behalf of Pool Members shall be made only with the prior approval of Pool Members in general meeting.

4.2 Effect on 1998 Programme Costs: If any addition to, deletion from or other change to the Operational Framework may lead to an increase in the 1998 Programme Costs then, unless such addition, deletion or other change has been approved by the Public Electricity Suppliers in writing or in separate general meeting, the proposed addition, deletion or other change shall not take effect unless Pool Members so resolve (in which case any costs incurred as a result of the addition, deletion or other change in question shall not be 1998 Programme Costs).

5.        PROGRAMME BOARD AND PROGRAMME BUDGET

5.1 Constitution of the Programme Board: At all times, the Programme Board shall comprise three senior users, one senior technical user (together the "Senior Users") and the Chief Executive. One of the Senior Users shall be an appointee of all Pool Members other than Public Electricity Suppliers, and the other three shall be appointees of the Public Electricity Suppliers.

5.2 Voting: It is the intention of Pool Members that the Programme Board shall resolve matters by way of consensus.

5.3 Preparation of the Programme Budget: The Programme Board shall prepare and submit a draft programme budget by no later than 15th July, 1996 for approval by the Steering Group. The procedure for approval of the draft programme budget shall follow that for approval of Funding Tranches in paragraphs 3.4.2 and 3.4.3, save that if either the Steering Group or Public Electricity Suppliers do not approve the draft programme budget, they shall notify the

          Programme Board of any areas requiring revision and the Programme Board shall, as soon as reasonably practicable after such notification, re-submit the draft programme budget to the Steering Group. Once the draft programme budget is approved it shall be the Programme Budget.

6.        PROGRAMME SHARES AND PES VOTES

6.1 Programme Shares: The Programme Share of each Public Electricity Supplier and each Scottish PES shall be that set opposite its name in column 2 of the table in sub-section 6.3.

6.2 PES Votes: The PES Vote of each Public Electricity Supplier shall be that set opposite its name in column 3 of the table in sub-section 6.3.

6.3       Table:

          Column 1                          Column 2            Column 3

          Name of Funder                    Programme Shares    PES Votes

          Eastern Group plc                 12.969%             13.82%

          East Midlands Electricity plc     9.023%              9.61%

          London Electricity plc            7.971%              8.50%

          Manweb plc                        5.334%              5.71%

          Midlands Electricity plc          9.042%              9.64%

          Northern Electric plc             5.101%              5.44%

          NORWEB Plc                        8.429%              8.99%

          Scottish Hydro-Electric PLC       1.904%              Not applicable

          Scottish Power plc                4.295%              Not applicable

          SEEBOARD PLC                      8.360%              8.91%

          Southern Electric plc             11.031%             11.75%

          South Wales Electricity plc       3.418%              3.64%

          South Western Electricity plc     5.824%              6.21%

          Column 1                          Column 2            Column 3
          Name of Funder                    Programme Shares    PES Votes
          Yorkshire Electricity Group plc   7.299%              7.78%


6.4 Reopener: The Public Electricity Suppliers and the Scottish PESs acknowledge that the Programme Shares set out in column 2 of the table in sub-section 6.3 represent the amended shares following restatement in accordance with sub-section 6.4 as in force immediately before the adoption of this amended sub-section 6.4. Each of those Parties undertakes to pay each other such sums (together with interest as appropriate, calculated at the Base Rate) as will ensure that the 1998 Programme Costs have effectively been paid for according to those amended Programme Shares. Any necessary adjustments as between the Public Electricity Suppliers and the Scottish PESs in respect of any reimbursements made pursuant to sub-sections 8.3 and 8.4 shall also be made.

6.5 Merger and adjustment: In the event of any merger between one or more Funders any successor company shall have the aggregate Programme Shares and PES Votes of its predecessors. Any successor to part only of the authorised area (as such term is defined in its PES Licence) of a Public Electricity Supplier and the Public Electricity Supplier retaining the other part shall have such PES Votes and Programme Shares as the Director shall determine. Any successor to part only of the authorised supply area (as such term is defined in the PES Licence of the relevant Scottish PES) of a Scottish PES and the Scottish PES retaining the other part shall have such Programme Shares as the Director shall determine.

7.        PES MEETINGS

7.1 PES Meetings: The following provisions of this Section 7 shall apply to separate general meetings of Public Electricity Suppliers.

7.2 Requirements for PES Approval: The following matters shall require Public Electricity Suppliers to give their approval by the Requisite Proportion in separate general meeting, or by the Requisite Proportion of Public Electricity Suppliers giving their approval in writing to take effect:-

          (a) the approval of Funding Tranches by way of appeal under sub-section 3.4;

          (b) the approval of any addition to, deletion from or other change to the Operational Framework which may lead to an increase in the 1998 Programme Costs; and

          (c)       any addition to, deletion from or other change to this
                    Schedule 22 (other than, for the avoidance of doubt, any amendment to the detailed drafting of the provisions of sub-section 8.2 or 8.3 or of the definitions set out in sub-section 1.1 which have effect only for the purpose of those sub-sections, provided (in either case) that such amendment does not materially alter the effect of the relevant sub-section).

7.3 General Provisions: The provisions of Part III of this Agreement relating to general meetings of Pool Members shall apply mutatis mutandis to separate general meetings of Public Electricity Suppliers, but so that:-

          (a) the necessary requirement for notice in writing to be given of any such separate general meeting shall be 5 working days rather than the period in Clause 9.3;

          (b) Clause 10.9 shall not apply although the Pool Auditor and the Director or its or his duly authorised representative shall have the right to attend and speak (but not vote) at such separate general meetings;

          (c) such separate general meetings shall be convened by the Secretary upon receipt of a request from a Public Electricity Supplier or a member of the Steering Group appointed by an Executive Committee Member appointed by Public Electricity Suppliers;

          (d) the necessary quorum shall be 6 or more Public Electricity Suppliers present in person together representing 50 per cent. or more of the aggregate number of PES Votes of all Public Electricity Suppliers and if no quorum is present within half an hour from the time appointed for the separate general meeting, the separate general meeting shall be adjourned until the following working day;

          (e) references to Total Weighted Votes shall be substituted by references to PES Votes; and

          (f) notice of any such separate general meeting need to be given only to those entitled to attend the same,

          and any resolution put to any such separate general meeting shall, to be passed, require the Requisite Proportion of votes in favour.

          8.        RECOVERY OF 1998 PROGRAMME COSTS

8.1 Calculation of Aggregate Charging Limit: The Aggregate Charging Limit shall be calculated in the following manner:-

          8.1.1 if Total 1998 Programme Costs are less than the Lower Limit then:-

                               LL-T1998 PC
                    ACL = LL - ----------- + FC
                                    2

          8.1.2 if Total 1998 Programme Costs are equal to or greater than the Lower Limit and less than or equal to the Upper Limit then:-

                    ACL = T1998 PC + FC; and

          8.1.3 if Total 1998 Programme Costs are greater than the Upper Limit then:-

                               T1998 PC - UL
                    ACL = UL + ------------- + FC
                                     2

          in each case, where, subject to the provisions set out below:-

          the Lower Limit ("LL") = (pound)43,500,000;

          the Upper Limit ("UL") = (pound)53,500,000; and

          the Total 1998 Programme Costs ("T1998 PC") = the aggregate amount of 1998 Programme Costs allocated to Public Electricity Suppliers in England and Wales according to their respective Programme Shares, save that if, as a result of any addition to, deletion from or other change to the Operational Framework and/or the adoption of Approved Funding Tranches pursuant to sub-section 3.4 or Section 7 outside the scope of the Operational Framework, the Total 1998 Programme Costs are changed by any amount in excess of (pound)50,000 then, subject to prior approval by the Director, both the Lower Limit and the Upper Limit shall be adjusted by the amount of such change.

8.2       Recovery of 1998 Programme Costs from Suppliers:

          8.2.1 As soon as reasonably practicable after the Implementation Date, the Executive Committee shall determine the aggregate amount recoverable by Public Electricity Suppliers in accordance with this sub-section, on the basis of the following formula:-

                          RACL = ACL x (60 - a)
                                        ------
                                         (60)

                    where:-

                    RACL is the aggregate principal amount so recoverable;

                    ACL is the aggregate charging limit determined in accordance with sub-section 8.1; and

                    a is the figure in months by which the Implementation Date is delayed after 1st April, 1998 other than for an Approved Reason.

                    For the purpose of this paragraph and paragraph 8.2.8, ACL shall be determined on the basis of the then latest available estimate of Total 1998 Programme Costs (if the final actual figure for such costs has not then been ascertained).

          8.2.2 As soon as reasonably practicable after the Implementation Date (or if that date is not the first day of a Quarter, the first day of the next following Quarter) and thereafter after the beginning of each Quarter during the 1998 Programme Recovery Period, the Executive Committee shall determine the Quarterly 1998 Programme Amount in respect of the Quarter beginning on the Implementation Date (or, if not the first day of a Quarter, the first day of the next following Quarter) or (as the case may be) in respect of the relevant later Quarter, in accordance with the following formula:-

                                       PACL x r
                          Q1998PA = ---------------
                                    (1 - (1 + r)-L)

                    where:-

                    r is the rate (expressed as a quarterly rate) determined by the Executive Committee to be the time weighted average of the Base Rates prevailing during the preceding Quarter;

                    L is the remaining part of the 1998 Programme Recovery Period (specified in Quarters) as at the beginning of the relevant Quarter save that (if the Implementation Date occurs on a date which is not the first day of a Quarter) for the purposes of the first such calculation L is the remaining part of the 1998 Programme Recovery Period (specified in Quarters) as at the end of the Quarter in which the Implementation Date occurs;

                    PACL is the remaining portion of the principal amount comprised in RACL not recoverable in respect of previous Quarters; and

                    Q1998PA is the Quarterly 1998 Programme Amount.

          8.2.3 Not less than sixteen Business Days before the end of each Quarter which starts during the 1998 Programme Recovery Period, the Executive Committee shall notify each Supplier of the Quarterly 1998 Programme Charge payable by it in respect of that Quarter, which shall be determined in accordance with the following formula:-

                          Q1998PC = Q1998PA x (C1998MWH / TC1998MWH)

                    where:-

                    C1998MWH is the Chargeable 1998 MWh for the Supplier;

                    TC1998MWH is the aggregate of Chargeable 1998 MWh for all Suppliers;

                    Q1998PC is the Quarterly 1998 Programme Charge for the Supplier; and

                    Q1998PA is the Quarterly 1998 Programme Amount for that Quarter.

          8.2.4 The Executive Committee shall determine the Chargeable 1998 MWh ("C1998 MWH") for each Supplier in respect of a Quarter as the sum of the Supplier NHH MWh for the preceding Quarter and the Supplier HH MWh for that preceding Quarter. For this purpose:-

                    (a) the Supplier NHH MWh in respect of a Supplier shall be the number of MWh supplied by that Supplier during the relevant preceding Quarter in respect of premises with Non Half Hourly Metering Systems (not being 100kW Premises); and

                    (b) the Supplier HH MWh in respect of a Supplier shall be the number of MWh supplied by that Supplier during the relevant preceding Quarter in respect of premises with Half Hourly Metering Systems (not being 100kW Premises).

          8.2.5 In making any determination pursuant to paragraph 8.2.4 or (as the case may be) paragraph 8.2.8, the Executive Committee shall take into account the most recent information received by it from PESs, the Settlement System Administrator and the Initial Settlement and Reconciliation Agent as at the thirtieth day before the end of the relevant Quarter in which the determination falls to be made. The Executive Committee shall be entitled, in the absence of manifest error and in the absence of information to the contrary derived from the ISRA System or provided by the Settlement System Administrator:-

                    (a) to assume that Metering Systems registered in ERS relate to 100kW Premises;

                    (b) to assume that all Non Half Hourly Metering Systems relate to premises other than 100kW Premises; and

                    (c) to rely on information provided by a Supplier pursuant to paragraph 8.2.6 as to its Supplier HH MWh.

          8.2.6 For the purposes of paragraph 8.2.4 (unless otherwise agreed by the Executive Committee) each Supplier shall inform the Executive Committee in writing, no later than 30 days before the end of each Quarter which starts during the 1998 Programme Recovery Period, of the number of MWh supplied by it to premises with Half Hourly Metering Systems, not being 100kW Premises, during the preceding Quarter.

          8.2.7 Each Supplier shall pay, no later than the penultimate Business Day of each Quarter during the 1998 Programme Recovery Period, the Quarterly 1998 Programme Charge for the Quarter notified to it by the Executive Committee in accordance with paragraph 8.2.3. Any such payment shall be made to EPFAL (or as otherwise directed by the Executive Committee) in sterling in cleared funds in full without set off or counter claim, withholding or deduction of any kind whatsoever but without prejudice to any other remedy. All charges under this Section are exclusive of United Kingdom Value Added Tax which shall be added to such charges, if applicable.

          8.2.8     The Executive Committee:-

                    (i) shall from time to time recalculate RACL on the basis of the then latest estimated or (as the case may be) actual Total 1998 Programme Costs and ACL;

                    (ii) shall from time to time recalculate the Chargeable 1998 MWh and Supplier NHH MWh and Supplier HH MWh for earlier Quarters on the basis of the then latest available information (including information provided by Suppliers pursuant to paragraph 8.2.6) and as if references in paragraph
                              8.2.4 to the preceding Quarter were references to the Quarter in respect of which the relevant calculation falls to be made;

                    (iii) may from time to time following an adjustment to RACL, recalculate PACL such that any adjustment to charges payable will not be applied retrospectively across all Accounting Periods in the 1998 Programme Recovery Period; and

                    (iv) shall from time to time make such adjustments as may be necessary (and, where relevant, apply interest at the Base Rate or at such rate as shall be set from time to time by the Executive Committee in respect of any adjustments made as a result of a recalculation in accordance with paragraph (i)) from time to time to account for any differences between payments made and the payments which should have been made in the light of such recalculations.

                    In the absence of manifest error and subject as provided in paragraph 8.2.11, no adjustment shall fall to be made in respect of charges payable by Suppliers pursuant to this sub-section as a result of revised information (other than as to Total 1998 Programme Costs, ACL and interest rates and the final runs of Stage 1 Settlement and Stage 2 Initial Settlement Runs in respect of all Settlement Periods in a Quarter) becoming available to the Executive Committee after it has made a determination pursuant to paragraph 8.2.4.

          8.2.9 In the event of any dispute regarding charges payable under this Section, no Supplier may withhold payment of any invoiced amount but may refer such dispute to arbitration in accordance with Clause 83.

          8.2.10 If any amount due under this Section is not received on the due date, the Supplier required to pay such amount shall pay interest to EPFAL (or as otherwise directed by the Executive Committee), for the account of the persons entitled to receive the amount in default, on such amount from and including the date of default to the date of actual payment (as well after as before judgment) at the Default Interest Rate from time to time during such period of default.

          8.2.11 Any Supplier which is a Supplier for part only of any Quarter shall pay charges on an interim basis of such amount as the Executive Committee estimates to be reasonable for such Quarter. Adjustments to charges on all Suppliers as a result of existing Suppliers leaving or new Suppliers joining will be made in such manner as the Executive Committee shall determine.

          8.2.12 The Executive Committee may, in its discretion, determine the charges to be payable by Suppliers pursuant to this sub-section 8.2 according to such transitional arrangements as it considers appropriate from time to time having regard to the availability of information concerning Half Hourly Metering Systems or (as the case may be) Non Half Hourly Metering Systems, premises which are not 100kW Premises and quantities of energy attributable to particular Suppliers. Without prejudice to the foregoing, the Executive Committee shall establish reasonable transitional arrangements for the period from the Implementation Date until the information referred to in paragraph 8.2.4 is available in respect of all GSP Groups and Suppliers shall pay the charges established in accordance with those arrangements.

          8.2.13 Whenever the Executive Committee determines that an adjustment is necessary pursuant to this sub-section 8.2, the Suppliers and/or former Suppliers concerned shall be required to pay such additional amounts or be entitled to such reimbursement as may be determined by the Executive Committee by an adjustment to charges in respect of the relevant earlier Quarter or (as the case may be) the then current Quarter.

          8.2.14 No reimbursement shall be made to a leaving Supplier in respect of any month until the necessary adjustments (if any) have been made to take into account, following the end of the Accounting Period in which that Party is to cease to be a Supplier, the final run of Stage 1 Settlement and the Stage 1 Initial Settlement Run in respect of all Settlement Periods during which that Party traded as a Supplier.

          8.2.15 The Executive Committee shall not be required to issue any invoice, nor to pay an amount by way of reimbursement (nor issue any credit note in respect of any such reimbursement), to a Supplier if the aggregate amount otherwise payable by, or to be reimbursed by, that Pool Member pursuant to this sub-section is less than the minimum from time to time determined by the Executive Committee. Where the minimum applies, a Supplier shall remain liable for any amounts payable by it but shall not be required to make any payment until such time as the amount in question is included in an invoice. Paragraph 8.2.10 shall be construed accordingly.

8.3       Reimbursement to Public Electricity Suppliers:

          8.3.1     The amounts recovered from Suppliers pursuant to sub-section
                    8.2 in respect of a Quarter shall be distributed among the PESs on the last Business Day of that Quarter according to their proportionate shares of "PES Votes" specified in column 3 of sub-section 6.3. Any amounts received late from Suppliers shall be distributed on the same basis as soon as reasonably practicable following their receipt. The Executive Committee shall make such arrangements with EPFAL or otherwise as it determines to be necessary for the collection of amounts payable pursuant to sub-section 8.2 and the payment of such amounts pursuant to this sub-section 8.3.

          8.3.2 Following the end of each Quarter the Executive Committee shall monitor the amounts due to each PES since the Implementation Date and the amounts paid, in each case in accordance with the provisions of this Section.

          8.3.3 After the expiry of the 1998 Programme Recovery Period the Executive Committee shall produce a statement showing the amounts due to each PES and the amounts paid, in each case in accordance with the provisions of this Section. The Executive Committee shall review the materiality of any differences and propose a mechanism for resolving them.

8.4 Recovery by Scottish PESs: Scottish PESs shall be entitled to recover from third parties their respective contributions towards the 1998 Programme Costs in accordance with the terms of their agreement with the Director (if any).

9.        SCHEDULE 22 CEASING TO HAVE EFFECT

Without prejudice to any accrued rights or liabilities, the provisions of this
Schedule 22 shall cease to have effect on the date following that on which the final payment has been made to the last Public Electricity Supplier to be reimbursed its due proportion in respect of 1998 Programme Costs and Financing Costs pursuant to Section 8.

                                   SCHEDULE 23

                              Scottish Settlements

1.        INTERPRETATION

1.1 Use of definitions: In the Scots Subsidiary Documents, except where the context otherwise requires, words and expressions defined in this Agreement shall have the same meanings.

1.2 Interpretation: In the event of any inconsistency or conflict between the provisions of this Schedule and the other provisions of this Agreement (other than Schedule 22) insofar as concerns the relationship of the Scottish Settlements Arrangements to the 1998 Programme or the Operational Framework, the provisions of this Schedule shall, unless otherwise expressly stated, prevail. In the event of any other inconsistency or conflict between the provisions of this Schedule and the other provisions of this Agreement, such other provisions shall prevail.

1.3 Scots Subsidiary Documents: Each of the Parties undertakes to comply with the Scots Subsidiary Documents insofar as applicable to such Party. The Executive Committee shall provide copies of the Scots Subsidiary Documents to a Party upon request and at such Party's cost.

1.4 Trusteeship: The Other Pool Members hold the benefit of this Schedule for themselves and as trustee and agent for the Executive Committee, the Committee Members and the members of the Chief Executive's Office.

1.5 Other Pool Members: Subject to sub-section 5.3, the provisions of Part III of this Agreement shall apply mutatis mutandis to meetings of and decisions taken by the Other Pool Members save that neither of the Scottish PESs nor Scottish Settlements (if it is a Pool Member) shall be entitled to attend, speak or vote at the relevant meeting or otherwise to participate in the decision taking processes and the voting procedures shall be adjusted in such manner as the Pool Chairman in his sole discretion shall see fit to make allowance for the prohibition on the Scottish PESs and Scottish Settlements from voting.

2.        PURPOSE

2.1 Purpose: This Schedule, when read with Schedule 22 and the Scots Subsidiary Documents, sets out the terms and conditions upon and subject to which the Scottish PESs will be entitled to have made available to them or Scottish Settlements for the purposes of the Scottish Settlements Arrangements certain documentation and systems written or developed for or provided to Pool Members in connection with the 1998 Programme and to propose changes thereto or undertake customisation thereof solely for the purposes of the Scottish Settlements Arrangements.

2.2 Scottish PESs as Pool Members: Save as varied or amended by or pursuant to this Schedule, the Scottish PESs shall continue to have their respective rights, responsibilities, obligations and liabilities as Pool Members in addition to their rights, responsibilities, obligations and liabilities under this Schedule, Schedule 22 and the Scots Subsidiary Documents in their capacity as Scottish PESs.

3.        JOINT VENTURE AND GUARANTEE

3.1 Scottish Settlements: The Scottish PESs shall be entitled to act for the purpose of the Scottish Settlements Arrangements and this Schedule through Scottish Settlements. If required by the Executive Committee, the Scottish PESs shall procure that Scottish Settlements becomes a party to this Agreement, appoints an agent for service of process in England and undertakes directly in form and content reasonably satisfactory to the Executive Committee the obligations on its part contained in this Schedule and the Scots Subsidiary Documents.

3.2 Information on Scottish Settlements: Each of the Scottish PESs and Scottish Settlements shall promptly give the Other Pool Members such information about the shareholdings in and capital structure of Scottish Settlements and its business, operations, assets and financial condition as the Executive Committee may from time to time reasonably require and the Other Pool Members shall keep all such information confidential on and subject to the terms and conditions of Clause 70 of this Agreement.

3.3 Guarantee: The Scottish PESs hereby jointly and severally and irrevocably and unconditionally:-

          (A) guarantee to each of the Combined Members the due and punctual observance and performance of all the terms, conditions and covenants on the part of Scottish Settlements contained in this Schedule and the Scots Subsidiary Documents and agree to pay to each of the Combined Members from time to time on demand any and every sum or sums of money which Scottish Settlements shall at any time be liable to pay to such Combined Member under or pursuant to this Schedule or any of the Scots Subsidiary Documents and which shall not have been paid at the time such demand is made; and

          (B) agree as a primary obligation to indemnify each of the Combined Members from time to time on demand by the relevant Combined Member from and against any loss directly incurred by such Combined Member as a result of any of the obligations of Scottish Settlements under or pursuant to this Schedule or any of the Scots Subsidiary Documents being or becoming void, voidable, unenforceable or ineffective as against such Combined Member for any reason whatsoever, whether or not known to such Combined Member or any other person.

3.4       Preservation of Rights:

          3.4.1     The obligations of the Scottish PESs contained in this
                    Section 3 shall be in addition to and independent of every other security which any of the Combined Members may at any time hold in respect of any obligations of Scottish Settlements under this Agreement.

          3.4.2     The obligations of the Scottish PESs contained in this
                    Section 3 shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever, and in particular but without limitation shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the obligations of Scottish Settlements under this Schedule or the Scots Subsidiary Documents and shall continue in full force and effect until final payment in full of all amounts owing by Scottish Settlements under this Schedule and each of the Scots Subsidiary Documents and satisfaction of all actual and contingent obligations of Scottish Settlements under this Schedule and each of the Scots Subsidiary Documents.

          3.4.3 Neither the obligations of the Scottish PESs herein contained nor the rights, powers and remedies conferred in respect of the Scottish PESs upon the Combined Members by this Schedule or any of the Scots Subsidiary Documents or by law shall be discharged, impaired or otherwise affected by:-

                    (A) the winding-up, dissolution, administration or re-organisation of Scottish Settlements or any other person or any change in its status, function, control or ownership;

                    (B) any of the obligations of Scottish Settlements or any other person hereunder or under any other security taken in respect of any of its obligations under this Schedule or any of the Scots Subsidiary Documents being or becoming illegal, invalid, unenforceable or ineffective in any respect;

                    (C) time or other indulgence being granted to Scottish Settlements in respect of its obligations under this Schedule or any of the Scots Subsidiary Documents or under any such other security;

                    (D) any amendment to, or any variation, waiver or release of, any obligation of Scottish Settlements under this Schedule or any of the Scots Subsidiary Documents or under any such other security;

                    (E) any failure to take, or fully to take, any security contemplated hereby or otherwise agreed to be taken in respect of the obligations of Scottish

                              Settlements under this Schedule or any of the Scots Subsidiary Documents;

                    (F) any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of the obligations of Scottish Settlements under this Schedule or any of the Scots Subsidiary Documents; or

                    (G) any other act, event or omission which, but for this paragraph 3.4.3, might operate to discharge, impair or otherwise affect any of the obligations of either of the Scottish PESs herein contained or any of the rights, powers or remedies conferred upon the Combined Members by this Schedule or any of the Scots Subsidiary Documents or by law.

          3.4.4 Any settlement or discharge between the Scottish PESs and Scottish Settlements shall be conditional upon no security or payment to the Combined Members or any of them by the Scottish PESs or either of them or Scottish Settlements or any other person on behalf of the Scottish PESs or, as the case may be, Scottish Settlements being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation or similar laws of general application for the time being in force and, if any such security or payment is so avoided or reduced, the Combined Members or the relevant one of them shall be entitled to recover the value or amount of such security or payment from the Scottish PESs subsequently as if such settlement or discharge had not occurred.

          3.4.5 None of the Combined Members shall be obliged before exercising any of the rights, powers or remedies conferred upon it in respect of the Scottish PESs by this Schedule or any of the Scots Subsidiary Documents or by law:-

                    (A)       to make any demand of Scottish Settlements;

                    (B) to take any action or obtain judgment in any court against Scottish Settlements;

                    (C) to make or file any claim or proof in a winding-up or dissolution of Scottish Settlements; or

                    (D) to enforce or seek to enforce any other security taken in respect of any of the obligations of Scottish Settlements under this Schedule or any of the Scots Subsidiary Documents.

          3.4.6 The Scottish PESs agree that, until all amounts which may be or become payable by Scottish Settlements under or in connection with this Schedule and the Scots Subsidiary Documents have been irrevocably paid in full, neither of the Scottish

                    PESs shall, after a claim has been made or by virtue of any payment or performance by it under this Section 3:-

                    (A) be subrogated to any rights, security or moneys held, received or receivable by any of the Combined Members (or any trustee or agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of the liability of such Scottish PES under this Section 3;

                    (B) claim, rank, prove or vote as a creditor of Scottish Settlements or its estate in competition with any of the Combined Members (or any trustee or agent on its behalf); or

                    (C) receive, claim or have the benefit of any payment, distribution or security from or on account of Scottish Settlements, or exercise any right of set-off as against Scottish Settlements.

4.        SCOTS 1998 LICENCE

4.1 Provision of Required Documentation: Subject to and conditional upon payment and receipt of the sums set out or referred to in sub-section 9.1(A) and to the terms and conditions of the Scots 1998 Licence:-

          (A) the Scottish PESs and Scottish Settlements shall be entitled to receive copies of the Required Documentation; and

          (B) Pool Members shall procure that such copies are made available to the Scottish PESs (or, as the case may be, Scottish Settlements) promptly upon request.

4.2       Grant of Scots 1998 Licence:

          (A) Subject to and conditional upon payment and receipt of the sum(s) set out or referred to in sub-section 9.1(B) and to the extent that Pool Members have the right so to do, Pool Members grant the Scottish PESs and Scottish Settlements (in this Section 4, each a "Scots Licensee"), or shall procure the grant to the Scots Licensee of, a perpetual, non-exclusive and non-transferable licence (the "Scots 1998 Licence") to use the Required Documentation and the Pool 1998 Software on the terms and conditions set out in the following provisions of this Section 4.

          (B) Pool Members confirm that they have full right to grant the Scots Licensee or procure the grant to the Scots Licensee of a perpetual, non-exclusive and non-transferable licence to use (i) such of the Required Documentation and Pool 1998 Software as is made available to Pool Members under the Logica Contract, excluding any software notified by or on behalf of the Other Pool Members to the

                    Scots Licensee from time to time as being subject to a requirement for a licence from a third party, and (ii) the Existing Pool Documentation. Pool Members confirm that Logica only has the right under the Logica Contract to incorporate such third party software where the Pool Members have agreed the terms upon which a licence will be available from the relevant third party. In respect of any other Required Documentation or Pool 1998 Software, the Pool Members confirm that they shall use reasonable endeavours (but without being obliged to incur any material additional cost unless all such additional cost is paid or reimbursed on demand by the Scottish PESs or Scottish Settlements) to acquire in a timely manner ownership of, or a right to grant a licence to the Scots Licensee in respect of, the intellectual property rights thereto.

4.3 Term of Scots 1998 Licence: The Scots 1998 Licence will commence as of 1st January, 1997 and will continue until terminated in accordance with sub-section 4.4.

4.4       Termination of Scots 1998 Licence:

          (A) The Executive Committee shall have the right (without prejudice to any other rights or remedies that the Executive Committee or the Other Pool Members may have) to terminate the Scots 1998 Licence immediately by notice in writing to the Scots Licensee if:-

                    (i) the Scots Licensee is in material breach of any of the provisions of sub-sections 4.2, 4.5, 4.6, 4.7 and 4.8 and either such breach is incapable of remedy or the breach continues for fourteen days after notice in writing specifying the breach and requiring it to be remedied; or

                    (ii) an order is made or a resolution is passed for the winding-up of the Scots Licensee, or if a provisional liquidator is appointed in respect of the Scots Licensee, or if a receiver (which expression includes an administrative receiver) is appointed in respect of the Scots Licensee or all or any of its assets or if the Scots Licensee is unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986, or if any voluntary arrangement is proposed under section 1 of the Insolvency Act 1986 in respect of the Scots Licensee; or

                    (iii) anything analogous to any of the events in paragraph (ii) above occurs with respect to the Scots Licensee or its assets in any jurisdiction.

          (B) If the Scots 1998 Licence is terminated under this sub-section 4.4:-

                    (i) the Scots Licensees will cease to have the right to use the Required Documentation and the Pool 1998 Software;

                    (ii) the Scots Licensees shall within 30 days of termination deliver to the Executive Committee all the Required Documentation and the Pool 1998 Software together with all copies of them in the Scots Licensees' possession or control and (if any Scots Licensee fails to do so) the Executive Committee or its agent shall have the right to enter such Scots Licensee's premises and repossess the Required Documentation and the Pool 1998 Software and any copies of them; and

                    (iii) the Scots Licensees will destroy any programme or other series of instructions contained in any memory device which is derived from the Required Documentation and/or the Pool 1998 Software and is in their possession or control.

          (C) Termination of the Scots 1998 Licence will not release any of the Scots Licensees from any obligations arising prior to termination or which expressly or by implication become effective or continue to be effective on or after the termination of the Scots 1998 Licence.

4.5       Scope of Scots 1998 Licence:

          (A) The Scots Licensee shall have the right to use the Required Documentation and the Pool 1998 Software only for the purposes of the Scottish Settlements Arrangements and shall not use the Required Documentation or the Pool 1998 Software in any other way.

          (B) The Scots Licensee is licensed to copy, develop, alter or modify the whole or any part of the Required Documentation or Pool 1998 Software or combine it with any other materials, in any such case only for the purposes of the Scottish Settlements Arrangements (the "Developed Material"), but will not permit any other person to do so except for a person at any time under contract to the Scots Licensee to do so (the "Scots Contractor"). The Scots Contractor will not have any more extensive right to use the Required Documentation or the Pool 1998 Software than the Scots Licensee has under this Section 4.

          (C) The Scots Licensee shall ensure the proper use, supervision, management and control of the Required Documentation and Pool 1998 Software and that the same are properly protected at all times from unauthorised access or use by any person.

          (D) The Scots Licensee shall keep the Required Documentation and Pool 1998 Software confidential and shall only authorise access or disclosure to those persons or categories of person for the time being and from time to time listed or referred to in Scots Subsidiary Document 6 and to whom access or disclosure is strictly necessary to enable the Required Documentation or Pool 1998 Software to be used in accordance with this Section 4. The Scots Licensee shall ensure that each such person is aware of the confidential nature of the Required Documentation and Pool 1998 Software and keeps them confidential. This paragraph shall not apply to any part of the Required Documentation and Pool 1998 Software which has entered the public domain other than as a result of any breach of agreement or duty.

          (E) The following obligations apply in relation to the use of source code:-

                    (i) all copies of any source code which is part of the Required Documentation or Pool 1998 Software will be individually numbered and the existence and location of each such copy shall be notified by the Scots Licensee to the Executive Committee; and

                    (ii) the Scots Licensee shall notify the Executive Committee of details of each of its employees and those of any Scots Contractor who will have access to the source code and, unless otherwise agreed by the Executive Committee, shall ensure that each such employee will (before access) enter into an individual confidentiality agreement in a form approved by the Executive Committee. The Scots Licensee shall provide the Executive Committee with an original copy of each such agreement and will ensure that, unless otherwise agreed by the Executive Committee, no employee of the Scots Licensee or any Scots Contractor has access to the source code except for those employees whose details have been notified to the Executive Committee and are bound by such agreements.

          (F) The Scots Licensee shall immediately bring to the attention of the Executive Committee any infringement or suspected infringement by any third party of any rights in the Required Documentation or the Pool 1998 Software of which it becomes aware and shall, at the Executive Committee's request and against payment of its reasonable costs and expenses, take or join Pool Members in taking such action as they may require for the purpose of protecting such rights.

          (G) Pool Members are not obliged under the Scots 1998 Licence to develop, maintain or enhance the Required Documentation or the Pool 1998 Software.

          (H) The Scots Licensees agree to grant Pool Members a perpetual, royalty-free, non-exclusive licence to use and exploit the Developed Material mutatis mutandis on the same terms as the Scots 1998 Licence (the "Scots Licence-Back") provided that:-

                    (i) the Scots Licensees shall be entitled by notice to the Executive Committee to designate particular parts of the Developed Material as having commercial value where the Scots Licensees decide reasonably and in good faith that a material cost has been incurred in developing the same. In any such case the Scots Licence-Back shall be subject to the agreement between the Scottish Licensees on the one hand and the Other Pool Members on the other hand of a reasonable royalty reflecting an appropriate proportion of such cost (such agreement not to be unreasonably withheld or delayed); and

                    (ii) the Scots Licensees shall not be obliged to license any part of the Developed Material where the Scots Licensees believe reasonably and in good faith that the same would confer a significant competitive benefit on the Other Pool Members and for that reason should not be licensed to them.

          (I) The Scots Licensees shall notify the Executive Committee at least once every six months of all Developed Material that has been produced during the preceding six month period.

4.6 Reporting requirement: The Scots Licensee shall supply the Executive Committee from time to time on request with a statement signed by a director of the Scots Licensee which certifies that the Required Documentation and Pool 1998 Software is being used only in accordance with this Section 4.

4.7 Access: The Scots Licensee shall grant the Executive Committee or its nominee access upon reasonable prior notice to the Scots Licensee's premises in order to audit the use of the Required Documentation and Pool 1998 Software.

4.8 Indemnity: The Scottish PESs and Scottish Settlements shall jointly and severally indemnify and keep indemnified the Combined Members and each of them on demand against all direct losses, costs, damages, expenses, liabilities and claims suffered or incurred by any of the Combined Members arising out of or in relation to any Scots Licensee's breach of any of its obligations under this Section 4.

4.9 Further licences: Pool Members agree that the Scottish PESs and Scottish Settlements shall be entitled to a licence to use the EAC/AA System and the NHH Data Aggregation System on terms and conditions comparable to those on which a licence to use the same is offered to Public Electricity Suppliers generally.

5.        SCOTTISH REQUIREMENTS AND THE RELEVANT 1998 SYSTEMS

5.1 Change to the Operational Framework: The provisions of Schedule 22 shall govern any addition to, deletion from or other change to the Operational Framework.

5.2 Change control: Subject to sub-section 5.1, the provisions of Scots Subsidiary Document 3 shall govern the control of a change (which shall include any request by the Scottish

          PESs or Scottish Settlements for an additional requirement) to the Relevant 1998 Systems insofar as the change concerns a change to the Relevant 1998 Systems requested by the Scottish PESs or Scottish Settlements for the purposes of the Scottish Settlements Project.

5.3 Disputes over change control: If pursuant to any Scots Subsidiary Document this sub-section is stated to apply and the relevant Systems Requirement Request relates to changes in the functionality of the Relevant 1998 Systems then, notwithstanding the provisions of Part III of this Agreement, the determination of the Executive Committee in relation to the matter shall be final, conclusive and binding and there shall be no right of referral to Pool Members in general meeting nor any right of appeal to the Director and each Party expressly, irrevocably and unconditionally waives all such rights of referral and appeal.

5.4 Other changes to the 1998 Programme: Pool Members acknowledge that, in respect of any change to the 1998 Programme required by the Scottish PESs (or, as the case may be, Scottish Settlements) for the purposes of the Scottish Settlements Arrangements which does not fall to be dealt with by sub-section 5.1 or 5.2, the Scottish PESs (or, as the case may be, Scottish Settlements) shall have the right, and shall be obliged, to use the change control procedure established under the 1998 Programme and the costs of any such change and the change control charges shall be borne by the Scottish PESs (or, as the case may be, Scottish Settlements) as if they were charges under sub-section 9.1 or, as the case may be, 9.2.

6.        1998 CONTRACTORS' SERVICES

6.1       Retaining 1998 Contractors:

          (A) If the Scottish PESs (or either of them) or Scottish Settlements wish to employ or retain any 1998 Contractor to undertake work or provide services in relation to the Scottish Settlements Project which is or are broadly equivalent to the work or services which any 1998 Contractor is or are performing in relation to the 1998 Programme for the benefit of all Pool Members (including, for the avoidance of doubt, the development of the EAC/AA System), the Scottish PESs or (as the case may be, Scottish Settlements) shall procure that, before they or it enter into a contract or arrangement with such 1998 Contractor for such work or services (the "Scots ------ Contract"), the 1998 Contractor (or, where the 1998 Contractor is a sub-contractor, the principal 1998 Contractor) shall, unless the Executive Committee otherwise resolves upon application made by the Scottish PESs (or, as the case may be, Scottish Settlements), confirm in writing to Pool Members (or a nominee on their behalf) in the terms set out in sub-section 6.1(B).

          (B) The terms referred to in sub-section 6.1(A) are that the entry into and performance of the Scots Contract, either in itself or in conjunction with the other contracts and arrangements of the relevant 1998 Contractor (including any contacts or arrangements relating to the 1998 Programme), will not affect adversely the performance of such 1998 Contractor's obligations to Pool Members under its contract or arrangement with them (or their nominee) or cause or otherwise result in such 1998 Contractor being in breach of any of its obligations to Pool Members under its contract or arrangement with them (or their nominee), to the intent that such confirmation shall constitute a legally binding obligation of such 1998 Contractor under such contract or arrangement with Pool Members (or their nominee).

6.2 List of 1998 Contractors: The Executive Committee shall provide the Scottish PESs from time to time with an up-to-date list of all the 1998 Contractors and a summary of the work or services that they have been retained to perform.

6.3 No restriction: Nothing in this Section 6 shall preclude or restrict the Scottish PESs or Scottish Settlements from employing or retaining any person who is not a 1998 Contractor to perform the work or services referred to in sub-section 6.1 or from employing or retaining any person who is a 1998 Contractor to perform work or services in the period after completion of the 1998 Programme.

6.4 Liaison: The Scottish PESs (or, as the case may be, Scottish Settlements) and the Other Pool Members (in each case through their appointed representatives) shall liaise on a regular basis (usually monthly) on the planning and manpower requirements for the work and services referred to in sub-section 6.1.

7.        RELATIONSHIPS

7.1 Expert Groups: The Scottish PESs (or, as the case may be, Scottish Settlements) shall have the right on the terms and subject to the conditions set out in Scots Subsidiary Document 5 to attend meetings of those expert and systems delivery user groups established under the 1998 Programme which are of direct relevance to the Scottish Settlements Project.

7.2       1998 Contractor relationship:

          (A) The Scottish PESs and Scottish Settlements shall not contact or communicate directly with, or place any order with or give any instruction to, any 1998 Contractor with respect to any matter concerning the 1998 Programme, the 1998 Systems, the Required Documentation or the Pool 1998 Software but shall address all such communications to the Programme Liaison Officer (in the form, where appropriate, of a Systems Requirement Request) provided that the Scottish PESs and Scottish Settlements shall have the right to contact or communicate directly with (and in the case of (ii) and (iii) below, to place orders with or give instructions to) a 1998 Contractor with respect to any such matter (but subject to Section 4):-

                    (i) in the case and for the purposes of an inspection approved by the Programme Board (or otherwise determined to be made on appeal from the decision of the Programme Board) in accordance with paragraph (C) below;

                    (ii) in the circumstances and for the purposes described in sub-section 6.1; and

                    (iii) in the case of a determination of the Executive Committee that, in the reasonable opinion of the Scottish PESs, is unfavourable to the Scottish PESs (or, as the case may be, Scottish Settlements) in a significant respect where, pursuant to sub-section 5.3, the determination of the Executive Committee is final (but then only in relation to those matters which were the subject of that determination and on the terms set out in sub-section 6.1), provided that nothing in this paragraph (A) shall prevent or restrict either of the Scottish PESs or Scottish Settlements from contacting or communicating directly with any 1998 Contractor with respect to work or services required for the production of Developed Material.

          (B) The Scottish PESs and Scottish Settlements shall not interfere with the performance by any 1998 Contractor of any of its obligations in connection with the 1998 Programme.

          (C)       (i)       If the Scottish PESs or Scottish Settlements have
                              a material concern that the progress of work on the 1998 Programme is such as to cause the date for completion of the Scottish Settlements Project to be delayed, the Scottish PESs and Scottish
                              Settlements shall have the right to request inspection of work on the 1998 Programme in accordance with paragraphs (C)(ii) and (iii) below.

                    (ii) An application for inspection by the Scottish PESs or Scottish Settlements referred to in paragraph
                              (C)(i) shall be made to the Programme Board with reasons in support and details of the form of inspection required (it being understood that any such inspection will normally be conducted under the supervision of the Programme Board). The Programme Board will give due consideration to any such application and will notify the Scottish PESs (or, as the case may be, Scottish Settlements) of its determination whether the case for such an inspection has been made and, if a case for an inspection has been made, the form that such inspection is to take.

                    (iii) If the Programme Board determines that a case for an inspection has been made, Pool Members shall use all reasonable endeavours to facilitate the carrying out of such inspection in accordance with the determination of the Programme Board.

                    (iv) If the Programme Board determines that a case for an inspection has not been made, the Scottish PESs in their capacity as Pool Members shall have the right to refer the matter to the Executive Committee for determination and to appeal such determination pursuant to the terms of this Agreement.

          (D) The Pool Members shall arrange for the Scottish PESs (or, as the case may be, Scottish Settlements) to receive copies of each 1998 Contractor's periodic progress reports to the Programme Board or the 1998 Programme project boards on matters concerning the 1998 Programme after deletion of any information in or accompanying any such report which is reasonably considered by those administering the 1998 Programme to be commercially sensitive.

          (E) The Scottish PESs (or, as the case may be, Scottish Settlements) shall be entitled at their own cost and expense to attend and witness acceptance testing of the ISRA System and to receive copies of the related test logs as may be reasonably required by the Scottish PESs (or, as the case may be, Scottish Settlements).

8.        NO REPRESENTATION OR LIABILITY

8.1 No representation or warranty: With the exception of the confirmations given by the Pool Members in sub-section 4.2(B), none of the Combined Members makes or gives any representation or warranty as to the suitability or fitness of the Required Documentation or the Pool 1998 Software for any particular purpose and all conditions, warranties and representations whether express or implied as to the Required Documentation or the Pool 1998 Software (including as to its quality, fitness, operation or use) are excluded to the fullest extent permitted by law.

8.2 No reliance: Each of the Scottish PESs (for itself and on behalf of Scottish Settlements) hereby acknowledges that it has not been induced to enter into the arrangements set out in this Schedule and the Scots Subsidiary Documents by, nor has it placed reliance on any prior representation or statement (whether oral or in writing) made by, any of the Combined Members or the 1998 Contractors.

8.3 Exclusion of certain types of loss: Each of the Scottish PESs (for itself and on behalf of Scottish Settlements) hereby acknowledges and agrees that, save as provided in sub-

          section 8.4, in no circumstances will any of the Combined Members be liable to either of the Scottish PESs or Scottish Settlements under this Schedule or the Scots Subsidiary Documents in contract, tort (including negligence or breach of statutory duty) or otherwise for loss (whether direct or indirect) of profit, loss of revenue, loss of use, loss of contract or loss of goodwill or for any indirect or consequential loss or damage whatsoever.

8.4 No exclusion for death or personal injury: Nothing in this Schedule shall exclude liability for death or personal injury resulting from the negligence of a Party or any of its officers, employees or agents.

8.5 Reasonableness of exclusion: Each of the Scottish PESs (for itself and on behalf of Scottish Settlements) acknowledges that it is aware of and understands the provisions in relation to liability set out in this Section and in particular that, given the level of charges made for the provision and use of the Required Documentation and Pool 1998 Software, it is reasonable for the Combined Members to exclude their liability as provided for in this Section.

9.        PAYMENTS

9.1 Charges: The Scottish PESs and Scottish Settlements shall be jointly and severally liable to pay to the Other Pool Members in accordance with sub-section 9.3:-

          (A) in respect of the provision of the Required Documentation identified within Part A of Subsidiary Document 1, (pound)200,000;

          (B) in respect of the grant of the Scots 1998 Licence,(pound)1 (receipt of which is hereby acknowledged);

          (C) (without prejudice to sub-section 4.5(H)), in respect of any maintenance, development or enhancement of the materials which are the subject of the Scots 1998 Licence, such amount (if any) as may be agreed from time to time by the Scottish PESs with the Executive Committee; and

          (D) against presentation of invoices or such other types of supporting evidence as Pool Members generally receive in respect of Pool costs:-

                    (i) the agreed costs (including legal costs and expenses) of the working group in preparing and negotiating this Schedule;

                    (ii) all other costs incurred in relation to the 1998 Programme in establishing and operating the arrangements set out or referred to in this Schedule or the Scots Subsidiary Documents which would not otherwise have been incurred by them including, without prejudice to the generality of the foregoing, the costs of any additional staffing for the 1998 Programme and the costs of the Programme Liaison Officer and the Responsible Officers; and

                    (iii) the costs of giving effect to any change to (which shall include any additional requirement for) the Relevant 1998 Systems requested by the Scottish PESs or Scottish Settlements.

9.2       Change control charges: Without prejudice to sub-section 9.1(D):-

          (A) the Scottish PESs and Scottish Settlements shall be jointly and severally liable to pay all sums incurred in the preparation of a Systems Requirement Request.

          (B) the Scottish PESs and Scottish Settlements shall be jointly and severally liable to reimburse the Other Pool Members all sums payable to the relevant 1998 Contractor in respect of the preparation of any Analysis and all sums incurred in the preparation of a Systems Requirement Response.

9.3 Due date for payment: Scottish PESs shall pay all sums payable under sub-sections 9.1 and 9.2 within 30 days of receiving an invoice for the same from the Other Pool Members or from EPFAL or another nominated agent on their behalf (the "Scots Due Date").

9.4       Charges exclusive of VAT: All sums payable under sub-sections 9.1 and
          9.2 are exclusive of Value Added Tax which shall be paid by the Scottish PESs (or, as the case may be, Scottish Settlements) at the rate and in the manner prescribed by law from time to time.

9.5 Default Interest: If the Scottish PESs (or, as the case may be, Scottish Settlements) fail to make payment of any sum payable under sub-section 9.1 or 9.2 by the Scots Due Date therefor, interest shall accrue on the unpaid amount from the Scots Due Date to (and including) the date of payment, at the rate (as well after as before any judgement) of four per cent. above the Pool Banker's base lending rate from time to time.

                                   SCHEDULE 24

                 Implementation of the 1998 Trading Arrangements

1.        INTERPRETATION

Interpretation: In this Schedule, unless the context otherwise requires, references to a particular Section, sub-section or paragraph shall be a reference to that Section, sub-section or paragraph of this Schedule.

2.        1998 OPERATIONAL DATE

Determination of 1998 Operational Date: The Pool Members in general meeting shall determine the 1998 Operational Date as the date (not being earlier than the Implementation Date) when they are satisfied (in their absolute discretion) that the ISRA System is operational and should come into effect. The Executive Committee shall promptly notify all Parties and the Pool Auditor in writing of such determination.

3.        GSP GROUP IMPLEMENTATION DATE

3.1 Determination of GSP Group Implementation Date: Subject to sub-section 3.2, the Performance Assurance Board shall determine (in its absolute discretion) a GSP Group Implementation Date for each GSP Group, unless Pool Members in general meeting otherwise decide in respect of any particular GSP Group. If Pool Members in general meeting do decide otherwise in respect of a GSP Group, the determination of the GSP Group Implementation Date in respect of that GSP Group shall be made by Pool Members in general meeting. The Executive Committee shall promptly notify all Parties, the Pool Agents, the Pool Auditor and the Director in writing of each such determination and of any postponement of any GSP Group Implementation Date pursuant to sub-section 3.3.

3.2       Conditions Precedent:

          3.2.1 The GSP Group Implementation Date for a GSP Group shall not be earlier than the later of (i) the 1998 Operational Date and (ii) the date on which all of the conditions precedent in paragraph 3.2.2 shall have been satisfied in full or shall have been waived by Pool Members in general meeting.

          3.2.2     The conditions precedent referred to in paragraph 3.2.1 are:

                    (i) the Performance Assurance Board resolves (in its absolute discretion) that the PES which owns or operates the Distribution System to which the relevant GSP Group relates has completed the PRS Entry Process for such GSP Group or Pool Members have resolved that such PES has completed that PRS Entry Process to Pool Members' satisfaction; and

                    (ii) the Performance Assurance Board resolves (in its absolute discretion) that the PES which owns or operates the Distribution System to which the relevant GSP Group relates has completed the Supplier Entry Process for such GSP Group or Pool Members have resolved that such PES has completed that Supplier Entry Process to Pool Members' satisfaction, and, in either case, such resolution has taken effect.

3.3 Postponement of GSP Group Implementation Date: The Performance Assurance Board shall, unless Pool Members in general meeting otherwise determine, have the right, exercisable at any time before the date determined in accordance with sub-section 3.1 or (as the case may be) this sub-section to be the GSP Group Implementation Date for the relevant GSP Group, to postpone such GSP Group Implementation Date to such later date as the Performance Assurance Board shall determine if it considers that circumstances justify such a postponement. If Pool Members in general meeting do determine otherwise in respect of a GSP Group, the right to postpone the GSP Group Implementation Date for that GSP Group shall be exercisable, at any time before the date determined in accordance with sub-section 3.1 or (as the case may be) this sub-section, by Pool Members in general meeting if Pool Members in general meeting consider that circumstances justify such a postponement. Upon the Performance Assurance Board or (as the case may be) Pool Members in general meeting determining to postpone the date in respect of any GSP Group, the GSP Group Implementation Date for such GSP Group shall be such later date.

3.4 Implementation of Suspended Stage 2 Provisions: The Suspended Stage 2 Provisions shall take effect and the rights and obligations of the Parties under the Suspended Stage 2 Provisions shall arise, in each case with respect to a GSP Group, on and from the GSP Group Implementation Date for such GSP Group and accordingly shall not have effect with respect to a GSP Group before such date.

4.        GSP GROUP MIGRATION DATE

4.1 Determination of GSP Group Migration Date: Subject to sub-section 4.2, the Performance Assurance Board shall determine in its absolute discretion a GSP Group Migration Date for each GSP Group and shall promptly notify all Parties, the Pool Agents, the Pool Auditor and the Director in writing of each such determination.

4.2 Condition precedent: The GSP Group Migration Date for a GSP Group shall be no earlier than the GSP Group Implementation Date for the relevant GSP Group.

4.3       Migration to Stage 2:

          4.3.1 Subject to paragraph 4.3.2, neither a Stage 1 Customer nor a Stage 1 Non-Pooled Generator in each case in a GSP Group shall be taken into account for the purposes of Stage 2 Settlement in relation to such GSP Group before the GSP Group Migration Date therefor.

          4.3.2 The Performance Assurance Board may (in its discretion) determine that a particular Stage 1 Customer or Stage 1 Non-Pooled Generator or group of Stage 1 Customers or Stage 1 Non-Pooled Generators may be taken into account for the purposes of Stage 2 Settlement in relation to a GSP Group before the GSP Group Migration Date therefor.

4.4       Registration of Metering Systems:

          4.4.1 Any Metering System in a GSP Group against which a Supplier is registered in ERS prior to the GSP Group Implementation Date therefor shall (unless disconnected) continue to have a Supplier registered against it in accordance with Clause 60 until at least the GSP Group Migration Date for such GSP Group, unless that Metering System falls to be treated as a Stage 2 Metering System following a determination pursuant to paragraph 4.3.2.

          4.4.2 Metering Systems for new supplies of electricity to 100kW Premises in a GSP Group and purchases from Non-Pooled Generators in a GSP Group shall continue to be registered as Stage 1 Metering Systems in ERS and to have Suppliers registered against them in ERS in accordance with Clause 60 until the GSP Group Implementation Date for such GSP Group.

5.        PES OBLIGATIONS BEFORE THE GSP GROUP IMPLEMENTATION DATE

5.1 Scope of Section: This Section 5 applies with effect from the 1998 Operational Date in respect of each GSP Group before its GSP Group Implementation Date and the Parties' obligations under this Section shall cease in relation to a GSP Group on the GSP Group Implementation Date therefor (but without prejudice to any rights and liabilities accrued as at that date).

5.2 Provision of EAC and Class Average EAC: The Host PES shall provide, in accordance with Agreed Procedures AP504 and AP506, an initial and updated Estimated Annual Consumption for each Non Half Hourly Metering System provided that, where permitted in accordance with the relevant Agreed Procedures, such Metering System shall instead be assigned a GSP Group Profile Class Average Estimated Annual Consumption in accordance with the relevant Agreed Procedures.

5.3 Information to ISR Agent: The Host PES shall send to the ISR Agent in accordance with all relevant Agreed Procedures the information referred to therein relating to Stage 2 Settlement including Average Fraction of Yearly Consumption for each Settlement Register of every combination of Standard Settlement Configuration and Profile Class, GSP Group Profile Class Default Estimated Annual Consumption for every GSP Group,

          Profile Class and Standard Settlement Configuration and a set of Line Loss Factors for every Line Loss Class ID.

5.4 Information to Data Aggregators: The Host PES shall send to each Data Aggregator registered in its PES Registration Service against Half Hourly Metering Systems relevant information relating to Stage 2 Settlement in accordance with the relevant Agreed Procedure. Each Host PES shall resolve any validation failures reported to it by such Data Aggregators in accordance with the relevant Service Line.

5.5 Allocation of Stage 2 Metering Systems: The Host PES shall allocate each Stage 2 Non Half Hourly Metering System to:-

          (i) a Profile Class in accordance with the Profile Allocation Procedures; and

          (ii) a Standard Settlement Configuration and other relevant information in accordance with the relevant Agreed Procedure.

5.6       General co-operation: The Host PES shall:-

          (i) co-operate with the reasonable requirements of the Profile Administrator in the performance of the Profile Administrator's responsibilities under Stage 2 Settlement and shall provide information to the Profile Administrator in accordance with the relevant Agreed Procedure and any other information that the Profile Administrator shall reasonably request; and

          (ii) in relation to each Non Half Hourly Metering System registered in its PES Registration Service, provide (where applicable) initial teleswitch data to the Initial Settlement and Reconciliation Agent in accordance with the relevant Agreed Procedure (if any) and (to the extent applicable) the Data Interfaces.

                                   SCHEDULE 25

                                  Accreditation

                             PART 1: INTERPRETATION

1.        INTERPRETATION

In this Schedule, except where the context otherwise requires:-

1.1 references to any Agency System of a person include any Agency System for which that person is responsible; and

1.2 references to a particular Part, Section, sub-section or paragraph shall be a reference to that Part, Section, sub-section or paragraph of this Schedule.

            PART 2: ACCREDITATION AND THE PERFORMANCE ASSURANCE BOARD

2.        ACCREDITATION AND THE PERFORMANCE ASSURANCE BOARD

2.1 Modification of Performance Assurance Board proceedings: By way of supplement and qualification to sub-section 2.3 of Schedule 8, in relation to matters concerning the Certification (or removal of Certification) of the Agency Systems of, and/or the Accreditation (or removal of Accreditation) of, any person and/or the Certification Process or the Accreditation Process and/or such other matters as are the subject of this Schedule and/or Agreed Procedure AP531:-

          2.1.1 notice of meetings of the Performance Assurance Board shall additionally be given to:-

                    (a) the Certification Agent and the Performance Assurance Administrator; and

                    (b) insofar as concerns the Certification (or removal of Certification) of the Agency System of any person or the Accreditation (or removal of Accreditation) of any person, that person (such notice not constituting an invitation to that person to attend that meeting);

          2.1.2 if the Certification Agent or the Performance Assurance Administrator wishes to advise additional matters which he or it wishes to be considered at a meeting of the Performance Assurance Board he or it shall give notice to all other persons entitled to attend that meeting no later than three working days before the date of the meeting (or such lesser period as the Performance Assurance Board may from time to time determine);

          2.1.3 insofar as concerns the Certification (or removal of Certification) of the Agency System of any person or the Accreditation (or removal of Accreditation) of any person, a copy extract of that part of the minutes of the relevant meeting of the Performance Assurance Board as relates to such matter shall additionally be given to that person;

          2.1.4 each of the Certification Agent and the Performance Assurance Administrator (or its or his respective duly appointed representative) shall have the right to attend and speak (but not to vote) at meetings of the Performance Assurance Board;

          2.1.5     a Committee Member shall not:-

                    (a) participate as a member of the Performance Assurance Board in the consideration of whether the Agency Systems of his employer or of any affiliate of his employer should be Certified (or their Certification removed) or whether his employer or any affiliate of his employer should be Accredited (or its Accreditation removed);

                    (b) be counted in ascertaining whether a quorum is present at a meeting of the Performance Assurance Board convened to consider whether the Agency Systems of his employer or of any affiliate of his employer should be Certified (or their Certification removed) or whether his employer or any affiliate of his employer should be Accredited (or its Accreditation removed); or

                    (c) be entitled to receive any working papers, opinions, reports or other documentation which have been prepared for the Performance Assurance Board in connection with the Certification Process or Accreditation Process insofar as they relate specifically to his employer or any affiliate of his employer;

          2.1.6 a Committee Member shall not disclose to his employer or any affiliate of his employer confidential information which he has received in his capacity as a member of the Performance Assurance Board unless:-

                    (a) required to do so by any Competent Authority or by law;

                    (b) in order for his employer or any such affiliate to comply with the conditions of any Licence with which his employer or any such affiliate, as the case may be, is required to comply;

                    (c) required to do so by any stock exchange or regulatory authority or the Panel on Take-overs and Mergers; or

                    (d) pursuant to the arbitration rules of the Electricity Arbitration Association or pursuant to any judicial or other arbitral process or tribunal having jurisdiction in relation to him or his employer or any such affiliate, as the case may be, in any of which events the Committee Member shall first be required to give written notice of the required disclosure to the Performance Assurance Board.

2.2 No delegation: The Performance Assurance Board shall not have the right to delegate the taking of any decision as to whether the Agency Systems of a person (or any of them) should be Certified (or the Certification removed) or a person should be Accredited (or its Accreditation removed).

2.3 Suppliers to rely on own assessment: Without prejudice to the generality of sub-section 2.5 of Schedule 8, Suppliers shall be required to satisfy themselves as to the financial condition and prospects and the management and operational ability of every and any Accredited Person and shall not rely on the fact of Accreditation (or the lack of Accreditation) as, or infer therefrom, any representation, warranty or other statement or indication on the part of the Performance Assurance Board, the Performance Assurance Administrator or the Certification Agent that the Accredited Person has any or any particular financial condition or prospects or level of management or operational ability.

                         PART 3: THE CERTIFICATION AGENT

3.        THE CERTIFICATION AGENT

3.1 Appointment and removal of Certification Agent: The Performance Assurance Board shall, from time to time, appoint and remove a Certification Agent on behalf of all Pool Members. The first Certification Agent shall be Coopers & Lybrand. Subject to Clause 48.11, the Performance Assurance Board shall have the right on behalf of all Pool Members to agree, amend and substitute the terms of engagement of the Certification Agent.

3.2 Pool Members' authorisation: Pool Members hereby irrevocably and unconditionally authorise the Performance Assurance Board to appoint and remove, and to agree, amend and substitute the terms of engagement of, the Certification Agent on their behalf and undertake not to withdraw or change that authority.

3.3 Functions of Certification Agent: The functions of the Certification Agent shall be:-

          3.3.1 to prepare the self-assessment certification returns to be completed by each Applicant and the supporting Pool documentation (including guidance notes) to be used by the Certification Agent in the Certification Process (together the "Certification Documentation"), to submit the Certification Documentation to the

                    Performance Assurance Board for approval and to revise (and resubmit for approval) the Certification Documentation in accordance with the instructions of the Performance Assurance Board from time to time;

          3.3.2 to carry out the Certification Process in accordance with applicable English law, the terms set out in this Schedule and Agreed Procedure 531 and the approved Certification Documentation;

          3.3.3 to exercise the skill, care and diligence in the preparation and revision of the Certification Documentation (recognising that the Certification Agent is required to give effect to the instructions of the Performance Assurance Board under paragraph 3.3.1) and in the performance of the Certification Process reasonably to be expected of a firm of accountants of internationally recognised standing (or to such other standard of skill, care and diligence as may be agreed by the Performance Assurance Board with the Certification Agent from time to time); and

          3.3.4 in respect of each application for Certification, to deliver an opinion of the Certification Agent addressed to the Performance Assurance Board (for itself and on behalf of all Pool Members) as to whether the Applicant's Agency System has met the Certification Requirements.

3.4 Responsibilities owed to Performance Assurance Board: The responsibilities of the Certification Agent under this Schedule are owed exclusively to the Performance Assurance Board for itself and Pool Members collectively and to no other person provided that the Pool Auditor shall be entitled to rely on all opinions of the Certification Agent delivered pursuant to paragraph 3.3.4.

3.5 Confidentiality undertaking: Before commencing the Certification Process with respect to the Agency Systems of any person, the Certification Agent shall execute a confidentiality undertaking in favour of such person in such form as may from time to time be agreed by the Performance Assurance Board with the Certification Agent.

           PART 4: THE CERTIFICATION PROCESS AND ACCREDITATION PROCESS

4.        THE CERTIFICATION PROCESS AND ACCREDITATION PROCESS

4.1       Certification and Accreditation:

          4.1.1 On the terms and subject to the conditions of this Schedule, the Performance Assurance Board shall be responsible for the Certification of each of the Agency Systems of, and the Accreditation of, persons falling within the following categories:-

                    (a)       PES registration service providers;

                    (b)       non half hourly data collectors;

                    (c)       non half hourly data aggregators;

                    (d)       non half hourly meter operators;

                    (e)       half hourly data collectors;

                    (f)       half hourly data aggregators;

                    (g)       half hourly meter operators;

                    (h)       [Not Used.]

                    (i)       meter administrators;

                    (j)       data transfer service providers; and

                    (k) such other categories of person, if any, as the Executive Committee, with the prior written consent of the Director, may determine.

          4.1.2 The Certification Process and the Accreditation Process shall be conducted in accordance with Agreed Procedure AP531.

          4.1.3 Notwithstanding paragraph 4.1.2, in reaching its decision as to whether the Agency Systems of an Applicant (or any of them) should be Certified or an Applicant should be Accredited, the Performance Assurance Board shall be required to give effect to any instruction given to it by Pool Members in general meeting (whether of general application to the Certification Process or the Accreditation Process or specific to one or more Agency Systems or Applicants) and to any determination made by Pool Members in general meeting with respect to the Accreditation Requirements or the Certification Requirements.

          4.1.4 Agreed Procedure AP531 shall not conflict with the provisions of this Schedule and, to the extent of any conflict or inconsistency between the two, the provisions of this Schedule shall prevail.

          4.1.5 The Performance Assurance Board shall provide copies of the latest version of this Schedule and Agreed Procedure AP531 to members of the Performance Assurance Board, the Certification Agent and Applicants.

          4.1.6 The Performance Assurance Board shall, subject to sub-section 5.2, provide each Applicant with, or arrange for each Applicant to be provided with, a copy of all opinions of the Certification Agent in relation to the Agency System(s) of that Applicant delivered pursuant to paragraph
                    3.3.4 at the same time as the Performance Assurance Board notifies such Applicant whether its Agency System(s) has
                    (have) been Certified and/or (as the case may be) such Applicant has been Accredited. The Performance Assurance Board shall be under no obligation to provide an Applicant with, or arrange for it to be provided with, a copy of any such opinion at any time before it gives such notification.

          4.1.7 The Performance Assurance Board shall make available to the Director all information held by the Performance Assurance Board which the Director reasonably requires for the purposes of making any determination pursuant to sub-section 4.7.

4.2 No Certification: The Performance Assurance Board shall not Certify the Agency System of any person unless the Certification Agent has provided an opinion (not being a disclaimer of opinion, howsoever called) in the terms of paragraph 3.3.4 in relation to that Agency System.

4.3 Removal of Certified or Accredited status: The Performance Assurance Board shall have the right at any time and from time to time in accordance with Agreed Procedure AP531:-

          (a) to remove the Certification of all or any of the Agency Systems of any person, whereupon such Agency System(s) shall cease to be Certified; and/or

          (b) to remove the Accreditation of any person, whereupon such person shall cease to be Accredited.

4.4 Re-certification: Each Accredited Person shall be required to have its Agency Systems re-Certified at the times specified in, and otherwise in accordance with, Agreed Procedure AP531. If any such Agency System is not so re-Certified, such person's Accreditation shall automatically lapse.

4.5       Fees and expenses:

          4.5.1 The Performance Assurance Board shall determine and publish to Accredited Persons a Menu of Certification Fees which shall be charged for the purposes of Certification, and the Performance Assurance Board shall have the right to revise such fees from time to time.

          4.5.2 Each Accredited Person shall pay its own costs and expenses incurred in connection with the Certification Process and the Accreditation Process.

4.6 Applicants bound by this Schedule: Applicants shall agree to be bound by the Certification Process, the Accreditation Process, the provisions of this Schedule and Agreed Procedure AP531 by the execution of a letter agreement in form and content satisfactory to the Performance Assurance Board.

4.7       Referral to the Director:

          4.7.1 The sole and exclusive remedy of an Accredited Person who is dissatisfied with the decision of the Performance Assurance Board in relation to its Accreditation or removal of Accreditation or the Certification or removal of Certification of its Agency Systems (the "Dissatisfied Accredited Person") shall be to refer the matter to the Director in accordance with this sub-section 4.7 for determination.

          4.7.2 To be a valid referral pursuant to paragraph 4.7.1, the Dissatisfied Accredited Person must:-

                    (a) refer the matter for determination to the Director in writing (with a copy to the Performance Assurance Board) no later than 14 days after receipt by the Dissatisfied Accredited Person of the relevant decision of the Performance Assurance Board; and

                    (b) set out in its referral to the Director (with reasons in support) the ground or grounds on which the Dissatisfied Accredited Person is making its application to the Director which shall be one or more of the following (and no other):-

                              (i) that the Performance Assurance Board has not followed the procedures set out in this Schedule and Agreed Procedure AP531; or

                              (ii) that the Performance Assurance Board has given undue weight to particular evidence submitted or to the lack of particular evidence; or

                              (iii) that the Performance Assurance Board has misinterpreted all or some of the evidence submitted in connection with such application; or

                              (iv) that, notwithstanding any restrictions that Pool Members may place on the Performance Assurance Board as to how it is to assess and decide the matter, the Performance Assurance Board should not have taken into account the failure by the Dissatisfied Accredited Person to satisfy one or more specified
                                        Accreditation Requirements or, as the
                                        case may be, the failure of the

                                        Dissatisfied Accredited Person's Agency
                                        System(s) to satisfy one or more
                                        Certification Requirements.

          4.7.3 On a valid referral pursuant to paragraph 4.7.1 the Director may either determine the matter himself or, if he thinks fit, refer the matter for determination by an arbitrator appointed by him and, subject to paragraph 4.7.4, the practice and procedure to be followed in connection with any such determination shall be such as the Director may consider appropriate.

          4.7.4 In connection with any referral pursuant to paragraph 4.7.1 which the Director determines himself, the Director shall have:-

                    (a) the right to engage an independent consultant selected by the Director and to take and rely on the advice of such independent consultant; and

                    (b) the discretion to make a determination that the Dissatisfied Applicant should or should not be or remain Accredited or that its Agency System(s) should or should not be or remain Certified notwithstanding that the ground on which the Dissatisfied Accredited Person has applied to the Director is either the wrong ground or has not been proven.

          4.7.5 The determination of the Director or, as the case may be, the arbitrator pursuant to paragraph 4.7.3 shall be final, conclusive and binding on the Dissatisfied Accredited Person, the Performance Assurance Board and all Pool Members and may include a provision as to the payment in respect of the costs and expenses incurred by the person making the determination. The Dissatisfied Accredited Person, the Performance Assurance Board and all Pool Members shall promptly give effect to any such determination.

          4.7.6 For the avoidance of doubt, neither Clause 83 nor Clause 84 shall apply in the case where an Accredited Person is dissatisfied with any decision of the Performance Assurance Board referred to in paragraph 4.7.1. This sub-section 4.7 provides the sole and exclusive remedy of a Dissatisfied Accredited Person. Parties and Accredited Persons shall not use, or seek to use, those Clauses or any other provisions of this Agreement to thwart or challenge referrals to the Director pursuant to paragraph 4.7.1.

4.8 Exclusion of other appeals: Save for any reference to the Director in accordance with sub-section 4.7, in respect of any matter concerning the Certification (or removal of Certification) of any particular Agency Systems or the Accreditation (or removal of Accreditation) of any person all reference or appeal procedures in this Agreement to or involving the Director are expressly excluded.

4.9 Reapplication: Nothing in this Schedule or Agreed Procedure AP531 shall prevent any person whose Agency Systems have been refused Certification or who has been refused Accreditation, or any person whose Agency Systems have had their Certification removed or withdrawn or whose Accreditation has been removed or withdrawn, from re-applying for Certification or Accreditation (as the case may be) at any time.

                  PART 5: ACCREDITED PERSON'S RESPONSIBILITIES

5.        ACCREDITED PERSON'S RESPONSIBILITIES

5.1 Accredited Person's warranty and undertakings: Each Accredited Person represents, warrants and undertakes to each of the Pool Members (for itself and as trustee and agent for the Performance Assurance Board, the Performance Assurance Administrator and the Certification Agent) that:-

          5.1.1 all information supplied by or on behalf of the Accredited Person to the Performance Assurance Board, the Performance Assurance Administrator or the Certification Agent in connection with the Certification Process or the Accreditation Process is true, complete and accurate and not misleading because of any omission or ambiguity or for any other reason, subject to disclosure, if any, acceptable to the Performance Assurance Board being made in advance of the provision of the relevant information to the Performance Assurance Board, the Performance Assurance Administrator or (as the case may be) the Certification Agent;

          5.1.2     (a)       completion of all documentation by or on behalf of
                              the Accredited Person in connection with the Certification Process or the Accreditation Process is and will remain the sole responsibility of the Accredited Person;

                    (b) the Accredited Person will duly complete all such documentation and provide all the information required thereunder within the time periods prescribed by Agreed Procedure AP531; and

                    (c) the Accredited Person has had the opportunity to take its own legal and other professional advice regarding the Certification Process and the Accreditation Process;

          5.1.3 without prejudice to the generality of paragraphs 5.1.1 and 5.1.2, it will confirm in writing to the Performance Assurance Board (for itself and on behalf of all Pool Members, the Performance Assurance Administrator and the Certification Agent) in accordance with Agreed Procedure AP531 that each of the other representations, warranties and undertakings in this sub-section 5.1 are true and have been complied with as at the date on which it has been notified that its application(s) for Certification and/or Accreditation will be considered by the Performance Assurance Board; and

          5.1.4 the Accredited Person will co-operate fully with the Performance Assurance Board, the Performance Assurance Administrator and the Certification Agent in the Certification Process and the Accreditation Process and, without prejudice to the generality of the foregoing, shall permit each of them reasonable access to the Accredited Person's business records, working papers and employees for the purposes of each such process upon not less than three working days' advance notice.

5.2 No reliance by the Accredited Person: The Accredited Person acknowledges and agrees that:-

          5.2.1 it shall not, and shall not be entitled to, place any reliance on any working papers, opinion, report or other documentation prepared by or for (or any oral or written interpretation of, or any oral or written advice given in relation to, any such working papers, opinion, report or other documentation by) the Performance Assurance Board, the Performance Assurance Administrator or the Certification Agent in connection with the Certification Process or the Accreditation Process unless such working papers, opinion, report or other documentation is expressly addressed to such Accredited Person; and

          5.2.2 it shall keep confidential on the terms set out in Clause 69 any working papers, opinions, report or other documentation referred to in paragraph 5.2.1 unless such working papers, opinion, report or other documentation is expressly addressed to such Accredited Person.

                               PART 6: DEROGATIONS

6.        DEROGATIONS

6.1 Effect of Derogations: If, in relation to an Accredited Person, the Pool Members in general meeting issue a Derogation (as defined in Agreed Procedure AP531) in respect of the Accreditation of such Accredited Person or the Certification of the Agency Systems of such Accredited Person and the terms of such Derogation provide that such Accredited Person shall be relieved from complying with one or more specified terms or conditions of this Agreement, the Service Lines, Agreed Procedures or Codes of Practice (each such term or condition a "Derogated Provision"), neither such Accredited Person nor a Supplier (in that capacity) who has appointed, or is to appoint, that Accredited Person (a "Related Supplier") shall be in breach of this Agreement insofar as it fails to comply with its obligations under this Agreement because it or (in the case of a Related Supplier) the Accredited Person in respect of whom it is a Related Supplier does not comply with the Derogated Provision at any time during the period for which such Derogation is in effect.

6.2 Compliance with Derogations: An Accredited Person shall use its best endeavours to comply, and a Related Supplier shall (in that capacity) use its best endeavours to procure that the Accredited Person in respect of whom it is a Related Supplier complies, with the terms and conditions of any applicable Derogation for so long as it is in effect.

                         PART 7: LIMITATION OF LIABILITY

7.        CERTIFICATION AGENT'S LIABILITY

The exclusions from and limitations of liability of the Certification Agent are set out in the terms of its engagement referred to in sub-section 3.1 and shall apply to this Schedule as if the same were set out in full herein.

                        PART 8: DISAPPLICATION PROVISIONS

8.        DISAPPLICATION

8.1 Disapplication: Parts III and V of this Agreement shall not apply in or to this Schedule except, in the case of Part III, in respect of any action under this Schedule which Pool Members in general meeting are entitled or required by the terms of this Schedule to take.

8.2 Pool Auditor provisions: If, and for long as, the Pool Auditor is also appointed as the Certification Agent, the provisions of Clause 48.11 shall apply.

                                   SCHEDULE 26

                            Supplier Responsibilities

1.        INTERPRETATION

Interpretation: In this Schedule, unless the context otherwise requires, references to a particular Section, sub-section or paragraph shall be a reference to that Section, sub-section or paragraph of this Schedule.

2.        SUPPLIERS AND SUPPLIER AGENTS

2.1 General: The provisions of this Schedule shall have effect generally with respect to certain responsibilities of Suppliers in connection with Stage 2 Settlement and with respect to the functions of Meter Operators, Data Collectors, Data Aggregators or Meter Administrators in relation to Stage 2 Metering Systems. A Supplier may (subject as provided in paragraphs 3.2.3, 4.3.3 and 5.3.3), instead of securing that a Meter Operator, Data Collector, Data Aggregator or Meter Administrator is appointed in relation to any Stage 2 Metering System, perform the relevant function or functions itself provided that it is and remains Accredited (where applicable), in which event the provisions of this Schedule shall apply and be interpreted on the basis that the Supplier shall (in its capacity as a Meter Operator, Data Collector, Data Aggregator or Meter Administrator) itself perform the obligations in respect of which it would otherwise be required to ensure compliance by the relevant Supplier Agent.

2.2 Appointment of Supplier Agents: Each Supplier shall, in relation to each Stage 2 Metering System in respect of which it has an effective registration in a PES Registration Service, secure that the following are appointed, and that such appointments are (where applicable) recorded in the relevant PES Registration Service, with effect from the time when such registration first takes effect and that an appointment of each of the following is maintained so long as the Supplier remains so registered:-

          2.2.1 unless the Metering System relates to an Unmetered Supply, an Accredited Meter Operator;

          2.2.2     an Accredited Data Collector;

          2.2.3     an Accredited Data Aggregator; and

          2.2.4 if the Metering System relates to an Equivalent Unmetered Supply, a Meter Administrator (who shall be Accredited if applicable).

2.3 Supplier Entry Process: Each Supplier shall ensure that it and each of its Supplier Agents who are to be responsible for Metering Systems within a GSP Group has satisfied the requirements of the Supplier Entry Process in accordance with the relevant Agreed Procedure before any registration of that Supplier in respect of a Stage 2 Metering System in the PES Registration Service relating to that GSP Group becomes effective.

2.4       Replacement of Supplier Agents:

          2.4.1 Each Supplier may arrange for any Supplier Agent for which it is responsible to be removed from time to time provided that a replacement Supplier Agent shall have been appointed with effect from the date of removal of the removed Supplier Agent. Each Supplier shall ensure that the appointment of a Supplier Agent for which it is responsible shall terminate on withdrawal of the Accreditation (where applicable) of the relevant Supplier Agent.

          2.4.2 Each Supplier shall ensure that there are appropriate arrangements in place in compliance with the relevant Service Lines with each Supplier Agent for which it is responsible from time to time to enable any replacement Supplier Agent for which it is responsible to take over the functions of a Supplier Agent whose appointment has expired or been terminated, including arrangements for the transfer of relevant data to such replacement Supplier Agent.

2.5       Responsibility of Suppliers: Each Supplier shall:-

          2.5.1 be responsible for every act, breach, omission, neglect and failure of each Supplier Agent appointed as referred to in sub-section 2.2 and shall itself comply, and procure compliance by each such Supplier Agent, with the relevant Service Lines, relevant Agreed Procedures, relevant Codes of Practice (in respect of meter operation) and applicable Pool Rules; and

          2.5.2 be entitled, as between itself and the other Pool Members, to agree, amend and substitute the terms (including terms as to charges and payment) of any such appointment as it may think fit.

2.6       Performance Assurance: Each Supplier shall:-

          2.6.1 provide, or procure the provision of, such reports to the Performance Assurance Board as may from time to time be reasonably required in accordance with Agreed Procedure AP532 in order to enable the Performance Assurance Board to review compliance by that Supplier with the requirements of this Schedule and compliance by each Supplier Agent for which that Supplier is responsible with the relevant Service Lines;

          2.6.2 provide the Executive Committee and the Performance Assurance Board with access to all of its records, data and other information (and those of its Supplier Agents) as may reasonably be required by the Executive Committee or (as the case may be) the Performance Assurance Board to carry out its functions in accordance with Schedule 8 and the Agreed Procedure referred to in paragraph 2.6.1 or otherwise pursuant to this Agreement or procure that such access is provided; and

          2.6.3 without prejudice to paragraph 2.5.1, pay, in accordance with Part 3 of Schedule 31, any amounts which fall to be paid by it in accordance with Section 9.

2.7 Assistance to Supplier Agents: Each Supplier shall, in accordance with any relevant Service Lines and Agreed Procedures, take such actions and provide such information as is reasonably necessary to enable each Supplier Agent for which it is responsible to discharge its functions in accordance with the relevant Service Lines and Agreed Procedures.

2.8 Supplier Force Majeure: A Supplier shall not be liable to any other Party for delay or failure in performing its obligations under this Schedule, to the extent that such delay or failure results from or is caused directly by any event or circumstance beyond the reasonable control of the Supplier including:-

                    (i) act of public enemy, war declared or undeclared, threat of war, terrorist act, blockade, revolution, riot, insurrection, civil commotion, public demonstration, sabotage or act of vandalism;

                    (ii)      strikes, lockouts or other industrial
                              disturbances;

                    (iii) lightning, storm, accumulation of snow or ice, earthquake, fire, flood or act of God;

                    (iv) explosion, fault or failure of plant or machinery which (in each case) could not have been prevented by Good Industry Practice;

                    (v) governmental restraint, Act of Parliament, other legislation, bye law and Directive (not being any order, regulation or direction under Section 32, 33, 34 or 35 of the Act);

                    (vi) a failure by the Initial Settlement and Reconciliation Agent to provide Profile Coefficients to a Data Collector for which the Supplier is responsible or to distribute Market Domain Data in accordance with the relevant Agreed Procedures;

                    (vii) the provision to the Supplier or any Supplier Agent for which it is responsible by the Initial Settlement and Reconciliation Agent of Profile Coefficients or Market Domain Data which is incorrect in any material respect;

                    (viii) until 31st March, 2000, a design fault or error in the NHH Data Aggregation System or the EAC/AA System; or

                    (ix) a failure in the communication network or method used by the Supplier's Supplier Agent in accordance with the relevant Service Lines and Agreed Procedures provided the Supplier has first used reasonable endeavours to ensure that its Supplier Agent has used any reasonable alternative method of communication available,

          ("Supplier Force Majeure"), provided that this sub-section 2.8 is subject to compliance by the Supplier and its Supplier Agents in all respects with the disaster recovery provisions from time to time set out in the applicable Service Lines. Lack of funds shall not be interpreted as a circumstance beyond a Supplier's reasonable control.

2.9 Mitigation: A Supplier which is affected by Supplier Force Majeure shall give immediate notice to the Executive Committee, shall use all reasonable endeavours to mitigate the impact of the Supplier Force Majeure and to remedy as soon as practicable its inability to perform and shall provide notice to the Executive Committee within one working day of the Supplier Force Majeure being resolved or ceasing to apply. This shall be without prejudice to the disaster recovery provisions from time to time set out in the applicable Service Lines.

3.        METER OPERATION

3.1 Functions of Meter Operators: The principal functions of a Meter Operator shall be to install, commission, test and maintain, and rectify faults in respect of, Stage 2 Metering Equipment (including (if applicable) associated Communications Equipment), in accordance with Supplier Service Line 110 for Meter Operation ("Service Line 110") and any relevant Agreed Procedures and relevant Codes of Practice.

3.2 Choice of Meter Operators: The identity of each Meter Operator for which a Supplier is responsible shall be determined by that Supplier save that:-

          3.2.1 there must be no more than one effective appointment of a Meter Operator at any time in relation to a particular Stage 2 Metering System;

          3.2.2 the provisions of sub-section 3.3 will apply in relation to a Stage 2 Metering System at the site of a Non-Pooled Generator; and

          3.2.3 a Supplier shall ensure that (unless otherwise agreed by the Director) the functions of a Meter Operator in relation to those Stage 2 Non Half Hourly Metering Systems for which it is responsible shall only be performed by the Host PES in respect of the period beginning with the relevant GSP Group Implementation Date and ending on 31st March, 2000.

3.3 Non-Pooled Generation: Where the same Stage 2 Metering Equipment at the site of a Non-Pooled Generator measures Export Active Energy in respect of supplies to two Suppliers, the Primary Supplier shall nominate a Meter Operator for that Stage 2 Metering System and inform the other Supplier of that nomination and those Suppliers shall:-

          3.3.1 secure that the nominated Meter Operator is appointed for that Stage 2 Metering System notwithstanding that the Metering System may have more than one Stage 2 Metering System Number for the purposes of registration in a PES Registration Service;

          3.3.2 arrange for the Primary Supplier to notify the Meter Operator of those Stage 2 Metering System Numbers before the Meter Operator's appointment comes into effect; and

          3.3.3 notify the Meter Operator of its appointment at least five working days before its appointment is to come into effect and (if practicable) give the Meter Operator at least five working days' notice of the termination of its appointment.

3.4 Measurement of Import Active Energy and Export Active Energy: Where the same Stage 2 Metering Equipment at the site of a Non-Pooled Generator measures both Import Active Energy and Export Active Energy:-

          3.4.1 the Supplier which is taking the Export Active Energy (or in the case of two Suppliers which are taking Export Active Energy, the Primary Supplier) shall secure that the same Meter Operator is appointed in respect of the measurement of Export Active Energy as has been appointed in respect of the measurement of Import Active Energy; and

          3.4.2 the Supplier which is taking the Import Active Energy shall provide the Supplier (or Primary Supplier, as the case may be) which is taking the Export Active Energy with details of the Meter Operator appointed in respect of the measurement of the Import Active Energy.

3.5 Provision of information: Each Supplier shall, without prejudice to the requirements of sub-section 2.7, promptly after its registration in respect of a particular Stage 2 Metering System becoming effective or (as the case may be) following a change in the Meter Operator appointed in relation to a particular Stage 2 Metering System, send to the relevant Meter Operator for each Stage 2 Metering System for which it is responsible (unless otherwise agreed with the relevant Meter Operator):-

          3.5.1 details of such Meter Operator's registration in a PES Registration Service in relation to that Metering System, the related Stage 2 Metering System Number and the Identifiers for the Data Collector and Host PES related to that Stage 2 Metering System; and

          3.5.2 confirmation of the time and date with effect from which that Meter Operator's appointment in relation to such Stage 2 Metering System is to take effect.

3.6 Service levels: Each Supplier shall (as appropriate) meet, or procure that the relevant Meter Operator meets, the service levels specified in Service Line 110 in relation to the Stage 2 Metering Systems in respect of which it is effectively registered in a PES Registration Service.

3.7       Data transfer:

          3.7.1 A Supplier shall procure that each Meter Operator for which it is responsible complies with the relevant requirements of the relevant Agreed Procedures in respect of transfers of data to and from Parties, Pool Agents and Supplier Agents (other than the Supplier and its own Supplier Agents or between such Supplier Agents), including the sending of data in accordance with the Data Catalogue and the Data Interfaces.

          3.7.2 Without prejudice to paragraph 3.7.1, a Supplier shall (except to the extent otherwise specified by the Executive Committee) procure that each such Meter Operator uses the Managed Data Network or such alternative method or methods of data transfer agreed by the Executive Committee for the purposes of transferring data to and from Parties, Pool Agents and Supplier Agents (other than the Supplier and its own Supplier Agents or between such Supplier Agents).

4.        DATA COLLECTION

4.1 Functions of Data Collectors: The principal functions of a Data Collector shall be to retrieve, validate and process metering data in relation to Stage 2 Metering Equipment, in accordance with Supplier Service Line 120 for Non Half Hourly Data Collection ("Service Line 120") or (as the case may be) Supplier Service Line 130 for Half Hourly Data Collection ("Service Line 130") and any relevant Agreed Procedures.

4.2 Registration: A Supplier shall ensure that each Data Collector for which it is responsible which is appointed from time to time in respect of a Stage 2 Metering System is registered as such with the PES Registration Service applicable to that Stage 2 Metering System.

4.3 Choice of Data Collector: The identity of each Data Collector for which a Supplier is responsible shall be determined by that Supplier save that:-

          4.3.1 there must be no more than one effective appointment of a Data Collector at any time in relation to a particular Stage 2 Metering System in respect of any particular period;

          4.3.2 the provisions of sub-section 4.4 will apply in relation to a Stage 2 Metering System at the site of a Non-Pooled Generator; and

          4.3.3 a Supplier shall ensure that (unless otherwise agreed by the Director) the functions of a Data Collector in relation to those Stage 2 Non Half Hourly Metering Systems for which it is responsible shall only be performed by the Host PES in respect of the period beginning with the relevant GSP Group Implementation Date and ending on 31st March, 2000.

4.4 Non-Pooled Generation: Where the same Stage 2 Metering Equipment at the site of a Non-Pooled Generator measures Export Active Energy in respect of supplies to two Suppliers, the Primary Supplier shall nominate a Data Collector for that Stage 2 Metering System and inform the other Supplier of that nomination and those Suppliers shall:-

          4.4.1 secure that the nominated Data Collector is appointed for that Stage 2 Metering System notwithstanding that the Metering System may have more than one Stage 2 Metering System Number for the purposes of registration in a PES Registration Service;

          4.4.2 arrange for the Primary Supplier to notify the Data Collector of those Stage 2 Metering System Numbers before the Data Collector's appointment comes into effect;

          4.4.3 notify the Data Collector of its appointment at least five working days before its appointment is to come into effect and (if practicable) give the Data Collector at least five working days' notice of the termination of its appointment; and

          4.4.4 ensure that the Data Collector is provided with the Allocation Schedule for that Stage 2 Metering System.

4.5       Collection of data - Import Active Energy and Export Active Energy:
          Where an Outstation associated with a Stage 2 Metering System at the site of a Non-Pooled Generator is being used for the purposes of transferring data relating to both Import Active Energy and Export Active Energy:-

          4.5.1 the Supplier which is taking Export Active Energy (or in the case of two Suppliers which are taking Export Active Energy, the Primary Supplier) shall, subject to paragraph 4.5.3, secure that the same Data Collector is appointed as is appointed to collect Import Active Energy from such Outstation;

          4.5.2 the Supplier which is taking the Import Active Energy shall provide the Supplier (or Primary Supplier, as the case may be) which is taking the Export Active Energy with details of the Data Collector appointed in respect of the collection of data relating to Import Active Energy; and

          4.5.3 the Suppliers shall secure that the Data Collector so appointed is appropriately Accredited.

4.6 Provision of information: Each Supplier shall, without prejudice to the requirements of sub-section 2.7, send to the Data Collector for each Stage 2 Metering System for which it is responsible:-

          4.6.1 promptly after its registration in respect of a particular Stage 2 Metering System becomes effective or (as the case may be) following a change in Data Collector appointed in relation to a particular Stage 2 Metering System (unless otherwise agreed with the relevant Data Collector) details of:-

                    (i) such Data Collector's registration in a PES Registration Service in relation to a Stage 2 Metering System, the related Stage 2 Metering System Number and the Identifiers for the Meter Operator, Data Aggregator and Host PES related to that Stage 2 Metering System; and

                    (ii) the start of the period for which the Data Collector is appointed; and

          4.6.2 promptly after receiving such information, any data in respect of consumption at a Stage 2 Metering System received by it directly from Customers, in order to enable the relevant Data Collector to validate and process such information.

4.7 Access for Data Collectors: In respect of a Stage 2 Metering System in relation to which it is effectively registered in a PES Registration Service, a Supplier shall ensure that the appointed Data Collector has such access to the relevant meters as the Data Collector reasonably requires in order to read them all within the timescales required for Stage 2 Settlement.

4.8 Service levels: Each Supplier shall (as appropriate) meet, or procure that the relevant Data Collector meets, the service levels specified in Service Line 120 or (as the case may be) Service Line 130 in relation to the Stage 2 Metering Systems in respect of which it is effectively registered in a PES Registration Service.

4.9       Data transfer:

          4.9.1 A Supplier shall procure that each Data Collector for which it is responsible complies with the relevant requirements of the relevant Agreed Procedures in respect of transfers of data to and from Parties, Pool Agents and Supplier Agents

                    (other than the Supplier and its own Supplier Agents or between such Supplier Agents), including the sending of data in accordance with the Data Catalogue and the Data Interfaces.

          4.9.2 Without prejudice to paragraph 4.9.1, a Supplier shall (except to the extent otherwise specified by the Executive Committee) procure that each such Data Collector uses the Managed Data Network or such alternative method or methods of data transfer agreed by the Executive Committee for the purposes of transferring data to and from Parties, Pool Agents and Supplier Agents (other than the Supplier and its own Supplier Agents or between such Supplier Agents).

5.        DATA AGGREGATION

5.1 Functions of Data Aggregator: The principal functions of a Data Aggregator shall be to aggregate metering data received from Data Collectors and provide such aggregated data to the Initial Settlement and Reconciliation Agent, in accordance with Supplier Agent Service Line 140 for Non Half Hourly Data Aggregation ("Service Line 140") or (as the case may be) Supplier Agent Service Line 150 for Half Hourly Data Aggregation ("Service Line 150") and the relevant Agreed Procedures.

5.2 Registration: Each Supplier shall ensure that each Data Aggregator appointed by it from time to time in respect of a Stage 2 Metering System is registered as such with the PES Registration Service applicable to that Stage 2 Metering System.

5.3 Choice of Data Aggregator: Each Supplier shall be entitled to appoint a Data Aggregator of its choice (including where two Suppliers receive Export Active Energy through the same Stage 2 Metering System at the site of a Non-Pooled Generator) save that:-

          5.3.1 a Supplier shall not appoint more than one Data Aggregator at any time in relation to a particular Stage 2 Metering System in respect of any particular period;

          5.3.2 in the case of two Suppliers receiving Export Active Energy through the same Stage 2 Metering System at the site of a Non-Pooled Generator, the Primary Supplier shall appoint its Data Aggregator against its related Stage 2 Metering System Number and the other Supplier shall appoint its Data Aggregator against its related Stage 2 Metering System Number for such Stage 2 Metering System; and

          5.3.3 a Supplier shall ensure that (unless otherwise agreed by the Director) the functions of a Data Aggregator in relation to those Stage 2 Non Half Hourly Metering Systems for which it is responsible shall only be performed by the Host PES in respect of the period beginning with the relevant GSP Group Implementation Date and ending on 31st March, 2000.

5.4 Provision of information: Each Supplier shall, without prejudice to the requirements of sub-section 2.7, promptly after its registration in respect of a particular Stage 2 Metering System becomes effective or (as the case may be) following a change in Data Aggregator appointed in relation to a particular Stage 2 Metering System, send to the relevant Data Aggregator appointed by it in accordance with sub-section 2.2 (unless otherwise agreed with the relevant Data Aggregator):-

          5.4.1 details of such Data Aggregator's registration in a PES Registration Service in relation to a Stage 2 Metering System, the related Stage 2 Metering System Number and the Identifiers for the Data Collector and Host PES related to that Stage 2 Metering System; and

          5.4.2 confirmation of the start of the period for which the Data Aggregator is appointed.

5.5 Service levels: Each Supplier shall (as appropriate) meet, or procure that the relevant Data Aggregator meets, the service levels specified in Service Line 140 or (as the case may be) Service Line 150 in relation to the Stage 2 Metering Systems in respect of which it is effectively registered in a PES Registration Service.

5.6 Investigation of anomalies: A Supplier shall ensure that any material anomaly reported to it by a Data Aggregator appointed by it in accordance with sub-section 2.2 in relation to data received by that Data Aggregator from Data Collectors for which the Supplier is responsible is recorded and investigated and that a record is kept of the action (if any) taken to prevent a recurrence of the anomaly during the next Settlement Run. For this purpose, a "material anomaly" is one which is required to be so recorded and investigated in accordance with the relevant Service Lines or one which the Supplier appreciates or should reasonably appreciate will have an impact on the quality of data for Settlement purposes.

5.7       Data transfer:

          5.7.1 A Supplier shall procure that each Data Aggregator appointed by it in accordance with sub-section 2.2 complies with the appropriate requirements of the relevant Agreed Procedures in respect of transfers of data to and from Parties, Pool Agents and Supplier Agents (other than the Supplier and its own Supplier Agents or between such Supplier Agents), including the sending of data in accordance with the Data Catalogue and the Data Interfaces.

          5.7.2 Without prejudice to paragraph 5.7.1, a Supplier shall (except to the extent otherwise specified by the Executive Committee) procure that each such Data Aggregator uses the Managed Data Network or such alternative method or methods of data transfer agreed by the Executive Committee for the purposes of transferring data to and from Parties, Pool Agents and Supplier Agents (other than the Supplier and its own Supplier Agents or between such Supplier Agents).

6.        METER ADMINISTRATION

6.1 Functions of Meter Administrator: The principal functions of a Meter Administrator shall be to calculate estimated energy consumption for Equivalent Unmetered Supplies relating to Stage 2 Customers and to provide the relevant data to the relevant Half Hourly Data Collector, all in accordance with Supplier Agent Service Line 170 for Meter Administration ("Service Line 170") and the relevant Agreed Procedures.

6.2 Registration: Each Supplier shall ensure that each Meter Administrator appointed by it from time to time in respect of a Stage 2 Metering System is (where applicable) registered as such with the PES Registration Service applicable to that Stage 2 Metering System.

6.3 Choice of Meter Administrator: The identity of each Meter Administrator for which a Supplier is responsible shall be determined by that Supplier save that there must be no more than one Meter Administrator at any time in relation to a particular Stage 2 Metering System in respect of any particular period.

6.4 Provision of information: Each Supplier shall, without prejudice to the requirements of sub-section 2.7, promptly after its registration in respect of a particular Stage 2 Metering System becomes effective or (as the case may be) following a change in Meter Administrator appointed in relation to a particular Stage 2 Metering System, send to the relevant Meter Administrator appointed by it in accordance with sub-section 2.2 (unless otherwise agreed with the relevant Meter Administrator):-

          6.4.1 details of such Meter Administrator's registration (where applicable) in a PES Registration Service in relation to a Stage 2 Metering System, the related Stage 2 Metering System Number and the Identifiers for the Data Collector and the PES related to that Stage 2 Metering System; and

          6.4.2 confirmation of the start of the period for which the Meter Administrator is appointed.

6.5       Data transfer:

          6.5.1 A Supplier shall procure that each Meter Administrator appointed by it in accordance with sub-section 2.2 complies with the appropriate requirements of the relevant Agreed Procedures in respect of transfers of data to and from Parties, Pool Agents and Supplier Agents (other than the Supplier and its own Supplier Agents or between such Supplier Agents).

          6.5.2 Without prejudice to paragraph 6.5.1, a Supplier shall (except to the extent otherwise specified by the Executive Committee) procure that each such Meter Administrator uses the Managed Data Network or such alternative method or methods of data transfer agreed by the Executive Committee for the purposes of transferring data to and from Parties, Pool Agents and Supplier Agents (other than the Supplier and its own Supplier Agents or between such Supplier Agents).

7.        PROVISION OF SWITCHING DATA

7.1       Application of Section: This Section applies where:-

          7.1.1 a Supplier is responsible for a Stage 2 Metering System which is equipped with a remote switching device; and

          7.1.2 messages sent to that remote switching device are not sent via Electricity Association Services Limited as Teleswitch Agent pursuant to arrangements for radio teleswitch messages agreed with Public Electricity Suppliers or Suppliers collectively.

7.2 Provision of data to ISR Agent: Where this Section applies, the Supplier responsible for the relevant Metering System shall secure, at its own cost, that appropriate arrangements are made for the provision to the Initial Settlement and Reconciliation Agent of data concerning the messages sent to the remote switch. The arrangements made by the Supplier in accordance with this Section shall be substantially equivalent to the arrangements under which data is provided to the Initial Settlement and Reconciliation Agent by the Teleswitch Agent.

8.        PROVISION OF DATA

8.1 Provision of data - 100kW Premises: In respect of each Stage 2 Metering System at 100kW Premises in relation to which it is registered in a PES Registration Service, a Supplier shall (unless and to the extent otherwise agreed by the Executive Committee) promptly submit or procure the submission of the appropriate data (as specified by Agreed Procedure AP01 Overview of Settlement Process) to the Initial Settlement and Reconciliation Agent before each Stage 2 Initial Settlement Run, in accordance with Agreed Procedure AP01 Overview of Settlement Process.

8.2 Provision of data - non 100kW Premises: In respect of each Stage 2 Metering System at premises other than 100kW Premises in relation to which it is registered in a PES Registration Service, a Supplier shall submit, or procure the submission of, the appropriate data (as specified by Agreed Procedure AP01 Overview of Settlement Process) to the Initial Settlement and Reconciliation Agent promptly after collection of such data and, in any event, before the relevant Final Reconciliation Run, in accordance with Agreed Procedure AP01 Overview of Settlement Process.

8.3 Provision of data - commencement or cessation of trading: A Supplier shall (to the extent that it has not already done so in accordance with the Supplier Entry Process) submit, or procure the submission of, appropriate details to the Initial Settlement and Reconciliation Agent of each GSP Group in which the Supplier commences or ceases trading for Stage 2 Settlement, in accordance with the relevant Agreed Procedure.

9.        SUPPLIER CHARGES AND PERFORMANCE LEVELS

9.1 Supplier Charges: Without prejudice to any other right of other Pool Members (other than in respect of claims for damages for loss), a Supplier who fails to comply with the reporting requirements imposed on it pursuant to paragraph 2.6.1, with sub-section 8.1 or (as the case may be) sub-section 8.2 or with any of the Performance Levels set out in the Menu of Supplier Charges shall be liable to the relevant charge set out in the Menu of Supplier Charges, to be payable in accordance with Schedule 31.

9.2 Amendments to Menu of Supplier Charges: The Menu of Supplier Charges (or any item in it) may at any time and from time to time be supplemented or amended by resolution of Pool Members in general meeting, which shall have effect on the basis specified in Clause 6.7.3A if its terms so provide.

10.       PES REGISTRATION SERVICE

10.1 Intention to supply electricity: A Supplier which intends to supply electricity measured by a Stage 2 Metering System which is registered with a PES Registration Service shall, in accordance with Agreed Procedure AP501 PES Registration Service:-

          10.1.1    inform that PES Registration Service of its intention;

          10.1.2 provide that PES Registration Service with the appropriate information; and

          10.1.3 inform that PES Registration Service from time to time of any changes to that information.

10.2 Non-Pooled Generation sites: Where two Suppliers receive Export Active Energy through the same Stage 2 Metering System at the site of a Non-Pooled Generator, each Supplier shall:-

          10.2.1 register that Stage 2 Metering System in the PES Registration Service with a different Stage 2 Metering System Number, for which each Supplier shall be respectively responsible;

          10.2.2 inform the PES Registration Service if at any time it ceases to be responsible for that Stage 2 Metering System provided that both such Suppliers may not cease to be so responsible at the same time unless the relevant Stage 2 Metering System is disconnected at that time;

          10.2.3 in accordance with the relevant Agreed Procedure, maintain and update the information in that PES Registration Service for which it is responsible; and

          10.2.4 in the case of the Primary Supplier, promptly inform the other Supplier of any changes to information for which the Primary Supplier is solely responsible in relation to that Stage 2 Metering System.

10.3 Additional information: Each Supplier which is or intends to be registered in a PES Registration Service shall comply with the data quality standards specified in the applicable Pool Rules and with Service Line 160 (PES Registration Service).

11.       ADDITIONAL PROVISIONS

11.1 Integration testing: Each Supplier shall use all reasonable endeavours to co-operate with and support the Executive Committee, the other Pool Members, the Initial Settlement and Reconciliation Agent and other Pool Agents in the integration testing of any relevant system, Stage 2 Software or Stage 2 Hardware required for the operation of Stage 2 Settlement.

11.2      Problem management service: Each Supplier shall:-

          11.2.1 use all reasonable endeavours to assist the Initial Settlement and Reconciliation Agent's problem management service in the resolution of any problems arising from Stage 2 Settlement in relation to which that Supplier can reasonably be expected to provide assistance;

          11.2.2 provide all information reasonably requested by the Initial Settlement and Reconciliation Agent within a reasonable timescale agreed with the Initial Settlement and Reconciliation Agent; and

          11.2.3 use all reasonable endeavours to procure that each Supplier Agent from time to time appointed by it in respect of a Stage 2 Metering System registered in a PES Registration Service uses all reasonable endeavours to assist the Initial Settlement and Reconciliation Agent's problem management service in the resolution of any problems arising from their contracts relating to Stage 2 Settlement and provides all information reasonably requested by the Initial Settlement and Reconciliation Agent within a reasonable timescale agreed with the Initial Settlement and Reconciliation Agent, in any such case where that Supplier can reasonably be expected to provide assistance.

11.3 Data transfer: Each Supplier shall send data relating to Stage 2 Settlement, which it is required to provide to the Initial Settlement and Reconciliation Agent pursuant to this Agreement, in accordance with the Data Catalogue and, when applicable, the Data Interfaces. Transfers of such data, together with transfers of data from the Initial Settlement and Reconciliation Agent, shall be made (except to the extent otherwise specified by the Executive Committee) by means of the Managed Data Network or such alternative method or methods of data transfer agreed by the Executive Committee for the purposes of transferring data to and from Parties, Pool Agents and Supplier Agents.

11.4 Profile Classes: In respect of each Stage 2 Non Half Hourly Metering System in relation to which it is effectively registered in a PES Registration Service, a Supplier shall:-

          11.4.1 if it is the first time that such Metering System is registered in a PES Registration Service, allocate such Metering System to:-

                    (i) a Profile Class in accordance with the Profile Allocation Procedures; and

                    (ii) a Standard Settlement Configuration and other relevant information in accordance with the relevant Agreed Procedures; and

          11.4.2    in any other case:-

                    (i) use reasonable endeavours to ensure that such Metering System remains at all times allocated to the correct Profile Class; and

                    (ii) from time to time change the Profile Class to which that Metering System is allocated,

                    in each case in accordance with the Profile Allocation Procedures.

11.5      Profile Administrator: Each Supplier shall:-

          11.5.1 co-operate with the Profile Administrator in the performance of its obligations under its Pool Agent Contract;

          11.5.2 provide such information as the Profile Administrator may reasonably require in the performance of such obligations; and

          11.5.3 comply with any directions as may from time to time reasonably be made by the Executive Committee in respect of the Profile Administrator's Pool Agent Contract.

11.6 Provision of switching data: In relation to each Stage 2 Metering System for which it is responsible which is equipped with a remote switching device, a Supplier shall (where applicable) ensure that switching data and changes thereto required for inclusion in Market Domain Data are provided to the Initial Settlement and Reconciliation Agent in accordance with the relevant Agreed Procedures and (to the extent applicable) the Data Interfaces.

11.7      Non-Pooled Generation - appointment of Primary Supplier:

          11.7.1 Where two Suppliers receive Export Active Energy through the same Stage 2 Metering System at the site of a Non-Pooled Generator, the Suppliers shall ensure that each is informed of the other's identity by the Non-Pooled Generator and shall agree which of them shall be the Primary Supplier (failing which agreement, the Executive Committee shall nominate one of them as the Primary Supplier).

          11.7.2 The Primary Supplier shall take overall responsibility for the relevant Stage 2 Non-Pooled Generator for Settlement purposes and for ensuring that only one Meter Operator and one Data Collector is appointed for the related Stage 2 Metering System.

          11.7.3    The Primary Supplier for a Stage 2 Metering System shall:-

                    (i) request the Host PES to provide a secondary Stage 2 Metering System Number for that Metering System and shall notify the other Supplier referred to in paragraph 11.7.1 of that number; and

                    (ii) ensure that the other Supplier has equal access, for so long as it remains responsible for the relevant Stage 2 Metering System, to the data recorded by the relevant Metering Equipment.

          11.7.4 Where the other Supplier ceases to take Export Active Energy measured by Stage 2 Metering Equipment and will not be replaced by another Supplier, it shall request the Host PES to remove its Stage 2 Metering System Number from the PES Registration Service.

          11.7.5    The Suppliers referred to in paragraph 11.7.1 shall:-

                    (i) agree the split of Export Active Energy with the relevant Non-Pooled Generator; and

                    (ii) ensure that an Allocation Schedule and the associated rules for application and maintenance of the Allocation Schedule are established and agreed with the Non-Pooled Generator.

11.8 Trading of supplies recorded by Half Hourly Meters: A Supplier shall not change the basis of a supply in respect of a Metering Point which is traded for Settlement purposes on a half hourly basis to one which is traded on a non half hourly basis unless the relevant Meter is replaced by a Non Half Hourly Meter or its half hourly function is permanently disabled.

                                    APPENDIX

                 Menu of Supplier Charges and Performance Levels

                                 PART 1: GENERAL

1.1 Purpose: This Menu of Supplier Charges shall have effect for the purposes of sub-section 2.6 and Section 9 of Schedule 26 to the Pooling and Settlement Agreement for the Electricity Industry in England and Wales dated 30th March, 1990 (as amended) (the "Agreement").

1.2 Interpretation: In this Menu of Supplier Charges, unless the context otherwise requires:-

          1.2.1 expressions defined in the Agreement will have the meanings set out therein;

          1.2.2 references to a Performance Level or Serial shall be to a Performance Level or (as the case may be) Serial as specified in Part 2;

          1.2.3 references to a Metering System shall be to a Stage 2 Metering System;

          1.2.4 references to the term "for which a Supplier is responsible" when used in relation to a particular Metering System or Metering Equipment shall mean the relevant Metering System or (as the case may be) Metering Equipment in relation to which the Supplier is effectively registered in a PES Registration Service;

          1.2.5 references to a particular Part, Section, sub-section or paragraph shall be a reference to that Part, Section, sub-section or paragraph of this Menu of Supplier Charges;

          1.2.6 the acronyms employed in the formulae and other algebraic expressions shall bear the respective meanings set out in
                    Part II of Appendix 1 to the Pool Rules; and

          1.2.7 the subscripts used in the formulae shall bear the respective meanings set out in sub-section 1.3 of the Pool Rules and the summations used in the formulae shall bear the respective meanings set out in sub-section 1.4 of the Pool Rules.

1.3 Amendments: This Menu of Supplier Charges (as amended from time to time in accordance with this sub-section) forms part of Schedule 26 and may only be amended in accordance with sub-section 9.2 of Schedule 26.

1.4 Adjustment: The Performance Levels have been developed on the assumption that there will be four Timetabled Reconciliation Runs. Each Pool Member acknowledges that, if the number of Timetabled Reconciliation Runs were to be increased or reduced or the timing of the Timetabled Reconciliation Runs changed, an appropriate adjustment would need to be made to the Performance Levels and accordingly undertakes, in that event, to negotiate in good faith with the other Pool Members with a view to agreeing adjusted or replacement Performance Levels by the adoption of an amendment to this Menu of Supplier Charges.

1.5 Acknowledgement by Pool Members: Each of the Pool Members acknowledges and confirms that each of the charges set out in this Menu of Supplier Charges has been negotiated in detail and represents a genuine pre-estimate of the loss likely to be suffered by other Pool Members as a result of a failure by a Supplier to meet the applicable Performance Level and is reasonable in all the circumstances. Each of the Pool Members further acknowledges and confirms that the charges set out in this Menu of Supplier Charges constitute the sole remedy of a Pool Member in respect of any claim for damages for any losses arising from any failure by a Supplier to meet the applicable Performance Level or Serial. Nothing contained in this sub-section shall be construed so as to limit a Pool Member's ability to seek any other form of remedy (such as specific performance or injunctive relief) in respect of a Supplier's failure to meet a Performance Level or Serial.

                           PART 2: PERFORMANCE LEVELS

2.        COMPLIANCE WITH PERFORMANCE LEVELS

2.1 Obligations of Suppliers: Each Supplier shall, without prejudice to its other obligations pursuant to Schedule 26 and elsewhere, comply with the Performance Levels set out in this Menu of Supplier Charges. Each Supplier acknowledges that the Performance Levels represent the minimum requirements to be achieved.

2.2 Measurement by GSP Group: In this Menu of Supplier Charges compliance with the Performance Levels set out in Sections 3 to 8 (both inclusive) shall be measured separately by reference to each GSP Group and not by reference to all GSP Groups.

3.        PROVISION OF NON HALF HOURLY DATA - SERIAL 1

3.1 Proportion of energy settled on Annualised Advances: In relation to each GSP Group, the percentage of total energy attributable to a Supplier in respect of Non Half Hourly Metering Systems settled on the basis of Annualised Advances for each Settlement Day shall be not less than the percentage set out in the table below against the applicable run of Settlement:-

          ======================================================================
           Run                                                Performance Level
          ======================================================================
           Stage 2 Initial Settlement Run                              3%
          ----------------------------------------------------------------------
           First Reconciliation Run                                   17%
          ----------------------------------------------------------------------
           Second Reconciliation Run                                  43%
          ----------------------------------------------------------------------
           Third Reconciliation Run                                   78%
          ----------------------------------------------------------------------
           Final Reconciliation Run                                   97%
          ======================================================================

3.2       Determination of percentage of attributable energy:

          3.2.1 For the purpose of this Section, the percentage of total energy attributable to a Supplier settled on the basis of Annualised Advances shall be calculated in accordance with the following formula:-

                         [     A(HZ)     ]
                         |---------------| x 100
                         [ A(HZ) + E(HZ) ]

                  where:-

                  A(HZ) means (SIGMA)N(AA) (SIGMA)j (C(HZNj) + CLOSS(HZNj)); and

                  E(HZ) means (SIGMA)N(EAC) (SIGMA)j ((CHZNj) + CLOSS(HZNj)).

          3.2.2 For the purpose of paragraph 3.2.1, the following summations shall bear the following respective meanings:-

                    (SIGMA)N(AA) means summed over all Consumption Component Classes (N) that are associated with Annualised Advances (being at the date of initial adoption of this Menu of Supplier Charges Consumption Component Classes 18 and 21); and

                    (SIGMA)N(EAC) means summed over all Consumption Component Classes (N) that are associated with Estimated Annual Consumptions and are not associated with Unmetered Supplies (being at the date of initial adoption of this Menu of Supplier Charges Consumption Component Classes 17 and 20).

          3.2.3 For the purpose of paragraph 3.2.1, the relevant values shall be those included in the relevant run of Settlement.

3.3       Serial 1: The Performance Levels set out in the table in sub-section
          3.1 are referred to elsewhere in this Menu of Supplier Charges as Serial 1.

4.        PROVISION OF HALF HOURLY DATA FOR 100KW PREMISES - SERIALS 2-5

4.1 Provision of data for Stage 2 Initial Settlement Run: In relation to each GSP Group and in respect of Metering Systems at 100kW Premises for which the Supplier is responsible, the Supplier shall ensure that (in accordance with the relevant Agreed Procedure) in respect of each month:-

          4.1.1 actual or estimated values in respect of all Applicable Settlement Periods are provided by its Half Hourly Data Collector to its Half Hourly Data Aggregator (in sufficient time to enable such Half Hourly Data Aggregator to provide such data to the Initial Settlement and Reconciliation Agent so as to enable the Initial Settlement and Reconciliation Agent to include such data in the relative Stage 2 Initial Settlement Run) and that such Half Hourly Data Aggregator does so provide such values to the Initial Settlement and Reconciliation Agent; and

          4.1.2 actual (rather than estimated) values in respect of not less than 98 per cent. of the total energy attributable to that Supplier relating to such Metering Systems for the aggregate of the Applicable Settlement Periods are provided by its Half Hourly Data Aggregator to the Initial Settlement and Reconciliation Agent in time for the relative Stage 2 Initial Settlement Run.

4.2 Provision of data for First Reconciliation Run: In relation to each GSP Group and in respect of Metering Systems at 100kW Premises for which the Supplier is responsible, the Supplier shall ensure that (in accordance with the relevant Agreed Procedure) in respect of each month:-

          4.2.1 actual or estimated values in respect of all Applicable Settlement Periods are provided by its Half Hourly Data Collector to its Half Hourly Data Aggregator (in sufficient time to enable such Half Hourly Data Aggregator to provide such data to the Initial Settlement and Reconciliation Agent so as to enable the Initial Settlement and Reconciliation Agent to include such data in the relative First Reconciliation Run) and that such Half Hourly Data Aggregator does so provide such values to the Initial Settlement and Reconciliation Agent; and

          4.2.2 actual (rather than estimated) values in respect of not less than 99 per cent. of total energy attributable to that Supplier relating to such Metering Systems for the aggregate of the Applicable Settlement Periods are provided by its Half Hourly Data Aggregator to the Initial Settlement and Reconciliation Agent in time for the relative First Reconciliation Run.

4.3       Determination of percentage of attributable energy:

          4.3.1 For the purposes of paragraphs 4.1.2 and 4.2.2, the percentage of total energy attributable to a Supplier represented by actual values in respect of any month shall be calculated in accordance with the following formula:-

                         [     A(HZ)     ]
                         |---------------| x 100
                         [ A(HZ) + E(HZ) ]

                    where:-

                    A(HZ) means (SIGMA)m(d) (SIGMA)N(HHA) (SIGMA)j (C(HZNj) + CLOSS(HZNj)); and

                    E(HZ) means (SIGMA)m(d) (SIGMA)N(HHE) (SIGMA)j (C(HZNj) + CLOSS(HZNj)).

          4.3.2 For the purpose of paragraph 4.3.1, the following summations shall bear the following respective meanings:-

                    (SIGMA)m(d) means summed over all Applicable Settlement
                    Days;

                    (SIGMA)N(HHA) means summed over all Consumption Component Classes (N) that are associated with actual values and with half hourly data aggregation in relation to premises which are 100kW Premises save those Consumption Component Classes associated with Non-Pooled Generation and Non-Pooled Generation line losses (being at the date of initial adoption of this Menu of Supplier Charges Consumption Component Classes 1, 2, 3, 4 and 5 adjusted as required for the identification of values in relation to premises which are 100kW Premises);

                    (SIGMA)N(HHE) means summed over all Consumption Component Classes (N) that are associated with estimated values and with half hourly data aggregation in relation to premises which are 100kW Premises save those Consumption Component Classes associated with Non-Pooled Generation and Non-Pooled Generation line losses (being at the date of initial adoption of this Menu of Supplier Charges Consumption Component Classes 9, 10, 11, 12 and 13 adjusted as required for the identification of values in relation to premises which are 100kW Premises).

          4.3.3 For the purpose of paragraph 4.3.1, the relevant values shall be those included in the relevant Settlement Run.

4.4 Treatment of de-energised Metering Systems: In calculating the Performance Levels set out in sub-sections 4.1 and 4.2, no account shall be taken of any Metering System which is at the relevant time de-energised for the purposes of Agreed Procedure AP502, unless a consumption value has in fact been provided to the Initial Settlement and Reconciliation Agent for the relevant Settlement Run.

4.5 Application of Serials 2-5: If and for so long as the Performance Assurance Board reasonably determines that it is not possible (using information provided by the Stage 2 Settlement System) to determine whether a particular Metering System relates to 100kW Premises, the provisions of this Section 4 shall have no effect and Section 5 shall instead have effect as if it were applicable to all Half Hourly Metering Systems.

4.6       Meaning of Applicable Settlement Period and Applicable Settlement
          Days: For the purposes of this Section and Section 11, in respect of any month:-

          4.6.1 an "Applicable Settlement Period" means a Settlement Period in respect of which the relevant Settlement Run is carried out in that month; and

          4.6.2 an "Applicable Settlement Day" means a Settlement Day in respect of which the relevant Settlement Run is carried out in that month.

4.7 Serials 2-5: The Performance Levels set out in paragraphs 4.1.1, 4.1.2, 4.2.1 and 4.2.2 are referred to elsewhere in this Menu of Supplier Charges as Serials 2, 3, 4 and 5 respectively.

5.        PROVISION OF HALF HOURLY DATA FOR NON-100KW PREMISES - SERIALS 6 AND 7

5.1 Provision of data - non 100kW Premises: In relation to each GSP Group and in respect of Half Hourly Metering Systems for which a Supplier is responsible at premises which are not 100kW Premises, the Supplier shall ensure that (in accordance with the relevant Agreed Procedure) actual or estimated values in respect of all Applicable Settlement Periods in respect of each month are provided by its Half Hourly Data Collector to its Half Hourly Data Aggregator (in sufficient time to enable such Half Hourly Data Aggregator to provide such data to the Initial Settlement and Reconciliation Agent so as to enable the Initial Settlement and Reconciliation Agent to include such data in the relative Stage 2 Initial Settlement Run) and that such Half Hourly Data Aggregator does so provide such values to the Initial Settlement and Reconciliation Agent.

5.2 Provision of actual data - non 100kW Premises: In relation to each GSP Group and in respect of Half Hourly Metering Systems at premises for which a Supplier is responsible which are not 100kW Premises, the Supplier shall ensure that (in accordance with the relevant Agreed Procedure) in respect of each month actual (rather than estimated) values in respect of not less than 99 per cent. of the total energy attributable to that Supplier relating to such Metering Systems for the aggregate of the Applicable Settlement Periods are provided by its Half Hourly Data Aggregator to the Initial Settlement and Reconciliation Agent in time for the relative Final Reconciliation Run.

5.3       Determination of percentage of attributable energy:

          5.3.1 For the purpose of sub-section 5.2, the percentage of total energy attributable to a Supplier represented by actual values in respect of any month shall be calculated in accordance with the following formula:-

                         [     A(HZ)     ]
                         |---------------| x 100
                         [ A(HZ) + E(HZ) ]

                    where:-

                    A(HZ) means (SIGMA)m(d) (SIGMA)N(HHA) (SIGMA)j (C(HZNj) + CLOSS(HZNj)); and

                    E(HZ) means (SIGMA)m(d) (SIGMA)N(HHE) (SIGMA)j (C(HZNj) + CLOSS(HZNj)).

          5.3.2 For the purpose of paragraph 5.3.1, the following summations shall bear the following respective meanings:-

                    (SIGMA)m(d) means summed over all Applicable Settlement
                    Days;

                    (SIGMA)N(HHA) means summed over all Consumption Component Classes (N) that are associated with actual values and with half hourly data aggregation in relation to premises which are not 100kW Premises save those Consumption Component Classes associated with Non-Pooled Generation and Non-Pooled Generation line losses (being at the date of initial adoption of this Menu of Supplier Charges Consumption Component Classes 1, 2, 3, 4 and 5 adjusted as required for the identification of values in relation to premises which are not 100kW Premises);

                    (SIGMA)N(HHE) means summed over all Consumption Component Classes (N) that are associated with estimated values and with half hourly data aggregation in relation to premises which are not 100kW Premises save those Consumption Component Classes associated with Non-Pooled Generation and Non-Pooled Generation line losses (being at the date of initial adoption of this Menu of Supplier Charges Consumption Component Classes 9, 10, 11, 12 and 13 adjusted as required for the identification of values in relation to premises which are not 100kW Premises).

          5.3.3 For the purpose of paragraph 5.3.1, the relevant values shall be those included in the relevant Settlement Run.

5.4 Treatment of de-energised Metering Systems: In calculating the Performance Levels set out in sub-sections 5.1 and 5.2, no account shall be taken of any Metering System which is at the relevant time de-energised for the purposes of Agreed Procedure AP502, unless a consumption value has in fact been provided to the Initial Settlement and Reconciliation Agent for the relevant Settlement Run in respect of that Metering System.

5.5       Meaning of Applicable Settlement Period and Applicable Settlement
          Days: For the purposes of this Section and Section 12, in respect of any month:-

          5.5.1 an "Applicable Settlement Period" means a Settlement Period in respect of which the relevant Settlement Run is carried out in that month; and

          5.5.2 an "Applicable Settlement Day" means a Settlement Day in respect of which the relevant Settlement Run is carried out in that month.

5.6 Serials 6 and 7: The Performance Levels set out in sub-sections 5.1 and 5.2 are referred to elsewhere in this Menu of Supplier Charges as Serial 6 and Serial 7 respectively.

6.        METER OPERATION - SERIAL 8

6.1 Metering faults (1): In respect of each month, not less than 95 per cent. of material faults rectified in that month in relation to Metering Equipment comprised in Non Half Hourly Metering Systems for which a Supplier is responsible shall have been rectified within 5 clear working days after the date when the Meter Operator was first notified of the relevant fault by the Supplier or the Supplier's Data Collector in accordance with Service Line SL110.

6.2 Metering faults (2): In respect of each month, not less than 99 per cent. of material faults rectified in that month in relation to Metering Equipment comprised in Non Half Hourly Metering Systems for which a Supplier is responsible shall have been rectified within 15 clear working days after the date when the Meter Operator was first notified of the relevant fault by the Supplier or the Supplier's Data Collector in accordance with Service Line SL110.

6.3 Metering faults (3): In respect of each month, not less than 95 per cent. of material faults rectified in that month in relation to Metering Equipment comprised in Half Hourly Metering Systems for which a Supplier is responsible shall have been rectified within 5 clear working days after the date when the Meter Operator was first notified of the relevant fault by the Supplier or the Supplier's Data Collector in accordance with Service Line SL110.

6.4 Metering faults (4): In respect of each month, not less than 99 per cent. of material faults rectified in that month in relation to Metering Equipment comprised in Half Hourly Metering Systems for which a Supplier is responsible shall have been rectified within 15 clear working days after the date when the Meter Operator was first notified of the relevant fault by the Supplier or the Supplier's Data Collector in accordance with Service Line SL110.

6.5 Material faults: For the purpose of this Section, a "material fault" in relation to particular Metering Equipment is one which, in the case of Half Hourly Metering Equipment, causes the relevant Metering Equipment to fail to record data in accordance with the relevant Code of Practice and, in the case of Non Half Hourly Metering Equipment, affects in any respect the quality of the data recorded by that Metering Equipment.

6.6 Serial 8: The Performance Levels set out in this Section are referred to elsewhere in this Menu of Supplier Charges as Serial 8.

7.        INSTALLATION OF HALF HOURLY METERING - SERIAL 9

7.1 Mandatory half hourly metering for customers above 100kW: A Supplier shall comply with the requirements of sub-section 8.1 of Schedule 28 in relation to the installation of Half Hourly Metering Equipment for each Stage 2 Metering System at 100kW Premises for which it is responsible.

7.2 Serial 9: The Performance Level set out in this Section is referred to elsewhere in this Menu of Supplier Charges as Serial 9.

8.        REPORTING BY SUPPLIERS - SERIALS 10 AND 11

8.1 Performance Monitoring Reports: A Supplier shall deliver, or procure the delivery of, its Routine Performance Monitoring Report in respect of each GSP Group to the Performance Assurance Board or as it may direct, in accordance with the relevant Agreed Procedure, by not later than 20 working days after the end of each month.

8.2 Performance Monitoring Logs: A Supplier shall update, or procure the updating of, its Routine Performance Monitoring Log in respect of each GSP Group in accordance with the relevant Agreed Procedure, by not later than 20 working days after the end of each month and shall make such updated logs available promptly on request from time to time to the Performance Assurance Board or as it may direct.

8.3 Serials 10 and 11: The Performance Levels set out in sub-section 8.1 and sub-section 8.2 are referred to elsewhere in this Menu of Supplier Charges as Serial 10 and Serial 11 respectively.

                                 PART 3: CHARGES

9.        APPLICATION OF CHARGES

9.1 General: This Part will have effect in determining the charges payable by a Supplier in respect of any failure to comply with the Performance Levels including the maximum amount payable by a Supplier under sub-section 16.1. The arrangements for payment, collection and distribution of the charges are set out in
          Schedule 31.

9.2       Charges cumulative: The charges specified in sub-sections 10.1, 11.1,
          12.1 and in Sections 14 and 15 are cumulative and not mutually exclusive one of the other.

10.       FAILURE TO COMPLY WITH SERIAL 1

10.1 Failure to provide non half hourly data: A Supplier who fails to comply with Serial 1 shall be liable to the charge set out in the table below against the relevant item in Serial 1:-

================================================================================
     Item in Serial 1                                 Amount per Chargeable MWh
(as referred to in the table
    in sub-section 3.1)
================================================================================
Stage 2 Initial Settlement Run                                No Charge
--------------------------------------------------------------------------------
First Reconciliation Run                                      No Charge
--------------------------------------------------------------------------------
Second Reconciliation Run                                     No Charge
--------------------------------------------------------------------------------
Third Reconciliation Run                                      (pound)0.13
--------------------------------------------------------------------------------
Final Reconciliation Run                                      (pound)1.40
================================================================================

10.2 Determination of Chargeable MWh: For the purposes of sub-section 10.1, the Chargeable MWh for a Supplier shall be calculated in respect of a GSP Group for any month for each Settlement Day (if any), in relation to which the relevant Settlement Run was carried out in that month, in respect of which there has been a failure to comply with Serial 1, in accordance with the following formula:-

                           P
          SCMWh = NHHEA x ---
                          100

          where:-

          SCMWh is the Chargeable MWh attributable to that Supplier for the relevant Settlement Day in respect of the relevant GSP Group;

          NHHEA is the sum of A(HZ) and E(HZ) (expressed in MWh) attributable to that Supplier in respect of such GSP Group for such Settlement Day, as determined in accordance with sub-section 3.2; and

          p is the number of percentage points by which the Performance Level in Serial 1 was not met by that Supplier in such GSP Group in respect of such Settlement Day, rounded to 2 decimal places.

11.       FAILURE TO COMPLY WITH SERIALS 2-5

11.1 Failure to provide half hourly data: A Supplier who fails to comply with any of Serials 2 to 5 (both inclusive) shall be liable to the charge set out in the table below against the relevant Serial:-

          ======================================================================
               Serial Number                         Amount per Chargeable MWh
          ======================================================================
                     2                                   (pound)0.13
          ----------------------------------------------------------------------
                     3                                   (pound)0.13
          ----------------------------------------------------------------------
                     4                                   (pound)1.40
          ----------------------------------------------------------------------
                     5                                   (pound)1.40
          ======================================================================

11.2 Determination of Chargeable MWh: For the purposes of sub-section 11.1, the Chargeable MWh for a Supplier shall be calculated in respect of a GSP Group for any month in respect of which there has been a failure to comply with any of Serials 2 to 5 (both inclusive) in accordance with the following formula:-

                          P
          SCMWh = HHEA x ---
                         100

          where:-

          SCMWh is the Chargeable MWh attributable to that Supplier for all Applicable Settlement Periods in respect of the relevant GSP Group;

          HHEA is the sum of A(HZ) and E(HZ) (expressed in MWh) attributable to that Supplier for such month in respect of the relevant GSP Group for the relevant month, as determined in accordance with sub-section 4.3; and
          p is the number of percentage points by which the relevant Performance Level was not met by the Supplier in such GSP Group in respect of such month, rounded to 2 decimal places.

11.3 Determination of percentage points: For the purposes of sub-section 11.2, the number of percentage points by which Serial 2 or (as the case may be) Serial 4 was not met shall be calculated by reference to the percentage of instances across all Applicable Settlement Periods where actual or estimated values are expected but not received.

12.       FAILURE TO COMPLY WITH SERIALS 6 AND 7

12.1 Failure to provide half hourly data - non 100kW Premises: A Supplier who fails to comply with Serial 6 or Serial 7 shall be liable to the charge set out in the table below against the relevant Serial:-

          ======================================================================
                 Serial Number                     Amount per Chargeable MWh
          ======================================================================
                       6                               (pound)0.13
          ----------------------------------------------------------------------
                       7                               (pound)1.40
          ======================================================================

12.2 Determination of Chargeable MWh: For the purposes of sub-section 12.2, the Chargeable MWh for a Supplier shall be calculated in respect of a GSP Group for any month in respect of which there has been a failure to comply with Serial 6 or (as the case may be) Serial 7, in accordance with the following formula:-

                                  P
                  SCMWh = HHEA x ---
                                 100

          where:-

          SCMWh is the Chargeable MWh attributable to that Supplier for the Applicable Settlement Periods in the relevant month in respect of the relevant GSP Group;

          HHEA is the sum of A(HZ) and E(HZ) (expressed in MWh) attributable to that Supplier in respect of the relevant GSP Group for the relevant month, as determined in accordance with sub-section 5.3; and

          p is the number of percentage points by which the Performance Level in Serial 6 or (as the case may be) Serial 7 was not met by the Supplier in such GSP Group in respect of such month, rounded to the nearest 2 decimal places.

12.3 Determination of percentage points: For the purpose of sub-section 12.2, the number of percentage points by which Serial 6 was not met shall be calculated by reference to the percentage of instances across all Applicable Settlement Periods when actual or estimated values are expected but not received.

13.       FAILURE TO COMPLY WITH SERIAL 8

A Supplier who fails to comply with Serial 8 shall not be liable to pay any charges in respect of the failure.

14.       FAILURE TO COMPLY WITH SERIAL 9

14.1 Failure to install half hourly metering: Subject to sub-section 14.2, a Supplier who fails to comply with Serial 9 shall be liable, in relation to each relevant Metering System, to a charge of (pound)80 per month during which the failure continues. If a failure continues for less than a complete number of months, the charge will be adjusted pro rata. For the purposes of this section, a month shall be measured from the start of the failure until the equivalent date in the next following month or months.

14.2 Liability for charges: A Supplier shall not be liable to a charge in accordance with sub-section 14.1 in respect of any failure to install Half Hourly Metering Equipment during the three months following the date on which any premises (not being 100kW Premises) to which that Metering Equipment relates first become 100kW Premises.

15.       FAILURE TO COMPLY WITH SERIAL 10 AND SERIAL 11

15.1 Provision of reports: Subject to sub-section 15.2, a Supplier who fails to comply with Serial 10 or (as the case may be) Serial 11 shall be liable to a charge of (pound)25 per working day in respect of each Routine Performance Monitoring Report which is not provided or, as the case may be, each Routine Performance Monitoring Log which is not maintained in accordance with the time limits and in the manner specified in Serial 10 and Serial 11 respectively.

15.2 Amendments to requirements: A Supplier shall not be liable in respect of any failure to comply with either Serial 10 or (as the case may be) Serial 11 which shall occur during the three months following the date on which the Agreed Procedure specifying reporting requirements for the Routine Performance Monitoring Reports and Routine Performance Monitoring Logs is first adopted by the Executive Committee, to the extent that compliance with the Agreed Procedure will result in the Supplier or any of its Supplier Agents being required to make any material modification to its or their respective systems.

16.       CHARGE CAP

16.1 Adjustment to charges as a result of the Supplier's Monthly Cap: A Supplier's liability to pay charges in respect of any month in respect of a GSP Group (after taking account of its share of such charges receivable pursuant to sub-section 5.12 of Schedule 31) shall in no circumstances exceed the Supplier's Monthly Cap.

16.2 Calculation of Supplier's Monthly Cap: A Supplier's Monthly Cap for any month in respect of a GSP Group shall be calculated by the Performance Assurance Board on or before the end of the next succeeding month (on the basis of the then latest available run of Settlement) according to the following formula:-

                           [  ST(DT) ]
          S(C) = GSP(MC) X |---------|
                           [ GSP(DT) ]

          where:-

          S(C)      means the Supplier's Monthly Cap for the relevant month;

          GSP(MC) means the GSP Group liability cap for the relevant month, calculated in accordance with sub-section 16.3;

          ST(DT) means the total quantity of energy attributable to that Supplier determined as the sum of Supplier Deemed Take for that Supplier in the relevant GSP Group across all Settlement Periods in the relevant month; and

          GSP(DT) means the total quantity of energy attributable to all Suppliers determined as the GSP Group Take in the relevant GSP Group across all Settlement Periods for the relevant month.

16.3 Calculation of GSP Group liability cap: The GSP Group liability cap in respect of a GSP Group for any month shall be calculated by the Performance Assurance Board on or before the end of the month in which the first GSP Group Implementation Date occurs and thereafter on or before 30th April in each year (in each case, on the basis of the then latest available run of Settlement) according to the following formula:-

                                     [ GSP(A)  ]
          GSPMC = (pound)1,250,000 x |---------|
                                     [ GSP(AS) ]

          where:-

          GSP(MC)   means the GSP Group liability cap for the relevant month;

          GSP(A) means the total quantity of energy (rounded to the nearest two decimal places) attributable to all Suppliers determined as the GSP Group Take in that GSP Group across all Settlement Periods in the 12 month period ending on the first day of the month in which the first GSP Group Implementation Date occurs and thereafter in each successive 12 month period ending on the immediately preceding 31st March, in each case as determined by the Performance Assurance Board on the basis of information provided by the Initial Settlement and Reconciliation Agent; and

          GSP(AS) means the total quantity of energy (rounded to the nearest two decimal places) attributable to all Suppliers determined as the sum of all GSP Group Takes for all GSP Groups across all Settlement Periods in the 12 month period ending on the first day of the month in which the first GSP Group Implementation Date occurs and thereafter in each successive 12 month period ending on the immediately preceding 31st March, in each case as determined by the Performance Assurance Board on the basis of information provided by the Initial Settlement and Reconciliation Agent.

16.4 Transitional provisions: The Performance Assurance Board shall, in its discretion, establish reasonable transitional arrangements (by reference to information available to it from the Settlement System Administrator) for determining the quantity of energy attributable to all Suppliers for the purposes of sub-section 16.3 in relation to any 12 month period for which information as to the GSP Group Take is not available in respect of each month in that period.

17.       ADJUSTMENT TO CHARGES AND CAPS

Adjustment to charges: The charges specified in sub-sections 10.1, 11.1 and 12.1 and in Sections 14 and 15 and the figure of (pound)1,250,000 in sub-section 16.3 (for the purposes of this sub-section in each case described as the "Base Sum"), shall be calculated, in respect of each 12 month period beginning on 1st April, from and including 1st April, 1999, in accordance with the following formula:-

         adjusted Base Sum = Base Sum x [1+ RPI(p)/100]

where RPIP is the percentage change (whether of a positive or negative value) in the Retail Price Index between that published in, or (as the case may be) the substitute index for, the third month before 1st April, 1998 and that published in, or the substitute index for, the third month before the anniversary from which the adjusted charges and the adjusted GSP Group liability cap are to take effect.

                    PART 4: TIMING OF COMMENCEMENT OF CHARGES

18.       COMMENCEMENT OF CHARGES

18.1 Serial 1: The charges specified in sub-section 10.1 shall not be payable by any Supplier in respect of any GSP Group in respect of any Settlement Run carried out before the date which is fifteen weeks after the GSP Group Implementation Date for that GSP Group.

18.2 Serials 2-7: The charges specified in sub-sections 11.1 and 12.1 shall not be payable by any Supplier in respect of any GSP Group in respect of any Settlement Run carried out before the later of (a) the date which is fifteen weeks after the GSP Group Implementation Date for that GSP Group and (b) the GSP Group Migration Date for that GSP Group.

18.3 Serials 9-11: The charges specified in Sections 14 and 15 shall, subject to Section 19, commence and become effective in relation to a Supplier in respect of a GSP Group on and from the GSP Group Implementation Date for that GSP Group.

19.       DELAYS IN CENTRAL MONITORING SYSTEM

19.1      Non-availability of Performance Assurance Reporting and Monitoring
          System: Each of the Pool Members acknowledges and confirms that those charges specified in sub-sections 10.1, 11.1 and 12.1 and in Sections 14 and 15 which cannot be separately determined by the Performance Assurance Board without the assistance of the Performance Assurance Reporting and Monitoring System shall not be payable in respect of a Supplier until such time as the Performance Assurance Reporting and Monitoring System is available in order to record data and determine the charges payable by Suppliers pursuant to this Menu of Supplier Charges (as determined by the Executive Committee having regard to the views of the Performance Assurance Board). Such charges shall nevertheless continue to accrue for the purposes of sub-section 19.2.

19.2 Commencement of payment of charges: Once the Performance Assurance Reporting and Monitoring System is available (as determined by the Executive Committee in accordance with sub-section 19.1), a Supplier shall be liable to pay charges in respect of its performance against those Serials in respect of which the Performance Assurance Board could not determine the payment of such charges without the assistance of the Performance Assurance Reporting and Monitoring System, for the period from the relevant dates specified in Section 18. Such charges shall be calculated in accordance with this Menu of Supplier Charges and Schedule 31 (and shall have deemed due dates for payment for the purposes of Schedule 31 as if such Performance Assurance Reporting and Monitoring System had been available by the latest of the dates specified in Section 18).

                                 PART 5: REVIEW

20.       REVIEW

20.1 Review: The Performance Assurance Board shall undertake a review of Suppliers' general level of performance, after the relative GSP Group Migration Dates, against Serial 5 and Serial 7 and shall provide a report to Pool Members on the results of its review. Such review shall begin no later than six months after the first GSP Group Migration Date and shall be concluded no later than twelve months after that GSP Group Migration Date. If Pool Members consider that Serial 5 or Serial 7 should be amended as a result of the Performance Assurance Board's report, then Pool Members undertake to negotiate in good faith with each other with a view to agreeing to adjusted Performance Levels for Serial 5 or Serial 7, as the case may be, by the adoption of an amendment to this Menu of Supplier Charges.

20.2 Review of Serial 10 and Serial 11: The Performance Assurance Board shall undertake a review of Serial 10 and Serial 11 by 15th August, 1998 (or by such later date as the Executive Committee considers appropriate having regard to the views of the Performance Assurance Board) and shall provide Pool Members with a report on the results of its review. If Pool Members determine that Serial 10 or Serial 11 should be amended as a result of the Performance Assurance Board's report, then Pool Members undertake to negotiate in good faith with each other with a view to agreeing to adjusted Performance Levels for Serial 10 or Serial 11, as the case may be, by the adoption of an amendment to this Menu of Supplier Charges.

                                   SCHEDULE 27

                              PES Responsibilities

1.        INTERPRETATION

Interpretation: In this Schedule, unless the context otherwise requires, references to a particular Section, sub-section or paragraph shall be a reference to that Section, sub-section or paragraph of this Schedule.

2.        INTRODUCTION

General: The provisions of this Schedule shall have effect with respect to the provision of services by PESs as Meter Operators, Data Collectors and Data Aggregators, the provision by PESs of Line Loss Factors and other information and the performance by PESs of certain other additional responsibilities.

3.        METERING, DATA COLLECTION AND DATA AGGREGATION SERVICES

Provision of services: In relation to each Non Half Hourly Metering System registered in its PES Registration Service, a PES shall provide services to Suppliers as Meter Operator, Data Collector and Data Aggregator until at least 31st March, 2000.

4.        LINE LOSS FACTORS

PES to send Line Loss Factors: Each Host PES shall send the appropriate data relating to Line Loss Factors and Line Loss Factor coefficients to such person and in such manner as is specified in, and otherwise in accordance with, the relevant Agreed Procedures.

5.        NOTIFICATION IN RELATION TO SEALS

Notification of breaking and remaking of seals: Each Host PES shall, with respect to a Half Hourly Metering System in relation to which data is required to be submitted for Settlement before the Stage 2 Initial Settlement Run, notify the relevant Supplier registered in its PES Registration Service if any seal relating to that Metering System has been, or is likely to be, broken by that PES for more than 24 hours or which is, or is due to be, remade, in all cases as soon as is reasonably practicable (including, if reasonably practicable, before breaking or remaking such seal), stating, in the case of notification of a breaking of a seal, the reason for breaking such seal.

6.        DATA TRANSFER

PES to comply with Data Catalogue: Each Host PES shall send data relating to Stage 2 Settlement, which it is required to provide pursuant to this Schedule, in accordance with the Data

Catalogue and, where applicable, the Data Interfaces. Transfers of such data to the Initial Settlement and Reconciliation Agent, together with transfers of data from the Initial Settlement Reconciliation Agent, shall be made (except to the extent otherwise specified by the Executive Committee) by means of the Managed Data Network or by such alternative method or methods of data transfer agreed by the Executive Committee for the purposes of transferring data to and from Parties, Pool Agents and Supplier Agents.

                                   SCHEDULE 28

                                Stage 2 Metering

                              PART 1: INTRODUCTION

1.        INTERPRETATION

1.1 Interpretation: In this Schedule, unless the context otherwise requires, references to a particular Part, Section, sub-section or paragraph shall be a reference to that Part, Section, sub-section or paragraph of this Schedule.

1.2 Limitation: The provisions of sub-sections 2.3 and 6.2, Section 10 and Sections 19 to 26 (inclusive) and (but only insofar as concerns access to information and data) Section 18 shall only apply to, and in respect of, Half Hourly Meters and Non Half Hourly Meters which, in either case, are not at Designated Premises and all visiting, access, inspection, testing and similar rights in such provisions shall be read and construed accordingly.

2.        INTRODUCTION

2.1       General:

          2.1.1 This Schedule 28 sets out the rights and obligations of each Party regarding the accurate measurement using Stage 2 Metering Systems of electricity traded under this Agreement.

          2.1.2 Part XV of this Agreement and Schedule 21 set out the rights and obligations of each Party regarding the accurate measurement using Stage 1 Metering Equipment of electricity traded under this Agreement.

2.2 Requirements for Metering Equipment: For the purposes of this Agreement the quantities of Active Energy and, where relevant, Reactive Energy Exported or Imported by Parties and in respect of which Settlement takes place within Stage 2 Settlement shall be measured and recorded through Metering Equipment installed, operated and maintained and otherwise provided for as set out in this Schedule 28 provided that there shall be no obligation to measure and record Active Energy or Reactive Energy through Metering Equipment in respect of any site relating to an Unmetered Supply.

2.3 Technical assurance: The Performance Assurance Board shall make arrangements for spot visits to metering sites by suitably qualified inspectors in order to monitor compliance by Suppliers of their obligations under this Schedule 28, relevant Code(s) of Practice, relevant Supplier Service Lines and relevant Agreed Procedures. Subject to the foregoing sentence, the metering sites chosen for, and the conduct of, such technical assurance shall be determined by the Performance Assurance Board in its absolute discretion. Each Supplier will provide the Performance Assurance Board with such records, data and other information as is set out or referred to in the relevant Agreed Procedure in order for the Performance Assurance Board to carry out any such technical assurance and each of the Parties agrees to the release of all such records, data and other information in the circumstances described in this sub-section 2.3.

                  PART 2: METERING AND COMMUNICATIONS EQUIPMENT

3.        GENERAL OBLIGATION

3.1 General compliance: Each Supplier shall ensure that each Stage 2 Metering System at each Site for which it is the Supplier complies with the provisions of this Schedule 28 and meets at the commercial boundary at such Site the levels of accuracy referred to in sub-section 5.1 or 5.2 (as the case may be) and is as close as is reasonably practicable to that commercial boundary taking into account relevant financial considerations provided that a Supplier shall not be required pursuant to this sub-section 3.1 to move the location of any Stage 2 Metering System which has been installed before the 1998 Operational Date.

3.2 Assistance from the Equipment Owner: To the extent that the required levels of accuracy referred to in sub-section 3.1 depend upon associated current and voltage transformers which are not in the ownership or control of the relevant Supplier, the Supplier shall use all reasonable endeavours to obtain the agreement of the relevant Equipment Owner to assist the Supplier (and an Equipment Owner which is a Party shall be required to provide reasonable assistance to the Supplier) in complying with the Supplier's obligations under sub-section 3.1 by the maintenance and repair of such current and voltage transformers in accordance with the provisions of this Schedule provided that this sub-section 3.2 shall be without prejudice to any right of an Equipment Owner to charge for the same and provided further that an Equipment Owner shall not be required by this sub-section 3.2 to take steps which would cause it to be in breach of its obligations under the Act, its Licence, the Grid Code or any Distribution Code.

4.        DESCRIPTION OF METERING EQUIPMENT

Half Hourly Metering Equipment comprising a Stage 2 Metering System and its component parts shall comply, as a minimum, with the requirements referred to or set out in any relevant Code of Practice or shall be the subject of, and comply with, a dispensation agreed in accordance with Section 14.

5.        ACCURACY OF METERING EQUIPMENT

5.1 Non-Half Hourly Metering Equipment: Non-Half Hourly Metering Equipment comprising a Stage 2 Metering System shall be accurate within the prescribed limits referred to or set out in any relevant Code of Practice or, if no Code of Practice applies, the prescribed limits under Schedule 7 of the Act.

5.2 Half-Hourly Metering Equipment: Half Hourly Metering Equipment comprising a Stage 2 Metering System shall be accurate within the prescribed limits for such Metering Equipment referred to or set out in any relevant Code of Practice except only in the case where such Metering Equipment is the subject of, and complies with, a dispensation relevant to those prescribed limits agreed in accordance with Section 14.

5.3 Accuracy limits generally: The accuracy limits referred to in any relevant Code of Practice for Metering Equipment comprising a Stage 2 Metering System shall be applied after adjustments have been made to such Metering Equipment to compensate, where applicable, for any errors due to measuring transformers and connections thereto. Beyond the ranges specified in the relevant Code of Practice and power factors other than unity or zero (as the case may be) limits of accuracy will depend on the characteristics of the individual meters and measuring transformers specified for such Metering Equipment. Such levels of accuracy will, in the event of any uncertainty or dispute, be specified by the Executive Committee provided that Metering Equipment which has already been installed shall not be required to comply with any such levels of accuracy specified by the Executive Committee after the date of its installation but only with the specified levels of accuracy (if any) current at such date.

6.        CALIBRATION OF METERING EQUIPMENT

6.1 Calibration of Metering Equipment: Each Supplier shall ensure that all Metering Equipment comprising a Stage 2 Metering System and for which such Supplier is responsible shall be calibrated in order to meet the accuracy requirements referred to in sub-section 5.1 or 5.2 (as the case may be) and otherwise in accordance with the relevant Code of Practice or, where appropriate, any relevant dispensation agreed in accordance with Section 14.

6.2 Access rights: Subject to Sections 18 to 27 (inclusive), the Supplier shall use all reasonable endeavours to ensure that the Executive Committee or its representative and the Pool Auditor are granted access to all such Metering Equipment and any other Plant or Apparatus associated with the Stage 2 Metering System in order to inspect the basis of any adjustments made to such Metering Equipment.

7.        CLASS RIGHTS

7.1 Class rights applicable to Codes of Practice: The Codes of Practice applicable to Metering Equipment comprising a Stage 2 Metering System shall be specified by the Executive Committee subject to the consent of any relevant class of Pool Members.

7.2 Changes to accuracy standards a class right: Any change to the standards of accuracy of Metering Equipment for Stage 2 Metering Systems shall be a change to the class rights of Suppliers.

           PART 3: INSTALLATION AND MAINTENANCE OF METERING EQUIPMENT

8.        INSTALLATION OF METERING

8.1 Mandatory half hourly metering for customers above 100kW: In respect of each Stage 2 Metering System at 100kW Premises in relation to which it is registered in a PES Registration Service, a Supplier shall use all reasonable endeavours to install no later than the date of such registration Half Hourly Metering Equipment (if the same has not already been installed) in accordance with the relevant Code of Practice provided that there shall be no obligation to install such Metering Equipment in respect of any site relating to an Unmetered Supply.

8.2 Charges: Without prejudice to any other right of other Pool Members, a Supplier who fails to comply with sub-section 8.1 shall be liable to a charge to be determined in accordance with Schedule 26 and the Menu of Supplier Charges and to be payable in accordance with Schedule 31.

8.3       Installation of mandatory half hourly metering for Non-Pooled
          Generators: In respect of each Stage 2 Metering System at a Site relating to Non-Pooled Generation in relation to which it is registered in a PES Registration Service, a Supplier shall use all reasonable endeavours after the relevant GSP Group Implementation Date to install Half Hourly Metering Equipment in accordance with the relevant Code of Practice. With effect from the date of installation of such Metering Equipment, the relevant Supplier shall submit the appropriate data in relation to that Stage 2 Metering System to the ISR Agent:-

          8.3.1 in the case of Non-Pooled Generation greater than 100kW, before the Stage 2 Initial Settlement Run in accordance with Agreed Procedure AP01 Overview of Settlement Process; and

          8.3.2 in any other case, in accordance with the relevant Agreed Procedure.

8.4 Installation of metering for customers of 100kW or less: In respect of each Stage 2 Metering System at premises other than 100kW Premises in relation to which it is registered in a PES Registration Service, a Supplier shall use all reasonable endeavours after the relevant GSP Group Implementation Date to install (if not already installed) Half Hourly Metering Equipment in accordance with the relevant Code of Practice or (as the case may be) Non Half Hourly Metering Equipment provided that there shall be no obligation to install such Metering Equipment in respect of sites relating to Unmetered Supplies.

8.5 Commissioning of Metering Systems: Each Supplier shall ensure that each Stage 2 Metering System in relation to which it is registered in a PES Registration Service shall be commissioned in accordance with the relevant Code of Practice (if any).

9.        PROPER ORDER

Each Supplier shall at its own cost and expense (but without prejudice to its right to charge any other person for such service pursuant to another agreement or arrangement) ensure that Metering Equipment comprising a Stage 2 Metering System in respect of which that Supplier is registered in the PES Registration Service as the Supplier is kept in good working order, repair and condition to the extent necessary to allow the correct registration, recording and transmission of the requisite details of the quantity of Active Energy and/or Reactive Energy measured by the relevant Stage 2 Metering System.

10.       TESTING AND INSPECTION

10.1 Testing: Not less frequently than such period as may be specified in the relevant Code of Practice or as may be required by law, each Supplier shall ensure that routine testing is carried out of the accuracy of all Metering Equipment comprising a Stage 2 Metering System in respect of which that Supplier is registered in the PES Registration Service as the Supplier. The Supplier shall also ensure that a test of the accuracy of all such Metering Equipment which replaces defective or inaccurate Metering Equipment is carried out as soon as is reasonably practicable after its installation. If so required by the Executive Committee, a Supplier shall give the Executive Committee such notice as the Executive Committee may reasonably require of the date, time, place and nature of every such test (or such of them as the Executive Committee may stipulate) and the Executive Committee or its representative shall have the right to attend such test. Any such test as envisaged in this sub-section 10.1 shall comply with the relevant Code of Practice.

10.2      Inspection: If either:-

          10.2.1 the Executive Committee has reason to believe that Metering Equipment comprising a Stage 2 Metering System is not performing within the prescribed limits of accuracy referred to in sub-section 5.1 or 5.2, as the case may be; or

          10.2.2 the Supplier registered in the PES Registration Service as the Supplier in respect of such Metering System or any other Supplier has reason to believe there is any such failure to so perform, then, in the case of paragraph 10.2.2, such Supplier or such other Supplier shall notify the Executive Committee and shall notify the PES if such notification is required to enable the PES to operate, or calculate charges for the use of, the Distribution System owned or operated by that PES and, in any such case, the Executive Committee:-

          (i) may arrange for the inspection of such Metering Equipment within a reasonable time and make such tests as the Executive Committee shall deem necessary to determine its accuracy and the Supplier shall co-operate with the Executive Committee in carrying out such tests; or

          (ii) may require the relevant Supplier to test the accuracy of the same but in any event within a reasonable time of receiving notification of such requirement pursuant to this sub-section 10.2, whereupon the relevant Supplier shall carry out such test. Such test shall comply with the relevant Code of Practice and shall take place in the presence of the Executive Committee or its representative, if the Executive Committee so requires.

          Further, if a Supplier has reason to believe that the Metering Equipment comprising a Stage 2 Metering System is incorrectly recording data for any reason, it shall promptly notify the Executive Committee and take such further action as may be required by the relevant Agreed Procedure.

10.3 Recovery of costs for non-routine testing (1): Subject to sub-section 10.4, the costs of any such test referred to in sub-sections 10.1 and
          10.2 shall be borne by the Supplier responsible for ensuring the maintenance of the relevant Metering Equipment (but without prejudice to its right to charge any other person for such service pursuant to another agreement or arrangement), save that the Executive Committee shall bear the costs of its nominee's attendance thereat (subject to its right to recover the same through its charges).

10.4 Recovery of costs for non-routine testing (2): Where any Metering Equipment comprising a Stage 2 Metering System passes all inspections and tests required pursuant to sub-section 10.2, the costs of such inspections and tests shall, in the case of paragraph 10.2.1, be borne by the Executive Committee (subject to its right to recover the same through its charges) and, in the case of paragraph 10.2.2 where a test is required by another Supplier, be borne by such other Supplier which shall reimburse the Supplier responsible for ensuring the maintenance of the relevant Metering Equipment its costs on demand.

10.5 Metering Failure: If at any time any Metering Equipment comprising a Stage 2 Metering System ceases to function or is found to be outside the prescribed limits of accuracy referred to in sub-section 5.1 or
          5.2 (as the case may be) for whatever reason then:-

          10.5.1 in the case of such Metering Equipment ceasing to function, during the period from the date of such cessation; or

          10.5.2 in any other case, during the period from the time when such inaccuracy first occurred or, if such time is unknown, from the midnight preceding the day during which the disputed reading occurred, until, in either such case, the date of adjustment, replacement, repair or renewal of such Metering Equipment under Section 12, the meter readings shall be deemed to be those calculated pursuant to the relevant Agreed Procedure.

11.       SEALING AND SECURITY

11.1 Sealing: Metering Equipment comprising a Stage 2 Metering System shall be sealed and resealed in accordance with Good Industry Practice. This obligation shall be in addition to any notification requirement regarding sealing and breaking of seals set out in Section 5 of
          Schedule 27.

11.2 Security: Metering Equipment comprising a Stage 2 Metering System shall be as secure as is practicable in all the circumstances and for this purpose:-

          (i) all such Metering Equipment shall comply with the relevant Agreed Procedure; and

          (ii) the Executive Committee shall regularly review Agreed Procedures for security arrangements in relation to such Metering Equipment.

12.       DEFECTIVE METERING EQUIPMENT

12.1 Supplier to repair defective metering equipment: If at any time any Metering Equipment comprising a Stage 2 Metering System or any part thereof is destroyed or damaged or otherwise ceases to function, or is found to be outside the prescribed limits of accuracy referred to in sub-section 5.1 or 5.2, as the case may be, the Supplier responsible for ensuring the maintenance of such Metering Equipment shall, subject to compliance with its obligations under Section 11, ensure that the Meter Operator appointed in respect of such Metering Equipment promptly adjusts, renews or repairs the same or replaces any defective component so as to ensure that such Metering Equipment is back in service and operating within the prescribed limits of accuracy as quickly as is reasonably practicable in all the circumstances.

12.2 Executive Committee to act in default: If a Supplier cannot or does not comply with its obligations to ensure the adjustment, renewal or repair of Metering Equipment comprising a Stage 2 Metering System or the replacement of any defective component pursuant to sub-section 12.1, the Executive Committee may make arrangements to carry out such adjustment, renewal, repair or replacement. The Executive Committee shall have the right to recover its own costs and expenses in connection therewith from such Supplier forthwith on demand. The Supplier shall promptly inform the Executive Committee of the reasons why it has been unable to comply with its obligations under sub-section 12.1.

                   PART 4: CODES OF PRACTICE AND DISPENSATIONS

13.       CODES OF PRACTICE

13.1 Relevant Code of Practice: Subject to sub-section 13.2 and (as appropriate) to sub-section 13.2 of Schedule 21, the relevant Code of Practice in respect of Metering Equipment shall be determined by reference to the version of the Code of Practice which is expressed to be applicable to that Metering Equipment at the time that the Metering System comprised therein is first registered with the Settlement System Administrator or (as the case may be) in a PES Registration Service, and such Metering Equipment shall only be required to comply with such Code of Practice, and not with any Code of Practice which in any respect later amends, modifies or supersedes such Code of Practice, and references to the relevant Code of Practice in this Schedule shall be construed accordingly.

13.2 Dispensations: If a dispensation has been granted in respect of Metering Equipment or a Metering System pursuant to Section 14 of
          Schedule 21 and the Metering System is subsequently registered in a PES Registration Service, such dispensation shall continue in full force and effect in accordance with its terms and the requirement for such Metering Equipment to comply with a particular Code of Practice shall be modified accordingly for so long as the relevant dispensation applies.

13.3 Record of Codes of Practice: The Executive Committee shall record in the Synopsis of Metering Codes each Code of Practice and the date at which that Code becomes effective as the relevant Code of Practice in respect of Metering Equipment comprising a Stage 2 Metering System.

14.       DISPENSATIONS

14.1 Application for dispensation: If for financial reasons or reasons of practicality a Stage 2 Metering System to which a Code of Practice applies does not comply with some or all of the requirements of that Code of Practice or the requirements in relation to the commercial boundary of sub-section 3.1, the Supplier registered in the PES Registration Service as the Supplier in respect of that Stage 2 Metering System may make an application to the Executive Committee for a dispensation from such requirements. The Executive Committee shall consider and agree, on such conditions (if any) as it shall deem fit, or dismiss such application in accordance with the relevant Agreed Procedure and this Section 14.

14.2 Stage 2 Generic Dispensations: The Executive Committee shall have the right to agree from time to time, in accordance with the relevant Agreed Procedure, dispensations from the requirements referred to in sub-section 14.1, on such conditions (if any) as it shall deem fit, attaching generally to any item of Metering Equipment comprising a Stage 2 Metering System ("Stage 2 Generic Dispensations"). Stage 2 Generic Dispensations may be agreed upon the application of a Party or be initiated by the Executive Committee at its discretion.

14.3 Granting of dispensations: Before agreeing any dispensation (including any Stage 2 Generic Dispensation) from a Code of Practice, the Executive Committee shall be obliged to seek and to obtain the approval and agreement of those Parties whose approval and agreement is required in accordance with the definition of Code of Practice in respect of an amendment to or substitution of the Code(s) of Practice from which a dispensation is sought.

14.4 Approval of Suppliers: Where, in accordance with sub-section 14.3, the amendment of the relevant Code of Practice would require the approval of the Suppliers in separate general meeting such approval shall be deemed to be given by a resolution of the Executive Committee to agree the relevant dispensation, save where any representative of any Supplier elects, upon that resolution, to refer the matter to a separate general meeting of Suppliers in which case such meeting shall be convened and held in accordance with the provisions of Clause 13.2, and shall determine by resolution whether or not the approval and agreement of Suppliers to that dispensation be given.

14.5 Record of dispensations: The Executive Committee shall maintain an up-to-date record of all dispensations agreed pursuant to this Section 14.

14.6 Existing dispensations: Any dispensation granted by the Executive Committee which applies to a Stage 1 Metering System immediately prior to its becoming a Stage 2 Metering System shall continue to apply to that Metering System after it has become a Stage 2 Metering System on the same terms and conditions as were applicable when it was a Stage 1 Metering System.

14.7 Appeals: Any dispensation from the requirements of a Code of Practice or from the requirements relating to the physical position of a meter referred to in sub-section 3.1 agreed in accordance with this Section 14 shall be capable of being appealed in accordance with the provisions of sub-section 15.2, provided that no dispensation shall be considered to be agreed in accordance with this Section 14 upon any appeal being granted where the approval and agreement of the relevant Parties as referred to in sub-section 14.4 has not been obtained.

                                PART 5: DISPUTES

15.       DISPUTES

15.1 Disputes over accuracy of data: Any dispute regarding the accuracy of data recorded or transmitted by Metering Equipment comprising a Stage 2 Metering System in respect of any Settlement Day which is to be used for the purposes of Settlement and where the purpose of the resolution of such dispute is solely to affect payments arising from a

          Settlement Run shall, if there is a relevant Agreed Procedure, be dealt with in accordance with such Agreed Procedure. If, having exhausted such Agreed Procedure any Party is not satisfied with the outcome, such Party may refer the matter to the Executive Committee. If there shall be no relevant Agreed Procedure, such dispute shall be referred to the Executive Committee. If, in either case, any Party is not satisfied with the decision of the Executive Committee, the matter may be referred by such Party to arbitration in accordance with Clause 83.

15.2 Other metering equipment disputes: Any dispute regarding Metering Equipment comprising a Stage 2 Metering System (other than a dispute referred to in sub-section 15.1) shall be referred to the Executive Committee. If any Party is not satisfied with the decision of the Executive Committee, the matter may be referred by such Party to arbitration in accordance with Clause 83.

15.3 Other claims not prejudiced: It is hereby expressly acknowledged and agreed by the Parties that the resolution of any dispute referred to in sub-section 15.1 or 15.2 shall in all cases be without prejudice to the bringing or pursuing of any claim, by or against, or the resolving of any issue between any one or more of such Parties or any other Party arising out of the same facts or circumstances, or facts or circumstances incidental to the facts and circumstances giving rise to such dispute, or upon the basis of which such dispute has been resolved, in favour of, or against, a Supplier.

15.4 Submission of data: Upon the request of any Party which is a party to a dispute referred to in sub-section 15.1 or 15.2, any relevant data derived from Metering Equipment comprising a Stage 2 Metering System shall be submitted by the Supplier (and may be submitted by the Executive Committee) to the body then having jurisdiction in respect of the relevant dispute for the purposes of resolving such dispute.

16.       TESTS TO DETERMINE DISPUTES

16.1 Conduct of tests: Any testing of Metering Equipment comprising a Stage 2 Metering System required to settle any dispute in connection with Stage 2 Settlement will, prima facie, be carried out by the relevant Supplier on the relevant Metering Equipment mounted in its operational position in the presence (if the Executive Committee so requires) of the Executive Committee or its representative and, if the outcome of the testing is likely to affect the operation of, or the calculation of charges for the use of, a Distribution System, in the presence of the PES which owns or operates that Distribution System. All testing will be carried out in accordance with the relevant Code of Practice or, where applicable, any relevant dispensation agreed in accordance with this Schedule 28. The test performance of any Metering Equipment shall be compared with calibrated test equipment by one of the following methods:-

          (a) injecting into the measuring circuits (i.e. excluding the primary current and voltage transformers) and comparing the readings or records over such period as may be required by the relevant Code of Practice or, where applicable, any relevant dispensation agreed in accordance with this Schedule 28 to ensure a reliable comparison; or

          (b) where practicable, operating the calibrated test equipment from the same primary current and voltage transformers as the Metering Equipment under operating conditions. The readings or recordings of the Metering Equipment and the calibrated test equipment shall be compared over such period as may be required by the relevant Code of Practice or, where applicable, any relevant dispensation agreed in accordance with this Schedule 28; or

          (c) in exceptional circumstances, such other method as may be specified by the Executive Committee.

16.2 Laboratory tests: If the Executive Committee so requires, Metering Equipment comprising a Stage 2 Metering System which fails any test whilst in its operational position shall be tested under laboratory conditions in accordance with the relevant Code of Practice (if any).

16.3 Witnesses: If the Executive Committee so requires, the relevant Supplier shall use all reasonable endeavours to ensure that up to two persons nominated by the Executive Committee (representing all interested Parties including, if the outcome of the testing is likely to affect the operation of or the calculation of charges for the use of a Distribution System, the PES which owns or operates that Distribution System) shall have the right to witness tests taken as a result of a dispute, including tests confirming the calibration of test equipment, or inspect evidence of valid calibration, or valid calibration certificates, as appropriate.

                     PART 6: METER INSPECTIONS AND READINGS

17.       METER INSPECTIONS AND READINGS

17.1 Inspections and readings: Each Supplier shall ensure that arrangements are made to inspect and read Half Hourly Metering Equipment at a 100kW Premises comprising a Stage 2 Metering System in respect of which that Supplier is registered in the PES Registration Service as the Supplier for general inspection and reconciliation purposes not less than once every year.

17.2 Written reports: Suppliers shall keep records of all inspections and readings undertaken under sub-section 17.1 for not less than seven years after the Final Reconciliation Run in respect of the data obtained from such inspections and readings in a form specified by the Executive Committee which shall be made available to the Executive Committee upon reasonable request.

                                 PART 7: ACCESS

18.       OWNERSHIP OF, AND ACCESS TO, METERING DATA

The Supplier registered in the PES Registration Service as the Supplier in respect of a Stage 2 Metering System shall own the data acquired from such Stage 2 Metering System and may provide access to and use of such data provided that such access or use does not interfere with the operation of Stage 2 Settlement and provided that a Stage 2 Customer or Stage 2 Non-Pooled Generator of that Supplier in respect of which such data is generated shall be entitled at all times without charge to access, obtain and use such data.

19.       ACCESS TO PROPERTY OF CUSTOMERS, NON-POOLED GENERATORS AND THIRD
          PARTIES

The Supplier registered in the PES Registration Service as the Supplier for each Stage 2 Customer and Stage 2 Non-Pooled Generator shall use all reasonable endeavours to procure for the benefit of each Stage 2 Invitee:-

19.1 full right to enter upon and through and remain upon, or do any other act contemplated by this Schedule 28 which would otherwise constitute a trespass upon, any part of the property:-

          (i) of the Stage 2 Customer in respect of which that Supplier is the Supplier;

          (ii) of the Stage 2 Non-Pooled Generator from which that Supplier receives supply; and

          (iii) of any other person which is not a party to this Agreement (the "Third Party") but the exercise of whose rights would prevent such Stage 2 Customer, Stage 2 Non-Pooled Generator, Supplier or any Stage 2 Invitee from performing its obligations under this Schedule or this Agreement and the existence of whose rights is known to, or ought reasonably be known to that Supplier;

19.2 in the case of Executive Committee or its nominee, full right to remove all or any part of Metering Equipment forming part of such property to a laboratory or test house in accordance with the provisions of this Schedule 28; and

19.3 in the case of the Pool Auditor, full right to perform such tasks and to do all such acts and things as are necessary for the purpose of performing audits, tests, reviews and checks under Stage 2 Settlement, including full right to carry out such tests on Metering Equipment comprising a Stage 2 Metering System provided that the person or persons allocated to carry out such tests by the Pool Auditor is or are suitably qualified in the operation of Metering Equipment, provided always that such access rights conferred by or pursuant to this Section 19 shall be granted only to the extent necessary for the purposes of this
Schedule 28 and shall be subject to the other provisions of this Part 7.

20.       STAGE 2 INVITEES

For the purposes of this Schedule 28 a Stage 2 Invitee shall be:-

20.1      the Executive Committee or its nominee; and

20.2      the Pool Auditor acting through any partner or employee.

21.       FAILURE TO PROCURE ACCESS

If, after having used all such reasonable endeavours to procure access rights in accordance with Section 19 in respect of a Stage 2 Customer, a Stage 2 Non-Pooled Generator or Third Party referred to in sub-section 19.1, a Supplier has been unable to procure any such rights the Supplier shall notify the Executive Committee in accordance with the relevant Agreed Procedure of that fact. The Executive Committee shall be entitled to assume that the consents of any Third Parties shall have been obtained in accordance with the provisions of sub-section 19.1 until such time as it is fixed with notice to the contrary.

22.       RIGHTS OF ACCESS

The right of access provided for in Section 19 shall include the right to bring on to such Stage 2 Customer's, Stage 2 Non-Pooled Generator's or Third Party's property such vehicles, plant, machinery and maintenance or other materials as shall be reasonably necessary for the purposes of this Schedule 28.

23.       AUTHORISATION

Each Supplier shall use all reasonable endeavours to ensure that any particular authorisation or clearance which is required to be given to ensure access to any Stage 2 Invitee, in accordance with Section 19, is available on arrival.

24.       SAFETY

Subject to the right of the Executive Committee or its nominee to inspect without notice pursuant to sub-section 10.2, each Supplier shall use all reasonable endeavours to procure that all reasonable arrangements and provisions are made and/or revised from time to time as and when necessary or desirable to facilitate the safe exercise of any right of access granted pursuant to Section 19 with the minimum of disruption, disturbance and inconvenience. Such arrangements and provisions may, to the extent that the same are reasonable, limit or restrict the exercise of such right of access and/or provide for any Supplier to make directions or regulations from time to time in relation to a specified matter. Matters to be covered by such arrangements and/or provisions include:-

24.1 the identification of any relevant Metering Equipment comprising a Stage 2 Metering System;

24.2 the particular access routes applicable to the land in question having particular regard for the weight and size limits on those routes;

24.3      any limitations on times of exercise of the right of access;

24.4 any requirements as to prior notification and as to authorisation or security clearance of individuals exercising such right of access and procedures for obtaining the same;

24.5 the means of communication to the Supplier (and all employees and/or contractors who may be authorised from time to time to exercise such right of access) of any relevant directions or regulations made by the Supplier; and

24.6 the identification of and arrangements applicable to personnel exercising the right of access granted by Section 19.

Each Supplier shall (and shall use all reasonable endeavours to procure that all persons exercising any right of access on behalf of such Supplier) observe and perform any such arrangements and all provisions (or directions or regulations issued pursuant thereto) made from time to time.

25.       MINIMISATION OF DAMAGE

Each Supplier shall use all reasonable endeavours to procure that all reasonable steps are taken in the exercise of any right of access by or on behalf of such Supplier to:-

25.1 avoid or minimise the damage in relation to any Stage 2 Customer's, Stage 2 Non-Pooled Generator's or other Third Party's property; and

25.2 cause as little disturbance and inconvenience as possible to any Stage 2 Customer, Stage 2 Non-Pooled Generator or other Third Party or other occupier of such Stage 2 Customer's, Stage 2 Non-Pooled Generator's or other Third Party's property, and shall make good any damage caused to such property in the course of exercise of such rights as soon as may be practicable. Subject to this, all such rights of access shall be exercisable free of any charge or payment of any kind.

26.       LICENCE RESTRICTED PARTIES

26.1 Application of sub-section: This sub-section 26.1 shall apply to any area owned or occupied by any Stage 2 Customer, Stage 2 Non-Pooled Generator or Third Party (in this Schedule 28, each a "Licence Restricted Party") which is the holder of or subject to a licence granted under the Nuclear Installations Act 1965 (in this Schedule 28, a "Nuclear Site Licence") or subject to restrictions in relation to a Nuclear Site Licence, where such area is subject to that Nuclear Site Licence but, in respect of Energy Settlements and Information Services Limited, this sub-section 26.1 shall apply subject to the provisions of any other agreement between the Licence Restricted Party and NGC (or any of its subsidiaries) imposing restrictions on NGC's (or any of its subsidiaries') right of access to any area owned by the Licence Restricted Party subject to (or subject to restrictions in relation to) a Nuclear Site Licence.

26.2 Precedence of sub-section: This Section 26 shall take precedence over any contrary provisions of this Schedule 28.

26.3 Restriction on Parties: No Party shall enter or attempt to enter or permit or suffer any person to enter or attempt to enter any area owned or occupied by the Licence Restricted Party to which a Nuclear Site Licence applies except strictly in accordance with the provisions, restrictions and conditions of the Nuclear Site Licence.

26.4 Action by Licence Restricted Parties: The Licence Restricted Party shall be entitled to take reasonable action of any kind whatsoever relating to or affecting access to its property as it considers on reasonable grounds to be necessary in order to enable the Licence Restricted Party to comply with the provisions, restrictions and conditions of a Nuclear Site Licence or avert or minimise any reasonably anticipated breaches thereof.

27.       EXECUTIVE COMMITTEE RELIEF

The Executive Committee shall not incur any liability under this Schedule 28 or this Agreement in the event it cannot perform any of its duties hereunder due to access to Metering Equipment comprising a Stage 2 Metering System being denied.

                                   SCHEDULE 29

                               Unmetered Supplies

1.        INTRODUCTORY

1.1 Unmetered Supplies and this Schedule: The rights and obligations of the Parties in relation to Unmetered Supplies shall be as set out in this Schedule and the relevant Service Line and Agreed Procedure.

1.2 Inconsistency and conflict: If there is any inconsistency or conflict between the provisions of this Schedule and any other provisions of this Agreement in relation to Unmetered Supplies, the provisions of this Schedule shall prevail.

1.3 Standards of accuracy: The standards of accuracy of data for Unmetered Supplies from time to time shall be no worse than those which at such time apply generally under this Agreement for metered supplies of electricity.

1.4 Load research programmes: The Executive Committee on behalf of Pool Members shall have the right at any time and from time to time to commission load research programmes in respect of Unmetered Supplies to support changes made or proposed to be made to the relevant Service Line or Agreed Procedure.

2.        PUBLIC ELECTRICITY SUPPLIERS AND UNMETERED SUPPLIES

2.1 Determination of Unmetered Supplies: A Public Electricity Supplier shall determine in relation to supplies of electricity within its Authorised Area whether a supply of electricity to a particular inventory of Apparatus is to be treated for the purposes of this Agreement as an Unmetered Supply provided that, if such supply is separately measured and recorded through a Metering System at or near to the point of supply to the Customer, the Public Electricity Supplier shall not determine that such supply is an Unmetered Supply.

2.2 Considerations in determining an Unmetered Supply: Each Public Electricity Supplier acknowledges that, without prejudice to any other factor to which it may choose to have regard in making its determination, it would not expect to determine that a supply of electricity to a particular inventory of Apparatus is to be treated for the purposes of this Agreement as an Unmetered Supply unless it is technically impractical to install a Meter or to carry out meter readings or the cost of installation of a Meter or of carrying out meter readings is wholly disproportionate or the supply of electricity in question is both small (in kWh terms) and reasonably predictable.

2.3 Unmetered Supply Certificate: If a Public Electricity Supplier determines in accordance with sub-section 2.1 that a supply of electricity to a particular inventory of Apparatus qualifies as an Unmetered Supply, it shall issue an Unmetered Supply Certificate to the Customer taking such supply in relation to such inventory. Such Unmetered Supply Certificate shall state whether the Unmetered Supply to which it relates is an Equivalent Unmetered Supply or a Profiled Unmetered Supply, as agreed between the Public Electricity Supplier and the Customer.

2.4 Inventory: The inventory of Apparatus relative to a particular Unmetered Supply shall be agreed between the Public Electricity Supplier in whose Authorised Area the Unmetered Supply takes place and the Customer taking such supply. The Public Electricity Supplier shall ensure that any such inventory includes the means of identifying the type and number of items connected and taking supply, the location of such items, the wattage and the switch regime. The Public Electricity Supplier shall prepare and provide in accordance with the relevant Agreed Procedure a summary inventory of Apparatus based on the information included in the detailed inventory of Apparatus.

2.5 Equivalent Unmetered Supply: A Public Electricity Supplier shall assign a unique Stage 2 Metering System Number to each Unmetered Supply Certificate relating to an Equivalent Unmetered Supply in its Authorised Area.

2.6 Profiled Unmetered Supply: A Public Electricity Supplier shall assign a unique Stage 2 Metering System Number to each Standard Settlement Configuration for each Unmetered Supply Certificate relating to a Profiled Unmetered Supply in its Authorised Area.

2.7       Equivalent Meters:

          2.7.1 Upon request by a Supplier or the Executive Committee, a Public Electricity Supplier shall notify it in writing of one or more Equivalent Meters to be used in its Authorised Area for the purpose of calculating consumption associated with an Equivalent Unmetered Supply. A Public Electricity Supplier shall be entitled to change its nomination of an Equivalent Meter from time to time provided that it gives at least one year's prior written notice of such change to the Executive Committee. The Executive Committee will, on request by a Supplier, provide details of the Equivalent Meter used or to be used by a Public Electricity Supplier, as notified to the Executive Committee by that Public Electricity Supplier.

          2.7.2 If an Equivalent Meter requires one or more photo electric cell unit arrays to function properly, then the Public Electricity Supplier which nominated the Equivalent Meter shall agree with any relevant Supplier the location(s) of such photo electric cell unit array(s).

2.8       Revised EACs and inventories:

          2.8.1 For each Profiled Unmetered Supply in its Authorised Area, the Public Electricity Supplier shall calculate an Estimated Annual Consumption and shall notify the relevant Supplier or its Supplier Agent of such Estimated Annual Consumption.

          2.8.2 As soon as reasonably practicable after there has been a material change in the inventory of Apparatus to which an Unmetered Supply Certificate relates, the Public Electricity Supplier which issued such Unmetered Supply Certificate shall, in accordance with the relevant Agreed Procedure, provide to the relevant Supplier or its Supplier Agent:-

                    (a) a revised summary inventory of Apparatus (in the case of an Equivalent Unmetered Supply); and/or

                    (b) a new Estimated Annual Consumption (in the case of a Profiled Unmetered Supply).

2.9 Meter administration service: If at the 1998 Operational Date a Public Electricity Supplier is providing meter administration services to any third party it shall continue to provide meter administration services to Suppliers upon request and upon agreement as to the terms and conditions thereof, provided that a Public Electricity Supplier shall not be obliged to offer to provide such services if after the 1998 Operational Date it ceases for more than six consecutive months to provide meter administration services to third parties.

2.10 Changes to this Section: No amendment or variation of this Section 2 shall be effective except with the prior agreement of the Public Electricity Suppliers (which agreement shall be given by the passing of a resolution in a separate class meeting of the Public Electricity Suppliers). For the purposes of this Section, the provisions of Part III of the Agreement relating to general meetings of Pool Members shall apply mutatis mutandis to separate class meetings of Public Electricity Suppliers, but so that:-

          (a) the necessary requirement for notice in writing to be given of any such separate class meeting shall be 5 working days rather than the period in Clause 9.3;

          (b) Clause 10.9 shall not apply although the Pool Auditor and the Director or its or his duly authorised representative shall have the right to attend and speak (but not vote) at such separate class meetings;

          (c) such separate class meetings shall be convened by the Secretary upon receipt of a request from a Public Electricity Supplier;

          (d) the necessary quorum shall be four Public Electricity Suppliers present in person and if no quorum is present within half an hour from the time appointed for the separate class meeting, the separate class meeting shall be adjourned until the following working day; and

          (e) notice of any such separate class meeting need to be given only to those entitled to attend the same,

          and any resolution put to any such separate class meeting shall, to be passed, require a simple majority of the Membership Votes or (as the case may be) Weighted Votes of those Pubic Electricity Supplies as (being entitled to do so) vote in person or by proxy at such separate class meeting.

3.        SUPPLIERS AND UNMETERED SUPPLIES

          Each Supplier shall:-

          3.1 trade Unmetered Supplies on a basis consistent with the terms of the relevant Unmetered Supply Certificate so that Equivalent Unmetered Supplies are treated and traded as such and Profiled Unmetered Supplies are treated and traded as such. A change in the treatment and trading of an Unmetered Supply from an Equivalent Unmetered Supply to a Profiled Unmetered Supply (or vice versa) shall only be made if the relative Unmetered Supply Certificate is withdrawn and cancelled and a new Unmetered Supply Certificate is issued in its place; and

          3.2 ensure that Estimated Annual Consumption or summary inventory of Apparatus associated with an Unmetered Supply Certificate is properly submitted for use in Settlement.

                                   SCHEDULE 30

                                   Pool Agents

                                 PART 1: GENERAL

1.        INTERPRETATION

Interpretation: In this Schedule, unless the context otherwise requires, references to a particular Part, Section, sub-section or paragraph shall be a reference to that Part, Section, sub-section or paragraph of this Schedule.

2.        INTRODUCTION

2.1 Appointment of Pool Agents: The provisions of this Schedule shall have effect with respect to the appointment of the Initial Settlement and Reconciliation Agent, the Profile Administrator and the Teleswitch Agent.

2.2 Instructions by Executive Committee: Pool Members shall procure that the Executive Committee gives such instructions as are necessary in order that each Pool Agent makes and maintains the necessary arrangements with Parties (including the arrangements specified in Clause 29.4) and with the other Pool Agents.

2.3 Release of data: Each of the Pool Members agrees to the release of reports, data and other information by any Pool Agent to the Executive Committee, the Pool Auditor and any Party insofar as such reports, data and other information are required by the Executive Committee or the Pool Auditor or such Party in accordance with this Agreement or concern amounts payable by or to such Pool Member.

2.4       Provision of data to Distribution System operators:

          2.4.1 Pool Members shall provide, or procure the provision by the Initial Settlement and Reconciliation Agent of, the appropriate data specified in Agreed Procedure AP508 (being certain output from runs of Settlement) to the operator of the relevant Distribution System free of charge. Each such operator shall have the right to use such data but only for the purposes of the operation of its Distribution System and for the calculation of charges for use of and connection to its Distribution System.

          2.4.2 Each Supplier agrees to the release and use of the data referred to in paragraph 2.4.1 on the terms and conditions of such paragraph, and confirms that it will not have the right to charge the operator of the relevant Distribution System for such release or use.

               PART 2: INITIAL SETTLEMENT AND RECONCILIATION AGENT

3.1 Appointment and removal: The Executive Committee shall from time to time appoint, or procure the appointment by EPFAL or by such other person as may be determined by the

          Executive Committee of, an Initial Settlement and Reconciliation Agent on behalf of all Pool Members. The first Initial Settlement and Reconciliation Agent shall be Cap Gemini UK PLC. The Executive Committee shall have the right at any time and from time to time to remove the Initial Settlement and Reconciliation Agent. The Executive Committee shall ensure that there shall at all times be an Initial Settlement and Reconciliation Agent.

3.2 Terms of engagement - scope of work: The terms of engagement and scope of work to be carried out by the Initial Settlement and Reconciliation Agent shall be in accordance with the terms of this Agreement and as determined from time to time by the Executive Committee. The terms of engagement of the first Initial Settlement and Reconciliation Agent shall be as set out in the contract dated 30th April, 1997 between EPFAL and Cap Gemini UK PLC (as amended from time to time). The Initial Settlement and Reconciliation Agent shall report to the Executive Committee and:-

          3.2.1 to the extent permitted under the terms of engagement, the Executive Committee shall, upon request, provide each Pool Member, the Director, any Party which has applied pursuant to Clause 8.2 to become a Pool Member and (as appropriate) the Settlement System Administrator or the Pool Funds Administrator with a copy of such terms of engagement;

          3.2.2 the exclusions from and limitations of liability of the Initial Settlement and Reconciliation Agent shall be set out in its terms of engagement and shall apply to this Agreement as if the same were set out in full herein; and

          3.2.3 each Pool Member shall comply with any arrangements made from time to time by the Executive Committee relating to the making of claims against the Initial Settlement and Reconciliation Agent and the sharing of any recoveries from the Initial Settlement and Reconciliation Agent the amount of which may be affected by any limitations of liability of the Initial Settlement and Reconciliation Agent as referred to in paragraph 3.2.2. In particular, each Pool Member shall, if required by the Executive Committee, arrange for the Executive Committee to conduct any claim against the Initial Settlement and Reconciliation Agent in that capacity on behalf of the relevant Pool Member; in that event, the Executive Committee shall keep that Pool Member fully informed as to the conduct of such a claim.

3.3 Functions of Initial Settlement and Reconciliation Agent: The functions of the Initial Settlement and Reconciliation Agent shall be:-

          3.3.1 to provide a supplier settlement and reconciliation service in accordance with Service Line 300 and the Pool Rules and to comply with the other requirements of Service Line 300;

          3.3.2 to provide a daily profile production service in accordance with Service Line 310 involving, inter alia, receiving, obtaining and maintaining data relating to GSP Groups, noon temperatures and times of sunset, the preparation of Profile Coefficients and the provision of reports on profiles and Standard Settlement Configurations to Non Half Hourly Data Collectors and Suppliers; and

          3.3.3     to perform additional related services, including:-

                    (a) the development and maintenance of a contingency plan in accordance with Service Line 320 for approval from time to time by the Executive Committee;

                    (b) the provision of a disaster recovery service, and the development and maintenance of a disaster recovery plan, all in accordance with Service Line 320;

                    (c) the provision of a national helpdesk service, a problem management service, a change management service, a committee support service, a performance report service, an ad hoc reporting service, a dispute support service, a software acceptance testing service and an integration testing service, in each case in accordance with Service Line 330;

                    (d) the development and maintenance of a hand-over service, and the provision of an exit management plan, in accordance with Service Line 350;

                    (e) the provision of a market domain data service in accordance with Service Line 360;

                    (f) the provision of a consultancy service, a technical architecture and design service and a software maintenance service, in each case in accordance with Service Line 370; and

                    (g) such other services as may from time to time be agreed by the Executive Committee.

3.4       Further obligations of Initial Settlement and Reconciliation Agent:
          The terms of engagement of the Initial Settlement and Reconciliation Agent shall include provision for:-

          3.4.1 the services to be made available on such working days as may be from time to time agreed by the Executive Committee;

          3.4.2 the Initial Settlement and Reconciliation Agent to have access to the Managed Data Network and to comply with the requirements of the Executive Committee in respect of transfers of data using the Managed Data Network or such other method of data transfer approved by the Executive Committee provided that the Executive Committee shall not, save in exceptional circumstances, approve any alternative method of data transfer if the charges of the Initial Settlement and Reconciliation Agent for transferring data by that method will exceed its charges for using the Managed Data Network; and

          3.4.3 the Initial Settlement and Reconciliation Agent to comply with the Pool Rules.

3.5 Records and audit: The terms of engagement of the Initial Settlement and Reconciliation Agent shall include provision for:-

          3.5.1 whether or not its appointment has expired or terminated, the maintenance of all such records (including those relating to the supplier settlement and reconciliation service and the daily profile production service referred to in sub-section 3.3, Market Domain Data and standing data) by the Initial Settlement and Reconciliation Agent as are necessary in order for it properly to discharge its functions or as are required in accordance with Service Line 300 or (as the case may be) 370, in each case for such period as is provided in the relevant Service Line or, if no such period is provided, for such period as the Executive Committee may agree; and

          3.5.2 the Initial Settlement and Reconciliation Agent to allow unrestricted access to such records to the Pool Auditor and to any other person authorised under this Agreement and to co-operate fully with the Pool Auditor and any such other person in any review of such records.

3.6 Charges of Initial Settlement and Reconciliation Agent: The charges of the Initial Settlement and Reconciliation Agent shall be as set out in its terms of engagement and otherwise as agreed from time to time by the Executive Committee. Unless otherwise determined by Pool Members in general meeting, the costs, fees, expenses, liabilities and losses of, and all other amounts incurred or paid by, the Initial Settlement and Reconciliation Agent shall be dealt with in accordance with
          Schedule 31.

3.7 Compliance with Service Lines and Agreed Procedures: The requirements of the Service Lines and the relevant Agreed Procedures in accordance with which the Initial Settlement and Reconciliation Agent is required to perform its functions shall be those in force at the date of its appointment, as amended from time to time by agreement between the Executive Committee and the Initial Settlement and Reconciliation Agent in accordance with its terms of engagement.

3.8 Force Majeure: The terms of engagement of the Initial Settlement and Reconciliation Agent may include provision for certain specific obligations to be suspended for a period where the Initial Settlement and Reconciliation Agent is unable to perform for reasons beyond its control provided that the suspension of performance is of no greater scope and of no longer duration than is reasonable in the circumstances. If any such event occurs, the Executive Committee shall if practicable inform the Pool Members and (if the Executive Committee considers it appropriate) the Pool Auditor, the Director and (if affected by the suspension of performance) any of the other Pool Agents.

3.9 TUoS File: The terms of engagement of the Initial Settlement and Reconciliation Agent shall include provision for the Initial Settlement and Reconciliation Agent to provide the Grid Operator (or such other person as the Grid Operator may reasonably direct) with the TUoS File. No change shall be made to such obligation of the Initial Settlement and Reconciliation Agent without the prior written consent of the Grid Operator nor shall any change be made to this sub-section without such prior written consent. Upon reasonable request of the Grid Operator from time to time, the Executive Committee will confirm whether the terms of engagement of the Initial Settlement and Reconciliation Agent include such a provision. In this sub-section "TUoS File" means a file which contains the information necessary for the purposes of calculating transmission use of system charges payable by each Supplier in respect of electricity taken in each GSP Group.

                          PART 3: PROFILE ADMINISTRATOR

4.1 Appointment and Removal: The Executive Committee shall from time to time appoint, or procure the appointment by EPFAL or by such other person as may be determined by the Executive Committee of, a Profile Administrator on behalf of all Pool Members. The first Profile Administrator shall be Electricity Association Services Limited. The Executive Committee shall have the right at any time and from time to time to remove the Profile Administrator. The Executive Committee shall ensure that there shall at all times be a Profile Administrator.

4.2 Terms of Engagement - Scope of Work: The terms of engagement and scope of work to be carried out by the Profile Administrator shall be in accordance with the terms of this Agreement and as determined from time to time by the Executive Committee. The terms of engagement of the first Profile Administrator shall be as set out in the contract between EPFAL and Electricity Association Services Limited dated 21st April, 1997. The Profile Administrator shall report to the Executive Committee and:-

          4.2.1 to the extent permitted under the terms of engagement, the Executive Committee shall, upon request, provide each Pool Member, the Director, any Party which has applied pursuant to Clause 8.2 to become a Pool Member and (as appropriate) the Settlement System Administrator or the Pool Funds Administrator with a copy of such terms of engagement and of any changes made to those terms pursuant to sub-section 4.10;

          4.2.2 the exclusions from and limitations of liability of the Profile Administrator shall be set out in its terms of engagement and shall apply to this Agreement as if the same were set out in full herein; and

          4.2.3 each Pool Member shall comply with any arrangements made from time to time by the Executive Committee relating to the making of claims against the Profile Administrator and the sharing of any recoveries from the Profile Administrator the amount of which may be affected by any limitations of liability of the Profile Administrator as referred to in paragraph 4.2.2. In particular, each Pool Member shall, if required by the Executive Committee, arrange for the Executive Committee to conduct any claim against the Profile Administrator in that capacity on behalf of the relevant Pool Member; in that event, the Executive Committee shall keep that Pool Member fully informed as to the conduct of such a claim.

4.3 Functions of Profile Administrator: The functions of the Profile Administrator shall be as set out in this sub-section 4.3 and as amplified by the remaining sub-sections of this Part 3:-

          4.3.1 to create and maintain a load research sample using customer information provided to it by Suppliers and to carry out a programme of load research in order to collect half-hourly demand data from customers;

          4.3.2 to analyse data collected through the load research programme and from other sources approved from time to time by the Executive Committee;

          4.3.3     to derive sets of Regression Coefficients for each Profile
                    Class;

          4.3.4 to deliver the Regression Coefficients and related data to Pool Members, the Initial Settlement and Reconciliation Agent, Supplier Agents or the Executive Committee;

          4.3.5 to analyse data and to monitor the accuracy of Profiles derived from Regression Coefficients; and

          4.3.6 to provide such consultancy services as the Executive Committee may from time to time determine.

4.4 Provision of data by Profile Administrator: The terms of engagement of the Profile Administrator shall require the Profile Administrator to provide (unless and to the extent otherwise specified from time to time by the Executive Committee) the following information to the Executive Committee or as otherwise directed by it:-

          4.4.1 a provisional set of Regression Coefficients, Group Average Annual Consumption values and Profile Coefficients for each Accounting Period not later than ten working days after 1st October in each year before the beginning of the relevant Accounting Period; and

          4.4.2 a final set of Regression Coefficients, GAAC values and Profile Coefficients for each Accounting Period on or before 15th January before the beginning of the relevant Accounting Period,

          in each case using data collected from the load research programme carried out by the Profile Administrator, augmented with data provided by Suppliers which is consistent with the overall sample design.

4.5 Provision of reports by Profile Administrator: The terms of engagement of the Profile Administrator shall (unless and to the extent otherwise specified by the Executive Committee) require the Profile Administrator to deliver to the Executive Committee or as otherwise directed by it:-

          4.5.1 on a quarterly basis, a breakdown by GSP Group of each Profile Class sample, together with a statement of the daily average number of customers for which monitoring equipment has been successfully installed and commissioned for each Profile Class in respect of the previous Quarter; and

          4.5.2 an annual report and data analysis plan (in such form as may be specified by the Executive Committee) setting out what load research data the Profile Administrator proposes to use, together with a load research plan (in such form as the Executive Committee shall specify) setting out the proposed sample design and sample sizes in respect of the following Accounting Period.

4.6 Provision of consultancy services by Profile Administrator: The terms of engagement of the Profile Administrator shall (unless and to the extent otherwise specified by the Executive Committee) require the Profile Administrator to:-

          4.6.1 make one or more representatives available, subject to reasonable notice, to attend meetings of Pool Members or their representatives in order to provide advice on profiling matters; and

          4.6.2 provide advice to Pool Members as to the implications of introducing new or modified Profile Classes and GSP Groups and as to the implications of changing sample sizes and profiling methodology.

4.7 Audit, security and control: The terms of engagement of the Profile Administrator shall (unless and to the extent agreed by the Executive Committee and the Profile Administrator) require the Profile Administrator:-

          4.7.1 to maintain such records as are necessary in order for it properly to discharge its functions and to ensure that all changes to such records are effected and recorded in such a manner as to allow the Pool Auditor (or such person as the Executive Committee shall nominate) to carry out compliance audits;

          4.7.2 to maintain records relating to the data and other information referred to in sub-sections 4.3 and 4.4 securely for a period of not less than 7 years after the date on which such data was received or (as the case may be) the date on which such other information was produced by the Profile Administrator; and

          4.7.3 to allow unrestricted access to such records to the Pool Auditor and to any other person authorised under this Agreement and to co-operate fully with the Pool Auditor and any such other person in any review of such records.

4.8 Charges of Profile Administrator: The charges of the Profile Administrator shall be as set out in its terms of engagement and otherwise as agreed from time to time by the Executive Committee. Unless otherwise determined by Pool Members in general meeting, the costs, fees, expenses, liabilities and losses of, and all other amounts incurred or paid by, the Profile Administrator shall be dealt with in accordance with Schedule 31.

4.9 Undertaking by agent of Pool Members: Pursuant to sub-clause 9.8 of the terms of engagement of the first Profile Administrator dated 21st April, 1997 such person as may from time to time be nominated by the Executive Committee shall (for as long as such nomination shall not have been revoked) be duly authorised as an agent of Pool Members to sign an undertaking on behalf of Pool Members for the purpose of that sub-clause in the form agreed by the Executive Committee and the first Profile Administrator.

4.10 Changes to the terms of engagement: The terms of engagement of the Profile Administrator shall include provision for changes to be made to such terms of engagement by agreement between the Executive Committee and the Profile Administrator and, further, for changes to be made at the request of the Executive Committee, subject to the reimbursement of the Profile Administrator's costs in relation to any such change and to the Profile Administrator's right to refuse on reasonable grounds to agree to any such change.

                            PART 4: TELESWITCH AGENT

5.1 Appointment and Removal: The Executive Committee shall from time to time appoint, or procure the appointment by EPFAL or by such other person as may be determined by the Executive Committee of, a Teleswitch Agent on behalf of all Pool Members. The first Teleswitch Agent shall be Electricity Association Services Limited. The Executive Committee shall have the right at any time and from time to time to remove the Teleswitch Agent. The Executive Committee shall ensure that there shall at all times be a Teleswitch Agent.

5.2 Terms of Engagement - Scope of Work: The terms of engagement and scope of work to be carried out by the Teleswitch Agent shall be in accordance with the terms of this Agreement and as determined from time to time by the Executive Committee. The terms of engagement of the first Teleswitch Agent shall be as set out in the contract between EPFAL and Electricity Association Services Limited. The Teleswitch Agent shall report to the Executive Committee and:-

          5.2.1 to the extent permitted under the terms of engagement, the Executive Committee shall, upon request, provide each Pool Member, the Director, any Party which has applied pursuant to Clause 8.2 to become a Pool Member and (if appropriate) the Pool Funds Administrator with a copy of such terms of engagement and of any changes made to those terms pursuant to sub-section 5.8;

          5.2.2 the exclusions from and limitations of liability of the Teleswitch Agent shall be set out in its terms of engagement and shall apply to this Agreement as if the same were set out in full herein; and

          5.2.3 each Pool Member shall comply with any arrangements made from time to time by the Executive Committee relating to the making of claims against the Teleswitch Agent and the sharing of any recoveries from the Teleswitch Agent the amount of which may be affected by any limitations of liability of the Teleswitch Agent as referred to in paragraph 5.2.2. In particular, each Pool Member shall, if required by the Executive Committee, arrange for the Executive Committee to conduct any claim against the Teleswitch Agent in that capacity on behalf of the relevant Pool Member; in that event, the Executive Committee shall keep that Pool Member fully informed as to the conduct of such a claim.

5.3 Functions of Teleswitch Agent: The functions of the Teleswitch Agent shall be as set out in this sub-section 5.3 and as amplified by the remaining sub-sections of this Part 4:-

          5.3.1 to monitor messages concerning contact switching times sent pursuant to the Radio Teleswitch Agreement to groups of Metering Systems for which the related Metering Equipment is equipped with a teleswitch;

          5.3.2 to provide details of those messages to the Initial Settlement and Reconciliation Agent (by such means and in accordance with such procedures as may from time to time be approved by the Executive Committee);

          5.3.3 to maintain a log recording the provision of details of teleswitch messages and to provide performance monitoring reports;

          5.3.4 to report to the Initial Settlement and Reconciliation Agent any known or suspected failures in the monitoring and provision of messages; and

          5.3.5 to provide a consultancy and support service and a disaster recovery service.

5.4 Further obligations of Teleswitch Agent: The terms of engagement of the Teleswitch Agent shall include provision for:-

          5.4.1 the services to be made available on such working days as may be from time to time agreed by the Executive Committee; and

          5.4.2 the Teleswitch Agent to have access to the Managed Data Network and to comply with the requirements of the Executive Committee in respect of transfers of data using the Managed Data Network or such other method of data transfer approved by the Executive Committee provided that the Executive Committee shall not, save in exceptional circumstances, approve any alternative method of data transfer if the charges of the Teleswitch Agent for transferring data by that method will exceed its charges for using the Managed Data Network.

5.5 Audit, security and control: The terms of engagement of the Teleswitch Agent (whether or not its appointment has expired or terminated) shall (unless and to the extent agreed by the Executive Committee and the Teleswitch Agent) require the Teleswitch Agent:-

          5.5.1 to maintain such records as are necessary in order for it properly to discharge its functions and to ensure that all changes to such records are effected and recorded in such a manner as to allow the Pool Auditor (or such person as the Executive Committee shall nominate) to carry out compliance audits;

          5.5.2 to maintain records relating to the details of messages referred to in sub-section 5.3 securely for a period of not less than 7 years after the date on which such messages were received; and

          5.5.3 to allow unrestricted access to such records to the Pool Auditor and to any other person authorised under this Agreement and to co-operate fully with the Pool Auditor and any such other person in any review of such records.

5.6 Charges of Teleswitch Agent: The charges of the Teleswitch Agent shall be as set out in its terms of engagement and otherwise as agreed from time to time by the Executive Committee. Unless otherwise determined by Pool Members in general meeting, the costs, fees, expenses, liabilities and losses of, and all other amounts incurred or paid by, the Teleswitch Agent shall be dealt with in accordance with Schedule 31.

5.7 Force Majeure: The terms of engagement of the Teleswitch Agent may include provision for certain specific obligations to be suspended for a period where the Teleswitch Agent is unable to perform for reasons beyond its control provided that the suspension of performance is of no greater scope and of no longer duration than is reasonable in the circumstances. If any such event occurs, the Executive Committee shall if practicable inform the Pool Members and (if the Executive Committee considers it appropriate) the Pool Auditor, the Director and (if affected by the suspension of performance) any of the other Pool Agents.

5.8 Changes to the terms of engagement: The terms of engagement of the Teleswitch Agent shall include provision for changes to be made to such terms of engagement by agreement between the Executive Committee and the Teleswitch Agent and, further, for changes to be made at the request of the Executive Committee, subject to the reimbursement of the Teleswitch Agent's costs in relation to any such change and to the Teleswitch Agent's right to refuse on reasonable grounds to agree to any such change.

                                   SCHEDULE 31

                              Collection of Charges

                                 PART 1: GENERAL

1.        INTERPRETATION

Interpretation: In this Schedule, unless the context otherwise requires, references to a particular Part, Section, sub-section or paragraph shall be a reference to that Part, Section, sub-section or paragraph of this Schedule.

                               PART 2: ERS CHARGES

2.        FUNDING OF 100kW SHORTFALL AND RECOVERY OF CHARGES

2.1 Allocation of 100kW Shortfall Amount: In respect of each month from and including 1st April, 1998 that part (if any) of the 100kW Shortfall Amount due or expected to fall due in that month (as determined by the Executive Committee) shall be funded by Pool Members according to their respective Contributory Shares (on the basis of the then most recently calculated current Contributory Shares).

2.2       Collection and payment of 100kW Shortfall Amount funding:

          2.2.1 The Executive Committee shall collect from Pool Members the amounts which they are obliged to pay in accordance with sub-section 2.1 towards the 100kW Shortfall Amount monthly in advance in accordance with procedures agreed from time to time by the Executive Committee and Pool Members shall pay their proportionate share of such amounts in accordance with such procedures.

          2.2.2 If any Pool Member fails to pay an amount properly due in connection with its funding of the 100kW Shortfall Amount under this Section within 15 days of the due date for such payment (such Pool Member being a "Non-paying Contributor") each Pool Member (other than the Non-paying Contributor) shall be severally liable for that Pool Member's Contributory Share (calculated on the basis that the Points allocated to the Non-paying Contributor are disregarded and on the basis of the then most recently calculated current Contributory Shares) and the Executive Committee shall accordingly be entitled to recover the due proportion of that amount from each Pool Member (other than the Non-paying Contributor). In that event, the Executive Committee shall advise each Pool Member of the amount payable by invoice despatched to each Pool Member and each Pool Member shall pay the amount advised in the relevant invoice within 15 days after the invoice date.

          2.2.3 A Non-paying Contributor shall indemnify and keep indemnified each Pool Member on demand against all sums properly paid by such Pool Member pursuant to this sub-section 2.2.

          2.2.4 Each Pool Member shall give notice to the Executive Committee before instituting any action or proceedings to enforce payments due to it pursuant to sub-section 2.2. Upon receipt of any notice under this paragraph 2.2.4, the Executive Committee will as soon as practicable notify all Pool Members. The provisions of sub-section 24.4 of Schedule 11 shall apply mutatis mutandis in respect of any payment due from a Non-paying Contributor pursuant to this sub-section 2.2.

          2.2.5 The amounts so collected together with any amount transferred pursuant to sub-section 3.6 of Part G of the Appendix to Schedule 4 (and any interest accrued on any such amounts as referred to in this paragraph) shall be applied by the Executive Committee in or towards meeting the 100kW Shortfall Amount and, pending such application, may be deposited in an interest-bearing account under the control of the Executive Committee.

2.3 Determination of 100kW Shortfall Charge: The 100kW Shortfall Charge for an Accounting Period shall be determined by the Executive Committee as the amount payable by each Supplier in that Accounting Period in respect of each Chargeable 100kW Premises.

2.4 Determination of quarterly charge: The charge payable by each Supplier pursuant to this Section in respect of each Quarter shall be calculated in accordance with the following formula:-

                  100kW Shortfall Charge x N100P
                  ----------------------
                             4


          where N100P is the total number of Chargeable 100kW Premises relating to that Supplier as at the beginning of the relevant Quarter, determined in accordance with sub-section 2.5.

2.5 Determination of Chargeable 100kW Premises: For the purposes of sub-section 2.4:-

          2.5.1 the number of "Chargeable 100kW Premises" relating to a Supplier as at the beginning of each Quarter shall be determined by the Executive Committee (the Executive Committee being entitled, in the absence of any information to the contrary, to rely on the information relating to the last Quarter for which it has information) by reference to
                    (i) the number of Metering Systems (if any) registered in ERS in respect of which the Supplier is the Registrant at the start of that Quarter (as notified to the Executive Committee by the Settlement System Administrator) and (ii) the number of 100kW Premises in relation to which one or more Metering Systems (if any) are effectively registered against that Supplier in a PES Registration Service as at the start of that Quarter (as notified to the Executive Committee by the relevant Supplier, but subject to adjustment as provided in paragraph 2.5.2); and

          2.5.2 the number of 100kW Premises with Metering Systems registered in a PES Registration Service as notified by each Supplier shall be adjusted pro rata by the Executive Committee so that the total number of Metering Systems registered in ERS for all Suppliers, when added to the total number of 100kW Premises not registered in ERS for all Suppliers taken into account by the Executive Committee as Chargeable 100kW Premises, is equal to the total number of Metering Systems registered in ERS on the first day of the month in which the first GSP Group Migration Date occurs.

2.6 Notification to Suppliers: The Executive Committee shall, not less than fifteen Business Days before the end of each Quarter, beginning with the Quarter ending on 30th June, 1998, notify each Supplier of the amount (if any) due from it pursuant to sub-section 2.4.

2.7 Payment by Suppliers: Each Supplier shall pay, no later than the last Business Day of the relevant Quarter, the amount for that Quarter notified to it by the Executive Committee in accordance with sub-section 2.6.

2.8 Adjustments for leaving and new Suppliers: Any Supplier which is a Supplier for part only of any Quarter shall pay charges pursuant to sub-sections 2.4 and 2.7 on an interim basis of such amount as the Executive Committee estimates to be reasonable for such Quarter. Adjustments to charges on all Suppliers as a result of existing Suppliers leaving or new Suppliers joining will be made in such manner as the Executive Committee shall determine, whereupon the Suppliers and/or former Suppliers shall be required to pay such additional amount or be entitled to such reimbursement as may be determined by the Executive Committee by an adjustment to charges in respect of the then current Quarter.

2.9 Provisions relating to payments generally: Any payment to be made by a Pool Member or (as the case may be) a Supplier under this Section shall be made to the Executive Committee (or as otherwise directed by the Executive Committee), for distribution in accordance with sub-section 2.12, in sterling in cleared funds in full without set off or counterclaim, withholding or deduction of any kind whatsoever but without prejudice to any other remedy. All charges under this Section are exclusive of United Kingdom Value Added Tax which shall be added to such charges, if applicable.

2.10 No withholding: In the event of any dispute regarding charges in any Quarter, no Pool Member or (as the case may be) Supplier may withhold payment of any invoiced amount under this Section but may refer such dispute to arbitration in accordance with Clause 83.

2.11 Interest on non-payment: If any amount due under this Section is not received on the due date, the Pool Member or, as the case may be, the Supplier required to pay such amount shall pay interest (for distribution in accordance with sub-section 2.12) to the Executive Committee (or as otherwise directed by the Executive Committee) on such amount from and including the date of default to the date of actual payment (as well after as before judgment) at the Default Interest Rate from time to time during such period of default.

2.12 Allocation of amounts recovered: The amounts recovered from Suppliers pursuant to this Section shall be available for distribution amongst Pool Members according to their contributions to the funding of the 100kW Shortfall Amount in accordance with sub-sections 2.1 and 2.2. Amounts received in respect of a Quarter shall be so distributed on the first Business Day of the next following Quarter and any amounts received late shall be distributed on the same basis as soon as reasonably practicable following their receipt. Each Pool Member shall accordingly be entitled to receive its due proportion of amounts received from Suppliers pursuant to this Section on the basis that:-

          2.12.1 each Pool Member who has contributed to the 100kW Shortfall Amount pursuant to sub-sections 2.1 and 2.2 shall be entitled to be reimbursed (out of the amounts so recovered from Suppliers) in respect of the sum of:-

                    (a)       the amount so contributed by that Pool Member; and

                    (b) an amount equal to that Pool Member's 100kW Shortfall Financing Costs in relation to the amount so contributed by it;

          2.12.2 any amount so received from a Supplier shall be applied by the Executive Committee in or towards the amount payable by that Supplier in respect of the longest outstanding invoice; and

          2.12.3 any amounts paid to Pool Members by way of reimbursement of their funding of the 100kW Shortfall Amount shall be applied by the Executive Committee to the Pool Member or Pool Members with the longest outstanding unreimbursed funding payments made pursuant to sub-sections 2.1 and 2.2.

2.13 Delegation by Executive Committee: The Executive Committee may arrange for EPFAL or some other person nominated by it from time to time to carry out all or any of its functions pursuant to sub-sections 2.1 to
          2.12 (save where the Executive Committee is required to make a determination or an estimate pursuant to any of sub-sections 2.1, 2.3,
          2.5 and 2.8), in which case the applicable references to the Executive Committee in those sub-sections are to be read as references to EPFAL or such other person so long as such delegation continues. The Executive Committee shall promptly give notice to all Pool Members of any such delegation.

2.14 Aggregate recovery: The Executive Committee shall use its reasonable endeavours to ensure that the aggregate of all 100kW Shortfall Charges payable pursuant to this Section is such as to allow the recovery, by the end of the 100kW Shortfall Recovery Period, of the 100kW Shortfall Amount funded pursuant to sub-sections 2.1 and 2.2, with due allowance being made for the aggregate of 100kW Shortfall Financing Costs.

2.15 Overriding provision: The provisions of this Part shall have effect notwithstanding the provisions of Clause 34A.

3.        VARIABLE ERS CHARGES

3.1 Determination of Variable ERS Charge: Subject to sub-section 3.4, the Variable ERS Charge for an Accounting Period shall be determined, for each Accounting Period beginning with that starting on 1st April, 1998, by the Executive Committee as the amount payable for that Accounting Period by each Supplier in respect of each Metering System registered in ERS for which that Supplier is the Registrant. The Variable ERS Charge in respect of an Accounting Period beginning after 1st April, 1998 shall, failing any determination by the Executive

          Committee in respect of that Accounting Period, be the same as that most recently determined (or (as the case may be) re-determined pursuant to sub-section 3.5) in respect of a prior Accounting Period.

3.2 Calculation of variable ERS charge payable: The charge payable by each Supplier in respect of each month in an Accounting Period shall be calculated in accordance with the following formula:-

                  Variable ERS Charge x NMS
                  -------------------
                           12


          where NMS is the number of Metering Systems registered in ERS for which the Supplier is the Registrant at the beginning of the relevant month.

3.3 Determination of Metering Systems: For the purposes of sub-section 3.2, the number of Metering Systems attributable to a Supplier as at the beginning of a month shall be as determined by the Settlement System Administrator (the Settlement System Administrator being entitled, in the absence of any notification to the contrary, to rely on the most recent information in its possession).

3.4 Treatment of deficit or surplus variable ERS charges: If in respect of any Accounting Period the aggregate of all Variable ERS Charges payable pursuant to sub-section 3.2 and received by the Settlement System Administrator is less than or (as the case may be) more than the Total Variable ERS Charges for such Accounting Period, the deficit or (as the case may be) the surplus shall be carried forward to the immediately succeeding Accounting Period and shall be taken into account in the calculation of the Variable ERS Charge therefor.

3.5 Executive Committee responsibility: The Executive Committee will use its reasonable endeavours to ensure that the aggregate of all Variable ERS Charges payable pursuant to sub-section 3.2 and received by the Settlement System Administrator meets the Total Variable ERS Charges specified for that Accounting Period. The Executive Committee may accordingly from time to time determine that the Variable ERS Charge in respect of an Accounting Period should be adjusted, whereupon Suppliers shall be required to pay such additional amounts or be entitled to such reimbursement as may be determined by the Executive Committee by an adjustment to charges in respect of any month in that or any later Accounting Period.

4.        FIXED ERS CHARGES

4.1 Determination of Fixed ERS Charge: Subject to the provisions of this Section, the Fixed ERS Charge for an Accounting Period shall be determined, for each Accounting Period beginning with that starting on 1st April, 1998, by the Executive Committee as the amount payable for that Accounting Period by each Supplier in respect of each Chargeable 100kW Premises. The Fixed ERS Charge in respect of an Accounting Period beginning after 1st April, 1998 shall, failing any determination by the Executive Committee in respect of that Accounting Period, be the same as that most recently determined (or (as the case may be) re-determined pursuant to sub-section 4.4) in respect of a prior Accounting Period.

4.2 Calculation of fixed ERS charge payable: The charge payable by each Supplier in respect of each month in an Accounting Period shall be calculated in accordance with the following formula:-

                  Fixed ERS Charge x N100P
                  ----------------
                         12

          where N100P is the total number of Chargeable 100kW Premises relating to that Supplier as at the beginning of the Quarter in which that month falls, determined in accordance with sub-section 2.5.

4.3 Treatment of deficit or surplus fixed ERS charges: If in respect of any Accounting Period the aggregate of all Fixed ERS Charges payable pursuant to sub-section 4.2 and received by the Settlement System Administrator is less than or (as the case may be) more than the Total Fixed ERS Charges for such Accounting Period, the deficit or (as the case may be) the surplus shall be carried forward to the immediately succeeding Accounting Period and shall be included in the calculation of the Fixed ERS Charge therefor.

4.4 Executive Committee responsibility: The Executive Committee will use its reasonable endeavours to ensure that the aggregate of all Fixed ERS Charges payable pursuant to sub-section 4.2 and received by the Settlement System Administrator meets the Total Fixed ERS Charges specified for that Accounting Period. The Executive Committee may accordingly from time to time determine that the Fixed ERS Charge in respect of an Accounting Period should be adjusted, whereupon Suppliers shall be required to pay such additional amounts or be entitled to such reimbursement as may be determined by the Executive Committee by an adjustment to charges in respect of any month in that or any later Accounting Period.

               PART 3: COLLECTION AND PAYMENT OF SUPPLIER CHARGES

5.        SUPPLIER CHARGES - COLLECTION AND RECOVERY

5.1 Interpretation: In this Part, references to a Serial are to the relevant Serial specified in Part 2 of the Menu of Supplier Charges.

5.2 Determination of compliance and amounts payable: The Performance Assurance Board shall determine whether a Supplier has failed to comply with any of the Serials and the associated charges payable, in each case as soon as is reasonably practicable following receipt by the Performance Assurance Board of the Routine Performance Monitoring Reports pursuant to Serial 10.

5.3 Basis of determination: The Performance Assurance Board shall make its determination on the basis of the information provided to it in the Routine Performance Monitoring Reports adjusted where appropriate to reflect the circumstances which applied at the time when the calculations would have been made if the Routine Performance Monitoring Reports had been provided within the time period specified in Serial 10.

5.4 Adjustment of calculations following application of the Supplier's Monthly Cap: When making its determination pursuant to sub-section 5.2 of whether a Supplier has failed to comply with any of the Serials and the associated charges payable by the Supplier, the Performance Assurance Board shall compare the Supplier's Net Liability for the relevant month (calculated as SNL below) with the Supplier's Monthly Cap. If the Supplier's Net Liability exceeds the Supplier's Monthly Cap then the total charges payable by the Supplier in respect of the relevant month shall be calculated according to the following formula (instead of by general application of the Menu of Supplier Charges):-

          Supplier's charges = STGC x [SC/SNL]

          where:-

          STGC is the total charges which would be payable by the Supplier for the relevant month under this Part 3 in respect of the relevant GSP Group before the application of this sub-section;

          SC is the Supplier's Monthly Cap for the relevant month (calculated pursuant to sub-section 16.2 of the Menu of Supplier Charges); and

          SNL is the total charges which would be payable by the Supplier for the relevant month under this Part 3 in respect of the relevant GSP Group before the application of this sub-section, less any share of those charges payable by the Supplier which would otherwise be receivable by the Supplier pursuant to sub-section 5.12 before the application of this sub-section.

5.5 Notification by Performance Assurance Board: As soon as practicable following a determination pursuant to sub-section 5.2, the Performance Assurance Board shall notify each Supplier of the amount (if any) due from it pursuant to this Section in respect of any particular month in respect of failures to comply with any of the Serials. Any notification by the Performance Assurance Board pursuant to this sub-section shall specify the GSP Group in relation to which the relevant amount is payable by a Supplier (where relevant).

5.6 Payment by Suppliers: Each Supplier shall pay the amount notified to it by the Performance Assurance Board in accordance with sub-section
          5.5 within 15 days after the invoice date. Any such payment shall be made to the Performance Assurance Board (for distribution in accordance with sub-sections 5.12 and 5.13) in sterling in cleared funds in full without set-off or counterclaim, withholding or deduction of any kind whatsoever but without prejudice to any other remedy. All charges under this Part 3 are exclusive of United Kingdom Value Added Tax which shall be added to such charges, if applicable.

5.7 No withholding: In the event of any dispute regarding charges in respect of any month, no Supplier may withhold payment of any invoiced amount.

5.8 Interest on late payment: If any amount due under this Part 3 is not received on the due date, or if the Performance Assurance Board has to calculate any amounts due under this Part 3 following the late receipt of a Routine Performance Monitoring Report, the Supplier required to pay such amount shall pay interest to the Performance Assurance Board on such amount from and including the date of default, or deemed due date (calculated as if the relevant report had been submitted on time), to the date of actual payment (before as well as after judgment) at the Default Interest Rate from time to time during such period of default.

5.9 Interest on payments resulting from delays in the Performance Assurance Reporting and Monitoring System: If the Performance Assurance Board is unable to calculate any amounts due under this Part 3 as a result of delays in the Performance Assurance Reporting and Monitoring System being operational, then the Supplier required to pay any such amounts shall pay interest to the Performance Assurance Board from and including the deemed due date for payment, calculated in accordance with sub-section 19.2 of the Menu of Supplier Charges, to the date of payment (before as well as after judgment) at the Base Rate from time to time during such period.

5.10 Application of payments: Any amount received by the Performance Assurance Board pursuant to this Part 3 shall be applied by the Performance Assurance Board (unless otherwise specified by the paying Supplier) in or towards payment of amounts payable by the Supplier in respect of the longest outstanding invoice and (where there is a shortfall in payment by a Supplier of any amounts specified in a single invoice in respect of different GSP Groups) according to the proportion which the individual amounts payable pursuant to the invoice bear to the total amount payable under that invoice.

5.11 Accounting by the Performance Assurance Board: Any amounts paid by a Supplier pursuant to this Part 3 shall be accounted for separately by the Performance Assurance Board by reference to the GSP Group in respect of which the relevant amounts have been collected or appropriated. The Performance Assurance Board shall not be obliged to segregate any amounts received pursuant to this Part 3 into separate funds.

5.12 Recovery by Suppliers: Each qualifying Supplier shall be entitled to receive its due proportion of amounts recoverable pursuant to this
          Part 3 and available for distribution in respect of a GSP Group. For this purpose:-

          5.12.1 a "qualifying Supplier" is a Supplier who has at any time during the relevant month supplied any customers in the relevant GSP Group who have Non Half Hourly Metering Systems;

          5.12.2 the due proportion relating to a qualifying Supplier is the amount (as near as may be) calculated by the Performance Assurance Board as that Supplier's share of the total quantity of energy (after adjustment for Line Loss Factors) attributable to Non Half Hourly Metering Systems taken by all Suppliers in the GSP Group during the relevant month pursuant to this Agreement;

          5.12.3 the amount available for distribution in relation to a GSP Group in respect of a particular month is 90 per cent. of the total amount from time to time paid or due and payable from Suppliers pursuant to this Part 3 in relation to the relevant GSP Group in respect of that month, whether or not then paid; and

          5.12.4 the information as to total quantity of energy referred to in paragraph 5.12.2 shall be as provided by the Initial Settlement and Reconciliation Agent based on the latest available run of Stage 2 Settlement as at the time when the relevant calculation falls to be made.

5.13 Recovery by Pool Members: Each qualifying Pool Member shall be entitled to receive a share of amounts recoverable pursuant to this
          Part 3 and available for distribution in respect of Pool Members in the proportion to which a Pool Member's Contributory Share bears to the Contributory Shares of all Pool Members applicable in respect of the relevant month. For this purpose:-

          5.13.1 a "qualifying Pool Member" is a Pool Member who was at any time during the relevant month a Pool Member; and

          5.13.2 the amount recoverable pursuant to this Part 3 and available for distribution to qualifying Pool Members in respect of a particular month is 10 per cent. of the total amount from time to time paid or due and payable from Suppliers pursuant to this Part 3 in relation to the relevant GSP Group in respect of that month, whether or not then paid.

5.14 Payments to Suppliers and Pool Members: The Performance Assurance Board shall, by no later than the end of each month, calculate the amount (if any) payable to each qualifying Supplier and qualifying Pool Member pursuant to sub-section 5.12 and sub-section 5.13 in respect of the relevant preceding month (or months) to which a Supplier's Routine Performance Monitoring Report relates and any earlier months. The Performance Assurance Board shall, by no later than the end of each month, notify each qualifying Supplier and qualifying Pool Member of the amounts (if any) so recoverable by them and shall account to each qualifying Supplier and qualifying Pool Member on a monthly basis out of the funds received in respect of any particular GSP Group for the amounts so recoverable. The Performance Assurance Board shall in no circumstances be obliged to account to a qualifying Supplier or qualifying Pool Member in an amount exceeding the available funds collected pursuant to this Part 3. Any amounts so paid by the Performance Assurance Board to a qualifying Supplier or qualifying Pool Member shall be deemed to be inclusive of any United Kingdom Value Added Tax, if applicable.

5.15 Rights of Suppliers and Pool Members entitled to a recovery: The provisions of this Part 3 shall give rise to rights and obligations as between Suppliers within the same GSP Group and as between qualifying Pool Members generally and the relevant Supplier. The procedures for collection and payment of amounts by the Performance Assurance Board shall accordingly be without prejudice to the rights of any qualifying Supplier or qualifying Pool Member to enforce its claim (to the extent not paid or otherwise satisfied) against any Supplier who fails to make payment on the due date.

5.16 Delegation by Performance Assurance Board: The Performance Assurance Board may arrange for EPFAL or some other person nominated by it from time to time to carry out all or any of its functions pursuant to sub-sections 5.1 to 5.15 (save where the Performance Assurance Board is required to make a determination pursuant to any of sub-sections
          5.2 and 5.3 and paragraph 5.12.2), in which case references to the Performance Assurance Board in those sub-sections are to be read as references to EPFAL or such other person so long as such delegation continues.

                      PART 4: RECOVERY OF OPERATIONAL COSTS

6.        RECOVERY OF POOL ADMINISTRATION COSTS

6.1       Applicability: The provisions of this Section 6 shall apply to:-

          6.1.1 the costs and expenses (within the extended meaning of that expression in Clause 23.5) of the Executive Committee, its sub-committees and sub-groups and the personnel referred to in Clause 17.2.1 together with the liabilities (if any) associated with the termination of any lease of any business accommodation required by the Executive Committee, the Chief Executive, the sub-committees, the sub-groups or such personnel and the costs and expenses of the Performance Assurance Board;

          6.1.2 the costs and expenses of Committee Members and members of the sub-committees and sub-groups of the Executive Committee and of members of the Performance Assurance Board;

          6.1.3     the costs and expenses of the Pool Chairman;

          6.1.4 the remuneration, costs and expenses of the personnel referred to in Clause 17.2.1;

          6.1.5     the remuneration, costs and expenses of the Secretary;

          6.1.6     the costs and expenses of the Pool Auditor;

          6.1.7     the overhead costs of the Electricity Arbitration
                    Association;

          6.1.8 all such other costs, fees, expenses, liabilities, losses and other amounts which are required by this Agreement (or any other agreement, document or arrangement prepared, executed or entered into pursuant to this Agreement and for this purpose approved by the Executive Committee) to be dealt with "in accordance with Section 20 of Schedule 15" or "in accordance with Section 6 of Schedule 31" or "in accordance with the PFA Accounting Procedure";

          6.1.9     the Pool Administration Fee (as defined in Schedule 15); and

          6.1.10 any bad debts which are to be treated as Pool Administration Costs pursuant to sub-section 6.7,

          but in any event excluding any Stage 2 Operational Costs (together "Pool Administration Costs").

6.2 Approval: The Executive Committee (or its delegate) shall approve all Pool Administration Costs in advance of submitting the same to EPFAL for payment.

6.3 Payment: Upon receipt of an invoice or other statement relating to Pool Administration Costs which has been approved by or on behalf of the Executive Committee in accordance with sub-section 6.2, EPFAL shall pay the amount stated in such invoice or other statement to such person or persons as the Executive Committee (or its delegate) shall direct.

6.4       Recovery:

          6.4.1 EPFAL shall collect from Pool Members the amounts which they are obliged to pay towards the Pool Administration Costs and Pool Members shall be obliged to pay in accordance with sub-section 6.6 their respective proportionate share of the Pool Administration Costs against receipt of an invoice or other statement therefor issued by EPFAL and otherwise in accordance with paragraph 6.5.1.

          6.4.2 EPFAL shall collect from the Grid Operator, and the Grid Operator shall be obliged to pay against receipt of an invoice or other statement therefor issued by EPFAL and otherwise in accordance with paragraph 6.5.2, 10 per cent. of the annual overhead costs of the Electricity Arbitration Association.

6.5      Collection procedure:

         6.5.1 EPFAL shall arrange for collection from Pool Members of their respective proportionate share of the Pool Administration Costs in such manner as may be agreed by EPFAL with the Executive Committee from time to time (which may include collection in advance) and Pool Members shall comply with such collection procedures and, in particular, shall make payment within the time period prescribed by such procedures.

         6.5.2 The Grid Operator shall make payment of the amount referred to in paragraph 6.4.2 within 15 days after receipt of the invoice or other statement therefor.

6.6 Proportionate share: Pool Members shall contribute towards the Pool Administration Costs referable to a month in the proportions which their respective Contributory Shares bear to each other during such month.

6.7 Bad debts: If in any Accounting Period the Executive Committee recognises bad debts arising from a Pool Member's failure to pay its due proportion of Pool Administration Costs, the aggregate amount of those bad debts shall form part of the Pool Administration Costs for that Accounting Period.

6.8       Non payment provision:

          6.8.1 Without prejudice to sub-section 6.7, if any Pool Member fails to pay an amount properly due under this Section within 15 days of the due date for such payment (such Pool Member being a "Non-paying Pool Member") each Pool Member (other than the Non-paying Pool Member) shall be severally liable for its Contributory Share (calculated on the basis that the Points allocated to the Non-paying Pool Member are disregarded and on the basis of the then most recently calculated current Contributory Shares) and EPFAL shall accordingly be entitled to recover the due proportion of that amount from each Pool Member (other than the Non-paying Pool Member). In that event, the Executive Committee shall advise each Pool Member and each Pool Member shall pay the amount advised in the relevant invoice within 15 days after the invoice date.

          6.8.2 A Non-paying Pool Member shall indemnify and keep indemnified each Pool Member on demand against all sums properly paid by such Pool Member pursuant to this sub-section 6.8.

          6.8.3 Each Pool Member shall give notice to the Executive Committee before instituting any action or proceedings to enforce payments due to it pursuant to this Section. Upon receipt of any notice under this paragraph 6.8.3, the Executive Committee will as soon as practicable notify all Pool Members. The provisions of sub-section 24.4 of Schedule 11 shall apply mutatis mutandis in respect of any payment due from a Non-paying Pool Member pursuant to this Section.

6.9       Delegation by Executive Committee:

          6.9.1 The Executive Committee may from time to time nominate some other person to carry out all or any of the functions specified to be carried out by EPFAL pursuant to this Section or determine to carry out such functions itself, in which case the applicable references to EPFAL are to be read as references to the person so nominated or (as the case may be) the Executive Committee for so long as such nomination or (as the case may be) determination continues.

          6.9.2 The Executive Committee shall promptly give notice to all Pool Members of any such nomination, determination or re-nomination.

          6.9.3 EPFAL shall be entitled (subject to any contrary agreement with the Executive Committee) to cease to carry on all such functions if at any time it ceases to be the Pool Funds Administrator. In that event, the Executive Committee shall itself carry out such functions or nominate some other person to do so, in each case with effect from the date of termination of EPFAL's role, in which event the provisions of paragraph 6.9.1 shall apply.

7.        STAGE 2 OPERATIONAL COSTS

7.1 Recovery of Stage 2 Operational Costs: The Stage 2 Operational Costs shall be recovered from Pool Members in accordance with the provisions of this Section.

7.2 Allocation of Stage 2 Operational Costs: The Stage 2 Operational Costs in respect of any Accounting Period shall be allocated as to half amongst all Generators and as to half amongst all Suppliers.

7.3       Payment and Collection:

          7.3.1 The Executive Committee shall collect from Pool Members the amounts which they are obliged to pay towards Stage 2 Operational Costs pursuant to this Section and Pool Members shall pay their share of such costs in accordance with procedures approved from time to time by the Executive Committee.

          7.3.2 Unless otherwise determined by the Executive Committee and subject to the other provisions of this Section and Section 8, payments in respect of such costs shall be made monthly in advance on the basis of estimates prepared by the Executive Committee of the Stage 2 Operational Costs which will or may fall due in each month.

7.4 Allocation of Stage 2 costs to Generators: Generators shall contribute towards the Stage 2 Operational Costs attributable to Generators in the proportions which their respective Contributory Shares bear to the aggregate Contributory Shares of Generators determined as X for the purposes of Section 5 of Schedule 13.

7.5       Allocation of Stage 2 costs to Suppliers:

          7.5.1 The "Suppliers' Half Hourly Charge" for an Accounting Period shall be determined by the Executive Committee as the amount payable in that Accounting Period in respect of each Chargeable Metering System. The Executive Committee may from time to time adjust the Suppliers' Half Hourly Charge in respect of an Accounting Period, either before or after the expiry of that Accounting Period. The Suppliers' Half Hourly Charge in respect of an Accounting Period beginning after 1st April, 1998 shall, failing any determination by the Executive Committee in respect of that Accounting Period, be the same as that most recently determined in respect of a prior Accounting Period.

          7.5.2 The Stage 2 Operational Costs attributable to Suppliers shall be allocated amongst Suppliers as follows:-

                    (i) first, each Supplier shall pay a charge in respect of each month calculated in accordance with the following formula:-

                                   Suppliers' Half Hourly Charge x NCMS
                                   -----------------------------
                                                 12

                              where NCMS is the number of Chargeable Metering Systems relating to that Supplier determined in accordance with paragraph 7.5.3;

                    (ii) secondly, each Supplier shall pay a charge in respect of each month in an Accounting Period calculated in accordance with the following formula:-

                                   [OCS/12 - TSCHHC] x [SNHH/TNHH]

                              where:-

                              OCS is the aggregate Stage 2 Operational Costs attributable to Suppliers in respect of that Accounting Period in accordance with sub-section 7.2;

                              TS2HHC is the total of the charges payable by all Suppliers in respect of that month in accordance with paragraph 7.5.2(i);

                              SNHH is the aggregate quantity of energy
                              (expressed in MWh) relating to Non Half Hourly Metering Systems for which that Supplier is responsible for all Settlement Periods in the Calculation Period relating to that month; and

                              TNHH is the aggregate quantity of energy
                              (expressed in MWh) relating to Non Half Hourly Metering Systems in relation to all Settlement Periods in the Calculation Period relating to that month.

7.5.3 For the purposes of paragraph 7.5.2, the number of "Chargeable Metering Systems" relating to a Supplier shall be determined by the Executive Committee as the average of (a) the number of Half Hourly Metering Systems in respect of which that Supplier is effectively registered in a PES Registration Service and (for those Metering Systems registered in ERS) in respect of which it is the Registrant, in each case as at the start of the Calculation Period initially applicable in relation to that month and (b) the number of Half Hourly Metering Systems in respect of which that Supplier is effectively registered in a PES Registration Service and (for those Metering Systems registered in ERS) in respect of which it is the Registrant, in each case as at the end of the Calculation Period initially applicable in relation to that month. For this purpose:-

                    (i) the number of Half Hourly Metering Systems registered in ERS shall in each case be the product of (x) the number notified to the Executive Committee by the Settlement System Administrator and (y) [OBJECT OMITTED]; and

                    (ii) the number of Half Hourly Metering Systems in respect of which a Supplier is effectively registered in a PES Registration Service shall be as notified by the relevant Host PES and each Host PES agrees promptly to provide such information to the Executive Committee.

          7.5.4     For the purposes of paragraph 7.5.2:-

                    (i) the calculation of the charge payable pursuant to paragraph 7.5.2(ii) shall initially be made on each Calculation Date in respect of the Following Month; and

                    (ii) the volumes of energy shall be as determined, for all Settlement Periods in the Calculation Period relating to a month, from the final run of Stage 1 Settlement and the latest available run of Stage 2 Settlement as at the close of business on the Business Day immediately preceding the relevant Calculation Date.

7.6       Non payment provision:

          7.6.1 If any Pool Member fails to pay an amount properly due under this Section within 15 days of the due date for such payment (such Pool Member being a "Non-paying Pool Member") each Pool Member (other than the Non-paying Pool Member) shall be severally liable for its Contributory Share (calculated on the basis that the Points allocated to the Non-paying Pool Member are disregarded and on the basis of the then most recently calculated current Contributory Shares) of the amount payable by such Non-paying Pool Member pursuant to sub-section 7.4 or (as the case may be) sub-section 7.5 and the Executive Committee shall accordingly be entitled to recover the due proportion of that amount from each Pool Member (other than the Non-paying Pool Member). In that event, the Executive Committee shall advise each Pool Member of the amount payable by invoice despatched to each Pool Member and each Pool Member shall pay the amount advised in the relevant invoice within 15 days after the invoice date.

          7.6.2 A Non-paying Pool Member shall indemnify and keep indemnified each Pool Member on demand against all sums properly paid by such Pool Member pursuant to this sub-section 7.6.

          7.6.3 Each Pool Member shall give notice to the Executive Committee before instituting any action or proceedings to enforce payments due to it pursuant to this Section. Upon receipt of any notice under this paragraph 7.6.3, the Executive Committee will as soon as practicable notify all Pool Members. The provisions of sub-section 24.4 of

                    Schedule 11 shall apply mutatis mutandis in respect of any payment due from a Non-paying Pool Member pursuant to this Section.

7.7 Transitional provisions: The Executive Committee may, in its discretion, determine the respective charges to be payable by Suppliers pursuant to sub-section 7.5 according to such transitional arrangements as it considers appropriate from time to time having regard to the availability of information concerning Half Hourly Metering Systems or (as the case may be) Non Half Hourly Metering Systems and volumes of energy attributable to particular Suppliers. Without prejudice to the foregoing, the Executive Committee shall establish reasonable transitional arrangements for the period from the date when the provisions of this Section come into effect until the information referred to is available in respect of all GSP Groups and Pool Members shall pay the charges established in accordance with those arrangements.

7.8 Delegation by Executive Committee: The Executive Committee may arrange for EPFAL or some other person nominated by it from time to time to carry out all or any of its functions pursuant to this Section (save where the Executive Committee is required to make a determination or estimate pursuant to any of paragraphs 7.3.2, 7.3.3, 7.5.1, 7.5.3 and sub-section 7.7), in which case the applicable references to the Executive Committee in this Section are to be read as references to the EPFAL or such other person so long as such delegation continues. The Executive Committee shall promptly give notice to all Pool Members of any such delegation.

8.        GENERAL PROVISIONS

8.1 Allocation of costs: The Executive Committee shall determine from time to time whether any particular costs or category of costs fall to be treated as Pool Administration Costs or as Stage 2 Operational Costs in respect of any Accounting Period or other period.

8.2 Provisions relating to payments generally: Any payment to be made by a Pool Member (whether a Generator or Supplier) under this Part shall be made to the relevant payee (or as otherwise directed by the Executive Committee) in sterling in cleared funds in full without set off or counterclaim, withholding or deduction of any kind whatsoever but without prejudice to any other remedy. All charges and payments under this Part are exclusive of United Kingdom Value Added Tax which shall be added to such charges or payments, if applicable.

8.3 No withholding: In the event of any dispute regarding charges or payments under this Part in any month or period, no Pool Member may withhold payment of any invoiced amount but may refer such dispute to arbitration in accordance with Clause 83.

8.4 Interest on non-payment: If any amount due under this Part is not received on the due date, the Pool Member required to pay such amount shall pay interest to the relevant payee (or as otherwise directed by the Executive Committee) on such amount from and including the date of default to the date of actual payment (as well after as before judgment) at the Default Interest Rate from time to time during such period of default.

8.5 Adjustments: The Executive Committee shall from time to time determine what (if any) adjustments are necessary as a result of:-

          8.5.1 any recalculation of Contributory Shares or (as the case may be) volumes of energy on any Calculation Date after the initial Calculation Date relating to a month;

          8.5.2 any recalculation of Pool Administration Costs referable to a month pursuant to sub-section 8.6;

          8.5.3 any recalculation of Stage 2 Operational Costs referable to a month pursuant to sub-section 8.6;

          8.5.4 any recalculation of Stage 2 Operational Costs referable to a month by virtue of a change in the Calculation Period relating to a month;

          8.5.5     existing Pool Members leaving or new Pool Members joining;
                    and

          8.5.6 any change of capacity in which a Party participates as a Pool Member.

          Notwithstanding the foregoing provisions, no adjustment shall fall to be made in respect of charges payable by Suppliers as a result of revised information in relation to quantities of energy attributable to particular Suppliers becoming available to the Executive Committee on account of a Reconciliation Run.

8.6 Recalculation of costs: On each Calculation Date during an Accounting Period and on the Final Calculation Date in respect of an Accounting Period, the Executive Committee shall:-

          8.6.1 re-calculate the Pool Administration Costs referable to each wholly or partially elapsed month in that Accounting Period and in the Following Month (if in that Accounting Period) such that the amount of those costs treated as referable to each such month is equal; and

          8.6.2 re-calculate the Stage 2 Operational Costs referable to each wholly or partially elapsed month in that Accounting Period and in the Following Month (if in that Accounting Period) such that the amount of those costs treated as referable to each such month is equal.

8.7       Consequences of adjustments:

          8.7.1 Whenever the Executive Committee determines that an adjustment is necessary pursuant to sub-section 8.5, the Pool Members and/or former Pool Members concerned shall be required to pay such additional amounts or be entitled to such reimbursement as may be determined by the Executive Committee by an adjustment to charges in respect of a preceding month or the Following Month.

          8.7.2 No adjustment shall fall to be made unless the information which gives rise to the adjustment is available as at close of business on the Business Day immediately before a Calculation Date.

          8.7.3 No reimbursement shall be made to a leaving Pool Member in respect of any month until the necessary adjustments (if any) have been made to take into account, following the end of the Accounting Period in which that Party is to cease to be a Pool Member, the final run of Stage 1 Settlement and the Stage 1 Initial Settlement Run in respect of all Settlement Periods during which that Party traded as a Pool Member.

8.8 Invoice amounts: The Executive Committee shall not be required to issue any invoice, nor to pay an amount by way of reimbursement (nor issue any credit note in respect of any such reimbursement), to a Pool Member if the aggregate amount otherwise payable by, or to be reimbursed by, that Pool Member pursuant to Sections 6 and 7 and sub-section 8.5 is less than the minimum from time to time determined by the Executive Committee provided that if in respect of an Accounting Period such aggregate amount is less than such minimum amount, the Executive Committee shall issue an invoice in respect of such aggregate amount (which the Pool Member shall be required to pay) immediately after the Final Calculation Date for such Accounting Period. Where the minimum applies, a Pool Member shall remain liable for any amounts payable by it but shall not be required to make any payment until such time as the amount in question is included in an invoice. Sub-section 8.4 shall be construed accordingly.

                    PART 5: MISCELLANEOUS SETTLEMENT CHARGES

9.1 Charges relating to disputes: The Executive Committee shall be entitled to require that a fee or other charge (not exceeding(pound)500 per dispute or such other sum as the Pool Members in general meeting may from time to time approve) be levied on and paid by a Party in respect of any dispute concerning Settlement or its operation (including with respect to data) referred by such Party for determination to the Executive Committee or any sub-committee thereof. Such fee or other charge shall be levied, paid and collected in such manner and at such time as the Executive Committee shall direct and the relevant Party hereby undertakes to pay any such fee or other charge so levied. Any such fee or other charge shall at the option of the Executive Committee (i) be refunded in whole or in part to the Party which paid the same, or (ii) be applied against the administration costs of whatsoever nature of the Executive Committee or the relevant sub-committee.

9.2       Externally Interconnected Parties' costs:

          9.2.1 An Externally Interconnected Party shall be entitled to recover in accordance with this sub-section 9.2 its costs and expenses reasonably incurred in acting in accordance with this Agreement as the Externally Interconnected Party for its Corresponding External Pool Members (as defined in the Pool Rules).

          9.2.2 Not later than 30 days after the beginning of each Accounting Period (commencing with the Accounting Period beginning in 1992) each Externally Interconnected Party shall submit in writing to the Executive Committee for approval (such approval not to be unreasonably withheld) reasonable details of the costs and expenses anticipated as likely to be incurred by it in its capacity as an Externally Interconnected Party in that Accounting Period and (commencing with the Accounting Period beginning in 1993) of the actual costs and expenses so incurred by it in the immediately preceding Accounting Period. If approved by the Executive Committee, all such costs and expenses shall be recovered by an Externally Interconnected Party from its Corresponding External Pool Members in accordance with paragraph 9.2.3. If not so approved, the Externally Interconnected Party shall revise and resubmit to the Executive Committee the said details as often as may be required in order to obtain such approval.

          9.2.3 Each Corresponding External Pool Member shall reimburse its Externally Interconnected Party its due proportion of all its Externally Interconnected Party's approved costs and expenses within 28 days after receipt of an invoice from its Externally Interconnected Party. The Externally Interconnected Party shall issue invoices in respect of each Quarter on or after the Quarter Day relating thereto. Invoices shall be based on approved anticipated costs and expenses for the relevant Accounting Period and the first invoice for each Accounting Period (commencing with the Accounting Period beginning in 1993) shall include any correction that may be necessary on account of the approved actual costs and expenses being different from the approved anticipated costs and expenses for the immediately preceding Accounting Period.

          9.2.4 For the purposes of this sub-section 9.2 a Corresponding External Pool Member's due proportion of its Externally Interconnected Party's approved costs and expenses for each Quarter shall be calculated as follows:-

                    (a) the aggregate of the Externally Interconnected Party's approved costs and expenses shall be divided by two;

                    (b) as to one half of such approved costs and expenses, the Corresponding External Pool Member's due proportion shall be the proportion which the sum of (i) the number of its Generation Trading Blocks and (ii) one (representing the notional Consumer referred to in paragraph 26.5.2(d) of the Pool Rules) bears to the sum of (a) the total number of the Generation Trading Blocks of all Corresponding External Pool Members the Externally Interconnected Party of which is the same as that for the Corresponding External Pool Member in question and (b) the number of all such Corresponding External Pool Members, and each such Corresponding External Pool Member shall for this purpose be allocated at least one Generation Trading Block; and

                    (c) as to the other half of such approved costs and expenses, the Corresponding External Pool Member's due proportion shall be the proportion which its Gross Traded Energy for the Quarter in question bears to the aggregate of the Gross Traded Energy for that Quarter of all Corresponding External Pool Members the Externally Interconnected Party of which is the same as that for the

                              Corresponding External Pool Member in question, and for this purpose "Gross Traded Energy" in respect of any Quarter and any Corresponding External Pool Member shall be the aggregate amount of Active Energy (measured in kWh) bought and sold pursuant to this Agreement by such Corresponding External Pool Member in its capacity as such in that Quarter.

          9.2.5 The foregoing provisions of this Section may be amended or varied in respect of an Externally Interconnected Party and its Corresponding External Pool Members (or any of them) by prior written agreement of that Externally Interconnected Party, all its Corresponding External Pool Members and the Executive Committee.

                                   SCHEDULE 32

                          Master Registration Agreement

1.        MRA POOL AGENT

1.1 Appointment of MRA Pool Agent: The Executive Committee is hereby authorised by Pool Members to appoint and remove at any time and from time to time, and to remunerate, a person (the "MRA Pool Agent") to represent Pool Members in relation to the Master Registration Agreement on such terms and conditions as are agreed with the MRA Pool Agent (the "MRA Pool Agent Terms"). Such terms will include provision for the MRA Pool Agent irrevocably and unconditionally to authorise the Executive Committee and the Chief Executive severally to execute and deliver on its behalf a notice of resignation as Pool Agent in accordance with the terms of the Master Registration Agreement and to undertake not to revoke, withdraw or amend such authority. EPFAL, as the first MRA Pool Agent, hereby irrevocably and unconditionally so authorises and undertakes.

1.2 Role of the Executive Committee: Subject to the MRA Pool Agent Terms, the Executive Committee shall have the right on behalf of Pool Members to instruct the MRA Pool Agent in relation to the Master Registration Agreement and shall supervise the MRA Pool Agent in the performance of its functions as Pool Agent under the Master Registration Agreement.

1.3 Delegation of powers: Pool Members hereby delegate to the Executive Committee all powers necessary to enable the Executive Committee to exercise its rights and responsibilities under this Section 1.

1.4 Responsibilities of MRA Pool Agent: The MRA Pool Agent is hereby authorised by Pool Members to become a party to the Master Registration Agreement to represent Pool Members in relation to the Master Registration Agreement with, inter alia, the duties, rights and responsibilities set out in the Master Registration Agreement for the Pool Agent (as therein defined) (but subject to the MRA Pool Agent Terms) and such other duties, rights and responsibilities as shall be agreed from time to time by the Executive Committee and the MRA Pool Agent. The MRA Pool Agent shall (subject to the MRA Pool Agent Terms) be entitled to rely on all instructions given to it by the Executive Committee in connection with the exercise of all such duties, rights and responsibilities.

1.5 Costs of MRA Pool Agent: If and to the extent that the costs, fees, expenses, liabilities and losses of the MRA Pool Agent incurred in the performance of its duties, rights and responsibilities referred to in sub-section 1.4 are not capable of being, or are not, recovered pursuant to the Master Registration Agreement, the same shall (subject to the MRA Pool Agent Terms) be recovered in accordance with the PFA Accounting Procedure.

2.        SUPPLIERS TO BE PARTY TO THE MASTER REGISTRATION AGREEMENT

Each Supplier requiring Services under and as defined in the Master Registration Agreement shall become a party to the Master Registration Agreement and shall use its reasonable endeavours to fulfil the conditions precedent set out in the Master Registration Agreement applicable to it as soon as reasonably practicable after it has become a party to the Master Registration Agreement.

3.        ENTRY PROCESS REQUIREMENTS

3.1 Completion of Entry Process Requirements: Each Public Electricity Supplier shall ensure that it has satisfied the requirements of the PRS Entry Process in accordance with the relevant Agreed Procedure before allowing its PES Registration Service to provide services in relation to Stage 2 Settlement for the relevant GSP Group.

3.2 Assistance to Suppliers: Each Public Electricity Supplier shall provide all reasonable assistance to each Supplier and its Supplier Agents in accordance with the relevant Agreed Procedure as may be required by the relevant Supplier and/or its Supplier Agents for it or them to satisfy the requirements of the Supplier Entry Process.

4.        POOL REQUIREMENTS FOR THE MRA

The Pool Requirements for the MRA are set out or referred to in the Annex to this Schedule. Subject to sub-section 5.2, each Party shall comply with the Pool Requirements for the MRA to the extent applicable to it.

5.        CONFLICTS WITH THE MASTER REGISTRATION AGREEMENT

5.1 Conflicts with the Master Registration Agreement: Each of the Parties hereby acknowledges and agrees the desirability of achieving and maintaining consistency and the absence of conflict between the provisions of this Agreement and the Master Registration Agreement but recognises that it will not in all circumstances be possible to avoid inconsistency or conflict.

5.2 Priorities: If at any time there is a conflict between the Pool Requirements for the MRA (as interpreted in the context of this Agreement) and the Priority Provisions (as defined in, and interpreted in the context of, the Master Registration Agreement), the Parties agree that:-

          5.2.1 if and for so long as a Party complies with the Priority Provisions under the Master Registration Agreement, it will not be in breach of its obligations under the Pool Requirements for the MRA in respect of those provisions which are in conflict with the Priority Provisions; and

          5.2.2 until such time as such conflict is resolved through the procedures set out in Clause 9 of the Master Registration Agreement and the applicable procedures under this Agreement, the Priority Provisions shall prevail over the Pool Requirements for the MRA with which they are in conflict, provided that nothing in this sub-section 5.2 or Clause 9.2 of the Master Registration Agreement shall prejudice the form or content of any proposed change to resolve the conflict.

6.        CHANGE CO-ORDINATION

6.1 Control over change: The Parties agree that no changes to the Pool Requirements for the MRA shall be made under this Agreement without first ensuring that the relevant procedures to change the corresponding Priority Provisions under the Master Registration Agreement have been complied with and the change has been approved under the Master Registration Agreement.

6.2 Changes made at the same time: The Parties agree that, where changes to the Pool Requirements for the MRA are agreed to under the terms of this Agreement and to the corresponding Priority Provisions under the Master Registration Agreement, they shall use their reasonable endeavours to ensure that any changes to this Agreement and the Master Registration Agreement are made with effect from the same date.

6.3 Co-ordination of changes: The Executive Committee shall be responsible for liaising with the relevant forum under the Master Registration Agreement to ensure co-ordination of the implementation of changes to the Pool Requirements for the MRA.

7.        CHANGES TO POOL REQUIREMENTS FOR THE MRA - POOL LED

7.1 Change request procedure: The Executive Committee shall ensure that, where any change to the Pool Requirements for the MRA is proposed under the terms of this Agreement, a copy of the change request is given to MEC for its consideration. Such notification shall indicate the timescale for submitting comments.

7.2 Provision of comments: The Executive Committee shall ensure that all comments received in accordance with this Agreement on any such change request together with any reports or results of an impact assessment conducted under this Agreement, if any, on such change request are (subject to any applicable restrictions on disclosure for reasons of confidentiality) provided to MEC.

8.        CHANGES TO PRIORITY PROVISIONS - MRA LED

Where the Executive Committee, or the relevant sub-committee of the Executive Committee which is empowered to co-ordinate change control in respect of the Master Registration Agreement, receives a copy of a change request to the Priority Provisions under the Master Registration Agreement that has been proposed under the terms of the Master Registration Agreement, it shall consider the request and shall, within the timescale indicated in the copy of the change request, provide the relevant forum under the Master Registration Agreement with its comments, if any, on the change request and shall indicate whether an impact assessment may be necessary on the change request.

9.        CHANGE REQUEST ACCEPTANCE OR REJECTION

9.1 Agreement on change: Where a change request to the Pool Requirements for the MRA is accepted pursuant to the procedures set out in this Agreement and the change request is accepted by the relevant forum under the Master Registration Agreement, the Pool

          Requirements for the MRA shall be amended according to the change request within an appropriate timescale.

9.2       Disagreement on change: Where either:-

          9.2.1 a change request to the Pool Requirements for the MRA has been accepted pursuant to the procedures set out in this Agreement and the equivalent change request to the Priority Provisions under the Master Registration Agreement is rejected by the relevant forum under the Master Registration Agreement; or

          9.2.2 a change request to the Pool Requirements for the MRA is rejected pursuant to the procedures set out in this Agreement but the equivalent change request to the Priority Provisions under the Master Registration Agreement is accepted by the relevant forum under the Master Registration Agreement, the Pool Requirements for the MRA shall not be amended pursuant to the change request.

                                      ANNEX

                          Pool Requirements for the MRA



1.        Agreed Procedure AP501 (PES Registration Service).

2.        Service Line 160 (Service Line for the PES Registration Service
          (PRS)).

3.        Paragraphs 1.3.2.3 and 1.3.3 of Service Line 130 (Half Hourly Data
          Collection).

4. Paragraphs 2.2.3, 2.2.7, 3.2.3 and 3.2.7 of Agreed Procedure AP502 (Half Hourly Data Collection for Metering Systems Registered in PRS).

5.        Paragraphs 1.3.3, 1.5.3.5, 1.5.4.1 and 1.5.4.2 of Service Line 120
          (Non Half Hourly Data Collection).

6. Paragraphs 2.2.6, 3.2.6 and 4.4 of Agreed Procedure AP504 (Non Half Hourly Data Collection for Metering Systems Registered in PRS).

7.        Sections 49, 50.3 and 51.3 of Schedule 9.

                                   SCHEDULE 33

                                 Poolit Limited

1.        BACKGROUND

1.1 Establishment of joint venture: The Pool Members have agreed to establish a joint venture company to carry on the Poolit Business, subject to sub-section 4.2.

1.2 Poolit: Poolit was incorporated in England on 8th October, 1998 and at the date on which this Schedule takes effect has an authorised share capital of (pound)100 divided into 100 ordinary shares of (pound)1 each of which two shares have been issued.

1.3 Shareholders of Poolit: It is intended that the shareholders of Poolit shall be limited to the Pool Members for the time being and from time to time, each of whom shall hold a single share, and any nominee as referred to in sub-section 10.3 of this Schedule. Each Pool Member hereby gives its consent to becoming a Poolit Shareholder and (other than those Pool Members to whom a subscriber share is transferred as referred to in paragraph 1 of Annex 1) applies for one Poolit Share to be allotted to it and each Pool Member which is a Pool Member on the date on which this Schedule takes effect agrees to make payment of(pound)1 to Poolit (or as Poolit shall direct) prior to the holding of the Poolit Board Meeting referred to in paragraph 3 of Annex 1.

1.4 Regulation of rights: The Poolit Shareholders have agreed that their respective rights as shareholders in Poolit shall be regulated by the provisions of this Schedule (including the Poolit Articles) and Poolit has agreed with the Poolit Shareholders to comply with such of the matters contained in this Schedule as relate to Poolit.

2.        DEFINITIONS AND INTERPRETATION

2.1 Definitions: In this Schedule, except where the context otherwise requires, words and expressions defined in Clause 1.1 of this Agreement shall have the same meaning and:-

          "Affiliate"              means, in respect of any body corporate, a
                                   body corporate which is its subsidiary or holding company, or a company which is a subsidiary of that holding company, and each such company;

          "Financial Year"         has the meaning given to the term "financial
                                   year" in section 223 of the Companies Act
                                   1985;

          "Intellectual Property"  means:-

                                   (i)  patents, trade marks and service marks,
                                        rights in designs, information and
                                        databases, trade or business names or
                                        signs, copyrights (including rights in
                                        computer software and associated
                                        documentation) and topography rights
                                        (whether or not any of these is
                                        registered and including applications
                                        for registration of any such thing);

                                   (ii) all rights or forms of protection of a
                                        similar effect to any of the rights and
                                        other matters referred to in (i) above;
                                        and

                                  (iii) rights under licences in relation to
                                        any of the rights and other matters
                                        referred to in (i) and (ii) above;

          "Licensed IPR"           means all Pool Intellectual Property
                                   transferred to Poolit pursuant to the
                                   Twenty-Sixth Supplemental Agreement amending this Agreement, and for the time being held by Poolit, which comply with criteria for licensing approved by those Poolit
                                   Shareholders who together as Pool Members have not less than 84 per cent. of the Weighted Votes of all Pool Members;

          "Non-paying Poolit
          Shareholder"             has the meaning given to that term in
                                   sub-section 9.4;

          "Poolit" means Poolit Limited (registered number 3646741) whose registered office is situate at Third Floor, 1 Triton Square, London NW1 3DX;

          "Poolit Articles"        means the Articles of Association of Poolit
                                   set out in Annex 3 to this Schedule, as the same may be amended from time to time;

          "Poolit Board"           means the board of directors of Poolit;

          "Poolit Business"        means the business of holding and exploiting
                                   Pool Intellectual Property transferred to
                                   Poolit pursuant to the Twenty-Sixth
                                   Supplemental Agreement amending this
                                   Agreement and for the time being held by Poolit for the benefit of Pool Members collectively;

          "Poolit Chairman"        means the chairman of the Poolit Board for
                                   the time being and from time to time;

          "Poolit Company
          Secretary"               means the company secretary of Poolit for the
                                   time being and from time to time;

          "Poolit Completion
          Date" means 1st April, 1999 or such other date as may be determined as the Poolit Completion Date by the Executive Committee;

          "Poolit Directors"       means the directors of Poolit for the time
                                   being and from time to time;

          "Pool Intellectual
          Property"                means Intellectual Property:-

                                   (i)  which is:-

                                        (a)   owned jointly by all Pool Members
                                              under or pursuant to the terms of
                                              this Agreement; or

                                        (b)   owned by or licensed to EPFAL but,
                                              in either case, held by EPFAL on
                                              trust for the Pool Members (other
                                              than the Funds Transfer Software
                                              and any other software used by
                                              EPFAL in the Funds Transfer
                                              Business); or

                                        (c)   owned by or licensed to Poolserco;
                                              and

                                   (ii) which is created or arises:-

                                        (a)   under or pursuant to this
                                              Agreement or any Service Line,
                                              Agreed Procedure or Code of
                                              Practice or any other document
                                              produced by or on behalf of Pool
                                              Members jointly; or

                                        (b)   in the course of, under or
                                              pursuant to the 1998 Programme or,
                                              after 1st April,

                                              1998, any other programme of work
                                              undertaken by the Electricity Pool
                                              of England and Wales,

                                        but excludes Software, Developed
                                        Application Software and Licensed
                                        Application Software to the extent that
                                        the terms of this Schedule or the
                                        Twenty-Sixth Supplemental Agreement
                                        amending this Agreement would otherwise
                                        conflict with Section 8 or 9 of Schedule
                                        4;

          "Poolit Maximum
          Aggregate
          Shareholder
          Contribution"            has the meaning given to that term in
                                   sub-section 9.2;

          "Poolit Shareholders"    means the persons for the time being and from
                                   time to time registered as holders of Poolit
                                   Shares;

          "Poolit Shares"          means ordinary shares of (pound)1 each in the
                                   capital of Poolit and any shares issued in exchange therefor by way of conversion or reclassification and any shares representing or deriving from such shares as a result of any increase in or reorganisation or variation of the capital of Poolit; and

          "Retiring Poolit
          Shareholder"             has the meaning given to that term in
                                   sub-section 10.3.

2.2 Interpretation: The Parties and Poolit acknowledge and agree that, notwithstanding any other provision of this Agreement:-

          2.2.1 Poolit has acceded as a party to this Agreement solely for the purposes of this Schedule and is bound only to the extent of those obligations on its part which are expressly set out or referred to in this Schedule and not by any other provision of this Agreement. In particular, but without prejudice to the generality of the foregoing, Clause 25 of this Agreement shall not apply to Poolit or to the Poolit Shareholders in their capacity as such;

          2.2.2 Poolit shall have only such rights under or in respect of this Agreement as are expressly set out or referred to in this Schedule;

          2.2.3 the consent or agreement of Poolit shall not be required to any modification, abrogation, amendment or suspension of any provision of this Agreement which is not expressly set out in this Schedule (including any modification or amendment to any word or expression used in this Schedule but defined elsewhere in this Agreement) and Poolit hereby irrevocably waives any rights which it might be considered or held to have to consent or agree to any such modification, abrogation, amendment or suspension;

          2.2.4 within this Agreement the rights of Pool Members as shareholders in Poolit are set out exclusively in this Schedule and no other provision of this Agreement shall apply in the regulation of the rights and obligations of Poolit Shareholders inter se in their capacity as shareholders in Poolit or as between the Poolit Shareholders (or any of them) and Poolit;

          2.2.5 the provisions of Parts III and IV do not apply to decisions of Pool Members in their capacity as shareholders in Poolit or to decisions of Committee Members in their capacity as directors of Poolit; and

          2.2.6     the provisions of Clauses 1.2, 1.3, 78.1, 79, 83, 84 and 85 of this Agreement shall be deemed to be incorporated in, and to apply in respect of, this Schedule mutatis mutandis.

2.3       Authorisation to amend:

          2.3.1 Poolit hereby unconditionally and irrevocably authorises and instructs the Chief Executive and each person authorised for the purpose by the Executive Committee to sign on its behalf amending agreements to this Agreement and to execute any agreement which modifies, abrogates, amends or suspends any provision of this Agreement in circumstances where Poolit's consent or agreement is not required, and undertakes not to withdraw, qualify or revoke such authority and instruction at any time.

          2.3.2 The Executive Committee shall notify Poolit of all amendments, modifications, abrogations and suspensions which are made to this Agreement for which the consent or agreement of Poolit is not required.

3.        ESTABLISHMENT OF POOLIT AND NEW POOL MEMBERS

3.1 Completion: On the Poolit Completion Date each of the Pool Members, Poolit Shareholders and Poolit shall perform its obligations set out in, and comply with the provisions of, Annex 1 to this Schedule.

3.2 New Pool Members: Upon the accession to this Agreement of a new Pool Member the Poolit Directors shall either:-

          3.2.1 procure the transfer to such new Pool Member of one Poolit Share in accordance with the provisions of sub-section 10.5 of this Schedule; or

          3.2.2 procure the allotment and issue by Poolit to such new Pool Member of one unissued Poolit Share (and the Poolit Shareholders agree that where no Poolit Shares are otherwise available for issue they will take all necessary steps in relation to the creation and/or issue by Poolit of further Poolit Shares as required).

4.        POOLIT'S BUSINESS

4.1 Compliance: Each of the Poolit Shareholders agrees with the other Poolit Shareholders to exercise its rights under this Schedule and as a shareholder in Poolit so as to ensure that:-

          4.1.1 Poolit performs and complies with all its obligations under this Schedule and complies with the restrictions (if any) imposed upon it under the Poolit Articles; and

          4.1.2 the Poolit Business is conducted in accordance with sound and good business practice with the intention of generating profits for distribution to Poolit Shareholders in accordance with sub-section 8.3.

4.2 Sole business of Poolit: The Poolit Shareholders and Poolit acknowledge and agree with the other Poolit Shareholders that, unless and until Poolit Shareholders who together as Pool Members have not less than 84 per cent. of the Weighted Votes of all Pool Members agree otherwise in writing, the business of Poolit shall be confined to the Poolit Business.

4.3 Independence of operations: Each Poolit Shareholder acknowledges and agrees with the other Poolit Shareholders and Poolit that Poolit will have complete independence in its operations and undertakes not to take any action which obstructs or interferes with, or seeks to obstruct or interfere with, the Poolit Business provided that this sub-section 4.3 shall not affect the manner in which any Poolit Shareholder may exercise its rights in respect of Poolit Shares held by it.

5.        THE MANAGEMENT OF POOLIT

5.1       Poolit Directors:

          5.1.1 The Poolit Shareholders shall procure that the Poolit Directors shall be the Committee Members for the time being and from time to time.

          5.1.2 The Poolit Shareholders shall severally indemnify Poolit according to their respective Contributory Shares against all claims, demands, liabilities, losses, costs and expenses which Poolit may suffer or incur by reason of any claim by any Poolit Director in connection with his removal from office as a Poolit Director.

5.2 Chairman: The Poolit Chairman shall be the Pool Chairman for the time being and from time to time.

5.3 Committees: The Poolit Directors may delegate any of their powers to committees of the Poolit Board consisting of such persons as the Poolit Directors may resolve. Any such committee shall exercise only powers expressly delegated to it and shall comply with any regulations imposed on it by the Poolit Board.

5.4 Poolit Company Secretary: The Poolit Company Secretary shall be such person as may be approved by the unanimous resolution of the Poolit Board from time to time. The Poolit Company Secretary shall be removed by unanimous resolution of the Poolit Board.

5.5       Proceedings at Poolit Board Meetings:

          5.5.1 Voting Rights: Each Poolit Director shall have one vote. The Poolit Chairman shall have no vote in his capacity as Poolit Chairman.

          5.5.2 Frequency: The Poolit Board shall meet not less frequently than once in any period of three months unless otherwise agreed by the Poolit Directors. A meeting of the Poolit Board may be convened at any reasonable time at the request of any Poolit Director by written notice to the Poolit Company Secretary.

          5.5.3 Meetings: Meetings of the Poolit Board may be held by conference telephone call provided that participants acknowledge that they can speak to and hear each other.

          5.5.4 Notice: Each of the Poolit Directors shall be given notice by the Poolit Company Secretary of each meeting of the Poolit Board setting out details of the time, date and place of meeting at least five working days prior to the date of such meeting, provided that such period of notice may be shortened for particular meetings by unanimous written consent of all Poolit Directors entitled to attend and vote thereat.

          5.5.5 Quorum: The quorum for meetings of the Poolit Board shall be constituted by the attendance of six Poolit Directors (or their alternates in accordance with the Poolit Articles) in person or participating by conference telephone call throughout such meeting.

          5.5.6 Resolutions: All resolutions of the Poolit Board shall be made by vote of the Poolit Directors present or participating by conference telephone call. Unless otherwise expressly provided in this Schedule, a simple majority of those present or participating by conference telephone call will be required in respect of any matter before the Poolit Board.

          5.5.7 Written resolutions: A written resolution signed by all Poolit Directors shall be as valid and effective as a resolution passed unanimously by a meeting of the Poolit Board properly convened and constituted in accordance with the terms of this Schedule and the Poolit Articles.

          5.5.8 Minutes: No later than ten working days after each Poolit Board meeting, the Poolit Company Secretary shall circulate minutes of that meeting to each of the Poolit Directors and, upon written request for the same, to Poolit Shareholders.

6.        RESERVED MATTERS

The Poolit Shareholders shall procure, so far as they are able in their capacity as shareholders in Poolit, that no action listed in Annex 2 to this Schedule shall be taken and no resolution relating to such action shall be passed by Poolit:-

6.1 in respect of the matters set out in Part A of Annex 2 to this Schedule, except with the consent of those Poolit Shareholders who together as Pool Members have not less than 65 per cent. of the Weighted Votes of all Pool Members; and

6.2 in respect of the matters set out in Part B of Annex 2 to this Schedule, except with the consent of those Poolit Shareholders who together as Pool Members have not less than 84 per cent. of the Weighted Votes of all Pool Members.

7.        ACCOUNTS

7.1 Annual Accounts: At the end of each of Poolit's Financial Years, or as soon as reasonably practicable thereafter, Poolit shall procure that an account shall be taken of all the assets and liabilities of Poolit and of all dealings and transactions of Poolit during such Financial Year and that the Poolit Board shall prepare a report and accounts in accordance with the Companies Act 1985 to be audited within three months after the end of each Financial Year.

7.2 Audit: Any Poolit Shareholder shall have the right at any time to require Poolit to instruct the auditors of Poolit to conduct a review in respect of the financial affairs of Poolit. The cost of such review shall be borne by the Poolit Shareholder requesting such review, unless such review is approved by the majority of Poolit Directors in which case it shall be borne by Poolit. If any such review is requested, Poolit shall procure that Poolit's auditors are given all reasonable assistance to complete the review within a reasonable period of time.

8.        DISTRIBUTION POLICY

          The Poolit Shareholders shall take such action as may be necessary to procure that:-

          8.1 Annual General Meeting: Poolit's annual general meeting at which audited accounts in respect of its preceding Financial Year are laid before the Poolit Shareholders is held not later than the date falling six months after the end of that Financial Year;

          8.2 Auditors' Report: Poolit's auditors shall at the expense of Poolit be instructed to report as to the amount of the profits available for distribution by Poolit for each accounting reference period at the same time as they sign their report on Poolit's audited accounts for the accounting reference period in question; and

          8.3 Distribution of Profits: Poolit distributes to and among the Poolit Shareholders within 30 days of approval of the audited accounts 100 per cent. of its profits available for distribution in each year, subject to the appropriation of such reasonable and proper reserves for working capital or otherwise as the Poolit Board may consider appropriate.

9.        FINANCE FOR POOLIT

9.1 Poolit's financing needs: The Poolit Shareholders acknowledge and agree with the other Poolit Shareholders and Poolit that Poolit will from time to time require finance in order to fund its projected cash requirements and to meet its liabilities.

9.2 Limits on financing: Poolit agrees that it shall not incur costs in respect of any of its Financial Years of an amount greater than the "Poolit Maximum Aggregate Shareholder Contribution" in respect of that Financial Year. The Poolit Maximum Aggregate Shareholder Contribution in respect of a Financial Year of Poolit shall be that amount which those Poolit Shareholders who together as Pool Members have not less than 84 per cent. of the Weighted Votes of all Pool Members shall agree in writing no later than twenty working days before the start of that Financial Year. The Poolit Company Secretary shall determine and shall give notice to all Poolit Directors and Poolit Shareholders of his determination whether a Poolit Maximum Aggregate Shareholder Contribution has been so agreed in respect of a Financial Year of Poolit and, if so agreed, the amount of that Poolit Maximum Aggregate Shareholder Contribution. If no such agreement is reached in respect of a Financial Year then, until such time as such agreement is reached, the Poolit Maximum Aggregate Shareholder Contribution in respect of such Financial Year shall be(pound)1 million.

9.3 Poolit Shareholders' contribution: The Poolit Shareholders shall be liable to contribute towards the financing requirements of Poolit in accordance with their respective Contributory Shares and shall make payment of their proportionate share (together with Value Added Tax thereon, if applicable) to Poolit or to such other person as Poolit may from time to time direct within fifteen days after receipt of an invoice or other statement therefor issued by Poolit.

9.4 Non-paying Poolit Shareholders: If any Poolit Shareholder fails to pay an amount due to Poolit under this Schedule within fifteen days after the due date for such payment (such Poolit Shareholder being a "Non-paying Poolit Shareholder"), each Poolit Shareholder (other than the Non-paying Poolit Shareholder) shall be severally liable for its Contributory Share (calculated on the basis that the Points allocated to the Non-paying Poolit Shareholder are disregarded) of that amount and Poolit shall accordingly be entitled to recover the due proportion of that amount from each Poolit Shareholder (other than the Non-paying Poolit Shareholder). In that event, Poolit shall advise each Poolit Shareholder of the amount payable by invoice or statement despatched to each Poolit Shareholder and each Poolit Shareholder shall pay Poolit (or such other person as Poolit may from time to time direct) the amount advised in the relevant invoice or statement within fifteen days after receipt.

9.5 Non-paying Poolit Shareholder's indemnity: A Non-paying Poolit Shareholder shall indemnify each Poolit Shareholder on demand against all sums properly paid by such Poolit Shareholder pursuant to sub-section 9.4 and all costs and expenses reasonably incurred by each Poolit Shareholder in recovering such sums. Any payment by a Non-paying Poolit Shareholder pursuant to such indemnity shall be made without any deduction and free and clear of and without any deduction for or on account of any taxes, except to the extent that the Non-paying Poolit Shareholder is required by law to make payment subject to any taxes. If any tax or amounts in respect of tax must be deducted or any other deductions must be made from any amounts payable or paid by a Non-paying Poolit Shareholder pursuant to such indemnity, the Non-paying Poolit Shareholder shall pay such additional amounts as may be necessary to ensure that the relevant Poolit Shareholder receives a net amount equal to the full amount which it would have received had payment not been made subject to tax.

9.6 Third party finance: If Poolit requires finance in addition to that provided by the Poolit Shareholders pursuant to sub-sections 9.3 and 9.4, it shall endeavour to obtain such finance from a third party lender on the best terms which could reasonably be expected to be obtained in the open market.

9.7 Poolit Shareholder guarantees: If any indemnity, guarantee or other assurance against loss is given by a Poolit Shareholder for any obligation or liability of Poolit, at the request of Poolit all the other Poolit Shareholders shall indemnify such Poolit Shareholder in respect of any liability arising out of such indemnity, guarantee or other assurance against loss in the proportions which the respective Contributory Shares of all the Poolit Shareholders bear one to the other at the time of request for indemnification.

10.       TRANSFER OF POOLIT SHARES

10.1 Restriction on transfer: Otherwise than in accordance with the following provisions of this Section 10 no Poolit Shareholder shall:-

          10.1.1 pledge, mortgage (whether by way of fixed or floating charge) or otherwise encumber its legal or beneficial interest in its Poolit Shares; or

          10.1.2 sell, transfer or otherwise dispose of any of such Poolit Shares (or any legal or beneficial interest therein); or

          10.1.3 enter into any agreement in respect of the votes attached to Poolit Shares; or

          10.1.4 agree, whether or not subject to any condition precedent or subsequent, to do any of the foregoing.

10.2 Intra-group transfers: A Poolit Shareholder may transfer its Poolit Shares to its Affiliate in circumstances where such Affiliate becomes a Pool Member at the same time as such Poolit Shareholder ceases to be a Pool Member.

10.3 Retiring Poolit Shareholders: If in relation to any of the Poolit Shareholders (the "Retiring Poolit Shareholder"):-

          10.3.1 the Retiring Poolit Shareholder ceases to be a Pool Member for any reason; or

          10.3.2 the Retiring Poolit Shareholder fails to remedy any material breach on its part of this Schedule within 21 days after the service of any written notice by a majority in number of the other Poolit Shareholders complaining of such breach; or

          10.3.3 any of the events set out in Clause 66.3.6 or 66.3.7 shall occur in relation to the Retiring Poolit Shareholder,

          then, upon written notice to the Retiring Poolit Shareholder by any other Poolit Shareholder, the Retiring Poolit Shareholder shall transfer at par to a nominee for all the Poolit Shareholders (other than the Retiring Poolit Shareholder) selected by the Poolit Directors all of the Poolit Shares held by the Retiring Poolit Shareholder. All costs and expenses of such transfer shall be for the account of the Retiring Poolit Shareholder.

10.4 Enforced transfer: If a Retiring Poolit Shareholder shall fail or refuse to transfer any Poolit Shares in accordance with its obligations under sub-section 10.3 the Poolit Directors may authorise Poolit to execute and deliver a transfer from the Retiring Poolit Shareholder to a nominee on behalf of the Retiring Poolit Shareholder. Poolit may accept the consideration for the transfer and hold it on trust for the Retiring Poolit Shareholder, which acceptance shall be a good discharge to the nominee and may set off such amount against the costs and expenses of the transfer. The Poolit Directors shall cause the transferee to be registered as the holder of such Poolit Shares and, following the registration of the transfer, the validity of the proceedings shall not be questioned by any person.

10.5 Nominee's holding: The nominee referred to in sub-section 10.3 shall hold Poolit Shares transferred to it on the terms set out in that sub-section until such time as it is directed by the Poolit Directors to transfer them (or some of them) to one or more Pool Members.

11.       DURATION AND TERMINATION

          This Schedule shall continue in full force and effect until the first to occur of the following events:-

          11.1      the termination of this Agreement pursuant to Clause 67.4;

          11.2 all the Poolit Shareholders agree in writing to terminate the arrangements set out in this Schedule; and

          11.3 an effective resolution is passed or a binding order is made for the winding up of Poolit,

          provided, however, that this Schedule shall cease to have effect as regards any Poolit Shareholder who ceases to hold any Poolit Shares (save that any accrued rights and obligations as at the date of cessation shall not be thereby extinguished).

12.       POOLIT SHAREHOLDERS GENERALLY

          The Poolit Shareholders shall procure that, save for any nominee referred to in sub-section 10.3:-

          12.1 no person other than a Pool Member shall acquire shares in Poolit (whether by transfer or allotment) and that no Pool Member shall be a Poolit Shareholder unless and until it has agreed to be bound by this Schedule in the capacity of a Poolit Shareholder (which it shall be taken to have done by being a signatory to this Agreement); and

          12.2      no person shall at any point hold more than one Poolit
                    Share.

13.       LICENSED IPR

          Poolit shall on request by any Poolit Shareholder grant, so far as it is able, to such Poolit Shareholder for so long as it remains a Poolit Shareholder a non-exclusive, royalty-free licence to use the Licensed IPR on substantially the terms and conditions which those Poolit Shareholders who together as Pool Members have not less than 84 per cent. of the Weighted Votes of all Pool Members shall agree in writing from time to time and identify as the "Form of licence of Licensed IPR".

14.       CONFLICT WITH THE ARTICLES

          In the event of any ambiguity or discrepancy between the provisions of this Schedule and the Poolit Articles, then it is the intention of the Poolit Shareholders that the provisions of this Schedule (for so long as they remain in force) shall prevail and accordingly the Poolit Shareholders shall exercise all voting and other rights and powers available to them so as to give effect to the provisions of this Schedule.

15.       FURTHER ASSURANCE

          Each Poolit Shareholder shall co-operate with the other Poolit Shareholders and with Poolit and shall execute and deliver to the other Poolit Shareholders or Poolit (as the case may be) such other instruments and documents and take such other actions as may be reasonably requested from time to time in order to carry out, evidence and confirm their or its rights under, and the intended purpose of, this Schedule.

                                     ANNEX 1

                                   Completion

1. Meeting of the Poolit Directors: On the Poolit Completion Date Pool Members shall procure the holding of a meeting of the Poolit Board and the passing thereat of resolutions:-

          (a)       appointing the Committee Members as Poolit Directors;

          (b) accepting the resignation as Poolit Directors of those persons (if any) who are not Committee Members;

          (c) appointing Barclays Bank PLC as Poolit's bankers and passing such resolutions relating to such appointment as the bank may require;

          (d) approving the transfer of the two subscriber shares in Poolit each to a Pool Member; and

          (e) convening an Extraordinary General Meeting of Poolit immediately following the conclusion of the meeting of the Poolit Directors for the purposes referred to in paragraph 2.

2. Extraordinary General Meeting: Upon the calling of the Extraordinary General Meeting referred to in paragraph 1(e) the Poolit Shareholders shall procure the giving of consents to short notice in respect of such Extraordinary General Meeting and shall vote thereat in favour of resolutions:-

          (a) authorising the Poolit Directors to issue and allot at par one Poolit Share to each Pool Member other than those two Pool Members to whom the two subscriber shares in Poolit have been transferred; and

          (b) adopting the regulations in the form set out in Annex 3 to this Schedule as the new Poolit Articles.

3. Poolit Board Meeting: Poolit shall procure the holding of a further meeting of the Poolit Board and the passing thereat of resolutions:-

          (a) approving the application of each Pool Member other than those two Pool Members to whom the two subscriber shares in Poolit have been transferred for a Poolit Share;

          (b) authorising each Pool Member's name to be entered in the Register of Members of Poolit as holder of one Poolit Share and directing the sealing of a certificate in respect thereof; and

          (c) approving the terms upon which the Poolit Directors propose to declare and pay dividends on Poolit Shares in respect of the first five Financial Years of Poolit.

4. Allotment: Upon receipt of the relevant consideration moneys payable for a Poolit Share, Poolit shall allot and issue one Poolit Share to each Pool Member other than those two Pool Members to whom the two subscriber shares in Poolit have been transferred and shall register each Pool Member as the holder of a Poolit Share and shall prepare, seal and deliver to each Pool Member a share certificate in respect thereof in its name.

                                     ANNEX 2

                             Limitations on Dealings

                                                 Part A

The matters referred to in sub-section 6.1 are:-

(i) the assignment of rights in respect of any Pool Intellectual Property transferred to Poolit pursuant to the Twenty-Sixth Supplemental Agreement amending this Agreement and for the time being held by Poolit;

(ii)      the making of decisions relating to the accounting policy of Poolit;

(iii) the acquisition, disposal or charge of assets of or securities held by Poolit other than in the ordinary course of the Poolit Business;

(iv) the making of decisions relating to material contracts to which Poolit is a party or material arrangements between Poolit and a third party;

(v)       the making of changes to the pricing or trading terms of Poolit; and

(vi) the making by Poolit of a material claim, disclaimer, surrender, election or consent for tax purposes.

                                     Part B



The matters referred to in sub-section 6.2 are:-

(i) the making of any change to Poolit's Memorandum of Association or the Poolit Articles;

(ii)      the undertaking of any business other than the Poolit Business;

(iii) the reduction of Poolit's share capital, any variation of the rights attaching to any class of shares in its capital or any redemption, purchase or other acquisition by Poolit of any Poolit Shares or other securities of Poolit;

(iv) the incurring of any costs in respect of a Financial Year of an amount greater than the Poolit Maximum Aggregate Shareholder Contribution in respect of that Financial Year;

(v) the making of any contract of a material nature outside Poolit's business or the giving of any guarantee;

(vi) the presentation of any petition for the winding up of Poolit or the making of any application for an administration order in relation to Poolit or for the appointment of an administrator or receiver of Poolit; and

(vii) the commencement, settlement or defence of any litigation, arbitration or other proceedings brought by or against Poolit in an amount in excess of (pound)25,000.

                                     ANNEX 3

                              Form of New Articles

                             ARTICLES OF ASSOCIATION

                          THE COMPANIES ACTS 1985-1989

                             ARTICLES OF ASSOCIATION

                                       of

                                 POOLIT LIMITED

                            (Registered No. 3646741)

         (adopted by Special Resolution passed on [_____________], 199_)



1.        Adoption of Table A

          In these articles "Table A" means Table A scheduled to the Companies (Tables A to F) Regulations 1985 as amended prior to the date of incorporation of the company. The regulations contained in Table A shall, except where they are excluded or modified by these articles, apply to the company and, together with these articles, shall constitute the articles of the company. No other regulations set out in any statute concerning companies, or in any statutory instrument or other subordinate legislation made under any statute, shall apply as the regulations or articles of the company.

2.        Interpretation

2.1 Words and expressions which bear particular meanings in Table A shall bear the same meanings in these articles.

2.2       In these articles:-

          "Affiliate" means, in relation to any person, any holding company or subsidiary of such person or any subsidiary of a holding company of such person;

          "Pooling and Settlement Agreement" means the Pooling and Settlement Agreement for the Electricity Industry in England and Wales dated 30th March, 1990 as amended and restated from time to time;

          "Pool Intellectual Property" has the meaning given to that expression in the Pooling and Settlement Agreement;

          "Poolit Business" has the meaning given to that expression in the Pooling and Settlement Agreement;

          "Poolit Maximum Aggregate Shareholder Contribution" has the meaning given to that expression in the Pooling and Settlement Agreement;

          "Pool Members" has the meaning given to that expression in the Pooling and Settlement Agreement;

          "Retiring Poolit Shareholder" has the meaning given to that expression in Article 10.4; and

          "Weighted Votes" has the meaning given to that expression in the Pooling and Settlement Agreement.

2.3 References in these articles to writing include references to any method of representing or reproducing words in a legible and non-transitory form.

2.4       Headings are for convenience only and shall not affect construction.

2.5 If, and for so long as, the company has only one member, these articles shall (in the absence of any express provision to the contrary) apply with such modification as may be necessary in relation to such a company.

3.        Share Capital

          The authorised share capital of the company at the date of adoption of this article is (pound)100 divided into 100 shares of (pound)1 each.

4.        Restriction on Share Ownership

          Save with the prior written consent of the directors, no person other than a nominee as referred to in Article 10.4 shall be the holder of more than one share of the company at any time.

5.        Rights Attaching to Shares

5.1 The matters set out in Articles 5.2 and 5.3 shall constitute rights attaching to the shares of the company. The members shall procure, so far as they are able in their capacity as shareholders in the company, that no action shall be taken or resolution passed by the company:-

          5.1.1 in respect of those matters set out in Article 5.2, except with the consent of those members who together as Pool Members have not less than 65 per cent. of the Weighted Votes of all Pool Members; and

          5.1.2 in respect of those matters set out in Article 5.3, except with the consent of those members who together as Pool Members have not less than 84 per cent. of the Weighted Votes of all Pool Members.

5.2       The matters referred to in Article 5.1.1 are:-

          5.2.1 the assignment of rights in respect of any Pool Intellectual Property transferred to the company pursuant to the Twenty-Sixth Supplemental Agreement amending the Pooling and Settlement Agreement and for the time being held by Poolit.

          5.2.2 the making of decisions relating to the accounting policy of the company.

          5.2.3 the acquisition, disposal or charge of assets of or securities held by the company other than in the ordinary course of the company's business.

          5.2.4 the making of decisions relating to material contracts to which the company is a party or material arrangements between the company and a third party.

          5.2.5 the making of changes to the pricing or trading terms of the company.

          5.2.6 the making by the company of a material claim, disclaimer, surrender, election or consent for tax purposes.

5.3       The matters referred to in Article 5.1.2 are:-

          5.3.1 the making of any change to the company's Memorandum of Association or these articles.

          5.3.2     the undertaking of any business other than the Poolit
                    Business.

          5.3.3 the reduction of the company's share capital, any variation of the rights attaching to any class of shares in its capital or any redemption, purchase or other acquisition by the company of any shares or other securities of the company.

          5.3.4 the incurring of any costs in respect of a financial year of the company of an amount greater than the Poolit Maximum Aggregate Shareholder Contribution in respect of that financial year.

          5.3.5 the making of any contract of a material nature outside the company's business or the giving of any guarantee.

          5.3.6 the presentation of any petition for the winding up of the company or the making of any application for an administration order in relation to the company or for the appointment of an administrator or receiver of the company.

          5.3.7 the commencement, settlement or defence of any litigation, arbitration or other proceedings brought by or against the company in an amount in excess of (pound)25,000.

5.4 Each holder of a share shall be entitled to dividends in respect of such share in such amounts (if any) as the directors may, in their absolute discretion, determine from time to time (and which, for the avoidance of doubt, may be different amounts from time to time in respect of each and every share). Regulation 104 of Table A shall be modified accordingly.

5.5 Notwithstanding Article 5.4 or any differing amounts paid or payable by way of dividend in respect of any share, all the shares shall constitute one and the same class of shares.

5.6 Subject to the provisions of the Act and to any rights conferred on the holders of any other shares, any share may be issued with or have attached to it such rights and restrictions as the company may by ordinary resolution decide or, if no such resolution has been passed or so far as the resolution does not make specific provision, as the directors may decide. Regulation 2 of Table A shall not apply.

6.        Variation of Rights of Shares

6.1 Subject to the provisions of the Act, the entitlement to dividends for the time being attached to the shares for the time being issued may from time to time (whether or not the company is being wound up) be varied with the consent, either in writing or at a separate general meeting of the holders of all of the shares, of the holders of not less than 95 per cent. in nominal value of all the issued shares. All the provisions of these articles as to general meetings of the company shall, with any necessary modifications, apply to any such separate general meeting, but so that the necessary quorum shall be two persons holding or representing by proxy not less than one-third in nominal value of the issued shares (but so that at any adjourned meeting one holder present in person or by proxy (whatever the number of shares held by him) shall be a quorum) and that any holder of a share present in person or by proxy may demand a poll.

6.2 Subject to the provisions of the Act, the voting rights and rights relating to the return of capital to members for the time being attached to the shares for the time being issued may from time to time (whether or not the company is being wound up) be varied either with the consent in writing of the holders of not less than three-fourths in nominal value of all the issued shares or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of all of the shares. All the provisions of these articles as to general meetings of the company shall, with any necessary modifications, apply to any such separate general meeting, but so that the necessary quorum shall be two persons holding or representing by proxy not less than one-third in nominal value of the issued shares (but so that at any adjourned meeting one holder present in person or by proxy (whatever the number of shares held by him) shall be a quorum) and that any holder of shares present in person or by proxy may demand a poll.

7.        Unissued Shares

          Subject to the provisions of the Act and to these articles, any unissued shares of the company (whether forming part of the original or any increased capital) shall be at the disposal of the directors who may (subject to Article 4) offer, allot, grant options over or otherwise dispose of them to such persons at such times and for such consideration and upon such terms and conditions as they may determine.

8.        Initial Authority to Issue Relevant Securities

          Subject to any direction to the contrary which may be given by the company in general meeting and to Article 4, the directors are unconditionally authorised to exercise all powers of the company to allot relevant securities. The maximum nominal amount of relevant securities that may be allotted under this authority shall be the nominal amount of the unissued share capital at the date of incorporation of the company or such other amount as may from time to time be authorised by the company in general meeting. The authority conferred on the directors by this article shall remain in force for a period of five years from the date of incorporation of the company but may be revoked, varied or renewed from time to time by the company in general meeting in accordance with the Act.

9.        Exclusion of Rights to Offers on a Pre-emptive Basis

          Section 89(1) of the Act shall not apply to the allotment by the company of any equity security.

10.       Transfer of Shares

10.1 The instrument of transfer of a subscriber's share which is not fully paid need not be executed by or on behalf of the transferee. Regulation 23 of Table A shall be modified accordingly.

10.2 Otherwise than in accordance with Articles 10.3 and 10.4 no member shall:-

          10.2.1 pledge, mortgage (whether by way of fixed or floating charge) or otherwise encumber its legal or beneficial interest in its shares; or

          10.2.2 sell, transfer or otherwise dispose of any of such shares (or any legal or beneficial interest therein); or

          10.2.3 enter into any agreement in respect of the votes attached to shares; or

          10.2.4 agree, whether or not subject to any condition precedent or subsequent, to do any of the foregoing.

10.3 A member may transfer its shares to its Affiliate in circumstances where such Affiliate becomes a Pool Member at the same time as such member ceases to be a Pool Member.

10.4      If in relation to any of the members (the "Retiring Poolit
          Shareholder"):-

          10.4.1 the Retiring Poolit Shareholder ceases to be a Pool Member for any reason; or

          10.4.2 the Retiring Poolit Shareholder fails to remedy any material breach on its part of Schedule 33 to the Pooling and Settlement Agreement within 21 days after the service of any written notice by a majority (in number and value) of the other members complaining of such breach; or

          10.4.3 any of the events set out in Clause 66.3.6 or 66.3.7 of the Pooling and Settlement Agreement shall occur in relation to the Retiring Poolit Shareholder,

          then, upon written notice to the Retiring Poolit Shareholder by any other member, the Retiring Poolit Shareholder shall transfer at par to a person selected by the directors all of the shares held by the Retiring Poolit Shareholder. All costs and expenses of such transfer shall be for the account of the Retiring Poolit Shareholder.

10.5 If a Retiring Poolit Shareholder shall fail or refuse to transfer any shares in accordance with its obligations under Article 10.4 the directors may authorise the company to execute and deliver a transfer from the Retiring Poolit Shareholder to a nominee on behalf of the Retiring Poolit Shareholder. The company may accept the consideration for the transfer and hold it on trust for the Retiring Poolit Shareholder, which acceptance shall be a good discharge to the nominee and may set off such amount against the costs and expenses of the transfer. The directors of the company shall cause the transferee to be registered as the holder of such shares and, following the registration of the transfer, the validity of the proceedings shall not be questioned by any person.

11.       Proceedings at General Meetings

11.1 The quorum at any general meeting shall consist of a majority in number of the members in person or by proxy. Regulation 40 of Table A shall be modified accordingly.

11.2 If, and for so long as, the company has only one member, that member or the proxy for that member or, where that member is a corporation, its duly authorised representative shall be a quorum at any general meeting of the company or of the holders of any class of shares. Regulation 40 of Table A shall be modified accordingly.

11.3 The chairman at any general meeting shall not be entitled to a second or casting vote. Regulation 50 of Table A shall not apply.

11.4 In the case of a corporation a resolution in writing may be signed on its behalf by a director or the secretary of the corporation or by its duly appointed attorney or duly authorised representative. Regulation 53 of Table A shall be extended accordingly.

12.       Votes of Members

          At a general meeting, but subject to any rights or restrictions attached to any shares, on a show of hands every member who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative and every proxy for any member (regardless of the number or the holdings of the members for whom he is a proxy) shall have one vote, and on a poll every member who is present in person or by proxy shall have one vote for every share of which he is the holder. Regulation 54 of Table A shall not apply.

13.       Delivery of Proxies

          The instrument appointing a proxy and (if required by the directors) any authority under which it is executed or a copy of the authority, certified notarially or in some other manner approved by the directors, may be delivered to the office (or to such other place or to such person as may be specified or agreed by the directors) before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to act or, in case of a poll taken subsequently to the date of the meeting or adjourned meeting, before the time appointed for the taking of the poll, and an instrument of proxy which is not so delivered shall be invalid. The directors may at their discretion treat a faxed or other machine made copy of an instrument appointing a proxy as such an instrument for the purpose of this article. Regulation 62 of Table A shall not apply.

14.       Alternate Directors

          Any director (other than an alternate director) may appoint any other director, or any other person who is willing to act, to be an alternate director and may remove from office an alternate director so appointed by him. Regulation 65 of Table A shall not apply.

15.       Delegation of Directors' Powers

          The directors may delegate any of their powers (with power to sub-delegate) to committees consisting of such person or persons (whether directors or not) as they may resolve. Regulation 72 of Table A shall be modified accordingly and references in Table A to a committee of directors or to a director as a member of such a committee shall include a committee established under this article or such person or persons.

16.       Appointment and Removal of Directors by Majority Shareholders

          Any member holding, or any members holding in aggregate, a majority in nominal value of such of the issued share capital for the time being of the company as carries the right of attending and voting at general meetings of the company may by memorandum in writing signed by or on behalf of him or them and delivered to the office or tendered at a meeting of the directors or at a general meeting of the company at any time and from time to time appoint any person to be a director (either to fill a vacancy or as an additional director) or remove any director from office (no matter how he was appointed).

17.       Appointment of Directors by Board

          Without prejudice to the powers conferred by any other article, any person may be appointed a director by the directors, either to fill a vacancy or as an additional director.

18.       No Age Limit or Share Qualification

          No director shall be required to retire or vacate his office, and no person shall be ineligible for appointment as a director, by reason of his having attained any particular age. No shareholding qualification for directors shall be required.

19.       Exclusion of Rotation Requirements and Other Provisions

          Regulations 73 to 80 (inclusive) and the last sentence of regulation 84 of Table A shall not apply.

20.       Disqualification and Removal of Directors

          The office of a director shall be vacated not only upon the happening of any of the events mentioned in regulation 81 of Table A but also if he is removed from office pursuant to these articles. Regulation 81 of Table A shall be modified accordingly.

21.       Directors' Gratuities and Pensions

          Regulation 87 of Table A shall not apply.

22.       Notice and Conduct of Board Meetings

          Notice of a meeting of the directors shall be deemed to be properly given to a director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the company for this purpose, or by any other means authorised in writing by the director concerned. Notice shall be given in this manner to all directors including any director who is for the time being absent from the United Kingdom. A director may waive notice of any meeting either prospectively or retrospectively. In the case of an equality of votes, the chairman shall not have a second or casting vote. Regulation 88 of Table A shall be modified accordingly.

23.       Quorum for Board Meetings

          The quorum for the meetings of the board shall be constituted by the attendance (or participation by conference telephone in accordance with Article 24) of six directors throughout such meeting. Regulation 89 shall be modified accordingly.

24.       Participation in Board Meetings by Telephone

          All or any of the members of the board or any committee of the board may participate in a meeting of the board or that committee by means of a conference telephone provided that participants acknowledge that they can speak to and hear each other. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting then is.

25.       Resolution in Writing

          A resolution in writing executed by all the directors or by all the members of a committee for the time being shall be as valid and effective as a resolution passed unanimously at a meeting of the board or, as the case may be, of the committee properly convened and constituted. The resolution may be contained in one document or in several documents in like form each executed by one or more of the directors or members of the committee concerned. A resolution signed by an alternate director need not also be signed by his appointor and, if it is signed by a director who has appointed an alternate director, it need not be signed by the alternate director in that capacity. Regulation 93 of Table A shall not apply.

26.       Directors May Vote When Interested

          A director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or proposed contract with the company shall declare the nature of his interest at a meeting of the directors in accordance with the Act. Subject where applicable to such disclosure, a director shall be entitled to vote in respect of any contract or proposed contract in which he is interested and if he shall do so his vote shall be counted and he shall be taken into account in ascertaining whether a quorum is present. Regulations 94 and 95 of Table A shall not apply.

27.       Official Seal

          The company may exercise all the powers conferred by the Act with regard to having any official seal and such powers shall be vested in the directors. Subject to the provisions of the Act, any instrument to which an official seal is affixed shall be signed by such persons, if any, as the directors may from time to time determine.

28.       Notices

          Any notice or other document may be served on or delivered to any member by the company either personally, or by sending it by post addressed to the member at his registered address or by fax or telex to a number provided by the member for this purpose, or by leaving it at his registered address addressed to the member, or by any other means authorised in writing by the member concerned. In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed a sufficient service on or delivery to all the joint holders. Regulation 112 of Table A shall not apply.

29.       Time of Service

          Any notice or other document, if sent by the company by post, shall be deemed to have been served or delivered twenty four hours after posting and, in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post. Any notice or other document left by the company at a registered address otherwise than by post, or sent by fax or telex or other instantaneous means of transmission, shall be deemed to have been served or delivered when it was so left or sent. Regulation 115 of Table A shall not apply.

30.       Indemnity of Officers

          Subject to the provisions of the Act, the company may indemnify any director or other officer against any liability and may purchase and maintain for any director or other officer or auditor insurance against any liability. Subject to those provisions, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every director or other officer of the company shall be indemnified, and if the board so determines an auditor may be indemnified, out of the assets of the company against any liability incurred by him as a director or other officer of the company, or as auditor, in defending any proceedings (whether civil or criminal) in which judgment is given in his favour or he is acquitted or in connection with any application under the Act in which relief is granted to him by the court. For the purposes of this article no person appointed or employed by the company as an auditor is an officer of the company.

                                   SCHEDULE 34

                                Poolserco Limited

1.        BACKGROUND

1.1 Establishment of joint venture: The Pool Members have agreed to establish a joint venture company to carry on the Business, subject to sub-section 4.2.

1.2 Poolserco: Poolserco was incorporated in England on 8th October, 1998 and at the date on which this Schedule takes effect has an authorised share capital of (pound)100 divided into 100 ordinary shares of (pound)1 each of which two shares have been issued.

1.3 Shareholders of Poolserco: It is intended that the shareholders of Poolserco shall be limited to the Pool Members for the time being and from time to time, each of whom shall hold a single share, and any nominee as referred to in sub-section 11.3 of this Schedule. Each Pool Member hereby gives its consent to becoming a Shareholder and (other than those Pool Members to whom a subscriber share is transferred as referred to in paragraph 1 of Annex 1) applies for one Share to be allotted to it and each Pool Member which is a Pool Member on the date on which this Schedule takes effect agrees to make payment of(pound)1 to Poolserco (or as Poolserco shall direct) prior to the meeting of the Board referred to in paragraph 3 of Annex 1.

1.4 Regulation of rights: The Shareholders have agreed that their respective rights as shareholders in Poolserco shall be regulated by the provisions of this Schedule (including the Articles) and Poolserco has agreed with the Shareholders to comply with such of the matters contained in this Schedule as relate to Poolserco.

2.        DEFINITIONS AND INTERPRETATION

2.1 Definitions: In this Schedule, except where the context otherwise requires, words and expressions defined in Clause 1.1 of this Agreement shall have the same meaning and:-

          "Affiliate"              means, in respect of any body corporate, a
                                   body corporate which is its subsidiary or holding company, or a company which is a subsidiary of that holding company, and each such company;

          "Articles"               means the Articles of Association of
                                   Poolserco set out in Annex 3 to this
                                   Schedule, as the same may be amended from time to time;

          "Board"                  means the board of directors of Poolserco;

          "Business"               means the business of contracting with third
                                   parties for the provision by those third parties of goods and services connected with the operation of Settlement and/or the operation of and processes envisaged by the Pooling and Settlement Agreement to or for the benefit of Pool Members collectively;

          "Chairman"               means the chairman of the Board for the time
                                   being and from time to time;

          "Company Secretary"      means the company secretary of Poolserco for
                                   the time being and from time to time;

          "Directors"              means the directors of Poolserco for the time
                                   being and from time to time;

          "Financial Year"         has the meaning given to the term "financial
                                   year" in Section 223 of the Companies Act
                                   1985;

          "Intellectual Property"  means:-

                                   (i)    patents, trade marks and service
                                          marks, rights in designs, information
                                          and databases, trade or business names
                                          or signs, copyrights (including rights
                                          in computer software and associated
                                          documentation) and topography rights
                                          (whether or not any of these is
                                          registered and including applications
                                          for registration of any such thing);

                                   (ii) all rights or forms of protection of a similar effect to any of the rights and other matters referred to in (i) above; and

                                   (iii)  rights under licences in relation to
                                          any of the rights and other matters
                                          referred to in (i) and (ii) above;

          "Maximum Aggregate
          Shareholder
          Contribution"            means the amount identified as such in a
                                   Poolserco Business Plan;

          "Pooling and Settlement
          Agreement"               means the Pooling and Settlement Agreement
                                   for the Electricity Industry in England and Wales dated 30th March, 1990 as amended and restated from time to time;

          "Poolserco"              means Poolserco Limited (registered number
                                   3646729) whose registered office is situate at Third Floor, 1 Triton

                                   Square, London NW1 3DX;

          "Poolserco Business
          Plan" means the annual business plan for Poolserco substantially in the form set out in Annex 4 (but in every case including a limit on funding which Shareholders are required to contribute in accordance with the terms of sub-section 10.2 to be identified in the Poolserco Business Plan as the "Maximum Aggregate Shareholder Contribution" approved pursuant to sub-section 7.1 or 7.2); "Poolserco Completion Date" means 1st April, 1999 or such other date as may be determined as the Poolserco Completion Date by the Executive Committee;

          "Shareholders"           means the persons for the time being and from
                                   time to time registered as holders of Shares;
                                   and

          "Shares" means ordinary shares of (pound)1 each in the capital of Poolserco and any shares issued in exchange therefor by way of conversion or reclassification and any shares representing or deriving from such shares as a result of any increase in or reorganisation or variation of the capital of Poolserco.

2.2 Interpretation: The Parties and Poolserco acknowledge and agree that, notwithstanding any other provision of this Agreement:-

          2.2.1 Poolserco has acceded as a party to this Agreement solely for the purposes of this Schedule and is bound only to the extent of those obligations on its part which are expressly set out or referred to in this Schedule and not by any other provision of this Agreement. In particular, but without prejudice to the generality of the foregoing, Clause 25 of this Agreement shall not apply to Poolserco or to the Shareholders in their capacity as such;

          2.2.2 Poolserco shall have only such rights under or in respect of this Agreement as are expressly set out or referred to in this Schedule;

          2.2.3 the consent or agreement of Poolserco shall not be required to any modification, abrogation, amendment or suspension of any provision of this Agreement which is not expressly set out in this Schedule (including any modification or amendment to any word or expression used in this Schedule but defined elsewhere in this Agreement) and Poolserco hereby irrevocably waives any rights which it might be considered or held to have to consent or agree to any such modification, abrogation, amendment or suspension;

          2.2.4 within this Agreement the rights of Pool Members as shareholders in Poolserco are set out exclusively in this Schedule and no other provision of this Agreement shall apply in the regulation of the rights and obligations of Shareholders inter se in their capacity as shareholders in Poolserco or as between the Shareholders (or any of them) and Poolserco;

          2.2.5 the provisions of Parts III and IV do not apply to decisions of Pool Members in their capacity as shareholders in Poolserco or to decisions of Committee Members in their capacity as directors of Poolserco; and

          2.2.6     the provisions of Clauses 1.2, 1.3, 78.1, 79, 83, 84 and 85 of this Agreement shall be deemed to be incorporated in, and to apply in respect of, this Schedule mutatis mutandis.

2.3       Authorisation to amend:

          2.3.1 Poolserco hereby unconditionally and irrevocably authorises and instructs the Chief Executive and each person authorised for the purpose by the Executive Committee to sign on its behalf amending agreements to this Agreement and to execute any agreement which modifies, abrogates, amends or suspends any provision of this Agreement in circumstances where Poolserco's consent or agreement is not required, and undertakes not to withdraw, qualify or revoke such authority and instruction at any time.

          2.3.2 The Executive Committee shall notify Poolserco of all amendments, modifications, abrogations and suspensions which are made to this Agreement for which the consent or agreement of Poolserco is not required.

3.        ESTABLISHMENT OF POOLSERCO AND NEW POOL MEMBERS

3.1 Completion: On the Poolserco Completion Date each of the Pool Members, Shareholders and Poolserco shall perform its obligations set out in, and comply with the provisions of, Annex 1 to this Schedule.

3.2 New Pool Members: Upon the accession to this Agreement of a new Pool Member the Directors shall either:-

          3.2.1 procure the transfer to such new Pool Member of one Share in accordance with the provisions of sub-section 11.5 of this Schedule; or

          3.2.2 procure the allotment and issue by Poolserco to such new Pool Member of one unissued Share (and the Shareholders agree that where no Shares are otherwise available for issue they will take all necessary steps in relation to the creation and/or the issue by Poolserco of further Shares as required).

4.        POOLSERCO'S BUSINESS

4.1 Compliance: Each of the Shareholders agrees with the other Shareholders to exercise its rights under this Schedule and as a shareholder in Poolserco so as to ensure that:-

          4.1.1 Poolserco performs and complies with all its obligations under this Schedule and complies with the restrictions (if any) imposed upon it under the Articles; and

          4.1.2 the Business is conducted in accordance with sound and good business practice with the intention of breaking even.

4.2 Sole business of Poolserco: The Shareholders and Poolserco acknowledge and agree that, unless and until Shareholders who together as Pool Members have not less than 84 per cent. of the Weighted Votes of all Pool Members agree otherwise in writing, the business of Poolserco shall be confined to the Business.

4.3 Independence of operations: Each Shareholder acknowledges and agrees with the other Shareholders and Poolserco that Poolserco will have complete independence in its operations and undertakes not to take any action which obstructs or interferes with, or seeks to obstruct or interfere with, the Business provided that this sub-section 4.3 shall not affect the manner in which any Shareholder may exercise its rights in respect of Shares held by it.

5.        THE MANAGEMENT OF POOLSERCO

5.1       Directors:

          5.1.1 The Shareholders shall procure that the Directors shall be the Committee Members for the time being and from time to time.

          5.1.2 The Shareholders shall severally indemnify Poolserco according to their respective Contributory Shares against all claims, demands, liabilities, losses, costs and expenses which Poolserco may suffer or incur by reason of any claim by any Director in connection with his removal from office as a Director.

5.2 Chairman: The Chairman shall be the Pool Chairman for the time being and from time to time.

5.3 Committees: The Directors may delegate any of their powers to committees of the Board consisting of such persons as the Directors may resolve. Any such committee shall exercise only powers expressly delegated to it and shall comply with any regulations imposed on it by the Board.

5.4 Company Secretary: The Company Secretary shall be such person as may be approved by the unanimous resolution of the Board from time to time. The Company Secretary shall be removed by unanimous resolution of the Board.

5.5       Proceedings at Board Meetings:

          5.5.1 Voting Rights: Each Director shall have one vote. The Chairman shall have no vote in his capacity as Chairman.

          5.5.2 Frequency: The Board shall meet not less frequently than once in any period of three months unless otherwise agreed by the Directors. A meeting of the Board may be convened at any reasonable time at the request of any Director by written notice to the Company Secretary.

          5.5.3 Meetings: Meetings of the Board may be held by conference telephone call provided that participants acknowledge that they can speak to and hear each other.

          5.5.4 Notice: Each of the Directors shall be given notice by the Company Secretary of each meeting of the Board setting out details of the time, date and place of meeting at least five working days prior to the date of such meeting, provided that such period of notice may be shortened for particular meetings by unanimous written consent of all Directors entitled to attend and vote thereat.

          5.5.5 Quorum: The quorum for meetings of the Board shall be constituted by the attendance of six Directors (or their alternates in accordance with the Articles) in person or participating by conference telephone call throughout such meeting.

          5.5.6 Resolutions: All resolutions of the Board shall be made by vote of the Directors present or participating by conference telephone call. Unless otherwise expressly provided in this Schedule, a simple majority of those present or participating by conference telephone call will be required in respect of any matter before the Board.

          5.5.7 Written resolutions: A written resolution signed by all Directors shall be as valid and effective as a resolution passed unanimously by a meeting of the Board properly convened and constituted in accordance with the terms of this Schedule and the Articles.

          5.5.8 Minutes: No later than ten working days after each Board meeting, the Company Secretary shall circulate minutes of that meeting to each of the Directors.

6.        RESERVED MATTERS

          The Shareholders shall procure, so far as they are able in their capacity as Shareholders, that no action listed in Annex 2 to this Schedule shall be taken and no resolution relating to such action shall be passed by Poolserco:-

          6.1 in respect of the matters set out in Part A of Annex 2 to this Schedule, except with the consent of those Shareholders who together as Pool Members have not less than 65 per cent. of the Weighted Votes of all Pool Members; and

          6.2 in respect of the matters set out in Part B of Annex 2 to this Schedule, except with the consent of those Shareholders who together as Pool Members have not less than 84 per cent. of the Weighted Votes of all Pool Members.

7.        POOLSERCO BUSINESS PLANS

7.1 Initial Poolserco Business Plan: The business plan for the first Financial Year of Poolserco is hereby approved by the Shareholders.

7.2 Future Poolserco Business Plans: Poolserco shall procure that draft Poolserco Business Plans are prepared and submitted to the Board for approval no later than three months before the end of each of Poolserco's Financial Years. If the draft Poolserco Business Plan is approved prior to the commencement of the period to which it relates by the Board and by those Shareholders who together as Pool Members have not less than 84 per cent. of the Weighted Votes of all Pool Members, it shall become definitive for that period. If a draft Poolserco Business Plan is not approved prior to the commencement of the relevant Financial Year, the most recently approved Poolserco Business Plan shall be adopted as the Poolserco Business Plan for such year until such time as a later draft Poolserco Business Plan for such Financial Year is approved.

7.3 Poolserco obligations: Poolserco shall comply with the most recently approved Poolserco Business Plan and, in particular, agrees that, without the prior consent of those Shareholders who together as Pool Members have not less than 84 per cent. of the Weighted Votes of all Pool Members, it shall not incur costs in respect of the period to which a Poolserco Business Plan relates of an amount greater than the Maximum Aggregate Shareholder Contribution which is identified as such in such Poolserco Business Plan.

8.        ACCOUNTS

8.1 Annual Accounts: At the end of each of Poolserco's Financial Years, or as soon as reasonably practicable thereafter, Poolserco shall procure that an account shall be taken of all the assets and liabilities of Poolserco and of all dealings and transactions of Poolserco during such Financial Year and that the Board shall prepare a report and accounts in accordance with the Companies Act 1985 to be audited within three months after the end of each Financial Year.

8.2 Audit: Any Shareholder shall have the right at any time to require Poolserco to instruct the auditors of Poolserco to conduct a review in respect of the financial affairs of Poolserco. The cost of such review shall be borne by the Shareholder requesting such review, unless such review is approved by the majority of Directors in which case it shall be borne by Poolserco. If any such review is requested, Poolserco shall procure that Poolserco's auditors are given all reasonable assistance to complete the review within a reasonable period of time.

9.        DISTRIBUTION POLICY

          The Shareholders shall take such action as may be necessary to procure that:-

9.1 Annual General Meeting: Poolserco's annual general meeting at which audited accounts in respect of its preceding Financial Year are laid before the Shareholders is held not later than the date falling six months after the end of that Financial Year;

9.2 Auditors' Report: Poolserco's auditors shall at the expense of Poolserco be instructed to report as to the amount of the profits available for distribution by Poolserco for each accounting reference period at the same time as they sign their report on Poolserco's audited accounts for the accounting reference period in question; and

9.3 Distribution of Profits: Subject to the appropriation of such reasonable and proper reserves for working capital or otherwise as the Board may consider appropriate, Poolserco distributes to and among the Shareholders within 30 days of approval of the audited accounts 100 per cent. of its profits available for distribution in each year. For this purpose no part of any surplus arising in such Financial Year by reason of Shareholders' contributions pursuant to sub-section 10.2 being found to be in excess of Poolserco's requirements for that Financial Year shall be available for distribution so that the whole of any such surplus shall be dealt with in accordance with sub-section 10.2.

10.       FINANCE FOR POOLSERCO

10.1 Poolserco's financing needs: The Shareholders acknowledge and agree with the other Shareholders and Poolserco that Poolserco will from time to time require finance in order to fund its projected cash requirements and to meet its liabilities.

10.2 Shareholders' contribution: The Shareholders shall be liable to contribute in accordance with their respective Contributory Shares towards the financing requirements of Poolserco in respect of any Financial Year of Poolserco up to the Maximum Aggregate Shareholder Contribution which is identified as such in the Poolserco Business Plan for such Financial Year or such greater amount as is agreed by Shareholders under the terms of sub-section 7.3. Poolserco shall procure that any amounts received by it which are surplus to its requirements in any Financial Year shall be carried forward to the next following Financial Year of Poolserco and reduce the amount of the Maximum Aggregate Shareholder Contribution for that next following Financial Year of Poolserco, so that a corresponding reduction shall be made to the contribution that any Shareholder would, in the absence of such surplus, have been liable to make to Poolserco for the next following Financial Year of Poolserco. Shareholders shall make payment of their proportionate share (together with Value Added Tax thereon, if applicable) to Poolserco or to such other person as Poolserco may from time to time direct within fifteen days after receipt of an invoice or other statement therefor issued by Poolserco.

10.3 Non-paying Shareholders: If any Shareholder fails to pay an amount due to Poolserco under this Schedule within fifteen days after the due date for such payment (such Shareholder being a "Non-paying Shareholder"), each Shareholder (other than the Non-paying Shareholder) shall be severally liable for its Contributory Share (calculated on the basis that the Points allocated to the Non-paying Shareholder are disregarded) of that amount and Poolserco shall accordingly be entitled to recover the due proportion of that amount from each Shareholder (other than the Non-paying Shareholder). In that event, Poolserco shall advise each Shareholder of the amount payable by invoice or statement despatched to each Shareholder and each Shareholder shall pay Poolserco (or such other person as Poolserco may from time to time direct) the amount advised in the relevant invoice or statement within fifteen days after receipt.

10.4 Non-paying Shareholder's indemnity: A Non-paying Shareholder shall indemnify each Shareholder on demand against all sums properly paid by such Shareholder pursuant to sub-section 10.3 and all costs and expenses reasonably incurred by each Shareholder in recovering such sums. Any payment by a Non-paying Shareholder pursuant to such indemnity shall be made without any deduction and free and clear of and without any deduction for or on account of any taxes, except to the extent that the Non-paying Shareholder is required by law to make payment subject to any taxes. If any tax or amounts in respect of tax must be deducted, or any other deductions must be made, from any amounts payable or paid by a Non-paying Shareholder pursuant to such indemnity, the Non-paying Shareholder shall pay such additional amounts as may be necessary to ensure that the relevant Shareholder receives a net amount equal to the full amount which it would have received had payment not been made subject to tax.

10.5 Shareholder guarantees: If any indemnity, guarantee or other assurance against loss is given by a Shareholder for any obligation or liability of Poolserco at the request of Poolserco, all the other Shareholders shall indemnify such Shareholder in respect of any liability arising out of such indemnity, guarantee or other assurance against loss in the proportions which the respective Contributory Shares of all the Shareholders bear one to the other at the time of request for indemnification.

11.       TRANSFER OF SHARES

11.1 Restriction on transfer: Otherwise than in accordance with the following provisions of this Section 11 no Shareholder shall:-

          11.1.1 pledge, mortgage (whether by way of fixed or floating charge) or otherwise encumber its legal or beneficial interest in its Shares; or

          11.1.2 sell, transfer or otherwise dispose of any of such Shares (or any legal or beneficial interest therein); or

          11.1.3 enter into any agreement in respect of the votes attached to Shares; or

          11.1.4 agree, whether or not subject to any condition precedent or subsequent, to do any of the foregoing.

11.2 Intra-group transfers: A Shareholder may transfer its Shares to its Affiliate in circumstances where such Affiliate becomes a Pool Member at the same time as such Shareholder ceases to be a Pool Member.

11.3 Retiring Shareholders: If in relation to any of the Shareholders (the "Retiring Shareholder"):-

          11.3.1 the Retiring Shareholder ceases to be a Pool Member for any reason; or

          11.3.2 the Retiring Shareholder fails to remedy any material breach on its part of this Schedule within 21 days after the service of any written notice by a majority in number of the other Shareholders complaining of such breach; or

          11.3.3 any of the events set out in Clause 66.3.6 or 66.3.7 shall occur in relation to the Retiring Shareholder,

          then, upon written notice to the Retiring Shareholder by any other Shareholder, the Retiring Shareholder shall transfer at par to a nominee for all the Shareholders (other than the Retiring Shareholder) selected by the Directors all of the Shares held by the Retiring Shareholder. All costs and expenses of such transfer shall be for the account of the Retiring Shareholder.

11.4 Enforced transfer: If a Retiring Shareholder shall fail or refuse to transfer any Shares in accordance with its obligations under sub-section 11.3 the Directors may authorise Poolserco to execute and deliver a transfer from the Retiring Shareholder to a nominee on behalf of the Retiring Shareholder. Poolserco may accept the consideration for the transfer and hold it on trust for the Retiring Shareholder, which acceptance shall be a good discharge to the nominee and may set off such amount against the costs and expenses of the transfer. The Directors shall cause the transferee to be registered as the holder of such Shares and, following the registration of the transfer, the validity of the proceedings shall not be questioned by any person.

11.5 Nominee's holding: The nominee referred to in sub-section 11.3 shall hold Shares transferred to it on the terms set out in that sub-section until such time as it is directed by the Directors to transfer them (or some of them) to one or more Pool Members.

12.       DURATION AND TERMINATION

This Schedule shall continue in full force and effect until the first to occur of the following events:-

12.1      the termination of this Agreement pursuant to Clause 67.4;

12.2 all the Shareholders agree in writing to terminate the arrangements set out in this Schedule; and

12.3 an effective resolution is passed or a binding order is made for the winding up of Poolserco,

provided, however, that this Schedule shall cease to have effect as regards any Shareholder who ceases to hold any Shares (save that any accrued rights and obligations as at the date of cessation shall not be thereby extinguished).

13.       SHAREHOLDERS GENERALLY

The Shareholders shall procure that, save for any nominee referred to in sub-section 11.3:-

13.1 no person other than a Pool Member shall acquire shares in Poolserco (whether by transfer or allotment) and that no Pool Member shall be a Shareholder unless and until it has agreed to be bound by this
          Schedule in the capacity of a Shareholder (which it shall be taken to have done by being a signatory to this Agreement); and

13.2      no person shall at any point hold more than one Share.

14.       INTELLECTUAL PROPERTY

          If and to the extent that any Shareholder discloses any of its Intellectual Property to Poolserco for use in connection with the Business, unless it is unable to do so it shall grant, and shall be deemed to have granted from the date of such disclosure, licences of such Intellectual Property to Poolserco for use in connection with the Business and for no other purpose whatsoever. Any such licence shall be irrevocable, non-exclusive, perpetual and royalty-free. Such licences shall not be capable of assignment or sub-licence by Poolserco.

15.       CONFLICT WITH THE ARTICLES

          In the event of any ambiguity or discrepancy between the provisions of this Schedule and the Articles, then it is the intention of the Shareholders that the provisions of this Schedule (for so long as they remain in force) shall prevail and accordingly the Shareholders shall exercise all voting and other rights and powers available to them so as to give effect to the provisions of this Schedule.

16.       FURTHER ASSURANCE

          Each Shareholder shall co-operate with the other Shareholders and with Poolserco and shall execute and deliver to the other Shareholders or Poolserco (as the case may be) such other instruments and documents and take such other actions as may be reasonably requested from time to time in order to carry out, evidence and confirm their or its rights under, and the intended purpose of, this Schedule.

                                     ANNEX 1

                                   Completion

1. Meeting of the Directors: On the Poolserco Completion Date Pool Members shall procure the holding of a meeting of the Board and the passing thereat of resolutions:-

          (a)       appointing the Committee Members as Directors;

          (b) accepting the resignation as Directors of those persons (if any) who are not Committee Members;

          (c) appointing Barclays Bank PLC as Poolserco's bankers and passing such resolutions relating to such appointment as the bank may require;

          (d) approving the transfer of the two subscriber shares each to a Pool Member; and

          (e) convening an Extraordinary General Meeting of Poolserco immediately following the conclusion of the meeting of the Directors for the purposes referred to in paragraph 2.

2. Extraordinary General Meeting: Upon the calling of the Extraordinary General Meeting referred to in paragraph 1(e) the Shareholders shall procure the giving of consents to short notice in respect of such Extraordinary General Meeting and shall vote thereat in favour of resolutions:-

          (a) authorising the Directors to issue and allot at par one Share to each Pool Member other than those two Pool Members to whom the two subscriber shares in Poolserco have been transferred; and

          (b) adopting the regulations in the form set out in Annex 3 to this Schedule as the new Articles.

3. Board Meeting: Poolserco shall procure the holding of a further meeting of the Board and the passing thereat of resolutions:-

          (a) approving the application of each Pool Member other than those two Pool Members to whom the two subscriber shares in Poolserco have been transferred for a Share;

          (b) authorising each Pool Member's name to be entered in the Register of Members of Poolserco as holder of one Share and directing the sealing of a certificate in respect thereof;

          (c) approving the business plan for the first Financial Year of Poolserco; and

          (d) approving the terms on which the Directors propose to declare and pay dividends on Shares in respect of the first Financial Year of Poolserco.

4. Allotment: Upon receipt of the relevant consideration moneys payable for a Share, Poolserco shall allot and issue one Share to each Pool Member other than those two Pool Members to whom the two subscriber shares in Poolserco have been transferred and shall register each Pool Member as the holder of a Share and shall prepare, seal and deliver to each Pool Member a share certificate in respect thereof in its name.

                                     ANNEX 2

                             Limitations on Dealings

                                     Part A

The matters referred to in sub-section 6.1 are:-

(i) the making of decisions relating to the accounting policy of Poolserco;

(ii) the acquisition, disposal or charge of assets of or securities held by Poolserco other than in the ordinary course of the Business;

(iii) the making of decisions relating to material contracts to which Poolserco is a party or material arrangements between Poolserco and a third party;

(iv)      the making of changes to the pricing or trading terms of Poolserco;
          and

(v) the making by Poolserco of a material claim, disclaimer, surrender, election or consent for tax purposes.

                                     Part B



The matters referred to in sub-section 6.2 are:-

(i) the making of any change to Poolserco's Memorandum of Association or the Articles;

(ii)      the undertaking of any business other than the Business;

(iii) the reduction of Poolserco's share capital, any variation of the rights attaching to any class of shares in its capital or any redemption, purchase or other acquisition by Poolserco of any Shares or other securities of Poolserco;

(iv) the incurring of any costs in respect of a Financial Year of an amount greater than the Maximum Aggregate Shareholder Contribution in respect of that Financial Year;

(v) the making of any contract of a material nature outside Poolserco's business or the giving of any guarantee;

(vi) the presentation of any petition for the winding up of Poolserco or the making of any application for an administration order in relation to Poolserco or for the appointment of an administrator or receiver of Poolserco; and

(vii) the commencement, settlement or defence of any litigation, arbitration or other proceedings brought by or against Poolserco in an amount in excess of (pound)25,000.

                                     ANNEX 3

                              Form of New Articles

                             ARTICLES OF ASSOCIATION

                          THE COMPANIES ACTS 1985-1989

                             ARTICLES OF ASSOCIATION

                                       of

                                POOLSERCO LIMITED

                            (Registered No. 3646729)

          (adopted by Special Resolution passed on [___________], 199 )



1.        Adoption of Table A

          In these articles "Table A" means Table A scheduled to the Companies (Tables A to F) Regulations 1985 as amended prior to the date of incorporation of the company. The regulations contained in Table A shall, except where they are excluded or modified by these articles, apply to the company and, together with these articles, shall constitute the articles of the company. No other regulations set out in any statute concerning companies, or in any statutory instrument or other subordinate legislation made under any statute, shall apply as the regulations or articles of the company.

2.        Interpretation

2.1 Words and expressions which bear particular meanings in Table A shall bear the same meanings in these articles.

2.2       In these articles:-

          "Affiliate" means, in relation to any person, any holding company or subsidiary of such person or any subsidiary of a holding company of such person;

          "Business" has the meaning given to that expression in the Pooling and Settlement Agreement;

          "Maximum Aggregate Shareholder Contribution" has the meaning given to that expression in the Pooling and Settlement Agreement;

          "Pooling and Settlement Agreement" means the Pooling and Settlement Agreement for the Electricity Industry in England and Wales dated 30th March, 1990 as amended and restated from time to time;

          "Pool Members" has the meaning given to that expression in the Pooling and Settlement Agreement;

          "Poolserco Business Plan" has the meaning given to that expression in
          Schedule 34 to the Pooling and Settlement Agreement;

          "Retiring Shareholder" has the meaning given to that expression in
          Article 10.4; and

          "Weighted Votes" has the meaning given to that expression in the Pooling and Settlement Agreement.

2.3 References in these articles to writing include references to any method of representing or reproducing words in a legible and non-transitory form.

2.4       Headings are for convenience only and shall not affect construction.

2.5 If, and for so long as, the company has only one member, these articles shall (in the absence of any express provision to the contrary) apply with such modification as may be necessary in relation to such a company.

3.        Share Capital

          The authorised share capital of the company at the date of adoption of this article is (pound)100 divided into 100 shares of (pound)1 each.

4.        Restriction on Share Ownership

          Save with the prior written consent of the directors, no person other than a nominee as referred to in Article 10.4 shall be the holder of more than one share of the company at any time.

5.        Rights Attaching to Shares

5.1 The matters set out in Articles 5.2 and 5.3 shall constitute rights attaching to the shares of the company. The members shall procure, so far as they are able in their capacity as shareholders in the company, that no action shall be taken or resolution passed by the company:-

          5.1.1 in respect of those matters set out in Article 5.2, except with the consent of those members who together as Pool Members have not less than 65 per cent. of the Weighted Votes of all Pool Members; and

          5.1.2 in respect of those matters set out in Article 5.3, except with the consent of those members who together as Pool Members have not less than 84 per cent. of the Weighted Votes of all Pool Members.

5.2       The matters referred to in Article 5.1.1 are:-

          5.2.1 the making of decisions relating to the accounting policy of the company.

          5.2.2 the acquisition, disposal or charge of assets of or securities held by the company other than in the ordinary course of the company's Business.

          5.2.3 the making of decisions relating to material contracts to which the company is a party or material arrangements between the company and a third party.

          5.2.4 the making of changes to the pricing or trading terms of the company.

          5.2.5 the making by the company of a material claim, disclaimer, surrender, election or consent for tax purposes.

5.3       The matters referred to in Article 5.1.2 are:-

          5.3.1 the making of any change to the company's Memorandum of Association or these Articles.

          5.3.2     the undertaking of any business other than the company's
                    Business.

          5.3.3 the reduction of the company's share capital, any variation of the rights attaching to any class of shares in its capital or any redemption, purchase or other acquisition by the company of any shares or other securities of the company.

          5.3.4 the incurring of any costs in respect of a financial year of the company of an amount greater than the Maximum Aggregate Shareholder Contribution in respect of that financial year.

          5.3.5 the making of any contract of a material nature outside the company's business or the giving of any guarantee.

          5.3.6 the presentation of any petition for the winding up of the company or the making of any application for an administration order in relation to the company or for the appointment of an administrator or receiver of the company.

          5.3.7 the commencement, settlement or defence of any litigation, arbitration or other proceedings brought by or against the company in an amount in excess of (pound)25,000.

5.4 Each holder of a share shall be entitled to dividends in respect of such share in such amounts (if any) as the directors may, in their absolute discretion, determine from time to time (and which, for the avoidance of doubt, may be different amounts from time to time in respect of each and every share). Regulation 104 of Table A shall be modified accordingly.

5.5 Notwithstanding Article 5.4 or any differing amounts paid or payable by way of dividend in respect of any share, all the shares shall constitute one and the same class of shares.

5.6 Subject to the provisions of the Act and to any rights conferred on the holders of any other shares, any share may be issued with or have attached to it such rights and restrictions as the company may by ordinary resolution decide or, if no such resolution has been passed or so far as the resolution does not make specific provision, as the directors may decide. Regulation 2 of Table A shall not apply.

6.        Variation of Rights of Shares

6.1 Subject to the provisions of the Act, the entitlement to dividends for the time being attached to the shares for the time being issued may from time to time (whether or not the company is being wound up) be varied with the consent, either in writing or at a separate general meeting of the holders of all of the shares, of the holders of not less than 95 per cent. in nominal value of all the issued shares. All the provisions of these articles as to general meetings of the company shall, with any necessary modifications, apply to any such separate general meeting, but so that the necessary quorum shall be two persons holding or representing by proxy not less than one-third in nominal value of the issued shares (but so that at any adjourned meeting one holder present in person or by proxy (whatever the number of shares held by him) shall be a quorum) and that any holder of a share present in person or by proxy may demand a poll.

6.2 Subject to the provisions of the Act, the voting rights and rights relating to the return of capital to members for the time being attached to the shares for the time being issued may from time to time (whether or not the company is being wound up) be varied either with the consent in writing of the holders of not less than three-fourths in nominal value of all the issued shares or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of all of the shares. All the provisions of these articles as to general meetings of the company shall, with any necessary modifications, apply to any such separate general meeting, but so that the necessary quorum shall be two persons holding or representing by proxy not less than one-third in nominal value of the issued shares (but so that at any adjourned meeting one holder present in person or by proxy (whatever the number of shares held by him) shall be a quorum) and that any holder of shares present in person or by proxy may demand a poll.

7.        Unissued Shares

          Subject to the provisions of the Act and to these articles, any unissued shares of the company (whether forming part of the original or any increased capital) shall be at the disposal of the directors who may (subject to Article 4) offer, allot, grant options over or otherwise dispose of them to such persons at such times and for such consideration and upon such terms and conditions as they may determine.

8.        Initial Authority to Issue Relevant Securities

          Subject to any direction to the contrary which may be given by the company in general meeting and to Article 4, the directors are unconditionally authorised to exercise all powers of the company to allot relevant securities. The maximum nominal amount of relevant securities that may be allotted under this authority shall be the nominal amount of the unissued share capital at the date of incorporation of the company or such other amount as may from time to time be authorised by the company in general meeting. The authority conferred on the directors by this article shall remain in force for a period of five years from the date of incorporation of the company but may be revoked varied or renewed from time to time by the company in general meeting in accordance with the Act.

9.        Exclusion of Rights to Offers on a Pre-emptive Basis

          Section 89(1) of the Act shall not apply to the allotment by the company of any equity security.

10.       Transfer of Shares

10.1 The instrument of transfer of a subscriber's share which is not fully paid need not be executed by or on behalf of the transferee. Regulation 23 of Table A shall be modified accordingly.

10.2 Otherwise than in accordance with Articles 10.3 and 10.4 no member shall:-

          10.2.1 pledge, mortgage (whether by way of fixed or floating charge) or otherwise encumber its legal or beneficial interest in its shares; or

          10.2.2 sell, transfer or otherwise dispose of any of such shares (or any legal or beneficial interest therein); or

          10.2.3 enter into any agreement in respect of the votes attached to shares; or

          10.2.4 agree, whether or not subject to any condition precedent or subsequent, to do any of the foregoing.

10.3 A member may transfer its shares to its Affiliate in circumstances where such Affiliate becomes a Pool Member at the same time as such member ceases to be a Pool Member.

10.4      If in relation to any of the members (the "Retiring Shareholder"):-

          10.4.1 the Retiring Shareholder ceases to be a Pool Member for any reason; or

          10.4.2 the Retiring Shareholder fails to remedy any material breach on its part of Schedule 34 to the Pooling and Settlement Agreement within 21 days after the service of any written notice by a majority (in number and value) of the other members complaining of such breach; or

          10.4.3 any of the events set out in Clause 66.3.6 or 66.3.7 of the Pooling and Settlement Agreement shall occur in relation to the Retiring Shareholder,

          then upon written notice to the Retiring Shareholder by any other member, the Retiring Shareholder shall transfer at par to a person selected by the directors all of the shares held by the Retiring Shareholder. All costs and expenses of such transfer shall be for the account of the Retiring Shareholder.

10.5 If a Retiring Shareholder shall fail or refuse to transfer any shares in accordance with its obligations under Article 10.4 the directors may authorise the company to execute and deliver a transfer from the Retiring Shareholder to a nominee on behalf of the Retiring Shareholder. The company may accept the consideration for the transfer and hold it on trust for the Retiring Shareholder, which acceptance shall be a good discharge to the nominee and may set off such amount against the costs and expenses of the transfer. The directors of the company shall cause the transferee to be registered as the holder of such shares and, following the registration of the transfer, the validity of the proceedings shall not be questioned by any person.

11.       Proceedings at General Meetings

11.1 The quorum at any general meeting shall consist of a majority in number of the members in person or by proxy. Regulation 40 of Table A shall be modified accordingly.

11.2 If, and for so long as, the company has only one member, that member or the proxy for that member or, where that member is a corporation, its duly authorised representative shall be a quorum at any general meeting of the company or of the holders of any class of shares. Regulation 40 of Table A shall be modified accordingly.

11.3 The chairman at any general meeting shall not be entitled to a second or casting vote. Regulation 50 of Table A shall not apply.

11.4 In the case of a corporation a resolution in writing may be signed on its behalf by a director or the secretary of the corporation or by its duly appointed attorney or duly authorised representative. Regulation 53 of Table A shall be extended accordingly.

12.       Votes of Members

          At a general meeting, but subject to any rights or restrictions attached to any shares, on a show of hands every member who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative and every proxy for any member (regardless of the number or the holdings of the members for whom he is a proxy) shall have one vote, and on a poll every member who is present in person or by proxy shall have one vote for every share of which he is the holder. Regulation 54 of Table A shall not apply.

13.       Delivery of Proxies

          The instrument appointing a proxy and (if required by the directors) any authority under which it is executed or a copy of the authority, certified notarially or in some other manner approved by the directors, may be delivered to the office (or to such other place or to such person as may be specified or agreed by the directors) before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to act or, in case of a poll taken subsequently to the date of the meeting or adjourned meeting, before the time appointed for the taking of the poll, and an instrument of proxy which is not so delivered shall be invalid. The directors may at their discretion treat a faxed or other machine made copy of an instrument appointing a proxy as such an instrument for the purpose of this article. Regulation 62 of Table A shall not apply.

14.       Alternate Directors

          Any director (other than an alternate director) may appoint any other director, or any other person who is willing to act, to be an alternate director and may remove from office an alternate director so appointed by him. Regulation 65 of Table A shall not apply.

15.       Delegation of Directors' Powers

          The directors may delegate any of their powers (with power to sub-delegate) to committees consisting of such person or persons (whether directors or not) as they may resolve. Regulation 72 of Table A shall be modified accordingly and references in Table A to a committee of directors or to a director as a member of such a committee shall include a committee established under this article or such person or persons.

16.       Appointment and Removal of Directors by Majority Shareholders

          Any member holding, or any members holding in aggregate, a majority in nominal value of such of the issued share capital for the time being of the company as carries the right of attending and voting at general meetings of the company may by memorandum in writing signed by or on behalf of him or them and delivered to the office or tendered at a meeting of the directors or at a general meeting of the company at any time and from time to time appoint any person to be a director (either to fill a vacancy or as an additional director) or remove any director from office (no matter how he was appointed).

17.       Appointment of Directors by Board

          Without prejudice to the powers conferred by any other article, any person may be appointed a director by the directors, either to fill a vacancy or as an additional director.

18.       No Age Limit or Share Qualification

          No director shall be required to retire or vacate his office, and no person shall be ineligible for appointment as a director, by reason of his having attained any particular age. No shareholding qualification for directors shall be required.

19.       Exclusion of Rotation Requirements and Other Provisions

          Regulations 73 to 80 (inclusive) and the last sentence of regulation 84 of Table A shall not apply.

20.       Disqualification and Removal of Directors

          The office of a director shall be vacated not only upon the happening of any of the events mentioned in regulation 81 of Table A but also if he is removed from office pursuant to these articles. Regulation 81 of Table A shall be modified accordingly.

21.       Directors' Gratuities and Pensions

          Regulation 87 of Table A shall not apply.

22.       Notice and Conduct of Board Meetings

          Notice of a meeting of the directors shall be deemed to be properly given to a director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the company for this purpose, or by any other means authorised in writing by the director concerned. Notice shall be given in this manner to all directors including any director who is for the time being absent from the United Kingdom. A director may waive notice of any meeting either prospectively or retrospectively. In the case of an equality of votes, the chairman shall not have a second or casting vote. Regulation 88 of Table A shall be modified accordingly.

23.       Quorum for Board Meetings

          The quorum for the meetings of the board shall be constituted by the attendance (or participation by conference telephone in accordance with Article 24) of six directors throughout such meeting. Regulation 89 shall be modified accordingly.

24.       Participation in Board Meetings by Telephone

          All or any of the members of the board or any committee of the board may participate in a meeting of the board or that committee by means of a conference telephone provided that participants acknowledge that they can speak to and hear each other. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting then is.

25.       Resolution in Writing

          A resolution in writing executed by all the directors or by all the members of a committee for the time being shall be as valid and effective as a resolution passed unanimously at a meeting of the board or, as the case may be, of the committee properly convened and constituted. The resolution may be contained in one document or in several documents in like form each executed by one or more of the directors or members of the committee concerned. A resolution signed by an alternate director need not also be signed by his appointor and, if it is signed by a director who has appointed an alternate director, it need not be signed by the alternate director in that capacity. Regulation 93 of Table A shall not apply.

26.       Directors May Vote When Interested

          A director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or proposed contract with the company shall declare the nature of his interest at a meeting of the directors in accordance with the Act. Subject where applicable to such disclosure, a director shall be entitled to vote in respect of any contract or proposed contract in which he is interested and if he shall do so his vote shall be counted and he shall be taken into account in ascertaining whether a quorum is present. Regulations 94 and 95 of Table A shall not apply.

27.       Official Seal

          The company may exercise all the powers conferred by the Act with regard to having any official seal and such powers shall be vested in the directors. Subject to the provisions of the Act, any instrument to which an official seal is affixed shall be signed by such persons, if any, as the directors may from time to time determine.

28.       Notices

          Any notice or other document may be served on or delivered to any member by the company either personally, or by sending it by post addressed to the member at his registered address or by fax or telex to a number provided by the member for this purpose, or by leaving it at his registered address addressed to the member, or by any other means authorised in writing by the member concerned. In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed a sufficient service on or delivery to all the joint holders. Regulation 112 of Table A shall not apply.

29.       Time of Service

          Any notice or other document, if sent by the company by post, shall be deemed to have been served or delivered twenty four hours after posting and, in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post. Any notice or other document left by the company at a registered address otherwise than by post, or sent by fax or telex or other instantaneous means of transmission, shall be deemed to have been served or delivered when it was so left or sent. Regulation 115 of Table A shall not apply.

30.       Indemnity of Officers

          Subject to the provisions of the Act, the company may indemnify any director or other officer against any liability and may purchase and maintain for any director or other officer or auditor insurance against any liability. Subject to those provisions, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every director or other officer of the company shall be indemnified, and if the board so determines an auditor may be indemnified, out of the assets of the company against any liability incurred by him as a director or other officer of the company, or as auditor, in defending any proceedings (whether civil or criminal) in which judgment is given in his favour or he is acquitted or in connection with any application under the Act in which relief is granted to him by the court. For the purposes of this article no person appointed or employed by the company as an auditor is an officer of the company.

                                     ANNEX 4

                         Form of Poolserco Business Plan

                                   SCHEDULE 35

                                      GOAL

1.        DEFINITIONS AND INTERPRETATION

1.1 Definitions: In this Schedule and the Appendices hereto, unless the context otherwise requires:

          "ABB" means ABB Power T&D Company Inc., a corporation incorporated under the laws of the State of Delaware having a place of business at 2550 Walsh Avenue, Santa Clara, California 95051-1215, United States of America;

          "Bureau Service Provider" means any person appointed by a Party for the purposes of providing bureau services to that Party in relation to that Party's own business needs in connection with the Pool;

          "Cluster Licence" means a licence to make and use an unlimited number of copies of Goal on a main cluster of computers at a single site under the control of the relevant licensee (and, where applicable, any site under the control of a third party duly appointed by the relevant licensee for undertaking interface work or providing disaster recovery services), together with the right to make and use an unlimited number of copies of Goal at the same site solely for the purposes of providing back-up support and disaster recovery services by the relevant licensee in the event of any failure of the main cluster of computers;

          "Confidential Sections of the Datum Document" means documents 4 and 5 of the documents listed in the definition of "Datum Document" in Clause 1.1 being the Datum Document for the UCSCH Sub-System of the Core Algorithm of Supergoal II (Issue No. 3) and for the ALTCOM Sub-System of the Core Algorithm of Supergoal II (Issue No. 2) as amended from time to time;

          "Emergency Fix" means any urgent fix, change or enhancement made to Generation Schedule Goal or Settlement Goal or the procedures for running either, as the case may be, in the circumstances set out in paragraph 6.3.1 or 6.3.2;

          "Generation Schedule Goal Enhancement" means any change, modification, development or replacement of, or deletion from or addition to, Generation Schedule Goal of whatever nature provided that any Emergency Fix or any change, modification, development or replacement of, or deletion from or addition to, any of the foregoing made pursuant to sub-section 6.6 shall not constitute a Generation Schedule Goal Enhancement;

          "Goal Confidentiality Agreement" means any of the confidentiality agreements in the form referred to in sub-section 5.3 and to be entered into by the Pool Auditor, the Scheduling and Despatch Auditor, the Settlement System Administrator, Pool Consultants and Pool Members in accordance with sub-section 5.2;

          "Goal Escrow Agent" means NCC Escrow International Limited (registered number 3081952), a company incorporated in England and Wales whose registered office is at Oxford House, Oxford Road, Manchester M1 7ED;

          "Goal Escrow Agreement" means the agreement to be entered into in the form set out in Appendix 3 in accordance with sub-section 3.4;

          "Goal Source Code" means the source code of Settlement Goal being the source code lodged by NGC from time to time with the Goal Escrow Agent in accordance with the terms of the Goal Escrow Agreement;

          "Licence Applicant" has the meaning given to that term in sub-section 3.1;

          "Old Goal" has the meaning given to that term in paragraph 3.5.1;

          "Pool Consultant" means any of the personnel appointed by the Executive Committee and referred to in Clause 17.2.1;

          "SAV Licence" means any Type 2 Goal Licence, Type 3 Goal Licence, Type 5 Goal Licence, Type 6 Goal Licence, Type 8 Goal Licence or Type 9 Goal Licence or such other licence granted pursuant to the provisions of sub-section 4.2;

          "SAV Licensee" means a licensee of a SAV Licence;

          "Scheduling and Despatch Auditor" means the firm of accountants appointed for the time being and from time to time to carry out Scheduling and Despatch Reviews;

          "Settlement Goal Enhancement" means any upgrade to the hardware upon which Settlement Goal operates or any change, modification, development or replacement of, deletion from or addition to:-

          (a)       Settlement Goal;

          (b)       the Datum Document; or

          (c)       those sections of the Pool Rules relating to Settlement
                    Goal,

          of whatever nature provided that any Emergency Fix or any change, modification, development or replacement of, or deletion from or addition to, any of the foregoing made pursuant either to any support and maintenance arrangement (whether or not embodied in a formal contract) or to sub-section 6.6 shall not constitute a Settlement Goal Enhancement;

          "Site Licence" means a licence to make and use an unlimited number of copies of Goal on any computers at a single main site under the control of the relevant licensee (and, where applicable, any site under the control of a third party duly appointed by the relevant licensee for undertaking interface work or providing disaster recovery services), together with the right to make and use an unlimited number of copies of Goal on any computers at other such sites solely for the purpose of providing back-up support and disaster recovery services by the relevant licensee in the event of any failure at the main site;

          "Stanford Software" means the software known as MINOS version 5.5 developed by Stanford University as embedded in Settlement Goal and Generation Schedule Goal and related documentation;

          "Type 1 Goal Licence" means a licence in the form set out in Appendix 1 to be granted by NGC in accordance with Section 3 to the Settlement System Administrator;

          "Type 2 Goal Licence" means a licence relating to the use of Goal, the terms of which shall be based on the principles set out in Appendix 2 and agreed pursuant to sub-section 4.1, to be granted by NGC to a Pool Member or other Party solely in connection with the business needs of that Pool Member or, as the case may be, other Party in connection with the Pool;

          "Type 3 Goal Licence" means a licence relating to the use of Goal, the terms of which shall be based on the principles set out in Appendix 2 and agreed pursuant to sub-section 4.1, to be granted by NGC to a Bureau Service Provider for the purposes of providing bureau services to one or more Parties in relation to its or their own business needs in connection with the Pool;

          "Type 5 Goal Licence" means a licence relating to the use of Goal, the terms of which shall be based on the principles set out in Appendix 2 and agreed pursuant to sub-section 4.1, to be granted by NGC to a person who is not a Party but who is a member of a Pool Members' Group for the purposes of:-

          (a) instructing Pool Members which are affiliates of such person as to the data to be submitted including the checking and submission of such Pool Members' own offer data; and

          (b) providing bureau services to persons in that Pool Members' Group, including the checking and submission of such Pool Members' own offer data in each case in connection with the Pool;

          "Type 6 Goal Licence" means a licence relating to the use of Goal, the terms of which shall be based on the principles set out in Appendix 2 and agreed pursuant to sub-section 4.1, to be granted by NGC to a person who is not a Party but who is a member of a Pool Members' Group for the purposes of instructing Pool Members which are affiliates of such person as to the data to be submitted in connection with the Pool;

          "Type 8 Goal Licence" means a licence relating to the use of Goal, the terms of which shall be based on the principles set out in Appendix 2 and agreed pursuant to sub-section 4.1, to be granted by NGC to a person who is a member of a Pool Members' Group (including a Pool Member) for use in connection with the business needs of the licensee and for the purpose of providing bureau services to its affiliates in relation to their own business needs, in all cases solely in connection with the Pool;

          "Type 9 Goal Licence" means a licence relating to the use of Goal, the terms of which shall be based on the principles set out in Appendix 2 and agreed pursuant to sub-section 4.1, to be granted by NGC to a person who is a member of a Pool Members' Group (including a Pool Member) for use in connection with the business needs of the licensee and for the purpose of providing bureau services to its own affiliates, and to non-affiliated Pool Members, in all cases in relation to their own business needs and solely in connection with the Pool;

          "Type 1 Support and Maintenance Agreement" means a support and maintenance agreement, based on the principles set out in Appendix 4, which is to be agreed and entered into between NGC and the Settlement System Administrator in accordance with sub-section 3.3; and

          "Unconstrained Schedule" has the meaning given to that term in the Pool Rules.

1.2 Interpretation: In this Schedule, except where the context otherwise requires, a reference to a particular section, sub-section or paragraph shall be a reference to that section, sub-section or paragraph of the Schedule.

1.3 Conflicts: To the extent that there is any inconsistency or conflict between the provisions of this Schedule and this Agreement, the provisions of this Schedule shall prevail over the other provisions of this Agreement solely to the extent that such inconsistency or conflict relates to Goal.

2.        REVIEW OF ELECTRICITY TRADING ARRANGEMENTS

2.1 Changes to Electricity Trading Arrangements: The Parties acknowledge that reviews of the electricity trading arrangements may result in changes to the existing electricity trading arrangements and such changes may require amendments to the provisions of the SAV Licences and the Type 1 Goal Licence including the scope of use provisions.

2.2 Amendment of SAV Licences: Subject to sub-section 2.4, if at any time during, or upon the finalisation of, the review of the electricity trading arrangements referred to in sub-section 2.1, the existing electricity trading arrangements are changed as part of that review and the position under the SAV Licences is thereby affected, and NGC will continue to use Goal to assist in the function of central scheduling of generation or to use Goal (in whole or in part) as part of the interface between generators and NGC and SAV Licensees wish to continue to utilise Goal, then, upon written notice from either of them, NGC and each SAV Licensee shall negotiate in good faith amendments to the SAV Licences subject to prior discussions with the Executive Committee (including amendments to the scope of use of the relevant SAV Licences and provided that any proposed increase in licence fees shall be limited to such increase in fees which are required by a head licensor) so as to enable the SAV Licensees to model the output of the central scheduler and to ensure that data is compliant with the interface. The agreement of NGC and the SAV Licensees to such amendments shall not be unreasonably withheld or delayed. In the event of a failure to agree any such amendment within 90 days (or such longer period as shall be agreed by NGC and the relevant SAV Licensee) after receipt by NGC or the SAV Licensee, as the case may be, of the written notice initiating the negotiation, either NGC or the SAV Licensee may (at any time thereafter) refer the matter to arbitration in accordance with Clause 83. Pending determination of that reference, the relevant licence shall continue in effect.

2.3 Amendment of Type 1 Goal Licence: Subject to sub-section 2.4, if at any time during, or upon the finalisation of, the review of the electricity trading arrangements referred to in sub-section 2.1, the existing electricity trading arrangements are changed as part of that review and the position under the Type 1 Goal Licence is thereby affected and the Settlement System Administrator wishes to continue to utilise Goal, then, upon written notice from any of them, NGC, the Executive Committee and the Settlement System Administrator shall negotiate in good faith amendments to the Type 1 Goal Licence (including amendments to the scope of use of the Type 1 Goal Licence and provided that any proposed increase in licence fees shall be limited to such increase in fees which are required by a head licensor) so as to enable the Settlement System Administrator to produce the Unconstrained Schedule and to ensure that data is compliant with the interface. The agreement of NGC, the Executive Committee and the Settlement System Administrator to such amendments shall not be unreasonably withheld or delayed. In the event of a failure to agree any such amendment within 90 days (or such longer period as shall be agreed by NGC, the Executive Committee and the Settlement System Administrator) after receipt by NGC or the Settlement System Administrator, as the case may be, of the written notice initiating the negotiation, either NGC or the Settlement System Administrator may (at any time thereafter) refer the matter to arbitration in accordance with Clause 83. Pending determination of that reference, the relevant licence shall continue in effect.

2.4 Head Licensor Consent: To the extent that the amendments agreed pursuant to sub-sections 2.2 and 2.3 require the consent of any head licensor of NGC, then NGC shall, subject to the payment of its reasonable costs and expenses in connection therewith, use its reasonable endeavours to obtain the consent of such head licensors to any such amendment.

2.5 Future Licences: If NGC is required to grant new SAV Licences or a Type 1 Goal Licence after the implementation of any changes following the review of the electricity trading arrangements referred to in sub-section 2.1, such licences shall reflect the revisions to the relevant licence agreed pursuant to this Section 2 notwithstanding that such licence terms may differ from the Type 1 Goal Licence or the principles set out in Appendix 2, as the case may be.

3.        TYPE 1 GOAL LICENCE

3.1 Grant of Type 1 Goal Licence: On receipt of a request in writing from the Executive Committee or the Settlement System Administrator (in this Section 3, each a "Licence Applicant") NGC shall, subject to sub-section 3.6, grant a Type 1 Goal Licence to the Settlement System Administrator no later than the date specified in the Licence Applicant's request as the date on which it requires the Type 1 Goal Licence to be granted, such date to be no earlier than 30 days after receipt of the request by NGC.

3.2 Licence Fee: The Licence Fee referred to in the Type 1 Goal Licence shall be the sum of US$1 where the Settlement System Administrator is ESIS and US$77,500 in each other case.

3.3       Type 1 Support and Maintenance Agreement:

          3.3.1 On receipt of a request in writing from the Executive Committee or the Settlement System Administrator NGC and the Settlement System Administrator shall enter into a Type 1 Support and Maintenance Agreement. NGC shall promptly (and in any event within 30 days after receipt of the request) deliver a draft form of Type 1 Support and Maintenance Agreement, based upon the principles set out in Appendix 4, to the Executive Committee and the Settlement System Administrator.

          3.3.2 Upon receipt of the draft form Type 1 Support and Maintenance Agreement by the Settlement System Administrator, NGC, the Executive Committee and the Settlement System Administrator shall enter into good faith discussions with a view to agreeing the terms of the Type 1 Support and Maintenance Agreement. NGC and the Settlement System Administrator shall enter the Type 1 Support and Maintenance Agreement upon agreement by the Executive Committee, NGC and the Settlement System Administrator as to its terms. If no such agreement is reached within 60 days after receipt of the draft form Type 1 Support and Maintenance Agreement, the Executive Committee, NGC or the Settlement System Administrator may refer the dispute to arbitration in accordance with Clause 83 provided that, in which such case, the arbitrator appointed pursuant to Clause 83 shall be required to take account of the principles set out in Appendix 4 in determining such dispute.

3.4 Goal Escrow Agreement: NGC shall enter into, and shall use reasonable endeavours to procure that ABB and the Goal Escrow Agent simultaneously enter into, the Goal Escrow Agreement as soon as possible.

3.5       Goal Transitional Arrangements:

          3.5.1 The version of Goal in use immediately prior to the Goal Effective Date ("Old Goal") shall be operated and run in conjunction with Settlement Goal for the purposes of the Energy Uplift and Transmission Losses Scheme 2. The operation and running of Old Goal for these purposes shall be limited to and take effect for all Schedule Days prior to and including the Goal Effective Date as if the relevant provisions of Supplemental Agreement 25 in so far as it affects Old Goal (other than the provisions of this sub-section 3.5) had not come into effect.

          3.5.2 For the period of 3 months only following the Goal Effective Date NGC shall continue to make available to the Settlement System Administrator, at the direction of the Executive Committee, Old Goal for the purposes of resolving any dispute between Parties in respect of the financial obligations owed by Parties to each other which are based upon the use of Old Goal prior to the Goal Effective Date.

          3.5.3 Upon the expiry of the 3 month period referred to in paragraph 3.5.2 any dispute between Parties in respect of the financial obligations owed by Parties to each other which is based upon the use or operation of Old Goal and which would require for its resolution Old Goal shall be resolved by the Executive Committee provided that where any such dispute is not resolved by the Executive Committee to the satisfaction of the Parties any Party to the dispute may refer the dispute to arbitration in accordance with Clause 83.

3.6 Termination of NGC's obligation: The obligation to grant Type 1 Goal Licences in accordance with sub-section 3.1 shall terminate on 1st January, 2010. Notwithstanding the foregoing, any Type 1 Goal Licence granted by NGC prior to 1st January, 2010 shall continue in force thereafter in accordance with its terms.

4.        SAV LICENCES

4.1 Grant of SAV Licences: On receipt of a request in writing from a Party in respect of itself (in the case of a Type 2 Goal Licence) or the prospective licensee (in the case of any other SAV Licence) NGC shall, subject to this Section 4, grant to the applicable SAV Licensee a Type 2 Goal Licence, Type 3 Goal Licence, Type 5 Goal Licence, Type 6 Goal Licence, Type 8 Goal Licence or Type 9 Goal Licence, as the case may be. NGC shall promptly (and in any event within 30 days after receipt of the request) deliver a form of draft licence based upon the principles set out in Appendix 2 (as applicable) to the applicable SAV Licensee. Upon receipt of the draft form of SAV Licence by the Party making the request, NGC and such Party shall enter into good faith discussions with a view to agreeing the terms of the SAV Licence. NGC and the SAV Licensee shall enter into the SAV Licence forthwith upon agreement by NGC, the SAV Licensee and, if different, the requesting Party as to its terms. If no such agreement is reached within 60 days after receipt of the draft form of SAV Licence, NGC or the requesting Party may refer the dispute to arbitration in accordance with Clause 83 provided that, in which such case the arbitrator appointed pursuant to Clause 83 shall be required to take account of the relevant principles relating to the SAV Licence in question set out in Appendix 2 in determining such dispute.

4.2 Other Types of SAV Licence: At the request of a Party, and subject to agreement with that Party in relation to the payment of NGC's reasonable costs and expenses incurred in connection therewith, NGC will use reasonable endeavours to obtain the consent of its head-licensors to the grant of a licence by NGC substantially similar to the SAV Licences but for uses of Goal:-

          4.2.1 that do not fall within the scope of use permitted by the SAV Licences; and

          4.2.2 by or for the benefit of a Party solely in connection with its own business needs in connection with the Pool.

          Upon receipt of the consent of its head licensors NGC and the requesting Party shall enter into good faith discussions with a view to agreeing the terms of the licence. NGC and the requesting Party, or person specified in the request, as the case may be, shall enter into such licence forthwith upon agreement by NGC and the requesting Party as to its terms. If no such agreement is reached within 60 days after the request of the Party, NGC or the requesting Party may refer the dispute to arbitration in accordance with Clause 83 provided that, in which such case, the arbitrator appointed pursuant to Clause 83 shall be required to take account of the principles set out in Appendix 2 (save for those principles relating to scope of use) and the scope of use requirement set out in paragraph 4.2.2 in determining such dispute.

4.3 Executive Committee Nominee Licence: At the request of the Executive Committee NGC shall enter into good faith discussions with the Executive Committee with a view to agreeing the terms of a licence (such terms being based on the Type 1 Goal Licence with such amendments as NGC may require) to be granted by NGC to a person nominated by the Executive Committee to hold, inter alia, the intellectual property rights of Pool Members collectively which have been developed under the 1998 Programme. Notwithstanding the foregoing NGC shall be under no obligation to grant such licence. Failure to grant such a licence shall not be considered a dispute and the provisions of Clause 83 shall not apply.

4.4 Termination of NGC's Obligation: The obligation on NGC to grant SAV Licences in accordance with sub-sections 4.1 and 4.2 shall terminate on 1st January, 2010. Notwithstanding the foregoing, any SAV Licence granted by NGC prior to 1st January, 2010 shall continue in force thereafter in accordance with its terms.

5.        ACCESS TO GOAL SOURCE CODE AND DATUM DOCUMENT

5.1 Rights of Access: Each of the Pool Auditor, the Scheduling and Despatch Auditor, the Settlement System Administrator, any Pool Member and any Pool Consultant shall, subject to sub-section 5.2, at such time or times as shall be agreed with NGC (such agreement not to be unreasonably withheld or delayed), be granted access to:

          5.1.1     the Confidential Sections of the Datum Document; and

          5.1.2 a print out of the Goal Source Code (excluding the Stanford Software) in such format as shall be specified by NGC from time to time,

          for the purpose specified in the relevant Goal Confidentiality Agreement.

5.2 Force and Effect: The rights of the Pool Auditor, the Scheduling and Despatch Auditor, the Settlement System Administrator, Pool Members and Pool Consultants under sub-section 5.1 are subject to the Pool Auditor, the Settlement System Administrator, the Scheduling and Despatch Auditor, the relevant Pool Member or relevant Pool Consultant, as the case may be, having entered into a Goal Confidentiality Agreement and such Goal Confidentiality Agreement remaining in full force and effect.

5.3 Confidentiality Terms and Conditions: Each Goal Confidentiality Agreement for Pool Members shall be in the form set out in Appendix 5. The Goal Confidentiality Agreement for each of the Pool Auditor, the Scheduling and Despatch Auditor, the Settlement System Administrator and Pool Consultants shall be in the form set out in Appendix 5 as amended to take into account the applicable principles set out in Appendix 6 and such other amendments as may be agreed by

          NGC and the Pool Auditor, the Scheduling and Despatch Auditor, the Settlement System Administrator and Pool Consultants as the case may be.

5.4       Prior Rights: Save as expressly stated:

          5.4.1     in this Section 5;

          5.4.2 in the terms of the relevant Goal Confidentiality Agreement entered into by it;

          5.4.3     in the terms of the Goal Escrow Agreement; and

          5.4.4 in the terms of any licence or other agreement entered into by it with NGC,

          the Pool Auditor, the Scheduling and Despatch Auditor, the Settlement System Administrator and each Pool Member and Pool Consultant shall have no further or additional rights relating to access to the Goal Source Code or the Confidential Sections of the Datum Document.

6.        ENHANCEMENTS TO GOAL

6.1       Introduction to Section 6:

          6.1.1     Application of Section 6

                    The provisions set out in this Section 6 apply in respect of Generation Schedule Goal Enhancements and Settlement Goal Enhancements.

          6.1.2     Application of Agreed Procedures

                    All Generation Schedule Goal Enhancements, Settlement Goal Enhancements and Emergency Fixes shall be made in accordance with the appropriate Agreed Procedures and this Section 6.

          6.1.3     Works Programmes not applicable

                    The provisions set out in Clauses 5.9 to 5.14 inclusive relating to Works Programmes shall not apply in relation to Generation Schedule Goal Enhancements or Settlement Goal Enhancements.

          6.1.4 Ownership of Generation Schedule Goal Enhancements, Settlement Goal Enhancements and Emergency Fixes

                    Ownership of all Generation Schedule Goal Enhancements, Settlement Goal Enhancements and Emergency Fixes shall vest in NGC, save where NGC agrees to the contrary.

6.2       Generation Schedule Goal Enhancements:

          6.2.1     Introduction to sub-section 6.2

                    NGC shall be entitled to make Generation Schedule Goal Enhancements or to change substantially the procedures for running Generation Schedule Goal at any time provided that it shall comply with the provisions of this sub-section 6.2 prior to making any Generation Schedule Goal Enhancement.

          6.2.2 Enhancements to software functionality or procedures for running Generation Schedule Goal

                    (a) Without prejudice to paragraphs 6.3.1 and 6.3.2, if NGC proposes:

                              (i) to make any Generation Schedule Goal Enhancement (excluding changes to program control options) to the software functionality of Generation Schedule Goal; or

                              (ii) to change substantially the procedures for running Generation Schedule Goal,

                              NGC shall inform the Executive Committee of such proposals in writing together with reasons giving at least 2 months' notice or such shorter notice period as may be agreed by NGC and the Executive Committee.

                    (b) NGC shall promptly give the Executive Committee such data and information as it may reasonably require for the purposes of considering NGC's proposals to make any Generation Schedule Goal Enhancement or the procedures for running Generation Schedule Goal. In any case, NGC shall retain an unchanged copy of Generation Schedule Goal for comparative purposes.

          6.2.3     Changes to program control options

                    (a) Without prejudice to paragraphs 6.3.1 and 6.3.2, if NGC proposes to make any change to the program control options of Generation Schedule Goal, NGC shall inform the Executive Committee as soon as reasonably practicable.

                    (b) Nothing in this sub-section 6.2 shall prejudice or affect the right of NGC for the purposes of the Generation Schedule run to make any change to the setting of the program control options of Generation Schedule Goal or in the selection of data to be input to Generation Schedule Goal as it considers appropriate, having regard to the provisions of the Grid Code.

          6.2.4     Notices under the Grid Code

                    Where NGC is required to give notice under the Grid Code of any change in the timing of the Generation Schedule run, it shall give such notice to the Executive Committee.

6.3       Emergency situations:

          6.3.1     Threats to security etc

                    (a) NGC may, if necessary to avert an immediate threat to the security, quality of supply and/or safe operation of the NGC Transmission System and/or to avoid any breach of its obligations under the Act or the NGC Transmission Licence, make and implement an Emergency Fix to Generation Schedule Goal without complying with paragraph 6.2.2 provided it shall give the Executive Committee as much notice of such Emergency Fix, together with the reasons for, and the timing and description of such Emergency Fix, as is practicable in the circumstances.

                    (b) If it is not practicable to inform the Executive Committee in advance of any Emergency Fix to Generation Schedule Goal which has been implemented, NGC shall inform the Executive Committee of its implementation as soon as is practicable thereafter together with the reasons for, and the timing and description of, such Emergency Fix.

          6.3.2     Incomplete or corrupted output

                    (a) If the Generation Schedule Goal or the Settlement Goal run produces no output, incomplete output, seriously corrupted output or, in respect of Settlement Goal, consistently provides the algorithm messages described in Section 8 of the Pool Rules or such other messages as the Executive Committee shall from time to time approve for the purposes of this paragraph and if the solution to any such problem is in NGC's reasonable opinion the immediate implementation of an Emergency Fix to Generation Schedule Goal or is in the Settlement System Administrator's reasonable opinion the immediate implementation of an Emergency Fix to Settlement Goal then NGC may make and implement or the Settlement System Administrator may procure the making and implementation of such Emergency Fix to Generation Schedule Goal or Settlement Goal, as the case may be, provided that each of them shall give the Executive Committee as much notice of such Emergency Fix, together with the reasons for, and the timing and description of, such Emergency Fix, as is practicable in the circumstances.

                    (b) If it is not practicable to inform the Executive Committee in advance of any Emergency Fix which has been implemented, NGC or the Settlement System Administrator, as the case may be, shall inform the Executive Committee as soon as is practicable thereafter together with the reasons for, timing and description of, such Emergency Fix.

          6.3.3     Restriction on application of paragraphs 6.3.1 and 6.3.2

                    An Emergency Fix made and implemented by NGC or procured by the Settlement System Administrator pursuant to paragraph
                    6.3.1 or 6.3.2 to avert an immediate threat or to solve a problem of the types therein referred to, in circumstances where the threat or problem does not continue to occur or regularly recur, shall be limited (in its application to Generation Schedule Goal and Settlement Goal) to the occasions on which such threat or problem does occur.

          6.3.4 Executive Committee objection to Emergency Fix made and implemented pursuant to paragraph 6.3.1 or 6.3.2

                    If the Executive Committee objects to an Emergency Fix made pursuant to paragraph 6.3.1 or 6.3.2, the Executive Committee may negotiate with NGC or require the Settlement System Administrator to remove or modify such Emergency Fix. If the Executive Committee and NGC are unable to reach agreement as to the removal or modification of such Emergency Fix within 60 days of the implementation of such Emergency Fix then the Executive Committee may appeal to the Director to reverse or modify such Emergency Fix.

6.4       Referral to Pool Members and to the Director:

          6.4.1 If the Executive Committee objects to NGC's proposals to make any Generation Schedule Goal Enhancement pursuant to paragraph 6.2.2 or disputes that an Emergency Fix proposed under paragraph 6.3.1 is necessary for the purposes therein described, the Executive Committee shall notify the Director and NGC accordingly and, if directed not to proceed by the Director, NGC shall not proceed with the implementation of the Generation Schedule Goal Enhancement or Emergency Fix, as the case may be.

          6.4.2 The Executive Committee shall submit NGC's proposals to the Pool Members in General Meeting pursuant to Clause 13 (unless in the opinion of the Executive Committee, the period of notice given by NGC does not permit or the Generation Schedule Goal Enhancement or Emergency Fix proposed by NGC are of a minor or technical nature not having commercial significance for any Pool Member), and the Executive Committee shall object to NGC's proposals if the Pool Members in general meeting do not approve the proposals.

          6.4.3 In all cases, whether or not the proposals are submitted to the Pool Members in general meeting, the Executive Committee or the Settlement System Administrator at the request of the Executive Committee, shall notify the Pool Members of NGC's proposals.

6.5       Settlement Goal Enhancements:

          6.5.1     Entitlement to require Settlement Goal Enhancements

                    Any of:

                    (i)       the Settlement System Administrator;

                    (ii)      the Executive Committee;

                    (iii) Pool Members in general meeting pursuant to Clause 13; or

                    (iv)      NGC,

                    shall be entitled to require Settlement Goal Enhancements to the software functionality of Settlement Goal or to the procedures for running Settlement Goal (a "Settlement Goal Enhancement Proposal") subject to obtaining the prior agreement of the Pool Members in general meeting pursuant to Clause 13 as to:

                    (a) the specification of the Settlement Goal Enhancement required;

                    (b) the work methods and procedures to be adopted by NGC for achieving the Settlement Goal Enhancement;

                    (c) the timetable for completing the Settlement Goal Enhancement;

                    (d)       the costing of the Settlement Goal Enhancement;

                    (e)       the funding of the Settlement Goal Enhancement;
                              and

                    (f) any other matter which NGC considers necessary to address prior to the commencement of work by NGC on the Settlement Goal Enhancement (including without limitation the relevant involvement of the Pool Auditor).

                    In addressing each of the items set out in paragraphs (a) to
                    (f) in order to obtain the agreement of Pool Members in general meeting as required pursuant to this paragraph 6.5.1, the Executive Committee shall, on behalf of Pool Members, carry out a detailed and ongoing consultation with NGC and have regard to the service levels and other commercial terms that apply to the Settlement System Administrator under the Service Lines that apply under
                    Schedule 4.

          6.5.2     (a)       Within 10 working days of the date on which a
                              Settlement Goal Enhancement Proposal is approved by Pool Members in general meeting, NGC shall either accept it or shall refer all or part of it to arbitration in accordance with Clause 83. Any
                              Party (who is not a Pool Member) in respect of whom the Settlement Goal Enhancement Proposal will directly concern its functions, duties or responsibilities shall also be entitled to refer all or part of a Settlement Goal Enhancement
                              Proposal approved by Pool Members in general meeting to arbitration in accordance with Clause 83 within 10 working days of the date on which a Settlement
                              Goal Enhancement Proposal is approved by Pool
                              Members in general meeting (such Party being called in this paragraph 6.5.2 an "Appealing
                              Party") if it does not agree with all or part of the terms of the Settlement Goal Enhancement
                              Proposal.

                    (b) Subject to NGC's and any Appealing Party's approval of a Settlement Goal Enhancement Proposal whether by agreement or through application of the arbitration process (each as referred to in this paragraph 6.5.2), NGC and Pool Members shall enter into an agreement (the "Enhancement Agreement") incorporating the provisions of the Settlement Goal Enhancement Proposal and unless otherwise agreed, based on service levels and other commercial terms substantially similar to those that apply to the Settlement System Administrator under the Service Lines that apply under Schedule 4 provided that such service lines and other commercial terms are reasonable in all of the circumstances existing at the relevant time. In the event of any dispute or difference of any kind arising between NGC and Pool Members as to the terms of the Enhancement Agreement either NGC or Pool Members may refer such dispute to arbitration in accordance with Clause 83.

                    (c) Following the execution and coming into force of the Enhancement Agreement, the Enhancement Agreement shall regulate the relationship between NGC and Pool Members in relation to the relevant Settlement Goal Enhancement which NGC shall undertake. Without prejudice to the provisions of the Goal Escrow Agreement, and for the avoidance of doubt, the Executive Committee, the Settlement System Administrator and Parties shall have no rights to undertake any Settlement Goal Enhancement themselves.

6.6 Goal Consistency Management: Where NGC makes any changes to Settlement Goal or Generation Schedule Goal under this Schedule or any maintenance and support arrangements then NGC shall, either before or after making such change, propose a corresponding and consequential change to Generation Schedule Goal or Settlement Goal, as the case may be, and the Datum Document in the form of a Settlement Goal Enhancement or Generation Schedule Goal Enhancement, as the case may be, provided that NGC shall not be obliged to make any such corresponding and consequential change to Generation Schedule Goal, Settlement Goal or the Datum Document if such a change would:

          6.6.1 detract from the security or quality of supply or safe operation of the NGC Transmission System; or

          6.6.2 give rise to a breach of its obligations under the NGC Transmission Licence or the Act; or

          6.6.3 have material adverse effect on NGC in respect of the Transmission Services Activity (as defined in the NGC Transmission Licence) where such effect has not been agreed by NGC.

          If NGC objects to any such change, the matter shall be referred to the Director.

6.7 Information to Director: Unless otherwise notified by the Director, the Executive Committee shall keep the Director fully advised of any Settlement Goal Enhancements, Generation Schedule Goal Enhancements or Emergency Fixes and of any proposed Settlement Goal Enhancements, Generation Schedule Goal Enhancements or Emergency Fixes of which it is aware.

                                   APPENDIX 1

                            TYPE 1 LICENCE AGREEMENT

THIS LICENCE is made the [____________] day of [_______________] 19[__]

BETWEEN

(1) THE NATIONAL GRID COMPANY PLC, a company incorporated under the laws of England and Wales (registered no. 2366977) whose registered office is at National Grid House, Kirby Corner Road, Coventry CV4 8JY ("NGC"); and

(2)       [___________________] ("[________________]")

WHEREAS:

1. The Licensee is the Settlement System Administrator and requires the use of certain software in order to be able to carry out its functions as Settlement System Administrator.

2. The software referred to in Recital 1 is owned by or licensed to NGC, and NGC has agreed to grant [_______] a licence to use such software on the terms set out in this Licence.

NOW IT IS HEREBY AGREED as follows:

1.        DEFINITIONS AND INTERPRETATION

1.1       In this Licence, unless the context otherwise requires:

          "ABB"                    means ABB Power T&D Company Inc;

          "Appendix"               means the appendix to this Licence;

          "Commencement Date"      means the date of this Licence;

          "Delivery Date"          has the meaning set out in clause 4.1;

         "Disaster Recovery
          Service Fee"             means the fee payable by the Licensee in
                                   order to have a third party disaster recovery company approved by the Licensor as a Relevant Third Party to provide disaster recovery services to the Licensee, which shall be:

                                   (i)    US$7,500 where the Relevant Third
                                          Party is to hold and use the Licensed
                                          Program at a main Location with copies
                                          held at an additional Location; and

                                   (ii)   US$2,500 where the Relevant Third
                                          Party is to hold and use the Licensed
                                          Program at a main Location only;

          "Equipment"              means the computer or computers and operating
                                   system software described in the Appendix (as the same may be amended from time to time pursuant to clause 9), representing the minimum hardware configuration and operating system software recommended by the Licensor to run the Licensed Program as at the Delivery Date or such later date as shall be specified pursuant to the terms of clause 9;

          "Escrow Agent"           means the National Computing Centre Limited;

          "Escrow Agreement"       means the escrow agreement to be entered into
                                   by the Parties, the Escrow Agent and ABB in the form set out in Appendix 3 to Schedule 35 to the Pooling and Settlement Agreement;

          "Expert's Decision"      means the procedure set out in clause 20;

          "Force Majeure"          means, in relation to any Party, any event or
                                   circumstance which is beyond the reasonable control of such Party and which results in or causes the failure of that Party to perform any of its obligations under this Licence including act of God, strike, lockout or other industrial disturbance, act of the public enemy, war declared or undeclared, threat of war, terrorist act, blockade, revolution, riot, insurrection, civil commotion, public demonstration, sabotage, act of vandalism, lightning, fire, storm, flood, earthquake, accumulation of snow or ice, lack of water arising from weather or environmental problems, explosion, fault or failure of plant and apparatus (which could not have been prevented by Good Industry
                                   Practice), governmental restraint, Act of
                                   Parliament, other legislation, bye-law and
                                   Directive (not being any order, regulation or direction under sections 32, 33, 34 or 35 of the Act) provided that lack of funds shall not be interpreted as a cause beyond the reasonable control of that Party;

          "Intellectual Property"  means confidential information, copyrights, know how, database rights, topography rights, design rights, moral rights, patents, trade or service marks (whether or not the same are registered and including applications for registration of any of the same) and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of the same which may subsist anywhere in the world;

          "Interface
          Specification"           means the System Interface Input File Format
                                   Specification (document reference no.
                                   NGC/GRP/75T06.4.1), the System Interface
                                   Output File Format Specification (document reference no. NGC/GRP/76T06.4.2) and the
                                   Miscellaneous Interface Specification
                                   (document reference no. NGC/GRP/252T06.4.3) each as amended from time to time;

          "Interface Work"         has the meaning set out in clause 6.3;

          "Licence"                means this licence (including the Appendix)
                                   as varied or supplemented in accordance with the terms hereof;

          "Licence Fee"            means [the sum of US$1 in the case of a
                                   licence in favour of ESIS; US$77,500 in the case of each other Licensee];

         "Licensed Program
          Materials"               means the Licensed Program, the Program
                                   Documentation and the Media;

         "Licensed Program"        means Settlement Goal;

          "Licensee"               means [__________] as Settlement System
                                   Administrator and shall include its legal successors and permitted assigns;

          "Licensor"               means NGC and shall include NGC's legal
                                   successors and permitted assigns;

          "Location"               means any site under the control of the
                                   Licensee and, where applicable, any site under the control of a Relevant Third Party;

          "Media" means the media on which the Licensed Program is to be delivered by the Licensor, as agreed between the Parties;

          "Non-Performing Party"   shall have the meaning given to that term in
                                   clause 19;

          "Party"                  means each of the Licensee and the Licensor;

          "Party Liable"           shall have the meaning given to that term in
                                   clause 14;

          "Pooling and Settlement
          Agreement"               means the agreement of that name dated 30th
                                   March, 1990 as amended from time to time in accordance with the terms thereof;

          "Program Documentation"  means the manuals associated with the
                                   Licensed Program as specified in this
                                   Appendix (and as each is amended from time to time) including any copy thereof;

         "Relevant Third Party"    means any third party notified to the
                                   Licensor as undertaking Interface Work for, or approved by the Licensor under clause 6.2 to provide disaster recovery services to, the Licensee;

          "Specification"          means the Pool Rules, the Datum Document and
                                   the Interface Specification;

          "Technical Compliance
          Report"                  means document reference no.
                                   NGC/GRP/404T05.5.2, as amended from time to time; and

          "Warranty Period"        shall have the meaning given to that term in
                                   clause 10.1.

1.2 Unless the context otherwise requires, terms and expressions defined in the Pooling and Settlement Agreement shall have the same meaning in this Licence.

1.3       In this Licence:

          1.3.1 references to the masculine shall include the feminine and references in the singular shall include references in the plural and vice versa;

          1.3.2 references to the word "include" or "including" are to be construed without limitation;

          1.3.3 except where the context otherwise requires, references to a particular clause shall be a reference to that clause, in this Licence;

          1.3.4 except where the context otherwise requires, references in the Appendix to a particular paragraph shall be a reference to that paragraph in the Appendix;

          1.3.5 the headings to each of the clauses, paragraphs and the Appendix are inserted for convenience only and shall be ignored in construing this Licence;

          1.3.6 any reference to an Act of Parliament or any Part or section or other provision of, or Schedule to, an Act of Parliament shall be construed, at the particular time, as including a reference to any modification, extension or re-enactment thereof then in force and to all instruments, orders or regulations then in force and made under or deriving validity from the relevant Act of Parliament; and

          1.3.7 any reference to another agreement or any deed or other instrument shall be construed as a reference to that other agreement, deed or other instrument as the same may have been, or may from time to time be, amended, varied, supplemented or novated.

2.        LICENCE

2.1       The Licensor hereby grants the Licensee a non-exclusive licence:

          2.1.1 to make and use an unlimited number of copies of the Licensed Program at a main Location;

          2.1.2 to make and use an unlimited number of copies of the Licensed Program at other Locations, solely for the purposes of providing back-up support in the event of any failure at the main Location;

          2.1.3 to copy the Program Documentation to the extent reasonably required for its lawful use of the Licensed Programs; and

          2.1.4 to engage a Relevant Third Party to provide disaster recovery services or to undertake Interface Work for the Licensee,

          on the terms and subject to the conditions of this Licence.

2.2 The Licence shall commence on the Commencement Date and shall continue without limit in time unless and until terminated in accordance with clause 16.

3.        CHARGES AND TERMS OF PAYMENT

3.1 The Licence Fee shall be paid on the Commencement Date. The Disaster Recovery Service Fee shall be paid on the issue of a copy of the Licensed Program Materials to the Relevant Third Party under clause 6.4.

3.2 The Licensee reserves the right to withhold payment against any invoice which is not submitted in accordance with this Licence, and shall forthwith notify to the Licensor in writing the reasons for withholding payment.

3.3 If the Licensee disputes the whole or any part of any invoice from the Licensor, the Licensee shall pay that amount of the invoice which is not in dispute and shall be entitled to withhold the balance pending resolution of the dispute. Any amounts withheld, but subsequently found to be properly payable following the resolution of the dispute, will carry interest (as well after as before judgment) from (and including) the last date for payment thereof to (but excluding) the date of actual payment at a rate equivalent to 2% over Barclays Bank PLC's base lending rate then in force.

3.4 If the payment of any sum due under the Licence shall be delayed by the Licensee other than in accordance with clauses 3.2 and 3.3, the Licensor shall be entitled to charge interest at a rate equivalent to 2% over Barclays Bank PLC's base lending rate then in force, on the amount of the delayed payment for the period of the delay.

3.5 If any payment under this clause 3 would be due on a non-Business Day, the payment obligation shall be deferred until the next Business Day.

3.6 The Licence Fee and the Disaster Recovery Service Fee shall be paid in US dollars and all other charges payable in connection with the Licence shall be paid in GB sterling.

3.7 The Licensor shall be entitled to request the Licensee to make payment of the Licence Fee and the Disaster Recovery Service Fee direct to a third party including ABB (Systems Control Division) or as such third party may direct. If the Licensee makes such payment in accordance with the Licensor's instructions, the Licensee shall certify that payment has been made, and such payment shall discharge the Licensee's obligations under this Licence in so far as they relate to that payment.

3.8 All payments to the Licensor under the terms of this Licence are expressed to be exclusive of Value Added Tax howsoever arising. The Licensee shall pay to the Licensor in addition to those payments, or if earlier on receipt of a tax invoice or invoices from the Licensor, all Value Added Tax in relation to any supply made or deemed to be made for Value Added Tax purposes pursuant to this Licence.

3.9 If the Licensee is required under applicable law to deduct withholding tax or any other UK taxes from any sums payable to the Licensor under this Licence then the Licensee shall be entitled to do so, provided that the Parties shall co-operate and take reasonable steps lawfully to avoid making any such deduction. In the event that it is not possible lawfully to avoid making such deduction, the Licensee shall increase the sum payable to the extent necessary to ensure that, after the making of such deduction or withholding, the Licensor receives on the due date of such payment (and retains, free from any liability in respect of such deduction or withholding), a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made. The Licensee shall promptly deliver to the Licensor any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

3.10 If any increased amount is paid pursuant to the above clause, then if in its sole opinion and without prejudice to the rights of the Licensor to manage its tax affairs as it thinks fit the Licensor determines that it has received or been granted a credit against or relief or remission from or repayment of any tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to the payment of such increased amount ("the Benefit"), the Licensor shall, to the extent it can do so without prejudice to the retention of such credit, relief, remission or repayment, pay to the Licensee the amount of the Benefit.

4.        DELIVERY AND INSTALLATION OF THE PROGRAM

4.1 The Licensee shall notify the Licensor that it wishes to take delivery of the Licensed Program Materials, by giving to the Licensor not less than one calendar month's notice in writing. The date for delivery of the Licensed Program Materials (the "Delivery Date") shall be the date of expiry of such notice.

4.2 If so required by the Licensee and subject to agreement with the Licensor as to the precise scope and timing for such work and to the Licensee undertaking to pay the Licensor's reasonable charges, the Licensor will assist the Licensee in ensuring that the Licensed Program will be inter-operable with other computer programs used by the Licensee.

4.3 On the Delivery Date the Licensor shall deliver the Licensed Program Materials to the Licensee at a location in the United Kingdom agreed between the Parties. The Licensed Program Materials shall consist of one copy of the Licensed Program in executable form on the Media and three copies of the Program Documentation. The Licensee shall notify the Licensor within 28 days of delivery if the set of Licensed Program Materials is in any way incomplete.

4.4 The Licensee shall ensure that the Licensed Program is installed on the Equipment in the manner prescribed in the Program Documentation.

4.5 Risk in the Media shall pass to the Licensee on the Delivery Date. If any part of the Media shall thereafter be lost, destroyed or damaged, the Licensor shall at the request of the Licensee replace the same promptly (embodying the relevant part of the Licensed Program).

5.        USE

5.1 The Licensed Program shall be used by the Licensee solely for carrying out the functions of the Settlement System Administrator as at the Goal Effective Date in connection with the Electricity Pool of England and Wales. The Licensee shall not permit the Licensed Program to be accessed or used by a third party, nor on behalf of or for the benefit of any third party, other than in accordance with the terms of this Licence. The Licensee shall not have the right to give, sell, lend, lease, sub-license or distribute any portion of the Licensed Program Materials to any third party.

5.2 The Licensee shall notify the Licensor of every Location at which any copy of the Licensed Program is held from time to time, and identify its main Location and that of any Relevant Third Party for the purposes of clause 2.1. The Licensee may export copies of the Licensed Program to other Locations in the European Union and the USA, but undertakes:

          5.2.1 to comply with all applicable United States and United Kingdom export laws and controls in force from time to time; and

          5.2.2 in any event, not to export copies of the Licensed Program to other Locations outside the European Union or the USA without the prior written consent of the Licensor (not to be unreasonably withheld).

5.3 The Licensee shall, and shall procure that any Relevant Third Party shall, follow all reasonable instructions given by the Licensor from time to time with regard to the use of the Licensed Program Materials. The Licensee shall, and shall procure that any Relevant Third Party shall, permit the Licensor, at all reasonable times, and at the Licensor's expense, to do all acts and things (including entering onto any premises) necessary to verify that the use of the Licensed Program Materials is within the terms of this Licence, provided:

          5.3.1 that in doing so the Licensor shall not act in any manner which will interfere with, or disrupt, the normal operations of the Licensee in carrying out the functions of the Settlement System Administrator in connection with the Electricity Pool of England and Wales; and

          5.3.2 that the Licensor shall only exercise its right of entry where it has reasonable grounds to believe that the Licensee or a third party is in breach of the terms of this Licence.

6.        DISASTER RECOVERY AND INTERFACE WORK

6.1 Prior to engaging a third party to provide disaster recovery services, the Licensee shall notify the Licensor in writing of its intention to do so, and of the identity of the third party.

6.2 Subject to the proviso set out below, within 30 days of such notice, the Licensor shall either:

          6.2.1 approve the third party to provide disaster recovery services, in which event that third party shall be treated as a "Relevant Third Party"; or

          6.2.2     reject the third party,

          PROVIDED that approval shall not be unreasonably withheld and that failure to reject the third party within such 30 day period shall be treated as approval.

6.3 Prior to engaging a third party to assist the Licensee in ensuring that the Licensed Program will be interoperable with other computer programs used by the Licensee ("Interface Work"), the Licensee shall notify the Licensor in writing of its intention to do so, and of the identity of the third party. Such third party shall be treated as a "Relevant Third Party" for the purposes of this Agreement.

6.4 The Licensee may issue a copy of the Licensed Program Materials to a Relevant Third Party solely for the purposes of providing disaster recovery services to or undertaking Interface Work for the Licensee, subject to (in the case of disaster recovery services only):

          6.4.1 the Licensee having paid the appropriate Disaster Recovery Service Fee; and

          6.4.2 the Relevant Third Party having entered into a confidentiality agreement with the Licensee in the form set out in the Appendix and provided a copy to the Licensor.

6.5 The Relevant Third Party may make such copies of the Licensed Program as it reasonably requires for back-up purposes, provided that (in the case of disaster recovery services only) copies may only be retained at an additional Location where the Licensee has paid the appropriate Disaster Recovery Service Fee.

7.        SECURITY

7.1 The Licensee undertakes that the Licensed Program Materials and all copies of the Licensed Program made by the Licensee pursuant to clause
          2.1 and by a Relevant Third Party pursuant to clause 6.5 will remain under the control of the Licensee or the Relevant Third Party as the case may be, and that the Licensee will take, and will procure that a Relevant Third Party will take, all reasonable precautions to safeguard the Licensed Program Materials against unauthorised use. In particular, the Licensee shall, and shall procure that any Relevant Third Party shall, maintain a standard of care in protecting the Licensed Program Materials against theft, unauthorised access and use, which is not less than the standard that the Licensee employs itself in the protection of its own and/or other licensed computer programs and confidential information.

7.2 If the Licensee or any Relevant Third Party sells or disposes of any equipment on which a copy of the Licensed Program has been loaded (other than to a successor Settlement System Administrator to whom it also assigns this Licence in accordance with clause 12), the Licensee shall ensure and shall procure that any Relevant Third Party shall ensure that all copies of the Licensed Program have previously been deleted.

7.3 The Licensee shall not, and shall procure that any Relevant Third Party shall not:

          7.3.1 (subject to Section 296A of the Copyright Designs and Patents Act 1988) disassemble or reverse engineer the Licensed Program; or

          7.3.2 (subject to Section 50B of the Copyright Designs and Patents Act 1988) decompile the Licensed Program.

7.4 The Licensee shall not and shall procure that any Relevant Third Party shall not translate, adapt, vary, or modify the whole or any part of the Licensed Program or attempt any error correction of the whole or any part of the Licensed Program or permit the whole or any part of the Licensed Program to be combined with or become incorporated in any other computer programs. For the avoidance of doubt, the use of interfaces to the Licensee's other computer programs shall not be regarded as "combining" or "incorporating", and the restrictions set out in this clause 7.4 shall not prevent the exercise by the Licensee of its rights and the performance by the Licensee of its obligations under clause 4.2.

8.        PROGRAM DOCUMENTATION COPYING

8.1 The Licensee shall procure that any Relevant Third Party shall not make any copies of the Program Documentation.

9.        EQUIPMENT UPGRADES

9.1 The Licensor shall notify the Licensee of any upgrades to the Equipment required to ensure satisfactory running of any future release or version of the Licensed Program.

10.       WARRANTIES

10.1 The Licensor warrants and undertakes that, provided it is operated in accordance with the Licensor's instructions and on the Equipment, the Licensed Program will for a period of 90 days from the Delivery Date (or if later, from the date of actual delivery of the Licensed Program Materials) ("the Warranty Period") conform in all material respects to the Specification existing at the Delivery Date. The Licensor does not guarantee that the Licensed Program is free of errors not materially affecting such conformity.

10.2 The Licensor warrants and undertakes that it shall fulfil its delivery and rectification obligations hereunder with all due reasonable care and skill and by suitably qualified and trained personnel.

10.3 Each Party represents and warrants to the other that so far as it is aware, all software and data it transfers to the other shall be free from all logic bombs, viruses, or other contaminants (including worms or trojan horses) or any self-propagating or other programs that may affect or cause damage to the software, data or systems belonging to or used by that other.

10.4      The Licensor represents and warrants:

          10.4.1 that it owns the Intellectual Property rights in the Licensed Program Materials or has otherwise obtained full right to grant the Licence to the Licensee; and

          10.4.2 that so far as it is aware, the use of the Licensed Program or part thereof by the Licensee shall not infringe the Intellectual Property rights of a third party.

10.5 The Licensor represents and warrants that the Licensed Program will be, and will remain, Millennium Compliant and will not cease to be so at or at any time prior to, during or after the year 2000. For the purposes of this warranty, "Millennium Compliant" means that neither the performance nor the functionality of the Licensed Program is or will be affected by dates prior to, during or after the year 2000, and in particular that the Licensed Program has the following features:

          10.5.1 no value for current date causes or will cause any interruption in operation;

          10.5.2 database functionality behaves and will behave consistently for dates prior to, during and after the year 2000;

          10.5.3 in all interfaces and data storage, the century in any date is and will be specified either explicitly or by unambiguous algorithms or inference rules; and

          10.5.4    the year 2000 is and will be recognised as a leap year,

          provided that the Licensor shall have no liability in respect of defects in performance or functionality caused by incorrect or non-millennium compliant data or software originating outside the Licensor.

10.6 Subject to clause 10.7, if the Licensor receives written notice from the Licensee that the Licensed Program does not materially conform to the warranties set out in this clause 10, the Licensor's sole obligation (at its own expense) shall be:

          10.6.1 in the case of any of the Licensed Program the Intellectual Property rights in which are vested in the Licensor, to remedy such material non-conformity of the relevant portion so as to conform materially with the relevant warranty; and

          10.6.2 in the case of any of the Licensed Program the Intellectual Property rights in which are vested in a third party, either to obtain and supply a corrected version so as to conform materially with the relevant warranty or to remedy itself such material non-conformity of the relevant portion so as to conform materially with the relevant warranty.

10.7 The Licensor shall have no obligations or liability under clause 10 unless it has first received written notice of the breach of warranty no later than:

          10.7.1 expiry of the Warranty Period (in the case of a breach of clause 10.1);

          10.7.2 90 days from the date on which the Licensee became aware of the breach (in the case of a breach of clauses 10.2, 10.3 or 10.4); or

          10.7.3    2nd January, 2001 (in the case of a breach of clause 10.5).

10.8 The warranties and undertakings set out in this clause 10 shall be subject to the Licensee complying with its material obligations under this Licence. When notifying any material non-conformity of the Licensed Program the Licensee shall, so far as it is able, provide the Licensor with documented examples of such material non-conformity.

10.9 Clause 10 constitutes the only warranties provided by the Licensor in respect of the Licensed Program. The obligations and liability of the Licensor in this Licence are in place of, and the Licensee accordingly waives, all implied guarantees and warranties including, without limitation, any warranty of satisfactory quality or fitness for a particular purpose whether or not any particular purpose has been notified to the Licensor. The Licensor shall have no liability under this Licence in respect of defects and/or derogations set out in the Technical Compliance Report.

11.       OWNERSHIP

11.1 The Intellectual Property rights subsisting in the Licensed Program Materials and all parts and copies thereof shall remain vested in the Licensor or, as the case may be, in any third party from which the Licensor has been granted an appropriate licence or sub-licence.

11.2 The Licensee shall, and shall procure that any Relevant Third Party shall:

          11.2.1 follow all reasonable instructions given by the Licensor from time to time with regard to the use of trade marks owned by the Licensor and other indications of the property and rights of the Licensor or, as the case may be, any third party from which the Licensor has been granted an appropriate licence or sub-licence; and

          11.2.2 affix any and all Intellectual Property notices affixed to the Licensed Program Materials on any and all copies made by the Licensee pursuant to clause 2.1 and a Relevant Third Party pursuant to clause 6.5 and shall ensure that any such notices shall not be tampered with, removed or obscured in any manner whatsoever.

12.       ASSIGNMENT

12.1 The Licensor shall not assign any of its obligations under the Licence without the prior written consent of the Licensee, except that the Licensor shall have the right to assign this Licence to any organisation which is to carry on the business of Grid Operator currently carried out by the Licensor as part of a solvent reconstruction or amalgamation of the Licensor, provided always that any assignee from the Licensor first undertakes in writing to the Licensee to be bound by the terms of this Licence.

12.2 Subject to clause 12.3, the Licensee shall not be entitled to assign or transfer all or any of its rights or obligations under or in respect of this Licence without the prior written consent of the Licensor.

12.3 The Licensee shall be entitled to assign and transfer its rights and obligations under or in respect of this Licence to a successor Settlement System Administrator subject to:

          12.3.1 the assignee undertaking to the Licensor in writing to be bound by the terms of this Licence;

          12.3.2 the Licensee agreeing to pay or reimburse the Licensor's reasonable legal expenses incurred with respect to such assignment or transfer; and

          12.3.3 the Licensee having given the Licensor at least 60 days' prior written notice of its intention to assign or transfer this Licence.

13.       INDEMNITIES

13.1 The Licensor shall fully indemnify the Licensee against all damages, costs, charges and expenses arising from or incurred by reason of any infringement or alleged infringement in the United Kingdom of copyright in consequence of the authorised use or possession by the Licensee of Licensed Program Materials, subject to the following:

          13.1.1 the Licensee shall notify the Licensor forthwith in writing if it becomes aware of any alleged infringement;

          13.1.2 the Licensee shall make no admissions without the Licensor's prior written consent; and

          13.1.3 the Licensee, at the Licensor's request and expense, shall allow the Licensor to conduct any negotiations or litigation and/or settle any claim. The Licensee shall give the Licensor all reasonable assistance. The costs incurred or recovered in such negotiations or settled claim shall be for the Licensor's account.

13.2 If at any time an allegation of infringement of copyright is made in respect of the Licensed Program Materials, or if in the Licensor's reasonable opinion such an allegation is likely to be made, the Licensor may at his own expense modify or replace the Licensed Program Materials so as to avoid the infringement, without detracting from overall performance, the Licensor making good to the Licensee any loss of use during modification or replacement.

13.3 The Licensee shall fully indemnify the Licensor in respect of all damages, costs, charges or expenses payable to or in relation to any claim by its head licensors and arising from or incurred by reason of any breach of this Licence by the Licensee (whether occasioned through its own acts or omissions or those of any Relevant Third Party), subject to the following:

          13.3.1 the Licensor shall notify the Licensee forthwith in writing if it becomes aware of any alleged breach; and

          13.3.2 the Licensor shall not settle any such claim by its head licensors without the prior written consent of the Licensee (not to be unreasonably withheld or delayed).

14.       LIMITATION OF LIABILITY

14.1 Subject to clause 14.2 and save where any provision of this Licence provides for an indemnity, neither Party (the "Party Liable") nor any of its officers, employees or agents shall be liable to the other Party for loss arising from any breach of this Licence, other than for loss directly resulting from such breach and which at the Commencement Date was reasonably foreseeable in respect of:

          14.1.1 physical damage to the property of the other Party, its officers, employees or agents; and/or

          14.1.2 the liability of the other Party to any other person for loss in respect of physical damage.

14.2 Nothing in this Licence shall exclude or limit the liability of the Party Liable for death or personal injury resulting from negligence. The Party Liable shall indemnify and keep indemnified the other Party, its officers, employees or agents from and against any such loss or liability resulting from the negligence of the Party Liable or any of its officers, employees or agents.

14.3 Subject to clause 14.2, and save where any provision of this Licence provides for an indemnity neither the Party Liable nor any of its officers, employees or agents shall in any circumstances whatsoever be liable to the other Party for:

          14.3.1 any loss of profit, loss of revenue, loss of use, loss of contract or loss of goodwill; or

          14.3.2 loss of, incorrect or spoiled data or information or the consequences of any of the foregoing; or

          14.3.3    any indirect or consequential loss; or

          14.3.4 loss resulting from the liability of the other Party to any other person howsoever and whensoever arising save as provided in clauses 14.1 and 14.2.

14.4 Each Party hereby acknowledges and agrees that the other Party holds the benefit of clauses 14.1, 14.2 and 14.3 for itself and as trustee and agent for its officers, employees and agents.

14.5      Each of the clauses of this clause 14 shall:

          14.5.1 be construed as a separate and severable Licence term and if one or more of such clauses is held to be invalid, unlawful or otherwise unenforceable the other sub-clause or sub-clauses, as the case may be, shall remain in full force and effect and shall continue to bind the Parties; and

          14.5.2    survive termination of this Licence.

14.6 For the avoidance of doubt nothing in this clause 14 shall prevent or restrict either Party enforcing any obligation (including suing for a debt) owed to it under or pursuant to this Licence.

14.7 Except for the liabilities described in clause 14.2, each Party's total liability to the other Party under this Licence shall not exceed (in aggregate) the sum of six million US dollars (US$6,000,000).

14.8 Each Party acknowledges and agrees that the provisions of this clause 14 have been the subject of discussion and negotiation and are fair and reasonable having regard to the circumstances as at the Commencement Date.

15.       INSURANCE

15.1 Without thereby limiting its responsibilities under this Licence, the Licensee shall, if the Licensor reasonably so requires (having regard to the financial standing of the Licensee), insure with a reputable insurance company against all loss of or damage to property and injury to persons (including death) arising out of or in consequence of its obligations under this Licence and against all actions, claims, demands, costs and expenses in respect thereof.

15.2 If the Licensor reasonably so requires (having regard to the financial standing of the Licensee), the Licensee shall, at all times during the continuance of this Licence and for a period of six (6) years thereafter maintain in effect a policy or policies of insurance with reputable insurance companies against the risks set out in clause 13.3 and clause 14 and shall, on request, provide to the Licensor a copy of the policy or policies and evidence of payment of premiums and/or notification to the insurer(s) of the Licensor's interest in the policy or policies.

16.       TERMINATION

16.1 The Licensee may terminate this Licence at any time by giving 28 days' prior written notice to the Licensor.

16.2 The Licensor may terminate this Licence forthwith on written notice to the Licensee (copied to the Executive Committee):

          16.2.1 if the Licensee ceases for whatever reason to be the Settlement System Administrator and no assignment has been made under clause 12.3; or

          16.2.2 in the event that the arbitrator for the reference pursuant to sub-section 2.3 of Schedule 35 to the Pooling and Settlement Agreement determines as part of his decision that this Licence should terminate.

16.3 Either Party may terminate this Licence forthwith on written notice if the other Party:

          16.3.1 is unable to pay its debts (within the meaning of section 123(1) or (2) of the Insolvency Act 1986, but subject as hereinafter provided in this clause 16.3) or if any voluntary agreement is proposed in relation to it under section 1 of that Act or enters into any scheme of arrangement (other than for the purpose of reconstruction or amalgamation upon terms and within such period as may previously have been approved in writing by the other Party);

          16.3.2 has a receiver (which expression shall include an administrative receiver within the meaning of section 29 of the Insolvency Act 1986) of the whole or any material part of its assets or undertaking appointed;

          16.3.3 has an administration order under section 8 of the Insolvency Act 1986 made in relation to it;

          16.3.4 passes any resolution for winding-up other than a resolution previously approved in writing by the other Party; or

          16.3.5 becomes subject to an order by the High Court for winding-up.

          For the purposes of clause 16.3.1 section 123(1)(a) of the Insolvency Act 1986 shall have effect as if for "(pound)750" there was substituted "(pound)10,000" and, further, a Party shall not be deemed to be unable to pay its debts for the purposes of clause 16.3.1 if any such demand as is mentioned in the said section is being contested in good faith with recourse to all appropriate measures and procedures.

16.4 Termination of this Licence shall not prejudice any accrued rights or liabilities of either Party with respect to this Licence, nor shall it affect the continuance in force of any provision of this Licence which is expressly or by implication intended to continue in force on or after such termination.

16.5 Within seven days following the date of termination of this Licence, the Licensee shall and shall procure that each Relevant Third Party shall, at the option of the Licensor, return or destroy all copies, forms and parts of the Licensed Program Materials which are covered by this Licence, and certify to the Licensor in writing that this has been done PROVIDED that the Licensee (but not any third party) may retain such copies as it may reasonably require to comply with audit or regulatory obligations and must notify the Licensor accordingly.

17.       SOURCE CODE

17.1 Subject to the Licensee entering into a written agreement for support and maintenance of the Licensed Program, the Licensor undertakes that a full copy of the source code of the Licensed Program will be lodged with the Escrow Agent in accordance with the terms of the Escrow Agreement. Save for any release fee (to be paid by the Licensee), any fees or charges of the Escrow Agent will be paid by the Licensor, and will be recharged to the Licensee.

18.       NON-DISCLOSURE

18.1 Each Party undertakes to preserve the confidentiality of, and not directly or indirectly to reveal, report, publish, disclose or transfer or use for its own purposes any information disclosed to it by the other under this Licence ("Relevant Information") except:

          18.1.1    in the circumstances set out in clause 18.2; or

          18.1.2    to the extent otherwise expressly permitted by this Licence;
                    or

          18.1.3    with the prior consent in writing of the Licensor.

18.2      Either Party may make disclosure of the Relevant Information:

          18.2.1 to its directors, employees, agents, consultants and advisers in each case on the basis set out in clause 18.3;

          18.2.2 in compliance with its duties under the Act or any other requirement of a Competent Authority;

          18.2.3 in compliance with the conditions of this Licence or any document referred to in this Licence with which it is required to comply;

          18.2.4    in compliance with any other requirement of law;

          18.2.5 in response to a requirement of any stock exchange or regulatory authority or the Panel on Take-overs and Mergers; and

          18.2.6 pursuant to the arbitration rules for the Electricity Arbitration Association or pursuant to any judicial or other arbitral process or tribunal having jurisdiction.

18.3 Each Party shall adopt procedures within its organisation for ensuring the confidentiality of all Relevant Information. These procedures are:

          18.3.1 the Relevant Information will be disseminated only on a "need to know" basis;

          18.3.2 directors, employees, agents, consultants and advisers will be made fully aware of that Party's obligations of confidence in relation thereto; and

          18.3.3 any copies of the Relevant Information, whether in hard copy or computerised form, will clearly state that the Relevant Information may not be disclosed.

18.4 The obligations of both Parties contained in this clause 18 shall come into effect on the Commencement Date and shall continue in force notwithstanding the termination of the Licence.

19.       FORCE MAJEURE

19.1 Where a Party (the "Non-Performing Party") is unable to carry out all or any of its obligations under this Licence by reason of Force Majeure this Licence shall remain in effect but:

          19.1.1    the Non-Performing Party's relevant obligations; and

          19.1.2 the obligations (not being payment obligations) of the other Party owed to the Non-Performing Party which the other Party is unable to carry out directly as a result of the suspension of the Non-Performing Party's obligations, shall be suspended for a period equal to the duration of the Force Majeure, provided that:

          (i) the suspension of performance is of no greater scope and of no longer duration than is required by the Force Majeure;

          (ii) no obligations of any Party are excused as a result of the Force Majeure; and

          (iii) in respect of the suspension of the Non-Performing Party's obligations:

                    (a) the Non-Performing Party gives the other Party prompt notice describing the circumstance of Force Majeure, including the nature of the occurrence and its expected duration, and continues to furnish daily reports with respect thereto during the period of Force Majeure; and

                    (b) the Non-Performing Party uses all reasonable efforts to remedy its inability to perform.

19.2 As soon as practicable after the occurrence of the Force Majeure the Non-Performing Party shall discuss with the other Party how best to continue its operations and give effect to its obligations so far as possible in accordance with this Licence.

20.       EXPERT'S DECISION

20.1 Any matter or dispute concerning an issue of technical fact (including, without limitation, any matter or dispute concerning the warranties set out in clauses 10.1, 10.2, 10.3 and 10.5), shall be referred to a person suitably qualified to determine that matter or dispute who shall be nominated jointly by the Parties. Failing agreement between the Parties within thirty (30) days of a written request by either Party to the other seeking to initiate the expert's decision procedure, either Party may apply in writing to the President for the time being of the Institute of Electrical Engineers or any successor body to it to nominate the expert.

20.2 In all cases the terms of appointment of the expert by whomsoever appointed shall include:

          20.2.1 a commitment by the Parties to share equally the expert's fee;

          20.2.2 a requirement on the expert to act fairly as between the Parties and according to the principles of natural justice;

          20.2.3 a requirement on the expert to hold professional indemnity insurance both then and for three years following the date of his determination;

          20.2.4 a commitment by the Parties to supply to the expert all such assistance, documents and information as he may require for the purpose of his determination; and

          20.2.5 a requirement to give his decision within thirty (30) days of his appointment.

20.3 The expert's decision shall be final and binding on the Parties save in the case of negligence or manifest error.

20.4 The Parties expressly acknowledge and agree that they do not intend the reference to the expert to constitute an arbitration within the scope of any arbitration legislation, the expert's decision is not a quasi judicial procedure and the Parties shall have no right of appeal against the expert's decision, provided always that this shall not be construed as waiving any rights the Parties might have against the expert for breaching his terms of appointment or otherwise being negligent.

20.5 Any matter or dispute not concerning an issue of technical fact shall be and is hereby referred to arbitration pursuant to the arbitration rules of the Electricity Arbitration Association in force from time to time. Any dispute as to whether a given matter or dispute falls to be referred to the expert's decision or to arbitration shall be referred to arbitration.

21.       NOTICES

21.1 Any notice or other communication to be given by one Party to the other, or in connection with the matters contemplated by this Licence shall be addressed to the recipient and sent to the address, telex number or facsimile number of the other Party given in the Appendix for the purpose and marked for the attention of the person so given or to such other address, telex number and/or facsimile number and/or marked for such other attention as the other Party may from time to time specify by notice given in accordance with this clause 21 to the Party giving the relevant notice or other communication to it.

21.2 Save as otherwise expressly provided in this Licence, any notice or other communication to be given by a Party to the other Party under, or in connection with the matters contemplated by, this Licence shall be in writing and shall be given by letter delivered by hand or sent by first class prepaid post (airmail if overseas) or telex or facsimile, and shall be deemed to have been received:-

          21.2.1    in the case of delivery by hand, when delivered; or

          21.2.2 in the case of first class prepaid post, on the second day following the day of posting or (if sent airmail overseas or from overseas) on the fifth day following the day of posting; or

          21.2.3 in the case of telex, on the transmission of the automatic answer-back of the addressee (where such transmission occurs before 1700 hours on the day of transmission) and in any other case on the day following the day of transmission; or

          21.2.4 in the case of facsimile, on acknowledgement by the addressee's facsimile receiving equipment (where such acknowledgement occurs before 1700 hours on the day of acknowledgement) and in any other case on the day following the day of acknowledgement.

22.       COUNTERPARTS

This Licence may be executed in any number of counterparts and by each Party on separate counterparts, each of which when executed and delivered shall constitute an original, but all the counterparts shall together constitute but one and the same instrument.

23.       WAIVERS; REMEDIES NOT CUMULATIVE

23.1 No delay by or omission of either Party in exercising any right, power, privilege or remedy under this Licence shall operate to impair such right, power, privilege or remedy or be construed as a waiver thereof. Any single or partial exercise of any such right, power, privilege or remedy shall not preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy.

23.2 The rights and remedies provided by this Licence to the Parties are exclusive and not cumulative and exclude and are in place of all substantive (but not procedural) rights or remedies express or implied and provided by common law or statute in respect of the subject matter of this Licence (other than any such rights or remedies provided under section 58 of the Act or any directions (if any) issued thereunder), including without limitation any rights either Party may possess in tort which shall include actions brought in negligence and/or nuisance. Accordingly, each of the Parties hereby waives to the fullest extent possible all such rights and remedies provided by common law or statute, and releases the other Party, its officers, employees and agents to the same extent from all duties, liabilities, responsibilities or obligations provided by common law or statute in respect of the matters dealt with in this Licence and undertakes not to enforce any of the same except as expressly provided herein.

23.3 For the avoidance of doubt, the Parties acknowledge and agree that nothing in this Licence shall exclude or restrict or otherwise prejudice or affect any of the rights, powers, privileges, remedies, duties and obligations of the Secretary of State or the Director under the Act or any Licence or otherwise howsoever.

24.       SEVERANCE OF TERMS

If for any reason whatever any provision of this Licence is or becomes invalid, illegal or unenforceable, or is declared by any court of competent jurisdiction or any other Competent Authority to be invalid, illegal or unenforceable or if such Competent Authority:

24.1 refuses, or formally indicates an intention to refuse, authorisation of, or exemption to, any of the provisions of or arrangements contained in this Licence (in the case of a refusal either by way of outright refusal or by way of requiring the amendment or deletion of any provision of this Licence and/or the inclusion of any provision in this Licence and/or the giving of undertakings or the acceptance of conditions as to future conduct before such authorisation or exemption can be granted); or

24.2 formally indicates that to continue to operate any provision of this Licence may expose the Parties to sanctions under any law, order, enactment or regulation, or requests either

          Party to give undertakings or to accept conditions as to future conduct in order that such Party may not be subject to such sanctions and, in all cases, whether initially or at the end of any earlier period or periods of exemption then, in any such case, the Parties will negotiate in good faith with a view to agreeing one or more provisions which may be substituted for such invalid, unenforceable or illegal provision which substitute provision(s) is(are) satisfactory to the Competent Authority(ies) and produce(s) as nearly as is practicable in all the circumstances the appropriate balance of the commercial interests of the Parties.

25.       ENTIRE AGREEMENT

This Licence contains or expressly refers to the entire agreement between the Parties with respect to the subject matter hereof and expressly excludes any warranty, condition or other undertaking implied at law or by custom and supersedes all previous agreements and understandings between the Parties with respect thereto and each of the Parties acknowledges and confirms that it does not enter into this Licence in reliance on any representation, warranty or other undertaking not fully reflected in the terms of this Licence.

26.       LANGUAGE

Each notice, instrument, certificate or other document to be given by each Party to the other hereunder shall be in the English language.

27.       JURISDICTION

27.1 Subject and without prejudice to clauses 20 and 27.3, each of the Parties irrevocably agrees that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Licence and that accordingly any suit, action or proceeding (together in this clause 27 referred to as "Proceedings") arising out of or in connection with this Licence may be brought in such courts.

27.2 Each Party irrevocably waives any objection which it may have now or hereafter to the laying of the venue of any Proceedings in any such court as is referred to in this clause and any claim that any such Proceedings have been brought in an inconvenient forum and further irrevocably agrees that a judgment in any Proceedings brought in the English courts shall be conclusive and binding upon such Party and may be enforced in the courts of any other jurisdiction.

27.3 For the avoidance of doubt nothing contained in the foregoing provisions of this clause 27 shall be taken as permitting a Party to commence Proceedings in the courts where this Licence otherwise provides for Proceedings to be referred to arbitration.

28.       GOVERNING LAW

This Licence shall be governed by, and construed in all respects in accordance with, English law.

IN WITNESS whereof this Licence has been duly executed the day and year first above written

                                    APPENDIX

[To contain:

1.        Equipment details

2.        Program Documentation details

3. Form of Confidentiality Agreement [Note: to be based on the forms of confidentiality agreement set out in the ABB/NGC head licence.]

4.        Addresses for Service of Notices.]

                                   APPENDIX 2

                       PRINCIPLES APPLYING TO SAV LICENCES

1.        INTRODUCTION

          This Appendix sets out the principal modifications to be made to the form of Type 1 Goal Licence in order to adapt it to the requirements of each SAV Licence.

2.        LICENSED PROGRAM

          The licensed program under each SAV Licence will be Goal. Goal includes Settlement Goal and such other computer programs in machine readable code as are necessary to enable its stand alone use.

3.        LICENCE AND DISASTER RECOVERY SERVICE FEES

          The licence fee payable in respect of the SAV Licence will be the amount set out in column 2 of Table 3.1 if the relevant licence is a Cluster Licence or the amount set out in column 3 of Table 3.1 if it is a Site Licence.

         Table 3.1

         -----------------------------------------------------------------------
         Licence Type               Cluster Licence Fee (US$)   Site Licence Fee
                                                                      (US$)
         -----------------------------------------------------------------------
         Type 2 Goal Licence                 $72,500                 $77,500
         -----------------------------------------------------------------------
         Type 3 Goal Licence                 $75,000                 $80,000
         -----------------------------------------------------------------------
         Type 5 Goal Licence                $110,000                $115,000
         -----------------------------------------------------------------------
         Type 6 Goal Licence                 $72,500                 $77,500
         -----------------------------------------------------------------------
         Type 8 Goal Licence                $110,000                $115,000
         -----------------------------------------------------------------------
         Type 9 Goal Licence                $110,000                $115,000
         -----------------------------------------------------------------------


          The disaster recovery service fee payable under each SAV Licence will be US$22,500 or US$27,500 depending on whether the disaster recovery service provider wishes to hold and use the software on a Cluster Licence or a Site Licence basis.

4.        SCOPE OF USE

          The SAV Licence will permit use of the licensed program by the licensee as indicated in Table 4.1.

          Table 4.1

         -----------------------------------------------------------------------
         Licence Type              Permitted Use
         -----------------------------------------------------------------------
         Type 2 Goal Licence       The licensee may use the licensed program
                                   solely in relation to its own business needs
                                   (including without limitation, the checking
                                   and submission of its own offer data) in
                                   connection with the Pool. Use of the licensed
                                   program for performing operational functions
                                   such as those of the Grid Operator or the
                                   Settlement System Administrator is expressly
                                   prohibited.
         -----------------------------------------------------------------------
         Type 3 Goal Licence       The licensee may use the licensed program
                                   solely to provide bureau services to Parties
                                   in relation to their own business needs
                                   (including, without limitation, the checking
                                   and submission of such Parties' own offer
                                   data) in connection with the Pool. Use of the
                                   licensed program for performing operational
                                   functions such as those of the Grid Operator
                                   or the Settlement System Administrator is
                                   expressly prohibited.
         -----------------------------------------------------------------------
         Type 5 Goal Licence       The licensee may use the licensed program
                                   solely for the purpose of (a) instructing
                                   Pool Members which are its affiliates as to
                                   the data to be submitted including the
                                   checking and submission of such Pool Members'
                                   own offer data, and (b) providing bureau
                                   services to Pool Members which are its
                                   affiliates in relation to their own
                                   respective business needs (including the
                                   checking and submission of such Pool Members'
                                   own offer data), in each case in connection
                                   with the Pool. Use of the licensed program
                                   for performing operational functions such as
                                   those of the Grid Operator or the Settlement
                                   System Administrator is expressly prohibited.
         -----------------------------------------------------------------------
         Type 6 Goal Licence       The licensee may use the licensed program
                                   solely for the purposes of instructing Pool
                                   Members which are its affiliates as to the
                                   data to be submitted in connection with the
                                   Pool. Use of the licensed program for
                                   performing operational functions such as
                                   those of the Grid Operator or the Settlement
                                   System Administrator is expressly prohibited.
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------
         Type 8 Goal Licence       The licensee may use the licensed program
                                   solely in relation to its own business needs
                                   and for the purpose of providing bureau
                                   services to its affiliates (including,
                                   without limitation, the checking and
                                   submission of Pool Members' offer data) in
                                   connection with the Pool. Use of the licensed
                                   program for performing operational functions
                                   such as those of the Grid Operator or the
                                   Settlement System Administrator is expressly
                                   prohibited.
         -----------------------------------------------------------------------
         Type 9 Goal Licence       The licensee may use the licensed program
                                   solely in relation to its own business needs
                                   and for the purpose of providing bureau
                                   services to its affiliates and to
                                   non-affiliated Pool Members (including,
                                   without limitation, the checking and
                                   submission of Pool Members' offer data) in
                                   connection with the Pool. Use of the licensed
                                   program for performing operational functions
                                   such as those of the Grid Operator or the
                                   Settlement System Administrator is expressly
                                   prohibited.
         -----------------------------------------------------------------------


5.        ESCROW

          There will be no escrow arrangement in respect of each SAV Licence.

6.        FACILITIES MANAGEMENT

6.1 The licensee under each SAV Licence may appoint a third party for disaster recovery services and/or interface work but (save as provided in sub-section 6.2) no licensee under a SAV Licence may appoint a third party for facilities management services.

6.2 The licensee under any Type 2 Goal Licence or Type 8 Goal Licence or Type 9 Goal Licence may appoint a third party for facilities management services provided the licensee is a Pool Member.

7.        SUPPORT AND MAINTENANCE

          If requested by the licensee NGC will provide support and maintenance for the licensed program, such support and maintenance to include any of the following if requested by the licensee:

          (A)       providing a telephone help service;

          (B) keeping the licensed program in step with the version used by the Settlement System Administrator for the purposes of producing schedules as required by the Pool Rules;

          (C)       keeping the licensed program in step with Generation
                    Schedule Goal;

          (D) providing training pursuant to the On-Going Training Requirements for SAV (NGC/GRP/579A10.1).

          The fee for this service will be agreed between NGC and the licensee on a case by case basis provided that where support and maintenance consists of items (A) and (B) only, the fee for such support and maintenance service shall be (pound)5,000 per annum increasing in line with inflation each year from the Goal Effective Date.

8.        WARRANTIES

          NGC will warrant (i) that those elements of Goal which constitute Settlement Goal will be the same as the Settlement Goal program in use by the Settlement System Administrator at the date of delivery for the purposes of producing schedules as required by the Pool Rules; and
          (ii) the millennium compliance of Goal in terms similar to the warranty given in the Type 1 Goal Licence.

9.        ASSIGNMENT

          Assignment of SAV Licence by the licensee will be conditional on receiving the consent of NGC's head licensors and NGC will use reasonable endeavours to obtain such consent.

10.       LICENCE UPGRADE

          NGC will use reasonable endeavours subject to agreement in relation to the payment of NGC's reasonable costs and expenses incurred in connection therewith to:

          10.1.1 assist the licensee to transfer from one type of SAV Licence to another if so required; and

          10.1.2 procure that any consideration payable by the licensee for such transfer shall be the difference in the licence fees set out in Table 3.1 above relating to the original and new licences.

11.       LIMITATION OF LIABILITY

11.1 The SAV Licensee shall have no liability to NGC under the SAV Licence except to the extent of:

          11.1.1 NGC's liability to its head licensors in respect of all damages, costs, charges or expenses payable to or in relation to any claim arising from or incurred by reason of any breach of the SAV Licence (other than for breach by NGC); and

          11.1.2 reasonable legal costs incurred in relation to any such claim provided that if any claim is made against a SAV Licensee by NGC, NGC shall, subject to the payment of its reasonable costs and expenses in connection therewith, use its reasonable endeavours to negotiate with the applicable head licensors so as to minimise the amount of damages, costs, charges or expenses payable to such head licensors in respect of any such claim.

11.2 The total aggregate liability of all SAV Licensees to NGC for all liabilities as described in paragraph 11.1 (whenever arising):

          11.2.1    under paragraph 11.1.1 shall be limited to US$5,000,000.

          11.2.2    under paragraph 11.1.2 shall be limited to US$1,000,000.

11.3 The caps set out in 11.2.1 or 11.2.2, as the case may be, shall be reduced by an amount equal to any moneys paid by any SAV Licensee to NGC under paragraph 11.1.1 or 11.1.2, as the case may be.

11.4 The cap on NGC's liability to the SAV Licensee for breach of the SAV Licence will be equal to US$6,000,000 divided by the number of SAV Licences in force from time to time.

11.5 The provisions of this paragraph 11 shall be without prejudice to the principles set out in clauses 25.1 and 25.2 in respect of physical damage to property, liability to third parties in respect of physical damage and death and personal injury.

12.       REVIEW OF ELECTRICITY TRADING ARRANGEMENTS

12.1 The provisions of this paragraph 12 shall only apply where the SAV Licensee is not a party to the Agreement.

12.2 The parties acknowledge that reviews of the electricity trading arrangements may result in changes to the existing electricity trading arrangements and such changes may require amendments to the provisions of the SAV Licences including the scope of use provisions.

12.3 Subject to paragraph 12.4, if at any time during, or upon the finalisation of, the review of the electricity trading arrangements referred to in paragraph 12.2, the existing electricity trading arrangements are changed as part of that review and the position under the SAV Licences is thereby affected, and NGC will continue to use Goal to assist in the function of central scheduling of generation or to use Goal (in whole or in part) as part of the interface between generators and NGC and the SAV Licensee wishes to continue to utilise Goal, then, upon written notice from either of them, NGC and the SAV Licensee shall negotiate in good faith amendments to the SAV Licence subject to prior discussions with the Executive Committee (including amendments to the scope of use of the relevant SAV Licence and provided that any proposed increase in licence fees shall be limited to such increase in fees which are required by a head licensor) so as to enable the SAV Licensee to model the output of the central scheduler and to ensure that data is compliant with the interface. The agreement of NGC and the SAV Licensee to such amendments shall not be unreasonably withheld or delayed. In the event of a failure to agree any such amendment within 90 days (or such longer period as shall be agreed by NGC and the SAV Licensee) after receipt by NGC or the SAV Licensee, as the case may be, of the written notice initiating the negotiation, either NGC or the SAV Licensee may (at any time thereafter) refer the matter to arbitration pursuant to the arbitration rules of the

          Electricity Arbitration Association in force from time to time. Pending determination of that reference, the relevant SAV Licence shall continue in effect.

12.4 To the extent that the amendments agreed pursuant to paragraph 12.2 require the consent of any head licensor of NGC, then NGC shall, subject to the payment of its reasonable costs and expenses in connection therewith, use its reasonable endeavours to obtain the consent of such head licensors to any such amendment.

13.       TERMINATION

13.1 NGC will have the additional right to terminate a SAV Licence in the following circumstances:

          13.1.1    for material breach by the licensee;

          13.1.2 (in the case of a SAV Licence that is a Type 2 Goal Licence) in the event of the licensee ceasing to be a Party;

          13.1.3 (in the case of a SAV Licence that is a Type 5 Goal Licence or a Type 6 Goal Licence) in the event that the licensee ceases to be an affiliate of a Pool Member;

          13.1.4 in the event that NGC ceases to use Goal to assist in the function of central scheduling of generation or to use Goal (in whole or in part) as part of the interface between generators and NGC;

          13.1.5 (in the case of a SAV Licence which is a Type 8 Goal Licence or a Type 9 Goal Licence) in the event that the licensee ceases to be a member of a Pool Member Group; and

          13.1.6 in the event that the arbitrator for the reference pursuant to paragraph 12.3 or sub-section 2.2 of Schedule 35, as the case may be, determines as part of his decision that the SAV Licence should terminate.

13.2 Notwithstanding the foregoing, the SAV Licence shall not be terminated solely by reason of:

          13.2.1 the termination or expiry of any head-licence (including, without limitation, those with Stanford and ABB) held by NGC; or

          13.2.2    NGC ceasing to perform the functions of the Grid Operator.

                                   APPENDIX 3

                          FORM OF GOAL ESCROW AGREEMENT

ESCROW AGREEMENT

DATED:

B E T W E E N:

(1) THE NATIONAL GRID COMPANY PLC whose registered office is at National Grid House, Kirby Corner Road, Coventry CV4 8JY England ("NGC");

(2) ABB POWER T&D COMPANY INC. a corporation incorporated under the laws of the State of Delaware having a place of business at 2550 Walsh Avenue, Santa Clara, California 95051-1215, USA ("ABB");

(3)       [_____________________________________] whose registered office is at
          [____________________________________]("the Licensee"); and

(4) NCC ESCROW INTERNATIONAL LIMITED whose registered office is at Oxford House, Oxford Road, Manchester M1 7ED England (CRN:3081952)("NCC").

PRELIMINARY

(A) The Licensee has been granted a licence to use a software package comprising computer programs on the terms set out in the Licence Agreement.

(B) Certain technical information and documentation describing the software package are the confidential property of the Owners and are required for understanding, maintaining and correcting the software package.

(C) The Owners acknowledge that in certain circumstances the Licensee may require possession of the technical information and documentation held under this Agreement.

IT IS AGREED THAT:

1.        DEFINITIONS

          In this Agreement the following terms shall have the following meanings:

1.1 "Intellectual Property Rights" means copyright, trade secret, patent, and all other rights of a similar nature;

1.2 "Licence Agreement" means the licence granted by NGC to the Licensee dated [_______________________];

1.3 "Material" means the source code of the Package comprising the latest technical information and documentation described in Schedules 1 and 2;

1.4       "Owners" means NGC and ABB or either of them;

1.5 "Support and Maintenance Agreement" means the support and maintenance arrangements relating to the Package in place between NGC and the Licensee as at the date of the Licence Agreement, as the same may be varied from time to time by agreement;

1.6 "Package" means the software package known as Settlement Goal licensed to the Licensee under the Licence Agreement; and

1.7 "Standard Verification Service" means those tests detailed in the quality manual of NCC from time to time relating to the testing of Material lodged in escrow.

2.        NGC Duties and Warranties

2.1       NGC shall:

          2.1.1 deliver a copy of the Material to NCC no later than 30 days after the date of this Agreement;

          2.1.2 at all times ensure that the Material as delivered to NCC is capable of being used to generate the latest version of the Package issued by NGC to the Licensee and deliver further copies of the Material as and when necessary;

          2.1.3 deliver to NCC a replacement copy of the Material, together with the latest version of the Support and Maintenance Agreement, within 12 months of the last delivery; and

          2.1.4 deliver to NCC a replacement copy of the Material within 14 days of receipt of a notice served upon it by NCC under the provisions of Clause 4.1.5.

2.2       NGC warrants that:

          2.2.1 it owns or has been authorised by ABB to use the Intellectual Property Rights in the Material, and has authority to enter into this Agreement; and

          2.2.2 the Material lodged under Clause 2.1 shall contain all information in human-readable form and on suitable media to enable a reasonably skilled programmer or analyst to understand, maintain and correct the Package without the assistance of any other person.

3.        LICENSEE'S RESPONSIBILITIES

          It shall be the responsibility of the Licensee to notify NCC of any change to the Package that necessitates a replacement deposit of the Material.

4.        NCC'S DUTIES

4.1       NCC shall:

          4.1.1     hold the Material in a safe and secure environment;

          4.1.2 inform the Owners and the Licensee of the receipt of any copy of the Material;

          4.1.3 in accordance with the terms of Clause 9 perform those tests that form part of its Standard Verification Service from time to time;

          4.1.4 at all times retain a copy of the latest verified deposit of the Material;

          4.1.5 notify the Owners and the Licensee if it becomes aware at any time during the term of this Agreement that the copy of the Material held by it has been lost, damaged or destroyed; and

          4.1.6 not be responsible for procuring the delivery of the Material in the event of failure by NGC to do so.

5.        PAYMENT

          NGC and the Licensee will pay NCC's fees as detailed in Schedule 4.

6.        RELEASE EVENTS

6.1 Subject to the provisions of Clauses 6.2 and 6.3, NCC will release the Material to a duly authorised officer of the Licensee if the following events occur:

          6.1.1 NGC enters into any composition or arrangement with its creditors or (being a company) enters into liquidation whether compulsory or voluntary (other than for the purposes of solvent reconstruction or amalgamation) or has a receiver or administrative receiver appointed over all or any part of its assets or undertaking or a petition is presented for an Administration Order or (being an individual or partnership) becomes bankrupt; or

          6.1.2     NGC ceases to trade; or

          6.1.3 NGC without legal justification, has defaulted to a material degree in any obligation to provide maintenance under the Support and Maintenance Agreement, and has failed to remedy such default within a reasonable period of the default being notified by the Licensee to NGC.

6.2 The Licensee must notify NCC of the event(s) specified in Clause 6.1 by delivering to NCC a statutory or notarised declaration (the "Declaration") made by an officer of the Licensee attesting that such event has occurred and that the Licence Agreement was still valid and effective up to the occurrence of such event and exhibiting:

          6.2.1 such documentation in support of the Declaration as NCC shall reasonably require;

          6.2.2 a copy of the Licence Agreement and the Support and Maintenance Agreement; and

          6.2.3     a signed confidentiality undertaking as detailed in Schedule
                    3.

6.3 Upon receipt of a Declaration from the Licensee claiming a release event under Clause 6.1.3:

          6.3.1 NCC shall send a copy of the Declaration to each Owner by registered post; and

          6.3.2 unless within 30 days after the date of delivery either Owner delivers to NCC a counter-notice signed by a duly authorised officer of the Owner that no such failure has occurred or that any such failure has been rectified then NCC will release the Material upon receipt of the release fee stated in Schedule 4.

6.4 Where there is any dispute as to the occurrence of any of the events set out in Clauses 6.1, 6.2 or 6.3 or the fulfilment of any obligations detailed in those Clauses, such dispute will be referred at the request of either the relevant Owner or the Licensee to the Managing Director for the time being of NCC for the appointment of an expert who shall give a decision on the matter within 14 days of the date of referral or as soon as practicable thereafter. The expert's decision shall be final and binding as between the Owner and the Licensee except in the case of manifest error.

7.        CONFIDENTIALITY

7.1 The Material shall remain the confidential property of its respective Owners and in the event that NCC provides a copy of the Material to the Licensee, the Licensee shall be permitted to use the Material only in accordance with a confidentiality undertaking in the form contained in Schedule 3.

7.2 NCC agrees to maintain all information and/or documentation coming into its possession or to its knowledge under this Agreement in strictest confidence and secrecy. NCC further agrees not to make use of such information and/or documentation other than for the purposes of this Agreement and will not disclose or release it other than in accordance with the terms of this Agreement.

7.3 Termination of this Agreement will not relieve NCC or its employees, agents or sub-contractors, or the Licensee or its employees, agents or sub-contractors, from the obligations of confidentiality contained in this Clause 7.

8.        Intellectual Property Rights

          The release of the Material to the Licensee will not act as an assignment of any Intellectual Property Rights that either Owner possesses in the Material.

9.        VERIFICATION

9.1 Subject to the provisions of Clause 9.2, NCC shall bear no obligation or responsibility to any person, firm, company or entity whatsoever to determine the existence, relevance, completeness, accuracy, effectiveness or any other aspect of the Material.

9.2 Upon the Material being lodged with NCC, NCC shall perform those tests in accordance with its Standard Verification Service from time to time and shall provide a copy of the test report to the parties to this Agreement.

10.       NCC'S LIABILITY

10.1 NCC shall not be liable for any loss caused to either Owner or the Licensee either jointly or severally except for loss of or damage to the Material to the extent that such loss or damage is caused by the negligent acts or omissions of NCC, its employees, agents or sub-contractors and in such event NCC's total liability in respect of all claims arising under or by virtue of this Agreement shall not (except in the case of claims for personal injury or death) exceed the sum of (pound)500,000.

10.2 NCC shall in no circumstances be liable to either Owner or the Licensee for indirect or consequential loss of any nature whatsoever whether for loss of profit, loss of business or otherwise.

11.       TERMINATION

11.1 NCC may terminate this Agreement after failure by NGC or the Licensee to comply with a 30 days written notice from NCC to pay any outstanding fee. If the failure to pay is on the part of NGC, the Licensee shall be given the option of paying such fee itself. Such amount will be recoverable by the Licensee direct from NGC.

11.2 NCC may terminate this Agreement by giving 60 days written notice to the Owners and the Licensee. In that event the Owners and the Licensee shall appoint a mutually acceptable new custodian on the terms similar to those contained in this Agreement.

11.3 If a new custodian shall not have been appointed within 30 days of delivery of any notice issued by NCC in accordance with the provisions of Clause 11.2 the Owners or the Licensee shall be entitled to request the President for the time being of the British Computer Society to appoint a suitable new custodian upon such terms and conditions as he shall require. Such appointment shall be final and binding on all parties.

11.4 If the Licence Agreement or the Support and Maintenance Agreement has expired or has been lawfully terminated this Agreement will automatically terminate on the same date.

11.5 The Licensee may terminate this Agreement at any time by giving written notice to NGC and NCC.

11.6 The Owners may only terminate this Agreement with the written consent of the Licensee.

11.7 This Agreement shall terminate upon release of the copy of the Material to the Licensee in accordance with Clause 6.

11.8      Upon termination under the provisions of Clauses 11.2, 11.4, 11.5 or
          11.6 NCC will deliver the Material to NGC. If NCC is unable to trace NGC, then NCC will destroy the Material.

11.9 Upon termination under the provisions of Clause 11.1, the Material will be available for collection by NGC from NCC for 30 days from the date of termination. After such 30 day period NCC will destroy the Material.

11.10 NCC may forthwith terminate this Agreement and destroy the Material if it is unable to trace both NGC and the Licensee having used all reasonable endeavours to do so.

12.       GENERAL

12.1 This Agreement shall be governed by and construed in accordance with the laws of England and Wales.

12.2 This Agreement represents the whole agreement relating to the escrow arrangements between the parties for the Package, and supersedes all prior arrangements, negotiations and undertakings relating to such escrow arrangements.

12.3 All notices or communications to be given to the parties under this Agreement shall be deemed to have been duly given or made when delivered personally or 7 days after posting or if sent by facsimile, 12 hours after despatch to the party to which such notice or communication is required to be given or made under this Agreement addressed to the principal place of business or for companies based in the UK, the registered office.

                                   SCHEDULE 1

                                  THE MATERIAL



The source code of the Package known as Settlement Goal to be supplied on DAT or such other appropriate media as may be agreed between NGC and the Licensee, as more particularly described in the Licence Agreement.

                                   SCHEDULE 2

                         MATERIAL: TECHNICAL INFORMATION


The Material shall be supplied with details of the following:

1. Details of the deposit; Full Name and Version Details, Number of Media Items, Media Type and Density, File or Archive Format, List or Retrieval Commands, Archive Hardware and Operating System Details.

2.        Name and Functionality of each module/application of the Material.

3.        Names and versions of development tools etc.

4. Documentation describing the procedures for building/compiling/executing/ using the software (Technical notes, User Guides).

5.        Hardcopy directory listings of the contents of the media.

6. Name and contact details of employee(s) with knowledge of how to maintain and support the Material.

                                   SCHEDULE 3

                           CONFIDENTIALITY UNDERTAKING

This undertaking is given on release of the Material pursuant to an Escrow Agreement dated [________________] between:

          (i)       THE NATIONAL GRID COMPANY PLC;

          (ii)      ABB POWER T&D COMPANY INC;

          (iii)     [Licensee name]; and

          (iv)      NCC ESCROW INTERNATIONAL LIMITED

(A) Definitions contained in the Escrow Agreement will apply to this undertaking.

(B) In consideration of NCC delivering the Material to the Licensee, the Licensee undertakes with NCC and with each Owner:

          (i) to use the Material only for the purpose of understanding, maintaining and correcting the Package for the purposes of carrying out the functions of the Settlement System Administrator, in connection with the Electricity Pool of England and Wales;

          (ii) not to use the Material for any other purpose nor disclose it to any person save such of its employees or contractors who need to know the same in order to understand, maintain and correct the Package exclusively for that purpose. In that event such contractors shall enter into a Confidentiality Undertaking direct with NCC in similar terms to this undertaking;

          (iii) to hold all media containing the Material in a safe and secure environment when not in use; and

          (iv) forthwith to destroy the same should the Licensee cease to be entitled to use the Package.

                                   SCHEDULE 4

                                   NCC's FEES

            Description                                                 Fee          NGC         Licensee
            -----------                                                 ---          ---         --------
1.          Initial Fee                                             (pound)550   (pound)550          --
            (payable on completion of this Agreement)

2.          Annual Fee                                              (pound)385   (pound)385          --
            (payable on completion of this Agreement
            and on each anniversary thereafter)

3.          Update Fee                                              (pound)100   (pound)100          --
            (per update after the first 4 updates per annum)

4.          Storage Fee                                             (pound) 50   (pound) 50          --
            (per annum, per cubic foot payable if the source code
            exceeds 1 cubic foot)

5.          Release Fee                                             (pound)500         --        (pound)500
            (plus NCC's reasonable expenses)


           1. All fees are subject to VAT where applicable.

           2. All fees are reviewed by NCC from time to time.

Signed on behalf of THE NATIONAL GRID COMPANY PLC

Name:
       ----------------------------------         ------------------------------
                                                          (Authorised Signatory)

Position:
           ------------------------------

Signed on behalf of ABB POWER T&D COMPANY INC

Name:
       ----------------------------------         ------------------------------
                                                          (Authorised Signatory)

Position:
           ------------------------------

Signed on behalf of [THE LICENSEE]

Name:
       ----------------------------------         ------------------------------
                                                          (Authorised Signatory)

Position:
           ------------------------------

Signed on behalf of NCC ESCROW INTERNATIONAL LIMITED

Name:
       ----------------------------------         ------------------------------
                                                          (Authorised Signatory)

Position:
           ------------------------------

                                   APPENDIX 4

         PRINCIPLES APPLYING TO TYPE 1 SUPPORT AND MAINTENANCE AGREEMENT

1.        INTRODUCTION

          This Appendix sets out the principal terms of the Type 1 Support and Maintenance Agreement to be entered into by NGC and the Settlement System Administrator in connection with the Type 1 Goal Licence.

2.        DESCRIPTION OF MAINTENANCE SERVICES

          The basic maintenance services comprise (i) assistance with critical problems, (ii) error correction, Emergency Fixes and provision of corrections to the Licensee and (iii) provision of a telephone helpline.

3.        LICENSEE's OBLIGATIONS

          In order that NGC can properly provide the maintenance services, the licensee will be required to undertake certain obligations with regard to the use of the licensed program. By way of example these will include undertaking (i) to keep full security copies of its own databases and computer records, (ii) not to permit anyone other than NGC to provide maintenance services and (iii) to co-operate fully with NGC in the diagnosis of any error or defect.

4.        CHARGES

          The annual fee for the maintenance services will be agreed by NGC and the Settlement System Administrator based on normal commercial principles and shall increase in line with inflation each year from the date of the Type 1 Support and Maintenance Agreement. Any additional support or consultancy services requested by the licensee will be charged at rates to be agreed between the parties.

5.        WARRANTIES

          NGC will undertake to fulfil its obligations with reasonable care and skill and by suitably qualified and trained personnel.

6.        ASSIGNMENT

          Assignment of the Type 1 Support and Maintenance Agreement may not be done separately from assignment of the Type 1 Goal Licence.

7.        LIMITATION OF LIABILITY

          The financial cap on each party's liability to the other under the Type 1 Support and Maintenance Agreement will not exceed, in respect of all claims made in any year, the total amount payable by the Licensee by way of charges in respect of that year.

8.        TERMINATION

          The Type 1 Support and Maintenance Agreement will terminate automatically in the event of termination of the Type 1 Goal Licence.

                                   APPENDIX 5

                  FORM OF POOL MEMBER CONFIDENTIALITY AGREEMENT

THIS CONFIDENTIALITY AGREEMENT is made on

BETWEEN:

(1) THE NATIONAL GRID COMPANY PLC whose registered office is situated at National Grid House, Kirby Corner Road, Coventry CV4 8JY("NGC"); and

(2) [______________] whose registered office is situated at [____________] (the "Pool Member Company").

WHEREAS:

NGC and Pool Members have agreed to:

(i) ensure Pool Members have visibility of confidential information relating to Goal to meet their own business needs in connection with the Electricity Pool of England and Wales; and

(ii) ensure that, in relation to Goal, ABB's and NGC's intellectual property rights are protected and respected.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.        DEFINITIONS

1.1 In this Agreement capitalised words and expressions shall have the meaning given to them in the Appendix to this Agreement. Capitalised words and expressions which are not defined in the Appendix to this Agreement shall, unless the context otherwise requires, have the meaning set out in Clause 1 and Schedule 35 of the Pooling and Settlement Agreement.

1.2 In this Agreement all references to the Pool Member Company shall include all directors, employees and other officers of the Pool Member Company.

2.        ACCESS TO CONFIDENTIAL INFORMATION

2.1 NGC shall, subject to the Pool Member Company complying with the provisions of section 5 of Schedule 35 of the Pooling and Settlement Agreement, allow the Pool Member Company access at an NGC Site to the Confidential Information for the Permitted Purpose.

2.2 Nothing in this Agreement shall give the Pool Member Company the right to remove any or all originals or copies of documents (including computer media) containing Confidential Information from the NGC Site at which access is provided or to copy or make notes from any Confidential Information.

3.        CONFIDENTIALITY

3.1 Without prejudice to the terms of Clause 2, the Pool Member Company undertakes and agrees with NGC to keep secret and confidential the Confidential Information and not at any time without the prior written consent of NGC to disclose or permit it to be made available to any person, firm or company (other than its employees, directors or officers or, subject to the terms of Clauses 4.2 and 4.3, to its consultants, professional advisers and to members of the Executive Committee) or to use the same other than for carrying out the Permitted Purpose.

3.2 The provisions of Clause 3.1 shall not extend to Confidential Information which:

          3.2.1 is or shall be generally available to the public otherwise than by reason of a breach of the provisions of this Agreement or a breach by any third party of an obligation of confidence; or

          3.2.2 is known to the Pool Member Company and is at its free disposal prior to its receipt from NGC or (as the case may be) NGC allowing the Pool Member Company access to the same; or

          3.2.3 is disclosed to the Pool Member Company by a third party owing no obligations of confidence to NGC or ABB in respect thereof; or

          3.2.4 is required to be disclosed by law or by any Competent Authority but only to the extent and for the purpose of such disclosure or which it is necessary to disclose for the conduct of any judicial process.

4.        INTERNAL PROCEDURES

4.1 With effect from the date of this Agreement and without prejudice to the terms of Clause 2, the Pool Member Company shall adopt procedures within its organisation for ensuring the confidentiality of the Confidential Information. These procedures are:

          4.1.1 the Confidential Information will be disseminated within the Pool Member Company only on a "need to know" basis;

          4.1.2 employees, directors and other officers of the Pool Member Company in receipt of Confidential Information will be made fully aware of the Pool Member Company's obligations of confidence in relation thereto; and

          4.1.3 that the Confidential Information will be treated and safeguarded as private and confidential to the same level as the Pool Member Company maintains its own confidential information.

4.2       The Pool Member Company shall be entitled to:

          4.2.1 permit the disclosure of the Confidential Information to its consultants and professional advisers; and

          4.2.2 require NGC to provide access at an NGC Site in accordance with the terms of Clause 2 to its consultants and professional advisers,

          subject to such person having executed a confidentiality undertaking in favour of NGC in such form as may be reasonably required by NGC from time to time.

4.3 The Pool Member Company shall be entitled to permit the disclosure of the Confidential Information to members of the Executive Committee subject to such person having executed a confidentiality undertaking in favour of NGC in such form as may be reasonably required by NGC from time to time.

4.4 The Pool Member Company shall provide NGC with a list of the names of all its directors, employees, officers, consultants and professional advisers who are given access from time to time to the Confidential Information pursuant to the terms of this Agreement.

5.        POOL MEMBER COMPANY's OBLIGATIONS

5.1 In consideration of the Pool Member Company having access to the Confidential Information, the Pool Member Company undertakes to comply in all respects with the provisions of this Agreement.

5.2 The Pool Member Company shall immediately inform NGC of any breach of this Agreement upon such breach coming to the attention of the Pool Member Company.

5.3 The provisions of Clauses 3.1, 4.1, 4.4 and 5.2 shall survive termination of this Agreement prior to the expiry date referred to in Clause 6.1.

6.        TERM AND TERMINATION

6.1 This Agreement shall come into force on the date of this Agreement and, subject to the terms of Clauses 6.2 and 6.3, shall expire on the later of the second anniversary of the date on which Settlement Goal ceases operational use and ten years from the date of this Agreement.

6.2 In the event that the Pool Member Company ceases to be a Pool Member this Agreement shall terminate with immediate effect and without notice from NGC.

6.3 In the event that the Pool Member Company has breached this Agreement then NGC shall be entitled to terminate this Agreement with immediate effect by notice in writing, provided that (and without prejudice to the terms of Clause 6.4) in all cases in the event of a breach of this Agreement which (in the opinion of NGC) is capable of remedy, such notice may only be served where, 5 days after service of a notice from NGC specifying the breach and requiring its remedy, such breach remains unremedied.

6.4 Nothing in this Clause 6 shall prejudice any right NGC may have to obtain an injunction against the Pool Member Company to prevent further disclosure by it of the Confidential Information in breach of this Agreement or to bring a claim against the Pool Member Company for breach of this Agreement.

7.        DISCLAIMER

7.1 Without prejudice to the terms of the Pooling and Settlement Agreement and to any licence or support and maintenance agreement entered into pursuant to Schedule 35 of the Pooling and Settlement Agreement:

          7.1.1 NGC makes no representation or warranty as to the completeness or accuracy of the Confidential Information and no such representation or warranty shall be implied; and

          7.1.2 the Pool Member Company acknowledges that in furnishing the Confidential Information NGC undertakes no obligation to provide access to any additional information or to update or correct any inaccuracies in the Confidential Information.

8.        JURISDICTION

          This Agreement shall be construed and governed in accordance with English law and any dispute between the parties in conjunction with this Agreement shall be subject to the non-exclusive jurisdiction of the High Court of Justice in London.

                                    APPENDIX

Definitions

"Confidential Information"         means the Confidential Sections of the Datum
                                   Document and a print out of the Goal Source
                                   Code excluding the source code relating to the Stanford Software and the expression
                                   "Confidential Information" shall include any internal report or other document prepared by the recipient of the Confidential Information and which incorporates Confidential
                                   Information;

"NGC Site"                         means any site in England or Wales owned or
                                   occupied by NGC;

"Permitted Purpose"                means for the purpose of the Pool Member
                                   Company's own business needs in connection with the Electricity Pool of England and Wales and where, and for so long as, the Pool
                                   Member Company is a member of the Executive
                                   Committee, for the purpose of its own
                                   business needs in connection with that
                                   function; and

"Pooling and Settlement
Agreement"                         shall mean the Pooling and Settlement
                                   Agreement for the electricity industry in England and Wales dated 30th March, 1990 as amended and restated from time to time.

IN WITNESS this Agreement has been executed by the parties the day and year first above written.

Signed on behalf of                )
THE NATIONAL GRID COMPANY PLC      )




Signed on behalf of                )
THE POOL MEMBER COMPANY            )

                                   APPENDIX 6

             PRINCIPLES APPLYING TO OTHER CONFIDENTIALITY AGREEMENTS

====================================================================================================================================
                                                    Settlement System                                   Scheduling and
Principle                 Pool Consultant           Administrator             Pool Auditor              Despatch Auditor
------------------------------------------------------------------------------------------------------------------------------------
Permitted Purpose         For the purpose of        For the purpose of the    For the purpose of        For the purpose of
                          performing the duties     Settlement System         performing the duties     performing the duties
                          and responsibilities as   Administrator's own       of Pool Auditor and       of the auditor
                          are assigned or vested    business needs in         exercising the rights     appointed to carry out
                          in it pursuant to         connection with the       of Pool Auditor           the Scheduling and
                          Clause 17.2 of the        Electricity Pool of       pursuant to the terms     Despatch Review
                          Pooling and Settlement    England and Wales         of the Pooling and
                          Agreement and where the                             Settlement Agreement
                          Pool Consultant is an
                          Executive Committee
                          member for its own
                          business needs in
                          connection with that
                          function
------------------------------------------------------------------------------------------------------------------------------------
Termination               Confidentiality           Confidentiality           Confidentiality           Confidentiality
                          Agreement to terminate    Agreement to terminate    Agreement to terminate    Agreement to terminate
                          with immediate effect     with immediate effect     with immediate effect     with immediate effect
                          and without notice if     and without notice if     and without notice if     and without notice if
                          the Pool Consultant       the Settlement System     the Pool Auditor ceases   the Scheduling and
                          ceases to be appointed    Administrator ceases to   to be appointed as Pool   Despatch Auditor ceases
                          pursuant to Clause 17.2   be appointed as the       Auditor                   to be appointed to
                          of the Pooling and        Settlement System                                   carry out Scheduling
                          Settlement Agreement.     Administrator                                       and Despatch Review
                          The Pool Consultant is
                          to notify NGC if it has
                          ceased to be appointed
                          pursuant to Clause 17.2

------------------------------------------------------------------------------------------------------------------------------------
Disclosure to
Third Parties             No Change                 No Change                 Disclosure permitted to   Disclosure permitted to
                                                                              subsidiary companies      subsidiary companies
                                                                              and associated            and associated

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                                    Settlement System                                   Scheduling and
Principle                 Pool Consultant           Administrator             Pool Auditor              Despatch Auditor
------------------------------------------------------------------------------------------------------------------------------------

                                                                              partnerships for the      partnerships for the
                                                                              permitted purpose         permitted purpose
                                                                              subject to such persons   subject to such persons
                                                                              entering into             entering into
                                                                              confidentiality           confidentiality
                                                                              agreements in a form      agreements in a form
                                                                              reasonably required by    reasonably required by
                                                                              NGC.                      NGC
------------------------------------------------------------------------------------------------------------------------------------
Clause 1.2 of             No Change                 No Change                 Clause 1.2 of the Pool    Clause 1.2 of the Pool
Pool Member                                                                   Auditor Confidentiality   Auditor Confidentiality
Confidentiality                                                               Agreement to include      Agreement to include
Agreement                                                                     partners where            partners where
                                                                              structure of Pool         structure of Scheduling
                                                                              Auditor requires          and Despatch Auditor
                                                                                                        requires
------------------------------------------------------------------------------------------------------------------------------------
Access to Information     No Change                 No Change                 NGC to use reasonable     NGC to use reasonable
                                                                              endeavours to make        endeavours to make
                                                                              available to the Pool     available to the
                                                                              Auditor on not less       Scheduling and Despatch
                                                                              than 10 working days      Auditor on not less
                                                                              notice computer time      than 10 working days
                                                                              for tests to examine      notice computer time
                                                                              the Goal Source Code      for tests to examine
                                                                                                        the Goal Source Code

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                                    Settlement System                                   Scheduling and
Principle                 Pool Consultant           Administrator             Pool Auditor              Despatch Auditor
------------------------------------------------------------------------------------------------------------------------------------
Making of notes/removal   No Change                 No Change                 Pool Auditor to be        Scheduling and Despatch
of papers                                                                     entitled to make notes    Auditor to be entitled
                                                                              from the Confidential     to make notes from the
                                                                              Information and to        Confidential
                                                                              remove audit working      Information and to
                                                                              papers/notes from the     working papers/notes
                                                                              NGC site subject to       from the NGC remove
                                                                              retention in a secure     audit site subject to
                                                                              location.                 retention in a secure
                                                                              location.
------------------------------------------------------------------------------------------------------------------------------------